UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MetroPCS Communications, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.0001 per share

(2)	Aggregate number of securities to which transaction applies:

537,583,132 shares of MetroPCS Communications, Inc. common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was calculated based on the value of the transaction, which was computed by multiplying 537,583,132 shares of MetroPCS Communications, Inc. common stock by $10.08 per share, that being the average of the high and low prices reported on the New York Stock Exchange for such shares on November 12, 2012. In accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, the filing fee was determined at the rate of $136.40 per million.

(4)	Proposed maximum aggregate value of transaction:

$5,418,837,970.56

(5)	Total fee paid:

$739,130.00

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2012

MetroPCS Communications, Inc.

2250 Lakeside Blvd.

Richardson, TX 75082

Telephone No. (214) 570-5800

[—]

Dear Stockholder,

I am pleased to invite you to attend a special meeting of the stockholders, which we refer to as the special meeting, of MetroPCS Communications, Inc., a Delaware corporation, which we refer to as MetroPCS, on [—], at 10:00 a.m., local time, [in the Bank of America Theater at the Eisemann Center located at 2351 Performance Drive, Richardson, Texas 75082]. At the special meeting, our stockholders will vote on matters relating to the combination of MetroPCS with T-Mobile USA, Inc., which we refer to as T-Mobile. The combination of MetroPCS with T-Mobile will create a leading value wireless carrier in the United States, which will deliver an enhanced customer experience through a broader selection of affordable products and services, more network capacity and broader network coverage and a clear-cut technology path to one common long-term evolution network. We believe that the combined company will have the expanded scale, spectrum and financial resources to compete aggressively with the other larger U.S. wireless carriers.

The board of directors of MetroPCS, which we refer to as the MetroPCS board, has unanimously approved and declared advisable the combination of MetroPCS with T-Mobile pursuant to and subject to the conditions set forth in the Business Combination Agreement, dated October 3, 2012, which we refer to as the business combination agreement, by and among Deutsche Telekom AG, an Aktiengesellschaft organized in Germany, which we refer to as Deutsche Telekom, T-Mobile Global Zwischenholding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Deutsche Telekom, which we refer to as Global, T-Mobile Global Holding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Global, which we refer to as Holding, T-Mobile, a Delaware corporation and direct wholly-owned subsidiary of Holding, and MetroPCS.

Pursuant to the terms and subject to the conditions set forth in the business combination agreement, including receipt of the required MetroPCS stockholder approval of certain of the proposals described in this proxy statement, MetroPCS will:

(i)	effect a recapitalization that includes a reverse stock split, which we refer to as the reverse stock split, of the MetroPCS common stock, which has a par value of $0.0001 per share prior to completion of the transaction and will have a par value of $0.00001 per share following the completion of the transaction, which we refer to as MetroPCS common stock, pursuant to which each share of MetroPCS common stock outstanding as of the effective time of the reverse stock split, which we refer to as the effective time, will represent thereafter one-half of a share of MetroPCS common stock;

(ii)	as part of such recapitalization, make a payment in cash, which we refer to as the cash payment, in an amount equal to $1.5 billion (or approximately $4.08 per share pre-reverse stock split), without interest, in the aggregate to the record holders of MetroPCS common stock immediately following the effective time; and

(iii)

immediately following the cash payment, issue and deliver to Holding or its designee shares of MetroPCS common stock equal to 74% of the fully-diluted shares of MetroPCS common stock outstanding immediately following the cash payment (with the percentage ownership of MetroPCS common stock as of such time of Holding or its designee and the MetroPCS stockholders and optionholders being calculated pursuant to the business combination agreement (1) under the treasury method based on the average closing price of a share of MetroPCS common stock on the New York Stock Exchange for the five full trading days immediately preceding the date the transaction is completed after taking into account the reverse stock split and the cash payment but before taking into account the subsequent cash-out of stock options, if any, in connection with the transaction and (2) on a grossed-up basis to take into account the number of shares of MetroPCS common stock so issued to Holding or its designee), which we refer to as the MetroPCS stock issuance, and Holding will deliver to MetroPCS all of the shares of capital stock of T-Mobile.

In this proxy statement, we refer to the transactions contemplated by the business combination agreement, including the reverse stock split, the cash payment, and the MetroPCS stock issuance, collectively, as the transaction.

The purpose of the special meeting is to allow MetroPCS stockholders to consider and vote upon the following proposals relating to the transaction:

(i)	a proposal to approve the MetroPCS stock issuance, which we refer to as the stock issuance proposal;

(ii)	a proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS, which we refer to as the new certificate of incorporation, to, among other things, effect certain aspects of the recapitalization, including the reverse stock split, which we refer to as the new certificate of incorporation proposal;

(iii)	a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to MetroPCS’ named executive officers based on, or otherwise relating to, the transaction, which we refer to as the change in control payments proposal; and

(iv)	a proposal to approve the continuation, adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve both the stock issuance proposal and the new certificate of incorporation proposal, which we refer to as the adjournment proposal.

After careful consideration, the MetroPCS board, acting upon the recommendation of a special committee of the MetroPCS board established in connection with MetroPCS’ consideration of the transaction, which we refer to as the special committee, unanimously approved the business combination agreement and has determined that the transaction, including the MetroPCS stock issuance and the new certificate of incorporation, is appropriate, advisable and in the best interests of MetroPCS and its stockholders. The MetroPCS board, acting upon the recommendation of the special committee, unanimously recommends that you vote “FOR” the stock issuance proposal, “FOR” the new certificate of incorporation proposal, “FOR” the change in control payments proposal, and “FOR” the adjournment proposal.

Attached you will find a Notice of Special Meeting of Stockholders and proxy statement that contains further information about the special meeting, including the time, date and location of the special meeting, a description of the matters to be voted on at the special meeting, the different methods that you may use to vote, and how to obtain an admission card if you plan to attend the special meeting in person.

Your vote is very important. We cannot complete the transaction without the requisite MetroPCS stockholder approval of both the stock issuance proposal and the new certificate of incorporation proposal.

Whether or not you plan to attend the special meeting, please read the accompanying proxy statement and then cast your vote as instructed in your proxy card, as promptly as possible. Because the voting cut-off date varies by voting method, we encourage you to review your proxy card for when you must cast your vote in order for it to be counted at the special meeting and to cast your vote early. In any event, we encourage you to vote before the date of the special meeting or the voting cut-off date applicable to your chosen method of voting so that your shares will be represented and voted at the special meeting even if you cannot attend in person. We encourage you to cast your vote by using the telephone or Internet because it is easier and more efficient, will help us reduce our impact on the environment and will save MetroPCS printing and postage costs.

The accompanying proxy statement describes the transaction in greater detail. We urge you to carefully read this proxy statement in its entirety, including the annexes and information incorporated by reference and the matters discussed under the section entitled “Risk Factors” beginning on page 31. You may also find more information about MetroPCS in documents filed with the Securities and Exchange Commission as described in “Where You Can Find More Information” on page 202 of this proxy statement.

Thank you for your continued interest in and support of MetroPCS.

Sincerely yours,

Roger D. Linquist

Chairman of the Board of Directors and Chief Executive Officer

Neither the United States Securities and Exchange Commission nor any state securities regulator has approved or disapproved the proposed issuance of shares of MetroPCS common stock in connection with the transaction or determined whether the proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [—] and is first being mailed to MetroPCS common stockholders on or about [—].

Important Notice Regarding the Availability of Proxy Materials

For the Special Meeting of Stockholders to be Held on [—]

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING.

Your Participation and Vote are Important

Voting your shares is important to ensure that you have a say in the governance of MetroPCS. Your vote is important to us. Please review the proxy materials and follow the instructions detailed on the proxy card to vote your shares. We want you to, and hope that you will, exercise your rights and fully participate as a MetroPCS stockholder.

Whether or not you expect or plan to attend the special meeting in person, we encourage you to please promptly mark, date and return your proxy card, or vote by telephone or using the Internet as instructed on the proxy card so that a quorum at the special meeting may be reached, the business before the special meeting can be conducted, and your shares may be voted.

Available Information

We are providing you access to our proxy materials both by sending you this full set of proxy materials, including your proxy card, and by making this proxy statement available on the Internet at http://www.amstock.com/ ProxyServices/ViewMaterial.asp?CoNumber=15247. These documents are also posted on MetroPCS’ website at www.metropcs.com under the “About Us” tab, then selecting the “Investor Relations” tab and then selecting “SEC Filings and Reports.”

Broker Voting Information

Your bank, broker, custodian or other record holder is not permitted to vote on your behalf, unless you provide specific instructions by completing and returning the proxy card or following the voting instructions provided to you from your bank, broker, custodian or other record holder. For your vote to be counted, you will need to communicate your voting decisions to your bank, broker, custodian or other record holder before the voting cut-off date applicable to your chosen method of voting.

Attendance at Special Meeting

In accordance with our security procedures, all MetroPCS stockholders attending the special meeting will be required to show a valid, government-issued, picture identification that matches the name on the admission ticket or legal proxy or confirming documentation from your bank, broker, custodian or other record holder before being admitted to the special meeting.

MetroPCS Communications, Inc.

2250 Lakeside Blvd.

Richardson, TX 75082

Telephone No. (214) 570-5800

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [—]

To the Stockholders of MetroPCS Communications, Inc.:

We will hold a special meeting of the stockholders of MetroPCS Communications, Inc., which we refer to as MetroPCS, on [—], at 10:00 a.m., local time, [in the Bank of America Theater at the Eisemann Center located at 2351 Performance Drive, Richardson, Texas 75082], which we refer to as the special meeting. At the special meeting, our stockholders will vote on matters relating to the combination of MetroPCS with T-Mobile USA, Inc., which we refer to as T-Mobile. The combination of MetroPCS with T-Mobile will create a leading value wireless carrier in the United States, which will deliver an enhanced customer experience through a broader selection of affordable products and services, more network capacity and broader network coverage and a clear-cut technology path to one common long-term evolution network. We believe that the combined company will have the expanded scale, spectrum and financial resources to compete aggressively with the other larger U.S. wireless carriers. The board of directors of MetroPCS, which we refer to as the MetroPCS board, has unanimously approved and declared advisable the combination of MetroPCS with T-Mobile pursuant to and subject to the conditions set forth in the Business Combination Agreement, dated October 3, 2012, which we refer to as the business combination agreement, by and among Deutsche Telekom AG, an Aktiengesellschaft organized in Germany, which we refer to as Deutsche Telekom, T-Mobile Global Zwischenholding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Deutsche Telekom, which we refer to as Global, T-Mobile Global Holding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Global, which we refer to as Holding, T-Mobile, a Delaware corporation and direct wholly-owned subsidiary of Holding, and MetroPCS.

The purpose of the special meeting is to allow MetroPCS stockholders to consider and vote upon the following proposals relating to the transactions contemplated by the business combination agreement (which we refer to as the transaction), a copy of which is included as Annex A to the proxy statement attached to this notice:

(i)	a proposal to approve the issuance of MetroPCS common stock, which has a par value of $0.0001 per share prior to completion of the transaction and will have a par value of $0.00001 per share following the completion of the transaction, which we refer to as MetroPCS common stock, representing 74% of the fully-diluted shares of MetroPCS common stock outstanding immediately following the payment in cash, which we refer to as the cash payment, in an amount equal to $1.5 billion (or approximately $4.08 per share pre-reverse stock split (as defined below)), without interest, in the aggregate to the record holders of MetroPCS common stock immediately following the effective time of the reverse stock split (with the percentage ownership of fully-diluted shares of MetroPCS common stock as of such time of Holding or its designee and the MetroPCS stockholders and optionholders being calculated pursuant to the business combination agreement (1) under the treasury method based on the average closing price of a share of MetroPCS common stock on the New York Stock Exchange for the five full trading days immediately preceding the date the transaction is completed after taking into account the reverse stock split and the cash payment but before taking into account the subsequent cash-out of stock options, if any, in connection with the transaction and (2) on a grossed-up basis to take into account the number of shares of MetroPCS common stock so issued to Holding or its designee), to be made in connection with, and in order to give effect to, the transaction contemplated by the business combination agreement, which we refer to as the stock issuance proposal;

(ii)	a proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS pursuant to the business combination agreement to, among other things, effect certain aspects of a recapitalization that includes a reverse stock split of the MetroPCS common stock, which we refer to as the reverse stock split, pursuant to which each share of MetroPCS common stock outstanding as of the effective time of the reverse stock split will represent thereafter one-half of a share of MetroPCS common stock, which we refer to as the new certificate of incorporation proposal;

(iii)	a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to MetroPCS’ named executive officers based on, or otherwise relating to, the transaction, which we refer to as the change in control payments proposal; and

(iv)	a proposal to approve the continuation, adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve both the stock issuance proposal and the new certificate of incorporation proposal, which we refer to as the adjournment proposal.

IF THE METROPCS STOCKHOLDERS FAIL TO APPROVE BOTH THE STOCK ISSUANCE PROPOSAL AND THE NEW CERTIFICATE OF INCORPORATION PROPOSAL, THE TRANSACTION WILL NOT OCCUR.

The only MetroPCS stockholder approvals required by the business combination agreement are the stock issuance proposal and the new certificate of incorporation proposal. The change in control payments proposal is non-binding and advisory and the vote on such proposal will have no impact on whether the transaction is completed. In addition, even if the MetroPCS stockholders approve both the stock issuance proposal and the new certificate of incorporation proposal, the transaction may not be completed if the other conditions to closing the transaction are not satisfied or, if allowed by applicable law, waived. We can give no assurance that the conditions to closing the transaction will be satisfied or so waived. If MetroPCS and Deutsche Telekom do not complete the transaction, MetroPCS will neither issue the stock contemplated by the stock issuance proposal nor amend and restate its certificate of incorporation as contemplated by the new certificate of incorporation proposal, notwithstanding that MetroPCS’ stockholders may have previously approved either or both proposals. Please refer to the attached proxy statement for further information regarding the business to be transacted at the special meeting.

The board of directors of MetroPCS, which we refer to as the MetroPCS board, has established the close of business on [—] as the record date for the special meeting, which we refer to as the record date. Only record holders of shares of MetroPCS common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting and any continuations, adjournments or postponements of the special meeting. A list of these stockholders will be available for inspection by any MetroPCS stockholder, for any purpose germane to the special meeting, at the special meeting and for 10 days prior to the special meeting between the hours of 9:00 a.m. and 4:30 p.m., local time, at our principal executive offices at 2250 Lakeside Boulevard, Richardson, Texas 75082.

Your vote is very important to us. You may vote on the items to be considered at the special meeting in person, by mailing your proxy card, by voting over the Internet or by telephone as described on your proxy card, or by returning the voter information form provided by your bank, broker, custodian or other record holder. Please carefully review the instructions for the various voting options available to you detailed on your proxy card. If you have questions, please review our questions and answers about the special meeting and the voting options for additional information, including when you must vote, how to vote by proxy, how to revoke your proxy and how to vote your shares in person.

You also are cordially invited to attend the special meeting in person. Only stockholders with an admission ticket will be admitted to the special meeting. If you are a record holder of MetroPCS common stock, an admission ticket is attached to your proxy card. However, if you hold your shares of MetroPCS common stock through a bank, broker, custodian or other record holder, you should ask the bank, broker, custodian or other record holder that holds your shares to provide you with a legal proxy, a copy of your account statement, or a letter from the record holder confirming that you beneficially own or hold MetroPCS common stock as of the close of business on the record date. You also can obtain an admission ticket to the special meeting by presenting this legal proxy, or confirming documentation of your account from your bank, broker, custodian or other record holder, at the special meeting. All stockholders will be required to show a valid, government-issued, picture identification that matches the name on the admission ticket or legal proxy or confirming documentation from your bank, broker, custodian or other record holder before being admitted to the special meeting.

Your vote matters and you are encouraged to vote. Whether or not you attend the special meeting in person, you are urged to mark, date and sign the enclosed proxy card and return it to MetroPCS or use an alternate voting option described on your proxy card before the special meeting to ensure your shares are voted. We encourage you to vote electronically by using the Internet or to vote by telephone because it is easy and efficient and will help us reduce our impact on the environment and reduce the costs associated with the postage and distribution of these materials.

After careful consideration, the MetroPCS board, acting upon the recommendation of the special committee of the MetroPCS board, which was established in connection with MetroPCS’ consideration of the transaction, unanimously recommends that you vote “FOR” the stock issuance proposal, “FOR” the new certificate of incorporation proposal, “FOR” the change in control payments proposal, and “FOR” the adjournment proposal.

If you have any questions concerning the transaction or this proxy statement or would like additional copies, please contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Call Collect: (212) 929-5500

Toll Free: (800) 322-2885

email: proxy@mackenziepartners.com

By Order of the Board of Directors:

Roger D. Linquist
Chairman of the Board and Chief Executive Officer

Richardson, Texas

[—]

Notice to Stockholders Sharing the Same Address

MetroPCS is required to provide a proxy statement to all record holders on the record date. If you have more than one account in your name or another person at the same address has an account, MetroPCS or your bank, broker, custodian or other record holder may deliver only one copy of this proxy statement, unless you notify MetroPCS of your desire to receive multiple copies. MetroPCS will promptly deliver, upon oral or written request, at no charge, additional copies of the proxy statement to any stockholder residing at the same address to which only one copy was mailed. Requests for additional copies should be directed to the Investor Relations department at MetroPCS Communications, Inc., 2250 Lakeside Boulevard, Richardson, Texas 75082, or by calling the Investor Relations department at 214-570-4641. Record holders residing at the same address and currently receiving multiple copies of the proxy statement may contact our Investor Relations department at the address and telephone number above or our transfer agent, American Stock Transfer & Trust Company, which we refer to as AST, to request that only a single copy of the proxy statement be mailed in the future. You may contact AST at 800-937-5449 or by mail at American Stock Transfer & Trust Co., 59 Maiden Lane, New York, New York 10038.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND VOTE AS SOON AS POSSIBLE BY MAIL OR TELEPHONE OR THROUGH THE INTERNET WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON. INSTRUCTIONS ON THE DIFFERENT WAYS TO VOTE YOUR PROXY ARE FOUND ON THE ENCLOSED PROXY FORM. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

PROXY STATEMENT

We are furnishing proxy materials to all holders of MetroPCS common stock, which we refer to as the MetroPCS stockholders, by mailing paper copies of the materials to each MetroPCS stockholder at the address we or your bank, broker, custodian or other record holder holding your shares, may have.

At the special meeting, our stockholders will vote on matters relating to the combination of MetroPCS with T-Mobile USA, Inc., which we refer to as T-Mobile. The combination of MetroPCS with T-Mobile will create a leading value wireless carrier in the United States, which will deliver an enhanced customer experience through a broader selection of affordable products and services, more network capacity and broader network coverage and a clear-cut technology path to one common long-term evolution network. We believe that the combined company will have the expanded scale, spectrum and financial resources to compete aggressively with the other larger U.S. wireless carriers.

The board of directors of MetroPCS, which we refer to as the MetroPCS board, has unanimously approved and declared advisable the combination of MetroPCS with T-Mobile pursuant to and subject to the conditions set forth in the Business Combination Agreement, dated October 3, 2012, which we refer to as the business combination agreement, by and among Deutsche Telekom AG, an Aktiengesellschaft organized in Germany, which we refer to as Deutsche Telekom, T-Mobile Global Zwischenholding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Deutsche Telekom, which we refer to as Global, T-Mobile Global Holding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Global, which we refer to as Holding, T-Mobile, a Delaware corporation and direct wholly-owned subsidiary of Holding, and MetroPCS.

The MetroPCS board expects to begin mailing the proxy statement and the proxy card of MetroPCS, via the United Stated Postal Service, on or about [—] to each holder of MetroPCS common stock, which has a par value of $0.0001 per share prior to completion of the transaction and will have a par value of $0.00001 per share following the completion of the transaction, which we refer to as MetroPCS common stock, as of the close of business on [—], which we refer to as the record date, to solicit proxies in connection with the proposals described in this proxy statement. The special meeting of the MetroPCS stockholders, which we refer to as the special meeting, will be held on [—], at 10:00 a.m., local time, [in the Bank of America Theater at the Eisemann Center located at 2351 Performance Drive, Richardson, Texas 75082]. Unless otherwise stated, as used in this proxy statement, the terms “we,” “our,” “ours,” “us” and “MetroPCS” refer to MetroPCS Communications, Inc., a Delaware corporation, and its subsidiaries, and the term “combined company” refers to MetroPCS after the completion of the transaction (as defined in this proxy statement).

Each record holder of MetroPCS common stock at the close of business on the record date is entitled to notice of, to attend, and to vote at the special meeting, or at any continuation, adjournment or postponement of the special meeting. Each record holder on the record date is entitled to one vote for each share of MetroPCS common stock held by such holder. At the close of business on the record date, MetroPCS had outstanding and entitled to vote [—] shares of MetroPCS common stock. In order to conduct business at the special meeting, holders of a majority of the outstanding shares of MetroPCS common stock entitled to vote on the record date must be present in person or represented by proxy at the special meeting for there to be a quorum. In addition, certain unvested shares of restricted MetroPCS common stock issued pursuant to the MetroPCS equity incentive compensation plans will count towards a quorum because such shares will be voted by MetroPCS on the proposals to be considered at the special meeting in the same proportion as the rest of the shares of MetroPCS common stock that are voted.

The MetroPCS board encourages you to read this proxy statement and to vote on the proposals to be considered at the special meeting. This proxy statement is also available, without charge, on MetroPCS’ website at www.metropcs.com under the “About Us” tab, then selecting the “Investor Relations” tab and then selecting “SEC Filings and Reports.”

MetroPCS and Deutsche Telekom have both contributed information describing or relating to the transaction contained in this proxy statement. MetroPCS has supplied all information contained in or incorporated by reference into this proxy statement relating to MetroPCS and its subsidiaries. Deutsche Telekom has supplied all information contained in or incorporated by reference into this proxy statement relating to Deutsche Telekom and its subsidiaries, including T-Mobile.

You may and should rely only on the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this proxy statement. This proxy statement is dated [—], and is based on information as of [—] or such other date as may be noted. You should not assume that the information contained in this proxy statement is accurate as of any other date. You should not assume that the information contained in any document incorporated or deemed to be incorporated by reference herein is accurate as of any date other than the date of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superseded to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this proxy statement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. Neither the mailing of this proxy statement to the MetroPCS stockholders nor the taking of any actions contemplated hereby by MetroPCS and/or Deutsche Telekom or any of their officers, directors, agents or subsidiaries at any time will create any implication to the contrary.

Market data and other statistical information used throughout this proxy statement or incorporated by reference into this proxy statement is based on independent industry publications, government publications, reports by market research firms and other published independent sources. Some data also is based on our good faith estimates, which we derive from our review of internal surveys and independent sources, including information provided to us by the U.S. Census Bureau. Although we believe these sources are reliable, we have not independently verified the information. We neither guarantee its accuracy nor undertake a duty to provide such data in the future or to update such data if and when such data is updated.

This proxy statement may contain trademarks, service marks and trade names of companies and organizations other than us. MetroPCS related brands, product names, company names, trademarks, service marks, images, symbols, copyrighted material, and other intellectual property are the exclusive property of MetroPCS Wireless, Inc. and its subsidiaries, parent companies, and affiliates. Copyright ©2010 MetroPCS Wireless, Inc. All rights reserved.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

(Continued)

Page
Solicitation of Proxies; Payment of Solicitation Expenses	54
Questions and Additional Information	54
Assistance	54
Stockholder List	54
PROPOSALS SUBMITTED TO STOCKHOLDERS	55
The Stock Issuance Proposal	55
The New Certificate of Incorporation Proposal	55
The Change in Control Payments Proposal	60
The Adjournment Proposal	61
THE TRANSACTION	62
Background of the Transaction	62
Reasons for the Transaction; Recommendation of the MetroPCS Board and the Special Committee	84
Opinion of the Financial Advisor to the MetroPCS Special Committee	89
Certain Unaudited MetroPCS Forecasts	101
Certain Unaudited T-Mobile Forecasts	104
Listing of MetroPCS Common Stock Issued in the Transaction	105
Regulatory Approvals	105
Litigation Relating to the Transaction	106
SUMMARY OF THE FINANCING	108
$15.0 Billion Notes to Refinance T-Mobile-Deutsche Telekom Intercompany Indebtedness; up to $3.5 Billion Notes as Backstop for $2.5 Billion Wireless Credit Agreement Refinancing, $1.0 Billion Wireless New Notes; and up to $2.0 Billion Notes to Satisfy Put Obligations in Respect of Wireless Existing Notes	109
$2.5 Billion to Refinance Wireless Credit Agreement	111
$1.0 Billion Wireless New Notes	112
$2.0 Billion Wireless Existing Notes Refinance	112
$500 Million Working Capital Revolving Credit Facility	113
INTERESTS OF METROPCS DIRECTORS AND OFFICERS IN THE TRANSACTION	114
Certain Director Relationships	114
Positions after Completion of the Transaction	114
Severance Pay Plan	114
Change in Control Agreements	116
Retention Agreements	117
Equity Incentive Compensation Plans	118
Director and Officer Indemnification and Insurance	118
Quantification of Change in Control and Termination Payments and Benefits to the MetroPCS Named Executive Officers	119
CHANGE IN CONTROL AND TERMINATION COMPENSATION	120
BOARD OF DIRECTORS AND MANAGEMENT AFTER THE TRANSACTION	122
ACCOUNTING TREATMENT	125
NO APPRAISAL RIGHTS	125
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	126
The Reverse Stock Split and Cash Payment	127
SUMMARY OF THE BUSINESS COMBINATION AGREEMENT	130
Structure of the Transaction	130
Effective Time; Closing	130
Adjustment to the Consideration for the Transaction	131
Cash Payment	131
Exchange of MetroPCS Common Stock	131

(Continued)

ADDITIONAL INFORMATION

This proxy statement incorporates by reference important business and financial information about MetroPCS from documents that are not included in or delivered with this proxy statement. You may obtain additional copies of this proxy statement and documents that are incorporated by reference in this proxy statement, without charge, on MetroPCS’ website at www.metropcs.com under the “About Us” tab, then selecting the “Investor Relations” tab and then selecting “SEC Filings and Reports,” or by requesting them in writing or by telephone from MetroPCS at the following address and telephone number:

Investor Relations

MetroPCS Communications, Inc.

2250 Lakeside Boulevard

Richardson, Texas 75082

Telephone No. (214) 570-4641

or

Email: investor_relations@metropcs.com

You may also request additional copies from our proxy solicitor, MacKenzie Partners, Inc., using the following contact information:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Call Collect (212) 929-5500

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

In order to receive timely delivery of requested documents in advance of the special meeting, you should make any written or telephonic requests by no later than [—]. A copy of all such requested documents will be mailed by first class mail, without charge, upon written or oral request, on or before the business day following our receipt of such request.

Please note that copies of the documents provided to you will not include exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents or this proxy statement.

You can find additional business and financial information about MetroPCS in reports and documents previously filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC. This information is available to you without charge at the SEC’s website at http://www.sec.gov. In addition, you may also obtain these reports and documents, without charge, on MetroPCS’ website at www.metropcs.com under the “About Us” tab, then selecting the “Investor Relations” tab and then selecting “SEC Filings and Reports.” Our website address is provided as an inactive textual reference only. Neither the information provided on our website nor the information provided on the SEC’s website is part of this proxy statement, and no such information is incorporated herein by reference unless specifically stated herein.

See the section entitled “Where You Can Find More Information” beginning on page 202 for more information about the reports and documents previously filed by MetroPCS with the SEC and incorporated herein by reference.

VOTING BY INTERNET, TELEPHONE OR MAIL

Internet. You can vote over the Internet by accessing the website shown on your proxy card and following the instructions on the website. Internet voting is available 24 hours a day. This method of voting will be available until 11:59 p.m. Eastern Daylight Time, which we refer to as EDT, on [—], or, if the special meeting is continued, adjourned or postponed, until 11:59 p.m. EDT on the day immediately before such continued, adjourned or postponed meeting.

Telephone. You can vote by telephone by calling the toll-free number shown on your proxy card. Telephone voting is available 24 hours a day. Telephone voting will be considered at the special meeting if completed prior to 11:59 p.m. EDT on [—] or, if the special meeting is continued, adjourned or postponed, until 11:59 p.m. EDT on the day immediately before such continued, adjourned or postponed special meeting.

Mail. You can vote by mail by completing, signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this document. Proxy cards received by MetroPCS after [—] at 10:00 a.m. local time may not be considered unless the special meeting is continued, adjourned or postponed, and then only if received before the date and time the continued, adjourned or postponed special meeting is held.

If you are not the record holder

If you hold your shares through a bank, broker, custodian or other record holder, please refer to your proxy card or voting instruction form or the information forwarded by your bank, broker, custodian or other record holder to see which options are available to you. Unless you direct your bank, broker, custodian or other record holder on how to vote, they will be unable to vote your shares of MetroPCS common stock. We encourage you to make sure you direct your bank, broker, custodian or other record holder on how to vote to ensure that your vote will be counted. If we do not have a majority of shares of MetroPCS common stock present in person or by proxy at the special meeting we will not have a quorum, which is required to conduct business at the special meeting, except with respect to the proposal to continue, adjourn or postpone the special meeting.

v

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, THE TRANSACTION AND THE BUSINESS COMBINATION AGREEMENT

The following questions and answers are intended to address briefly some commonly asked questions regarding the transaction, the business combination agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a MetroPCS stockholder. Please refer to the section entitled “Summary” beginning on page 1, the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 202. Unless otherwise stated, as used in this proxy statement, the terms “we,” “our,” “ours,” “us” and “MetroPCS” refer to MetroPCS Communications, Inc., a Delaware corporation, and its subsidiaries, and the term “combined company” refers to MetroPCS after the completion of the transaction (as defined below).

Q.	Why am I receiving this proxy statement?

A.    You are receiving this proxy statement and the accompanying proxy card because you own shares of MetroPCS common stock, which has a par value of $0.0001 per share prior to completion of the transaction and will have a par value of $0.00001 per share following the completion of the transaction, which we refer to as MetroPCS common stock. This proxy statement contains information related to the solicitation of proxies for use at the special meeting to be held at 10:00 a.m., local time, on [—], and any continuations, adjournments or postponements thereof for the purposes stated in the accompanying Notice of Special Meeting of Stockholders, which we refer to in this proxy statement as the special meeting. The special meeting will be held [in the Bank of America Theater at the Eisemann Center located at 2351 Performance Drive, Richardson, Texas 75082]. This solicitation is made by MetroPCS on behalf of our Board of Directors, which we refer to as the MetroPCS board. The proxy statement is dated [—]. This proxy statement, the Notice of Special Meeting of Stockholders and the enclosed proxy card are first being mailed to stockholders beginning on or about [—].

Q.	What is the transaction and what effect will it have on MetroPCS?

A.    MetroPCS has agreed to combine with T-Mobile USA, Inc.. The combination of MetroPCS with T-Mobile will create a leading value wireless carrier in the United States, which will deliver an enhanced customer experience through a broader selection of affordable products and services, more network capacity and broader network coverage and a clear-cut technology path to one common long-term evolution network, which we refer to as an LTE network. We believe that the combined company will have the expanded scale, spectrum and financial resources to compete aggressively with the other larger U.S. wireless carriers.

On October 3, 2012, MetroPCS entered into the Business Combination Agreement, which we refer to as the business combination agreement, by and among Deutsche Telekom AG, an Aktiengesellschaft organized in Germany, which we refer to as Deutsche Telekom, T-Mobile Global Zwischenholding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Deutsche Telekom, which we refer to as Global, T-Mobile Global Holding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Global, which we refer to as Holding, and T-Mobile, a Delaware corporation and direct wholly-owned subsidiary of Holding, which we refer to as T-Mobile, and MetroPCS.

Pursuant to the terms and subject to the conditions set forth in the business combination agreement, including receipt of the required MetroPCS stockholder approval of certain of the proposals described in this proxy statement, MetroPCS will:

(i)	effect a recapitalization that includes a reverse stock split, which we refer to as the reverse stock split, of the MetroPCS common stock, pursuant to which each share of MetroPCS common stock outstanding as of the effective time of the reverse stock split, which we refer to as the effective time, will represent thereafter one-half of a share of MetroPCS common stock;

(ii)	as part of the recapitalization, make a payment in cash, which we refer to as the cash payment, in an amount equal to $1.5 billion (or approximately $4.08 per share pre-reverse stock split), without interest, in the aggregate to the record holders of MetroPCS common stock immediately following the effective time; and

(iii)	immediately following the cash payment, issue and deliver to Holding or its designee shares of MetroPCS common stock equal to 74% of the fully-diluted shares of MetroPCS common stock outstanding immediately following the cash payment (with the percentage ownership of fully-diluted shares of MetroPCS common stock as of such time of Holding or its designee and the MetroPCS stockholders and optionholders being calculated for all purposes in the proxy statement pursuant to the business combination agreement (1) under the treasury method based on the average closing price of a share of MetroPCS common stock on the New York Stock Exchange for the five full trading days immediately preceding the date the transaction is completed after taking into account the reverse stock split and the cash payment but before taking into account the subsequent cash-out of stock options, if any, in connection with the transaction and (2) on a grossed-up basis to take into account the number of shares of MetroPCS common stock so issued to Holding or its designee), which we refer to as the MetroPCS stock issuance, and Holding will deliver to MetroPCS all of the shares of capital stock of T-Mobile, which we refer to as the T-Mobile shares.

In addition, unless otherwise agreed to by the parties, on the business day immediately following the closing of the transaction, MetroPCS, Inc., a direct wholly-owned subsidiary of MetroPCS, will merge with and into its direct wholly-owned subsidiary MetroPCS Wireless, Inc., which we refer to as Wireless, with Wireless continuing as the surviving entity and, immediately thereafter, Wireless will merge with and into T-Mobile, with T-Mobile continuing as the surviving entity, which we refer to as the mergers. In this proxy statement, we refer to the reverse stock split, the cash payment, the MetroPCS stock issuance, the mergers and the other transactions contemplated by the business combination agreement, collectively, as the transaction.

MetroPCS also will change its name to “T-Mobile US, Inc.” or another name selected by Deutsche Telekom prior to the closing and will continue to be listed on the New York Stock Exchange, which refer to as the NYSE, under the symbol “[—].”

Q.	What will I receive if the transaction is completed?

A.    Pursuant to the business combination agreement, the record holders of MetroPCS common stock immediately following the effective time will receive a one-time aggregate cash payment of $1.5 billion, or approximately $4.08 per share pre-reverse stock split, in connection with the recapitalization. Also, upon completion of the transaction, MetroPCS stockholders and optionholders immediately prior to the completion of the transaction, which we refer to collectively as the MetroPCS equityholders, will own 26% of the combined company on a fully-diluted basis.

Q.	When do you expect the transaction to be completed?

A.    We expect that the conditions to the transaction will be satisfied or, if allowed by applicable law, waived, and the transaction will be completed, in the first half of 2013. However, we cannot be certain when, or if, the conditions to the transaction will be satisfied or so waived, or that the transaction will be completed.

Q.	What is the purpose of the special meeting?

A.    The purpose of the special meeting is to vote upon the following proposals:

The stock issuance proposal: A proposal to approve the MetroPCS stock issuance to be made in connection with, and in order to give effect to, the transaction.

The new certificate of incorporation proposal: A proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS, which we refer to as the new certificate of incorporation, pursuant to the business combination agreement to, among other things, effect certain aspects of the recapitalization, including the reverse stock split.

The change in control payments proposal: A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to MetroPCS’ named executive officers based on or otherwise relating to the transaction, which we refer to as the change in control payments.

The adjournment proposal: A proposal to approve the continuation, adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve both the stock issuance proposal and the new certificate of incorporation proposal.

IF THE METROPCS STOCKHOLDERS FAIL TO APPROVE BOTH THE STOCK ISSUANCE PROPOSAL AND THE NEW CERTIFICATE OF INCORPORATION PROPOSAL, THE TRANSACTION WILL NOT OCCUR.

The only MetroPCS stockholder approvals required by the business combination agreement are the stock issuance proposal and the new certificate of incorporation proposal. The change in control payments proposal is non-binding and advisory and the vote on such proposal will have no impact on whether the transaction is completed. In addition, even if the MetroPCS stockholders approve both the stock issuance proposal and the new certificate of incorporation proposal, the transaction may not be completed if the other conditions to closing the transaction are not satisfied or, if allowed by applicable law, waived. We can give no assurance that the conditions to closing the transaction will be satisfied or so waived.

Q.	How does the MetroPCS board recommend that I vote?

A.    After careful consideration, the MetroPCS board, acting upon the recommendation of a special committee of the MetroPCS board established in connection with MetroPCS’ consideration of the transaction, which we refer to as the special committee, recommends that you vote as follows:

Proposal	Recommended Vote

Stock Issuance Proposal (Item 1)	“FOR” the stock issuance to be made in connection with, and in order to give effect to, the transaction

New Certificate of Incorporation Proposal (Item 2)	“FOR” the new certificate of incorporation pursuant to the business combination agreement to, among other things, effect certain aspects of the recapitalization, including the reverse stock split

Change in Control Payments Proposal (Item 3)	“FOR” the approval, on a non-binding, advisory basis, of the compensation that may be paid or may become payable to MetroPCS’ named executive officers based on or otherwise relating to the transaction

Adjournment Proposal (Item 4)

“FOR”

the continuation, adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve both the stock issuance proposal and the new certificate of incorporation proposal

Q.	Why should I vote “FOR” each of the proposals and what are MetroPCS’ reasons for the transaction?

A.    If it is completed, the transaction will create a leading value wireless carrier in the United States, which will deliver an enhanced customer experience through a broader selection of affordable products and services, more network capacity and broader network coverage and a clear-cut technology path to one common long-term evolution network, which we refer to as an LTE network. We believe that the combined company will have the expanded scale, spectrum and financial resources to compete aggressively with the other larger U.S. wireless carriers. The MetroPCS board analyzed the opportunities and risks for MetroPCS of remaining a stand-alone company and explored various other strategic alternatives available to MetroPCS before determining to proceed with the transaction. The MetroPCS board recommends that you vote for the proposals. In evaluating whether to recommend that you vote “for” the proposals and whether MetroPCS should enter into the business combination agreement and the transaction, the MetroPCS board and special committee considered numerous factors, including their belief that the implied value of the consideration to be received by the MetroPCS stockholders in the transaction represents a compelling valuation for MetroPCS and its stockholders and that the MetroPCS equityholders immediately prior to the completion of the transaction will continue to own 26% of the fully-diluted MetroPCS common stock immediately upon completion of the transaction, allowing the MetroPCS stockholders to participate in any future earnings or growth of the combined company and future appreciation in the value of the combined company’s common stock. In addition, if the transaction is completed, MetroPCS stockholders will receive a one-time aggregate cash payment of $1.5 billion (or approximately $4.08 per share calculated on a pre-reverse stock split basis), delivering certain value to MetroPCS stockholders. For additional reasons in favor of the transaction, see the section entitled “The Transaction—Reasons for the Transaction; Recommendation of the MetroPCS Board and the Special Committee” beginning on page 84.

Q.	What approvals, other than the requisite MetroPCS stockholder approvals, are required to complete the transaction?

A.    In addition to stockholder approval of the stock issuance proposal and the new certificate of incorporation proposal, the transaction must be reviewed by several governmental entities, including (i) the Federal Communications Commission, which we refer to as the FCC, (ii) the Antitrust Division of the Department of Justice, which we refer to as the Antitrust Division, and (iii) the Committee on Foreign Investment in the United States, which we refer to as the CFIUS. MetroPCS and T-Mobile may also make filings with state public utility commissions or equivalent domestic regulatory authorities and, if required, foreign authorities, in order to complete the transaction. See the section entitled “The Transaction—Regulatory Approvals” beginning on page 105.

Q.	What will happen if the transaction is not completed or the MetroPCS stockholders fail to approve both the stock issuance proposal and the new certificate of incorporation proposal?

A.    If the MetroPCS stockholders fail to approve both the stock issuance proposal and the new certificate of incorporation proposal or if the transaction is not completed for any other reason, the MetroPCS stockholders will not receive the cash payment and the combination of MetroPCS with T-Mobile will not occur. Instead, MetroPCS will remain a stand-alone public company and shares of MetroPCS common stock will continue to be listed and traded on the NYSE. Under certain circumstances, we may be required to pay to Deutsche Telekom, or may be entitled to receive from Deutsche Telekom, a termination fee with respect to the termination of the business combination agreement. See “Summary of the Business Combination Agreement—Termination” and “—Effect of Termination” beginning on pages 147 and 148, respectively.

Q.	Why am I being asked to consider and cast a non-binding, advisory vote on the compensation that may be paid or become payable to MetroPCS’ named executive officers based on or otherwise relating to the transaction?

A.    In July 2010, the Securities and Exchange Commission, which we refer to as the SEC, adopted new rules that require publicly-traded companies to seek a non-binding, advisory vote with respect to certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to business combination transactions that result in a change in control. See the section entitled “Proposals Submitted to Stockholders—The Change in Control Payments Proposal” beginning on page 60.

Q.	What will happen if MetroPCS stockholders do not approve, on a non-binding, advisory basis, the change in control payments?

A.    Approval of the change in control payments on a non-binding, advisory basis is not a condition to the completion of the transaction, and it is non-binding and advisory in nature only, meaning it will not be binding on MetroPCS. While the MetroPCS board intends to consider the vote resulting from the change in control payments proposal, the vote is advisory and therefore not binding on MetroPCS, the MetroPCS board or the compensation committee of the MetroPCS board. Accordingly, because MetroPCS is contractually obligated to pay the compensation, if the transaction is completed, the compensation will be payable, subject only to the conditions applicable to such compensation payments, regardless of the outcome of the non-binding, advisory vote.

Q.	Am I entitled to dissenter’s rights or appraisal rights in connection with the transaction?

A.    No. MetroPCS stockholders do not have appraisal rights or similar rights of dissenters with respect to the transaction.

Q.	Are there risks associated with these matters of which I should be aware?

A.    Yes. There are a number of risks associated with the transaction, an investment in MetroPCS and an investment in the combined company. These risks are discussed in more detail in the section entitled “Risk Factors” beginning on page 31. You are encouraged to read this entire section carefully and to refer to the reports and documents filed by MetroPCS with the SEC that are incorporated by reference into this document. See the section entitled “Where You Can Find More Information” beginning on page 202.

Q.	What is required for a quorum at the special meeting?

A.    In order to conduct business at the special meeting, holders of a majority of the outstanding shares of MetroPCS common stock entitled to vote on the record date must be present in person or represented by proxy at the special meeting for there to be a quorum. In addition, certain unvested shares of restricted MetroPCS common stock, which we refer to as restricted stock, issued pursuant to the MetroPCS equity incentive compensation plans will count towards a quorum because such shares will be voted by MetroPCS on the proposals to be considered at the special meeting in the same proportion as the rest of the shares of MetroPCS common stock that are voted. It is important that you provide us with your proxy or attend the special meeting in person so that your shares are counted toward the quorum. If you hold your shares through a bank, broker, custodian or other record holder, please refer to your proxy card, voting instruction form, or the information forwarded by your bank, broker, custodian or other record holder to determine how and when to vote your shares. Unless you direct your bank, broker, custodian or other record holder on how to vote by the time and date specified by them, they will be unable to vote your shares. We encourage you to provide us with your proxy card even if you plan on attending the special meeting in person to ensure that your vote will be counted.

All shares of MetroPCS common stock represented at the special meeting, including abstentions, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Q.	What is a broker non-vote, and how will broker non-votes affect voting on the proposals to be considered at the special meeting?

A.    Generally, a broker non-vote occurs when a bank, broker, custodian or other record holder that holds shares in “street name” is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the bank, broker, custodian or other record holder how to vote, and (2) the bank, broker,

x

custodian, or other record holder lacks discretionary voting power to vote such shares. A bank, broker, custodian or other record holder does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares. Because all of the proposals described in this proxy statement are considered non-routine matters, we do not expect to receive any broker non-votes with respect to any of the proposals to be considered at the special meeting.

Q.	How many votes are required to approve each proposal?

A.    The required vote to approve each proposal generally is as set forth in the table below. Please see the description immediately following the table for more details on the required vote to approve each proposal.

Proposal	Vote Required

Stock Issuance Proposal (Item 1)	Affirmative vote of the majority of the votes cast, provided that the holders of a majority of the MetroPCS common stock outstanding on the record date vote on this proposal

New Certificate of Incorporation Proposal (Item 2)	Affirmative vote of the majority of the MetroPCS common stock outstanding on the record date

Change in Control Payments Proposal (Item 3)	Affirmative vote of the majority of the votes cast

Adjournment Proposal (Item 4)	If a quorum is not present, the affirmative vote of the majority of the shares of MetroPCS common stock present (in person or by proxy) at the special meeting and entitled to vote; if a quorum is present, the affirmative vote of the majority of the votes cast

The stock issuance proposal: Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast (in person or by proxy) by holders of MetroPCS common stock at the special meeting is required to approve the stock issuance proposal, provided that the holders of a majority of the MetroPCS common stock outstanding on the record date vote on the stock issuance proposal. If you vote to abstain, it will have the same effect as voting against this proposal. If you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal, but it will make it more difficult to have a quorum or meet the requirement that the holders of a majority of the MetroPCS common stock outstanding on the record date vote on this proposal. Accordingly, it is important that you provide us with your proxy or attend the special meeting in person so that your shares are counted toward the quorum and this requirement.

The new certificate of incorporation proposal: Assuming the presence of a quorum, the affirmative vote of a majority of the MetroPCS common stock outstanding on the record date is required to approve the new certificate of incorporation proposal. If you vote to abstain, or if you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have the same effect as voting against this proposal.

The change in control payments proposal: Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast (in person or by proxy) by holders of MetroPCS common stock at the special meeting is required to approve, on a non-binding, advisory basis, the change in control payments proposal. While the MetroPCS board intends to consider the vote resulting from the change in control payments proposal, the vote is advisory and therefore not binding on MetroPCS, the MetroPCS board or the compensation committee of the MetroPCS board. Accordingly, because MetroPCS is contractually obligated to pay the change in control payments, if the transaction is completed, the change in control payments will be payable, subject only to the conditions applicable to such payments, regardless of the outcome of the advisory, non-binding vote. If you vote to abstain, or if you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

The adjournment proposal:

•	If a quorum is not present at the special meeting:

•

The affirmative vote of a majority of the shares of MetroPCS common stock present at the special meeting (in person or by proxy) and entitled to vote on this proposal is required to approve this proposal.

•	If you vote to abstain, it will have the same effect as voting against this proposal.

•	If you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

•	If a quorum is present at the special meeting:

•	The affirmative vote of a majority of the votes cast (in person or by proxy) by holders of MetroPCS common stock at the special meeting is required to approve this proposal.

•	If you vote to abstain, it will have no effect on the voting outcome of this proposal.

•	If you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

Q.	Why is MetroPCS seeking stockholder approval for the stock issuance proposal and the new certificate of incorporation proposal?

A.    Because the MetroPCS common stock is listed on the NYSE, MetroPCS is subject to the NYSE’s rules and regulations. These rules require stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of transactions where, in general, the issuance involves more than 20% of the outstanding common stock or voting rights of a listed company. As part of the transaction, we will issue a number of shares equal to 74% of the fully-diluted shares of MetroPCS common stock outstanding immediately following the cash payment.

Because MetroPCS is a Delaware corporation, it is subject to the General Corporation Law of the State of Delaware, which we refer to as the DGCL. In order to amend a corporation’s certificate of incorporation, the DGCL requires that such amendment be approved by stockholders representing a majority of the outstanding shares of the corporation. In connection with the business combination agreement, MetroPCS is seeking to amend and restate its certificate of incorporation to, among other things, effect certain aspects of the recapitalization, including the reverse stock split.

Q.	What is the reverse stock split?

A.    Pursuant to the recapitalization, MetroPCS will undertake a reverse stock split of the MetroPCS common stock, which will result in each share of MetroPCS common stock outstanding as of the effective time representing thereafter one-half of a share of MetroPCS common stock. If the MetroPCS stockholders approve the new certificate of incorporation proposal and the stock issuance proposal, and the reverse stock split is effected, then each share of MetroPCS common stock outstanding as of the effective time of the reverse stock split will represent thereafter one-half of a share of MetroPCS common stock. The reverse stock split will happen at the same time for every MetroPCS stockholder, will affect every MetroPCS stockholder uniformly and will not in itself change any MetroPCS stockholder’s percentage ownership interest or relative voting rights in MetroPCS (other than to the extent that the reverse stock split would result in any MetroPCS stockholder owning a fractional share, because cash will be paid in lieu of fractional shares). The reverse stock split will not change the number of authorized shares of MetroPCS common stock. While there can be no assurance as to MetroPCS’ future valuation or stock price, the reverse stock split should not in itself change the overall valuation of MetroPCS or the value of a MetroPCS stockholder’s investment. See “Proposals Submitted to Stockholders—The New Certificate of Incorporation Proposal” beginning on page 55.

Q.	Why is MetroPCS doing a reverse stock split?

A.    The reverse stock split is part of the recapitalization of MetroPCS that will take place as of the effective time. MetroPCS believes that the reverse stock split will increase the stock price of shares of MetroPCS common stock.

Q.	Do any of MetroPCS’ directors or officers have interests in the transaction that may differ from or be in addition to my interests as a stockholder?

A.    MetroPCS’ directors and executive officers have interests in the transaction that may be different from, or in addition to, the interests of MetroPCS stockholders generally. The MetroPCS board and the special committee were aware of and considered these potential interests, among other matters, in evaluating and negotiating the business combination agreement and the transaction, in approving the business combination agreement and in recommending the stock issuance proposal and the new certificate of incorporation proposal. For more details on the interests of MetroPCS directors and executive officers in the transaction, see the section entitled “Interests of MetroPCS Directors and Officers in the Transaction” beginning on page 114.

Q.	Why did the MetroPCS board form the special committee?

A.    The MetroPCS board formed the special committee to ensure that the negotiation process with Deutsche Telekom was conducted in the best interests of MetroPCS and its stockholders in light of the possibility that Roger D. Linquist, a MetroPCS board member, and some members of MetroPCS’ executive management team could remain in senior positions with the combined company if a transaction were to occur. In addition, the MetroPCS board believed that the formation of the special committee constituted good corporate governance practice under the circumstances. To that end, and not because the independent directors believed that the negotiations had been or would be conducted in a manner unfavorable to the MetroPCS stockholders, the independent directors determined that the establishment of the special committee consisting of all of the MetroPCS independent directors (which excludes Roger D. Linquist because he is the Chief Executive Officer of MetroPCS), with James N. Perry, Jr. being the chairman of the special committee, was in the best interests of MetroPCS and its stockholders. Consequently, the full MetroPCS board adopted resolutions establishing the special committee and granting the special committee the authority to, among other things, (a) evaluate, consider and respond to the potential transaction with Deutsche Telekom and any alternatives to such transaction, (b) monitor, direct and participate in the negotiations, (c) make or accept, reject or seek to modify the terms and conditions of the potential transaction with Deutsche Telekom or any alternatives to such transaction, (d) recommend to the full MetroPCS board whether the MetroPCS board should approve the potential transaction with Deutsche Telekom or any alternatives to such transaction and (e) engage, at MetroPCS’ expense, the special committee’s own legal counsel and financial advisors.

Q.	How do I vote?

A.    You may vote in the following ways:

By Internet. You may go to www.voteproxy.com, available 24 hours a day, 7 days a week, and follow the on-screen instructions. You will need to have your proxy card, which is provided with this proxy statement, available and use the MetroPCS number and account number shown on your proxy card to cast your vote. This method of voting will be available until 11:59 p.m. Eastern Daylight Time, which we refer to as EDT, on [—], or, if the special meeting is continued, adjourned or postponed, until 11:59 p.m. EDT on the day immediately before such continued, adjourned or postponed meeting. Internet voting procedures are designed to authenticate holders’ identities, to allow them to vote their shares and to confirm that their voting instructions have been properly recorded.

By Mail. You may vote by written proxy card, either through direct submission to MetroPCS of your executed proxy card if you are the record holder of such shares on MetroPCS’ stock register, or through execution of your proxy card returned to the bank, broker, custodian or other record holder of your MetroPCS common stock for submission to MetroPCS. In either circumstance, you should sign your proxy card exactly in the same way as it appears on the card, date your proxy card and indicate your voting preference on each proposal. You should mail your proxy card in plenty of time to allow delivery prior to the special meeting. Proxy cards received by MetroPCS after [—] at 10:00 a.m. local time may not be considered unless the special meeting is continued, adjourned or postponed, and then only if received before the date and time the continued, adjourned or postponed special meeting is held.

By Telephone. You also may vote by telephone from the United States and Canada using the toll-free number on the proxy card and by following the procedures and instructions described on the proxy card. The telephone voting procedures are designed to authenticate holders’ identities, to allow them to vote their shares, and to confirm that their voting instructions have been properly recorded. Telephone voting will be considered at the special meeting if completed prior to 11:59 p.m. EDT on [—] or, if the special meeting is continued, adjourned or postponed, until 11:59 p.m. EDT on the day immediately before such continued, adjourned or postponed special meeting.

In Person. You also may vote in person at the special meeting. See the section entitled “Questions and Answers about the Special Meeting, the Transaction and the Business Combination Agreement—What do I need in order to attend the special meeting?” beginning on page xvi.

Q.	How do proxies work?

A.    A proxy allows you to vote at the special meeting even if you cannot attend in person. This means you may vote by designating the person selected by us as your proxy to vote your MetroPCS common stock at the special meeting in the way you instruct. We have designated J. Braxton Carter and Thomas C. Keys as proxies for the special meeting, which we refer to collectively as the MetroPCS proxies. While any and all holders of MetroPCS common stock may attend the special meeting and vote in person using the admission card included in the proxy materials, we also permit voting by proxy by telephone, Internet or mail, which provides the holders of MetroPCS common stock with a means to vote on the four proposals to be considered at the special meeting without having to attend the special meeting in person. The MetroPCS board is asking for your proxy to be voted at the special meeting.

Q.	How are the votes recorded?

A.    If MetroPCS receives a valid proxy card from you by mail (e.g., signed by the record holder and dated) or receives your vote by telephone or Internet, your shares will be voted by the MetroPCS proxies as indicated in your voting preference selection. As a record holder, if you submit your proxy without indicating your voting preference on one or more of the proposals to be considered at the special meeting, those shares for which you did not indicate your voting preference will be voted in accordance with the recommendations of the MetroPCS board. In addition, certain unvested shares of restricted stock issued pursuant to the MetroPCS equity incentive compensation plans will be voted by MetroPCS on the proposals to be considered at the special meeting in the same proportion as the rest of the shares of MetroPCS common stock that are voted.

Q.	How do I vote if my shares of MetroPCS common stock are held in street name?

A.    If you hold MetroPCS common stock in street name through a bank, broker, custodian or other record holder, please follow the voting instructions provided by your bank, broker, custodian or other record holder to ensure that your shares are represented at the special meeting. MetroPCS stockholders that hold shares through a bank, broker, custodian or other record holder who wish to vote in person at the special meeting will need to obtain a “legal proxy” from their bank, broker, custodian or other record holder.

Q.	If I hold my shares in street name, will my bank, broker, custodian or other record holder vote my shares for me?

A.    If you hold your shares through a bank, broker, custodian or other record holder (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, broker, custodian or other record holder. You may not vote shares held in street name by returning a proxy card directly to MetroPCS or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker, custodian or other record holder. Further, banks, brokers, custodians or other record holders who hold shares of MetroPCS common stock on behalf of their customers may not give a proxy to MetroPCS to vote those shares without specific instructions from their customers. NYSE rules no longer permit banks, brokers, custodians or other record holders to vote your shares on a discretionary basis for non-routine corporate governance matters.

Q.	Can I change or revoke my proxy?

A.    Yes, you may change or revoke your proxy at any time prior to the vote on the matters at the special meeting or, if the special meeting is continued, adjourned or postponed, the date and time of such continued, adjourned or postponed meeting. If you are a record holder of MetroPCS common stock, you may revoke your proxy at any time prior to the voting deadlines referred to in the section entitled “Questions and Answers about the Special Meeting, the Transaction and the Business Combination Agreement—How do I vote?” beginning on page xiii by (1) delivering to MetroPCS’ Corporate Secretary at our principal executive office, located at 2250 Lakeside Boulevard, Richardson, Texas 75082, a written revocation that must be received by MetroPCS prior to the date and time of the special meeting, or, if the special meeting is continued, adjourned or postponed, the date and time of such continued, adjourned or postponed meeting, (2) submitting another valid proxy card with a later date by mail, (3) voting by submitting a proxy by telephone or Internet prior to the date and time of the special meeting, or, if the special meeting is continued, adjourned or postponed, the date and time of such continued, adjourned or postponed meeting, or (4) attending the special meeting in person and giving MetroPCS’ Inspector of Elections notice of your intent to vote your shares in person. If your shares are held in street name, you must contact the record holder of your MetroPCS common stock in order to revoke your proxy. If you intend to revoke your proxy, you must ensure that such revocation is received by MetroPCS’ Corporate Secretary prior to the date and time of the special meeting, or, if the special meeting is continued, adjourned or postponed, by the date and time of such continued, adjourned or postponed meeting. Any revocation received as of or after that date and time will not be effective. Attendance at the special meeting will not, by itself, revoke a proxy.

Q.	Why is my vote important? What happens if I don’t vote?

A.    Your vote is important because MetroPCS will not be able to complete the transaction without obtaining the necessary vote of the MetroPCS stockholders in favor of the stock issuance proposal and the new certificate of incorporation proposal. In addition, if you do not vote, it will be more difficult to obtain the necessary quorum or meet the requirement that the holders of a majority of the MetroPCS common stock outstanding on the record date vote on the stock issuance proposal.

Q.	How many shares of MetroPCS common stock were outstanding on the record date?

A.    There were [—] shares of MetroPCS common stock outstanding at the close of business on [—].

Q.	If I beneficially own as of the record date shares of restricted stock issued pursuant to a MetroPCS equity incentive compensation plan, will I be able to vote those shares on the proposals to be voted on at the special meeting?

A.    If you beneficially own as of the record date shares of restricted stock issued pursuant to a MetroPCS equity incentive compensation plan, you may vote the shares of vested restricted stock and shares of certain unvested restricted stock if provided in your award agreement. Any unvested shares of restricted stock issued pursuant to the MetroPCS equity incentive compensation plans in which you do not have voting rights will be voted by MetroPCS for the proposals to be voted on at the special meeting in the same proportion as the rest of the shares of stock that are voted.

Q.	What do I need in order to attend the special meeting?

A.    Only stockholders with an admission ticket will be admitted to the special meeting. If you are a record holder of MetroPCS common stock, an admission ticket is attached to your proxy card. However, if you hold your shares of MetroPCS common stock through a bank, broker, custodian or other record holder, you should ask the bank, broker, custodian or other record holder that holds your shares to provide you with a legal proxy, a copy of your account statement, or a letter from the record holder confirming that you beneficially own or hold MetroPCS common stock as of the close of business on the record date. You also can obtain an admission ticket to the special meeting by presenting this legal proxy, or confirming documentation of your account from your bank, broker, custodian or other record holder, at the special meeting. All stockholders will be required to show a valid, government-issued, picture identification that matches the name on the admission ticket or legal proxy or confirming documentation from your bank, broker, custodian or other record holder before being admitted to the special meeting.

For safety and security purposes, we do not permit any stockholder to bring cameras, video or audio recording equipment, large bags, briefcases or packages into the meeting room or to otherwise record or photograph the special meeting. We also ask that all MetroPCS stockholders attending the special meeting not bring cell phones into the special meeting or that they turn off all cell phones, pagers, and other electronic devices during the special meeting. We reserve the right to inspect any bags, purses or briefcases brought into the special meeting.

Q.	Are the votes confidential?

A.    Yes, all votes remain confidential except as necessary (1) to tabulate the votes and allow an independent inspector to certify the results of the vote, (2) to meet applicable legal requirements, (3) to assert or defend claims for or against MetroPCS, and (4) if a stockholder makes a written comment or requests disclosure on the proxy card that such vote be communicated to management of MetroPCS.

Q.	Who will tabulate and count the votes?

A.    Votes will be counted and certified by the Inspector of Elections, who is an employee of American Stock Transfer & Trust Company, which we refer to as AST, MetroPCS’ independent transfer agent. Your proxy card will be returned directly to Broadridge Investor Communication Solutions, who will report your vote to AST.

Q.	Where can I find the voting results for each proposal?

A.    Voting results will be available shortly after the conclusion of the special meeting on MetroPCS’ website at www.metropcs.com under the “About Us” tab, then selecting the “Investor Relations” tab and then selecting “SEC Filings and Reports.” We intend to file a Current Report on Form 8-K within four business days after the special meeting announcing the official results of voting. If the official results are not available at that time, we intend to provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

Q.	Can I access the proxy materials and MetroPCS’ Annual Report on the Internet?

A.    Yes, the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available free of charge on MetroPCS’ website at www.metropcs.com under the “About Us” tab, then selecting the “Investor Relations” tab and then selecting “SEC Filings and Reports.”

Q.	What is householding and how does it affect me?

A.    The SEC rules permit us to send a single set of the Notice of Internet Availability of Proxy Materials and the proxy materials to any household in which two or more holders reside unless we have received contrary instructions from the affected holders prior to the mailing date. This procedure, referred to as householding, reduces the volume of duplicate mailings and information you receive and helps us reduce our impact on the environment and our cost and expenses.

In order to take advantage of this cost saving opportunity, we have delivered only one set of proxy materials to holders of MetroPCS common stock who share an address unless we have received contrary instructions from the affected holders prior to the mailing date. If you would like to request additional copies or otherwise request reduced copies be sent, please see the section entitled “Where You Can Find More Information” beginning on page 202.

Q.	What do I do if I receive more than one proxy card or set of voting instructions?

A.    If you receive more than one proxy card or set of voting instructions, your shares of MetroPCS common stock are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each appropriate proxy card to ensure that all your shares are voted.

Q.	What do I need to do now?

A.    After carefully reading and considering all of the information contained in this proxy statement, please respond by completing, signing and dating the appropriate proxy card and returning it in the enclosed postage-paid envelope, or by submitting your voting instruction electronically via the Internet or by telephone, as soon as possible so that your shares of MetroPCS common stock may be represented and voted at the special meeting. In addition, you may also vote your shares in person at the special meeting. If you hold shares registered in the name of a bank, broker, custodian or other record holder, that bank, broker, custodian or other record holder has enclosed, or will provide, instructions for directing your bank, broker, custodian or other record holder how to vote those shares. Even if you plan to attend the special meeting in person, we encourage you to complete and submit your proxy card so that your vote can be counted.

Q.	Should I send in my stock certificates (or evidence of shares in book-entry form) now?

A.    No. Please do NOT send your MetroPCS stock certificates (or evidence of shares in book-entry form) with your proxy card.

Q.	What is the cost of the proxy solicitation?

A.    MetroPCS bears all of the cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of all proxy materials. MetroPCS also reimburses banks, brokers, custodians and other record holders for their costs in forwarding the proxy materials to the beneficial owners or holders of MetroPCS common stock. MetroPCS and its directors, officers, and regular employees also may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, we have retained MacKenzie Partners, Inc., which we refer to as MacKenzie, to aid in the solicitation of proxies by mail, personally, by telephone, e-mail or other appropriate means. For these services, we will pay MacKenzie $30,000, plus reasonable out-of-pocket expenses.

Q.	Who can help answer my other questions?

A.    If you have any questions about the special meeting, the matters to be voted upon, including the transaction, or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact MacKenzie at proxy@mackenziepartners.com (e-mail), call toll-free: (800) 322-2885 or call collect: (212) 929-5500.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to, and incorporated by reference, in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 202.

The Transaction (See page 62)

At the special meeting, our stockholders will vote on matters relating to the combination of MetroPCS with T-Mobile USA, Inc., which we refer to as T-Mobile. The combination of MetroPCS with T-Mobile will create a leading value wireless carrier in the United States, which will deliver an enhanced customer experience through a broader selection of affordable products and services, more network capacity and broader network coverage and a clear-cut technology path to one common long-term evolution network, which we refer to as an LTE network. We believe that the combined company will have the expanded scale, spectrum and financial resources to compete aggressively with the other larger U.S. wireless carriers. On October 3, 2012, MetroPCS entered into a Business Combination Agreement, which we refer to as the business combination agreement, by and among Deutsche Telekom AG, an Aktiengesellschaft organized in Germany, which we refer to as Deutsche Telekom, T-Mobile Global Zwischenholding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Deutsche Telekom, which we refer to as Global, T-Mobile Global Holding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Global, which we refer to as Holding, T-Mobile, a Delaware corporation and direct wholly-owned subsidiary of Holding, and MetroPCS. Pursuant to the terms and subject to the conditions set forth in the business combination agreement, including receipt of the required MetroPCS stockholder approval of certain of the proposals described in this proxy statement, MetroPCS will:

(i)	effect a recapitalization that includes a reverse stock split, which we refer to as the reverse stock split, of the common stock, which has a par value of $0.0001 per share prior to completion of the transaction and will have a par value of $0.00001 per share following the completion of the transaction, which we refer to as MetroPCS common stock, pursuant to which each share of MetroPCS common stock outstanding as of the effective time of the reverse stock split, which we refer to as the effective time, will represent thereafter one-half of a share of MetroPCS common stock;

(ii)	as part of the recapitalization, make a payment in cash, which we refer to as the cash payment, in an amount equal to $1.5 billion (or approximately $4.08 per share pre-reverse stock split), without interest, in the aggregate to the record holders of MetroPCS common stock immediately following the effective time; and

(iii)	immediately following the cash payment, issue and deliver to Holding or its designee shares of MetroPCS common stock equal to 74% of the fully-diluted shares of MetroPCS common stock outstanding immediately following the cash payment (with the percentage ownership of fully-diluted shares of MetroPCS common stock as of such time of Holding or its designee and the MetroPCS stockholders and optionholders being calculated for all purposes in this proxy statement pursuant to the business combination agreement (1) under the treasury method based on the average closing price of a share of MetroPCS common stock on the New York Stock Exchange for the five full trading days immediately preceding the date the transaction is completed after taking into account the reverse stock split and the cash payment but before taking into account the subsequent cash-out of stock options, if any, in connection with the transaction and (2) on a grossed-up basis to take into account the number of shares of MetroPCS common stock so issued to Holding or its designee), which we refer to as the MetroPCS stock issuance, and Holding will deliver to MetroPCS all of the shares of capital stock of T-Mobile, which we refer to as the T-Mobile shares.

In addition, unless otherwise agreed to by the parties, on the business day immediately following the closing of the transaction, MetroPCS, Inc., a direct wholly-owned subsidiary of MetroPCS, will merge with and into its direct wholly-owned subsidiary MetroPCS Wireless, Inc., which we refer to as Wireless, with Wireless continuing as the surviving entity and, immediately thereafter, Wireless will merge with and into T-Mobile, with T-Mobile continuing as the surviving entity, which we refer to as the mergers. In this proxy statement, we refer to the reverse stock split, the cash payment, the MetroPCS stock issuance, the mergers and the other transactions contemplated by the business combination agreement, collectively, as the transaction.

The board of directors of MetroPCS, which we refer to as the MetroPCS board, recommends that you vote for the proposals. In evaluating whether to recommend that you vote “for” the proposals and whether MetroPCS should enter into the business combination agreement and the transaction, the MetroPCS board and the special committee of the MetroPCS board established in connection with MetroPCS’ consideration of the transaction, which we refer to as the special committee, considered numerous factors, including their belief that the implied value of the consideration to be received by the holders of MetroPCS common stock, which we refer to as the MetroPCS stockholders, in the transaction represents a compelling valuation for MetroPCS and its stockholders and that the MetroPCS equityholders immediately prior to the completion of the transaction will continue to own 26% of the fully-diluted MetroPCS common stock immediately upon completion of the transaction, allowing the MetroPCS equityholders to participate in any future earnings or growth of the combined company and future appreciation in the value of the combined company’s common stock. In addition, if the transaction is completed, MetroPCS stockholders will receive a one-time aggregate cash payment of $1.5 billion (or approximately $4.08 per share calculated on a pre-reverse stock split basis). For additional reasons in favor of the transaction, see the section entitled “The Transaction—Reasons for the Transaction; Recommendation of the MetroPCS Board and the Special Committee” beginning on page 84.

Financing (See page 108)

The transaction is expected to be financed by the issuance by Wireless or T-Mobile of senior unsecured notes in an aggregate principal amount of up to $20.5 billion as follows:

•

$15.0 billion of senior unsecured notes, which we refer to as the $15.0 billion notes, to be issued by T-Mobile and purchased by Deutsche Telekom to refinance certain intercompany indebtedness owed by T-Mobile and its subsidiaries to Deutsche Telekom and its subsidiaries (excluding T-Mobile and its subsidiaries);

•

$2.5 billion of senior unsecured notes, which we refer to as the $2.5 billion notes, which may be offered by Wireless to third-party investors and, to the extent not sold to third-party investors prior to the completion of the transaction, will be purchased by Deutsche Telekom upon the closing of the transaction, the proceeds of which we intend to use to refinance the Wireless existing senior credit facility;

•

$1.0 billion of senior unsecured notes, which we refer to as the $1.0 billion notes, which may be offered by Wireless to third-party investors and, to the extent not sold to third-party investors prior to the completion of the transaction, will be purchased by Deutsche Telekom upon the closing of the transaction, the proceeds of which we intend to use for general corporate purposes, including to fund in part the cash payment; and

•

up to $2.0 billion of senior unsecured notes, which we refer to as the $2.0 billion notes, which may be offered by Wireless to third-party investors on or prior to the closing date of the transaction to the extent necessary to satisfy any change in control put obligations in respect of Wireless’s outstanding 7 7/8% Senior Notes due 2018 and 6 5/8% Senior Notes due 2020, which we refer to as the Wireless existing notes. If the $2.0 billion notes are not sold to third-party investors or the proceeds of such sale of notes are not sufficient to satisfy the change in control put obligations with respect to the Wireless existing notes, and the existing notes waiver described in the section entitled

“Summary of the Financing—$2.0 Billion Wireless Existing Notes Refinance” beginning on page 112 is not obtained, Deutsche Telekom will purchase additional notes in an amount sufficient to satisfy such change in control put obligations, upon the date on which the put purchase price is required to be paid.

In addition to the notes issued to finance the transaction, Deutsche Telekom (or one of its subsidiaries if the obligations of such subsidiary thereunder are unconditionally guaranteed by Deutsche Telekom) will make available for the benefit of T-Mobile and its subsidiaries, on the closing date of the transaction, a revolving unsecured credit facility with a maximum principal amount of no less than $500 million to be used for working capital and other general corporate purposes, on terms substantially as set forth on Exhibit H to the business combination agreement, which we refer to as the working capital revolving credit facility.

Deutsche Telekom has committed, pursuant to the terms of the business combination agreement, to purchase (or to cause one or more of its subsidiaries to purchase) (i) the $15.0 billion notes and (ii) any portion of the $2.5 billion notes, the $1.0 billion notes, and, if necessary to satisfy any change in control put obligations with respect to the Wireless existing notes, any $2.0 billion notes that are not sold to third-party investors. The economic terms, including the interest rate, the tenor, the no-call period and the redemption premium, of each series of notes to be purchased by Deutsche Telekom, which we refer to as the Deutsche Telekom notes, will be determined as set forth in the Deutsche Telekom notes pricing schedule, attached as Exhibit F to the business combination agreement. The proceeds of any issuances of debt securities by MetroPCS to third parties following the date of the business combination agreement will reduce the commitments of Deutsche Telekom in respect of the $2.5 billion notes, the $1.0 billion notes, and the $2.0 billion notes in the manner and to the extent described in the financing backstop terms and conditions schedule, attached as Exhibit I to the business combination agreement. For more details, see the section entitled “Summary of the Financing” beginning on page 108.

Parties to the Agreement (See page 47)

MetroPCS Communications, Inc.

2250 Lakeside Boulevard

Richardson, Texas 75082

MetroPCS is the fifth largest facilities-based wireless broadband mobile communications provider in the United States based on number of customers served. MetroPCS offers wireless broadband mobile services under the MetroPCS® brand in selected major metropolitan areas in the United States. MetroPCS provides a variety of wireless broadband mobile communications services to customers on a no long-term contract, paid-in-advance basis. As of September 30, 2012, MetroPCS had approximately 9.0 million customers.

MetroPCS was incorporated in 2004 in the state of Delaware and maintains its corporate headquarters in Richardson, Texas. All services are provided through wholly-owned subsidiaries of MetroPCS Wireless, Inc., which we refer to as Wireless, an indirect wholly-owned subsidiary of MetroPCS. In April 2007, MetroPCS consummated an initial public offering of its common stock and became listed for trading on the NYSE under the symbol “PCS.” If the transaction is completed, MetroPCS will change its name to “T-Mobile US, Inc.” or another name selected by Deutsche Telekom prior to the closing and will continue to be listed on the NYSE under the symbol “[—].”

Deutsche Telekom AG

Friedrich-Ebert-Alle 140

53113 Bonn, Germany

Deutsche Telekom is one of the world’s leading integrated telecommunications companies with over 131 million mobile customers, 33 million fixed-network lines and more than 17 million broadband lines (as of September 30, 2012). Deutsche Telekom and its affiliates provide fixed-network, mobile communications, Internet and IPTV products and services for consumers and ICT solutions for business and corporate customers. Deutsche Telekom is present in around 50 countries and has over 233,000 employees worldwide. Deutsche Telekom and its affiliates generated revenue of EUR 58.7 billion in the 2011 financial year—over half of it outside Germany.

T-Mobile Global Zwischenholding GmbH

Friedrich-Ebert-Alle 140

53113 Bonn, Germany

Global is a direct wholly-owned subsidiary of Deutsche Telekom.

T-Mobile Global Holding GmbH

Friedrich-Ebert-Alle 140

53113 Bonn, Germany

Holding is a direct wholly-owned subsidiary of Global.

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

T-Mobile is a wireless telecommunications carrier that offers mobile communications services under the T-Mobile brand in the United States, Puerto Rico and the U.S. Virgin Islands. T-Mobile operates its business in one reportable segment. T-Mobile’s service offerings include contract and non-contract (“prepaid”) wireless voice, messaging and data services plans, mobile broadband plans and wholesale wireless services. As of September 30, 2012, T-Mobile provides service to more than 33.3 million customers through its nationwide voice and data networks.

As of September 30, 2012, T-Mobile’s nationwide coverage footprint offers wireless voice, messaging, and data services across a service area covering over 280 million Americans in most metropolitan areas. In addition, T-Mobile has roaming agreements with other mobile communication network operators that allow mobile communications services to be provided beyond the direct coverage area of the T-Mobile network footprint. Services from T-Mobile are provided using the Global System for Mobile Communications, which we refer to as GSM, General Packet Radio Service, which we refer to as GPRS, Enhanced Data rates for GSM Evolution, which we refer to as EDGE, Universal Mobile Telecommunications Systems, which we refer to as UMTS, and Evolved High Speed Packet Access, which we refer to as HSPA+, technologies. T-Mobile’s network modernization plan will result in the launch of 4G services using LTE technology in areas covering a population of 200 million in 2013.

The Special Meeting (See page 49)

Time, Place and Purpose of the Special Meeting (See page 49)

The special meeting will be held [in the Bank of America Theater at the Eisemann Center located at 2351 Performance Drive, Richardson, Texas 75082] on [—] at 10:00 a.m., local time.

The Proposals (See page 55)

The purpose of the special meeting is to vote upon the following proposals:

The stock issuance proposal: A proposal to approve the MetroPCS stock issuance to be made in connection with, and in order to give effect to, the transaction.

The new certificate of incorporation proposal: A proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS, which we refer to as the new certificate of incorporation, pursuant to the business combination agreement to, among other things, effect certain aspects of the recapitalization, including the reverse stock split.

The change in control payments proposal: A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to MetroPCS’ named executive officers based on or otherwise relating to the transaction, which we refer to as the change in control payments.

The adjournment proposal: A proposal to approve the continuation, adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve both the stock issuance proposal and the new certificate of incorporation proposal.

IF THE METROPCS STOCKHOLDERS FAIL TO APPROVE BOTH THE STOCK ISSUANCE PROPOSAL AND THE NEW CERTIFICATE OF INCORPORATION PROPOSAL, THE TRANSACTION WILL NOT OCCUR.

The only MetroPCS stockholder approvals required by the business combination agreement are the stock issuance proposal and the new certificate of incorporation proposal. The change in control payments proposal is non-binding and advisory and the vote on such proposal will have no impact on whether the transaction is completed. In addition, even if the MetroPCS stockholders approve both the stock issuance proposal and the new certificate of incorporation proposal, the transaction may not be completed if the other conditions to closing the transaction are not satisfied or, if allowed by applicable law, waived. We can give no assurance that the conditions to closing the transaction will be satisfied or so waived.

Record Date and Quorum (See page 50)

The MetroPCS board has established the close of business on [—] as the record date for the special meeting, which we refer to as the record date. Only record holders of shares of MetroPCS common stock at the close of business on the record date for the special meeting are entitled to notice of, and to vote at, the special meeting and any continuations, adjournments or postponements of the special meeting. No other holders of shares of MetroPCS capital stock are entitled to notice of and to vote at the special meeting. At the close of business on the record date, MetroPCS had outstanding and entitled to vote [—] shares of MetroPCS common stock. Holders of MetroPCS common stock have one vote per share on each matter to be acted upon.

In order to conduct business at the special meeting, holders of a majority of the outstanding shares of MetroPCS common stock entitled to vote on the record date must be present in person or represented by proxy at the special meeting for there to be a quorum. In addition, certain unvested shares of restricted MetroPCS common stock, which we refer to as restricted stock, issued pursuant to the MetroPCS equity incentive compensation plans will count towards a quorum because such shares will be voted by MetroPCS on the proposals to be considered at the special meeting in the same proportion as the rest of the shares of MetroPCS common stock that are voted. It is important that you provide us with your proxy or attend the special meeting in person so that your shares are counted toward the quorum. If you hold your shares through a bank, broker, custodian or other record holder, please refer to your proxy card, voting instruction form, or the information forwarded by your bank, broker, custodian or other record holder to determine how and when to vote your shares. Unless you direct your bank, broker, custodian or other record holder on how to vote by the time and date specified by them, they will be unable to vote your shares. We encourage you to provide us with your proxy even if you plan to attend the special meeting in person to ensure that your vote will be counted.

All shares of MetroPCS common stock represented at the special meeting, including abstentions, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Because all of the proposals are considered non-routine matters, we do not expect to receive any broker non-votes with respect to any of the proposals to be considered at the special meeting.

Vote Required (See page 51)

The required vote to approve each proposal generally is as set forth in the table below. Please see the description immediately following the table for more details on the required vote to approve each proposal.

Proposal	Vote Required

Stock Issuance Proposal (Item 1)	Affirmative vote of the majority of the votes cast, provided that the holders of a majority of the MetroPCS common stock outstanding on the record date vote on this proposal

New Certificate of Incorporation Proposal (Item 2)	Affirmative vote of the majority of the MetroPCS common stock outstanding on the record date

Change in Control Payments Proposal (Item 3)	Affirmative vote of the majority of the votes cast

Adjournment Proposal (Item 4)	If a quorum is not present, the affirmative vote of the majority of the shares of MetroPCS common stock present (in person or by proxy) at the special meeting and entitled to vote; if a quorum is present, the affirmative vote of the majority of the votes cast

The stock issuance proposal: Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast (in person or by proxy) by holders of MetroPCS common stock at the special meeting is required to approve the stock issuance proposal, provided that the holders of a majority of the MetroPCS common stock outstanding on the record date vote on the stock issuance proposal. If you vote to abstain, it will have the same effect as voting against this proposal. If you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal, but it will make it more difficult to have a quorum or meet the requirement that the holders of a majority of the MetroPCS common stock outstanding on the record date vote on this proposal. Accordingly, it is important that you provide us with your proxy or attend the special meeting in person so that your shares are counted toward the quorum and this requirement.

The new certificate of incorporation proposal: Assuming the presence of a quorum, the affirmative vote of a majority of the MetroPCS common stock outstanding on the record date is required to approve the new certificate of incorporation proposal. If you vote to abstain, or if you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have the same effect as voting against this proposal.

The change in control payments proposal: Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast (in person or by proxy) by holders of MetroPCS common stock at the special meeting is required to approve, on a non-binding, advisory basis, the change in control payments proposal. While the MetroPCS board intends to consider the vote resulting from the change in control payments proposal, the vote is advisory and therefore not binding on MetroPCS, the MetroPCS board or the compensation committee of the MetroPCS board. Accordingly, because MetroPCS is contractually obligated to pay the change in control payments, if the transaction is completed, the change in control payments will be payable, subject only to the conditions applicable to such payments, regardless of the outcome of the advisory, non-binding vote. If you vote to abstain, or if you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

The adjournment proposal:

•	If a quorum is not present at the special meeting:

•

The affirmative vote of a majority of the shares of MetroPCS common stock present at the special meeting (in person or by proxy) and entitled to vote on this proposal is required to approve this proposal.

•	If you vote to abstain, it will have the same effect as voting against this proposal.

•	If you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

•	If a quorum is present at the special meeting:

•	The affirmative vote of a majority of the votes cast (in person or by proxy) by holders of MetroPCS common stock at the special meeting is required to approve this proposal.

•	If you vote to abstain, it will have no effect on the voting outcome of this proposal.

•	If you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

Revocation (See page 53)

You may change or revoke your proxy at any time prior to the vote on the matters at the special meeting or, if the special meeting is continued, adjourned or postponed, the date and time of such continued, adjourned or postponed meeting. If you are a record holder of MetroPCS common stock, you may revoke your proxy at any time prior to the voting deadlines referred to in the section entitled “Questions and Answers about the Special Meeting, the Transaction and the Business Combination Agreement—How do I vote?” beginning on page xiii by (1) delivering to MetroPCS’ Corporate Secretary at our principal executive office, located at 2250 Lakeside Boulevard, Richardson, Texas 75082, a written revocation that must be received by MetroPCS prior to the date and time of the special meeting, or, if the special meeting is continued, adjourned or postponed, the date and time of such continued, adjourned or postponed meeting, (2) submitting another valid proxy card with a later date by mail, (3) voting by submitting a proxy by telephone or Internet prior to the date and time of the special meeting, or, if the special meeting is continued, adjourned or postponed, the date and time of such continued, adjourned or postponed meeting, or (4) attending the special meeting in person and giving MetroPCS’ Inspector of Elections notice of your intent to vote your shares in person. If your shares are held in street name, you must contact the record holder of your MetroPCS common stock in order to revoke your proxy. If you intend to revoke your proxy, you must ensure that such revocation is received by MetroPCS’ Corporate Secretary prior to the date and time of the special meeting, or, if the special meeting is continued, adjourned or postponed, by the date and time of such continued, adjourned or postponed meeting. Any revocation received as of or after that date and time will not be effective. Attendance at the special meeting will not, by itself, revoke a proxy.

Recommendation of the MetroPCS Board (See page 50)

The MetroPCS board, acting upon the recommendation of the special committee, recommends that you vote as follows:

Proposal	Recommended Vote

Stock Issuance Proposal (Item 1)	“FOR” the stock issuance to be made in connection with, and in order to give effect to, the transaction

New Certificate of Incorporation Proposal (Item 2)	“FOR” the new certificate of incorporation pursuant to the business combination agreement to, among other things, effect certain aspects of the recapitalization, including the reverse stock split

Change in Control Payments Proposal (Item 3)	“FOR” the approval, on a non-binding, advisory basis, of the compensation that may be paid or may become payable to MetroPCS’ named executive officers based on or otherwise relating to the transaction

Adjournment Proposal (Item 4)

“FOR”

the continuation, adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve both the stock issuance proposal and the new certificate of incorporation proposal

New Certificate of Incorporation (See page 55)

In connection with the transaction and conditioned on the completion of the transaction, MetroPCS will amend and restate its existing certificate of incorporation in its entirety in the form of the new certificate of incorporation attached as Exhibit A to the business combination agreement, and the new certificate of incorporation will be the certificate of incorporation of the combined company immediately following the completion of the transaction. As part of the new certificate of incorporation, MetroPCS will change its name to “T-Mobile US, Inc.” or another name selected by Deutsche Telekom prior to the closing. The new certificate of incorporation will also provide for the declassification of the MetroPCS board with members generally serving one year terms and provide Deutsche Telekom with the same board and committee representation rights as are set forth in the stockholder’s agreement to be entered into as provided in the business combination agreement, which we refer to as the stockholder’s agreement. The new certificate of incorporation will also contain the same approval rights as are set forth in the stockholder’s agreement, which restrict the combined company’s ability to take certain actions without Deutsche Telekom’s prior written consent as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of the combined company’s common stock. The new certificate of incorporation is more fully described under the section entitled “Proposals Submitted to the Stockholders—The New Certificate of Incorporation Proposal” beginning on page 55.

Interests of MetroPCS Directors and Officers in the Transaction (See page 114)

MetroPCS’ directors and executive officers have interests in the transaction that may be different from, or in addition to, the interests of MetroPCS stockholders generally. The MetroPCS board and the special committee were aware of and considered these potential interests, among other matters, in evaluating and negotiating the business combination agreement and the transaction, in approving the business combination agreement and in recommending the stock issuance proposal and the new certificate of incorporation proposal. For more details on the interests of MetroPCS directors and executive officers in the transaction, see the section entitled “Interests of MetroPCS Directors and Officers in the Transaction” beginning on page 114.

The Business Combination Agreement (See page 130)

Effect on Annual Cash Performance Awards, Stock Options and Restricted Stock Issued Pursuant to MetroPCS Equity Incentive Compensation Plans (See page 132)

Effective as of the completion of the MetroPCS stock issuance, all outstanding equity and incentive awards under MetroPCS’ equity incentive compensation plans, including all outstanding annual cash performance awards, stock options and each share of restricted stock, will automatically vest (at the target payment amount for annual cash performance awards) and (in the case of stock options) become exercisable and will remain outstanding.

In addition, except as provided below, at the time the amendment and restatement of MetroPCS’ certificate of incorporation becomes effective, each outstanding option to acquire MetroPCS common stock will be adjusted to take into account the reverse stock split and the cash payment. The number of shares of MetroPCS common stock to be acquired pursuant to outstanding options will be reduced to reflect the reverse stock split and the exercise price of the options will be increased to reflect the reverse stock split, with the per share amount of the cash payment made to holders of MetroPCS common stock deducted from the options’ adjusted per share exercise price. Restricted stock will be adjusted to account for the reverse stock split in the same manner as all other MetroPCS common stock, and holders of restricted stock will share in the cash payment. Holders of stock options will not receive any portion of the cash payment.

Notwithstanding and in lieu of the above, holders of stock options with an exercise price that is less than the average closing price of MetroPCS common stock based on a five-day trading average before the closing ignoring any market effect of the reverse stock split and cash payment, which we refer to as in-the-money stock options, may elect to receive cash in lieu of their in-the-money stock options, during the five days following the closing of the transaction, at a price per share equal to the average closing price of MetroPCS common stock based on a five-day trading average before the closing ignoring any market effect of the reverse stock split and cash payment minus the exercise price of the option, less required tax withholding. Any in-the-money stock options issued under the Second Amended and Restated MetroPCS, Inc. 1995 Stock Plan, as amended, that have a per share exercise price equal to or less than the per share amount of the cash payment (or approximately $4.08 per share calculated on a pre-reverse stock split basis), which we refer to as low exercise price stock options, will be automatically cashed-out in the same manner. Any stock options that are not cashed-out at the closing of the transaction, including any in-the-money stock options (other than low exercise price stock options) for which the holder thereof does not elect to receive cash at closing, will be adjusted for the reverse stock split and the per share amount of the cash payment as described above and will remain outstanding, 100% vested and exercisable in accordance with their terms. In-the-money stock options that are cashed out will reduce the number of shares outstanding after the stock issuance and will cause Deutsche Telekom’s interest in the combined company to increase proportionately.

No Solicitation of Alternative MetroPCS Proposals (See page 138)

Subject to limited exceptions, each of MetroPCS and Deutsche Telekom has agreed that, from the time of the execution and delivery of the business combination agreement until the completion of the transaction, neither it nor any of its subsidiaries will authorize or permit any of its and their respective directors and officers to, nor will it authorize, and it will use its reasonable best efforts not to permit, any of its and their other respective representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly take or continue any other action to facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, (ii) participate in any discussions or negotiations regarding, or that would reasonably be expected to lead to, any acquisition proposal, (iii) furnish any non-public information or data regarding it or any of its subsidiaries to, or afford access to its properties, personnel, books and records to, any person in connection with or in response to or in circumstances that would reasonably be expected to lead to, any acquisition proposal, (iv) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the General Corporation Law of the State of Delaware), any restrictive provision of any applicable anti-takeover provision in its organizational documents or, for MetroPCS, in its stockholder rights plan, as amended, inapplicable to any person other than the other parties to the business combination agreement or to any transactions constituting or contemplated by an acquisition proposal, or (v) resolve or agree to do any of the foregoing. Additionally, MetroPCS and its subsidiaries, from the time of the execution and delivery of the business combination agreement, must, and must cause their respective directors and officers and shall use their reasonable best efforts to cause their other representatives to, cease and terminate any and all existing activities, discussions or negotiations with any person with respect to an acquisition proposal.

Notwithstanding the restrictions above, the MetroPCS board will be permitted, prior to the receipt of the required MetroPCS stockholder approvals, to furnish, or cause to be furnished, information to a third party bidder making a bona fide, unsolicited written acquisition proposal and its representatives, and engage in discussions or negotiations with such bidder and its representatives with respect to such acquisition proposal if (i) the MetroPCS board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal constitutes, or is reasonably likely to result in, a superior proposal, (ii) the MetroPCS board concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action with respect to such acquisition proposal would be reasonably likely to be inconsistent with the MetroPCS board’s fiduciary obligations to MetroPCS and/or its stockholders under applicable law, (iii) MetroPCS timely notified Deutsche Telekom of the receipt and terms and conditions of such acquisition proposal and (iv) MetroPCS receives from such bidder an executed confidentiality agreement (the terms of which are no less favorable in any material respect to MetroPCS than those contained in the confidentiality agreement between MetroPCS and T-Mobile).

Change in the MetroPCS Board’s Recommendation (See page 140)

Subject to limited exceptions, the MetroPCS board has agreed that neither it nor any committee of the MetroPCS board may (i) withdraw or withhold, amend, modify or qualify in any manner adverse to Deutsche Telekom its recommendation or make any public announcement inconsistent with its recommendation, or publicly propose to do any of the foregoing, (ii) approve, adopt, endorse, recommend, or take a neutral position (other than any factually accurate public statement by MetroPCS that solely describes MetroPCS’ receipt of an acquisition proposal and the operation of the business combination agreement with respect thereto or any “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act) on any acquisition proposal or any inquiry or proposal that would reasonably be expected to lead to an acquisition proposal, (iii) following the date any acquisition proposal or any material modification thereto is first made public, sent or given to the stockholders of MetroPCS, fail to issue a press release that expressly reaffirms its recommendation within 10 business days following Deutsche Telekom’s written request to do so (which request may only be made once with respect to any such acquisition proposal and each material modification thereto), (iv) fail to include its recommendation in the proxy statement (we refer to any action described in clause (i), (ii), (iii) or (iv), whether taken by MetroPCS, the MetroPCS board or any committee thereof, as an adverse recommendation change), or (v) cause or permit MetroPCS to enter into any contract, letter of intent, memorandum of understanding, or agreement in principle regarding or providing for any acquisition proposal or requiring MetroPCS to abandon, terminate, delay or fail to consummate the transaction.

Notwithstanding the foregoing, at any time prior to the receipt of the required MetroPCS stockholder approvals, the MetroPCS board may effect an adverse recommendation change in response to an intervening event or in response to an acquisition proposal (as described in the section entitled “Summary of the Business Combination Agreement—No Solicitation of Alternative Proposals” beginning on page 138) if the MetroPCS board determines in good faith, after consultation with MetroPCS’ outside legal counsel and financial advisors, that such acquisition proposal constitutes a superior proposal and such superior proposal is not withdrawn and that, after consultation with MetroPCS’ outside legal counsel, the failure to effect such adverse recommendation change would reasonably be likely to be inconsistent with the MetroPCS board’s fiduciary obligations to MetroPCS and/or its stockholders under applicable law. MetroPCS can only effect an adverse recommendation change if it is in compliance with its non-solicitation obligations described above (except for immaterial non-compliance that is not reasonably related to the adverse recommendation change) and promptly notified Deutsche Telekom (and in any event within 24 hours) of the receipt of the acquisition proposal, including the identity of the person making such superior proposal and, if the acquisition proposal is in writing, providing a copy of such acquisition proposal and any related draft agreements and other written materials, or, if the acquisition proposal is oral, a detailed summary thereof. Before making an adverse recommendation change, MetroPCS must provide written notice to Deutsche Telekom that the MetroPCS board is prepared to make an adverse recommendation change and the reasons therefor and give Deutsche Telekom five business days to amend or revise its offer. If the MetroPCS board changes its recommendation, Deutsche Telekom has the right to terminate the business combination agreement and receive a termination fee of $150 million. See “Summary of the Business Combination Agreement—Termination” and “—Effect of Termination.”

If the MetroPCS board makes an adverse recommendation change, unless Deutsche Telekom terminates the business combination agreement as a result thereof, MetroPCS will nonetheless continue to be obligated to hold the special meeting and submit the proposals described in this proxy statement to its stockholders for approval and to comply with its other obligations under the business combination agreement. MetroPCS may not terminate the business combination agreement to accept a superior acquisition proposal until after the special meeting and only then if the MetroPCS stockholders fail to approve the stock issuance proposal and the new certificate of incorporation proposal.

Conditions to Closing the Transaction (See page 144)

The obligations of Deutsche Telekom, Global, Holding, T-Mobile and MetroPCS to complete the transaction are subject to the satisfaction or, if permitted under applicable law, waiver of certain conditions, including:

•	the required MetroPCS stockholder approvals having been received;

•

the waiting period (and any extensions thereof) applicable to the completion of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, having expired or been earlier terminated without requiring Deutsche Telekom or MetroPCS to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets, businesses or product lines of MetroPCS, Deutsche Telekom, T-Mobile, or any of their respective subsidiaries, or any combination thereof, that would cause a material adverse effect on the businesses, assets, liabilities, financial condition or results of operations of MetroPCS, T-Mobile and their respective subsidiaries, taken as a whole, which we refer to as a regulatory material adverse condition;

•

all governmental consents and waivers required to be obtained from the Federal Communications Commission, which we refer to as the FCC, in connection with the completion of the transaction having been granted by the FCC by final order without requiring Deutsche Telekom or MetroPCS to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets, businesses or product lines of MetroPCS, Deutsche Telekom, T-Mobile, or any of their respective subsidiaries, or any combination thereof, that would cause a regulatory material adverse condition, provided that such governmental consents to be granted by the FCC shall not be required to have been granted by final order in the event that (i) waiting to receive the final order would require the parties to extend the outside date described in the section entitled “Summary of the Business Combination Agreement—Termination” beginning on page 147, (ii) all other conditions to closing are met and (iii) neither party has appealed or sought reconsideration of the authorizations granted by the FCC in connection with the completion of the transaction;

•

the Committee on Foreign Investment in the United States, which we refer to as the CFIUS, having terminated its review under 31 C.F.R. Part 800 and, where applicable, its investigation, without unresolved national security concerns with respect to the transaction, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the businesses, assets, liabilities, financial condition or results of operations of MetroPCS and its subsidiaries, taken as a whole (after giving effect to the transaction), or the ability of either party to consummate the transaction and without requiring Deutsche Telekom or MetroPCS to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets, businesses or product lines of MetroPCS, Deutsche Telekom, T-Mobile or any of their respective subsidiaries, or any combination thereof, that would cause a regulatory material adverse condition;

•

any other governmental consents required to be obtained in connection with the consummation of the transaction having been obtained by final order, without requiring Deutsche Telekom or MetroPCS to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets, businesses or product lines of MetroPCS, Deutsche Telekom, T-Mobile, or any of their respective subsidiaries, or any combination thereof, that would cause a regulatory material adverse condition; and

•

no governmental entity having enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, injunction, decree or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits completion of the transaction.

The obligations of MetroPCS to complete the transaction are also subject to the satisfaction of certain additional conditions, including the following:

•

all representations and warranties of Deutsche Telekom, Global, Holding and T-Mobile being true and correct, as of the date of the business combination agreement and as of the closing, subject in certain cases to de minimis, materiality and, in most of the cases, material adverse effect qualifiers;

•

each of Deutsche Telekom, Global, Holding and T-Mobile having performed in all respects its obligations to transfer at the closing to MetroPCS all of the equity interests of T-Mobile and satisfy any consideration adjustment to be paid in cash at the closing;

•

each of Deutsche Telekom, Global, Holding and T-Mobile having made available any notes that T-Mobile is required to issue pursuant to the business combination agreement and the working capital revolving credit facility;

•	each of Deutsche Telekom, Global, Holding and T-Mobile having performed in all material respects its other covenants and agreements set forth in the business combination agreement;

•	no circumstance having occurred that has had or would reasonably be expected to have a material adverse effect with respect to T-Mobile; and

•

MetroPCS having received a fully executed counterpart of the stockholder’s agreement and trademark license described in the sections entitled “Summary of Ancillary Agreements— Stockholder’s Agreement” and “Summary of Ancillary Agreements—Trademark License” beginning on pages 150 and 154, respectively.

The obligations of Deutsche Telekom, Global, Holding and T-Mobile to complete the transaction are also subject to the satisfaction of certain additional conditions, including the following:

•

all representations and warranties of MetroPCS being true and correct, as of the date of the business combination agreement and as of the closing, subject in certain cases to de minimis, materiality and, in most of the cases, material adverse effect qualifiers;

•	MetroPCS having performed in all respects its obligations with respect to the reverse stock split, cash payment and MetroPCS stock issuance;

•	MetroPCS having performed in all material respects its other covenants and agreements set forth in the business combination agreement;

•	no circumstance having occurred that has had or would reasonably be expected to have a material adverse effect with respect to MetroPCS;

•	Deutsche Telekom having received a fully executed counterpart of the stockholder’s agreement and trademark license;

•

Deutsche Telekom having received a payoff letter reasonably acceptable to it with respect to (i) the termination of the Wireless existing senior credit facility and all commitments or other extensions of credit thereunder, (ii) the satisfaction and discharge of all principal, premium, if any, interest, fees and other amounts then due or outstanding thereunder and (iii) the satisfaction, release and discharge of all security interests, mortgages, liens and other encumbrances on MetroPCS’ and its subsidiaries’ properties and assets securing such obligations;

•

except to the extent refinanced pursuant to a change in control offer on or prior to the closing, the Wireless existing notes remaining outstanding, there being no event of default in respect of any of the Wireless existing notes, and the completion of the transaction alone not giving rise to any fact, event, circumstance or effect that with notice or lapse of time would constitute an event of default in respect of any of the Wireless existing notes; and

•	the MetroPCS common stock to be issued to Holding or its designee in the transaction being approved for listing on the NYSE, subject to official notice of issuance.

Termination (See page 147)

The business combination agreement may be terminated at any time prior to the closing, even after the receipt of the required MetroPCS stockholder approvals, under the following circumstances:

•	by mutual written consent of MetroPCS and Deutsche Telekom;

•

by either MetroPCS or Deutsche Telekom, if any governmental entity of competent jurisdiction shall have issued a final and non-appealable order or taken any other final and non-appealable action permanently enjoining, restraining, denying or otherwise prohibiting the consummation of the transaction; provided that the party seeking to terminate the business combination agreement shall have used its reasonable best efforts to have such order lifted if and to the extent required by the business combination agreement;

•

by either MetroPCS or Deutsche Telekom, if the transaction is not completed on or before October 3, 2013, as it may be extended, which we refer to as the outside date; except that if the conditions set forth in the second, third, fourth, fifth and sixth bullet points under “Summary of the Business Combination Agreement—Conditions to Closing the Transaction” beginning on page 144 have not been satisfied by October 3, 2013, either party may extend the outside date from time to time, by written notice to the other party given prior to the outside date in effect prior to such notice, to a date not later than January 3, 2014;

•

by Deutsche Telekom (provided that none of Deutsche Telekom, Global, Holding and T-Mobile is then in material breach of any representation, warranty, covenant or other agreement in the business combination agreement), in the event that (i) a breach by MetroPCS of any representation, warranty, covenant or other agreement contained in the business combination agreement would result in a failure of a condition to the closing, and (ii) such breach (A) if curable, has not been cured within 30 calendar days following MetroPCS’ receipt of written notice from Deutsche Telekom, or if the outside date is less than 30 calendar days from such notice, has not been or cannot reasonably be expected to be cured by the outside date, or (B) is not curable;

•

by MetroPCS (provided that MetroPCS is not then in material breach of any representation, warranty, covenant or other agreement in the business combination agreement), in the event that (i) a breach by Deutsche Telekom, Global, Holding or T-Mobile of any representation, warranty, covenant or other agreement contained in the business combination agreement would result in a failure of a condition to the closing, and (ii) such breach (A) if curable, has not been cured within 30 calendar days following Deutsche Telekom’s receipt of written notice from MetroPCS, or if the outside date is less than 30 calendar days from such notice, has not been or cannot reasonably be expected to be cured by the outside date, or (B) is not curable;

•

by either Deutsche Telekom or MetroPCS, if the required MetroPCS stockholder approvals are not obtained at the special meeting, or at any continuation, adjournment or postponement thereof, at which a vote seeking such required MetroPCS stockholder approvals was taken, except that no party may terminate the business combination agreement pursuant to this bullet point if such party has breached in any material respect any of its obligations under the business combination agreement in any manner that would reasonably be expected to cause the failure to obtain the required MetroPCS stockholder approvals at the special meeting or at any continuation, adjournment or postponement thereof;

•

by Deutsche Telekom, prior to the receipt of the MetroPCS stockholder approvals, if there is an adverse recommendation change, whether or not such adverse recommendation change is in compliance with the requirements described in the section entitled “Summary of the Business Combination Agreement—Change in the MetroPCS Board’s Recommendation” beginning on page 140;

•

by Deutsche Telekom, if after the date of the business combination agreement there is a material adverse effect with respect to MetroPCS and such material adverse effect is not curable or, if curable, (i) is not cured within 30 calendar days after written notice is given by Deutsche Telekom to MetroPCS or (ii) if the outside date is less than 30 calendar days from such notice, has not been or cannot reasonably be expected to be cured by the outside date; or

•

by MetroPCS, if after the date of the business combination agreement there is a material adverse effect with respect to T-Mobile and such material adverse effect is not curable or, if curable, (i) is not cured within 30 calendar days after written notice is given by MetroPCS to Deutsche Telekom or (ii) if the outside date is less than 30 calendar days from such notice, has not been or cannot reasonably be expected to be cured by the outside date.

Effect of Termination (See page 148)

MetroPCS will be obligated to pay a termination fee of $150 million to Deutsche Telekom if one of the following occurs:

•	Deutsche Telekom terminates the business combination agreement because there has been an adverse recommendation change;

•

MetroPCS or Deutsche Telekom terminates the business combination agreement because the required MetroPCS stockholder approvals are not obtained following (i) a material breach by MetroPCS of the covenants requiring MetroPCS to file the proxy statement, call and hold the special meeting, not solicit alternative transaction proposals or continue to recommend that its stockholders approve the stock issuance proposal and the new certificate of incorporation proposal, and such material breach is reasonably related to the failure to obtain the required MetroPCS stockholder approvals, or (ii) an adverse recommendation change; or

•

MetroPCS or Deutsche Telekom terminates the business combination agreement because the required MetroPCS stockholder approvals are not obtained (other than under the circumstances described in the immediately preceding bullet point) or because the outside date has passed, and (i) an acquisition proposal has been made and is pending at the time of termination and, within twelve months after such termination, MetroPCS enters into, publicly approves or submits to its stockholders for approval, an agreement with respect to an acquisition proposal, or it consummates an acquisition proposal (which in each case need not be the same proposal or with the same party that made the earlier proposal), or (ii) an acquisition proposal has been made but was withdrawn prior to the stockholder meeting at which MetroPCS’ stockholders voted not to grant the required MetroPCS stockholder approvals and, within twelve months after such termination, MetroPCS enters into, publicly approves or submits to its stockholders for approval, an agreement with respect to an acquisition proposal with the same party that made the earlier proposal that had been withdrawn.

Deutsche Telekom will be obligated to pay a termination fee of $250 million to MetroPCS if the business combination agreement is terminated by MetroPCS or Deutsche Telekom (i) because a regulatory agency issues a final order prohibiting the completion of the transaction for regulatory law reasons or (ii) due to a failure to obtain the necessary regulatory approvals by the outside date.

Specific Performance (See page 149)

The parties have agreed in the business combination agreement that irreparable damage would occur if any provision of the business combination agreement were not performed in accordance with its terms and that, except in a circumstance where a termination fee is payable by one of the parties, the parties will be entitled to an injunction or injunctions to prevent breaches of the business combination agreement or to enforce specifically the performance of its terms and provisions without any requirement to post bond, in addition to any other remedy to which they may be entitled at law or in equity.

No Appraisal Rights (See page 125)

Under applicable law, MetroPCS stockholders do not have the right to an appraisal of the value of their shares in connection with the transaction.

Material U.S. Federal Income Tax Consequences (See page 126)

For U.S. federal income tax purposes, the reverse stock split and cash payment should be integrated and treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, in which each MetroPCS stockholder exchanges each share of MetroPCS common stock for one-half of a share of the combined company’s common stock plus the per share amount of the cash payment, which we refer to as the MetroPCS recapitalization. Accordingly, a U.S. holder (as defined in the section titled “Material Federal Income Tax Consequences”) of shares of MetroPCS common stock generally would recognize taxable gain, but not loss, on the MetroPCS recapitalization in an amount equal to the lesser of (i) the cash received (excluding any cash received in lieu of a fractional share) as part of the per share amount of the cash payment or (ii) the excess, if any, of (A) the sum of the per share amount of the cash payment received pursuant to the MetroPCS recapitalization and the fair market value of the shares of the common stock of the combined company received by such holder over (B) such holder’s tax basis in the holder’s shares of MetroPCS common stock. The cash that a non-U.S. holder (as defined in the section titled “Material Federal Income Tax Consequences”) of shares of MetroPCS common stock receives generally will be subject to U.S. federal income tax withholding at a rate of 30%, subject to reduction or exemption if specified requirements are met.

For a more detailed discussion of the U.S. federal income tax consequences of the transaction, please see the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 126. All holders of MetroPCS common stock should consult with their tax advisors regarding the tax consequences of the reverse stock split and cash payment to them, including the effects of U.S. federal, state and local, non-U.S. and other tax laws.

Accounting Treatment (See page 125)

MetroPCS prepares its financial statements in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. Under GAAP, the transaction will be accounted for as a reverse acquisition under the acquisition method of accounting. Because T-Mobile’s indirect stockholder, Deutsche Telekom, will be entitled to designate the majority of the board of directors of the combined company, MetroPCS stockholders will receive the cash payment and Deutsche Telekom will receive a majority of the equity securities of the combined company, T-Mobile is considered to be the acquirer of MetroPCS for accounting purposes.

Regulatory Approvals (See page 105)

Under the HSR Act and the rules promulgated under that act by the Federal Trade Commission, which we refer to as the FTC, the transaction may not be completed until notifications have been given and information furnished to the FTC and to the Antitrust Division of the Department of Justice, which we refer to as the Antitrust Division, and the specified waiting period has been terminated or has expired without the commencement of a lawsuit. MetroPCS and Deutsche Telekom each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on October 19, 2012. At any time before or after completion of the transaction, the FTC or the Antitrust Division could act under the antitrust laws to prevent a substantial lessening of competition or the creation of a monopoly, including by seeking to enjoin completion of the transaction or seeking divestiture of assets, businesses or product lines of MetroPCS or T-Mobile.

Under the Communications Act of 1934, as amended, which we refer to as the Communications Act, as a condition to, and before the completion of, the transaction, the FCC must approve the transfer of control of MetroPCS’ licenses and authorizations in connection with the transaction, which will result from 74% of the fully-diluted shares of MetroPCS common stock being owned by Deutsche Telekom following the completion of the transaction. In connection with such approval, the FCC must determine whether Deutsche Telekom is qualified to control MetroPCS’ licenses and authorizations and whether the transfer of control of such licenses is consistent with the public interest, convenience and necessity. Since Deutsche Telekom, upon completion of the transaction, will be the beneficial owner of MetroPCS common stock held by Holding and Deutsche Telekom and Holding are not incorporated in the United States, the FCC must issue a declaratory ruling pursuant to Section 310 of the Communications Act that the foreign ownership of MetroPCS is not inconsistent with the public interest. MetroPCS and T-Mobile filed transfer of control applications with the FCC on October 18, 2012.

Under the Exon-Florio Amendment to the Defense Production Act of 1950, the President of the United States has the authority to investigate and, where necessary, suspend or prohibit any foreign acquisition, merger or takeover of companies engaged in U.S. interstate commerce or determined to threaten U.S. national security. By executive order, the President has delegated his investigatory powers under the Exon—Florio Amendment to the CFIUS an interagency committee chaired by the U.S. Treasury Department. Deutsche Telekom anticipates filing a voluntary notification of the transaction with the CFIUS in early 2013, seeking confirmation that the transaction contemplated by the business combination agreement does not threaten national security. The CFIUS has 30 days from the date of that filing to determine whether to pursue further investigation of the transaction.

Opinion of the Financial Advisor to the MetroPCS Special Committee (See page 89)

In April 2012, Evercore Group L.L.C., which we refer to as Evercore, was retained by MetroPCS on behalf of the special committee of the MetroPCS board to act as financial advisor to the special committee with respect to potential strategic transactions. On October 2, 2012, at a meeting of the special committee, Evercore delivered to the special committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated October 2, 2012, to the effect that, as of that date and based on and subject to assumptions made (including the payment by MetroPCS to its stockholders of the cash payment), matters considered and limitations on the scope of review undertaken by Evercore as set forth therein, the MetroPCS stock issuance equal to 74% of the fully-diluted shares of MetroPCS common stock outstanding immediately following the cash payment (the shares of MetroPCS common stock to be so issued in the MetroPCS stock issuance being referred to as the business combination consideration) in consideration for the acquisition, which we refer to as the business combination, by MetroPCS from a subsidiary of Deutsche Telekom of the T-Mobile shares, is fair, from a financial point of view, to MetroPCS and its stockholders (other than Deutsche Telekom and its affiliates). A copy of Evercore’s written opinion was also provided by the special committee to the MetroPCS board, in its capacity as such, in connection with the MetroPCS board’s evaluation of the transaction and receipt of the special committee’s recommendation to the MetroPCS board.

The full text of Evercore’s written opinion, dated October 2, 2012, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference in its entirety into this proxy statement. Evercore’s opinion was directed to the special committee, in its capacity as such, and addresses only the fairness to MetroPCS and its stockholders (other than Deutsche Telekom and its affiliates), from a financial point of view, assuming payment of the cash payment, of MetroPCS’ issuance of the business combination consideration in consideration for the T-Mobile shares. The opinion does not address any other term or aspect of the business combination agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the business combination agreement or entered into or amended in connection with the transaction and does not constitute a recommendation to the special committee or to any other persons in respect of the business combination agreement or the transaction, including as to how any holder of shares of MetroPCS common stock should vote or act in respect of the business combination agreement or the transaction.

Litigation Relating to the Transaction (See page 106)

Since the announcement on October 3, 2012 of the execution of the business combination agreement, MetroPCS, Deutsche Telekom, Global, Holding, T-Mobile and the members of the MetroPCS board, including an officer of MetroPCS, have been named as defendants in multiple putative stockholder derivative and class action complaints filed in Delaware and Texas challenging the transaction. The lawsuits generally allege, among other things, that the transaction fails to properly value MetroPCS and that the individual defendants breached their fiduciary duties in approving the business combination agreement and, in some of the lawsuits, that those breaches were aided and abetted by Deutsche Telekom, Global, Holding and T-Mobile. The lawsuits seek, among other things, injunctive relief enjoining the defendants from completing the transaction on the agreed-upon terms, monetary relief and attorneys’ fees and costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF METROPCS

The following table sets forth selected consolidated financial data for MetroPCS and its consolidated subsidiaries for the years ended December 31, 2011, 2010, 2009, 2008 and 2007. The data should be read in conjunction with MetroPCS’ audited consolidated historical financial statements and related notes for the fiscal year ended December 31, 2011 appearing in MetroPCS’ Annual Report on Form 10-K for year ended December 31, 2011, which is incorporated by reference into this proxy statement. The summary financial data for the nine months ended September 30, 2012 and September 30, 2011 are unaudited, but in the opinion of MetroPCS’ management, reflect all adjustments of a normal recurring nature necessary for a fair statement of MetroPCS’ financial position and results of operations at the dates and for the periods indicated. The results for the nine month periods are not necessarily indicative of results that may be expected for any other interim period or the entire fiscal year.

MetroPCS’ historical financial data may not be indicative of the results of operations or financial position to be expected in the future.

	Nine months ended September 30,		Year ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(in millions, except share and per share data)
Consolidated Statements of Operations Data:
Revenues:
Service revenues	$3,439.7	$3,294.6	$4,428.2	$3,689.7	$3,130.4	$2,437.2	$1,919.2
Equipment revenues	377.2	314.6	419.2	379.6	350.1	314.3	316.5

Total revenues	3,816.9	3,609.2	4,847.4	4,069.3	3,480.5	2,751.5	2,235.7
Operating expenses:
Cost of service (excluding depreciation and amortization disclosed separately below)	1,130.4	1,089.5	1,473.9	1,223.9	1,120.0	857.3	647.5
Cost of equipment	1,002.7	1,095.3	1,439.6	1,093.9	884.3	704.7	597.2
Selling, general and administrative expenses (excluding depreciation and amortization disclosed separately below)	507.5	486.8	644.0	621.7	567.7	447.6	352.0
Depreciation and amortization	469.2	402.5	538.8	449.7	377.9	255.3	178.2
Loss (gain) on disposal of assets	4.6	2.7	3.6	(38.8)	(4.7)	18.9	0.7

Total operating expenses	3,114.4	3,076.8	4,099.9	3,350.4	2,945.2	2,283.8	1,775.6

Income from operations	702.5	532.4	747.5	718.9	535.3	467.7	460.1
Other expense (income):
Interest expense	206.2	193.1	261.1	263.1	270.3	179.4	201.7
Interest income	(1.2)	(1.6)	(2.0)	(1.9)	(2.9)	(22.9)	(63.9)
Other (income) expense, net	(0.4)	(0.5)	(0.7)	1.8	1.8	1.0	1.0
Gain on settlement	(52.5)	—	—	—	—	—	—
Loss on extinguishment of debt	—	9.5	9.5	143.6	—	—	—
Impairment loss on investment securities	—	—	—	—	2.4	30.8	97.8

Total other expense	152.1	200.5	267.9	406.6	271.6	188.3	236.6

Income before provision for income taxes	550.4	331.9	479.6	312.3	263.7	279.4	223.5
Provision for income taxes	(187.9)	(121.9)	(178.3)	(118.9)	(86.8)	(130.0)	(123.1)

Net income	$362.5	$210.0	$301.3	$193.4	$176.9	$149.4	$100.4
Accrued dividends on Series D Preferred Stock	—	—	—	—	—	—	(6.5)
Accrued dividends on Series E Preferred Stock	—	—	—	—	—	—	(0.9)
Accretion on Series D Preferred Stock	—	—	—	—	—	—	(0.2)
Accretion on Series E Preferred Stock	—	—	—	—	—	—	(0.1)

Net income applicable to Common Stock	$362.5	$210.0	$301.3	$193.4	$176.9	$149.4	$92.7

Net income per common share (1):
Basic	$0.99	$0.58	$0.83	$0.54	$0.50	$0.43	$0.29

Diluted	$0.99	$0.57	$0.82	$0.54	$0.49	$0.42	$0.28

Weighted average shares (1):
Basic	363,190,434	359,763,082	360,410,168	353,711,045	351,898,898	349,395,285	287,692,280

Diluted	364,440,115	363,717,798	363,837,940	356,135,089	355,942,921	355,380,111	296,337,724

(1)	See Note 15 to the consolidated financial statements included in MetroPCS’ Annual Report on Form 10-K for the year ended December 31, 2011 and Note 9 to the condensed consolidated financial statements included in MetroPCS’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, both such Notes are incorporated by reference into this proxy statement, for an explanation of the calculation of basic and diluted net income per common share.

	Nine months ended September 30,		Year ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(in millions)
Other Financial Data:
Net cash provided by operating activities	$848.5	$753.7	$1,061.8	$994.5	$899.3	$447.5	$589.3
Net cash used in investing activities	(717.8)	(700.0)	(886.9)	(950.4)	(1,117.0)	(1,294.3)	(517.1)
Net cash (used in) provided by financing activities	(16.7)	990.6	971.8	(176.9)	449.0	74.5	1,236.5

	As of September 30,	As of December 31,
	2012	2011	2010	2009	2008	2007
	(in millions)
Consolidated Balance Sheet Data:
Cash, cash equivalents & short-term investments	$2,565.3	$2,243.3	$1,171.4	$1,154.3	$698.0	$1,470.2
Property and equipment, net	4,197.4	4,018.0	3,659.4	3,252.2	2,847.8	1,891.4
Total Assets	10,071.9	9,482.9	7,918.6	7,386.0	6,422.1	5,806.1
Long-term debt (including current maturities)	4,767.3	4,744.5	3,779.3	3,645.3	3,075.0	3,002.2
Stockholders’ equity	3,322.4	2,927.6	2,541.6	2,288.1	2,034.3	1,848.7

Other Information

In June 2011, the Financial Accounting Standards Board issued ASU 2011-05 “Statement of Comprehensive Income,” which we refer to as ASU 2011-05, which revises the manner in which entities present comprehensive income in their financial statements, requiring entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. On January 1, 2012, we adopted ASU 2011-05 and beginning with the period ended March 31, 2012, we present other comprehensive income in our condensed consolidating statement of income information within our Guarantor Subsidiaries footnote disclosures. The tables below reflect the retrospective application of this guidance for each of the three years ended December 31, 2011, 2010 and 2009. The retrospective application did not have a material impact on our financial condition or results of operations.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statement of Income Information

(Unaudited)

	Year ended December 31,
	Parent	Issuer	Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
2011
Net income (loss)	$301.3	$299.5	$734.4	$(1,033.9)	$301.3

Total other comprehensive (loss) income	(7.9)	(7.8)	—	7.8	(7.9)

Comprehensive income (loss)	$293.4	$291.7	$734.4	$(1,026.1)	$293.4

2010
Net income (loss)	$193.4	$191.6	$581.0	$(772.6)	$193.4

Total other comprehensive income (loss)	9.9	9.9	—	(9.9)	9.9

Comprehensive income (loss)	$203.3	$201.5	$581.0	$(782.5)	$203.3

2009
Net income (loss)	$176.9	$174.4	$402.3	$(576.7)	$176.9

Total other comprehensive income (loss)	21.2	18.4	—	(18.4)	21.2

Comprehensive income (loss)	$198.1	$192.8	$402.3	$(595.1)	$198.1

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF T-MOBILE

The following table sets forth selected consolidated financial data for T-Mobile. The data should be read in conjunction with
T-Mobile’s audited consolidated financial statements and related notes for the three years ended December 31, 2011 and
T-Mobile’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2012 and 2011 that are included in this proxy statement. The consolidated balance sheet data as of December 31, 2009, 2008 and 2007 and the consolidated statements of operations data for the fiscal years ended December 31, 2008 and 2007 are derived from T-Mobile’s consolidated financial statements that are not included in this proxy statement. The summary financial data as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011 are derived from the T-Mobile unaudited condensed consolidated financial statements for such periods, but in the opinion of T-Mobile’s management, reflect all adjustments of a normal recurring nature necessary for a fair statement of T-Mobile’s financial position and results of operations at the dates and for the periods indicated. The results for the nine month period are not necessarily indicative of results that may be expected for any other interim period or the entire fiscal year.

T-Mobile’s historical financial data may not be indicative of the results of operations or financial position to be expected in the future.

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(in millions, except share and per share amounts)
Consolidated Statements of Operations Data:
Revenues
Service revenues	$13,086	$13,916	$18,481	$18,733	$18,960	$19,279	$16,916
Equipment sales	1,524	1,352	1,901	2,404	2,403	2,451	2,251
Other revenues	200	171	236	210	168	155	121

Total revenues	14,810	15,439	20,618	21,347	21,531	21,885	19,288
Operating expenses
Network costs, excluding depreciation and amortization	3,515	3,750	4,952	4,895	4,936	5,007	4,344
Cost of equipment sales	2,456	2,772	3,646	4,237	3,856	3,643	3,208
Customer acquisition, excluding depreciation and amortization	2,323	2,364	3,185	3,205	3,382	3,540	3,274
General and administrative, excluding depreciation and amortization	2,681	2,643	3,543	3,535	3,442	3,579	3,109
Depreciation and amortization	2,391	2,221	2,982	2,773	2,859	2,746	2,607
Impairment charges	8,134	—	6,420	—	—	—	—
Restructuring costs	90	—	—	—	—	—	—
Other, net	(136)	64	169	(3)	—	—	5

Total operating expenses	21,454	13,814	24,897	18,642	18,475	18,515	16,547

Operating (loss) income	(6,644)	1,625	(4,279)	2,705	3,056	3,370	2,741
Other income (expense)
Interest expense to affiliates	(487)	(481)	(670)	(556)	(740)	(402)	(405)
Interest income	53	15	25	14	12	26	43
Other income (expense), net	22	(11)	(10)	16	8	2	21

Total other expense, net	(412)	(477)	(655)	(526)	(720)	(374)	(341)

(Loss) income before income taxes	(7,056)	1,148	(4,934)	2,179	2,336	2,996	2,400
Income tax (expense) benefit	(272)	(469)	216	(822)	(860)	(1,151)	(821)

Net (loss) income	(7,328)	679	(4,718)	1,357	1,476	1,845	1,579
Net income attributable to non-controlling interest	—	—	—	(3)	(6)	(6)	(5)

Net (loss) income attributable to T-Mobile USA, Inc.	$(7,328)	$679	$(4,718)	$1,354	$1,470	$1,839	$1,574

Net (loss) income per common share:
Basic and diluted	$(25.04)	$2.32	$(16.12)	$4.63	$5.02	$6.28	$5.38

Weighted average shares:
Basic and diluted	292,669,971	292,669,971	292,669,971	292,669,971	292,669,971	292,669,971	292,669,971

Other Financial Data:
Net cash provided by operating activities	$2,707	$3,570	$4,980	$4,905	$5,437	$5,802	$4,888
Net cash used in investing activities	(2,667)	(3,258)	(4,699)	(5,126)	(5,603)	(6,153)	(4,390)
Net cash provided by (used in) financing activities	—	—	—	123	67	593	(512)

	As of September 30,	As of December 31,
	2012	2011	2010	2009	2008	2007
	(in millions)
Consolidated Balance Sheet Data:
Current assets	$5,343	$6,602	$5,311	$5,845	$5,951	$6,553
Property and equipment, net	12,535	12,703	13,213	13,192	12,600	11,258
Goodwill, spectrum licenses and other intangible assets, net	14,403	21,009	27,439	27,440	27,477	25,393
Other assets	332	295	328	297	262	155
Total assets	32,613	40,609	46,291	46,774	46,290	43,359
Current liabilities	4,862	4,504	4,455	8,149	5,978	5,297
Long-term payables to affiliates	13,620	15,049	15,854	9,682	13,850	6,712
Other long-term liabilities	5,655	5,271	5,490	4,693	3,679	2,537
Stockholder’s equity	8,476	15,785	20,492	24,250	22,783	28,813

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical per share information of T-Mobile and MetroPCS and unaudited pro forma per share information after giving effect to the transaction, assuming that 1.8368 shares of MetroPCS common stock had been issued in exchange for each outstanding share of T-Mobile common stock.

You should read this information in conjunction with the selected historical financial information, the unaudited pro forma condensed combined financial information and the separate historical financial statements of T-Mobile and MetroPCS and the notes thereto included elsewhere in or incorporated by reference in this proxy statement. The historical per share information as of and for the nine-month period ended September 30, 2012 is derived from unaudited condensed consolidated financial statements of T-Mobile and MetroPCS, respectively, as of and for the nine months ended September 30, 2012. The historical per share information for the year ended December 31, 2011 is derived from audited consolidated financial statements of T-Mobile and MetroPCS, respectively, for the year ended December 31, 2011. The unaudited pro forma condensed combined financial statements and the pro forma per share information are not necessarily indicative of the operating results or financial position that would have been achieved had the transaction been completed at the beginning of the period presented and should not be construed as representative of future operations. Neither T-Mobile nor MetroPCS declared any dividends related to their respective common stock during the periods presented.

	Year Ended December 31, 2011
	MetroPCS		T-Mobile
	Historical	Pro Forma	Historical	Pro Forma Equivalent of one MetroPCS Share (1)
Basic net income (loss) per common share	$0.83	$(6.50)	$(16.12)	$(11.94)
Diluted net income (loss) per common share	$0.82	$(6.50)	$(16.12)	$(11.94)

	Nine Months Ended September 30, 2012
	MetroPCS		T-Mobile
	Historical	Pro Forma	Historical	Pro Forma Equivalent of one MetroPCS Share (1)
Basic net income (loss) per common share	$0.99	$(9.91)	$(25.04)	$(18.20)
Diluted net income (loss) per common share	$0.99	$(9.91)	$(25.04)	$(18.20)
Book value per share (2)	$9.13	$11.08	$28.96	$20.35

(1)	These amounts were calculated by applying an assumed exchange ratio of 1.8368 times the unaudited pro forma financial information.

(2)	The historical book value per common share is computed by dividing total stockholders’ equity by the number of shares of common stock outstanding as of September 30, 2012. The pro forma book value per share is computed by dividing pro forma stockholders’ equity by the pro forma number of shares of common stock outstanding as of September 30, 2012.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Shares of MetroPCS are currently listed and principally traded on the NYSE under the symbol “PCS”. T-Mobile is not publicly traded and is a wholly-owned indirect subsidiary of Deutsche Telekom. The following table sets forth, for the periods indicated, the high and low sales price per share of MetroPCS common stock as reported on the NYSE:

Fiscal Year Ending December 31, 2012	High	Low
Fourth Quarter (through November 12, 2012)	13.57	9.83
Third Quarter	11.95	6.23
Second Quarter	9.21	5.59
First Quarter	12.01	8.01

Fiscal Year Ending December 31, 2011
Fourth Quarter	9.73	7.51
Third Quarter	17.77	8.71
Second Quarter	18.69	15.94
First Quarter	16.32	12.53

Fiscal Year Ending December 31, 2010
Fourth Quarter	12.74	10.29
Third Quarter	10.49	8.30
Second Quarter	9.15	7.15
First Quarter	7.99	5.53

The table below sets forth the closing price of MetroPCS on October 2, 2012, the last trading date prior to the public announcement of the transaction and as of November 12, 2012, the most recent practicable trading day prior to the date of this proxy statement. The market prices of MetroPCS common stock likely will fluctuate between the date of this proxy statement and the time of the special meeting and the completion of the transaction. No assurance can be given concerning the market prices of MetroPCS common stock before the completion of the transaction or the market price of the combined company’s common stock after the completion of the transaction. Immediately following the transaction, Holding or its designee will own 74% of the fully-diluted shares of MetroPCS common stock outstanding immediately following the cash payment and MetroPCS’ equityholders immediately prior to the transaction will own the remaining 26% of MetroPCS common stock on a fully-diluted basis. These percentages are fixed in the business combination agreement and will not be adjusted for changes in the business, financial condition or operating results of MetroPCS or T-Mobile or changes in the market price of MetroPCS common stock. As a result, the stock price of the combined company’s common stock that MetroPCS stockholders will receive in the transaction may vary significantly from the prices shown in the table below.

MetroPCS Common Stock
October 2, 2012	$13.57
November 12, 2012	$10.05

MetroPCS stockholders should obtain current market prices for shares of MetroPCS in deciding whether to vote for the approval of the proposals.

Holders

As of November 12, 2012, the latest practicable date prior to the filing of this proxy statement, there were 364,148,299 shares of MetroPCS common stock outstanding and approximately 30,000 holders of record of MetroPCS common stock.

Dividends

MetroPCS has never declared or paid cash dividends on its capital stock and does not expect to pay any cash dividends in the foreseeable future.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the transaction between MetroPCS and T-Mobile which is to be accounted for as a reverse acquisition with T-Mobile treated as the accounting acquirer. The unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2011 and for the nine months ended September 30, 2012 reflects the transaction as if it occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet data as of September 30, 2012 reflects the transaction as if it had occurred on September 30, 2012. The pro forma adjustments are based on the information available at the time of the preparation of this proxy statement. See the section entitled
“T-Mobile and MetroPCS Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 190.

The unaudited pro forma condensed combined financial information that follows is presented for informational purposes only and is not intended to represent or be indicative of the combined results of operations or financial position that would have been reported had the transaction been completed as of January 1, 2011 or September 30, 2012, and should not be taken as representative of the future consolidated results of operations or financial position of the combined company. In connection with the unaudited pro forma condensed combined financial information, T-Mobile allocated the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair value. These estimates are based on financial information available at the time of the preparation of this proxy statement. Based on the timing of the closing of the transaction and other factors, we and T-Mobile cannot assure that the actual adjustments will not differ materially from the pro forma adjustments reflected in the unaudited pro forma condensed combined financial information. It is expected that, following the transaction, the combined company will incur expenses associated with the transaction and integration of the operations of the two companies. These transaction and integration costs are not reflected in this unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the transaction.

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
	(in millions except shares and per share amounts)
Statement of Operations Data
Total revenues	$18,728	$25,600
Operating loss	(5,714)	(3,291)
Loss before income taxes	(6,785)	(4,873)
Net loss	(7,141)	(4,679)
Net loss per common share
Basic and Diluted	$(9.91)	$(6.50)
Weighted average shares
Basic and Diluted	720,929,874	719,539,741

As of September 30, 2012
(in millions)
Balance Sheet Data
Cash and cash equivalents	$1,987
Current assets	7,591
Total assets	41,970
Current liabilities	4,168
Long-term payables to affiliates	15,000
Long-term debt, net	8,131
Stockholders’ equity	7,993

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents referred to or incorporated by reference into this proxy statement contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are based on, and include statements about, MetroPCS’, Deutsche Telekom’s and T-Mobile’s plans, prospects, expected future financial condition, results of operations, cash flows, dividends and dividend plans, financing plans, business strategies, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, integration, cost savings, capital expenditures, synergies, growth opportunities, dispositions, plans and objectives of management for future operations. These statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue” and similar expressions and variations. These statements are based on Deutsche Telekom’s, T-Mobile’s and MetroPCS’ intent, beliefs, opinions, expectations, and projections, and are not guarantees of future performance and are made only as of the date of this proxy statement or the applicable documents incorporated herein by reference. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed in them or indicated by them. Factors that could cause these differences include the factors identified under “Risk Factors,” beginning on page 31, as well as the following, among others:

•

the inability to have developed or to obtain handsets, equipment or software that our customers want, demand and expect or to have handsets, equipment or software serviced, updated, revised or maintained in a timely and cost-effective manner;

•

our and our competitors’ current and planned promotions and advertising, marketing, sales and other initiatives, including pricing decisions, entry into consolidation and alliance activities, and our ability to respond to and support them;

•

our ability to manage our networks to deliver the services, content, applications, service quality and speed our customers expect and demand and to maintain and increase the capacity of our networks and business systems to satisfy the demands of our customers and the demands placed by devices on our networks;

•	the highly competitive nature of our industry and changes in the competitive landscape;

•	the effects of the transaction on dealers, retailers, vendors, suppliers, customers, content and application providers, MetroPCS equity and debt holders and MetroPCS employees;

•	the ability of MetroPCS and T-Mobile to operate their respective businesses in light of the transaction and the covenants contained in the business combination agreement;

•	the diversion of management’s time and attention while the transaction is pending;

•

each of T-Mobile’s and MetroPCS’ plans and expectations relating to, without limitation, (i) its growth opportunities and competitive position; (ii) its products and services; (iii) its customer experience; (iv) its results of operations, including expected synergies, earnings and cash flows; (v) the impact of the transaction on its credit ratings; and (vi) integration matters;

•	the federal income tax consequences of the transaction and the enactment of additional state, federal, and/or foreign regulatory and tax laws and regulations;

•	expectations, intentions and outcomes relating to outstanding litigation, including securities, class action, derivative, patent and product safety claims, by or against third parties;

•	the possibility that the transaction is delayed or does not close, including due to the failure to receive the required MetroPCS stockholder approvals or required approvals from governmental authorities necessary to satisfy the closing conditions, along with satisfaction of other closing conditions, pursuant to the business combination agreement;

•	alternative acquisition proposals that could delay completion of the transaction or divert management’s time and attention from the transaction;

•

T-Mobile’s and MetroPCS’ ability to successfully integrate their businesses and realize the expected spectrum, cost and capital expenditure savings and synergies and other benefits from the transaction;

•	changes in economic, business, competitive, technological and/or regulatory factors, including the passage of legislation or action by governmental or regulatory entities to block the transaction;

•	any changes in the regulatory environments in which we operate, including any change or increase in restrictions on our ability to operate our networks;

•

terminations of, or limitations imposed on, MetroPCS’ or T-Mobile’s business by, contracts entered into by either MetroPCS or T-Mobile, or the effect of provisions with respect to change in control, exclusivity, commitments or minimum purchase amounts contained in such contracts;

•	the impact of economic conditions on MetroPCS’ and T-Mobile’s business plans, strategies and stock prices;

•	the impact on MetroPCS’ and T-Mobile’s networks and businesses from major equipment failures and security breaches related to the network or customer information;

•	the ability to obtain financing on terms favorable to MetroPCS and T-Mobile;

•	the impact of public and private regulations;

•

possible disruptions or intrusions of MetroPCS’ or T-Mobile’s network, billing, operational support and customer care systems that may limit or disrupt their ability to provide service, or which may cause disclosure or improper use of customers’ information and associated harm to MetroPCS’ or T-Mobile’s customers, systems, reputation and goodwill;

•	MetroPCS’ and T-Mobile’s continued ability to offer a diverse portfolio of wireless devices, some on an exclusive basis;

•	MetroPCS’ ability to obtain and continue to obtain roaming on terms that are reasonable;

•	severe weather conditions, natural disasters, energy shortages, wars or terrorist attacks, and any resulting financial impact not covered by insurance;

•	disruptions of key MetroPCS and/or T-Mobile suppliers’ provisioning of products, services, content or applications;

•	fluctuations in exchange rates;

•	significant increases in benefit plan costs or lower investment returns on plan assets;

•	material adverse changes in labor matters, including labor negotiations or additional organizing activity, and any resulting financial and/or operational impact;

•	the diversion of management’s time and attention to litigation relating to the transaction;

•

changes in MetroPCS and/or T-Mobile accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings;

•	the significant capital commitments of MetroPCS and T-Mobile;

•	our ability to remain focused and keep all employees focused on the business during the pendency of the transaction;

•

the current economic environment in the United States; disruptions to the credit and financial markets in the United States; and the impact of the economy on consumer demand and fluctuations in consumer demand generally for the products and services to be provided as a result of the transaction;

•	our ability to manage our growth, achieve planned growth, manage churn rates, maintain our cost structure and achieve additional economies of scale;

•	our ability to negotiate and maintain acceptable agreements with our suppliers and vendors, including obtaining roaming on reasonable terms;

•	the seasonality of our business and any failure to have strong customer growth in the first and fourth quarters;

•

the rates, nature, collectability and applicability of taxes and regulatory fees on the services we provide and increases or changes in taxes and regulatory fees or the services to, or the manner in, which such taxes and fees are applied, calculated, or collected;

•	the rapid technological changes in our industry and our ability to adapt, respond and deploy new technologies and successfully offer new services using such new technology;

•

our ability to fulfill the demands and expectations of our customers, provide the customer care our customers want, expect, or demand and secure the products, services, applications, content and network infrastructure equipment we need, or which our customers or potential customers want, expect or demand;

•	the availability of additional spectrum and our ability to secure additional spectrum, or secure it at acceptable prices, when we need it;

•	our ability to adequately defend against suits filed by others and to enforce or protect our intellectual property rights;

•

our capital structure, including our indebtedness amounts, the limitations imposed by the covenants in the documents governing our indebtedness and the maintenance of our financial and disclosure controls and procedures;

•	our ability to attract and retain key members of management and train personnel;

•

our reliance on third parties to provide distribution, products, software content and services that are integral, used in or sold by our business and the ability of our suppliers to perform, develop and timely provide us with technological developments, products and services we need to remain competitive; and

•	governmental regulation affecting our services and changes in government regulation, and the costs of compliance and our failure to comply with such regulations.

MetroPCS cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in MetroPCS’ Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012. All subsequent written and oral forward-looking statements concerning MetroPCS, Deutsche Telekom, T-Mobile, the transaction or other matters attributable to MetroPCS, Deutsche Telekom, or T-Mobile or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Forward-looking statements herein or in documents incorporated herein by reference speak only as of the date of this proxy statement or the applicable document incorporated herein by reference, are based on current assumptions and expectations or assumptions and expectations as of the date of the document incorporated herein by reference, and are subject to the factors above, among other things, and involve risks, uncertainties, events, circumstances, uncertainties and assumptions, many of which are beyond our ability to control or predict. You should not place undue reliance on these forward-looking statements. MetroPCS does not intend to, and does not undertake an obligation to, update these forward-looking statements in the future to reflect future events or circumstances, except as required by applicable securities laws and regulations. For more information, see the section entitled “Where You Can Find More Information” beginning on page 202. The results presented for any period may not be reflective of results for any subsequent period.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

RISK FACTORS

In addition to the other information included in and incorporated by reference into this proxy statement, including the matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 27, you should carefully consider the following risks before deciding whether to vote for the proposals. In addition, you should read and consider the risks associated with each of the businesses of MetroPCS and T-Mobile because these risks will also affect the combined company; these risks with respect to MetroPCS can be found in MetroPCS’ most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement. Many of these risks, and the events that cause these risks, are beyond our control. If any of the these risks were to occur, the respective businesses, financial results, financial condition, operating results or stock prices, as applicable, of MetroPCS, T-Mobile or the combined company could be materially adversely affected. Although we incorporate by reference and describe below and elsewhere in this proxy statement the risks we consider to be the most material to the transaction and our business, assets, liabilities, prospects, outlook, financial condition and results of operations, there may be other known, unknown or unpredictable economic, business, competitive, regulatory or other risks or factors that also could have a material adverse effect on the transaction or our business, assets, liabilities, prospects, outlook, financial condition and results of operations in the future. In addition, past performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Any information about our intentions, projections or forward-looking statements in this proxy statement or in documents incorporated by reference into this proxy statement is a statement of our intentions, projections and forward-looking statements as of the date of this proxy statement or the documents incorporated by reference into this proxy statement and is based upon, among other things, the regulatory, industry, competitive, economic and market conditions as of such date, as well as various of our assumptions at such time. We may change our intentions, projections or forward-looking statements at any time and without notice, based upon any changes in such conditions, in our assumptions or otherwise. You should also read and consider the other information in this proxy statement and the other documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 202.

Risk Factors Relating to the Transaction

The amount of MetroPCS common stock and the cash payment to be issued or paid in the transaction is fixed and will not be adjusted for changes in the business, assets, liabilities, prospects, outlook, financial condition or results of operations of MetroPCS or T-Mobile or in the event of any change in MetroPCS’ stock price.

Immediately following the transaction, Holding or its designee will own 74% of the fully-diluted shares of MetroPCS common stock outstanding and MetroPCS’ equityholders immediately prior to the transaction will own the remaining 26% of fully-diluted MetroPCS common stock and will receive their pro rata share of the cash payment. These percentages and the cash payment are fixed in the business combination agreement and will not be adjusted for changes in the business, assets, liabilities, prospects, outlook, financial condition or results of operations of MetroPCS or T-Mobile, or changes in the market price of, analyst estimates of, or projections relating, to MetroPCS common stock. For example, if T-Mobile were to experience a decline in its business, assets, liabilities, prospects, outlook, financial condition or results of operations prior to the completion of the transaction, while MetroPCS experienced an improvement in its business, assets, liabilities, prospects, outlook, financial condition and results of operations prior to the completion of the transaction, there would be no adjustment in the overall ownership percentages in the combined company or the amount of the cash payment as described above.

The transaction is conditioned on the receipt of approvals from various governmental entities, which may not approve the transaction, may delay the approvals, or may impose conditions or restrictions on, jeopardize or delay completion of, or reduce the anticipated benefits of, the transaction.

Completion of the transaction is conditioned upon filings with, and, in certain cases, the receipt of governmental authorizations, consents, orders or other approvals from, governmental entities, including the FTC, the Antitrust Division, the FCC, the CFIUS and, if applicable, state public utility or service commissions and foreign authorities. The parties have made or plan to make initial filings with each of these governmental entities where required; however, the applicable waiting period under U.S. antitrust laws has not yet expired or been terminated and the other governmental entities have not concluded their review and/or yet provided the requisite authorizations, consents, orders or other approvals.

There is no assurance that all of these required authorizations, consents, orders and other approvals will be obtained, and, if they are obtained, they may not be obtained before you vote on the proposals relating to the transaction. Moreover, if they are obtained, they may require actions or impose restrictions, limitations or conditions on the assets, businesses, licenses or product lines of MetroPCS or T-Mobile. The business combination agreement requires the parties to satisfy any actions, or to agree to any restrictions, limitations or conditions, in each case with respect to any of the assets, businesses, licenses or product lines of MetroPCS, Deutsche Telekom, T-Mobile, any of their respective subsidiaries, or any combination thereof, unless it would have a material adverse effect on the business, assets, liabilities, prospects, outlook, financial condition or results of operations of MetroPCS, T-Mobile and their respective subsidiaries, taken as a whole. It is possible that such actions, restrictions, limitations or conditions may have an adverse effect on the business, assets, liabilities, prospects, outlook, financial condition or results of operations of MetroPCS or T-Mobile, but not qualify as a material adverse effect under the business combination agreement. These required actions, restrictions, limitations and conditions also may jeopardize or delay completion of the transaction, reduce the anticipated benefits of the transaction or allow the parties to terminate the transaction.

Failure to complete the transaction. or a delay in completing the transaction, could negatively impact the stock price of MetroPCS and the future business, assets, liabilities, prospects, outlook, financial condition and results of operations of MetroPCS and/or T-Mobile.

If the transaction is not completed, MetroPCS’ ongoing business may be adversely affected and the market price of our common stock may decline, particularly to the extent that the current market price reflects a market assumption that the transaction will be completed. If closing is delayed, including by a delay in receipt of necessary governmental approvals or by the receipt of a competing proposal, the ongoing businesses, financial condition and results of operations of MetroPCS and T-Mobile may be adversely affected. Additionally, if the transaction is not completed, MetroPCS, under certain circumstances described in “Summary of the Business Combination Agreement—Termination” and “—Effect of Termination,” beginning on pages 147 and 148, respectively, may be required to pay Deutsche Telekom $150 million. Any of the foregoing, or other risks arising in connection with the failure of or delay in completing the transaction, including the diversion of management attention from pursuing other opportunities and operating the ongoing business during the pendency of the transaction, may have an adverse effect on the business, assets, liabilities, prospects, outlook, financial condition or results of operations of MetroPCS and/or T-Mobile.

The business combination agreement contains provisions that could affect a potential competing acquirer of MetroPCS or that could delay the completion of the transaction.

The business combination agreement contains “no shop” provisions that, subject to limited exceptions, restrict MetroPCS’ ability to solicit, encourage, facilitate or discuss competing third-party proposals to acquire stock or assets of MetroPCS. Further, while the MetroPCS board is permitted to make a recommendation change to the stockholders with respect to the transaction under certain circumstances, unless Deutsche Telekom terminates the business combination agreement, MetroPCS nonetheless will be required to submit the proposals to a stockholder vote at the special meeting. This requirement, which is often called a “force the vote” provision, means that MetroPCS does not have the right before the stockholder vote to terminate the business combination agreement to accept a superior proposal. In addition, Deutsche Telekom generally has an opportunity to offer to modify the terms of its proposal in response to a competing superior acquisition proposal, as well as an updated competing superior acquisition proposal, before the MetroPCS board makes a recommendation change with respect to the transaction. This requirement is commonly called a “match right.” In some circumstances, upon termination of the business combination agreement MetroPCS will be required to pay a termination fee of $150 million to Deutsche Telekom. See the sections entitled “Summary of the Business Combination Agreement—No Solicitation of Alternative Proposals,” “—Change in the MetroPCS Board’s Recommendation,” “—Termination” and “—Effect of Termination” beginning on pages 138, 140, 147 and 148, respectively.

These provisions may affect whether a potential competing acquirer will make a proposal to acquire MetroPCS, even if it were prepared to pay consideration with a higher per share value than the market value proposed to be received or realized in the transaction. These provisions also might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the $150 million termination fee that may become payable in certain circumstances or the possible delay in executing such transaction as a result of having to wait until after the MetroPCS stockholder vote on the proposals contained in this proxy statement at the special meeting. Further, because T-Mobile is a private company, a third party may have difficulty establishing that a competing proposal constitutes a higher value proposal than the current transaction. Moreover, the submission of a competing acquisition proposal could distract management, which could delay the completion of the transaction and could have an adverse effect on MetroPCS’ business, assets, liabilities, prospects, outlook, financial condition or results of operations. Any delay in completing the transaction also could reduce the benefits, cost and capital expenditure savings and synergies from combining the businesses of MetroPCS and T-Mobile.

If the business combination agreement is terminated and MetroPCS determines to seek another business combination, it may not be able to negotiate a transaction with another party on terms comparable to or better than the terms of the transaction.

Some of MetroPCS’ and T-Mobile’s existing agreements contain change in control or early termination rights that may be implicated by the transaction, and exclusivity, commitment or minimum purchase provisions in some of MetroPCS’ existing agreement may limit the combined company’s business.

Some of MetroPCS’ and T-Mobile’s existing contracts contain provisions that allow the counterparty to terminate the agreement after a specified period following a change of control of MetroPCS and/or T-Mobile. If a third party has such a right and were to exercise its right to terminate an agreement as a result of the completion of the transaction, such termination could disrupt MetroPCS’ and/or T-Mobile’s existing operations and adversely affect MetroPCS’ business, assets, liabilities, prospects, outlook, financial conditions and results of operations. For example, renewal of MetroPCS’ roaming agreements allow the counterparty to terminate or limit the benefits of the roaming agreements in connection with a change in control. If such counterparty were to do so, it could reduce the area in which MetroPCS’ customers can receive service outside of MetroPCS’ network coverage area. In addition, some of MetroPCS’ existing contracts contain exclusivity, commitment or minimum purchase provisions that will continue to apply to the combined company after the completion of the transaction. These exclusivity, commitment or minimum purchase provisions could limit the combined company’s ability take advantage of certain opportunities in specified geographic areas which could reduce some of the anticipated benefits from the transaction or its ability to achieve the planned synergies. The combined company may be required to enter into agreements for similar services with other third parties or renegotiate its existing agreements to avoid such a disruption or restrictions.

MetroPCS and T-Mobile are subject to various uncertainties and contractual restrictions while the transaction is pending that may cause disruption and could adversely affect their businesses, assets, liabilities, prospects, outlooks, financial conditions and results of operations.

Uncertainty about the effect of the transaction on employees, customers, suppliers, vendors, distributors, dealers and retailers may have an adverse effect on MetroPCS and/or T-Mobile. These uncertainties may impair MetroPCS’ and/or T-Mobile’s ability to attract, retain and motivate key personnel, dealers and retailers until the transaction is completed and for a period of time thereafter, as employees and prospective employees may experience uncertainty about their future roles with the combined company. Additionally, these uncertainties could cause customers, suppliers, distributors, dealers, retailers and others who deal with MetroPCS or T-Mobile to seek to change existing business relationships with MetroPCS or T-Mobile or fail to extend an existing relationship with MetroPCS or T-Mobile. Suppliers, distributors and content and application providers may also delay or cease developing new products for MetroPCS or T-Mobile that are necessary for the operations of their respective businesses due to the uncertainty created by the transaction. In particular, because the transaction contemplates a discontinuance of MetroPCS’ existing network technology over time, current suppliers, including handset suppliers, may choose not to invest in, may delay, or may cease developing or supporting, new handsets for MetroPCS that are necessary for MetroPCS to compete effectively or to meet the demands, requirements or expectations of its customers. In addition, existing competitors may target MetroPCS’ or T-Mobile’s existing customers by highlighting potential uncertainties and integration difficulties that may result from the transaction.

MetroPCS has a small number of key personnel. The pursuit of the transaction and the preparation for the integration may place a burden on management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could affect MetroPCS’ and/or T-Mobile’s financial results.

In addition, the business combination agreement restricts each of MetroPCS and T-Mobile, without the other’s consent, from taking certain actions outside of the ordinary course of business while the transaction is pending. These restrictions may prevent MetroPCS and/or T-Mobile from pursuing otherwise attractive business opportunities and making other changes to their respective businesses prior to completion of the transaction or termination of the business combination agreement. See the section entitled “Summary of the Business Combination Agreement—Conduct of Business” beginning on page 136.

Multiple lawsuits have been filed against the parties challenging the transaction, and an adverse ruling may delay or prevent the transaction from being completed.

Since the announcement on October 3, 2012 of the execution of the business combination agreement, MetroPCS, Deutsche Telekom, Global, Holding, T-Mobile and the members of the MetroPCS board including an officer, have been named as defendants in multiple stockholder derivative and class action complaints challenging the transaction. The lawsuits generally allege, among other things, that the transaction fails to properly value MetroPCS and that the individual defendants breached their fiduciary duties in approving the business combination agreement and, in some of the lawsuits, that those breaches were aided and abetted by Deutsche Telekom, Global, Holding and T-Mobile. The lawsuits seek, among other things, injunctive relief enjoining the defendants from completing the transaction on the agreed-upon terms, monetary relief, punitive damages, and attorneys’ fees and costs.

One of the conditions to the closing of the transaction is that no governmental entity has enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, injunction, decree or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits completion of the transaction. Consequently, if the plaintiffs secure injunctive or other relief prohibiting, delaying, or otherwise adversely affecting the defendants’ ability to complete the transaction, then such injunctive or other relief may prevent the transaction from becoming effective within the expected time frame or at all. If completion of the transaction is prevented or delayed, it could result in substantial costs to the parties. In addition, the parties could incur significant costs in connection with the lawsuits, including costs associated with the defense and indemnification of MetroPCS’ directors and officers. Finally, any delay could allow the other parties to the transaction to terminate the business combination agreement if the closing is delayed beyond the outside date provided therein.

Directors and executive officers of MetroPCS have interests in the transaction that may be different from, or in addition to, those of other stockholders of MetroPCS, which could have influenced their decisions to support or approve the transaction.

In considering whether to approve the proposals at the special meeting, you should recognize that all of the directors and executive officers of MetroPCS have interests in the transaction that may differ from, or that are in addition to, your interests as a stockholder of MetroPCS. These interests include, among others, continued service as a director or an executive officer of the combined company, employment or consulting arrangements, acceleration of awards under MetroPCS equity incentive compensation plans, elections to cash out stock options in certain circumstances, arrangements that provide for severance benefits if certain executive officers’ employment is terminated under certain circumstances following the completion of the transaction and rights to indemnification and directors’ and officers’ liability insurance that will survive the completion of the transaction. The MetroPCS board and the special committee were aware of these interests during the time that the business combination was being negotiated and at the time they approved the transaction. These interests may cause MetroPCS’ directors and executive officers to view the transaction differently than you may view it as a stockholder. See the section entitled “Interests of MetroPCS Directors and Officers in the Transaction” beginning on page 114.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a proportionate increase in the per share price of the MetroPCS common stock.

If MetroPCS completes the transaction, MetroPCS will effect a 1-for-2 reverse stock split as of the effective time and make the cash payment. MetroPCS cannot predict whether or to what extent the reverse stock split will proportionately increase the market price of MetroPCS common stock in comparison to the reduction in the number of shares of MetroPCS common stock issued and outstanding before the reverse stock split or what effect the cash payment will have on the price of MetroPCS common stock. The market price of MetroPCS common stock may decrease following the transaction for various reasons, including due to the reverse stock split or to account for other factors, including the combined company’s performance, businesses, assets, liabilities, prospects, outlooks, financial conditions, results of operations, analyst reports and projections, and broader market conditions that are unrelated to the number of shares of MetroPCS common stock outstanding or the cash payment. As a result, there can be no assurance that the reverse stock split will proportionately increase the market price of MetroPCS’ stock, that the market price of MetroPCS common stock will reflect the cash payment, or that the market price of MetroPCS common stock will remain at a higher value for any significant length of time after completion of the transaction.

A significant stockholder of MetroPCS executed a voting and support agreement in connection with the transaction, and that voting and support agreement is binding on such stockholder, even if the MetroPCS board changes its recommendation to the MetroPCS stockholders.

Concurrent with the execution of the business combination agreement, Madison Dearborn Capital Partners IV, L.P., which we refer to as Madison Dearborn, an approximate 8.32% holder of MetroPCS common stock, entered into a voting and support agreement with Deutsche Telekom, which we refer to as the support agreement, pursuant to which Madison Dearborn agreed to vote all shares of its MetroPCS common stock (i) in favor of the required MetroPCS stockholder approvals and (ii) against certain third party proposals to acquire MetroPCS and against any other actions that could reasonably be expected to materially impede, interfere with, delay, postpone, discourage or adversely affect the transaction or any other transactions contemplated by the business combination agreement. The support agreement is binding on Madison Dearborn, even if the MetroPCS board changes its recommendation to the MetroPCS stockholders with respect to the required MetroPCS stockholder approvals; provided that, the support agreement will terminate in the event Deutsche Telekom elects to terminate the business combination agreement due to a change in the recommendation of the MetroPCS board. See the section entitled “Summary of Ancillary Agreements—Voting and Support Agreement” beginning on page 154.

If the reverse stock split and cash payment do not qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code, the MetroPCS stockholders may be required to pay additional U.S. federal income taxes.

For U.S. federal income tax purposes, MetroPCS believes the reverse stock split and cash payment should be integrated and treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. There can be no assurance, however, that the Internal Revenue Service, which we refer to as the IRS, or the courts will agree with such treatment. If the IRS or a court were to determine that the reverse stock split and cash payment should not be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code, the MetroPCS stockholders might be required to treat the cash payment as ordinary income. See “Material U.S. Federal Income Tax Consequences” beginning on page 126.

Risk Factors Relating to the Combined Company Following the Transaction

Even following the completion of the transaction, the combined company will continue to face intense competition from larger competitors that have greater resources than the combined company, and such competition may intensify in the future.

The U.S. wireless telecommunications industry is highly competitive with a range of diversified competitors. After the completion of the transaction, the combined company will have increased spectrum assets, network coverage and capacity, and improved marketing and purchasing scale. However, following the transaction, the combined company will remain the fourth largest wireless carrier in the United States, and the combined company’s relative competitive position will present risks associated with scale, brand positioning, and perception of network coverage and quality. Several of the combined company’s competitors are larger companies that have better-developed brands and brand awareness; greater spectrum and capital resources; better networks and support systems; substantially greater financial, technical, personnel and marketing resources and bargaining power; greater access to capital on better terms, cash reserves, and spectrum holdings; larger geographic coverage areas, roaming territories, and third-party distribution networks; better in-building coverage; unique intellectual property; greater numbers of customers; exclusive distributorship arrangements for certain popular brands of handsets, applications and content; and more advanced technology. The combined company will face a long-term challenge to compete effectively in terms of pricing, products, coverage, and new technologies and services. Some competitors operate using alternative business models that have the potential to affect negatively the combined company’s ability to attract and retain customers. All of the foregoing may affect the combined company’s ability to compete successfully.

The failure to integrate successfully the businesses of MetroPCS and T-Mobile in the expected time frame could adversely affect the combined company’s future results following the transaction.

The success of the transaction will depend, in large part, on the ability of the combined company to realize the anticipated benefits, including projected synergies and cost savings, from combining the businesses of MetroPCS and T-Mobile. To realize these anticipated benefits, the businesses of MetroPCS and T-Mobile must be successfully integrated. This integration will be complex and time-consuming and may divert management’s time and attention from the business. The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the combined company not achieving the anticipated benefits of the transaction.

The parties may encounter numerous potential difficulties in the integration process, including the following:

•	being unable to integrate successfully the businesses of MetroPCS and T-Mobile in a manner that permits the combined company to achieve the cost savings anticipated to result from the transaction;

•

migrating MetroPCS’ customers to the combined company’s T-Mobile based global system for mobile communications, which we refer to as GSM, evolved high speed packet access, which we refer to as HSPA+, and LTE networks;

•	integrating MetroPCS’ and T-Mobile’s existing information and billing systems, cell sites, customer service programs and distributed antenna systems;

•	decommissioning MetroPCS’ networks;

•	integrating and adding T-Mobile’s technology to MetroPCS’ cell sites and distributed antenna systems;

•	combining MetroPCS’ and T-Mobile’s product and service offerings, subscriber plans, customer service, and sales and marketing approaches;

•	preserving subscriber, supplier, vendor, content provider, dealer, retailer, and other important relationships;

•	resolving complexities associated with managing the larger combined company;

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addressing the potential effect of the transaction on MetroPCS’ and T-Mobile’s business and relationships with employees, customers, suppliers, vendors, content providers, distributors, dealers, retailers, regulators and the communities in which they operate;

•	addressing the potential difficulty in coordinating geographically dispersed organizations and business headquarters;

•	addressing possible differences in corporate cultures and management philosophies;

•	integrating personnel from the two companies while maintaining focus on providing consistent, high quality products and services;

•	retaining key employees and members of management of MetroPCS and T-Mobile;

•	encountering difficulties in consolidating and preparing the combined company’s financial statements, or having to restate the financial statements of the combined company;

•	addressing the potential difficulty in maintaining cost controls during the integration process;

•	discharging and otherwise addressing potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the transaction; and

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experiencing performance shortfalls at one or both of MetroPCS and T-Mobile as a result of the diversion of management’s attention caused by completing the transaction and integrating their operations.

Many of the anticipated synergies from the transaction may not be realized for a significant period after the completion of the transaction and will require substantial capital expenditures to be fully realized.

The success of the transaction will depend, in part, on the ability of the combined company to realize the anticipated synergies as a result of the transaction. Many of the anticipated synergies are not expected to occur for a significant time period following the completion of the transaction and will require substantial capital expenditures in the near term to be fully realized. Many of the anticipated synergies will only occur, if at all, after these substantial capital expenditures or expenses have been incurred. Even if the combined company is able to integrate the two companies successfully, this integration may not result in the realization of the full benefits of the synergies that are currently expected or the achievement of these benefits within the anticipated time frame or at all.

The combined company’s future results could suffer if it does not effectively manage its expanded business, operations and employee base following the transaction.

The size of the combined company’s business, operations and employee base following the transaction will be greater than the stand-alone size of either MetroPCS’ or T-Mobile’s business, operations and employee base prior to the transaction and will include two separate business units headquartered in different cities. The combined company’s future success depends, in part, upon its ability to manage this expanded business, operations and employee base, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. No assurances can be given that the combined company will successfully manage its expanded business, operations and employee base following the transaction.

The combined company’s results of operations after the transaction may be affected by factors different than those currently affecting MetroPCS’ and T-Mobile’s separate results of operations.

T-Mobile’s business differs from MetroPCS’ business. For example, MetroPCS provides wireless services based on a no-annual contract model, while T-Mobile provides wireless services largely based on an annual contract model, in addition to no-contract plans. The combined company’s results of operations, as well as the price of the combined company’s common stock after the transaction, may be affected by factors different than those currently affecting MetroPCS’ or T-Mobile’s results of operations and MetroPCS’ stock price. The price of the combined company’s common stock may fluctuate significantly following the completion of the transaction, including as a result of factors over which MetroPCS and T-Mobile have no control. In addition, T-Mobile is a privately held corporation and, therefore, there is no public valuation of T-Mobile’s business. Due in part to this lack of existing public valuation, we cannot predict the price at which the combined company’s common stock may trade after the completion of the transaction.

The unaudited pro forma financial statements included in this proxy statement are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the transaction.

The unaudited pro forma financial statements contained in this proxy statement are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company’s financial condition or results of operations following the transaction. The unaudited pro forma financial statements have been derived from MetroPCS’ and T-Mobile’s historical financial statements and certain adjustments and assumptions have been made regarding the combined company. The assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the transaction. Moreover, the unaudited pro forma financial statements do not reflect all costs that are expected to be incurred in connection with the transaction. As a result, the combined company’s actual financial condition and results of operations may differ significantly from the unaudited pro forma financial statements.

The combined company is expected to incur substantial expenses related to the transaction and the integration of MetroPCS and T-Mobile.

The combined company is expected to incur substantial expenses in connection with the transaction and the integration of MetroPCS and T-Mobile. There are a large number of processes, policies, procedures, operations, staff, functions, technologies and systems that must be integrated, including purchasing, accounting and finance, legal, regulatory, sales, inventory forecasting, billing, payroll, marketing, customer service and benefits. While MetroPCS and T-Mobile have assumed that a certain level of these expenses would be incurred and that such integration could be accomplished within a certain period of time, there are many factors beyond their control that could affect the total amount or the timing of the expenses. Moreover, many of these expenses are, by their nature, difficult to estimate accurately. These expenses could, particularly in the near term, exceed the savings that the parties expect to achieve from the elimination of duplicative expenses and the realization of economies of scale. These integration expenses likely will result in the combined company taking significant charges against earnings following the completion of the transaction. The amount and timing of such charges are uncertain at present.

Following the completion of the transaction, the combined company will be controlled by Deutsche Telekom, and Deutsche Telekom will continue to have approval rights over certain actions taken by the combined company as long as it beneficially owns 30% or more of the combined company’s common stock. The interests of Deutsche Telekom may differ from the interests of other stockholders of the combined company.

Immediately following the completion of the transaction, Deutsche Telekom will beneficially own and possess voting power over approximately 74% of the fully diluted shares of the combined company’s common stock. Under the stockholder’s agreement to be entered into as provided in the business combination agreement, which we refer to as the stockholder’s agreement, Deutsche Telekom may acquire additional shares of the combined company’s common stock up to an aggregate of 80.1% of the combined company’s common stock without the combined company board’s approval.

Through its control of the combined company’s voting power and the provisions set forth in the new certificate of incorporation and the stockholder’s agreement, Deutsche Telekom will have the ability to elect a majority of the combined company’s directors, hire or fire the Chief Executive Officer, and control all other matters requiring the approval of the combined company’s stockholders. As a result, the combined company will be a “controlled company” as defined in the NYSE listing rules and will, therefore, not be subject to NYSE requirements that would otherwise require the combined company to have (i) a majority of independent directors, (ii) a nominating committee composed solely of independent directors, (iii) compensation of its executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

In addition, the new certificate of incorporation and the stockholder’s agreement will restrict the combined company’s ability to take certain actions without Deutsche Telekom’s prior written consent as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of the combined company’s common stock, including the ability to enter into acquisitions of any business, debt or equity interests, operations or assets of any person for consideration in excess of $1 billion, sale of any division, business, operations or equity interests of the combined company or any of its subsidiaries for consideration in excess of $1 billion or hire or fire the Chief Executive Officer. These restrictions could prevent the combined company from taking actions that the combined company’s board determines are in the best interests of the combined company and its stockholders or that the other non-Deutsche Telekom stockholders determine are in their best interest. See the section entitled “Summary of Ancillary Agreements—Stockholder’s Agreement” beginning on page 150.

Deutsche Telekom will also have control over all matters submitted to our stockholders for approval, including the election or removal of directors, changes in our capital structure, transactions requiring stockholder approval under Delaware law and corporate governance. As a holder of a substantial amount of equity and debt of the combined company, Deutsche Telekom may have different interests than other holders of MetroPCS common stock and may make decisions adverse to your interests. For example, a substantial amount of the combined company’s cash flow will be used to pay the interest and make principle repayments on the indebtedness held by Deutsche Telekom. In addition, Deutsche Telekom’s interests may shift if it transfers a substantial amount of its equity holdings in the combined company while retaining its large credit position. For example, if the combined company encounters financial difficulties, the interests of Deutsche Telekom as a creditor of the combined company might conflict with stockholders’ interests. This concentrated control and these approval rights could delay, defer, or prevent a change in control, merger, consolidation, or sale of all or substantially all of the combined companies’ assets that the combined company’s other stockholders support, or conversely this concentrated control could result in the consummation of such a transaction that the combined company’s other stockholders do not support. In addition, this concentrated control and these approval rights could discourage a potential investor from seeking to acquire the combined company’s common stock and, as a result, might harm the market price of the combined company’s common stock.

Deutsche Telekom will be permitted to transfer shares of the combined company’s common stock in any transaction that would result in the transferee owning 30% or less of the outstanding shares of the combined company’s common stock, and any control or other purchase price premium Deutsche Telekom receives from such transfer need not be shared with the rest of the combined company’s stockholders.

Pursuant to the stockholder’s agreement, Deutsche Telekom will be prohibited from transferring any shares of the combined company’s common stock in any transaction that would result in the transferee owning more than 30% of the outstanding shares of the combined company’s common stock unless such transferee offers to acquire all of the then outstanding shares of the combined company’s common stock at the same price and on the same terms and conditions as the proposed transfer from Deutsche Telekom. However, Deutsche Telekom will be permitted to transfer shares of the combined company’s common stock, without requiring the transferee to acquire all such other outstanding shares, in any transaction that would result in the transferee owning 30% or less of the outstanding shares of the combined company’s common stock. In the event Deutsche Telekom receives a control or other purchase price premium from such transfer of its shares only, it will not be obligated to share such premium with the rest of the combined company’s stockholders. See the section entitled “Summary of Ancillary Agreements—Stockholder’s Agreement” beginning on page 150.

Deutsche Telekom will be subject to a six month lock-up period with respect to its shares of the combined company’s common stock, after which, subject to limited restrictions, it will be permitted to transfer freely its shares of the combined company’s common stock, which could have a negative impact on the combined company’s stock price.

Following the completion of the transaction, Deutsche Telekom will be prohibited from transferring any shares of the combined company’s common stock for six months. However, following such six-month period, Deutsche Telekom will be permitted, subject to limited restrictions described in the section entitled “Summary of Ancillary Agreements—Stockholder’s Agreement” beginning on page 150, to transfer freely its shares of the combined company’s common stock without notice. Any such transfer could significantly increase the number of the combined company’s shares available in the market, which could cause a decrease in the combined company’s stock price. In addition, even if Deutsche Telekom does not transfer a large number of its shares into the market, its right to transfer a large number of shares into the market may depress the combined company’s stock price.

The combined company does not have a contractual right to make indemnification claims against Deutsche Telekom for the breach of any representations, warranties or covenants made by Deutsche Telekom or its subsidiaries in the business combination agreement.

Under the business combination agreement, the combined company does not have a right to make contractual indemnification claims against Deutsche Telekom after the closing, including for a breach by Deutsche Telekom or its subsidiaries (including T-Mobile or its subsidiaries) of the representations and warranties made to MetroPCS or for a violation by Deutsche Telekom or its subsidiaries (including T-Mobile or its subsidiaries) of certain covenants and agreements in the business combination agreement.

This limitation does not affect any other entitlement, remedy or recourse permitted by law that the combined company may have against Deutsche Telekom or its subsidiaries, including the right to specific performance set forth in the business combination agreement. Such action may be brought by the combined company at the direction of a majority of the directors of the combined company not affiliated with Deutsche Telekom. However, because Deutsche Telekom will appoint a majority of the directors, including some directors not affiliated with Deutsche Telekom, such Deutsche Telekom appointees that are not affiliated with Deutsche Telekom can vote against such suit. Because such directors may constitute a majority of the unaffiliated directors, the combined company may not bring suit even though it may be in the best interests of the stockholders other than Deutsche Telekom. See the section entitled “Summary of the Business Combination Agreement—Specific Performance” beginning on page 149.

The combined company will incur substantial indebtedness in connection with the transaction.

The parties intend to finance the transaction, and refinance MetroPCS’ and T-Mobile’s existing indebtedness, with up to $20.5 billion in senior unsecured debt financing through the issuance of debt securities to Deutsche Telekom and third-party investors. As a result, the combined company is expected to have long-term indebtedness that will be substantially greater than either MetroPCS’ or T-Mobile’s long-term indebtedness prior to the transaction and related refinancing. This new indebtedness will increase the related risks MetroPCS now faces with its current indebtedness, described in detail in MetroPCS’ most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q.

A substantial majority of the indebtedness that would be incurred in connection with the transaction will be subject to significant limitations on redemption, which may impede the refinancing of such indebtedness.

The $15.0 billion notes to be purchased by Deutsche Telekom, as well as the $2.5 billion notes, $1.0 billion notes, and $2.0 billion notes (if purchased by Deutsche Telekom or issued by Wireless on or prior to the closing date of the transactions), may only be redeemed, prior to certain specified dates for each series, if the combined company or T-Mobile pays a customary “make whole” premium at the time of redemption. Such make whole premium may be significant, and may make it financially prohibitive for the combined company to refinance such series prior to such dates to take advantage of lower interest rates which may become available for the combined company’s debt or in connection with pursuing other business opportunities.

A substantial portion of the indebtedness that would be incurred in connection with the transaction is subject to a pricing “reset” that may materially increase the interest rate applicable to that indebtedness.

$7.5 billion of the $15.0 billion notes to be purchased by Deutsche Telekom, and 50% of any of the $2.5 billion notes, $1.0 billion notes, and $2.0 billion notes purchased by Deutsche Telekom, will be subject to a pricing “reset” that will cause the interest rate of the relevant debt securities to be recalculated according to a formula which depends in part upon designated indices and other benchmark debt securities, only a portion of which is calculated based on the trading prices of MetroPCS indebtedness. This reset will occur, for each series of the debt securities, either two, two and a half or three years after the issue date of the debt securities. As a result of the pricing reset feature, as of the reset date for each applicable series of debt securities, a material increase in the combined company’s interest expense could result with respect to such series as of the reset date, which would increase its financing costs, decrease its net income and further increase the related risks MetroPCS now faces with its current indebtedness, described in detail in MetroPCS’ most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q.

Interest rates for such benchmark indices and debt securities are highly sensitive to many factors, including domestic and international economic and political conditions, policies of governmental and regulatory agencies, developments affecting the results or prospects of the issuer of the benchmark securities or of securities referenced in the benchmark indices, and other factors beyond the combined company’s control. As a result, a significant increase in these interest rates at the time that the relevant debt securities are recalculated could have an adverse effect on the combined company’s financial position and results of operations.

The combined company’s working capital revolving credit facility subjects the combined company to interest rate changes.

The entire amount of indebtedness outstanding from time to time under the combined company’s $500 million working capital revolving credit facility will bear interest at floating rates. While the combined company will be permitted to hedge against higher interest rates, there is no assurance it will be able to do so or will do so on commercially reasonable terms. Interest rates are highly sensitive to many factors, including domestic and international economic and political conditions, policies of governmental and regulatory agencies and other factors beyond the combined company’s control. An increase in benchmark interest rates could cause a material increase in the combined company’s interest expense, which would increase its financing costs, decrease its net income and further increase the related risks MetroPCS now faces with its current indebtedness, described in detail in MetroPCS’ most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q. See “Summary of the Financing—$500 Million Working Capital Revolving Credit Facility” beginning on page 113.

Upon a change in control triggering event, the combined company may be required to offer to repurchase all of the debt securities to be issued in connection with the transaction; the combined company may not have the ability to finance such repurchase.

Upon a change in control triggering event, as described in Exhibit G to the business combination agreement, the combined company may be required to offer to repurchase all of the debt securities to be issued in connection with the transaction, in an aggregate principal amount of up to $20.5 billion, at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, pursuant to a noteholder agreement between the combined company and Deutsche Telekom, in the event of a change in control that is not caused by Deutsche Telekom, Deutsche Telekom will have the right to require the combined company to redeem any of the notes held by Deutsche Telekom, even if a change in control triggering event has not occurred. If a change in control triggering event, or an event requiring it to purchase notes held by Deutsche Telekom, were to occur, the combined company may not have sufficient funds to pay the change in control purchase price and may be required to obtain third-party financing in order to do so. However, the combined company may not be able to obtain such financing on commercially reasonable terms, or at all.

The combined company’s failure following a change in control triggering event to make or consummate an offer to purchase the notes would constitute an event of default under the documentation governing the notes. In such an event, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may accelerate the maturity of all of the notes. In addition, any such event of default would likely trigger an event of default on other outstanding or future indebtedness of the combined company.

The agreements governing the combined company’s indebtedness will include restrictive covenants that limit the combined company’s operating flexibility.

The agreements governing the combined company’s indebtedness will impose material operating and financial restrictions on the combined company. These restrictions, subject in certain cases to customary baskets, exceptions and incurrence-based ratio tests, may limit the combined company’s ability to engage in some transactions, including the following:

•	incurring additional indebtedness and issuing preferred stock;

•	paying dividends, redeeming capital stock or making other restricted payments or investments;

•	selling or buying assets, properties or licenses;

•	developing assets, properties or licenses which the combined company has or in the future may procure;

•	creating liens on assets;

•	participating in future FCC auctions of spectrum or private sales of spectrum;

•	engaging in mergers, acquisitions, business combinations, or other transactions;

•	entering into transactions with affiliates; and

•	placing restrictions on the ability of subsidiaries to pay dividends or make other payments.

These restrictions could limit the combined company’s ability to obtain debt financing, repurchase stock, refinance or pay principal on its outstanding indebtedness, complete acquisitions for cash or indebtedness or react to changes in its operating environment or the economy. Any future indebtedness that the combined company incurs may contain similar or more restrictive covenants. Any failure to comply with the restrictions of the combined company’s debt agreements may result in an event of default under these agreements, which in turn may result in defaults or acceleration of obligations under these agreements and other agreements, giving the combined company’s lenders the right to terminate any commitments they had made to provide it with further funds and to require the combined company to repay all amounts then outstanding.

Deutsche Telekom will be subject to non-compete limitations for a finite period of time, after which it may compete with the combined company.

The stockholder’s agreement will restrict Deutsche Telekom from competing with the combined company in the United States, Puerto Rico and the territories and protectorates of the United States, which we refer to as the territory, during the period beginning on the date of the closing and ending two years after the date on which Deutsche Telekom beneficially owns less than 10% of the outstanding shares of the combined company’s common stock. Specifically, during such period, neither Deutsche Telekom nor any of its other controlled affiliates will be permitted to engage in providing wireless telecommunications services through a facilities-based network in the territory, hold licenses from the FCC related to or necessary to provide such services, act as a reseller, dealer or distributor of such services in the territory, or act as a mobile virtual network operator in the territory. In addition, for the period commencing at the closing and expiring on the first anniversary of the termination of the trademark license in accordance with its terms, Deutsche Telekom may not manufacture, market or distribute any products or services under, or use in any way, the trademark T-MOBILE in connection with any of the activities described in the previous sentence, other than by the combined company and its affiliates in accordance with the terms of the trademark license. See the sections entitled “Summary of Ancillary Agreements—Stockholder’s Agreement” and “Summary of Ancillary Agreements—Trademark License” beginning on pages 150 and 154, respectively.

Following the expiration of the periods described above, Deutsche Telekom and its controlled affiliates may compete directly with the combined company in the territory. Because the duration of the covenant not to compete depends on Deutsche Telekom’s equity ownership and not the amount of combined company debt it holds, Deutsche Telekom could be a significant holder of the combined company indebtedness and be able to compete with the combined company. Further, although the combined company can pursue opportunities outside the territory, the covenant not to compete does not prevent Deutsche Telekom from competing with the combined company outside of the territory, even while Deutsche Telekom holds a majority of the combined company’s common stock. Because Deutsche Telekom has significant resources and substantial knowledge and expertise in the wireless telecommunications industry, such competition may be harmful to the business of the combined company.

The combined company will not be entitled to use the T-Mobile trademarks indefinitely.

Pursuant to the trademark agreement, the combined company will receive a limited license to certain T-Mobile trademarks, including the right to use the trademark “T-Mobile” as a name for the combined company, for use in connection with telecommunications and broadband products and services in the territory. However, the term of the trademark license is limited. The initial term of the trademark license is approximately five years. The trademark license automatically renews for additional five year terms on an adjusted fee basis unless the combined company provides notice of its intent not to renew the trademark license. Thereafter, the trademark license automatically renews for subsequent five year periods unless the combined company provides 12 months’ notice prior to the expiration of the then-current term. The trademark agreement assigns all goodwill created as a result of the use of the T-Mobile trademark to Deutsche Telekom. The combined company and Deutsche Telekom are also obligated to negotiate a new trademark license in any of the following events: (i) Deutsche Telekom’s ownership of the voting power of the outstanding shares of capital stock of the combined company falls to 50% or less; or (ii) any third party becomes the owner or otherwise comes to control, directly or indirectly, 50% or more of the voting power of the outstanding shares of capital stock of the combined company, or otherwise acquires the power to direct or cause the direction of the management and policies of the combined company. If the combined company and Deutsche Telekom fail to agree on a new trademark license after such event, either the combined company or Deutsche Telekom may terminate the trademark license to be effective, in the case of clause (i) above, on the third anniversary after notice of termination and, in the case of clause (ii) above, on the second anniversary after notice of termination. Additionally, the combined company may terminate the trademark license at any time upon notice to Deutsche Telekom, with such termination to be effective on the first anniversary after notice of termination is given. See the section entitled “Summary of Ancillary Agreements—Trademark License” beginning on page 154.

Following the termination of the trademark license, the combined company may not use any T-Mobile trademarks, including the right to use the trademark “T-Mobile” as a name for the combined company. In such a case, the combined company will need to develop, promote and maintain new trademarks and a new brand. Developing, promoting and maintaining new trademarks and a new brand will likely require substantial capital, marketing and other expenditures. There can be no assurance that such new trademark or brand will be as recognizable or valuable as the T-Mobile trademark or brand. If the combined company fails to develop, promote and maintain new trademarks and a new brand, it could reduce the combined company’s ability to attract and retain customers which could lead to greater churn, lower growth, reduced revenues, and lower profitability, all of which could have a material adverse effect on the combined company’s business, assets, liabilities, prospects, outlook, financial condition and results of operations. Further, the combined company will lose all of the investment it has made in the T-Mobile trademark. Any of these results could be harmful to the business, assets, liabilities, prospects, outlook, financial condition or results of operations of the combined company.

The MetroPCS existing stockholder rights plan will remain in effect with respect to the combined company after completion of the transaction and could prevent a change in control of the combined company in instances in which some stockholders may believe a change in control is in their best interests.

MetroPCS currently has an existing stockholder rights plan, which we refer to as the MetroPCS rights plan, that will remain in effect with respect to the combined company after completion of the transaction. MetroPCS executed an amendment to the MetroPCS rights plan prior to execution of the business combination agreement that exempts Deutsche Telekom, including the acquisition of MetroPCS shares in the transaction, from the effects of the MetroPCS rights plan. See “Summary of Ancillary Agreements—Rights Agreement Amendment” beginning on page 156. Pursuant to the MetroPCS rights plan, MetroPCS has issued to its stockholders one preferred stock purchase right for each outstanding share of MetroPCS common stock as of March 27, 2007. The shares issued in the transaction will include these purchase rights. Each right, when exercisable, will entitle its holder to purchase from the combined company a unit consisting of one one-thousandth of a share of series A junior participating preferred stock at $66.67 per share, subject to adjustment as a result of the reverse stock split. The MetroPCS rights plan is intended to protect stockholders in the event of an unfair or coercive offer to acquire the combined company and to provide the combined company’s board of directors with adequate time to evaluate unsolicited offers. The MetroPCS rights plan may prevent or make takeovers or unsolicited corporate transactions with respect to the combined company more difficult. The MetroPCS rights plan will cause substantial dilution to a person or group that attempts to acquire the combined company on terms that the board of directors of the combined company does not believe are in the combined company’s and its stockholders’ best interest and may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares.

Adverse changes in the credit markets could increase the combined company’s borrowing costs and the availability of funding.

The combined company will require a significant amount of capital to operate and grow its business. We anticipate that the combined company will need to fund its capital needs in part through borrowings in the credit markets in future. Adverse changes in the credit markets, including increases in interest rates, could increase the combined company’s cost of borrowing and make it more difficult for the combined company to obtain future financing for its operations. In addition, the combined company’s borrowing costs could be affected by short and long-term debt ratings assigned by independent rating agencies, which would be based, in significant part, on its performance as measured by customer credit metrics. A decrease in these ratings would likely increase the combined company’s cost of borrowing and/or make it more difficult for it to obtain financing. In addition, a severe disruption in the global financial markets could impact some of the financial institutions with which the combined company would do business, and such instability could affect the combined company’s future access to financing.

If the combined company is unable to take advantage of technological developments in the wireless telecommunications industry on a timely basis, it may experience a decline in the demand for its services, be unable to implement its business strategy, and experience reduced profits.

The incumbent wireless telecommunications industry is experiencing rapid change and disruptive innovation on many fronts as new technologies are developed that offer consumers a broadening array of choices for their communications needs. For example, Apple, Inc. transformed the wireless landscape with the launch of the iPhone handset, Clearwire Corporation hopes to transform the wireless telecommunications industry with fixed mobile convergence, and Google Inc. introduced its open-source Android operating system in 2008. While smartphone use is expected to continue to grow, tablet sales have also increased dramatically. Rapid penetration of smartphones and tablets will require carriers to invest in device subsidization and network improvements. For example, T-Mobile is in the process of transforming and upgrading its network to be the first in the United States to deploy LTE Release 10 and the first to use multimode integrated radios that can handle Global System for Mobile Communications, which we refer to as GSM, Evolved High Speed Packet Access, which we refer to as HSPA+, and LTE. As part of the network upgrade, T-Mobile will install new equipment in more than 37,000 cell sites and refarm its Personal Communications Service in the PCS 1900 MHz spectrum band from second generation GSM services to HSPA+. Modernizing the combined company’s network will carry significant benefits, but it will also involve some risk, because it involves equipment changes, refarming of spectrum, and migration of customers from existing spectrum bands.

In order to grow and remain competitive, the combined company will need to adapt to future changes in technology, enhance its existing offerings, and introduce new offerings to address its customers’ changing demands. If the combined company is unable to meet future challenges from competing technologies on a timely basis or at an acceptable cost, it could lose customers to its competitors. In general, the development of new services in the wireless telecommunications industry will require the combined company to anticipate and respond to the varied and continuously changing demands of its customers. The combined company may not be able to accurately predict technological trends or the success of new services in the market. In addition, there could be legal or regulatory restraints on its introduction of new services. If the combined company’s services fail to gain acceptance in the marketplace, or if costs associated with these services materially increase, the combined company’s ability to retain and attract customers could be adversely affected, which could have a material adverse effect on the combined company’s business, assets, liabilities, financial condition and results of operations.

Other Risk Factors of MetroPCS

Wireless’ existing senior credit facility may be terminated prior to the closing of the transaction.

If Wireless successfully issues the $2.5 billion notes to third parties to refinance the Wireless existing senior credit facility prior to the closing of the transaction, the Wireless existing senior credit facility (including the existing $100 million revolving credit sub-facility) may be terminated in advance of the closing of the transaction. Accordingly, in such event, if the closing does not occur, (i) the interest payments incurred by Wireless may increase because the $2.5 billion notes may have a higher interest rate than the Wireless existing senior credit facility, and (ii) Wireless may not have access to a revolving credit facility to cover any cash flow needs of its business.

Wireless’ issuance of the $1.0 billion notes will result in an increase in long-term indebtedness.

If Wireless issues the $1.0 billion notes to third parties to raise new capital (or any portion of such notes) prior to the closing of the transaction, Wireless’ long-term indebtedness will increase by the principal amount of such notes issued. This debt issuance will result in a higher total leverage, and increased financing costs, for Wireless if the transaction does not close.

MetroPCS will be subject to the risks described above. In addition, MetroPCS is, and will continue to be, subject to the risks described in MetroPCS’ most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement. The combined company also will be subject to similar risks after completion of the transaction as those described in MetroPCS’ periodic reports filed with the SEC. You also should be aware that the risk factors disclosed in this proxy statement in MetroPCS’ filings with the SEC may not describe every risk facing MetroPCS or the combined company or that may affect MetroPCS’ or the combined company’s business, assets, liabilities, financial condition or results of operations. There may be other known, unknown or unpredictable economic, business, competitive, regulatory or other risk factors that could also have a material adverse effect on our business, financial condition and results of operations in the future. In addition, past performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results on trends on future periods. See the section entitled “Where You Can Find More Information” beginning on page 202 for the location of information incorporated by reference in this proxy statement.

PARTIES TO THE AGREEMENT

MetroPCS Communications, Inc.

2250 Lakeside Boulevard

Richardson, Texas 75082

MetroPCS currently provides wireless broadband mobile services primarily in select major metropolitan areas in the United States, including the Atlanta, Boston, Dallas/Fort Worth, Detroit, Las Vegas, Los Angeles, Miami, New York, Orlando/Jacksonville, Philadelphia, Sacramento, San Francisco, and Tampa/Sarasota metropolitan areas. As of September 30, 2012, MetroPCS held licenses for wireless spectrum suitable for wireless broadband mobile services covering a total population of 142.5 million people in and around many of the largest metropolitan areas in the United States. In addition, MetroPCS has roaming agreements with other wireless broadband mobile carriers that allow it to offer customers service when they are outside its service area. These roaming agreements, together with the area MetroPCS serves with its networks, allow customers to receive service in an area covering over 280 million in total population under the Metro USA® brand. MetroPCS provides services using code division multiple access, which we refer to as CDMA, networks using 1xRTT technology and evolution-data only, which we refer to as EVDO, and, long-term evolution, which we refer to as LTE, technology. MetroPCS introduced the first commercial LTE service in the United States in the Las Vegas and Dallas/Fort Worth metropolitan areas in September 2010 and, at that time, launched the world’s first dual mode LTE/CDMA handset. Subsequently, through the remainder of 2010 and early 2011, MetroPCS launched LTE service in the remainder of its major metropolitan areas and launched the world’s first LTE handset based on the android operating system. In 2012, MetroPCS launched the world’s first commercial voice over LTE, which we refer to as VoLTE, service.

MetroPCS is the fifth largest facilities-based wireless broadband mobile communications provider in the United States based on number of customers served. MetroPCS offers wireless broadband mobile services under the MetroPCS® brand in selected major metropolitan areas in the United States. MetroPCS provides a variety of wireless broadband mobile communications services to customers on a no long-term contract, paid-in-advance basis. As of September 30, 2012, MetroPCS had approximately 9.0 million customers.

MetroPCS was incorporated in 2004 in the state of Delaware and maintains its corporate headquarters in Richardson, Texas. All services are provided through wholly-owned subsidiaries of Wireless, an indirect wholly-owned subsidiary of MetroPCS. In April 2007, MetroPCS consummated an initial public offering of its common stock and became listed for trading on the NYSE under the symbol “PCS.”

Deutsche Telekom AG

Friedrich-Ebert-Alle 140

53113 Bonn, Germany

Deutsche Telekom is an Aktiengesellschaft organized in Germany and is one of the world’s leading integrated telecommunications companies with over 131 million mobile customers, 33 million fixed-network lines and more than 17 million broadband lines (as of September 30, 2012). Deutsche Telekom and its affiliates provide fixed-network, mobile communications, Internet and IPTV products and services for consumers and ICT solutions for business and corporate customers. Deutsche Telekom is present in around 50 countries and has over 233,000 employees worldwide. Deutsche Telekom and its affiliates generated revenue of EUR 58.7 billion in the 2011 financial year—over half of it outside Germany.

T-Mobile Global Zwischenholding GmbH

Friedrich-Ebert-Alle 140

53113 Bonn, Germany

Global is a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Deutsche Telekom.

T-Mobile Global Holding GmbH

Friedrich-Ebert-Alle 140

53113 Bonn, Germany

Holding is a Gesellschaft mit beschrankter Haftung organized in Germany and a direct wholly-owned subsidiary of Global.

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

T-Mobile is a wireless telecommunications carrier incorporated in Delaware that offers mobile communications services under the T-Mobile brand in the United States, Puerto Rico and the U.S. Virgin Islands. T-Mobile operates its business in one reportable segment. T-Mobile’s service offerings include contract and non-contract (“prepaid”) wireless voice, messaging and data services plans, mobile broadband plans and wholesale wireless services. As of September 30, 2012, T-Mobile provides service to more than 33.3 million customers through its nationwide voice and data networks.

As of September 30, 2012, T-Mobile’s nationwide coverage footprint offers wireless voice, messaging, and data services across a service area covering over 280 million Americans in most metropolitan areas. In addition, T-Mobile has roaming agreements with other mobile communication network operators that allow mobile communications services to be provided beyond the direct coverage area of the T-Mobile network footprint. Services from T-Mobile are provided using the Global System for Mobile Communications, which we refer to as GSM, General Packet Radio Service, which we refer to as GPRS, Enhanced Data rates for GSM Evolution, which we refer to as EDGE, Universal Mobile Telecommunications Systems, which we refer to as UMTS, and Evolved High Speed Packet Access, which we refer to as HSPA+, technologies. T-Mobile’s network modernization plan will result in the launch of 4G services using LTE technology in areas covering a population of 200 million in 2013.

THE SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the MetroPCS board for use at the special meeting, to be held on [—], and at any continuation, adjournment, postponement or continuation thereof. This document is first being mailed to our stockholders on or about [—].

Time and Place of the Special Meeting

The special meeting will be held [in the Bank of America Theater at the Eisemann Center located at 2351 Performance Drive, Richardson, Texas 75082] on [—] at 10:00 a.m., local time.

Purpose of the Special Meeting

The purpose of the special meeting is to vote upon the following proposals:

The stock issuance proposal: A proposal to approve the MetroPCS stock issuance to be made in connection with, and in order to give effect, to the transaction.

The new certificate of incorporation proposal: A proposal to approve the new certificate of incorporation pursuant to the business combination agreement to, among other things, effect certain aspects of the recapitalization, including the reverse stock split.

The change in control payments proposal: A proposal to approve, on a non-binding, advisory basis, the change in control payments.

The adjournment proposal: A proposal to approve the continuation, adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve both the stock issuance proposal and the new certificate of incorporation proposal.

IF THE METROPCS STOCKHOLDERS FAIL TO APPROVE BOTH THE STOCK ISSUANCE PROPOSAL AND THE NEW CERTIFICATE OF INCORPORATION PROPOSAL, THE TRANSACTION WILL NOT OCCUR.

The only MetroPCS stockholder approvals required by the business combination agreement are the stock issuance proposal and the new certificate of incorporation proposal. The change in control payments proposal is non-binding and advisory and the vote on such proposal will have no impact on whether the transaction is completed. In addition, even if the MetroPCS stockholders approve both the stock issuance proposal and the new certificate of incorporation proposal, the transaction may not be completed if the other conditions to closing the transaction are not satisfied or, if allowed by applicable law, waived. We can give no assurance that the conditions to closing the transaction will be satisfied or so waived.

Other Business

The MetroPCS bylaws provide that only the MetroPCS board may propose business to be discussed at a special meeting of stockholders. Further, at a special meeting of stockholders, the business discussed must be specified in the notice of meeting, or any supplement thereto. At the special meeting, no matters may come before the stockholders other than the proposals presented herein or in any supplement hereto.

Recommendation of the MetroPCS Board

The MetroPCS board, acting upon the recommendation of the special committee, recommends that you vote as follows:

Proposal	Recommended Vote

Stock Issuance Proposal (Item 1)	“FOR” the stock issuance to be made in connection with, and in order to give effect to, the transaction

New Certificate of Incorporation Proposal (Item 2)	“FOR” the new certificate of incorporation pursuant to the business combination agreement to, among other things, effect certain aspects of the recapitalization, including the reverse stock split

Change in Control Payments Proposal (Item 3)	“FOR” the approval, on a non-binding, advisory basis, of the compensation that may be paid or may become payable to MetroPCS’ named executive officers based on or otherwise relating to the transaction

Adjournment Proposal (Item 4)

“FOR”

the continuation, adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve both the stock issuance proposal and the new certificate of incorporation proposal

Record Date and Quorum

The MetroPCS board has established the close of business on [—] as the record date for the special meeting. Only record holders of shares of MetroPCS common stock at the close of business on the record date for the special meeting are entitled to notice of, and to vote at, the special meeting and any continuations, adjournments or postponements of the special meeting. No other shares of MetroPCS capital stock are entitled to notice of and to vote at the special meeting. At the close of business on the record date, MetroPCS had outstanding and entitled to vote [—] shares of MetroPCS common stock. Holders of MetroPCS common stock have one vote per share on each matter to be acted upon.

In order to conduct business at the special meeting, holders of a majority of the outstanding shares of MetroPCS common stock entitled to vote on the record date must be present in person or represented by proxy at the special meeting for there to be a quorum. In addition, certain unvested shares of restricted stock issued pursuant to the MetroPCS equity incentive compensation plans will count towards a quorum because such shares will be voted by MetroPCS on the proposals to be considered at the special meeting in the same proportion as the rest of the shares of MetroPCS common stock that are voted. It is important that you provide us with your proxy or attend the special meeting in person so that your shares are counted toward the quorum. If you hold your shares through a bank, broker, custodian or other record holder, please refer to your proxy card, voting instruction form, or the information forwarded by your bank, broker, custodian or other record holder to determine how and when to vote your shares. Unless you direct your bank, broker, custodian or other record holder on how to vote by the time and date specified by them, they will be unable to vote your shares. We encourage you to provide us with your proxy card even if you plan on attending the special meeting in person to ensure that your vote will be counted.

All shares of MetroPCS common stock represented at the special meeting, including abstentions, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Because all of the proposals are considered non-routine matters, we do not expect to receive any broker non-votes with respect to any of the proposals to be considered at the special meeting.

Attendance

Only stockholders with an admission ticket will be admitted to the special meeting. If you are a record holder of MetroPCS common stock, an admission ticket is attached to your proxy card. However, if you hold your shares of MetroPCS common stock through a bank, broker, custodian or other record holder, you should ask the bank, broker, custodian or other record holder that holds your shares to provide you with a legal proxy, a copy of your account statement, or a letter from the record holder confirming that you beneficially own or hold MetroPCS common stock as of the close of business on the record date. You also can obtain an admission ticket to the special meeting by presenting this legal proxy, or confirming documentation of your account from your bank, broker, custodian or other record holder, at the special meeting. All stockholders will be required to show a valid, government-issued, picture identification that matches the name on the admission ticket or legal proxy or confirming documentation from your bank, broker, custodian or other record holder before being admitted to the special meeting.

For safety and security purposes, we do not permit any stockholder to bring cameras, video or audio recording equipment, large bags, briefcases or packages into the meeting room or to otherwise record or photograph the special meeting. We also ask that all MetroPCS stockholders attending the special meeting not bring cell phones into the special meeting or that they turn off all cell phones, pagers, and other electronic devices during the special meeting. We reserve the right to inspect any bags, purses or briefcases brought into the special meeting.

Vote Required

The required vote to approve each proposal generally is as set forth in the table below. Please see the description immediately following the table for more details on the required vote to approve each proposal.

Proposal	Vote Required

Stock Issuance Proposal (Item 1)	Affirmative vote of the majority of the votes cast, provided that the holders of a majority of the MetroPCS common stock outstanding on the record date vote on this proposal

New Certificate of Incorporation Proposal (Item 2)	Affirmative vote of the majority of the MetroPCS common stock outstanding on the record date

Change in Control Payments Proposal (Item 3)	Affirmative vote of the majority of the votes cast

Adjournment Proposal (Item 4)	If a quorum is not present, the affirmative vote of the majority of the shares of MetroPCS common stock present (in person or by proxy) at the special meeting and entitled to vote; if a quorum is present, the affirmative vote of the majority of the votes cast

The stock issuance proposal: Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast (in person or by proxy) by holders of MetroPCS common stock at the special meeting is required to approve the stock issuance proposal, provided that the holders of a majority of the MetroPCS common stock outstanding on the record date vote on the stock issuance proposal. If you vote to abstain, it will have the same effect as voting against this proposal. If you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal, but it will make it more difficult to have a quorum or meet the requirement that the holders of a majority of the MetroPCS common stock outstanding on the record date vote on this proposal. Accordingly, it is important that you provide us with your proxy or attend the special meeting in person so that your shares are counted toward the quorum and this requirement.

The new certificate of incorporation proposal: Assuming the presence of a quorum, the affirmative vote of a majority of the MetroPCS common stock outstanding on the record date is required to approve the new certificate of incorporation proposal. If you vote to abstain, or if you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have the same effect as voting against this proposal.

The change in control payments proposal: Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast (in person or by proxy) by holders of MetroPCS common stock at the special meeting is required to approve, on a non-binding, advisory basis, the change in control payments proposal. While the MetroPCS board intends to consider the vote resulting from the change in control payments proposal, the vote is advisory and therefore not binding on MetroPCS, the MetroPCS board or the compensation committee of the MetroPCS board. Accordingly, because MetroPCS is contractually obligated to pay the change in control payments, if the transaction is completed, the change in control payments will be payable, subject only to the conditions applicable to such payments, regardless of the outcome of the advisory, non-binding vote. If you vote to abstain, or if you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

The adjournment proposal:

•	If a quorum is not present at the special meeting:

•

The affirmative vote of a majority of the shares of MetroPCS common stock present at the special meeting (in person or by proxy) and entitled to vote on this proposal is required to approve this proposal.

•	If you vote to abstain, it will have the same effect as voting against this proposal.

•	If you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

•	If a quorum is present at the special meeting:

•	The affirmative vote of a majority of the votes cast (in person or by proxy) by holders of MetroPCS common stock at the special meeting is required to approve this proposal.

•	If you vote to abstain, it will have no effect on the voting outcome of this proposal.

•	If you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

Voting by MetroPCS Directors and Executive Officers

As of the record date for the special meeting, MetroPCS’ directors and executive officers had the right to vote [—]% of the MetroPCS common stock outstanding and entitled to vote at the special meeting. MetroPCS currently expects that MetroPCS’ directors and executive officers will vote their shares of MetroPCS common stock in favor of each of the proposals to be considered at the special meeting, although none of them has entered into any agreements obligating them to do so.

In addition, any unvested shares of restricted stock issued to MetroPCS’ directors and executive officers pursuant to the MetroPCS equity incentive compensation plans that do not have voting rights will be voted by MetroPCS for the proposals to be voted on at the special meeting in the same proportion as the rest of the shares of MetroPCS common stock that are voted. As of the record date for the special meeting, MetroPCS’ directors and executive officers held [—] unvested shares of restricted stock that will be voted in this manner.

Voting

If your proxy card is properly executed and received by MetroPCS in time to be voted at the special meeting, the shares of MetroPCS common stock represented by your proxy (including those given electronically via the Internet or by telephone) will be voted in accordance with the instructions that you mark on your proxy card.

Internet voting will be available until 11:59 p.m. EDT on [—] or, if the special meeting is continued, adjourned or postponed, until 11:59 p.m. EDT on the day immediately before such continued, adjourned or postponed meeting. Proxy cards submitted by mail and received by MetroPCS after [—] at 10:00 a.m. local time may not be considered unless the special meeting is continued, adjourned or postponed, and then only if received before the date and time the continued, adjourned or postponed special meeting is held. Telephone voting will be considered at the special meeting if completed prior to 11:59 p.m. EDT on [—] or, if the special meeting is continued, adjourned or postponed, until 11:59 p.m. EDT on the day immediately before such adjourned or postponed special meeting.

Any executed proxies received by MetroPCS for which no voting instructions are provided on one or more proposals will be voted in accordance with the recommendations of the MetroPCS board with respect to such proposal(s) for which no voting instructions are provided.

Revocation

You may change or revoke your proxy at any time prior to the vote on the matters at the special meeting or, if the special meeting is continued, adjourned or postponed, the date and time of such continued, adjourned or postponed meeting. If you are a record holder of MetroPCS common stock, you may revoke your proxy at any time prior to the voting deadlines referred to in the section entitled “Questions and Answers about the Special Meeting, the Transaction and the Business Combination Agreement—How do I vote?” beginning on page xiii by (1) delivering to MetroPCS’ Corporate Secretary at our principal executive office, located at 2250 Lakeside Boulevard, Richardson, Texas 75082, a written revocation that must be received by MetroPCS prior to the date and time of the special meeting, or, if the special meeting is continued, adjourned or postponed, the date and time of such continued, adjourned or postponed meeting, (2) submitting another valid proxy card with a later date by mail, (3) voting by submitting a proxy by telephone or Internet prior to the date and time of the special meeting, or, if the special meeting is continued, adjourned or postponed, the date and time of such continued, adjourned or postponed meeting, or (4) attending the special meeting in person and giving MetroPCS’ Inspector of Elections notice of your intent to vote your shares in person. If your shares are held in street name, you must contact the record holder of your MetroPCS common stock in order to revoke your proxy. If you intend to revoke your proxy, you must ensure that such revocation is received by MetroPCS’ Corporate Secretary prior to the date and time of the special meeting, or, if the special meeting is continued, adjourned or postponed, by the date and time of such continued, adjourned or postponed meeting. Any revocation received as of or after that date and time will not be effective. Attendance at the special meeting will not, by itself, revoke a proxy.

Anticipated Date of Completion of the Transaction

We expect that the conditions to the transaction will be satisfied or, if allowed by applicable law, waived, and the transaction will be completed, in the first half of 2013. However, we cannot be certain when, or if, the conditions to the transaction will be satisfied or so waived or that the transaction will be completed.

As more fully described in this proxy statement and in the business combination agreement, the completion of the transaction depends on a number of conditions being satisfied or, where legally permissible, waived. For a complete description of the conditions to closing the transaction, see the section entitled “Summary of the Business Combination Agreement—Conditions to Closing the Transaction” beginning on page 144.

No Appraisal Rights

Under applicable law, MetroPCS stockholders do not have the right to an appraisal of the value of their shares in connection with the transaction.

Solicitation of Proxies; Payment of Solicitation Expenses

MetroPCS bears all of the cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of all proxy materials. MetroPCS also reimburses banks, brokers, custodians and other record holders for their costs in forwarding the proxy materials to the beneficial owners or holders of MetroPCS common stock. MetroPCS and its directors, officers, and regular employees also may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, we have retained MacKenzie Partners, Inc., which we refer to as MacKenzie, to aid in the solicitation of proxies by mail, personally, by telephone, e-mail or other appropriate means. For these services, we will pay MacKenzie $30,000, plus reasonable out-of-pocket expenses.

Questions and Additional Information

Additional business and financial information about MetroPCS can be found in documents previously filed with the SEC. This information is available to you without charge at the SEC’s website at http://www.sec.gov. Some of this additional business and financial information is incorporated by reference into this proxy statement. See “Where You Can Find More Information.” You can also obtain additional copies of this proxy statement, as well as other relevant materials, by visiting MetroPCS’ website at www.metropcs.com or by requesting them in writing using the following contact information:

MetroPCS Communications, Inc.

2250 Lakeside Boulevard

Richardson, Texas 75082

Attention: Investor Relations

(214) 570-4641

Email: investor_relations@metropcs.com

You may also request additional copies from our proxy solicitor, MacKenzie, using the following contact information:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Call Collect (212) 929-5500

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact MacKenzie toll-free at (800) 322-2885. Banks, brokers, custodians or other record holders may call collect at (212) 929-5500.

Stockholder List

A list of the record holders of MetroPCS common stock entitled to vote at the special meeting will be available at the meeting and for 10 days prior to the meeting, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time, at our principal executive offices at 2250 Lakeside Boulevard, Richardson, Texas 75082.

PROPOSALS SUBMITTED TO STOCKHOLDERS

The Stock Issuance Proposal

(Item 1 on proxy card)

The business combination agreement provides that, as part of the transaction, MetroPCS will issue and deliver to Holding or its designee shares of MetroPCS common stock equal to 74% of the fully-diluted shares of MetroPCS common stock outstanding immediately following the cash payment.

Under the NYSE Listed Company Manual, a company listed on the NYSE is required to obtain stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or securities convertible into or exercisable for common stock. As described above, if the transaction closes, MetroPCS will issue 74% of its outstanding shares of MetroPCS common stock in connection with the transaction.

Required Vote

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast (in person or by proxy) by holders of MetroPCS common stock at the special meeting is required to approve the stock issuance proposal, provided that the holders of a majority of the MetroPCS common stock outstanding on the record date vote on the stock issuance proposal. If you vote to abstain, it will have the same effect as voting against this proposal. If you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal, but it will make it more difficult to have a quorum or meet the requirement that the holders of a majority of the MetroPCS common stock outstanding on the record date vote on that proposal. Accordingly, it is important that you provide us with your proxy or attend the special meeting in person so that your shares are counted toward the quorum and this requirement.

The MetroPCS board, acting upon the recommendation of the special committee, recommends a vote “FOR” the stock issuance proposal (Item 1). For a discussion of interests of MetroPCS’ directors and executive officers in the transaction that may be different from, or in addition to, MetroPCS’ stockholders generally, see the section entitled “Interests of MetroPCS Directors and Officers in the Transaction” beginning on page 114.

IF THE METROPCS STOCKHOLDERS FAIL TO APPROVE THE STOCK ISSUANCE PROPOSAL, THE TRANSACTION WILL NOT OCCUR.

In addition, even if the MetroPCS stockholders approve the stock issuance proposal, the transaction may not be completed if the other conditions to closing the transaction are not satisfied or, if allowed by applicable law, waived. We can give no assurance that the conditions to closing the transaction will be satisfied or so waived.

The New Certificate of Incorporation Proposal

(Item 2 on proxy card)

In connection with the transaction and conditioned on the completion of the transaction, MetroPCS proposes to amend and restate its existing certificate of incorporation in its entirety in the form of the new certificate of incorporation attached as Exhibit A to the business combination agreement. The new certificate of incorporation will apply to the combined company following the completion of the transaction.

Effects of the New Certificate of Incorporation

The new certificate of incorporation effects a number of changes to MetroPCS’ existing certificate of incorporation, including the following:

Company Name. The new certificate of incorporation will change MetroPCS’ name to “T-Mobile US, Inc.” or another name selected by Deutsche Telekom prior to the completion of the transaction.

Par Value and Reverse Stock Split. The new certificate of incorporation will reduce the par value of the MetroPCS common stock and preferred stock from $0.0001 to $0.00001. In addition, the new certificate of incorporation will effect the reverse stock split, pursuant to which each share of MetroPCS common stock, par value $0.0001 per share, issued and outstanding immediately before the effective time automatically will be, without any action on the part of MetroPCS or any MetroPCS stockholder, reclassified as, and converted into, one-half of a validly issued, fully paid and non-assessable share of MetroPCS common stock, par value $0.00001 per share.

Declassification. The new certificate of incorporation will provide for the declassification of the MetroPCS board with all members of the MetroPCS board being elected annually. The existing certificate of incorporation provides for a classified board where one-third of the members of the MetroPCS board are elected each year.

Board Representation. The new certificate of incorporation will provide Deutsche Telekom with the same board and committee representation rights as are set forth in the stockholder’s agreement. Specifically, Deutsche Telekom generally will have the right to designate a number of individuals, each, a Deutsche Telekom designee, to the combined company’s board and any committees thereof equal to the percentage of the combined company’s common stock beneficially owned by Deutsche Telekom multiplied by the number of directors on the combined company’s board (or the number of members of any committee thereof), in each case, rounded to the nearest whole number. These rights will remain in effect as long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of the combined company’s common stock. If at any time the number of Deutsche Telekom designees then serving as directors on the combined company’s board or as members of any committee of the combined company’s board exceeds the number of Deutsche Telekom designees that Deutsche Telekom is entitled to designate, Deutsche Telekom will be required to cause the number of Deutsche Telekom designees then serving as directors on the MetroPCS board or as members of such committee of the combined company’s board representing such excess to resign immediately as directors or committee members, as applicable. In addition, Deutsche Telekom and the combined company will use their reasonable best efforts to cause at least three members of the combined company’s board to be considered “independent” under the rules of the SEC and under applicable listing standards.

The existing certificate of incorporation does not provide any MetroPCS stockholder with board or committee representation rights of this nature. All of the directors of the MetroPCS board, except the chairman, are independent directors.

Director Removal. The new certificate of incorporation will provide that, subject to certain rights of the holders of preferred stock, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of MetroPCS’ capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent. However, no director designated by Deutsche Telekom may be removed without the prior written consent of Deutsche Telekom. The existing certificate of incorporation provides that, subject to certain rights of holders of preferred stock, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power underlying the outstanding shares of the MetroPCS’ capital stock entitled to elect such director, voting separately as a class.

Approval Rights. The new certificate of incorporation will provide Deutsche Telekom with the same approval rights as are set forth in the stockholder’s agreement with respect to the combined company’s ability to take certain actions without Deutsche Telekom’s prior written consent as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of the combined company’s common stock, such as actions relating to the incurrence of indebtedness, acquisitions or dispositions for consideration in excess of $1 billion, a change in the size of the combined company’s board, equity issuances constituting 10% or more of the then outstanding shares of the combined company’s common stock, redemptions, dividends and hiring or terminating without cause the chief executive officer. These approval rights are more fully described in the section entitled “Summary of Ancillary Agreements—Stockholder’s Agreement” beginning on page 150.

The existing certificate of incorporation does not provide any MetroPCS stockholder with approval rights of this nature.

Stockholder Meetings. The new certificate of incorporation will provide that a special meeting of the combined company’s stockholders (i) may be called by the chairman of the combined company’s board or the combined company’s chief executive officer and (ii) must be called by the combined company’s secretary at the request of (a) a majority of the combined company’s board or (b) as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of combined company’s common stock, the holders of not less than 33-1/3% of the voting power of all of the outstanding voting stock of the combined company entitled to vote generally for the election of directors. The existing certificate of incorporation provides that a special meeting of MetroPCS’ stockholders (x) may be called by the chairman of the MetroPCS board or MetroPCS’ chief executive officer, and (y) must be called by the chairman of the board, MetroPCS’ chief executive officer or MetroPCS’ secretary at the request in writing of a majority of all of the directors on the MetroPCS board then in office.

Stockholder Action by Written Consent. The new certificate of incorporation will provide that, as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of the combined company’s common stock, any action required or permitted to be taken at any annual or special meeting of the combined company’s stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The existing certificate of incorporation does not permit MetroPCS’ stockholders to act by written consent.

Power to Amend Bylaws. The new certificate of incorporation will provide that the combined company’s bylaws may be amended upon the affirmative vote of the holders of shares having a majority of the combined company’s voting power. The existing certificate of incorporation requires the affirmative vote of the holders of 66 2/3% of MetroPCS voting power. The bylaws still may be amended by the combined company’s board upon the affirmative vote of a majority of the directors then serving.

Redemption. The existing certificate of incorporation provides that MetroPCS may redeem the outstanding MetroPCS common stock or preferred stock of any MetroPCS stockholder in order to cure any violation of a rule or regulation of the FCC. The new certificate of incorporation will provide that such redemption right does not apply with respect to the combined company’s common stock or preferred stock beneficially owned by Deutsche Telekom or any of its subsidiaries.

Governing Law; Forum for Adjudication of Disputes. The new certificate of incorporation will provide that the new certificate of incorporation and the internal affairs of the combined company will be governed by and interpreted under the laws of the State of Delaware. In addition, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action brought on behalf of the combined company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the combined company to the combined company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, the new certificate of incorporation or the new bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine. This provision currently is included in MetroPCS’ bylaws but not the existing certificate of incorporation.

Anti-Takeover Effects of the Provisions in our New Certificate of Incorporation and Bylaws

The following provisions of the new certificate of incorporation and our bylaws that will be adopted upon the completion of the transaction could be deemed to have an anti-takeover effect and could delay, defer or prevent a takeover attempt that a stockholder might consider to be in the stockholders’ best interests.

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Advance notice of director nominations and matters to be acted upon at meetings. The combined company’s bylaws will contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings. The existing bylaws contain similar advance notice requirements.

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Amendment to bylaws. The new certificate of incorporation will provide that the combined company’s bylaws may be amended upon the affirmative vote of the holders of shares having a majority of the combined company’s voting power. The existing certificate of incorporation requires the affirmative vote of the holders of shares having 66 2/3% of the voting power of MetroPCS. Our bylaws also provide that the combined company’s board will also be authorized to make, alter or repeal our bylaws without further stockholder approval.

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Special meeting of stockholders. The new certificate of incorporation will provide that a special meeting of the combined company’s stockholders (i) may be called by the chairman of the MetroPCS board or the combined company’s chief executive officer and (ii) must be called by the combined company’s secretary at the request of (a) a majority of the combined company’s board or (b) as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of combined company’s common stock, the holders of not less than 33-1/3% of the voting power of all of the outstanding voting stock of the combined company entitled to vote generally for the election of directors. The existing certificate of incorporation does not permit the MetroPCS stockholders to call a special meeting of the stockholders.

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Board representation. The new certificate of incorporation will provide that Deutsche Telekom generally will have the right to designate a number of Deutsche Telekom designees to the combined company’s board and any committees thereof equal to the percentage of the combined company’s common stock beneficially owned by Deutsche Telekom multiplied by the number of directors on the combined company’s board (or the number of members of any committee thereof), in each case, rounded to the nearest whole number. These rights will remain in effect as long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of the combined company’s common stock. The new certificate of incorporation will provide that all of the directors of the combined company’s board will be of one class and will be elected annually. The existing certificate of incorporation provides for a classified board where one-third of the members of the MetroPCS board are elected each year. However, MetroPCS has indicated that it intends to present at its 2013 annual meeting of stockholders an amendment to its existing certificate of incorporation that will declassify the MetroPCS board.

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Special approval rights. The new certificate of incorporation will provide Deutsche Telekom with the same approval rights as are set forth in the stockholder’s agreement with respect to the combined company’s ability to take certain actions (including changing the size of the combined company’s board of directors or dispositions in excess of $1 billion) without Deutsche Telekom’s prior written consent as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of the combined company’s common stock. The existing certificate of incorporation does not provide any MetroPCS stockholder with approval rights of this nature.

•	Authorized but unissued shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the combined company by means of a proxy contest, tender offer, merger or otherwise. The existing certificate of incorporation contains similar provisions.

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Cumulative voting. The new certificate of incorporation will not permit cumulative voting in the election of directors. Instead, any election of directors will be decided by a plurality of the votes cast (in person or by proxy) by holders of the combined company’s common stock. The existing certificate of incorporation does not permit cumulative voting in the election of directors.

Delaware law

MetroPCS is a Delaware corporation and is subject to Delaware law, which generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time that the person became an interested stockholder, unless:

•	before such time the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested person owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and by certain employee stock plans; or

•

at or after such time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person:

•	who, together with affiliates and associates, owns 15% or more of the corporation’s outstanding voting stock; or

•	who is an affiliate or associate of the corporation and, together with his or her affiliates and associates, has owned 15% or more of the corporation’s outstanding voting stock within three years.

Required Vote

The MetroPCS board, acting upon the recommendation of the special committee, has adopted the new certificate of incorporation subject to the completion of the transaction, declared it advisable and has directed that it be submitted for stockholder approval. Assuming the presence of a quorum, the affirmative vote of a majority of the MetroPCS common stock outstanding on the record date is required to approve the new certificate of incorporation proposal. If you vote to abstain, or if you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have the same effect as voting against this proposal.

The MetroPCS board, acting upon the recommendation of the special committee, recommends a vote “FOR” the new certificate of incorporation proposal (Item 2). For a discussion of interests of MetroPCS’ directors and executive officers in the transaction that may be different from, or in addition to, MetroPCS’ stockholders generally, see the section entitled “Interests of MetroPCS Directors and Officers in the Transaction” beginning on page 114.

IF THE METROPCS STOCKHOLDERS FAIL TO APPROVE THE NEW CERTIFICATE OF INCORPORATION PROPOSAL, THE TRANSACTION WILL NOT OCCUR.

In addition, even if the MetroPCS stockholders approve the new certificate of incorporation proposal, the transaction may not be completed if the other conditions to closing the transaction are not satisfied or, if allowed by applicable law, waived. We can give no assurance that the conditions to closing the transaction will be satisfied or so waived.

The Change in Control Payments Proposal

(Item 3 on proxy card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act require MetroPCS to provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of MetroPCS based on or otherwise relating to the transaction (also known as “golden parachute” compensation).

The compensation that MetroPCS’ named executive officers may be entitled to receive that is based on or otherwise relates to the transaction is summarized and quantified in the section entitled “Interests of MetroPCS Directors and Officers in the Transaction—Quantification of Change in Control and Termination Payments and Benefits to the MetroPCS Named Executive Officers” beginning on page 119. This summary includes payments that may become payable under the change in control agreements with each named executive officer and the value of any awards issued pursuant to the MetroPCS equity incentive compensation plans that will vest in connection with the completion of the transaction.

Accordingly, MetroPCS is requesting that holders of MetroPCS common stock approve the following resolution:

“RESOLVED, that the stockholders of MetroPCS Communications, Inc. approve, on a non-binding, advisory basis, the compensation that may be paid, or become payable, to its named executive officers based on or otherwise relating to the transaction, the closing of the transaction or actions following the closing of the transaction, as summarized and quantified, including the compensation table and the related narrative named executive officer compensation disclosures set forth in the proxy statement in the section entitled “The Transaction—Interests of MetroPCS Directors and Executive Officers in the Transaction—Quantification of Change in Control and Termination Payments and Benefits to the MetroPCS Named Executive Officers” (referred to as the “change in control payments”).”

Approval of this proposal is not a condition to completion of the transaction. Because this is an advisory vote, the result will not be binding on MetroPCS, the MetroPCS board or the compensation committee of the MetroPCS board. While the MetroPCS board intends to consider the vote resulting from the change in control payments proposal, the vote is advisory and therefore not binding on MetroPCS, the MetroPCS board or the compensation committee of the MetroPCS board. Accordingly, such compensation, including amounts that MetroPCS is contractually obligated to pay, could still be payable regardless of the outcome of this advisory vote, subject only to the conditions applicable thereto.

Required Vote

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast (in person or by proxy) by holders of MetroPCS common stock at the special meeting is required to approve, on a non-binding, advisory basis, the change in control payments proposal. While the MetroPCS board intends to consider the vote resulting from the change in control payments proposal, the vote is advisory and therefore not binding on MetroPCS, the MetroPCS board or the compensation committee of the MetroPCS board. Accordingly, because MetroPCS is contractually obligated to pay the change in control payments, if the transaction is completed, the change in control payments will be payable, subject only to the conditions applicable to such payments, regardless of the outcome of the advisory vote. If you vote to abstain, or if you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

The MetroPCS board, acting upon the recommendation of the special committee, recommends a vote “FOR” the change in control payments proposal (Item 3). For a discussion of interests of MetroPCS’ directors and executive officers in the transaction that may be different from, or in addition to, MetroPCS’ stockholders generally, see the section entitled “Interests of MetroPCS Directors and Officers in the Transaction” beginning on page 114.

The Adjournment Proposal

(Item 4 on proxy card)

The special meeting may be continued, adjourned or postponed to another time or place, if necessary or appropriate to permit further solicitation of proxies if necessary to obtain additional votes in favor of the stock issuance proposal or the new certificate of incorporation proposal. If, at the special meeting, the number of shares of MetroPCS common stock present or represented and voting in favor of the stock issuance proposal or the new certificate of incorporation proposal is insufficient to approve the corresponding proposals, MetroPCS intends to move to continue, adjourn or postpone the special meeting in order to enable the MetroPCS board to solicit additional proxies for approval of such proposals.

In the adjournment proposal, MetroPCS is asking its stockholders to authorize the holder of any proxy solicited by the MetroPCS board to vote in favor of granting discretionary authority to the proxy holders, and to each proxy holder individually, to continue, adjourn or postpone the special meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve this proposal, MetroPCS could continue, adjourn or postpone the meeting and any continued, adjourned or postponed session of the meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

Required Vote

•	If a quorum is not present at the special meeting:

•

The affirmative vote of a majority of the shares of MetroPCS common stock present at the special meeting (in person or by proxy) and entitled to vote on this proposal is required to approve this proposal.

•	If you vote to abstain, it will have the same effect as voting against this proposal.

•	If you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

•	If a quorum is present at the special meeting:

•	The affirmative vote of a majority of the votes cast (in person or by proxy) by holders of MetroPCS common stock at the special meeting is required to approve this proposal.

•	If you vote to abstain, it will have no effect on the voting outcome of this proposal.

•	If you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

The MetroPCS board, acting upon the recommendation of the special committee, recommends a vote “FOR” the adjournment proposal (Item 4). For a discussion of interests of MetroPCS’ directors and executive officers in the transaction that may be different from, or in addition to, MetroPCS’ stockholders generally, see the section entitled “Interests of MetroPCS Directors and Officers in the Transaction” beginning on page 114.

THE TRANSACTION

Background of the Transaction

We are a facilities-based wireless broadband mobile carrier that utilizes spectrum licensed by the FCC to provide our wireless broadband mobile services to our customers. Our FCC licenses and the spectrum we can utilize under them are integral to our ability to provide our services. As a solely facilities-based wireless broadband mobile carrier, if we do not have licensed spectrum in a geographic area, we do not sell our wireless broadband mobile services in that area. Further, as a general matter, the amount of spectrum licensed to us in an area also determines the capacity of our networks, the services we can offer and the number of customers we can serve. On average, we have 22 MHz of spectrum in the major metropolitan areas where we provide wireless broadband mobile services using our networks—considerably less than our larger competitors. Because of our smaller spectrum position in the areas we serve using our networks, we are at a competitive disadvantage to our larger competitors.

Since our inception, one of our key strategies has been to expand the areas and customers we serve using our networks, which requires the acquisition of additional spectrum. Over time, we have acquired spectrum and expanded service from our first four major metropolitan areas to the thirteen major metropolitan areas we now serve using our networks. While we historically had been largely a voice and text messaging company with limited data services, starting in 2008, we realized that data services were becoming increasingly important to our existing customers and potential new customers and that such services would require additional spectrum. As a result, in 2008, we started to work with vendors to develop long-term evolution, or LTE, and, in 2009, we signed a contract to construct the first commercial LTE system in the United States, which service we launched in late 2010. Also in 2010, we launched our first relatively low cost smartphone on the Android operating system with unlimited data on our existing code division multiple access, or CDMA, 1xRTT network, and our customers quickly started to use substantial amounts of data services. These data services consumed substantially more spectrum capacity than voice and text services and confirmed that we needed to acquire additional spectrum to remain competitive.

MetroPCS management, together with the MetroPCS board, regularly monitors and assesses developments in the wireless telecommunications industry and reviews our competitive position, growth strategies and available opportunities, including, among other things, possible business combinations with other companies, as part of their ongoing efforts to implement MetroPCS’ business strategies, strengthen MetroPCS’ business, acquire additional spectrum and enhance stockholder value. The MetroPCS board undertakes this review through, among other things, presentations from management and investment bankers engaged by MetroPCS. In evaluating our competitive position in recent years, management and the MetroPCS board determined that the acquisition of additional spectrum was critical to meet increasing customer demands for data services, continue customer growth, maintain quality of service, allow the deployment of new technologies and enhance stockholder value. As a result of management’s and the MetroPCS board’s analysis of our competitive position, starting in 2007, the MetroPCS board agreed that MetroPCS management should explore opportunities to acquire additional spectrum both within its existing licensed areas and in new metropolitan areas as appropriate.

Since that time, MetroPCS has pursued spectrum acquisitions on numerous fronts, but we have faced significant challenges. While we have advocated for the reallocation and auctioning of additional Federal government spectrum, only a very modest amount of spectrum has been made available relative to the demand for spectrum in the market. We also lobbied for revised auction rules that would not favor large incumbent operators over relatively smaller competitors like MetroPCS, but our efforts have been largely unsuccessful. In addition, we have encountered difficulties in completing acquisitions of additional spectrum from third parties, particularly in light of MetroPCS’ relative size and resources compared to its larger competitors.

For example, in 2007, MetroPCS filed an application to participate in Auction 73 held by the FCC for 700 MHz spectrum. We then participated in Auction 73 in 2008, but we were only able to acquire a 6 x 6 MHz channel in the Boston area, even though we had additional funds available to spend.

In 2009, we became aware of an opportunity to acquire a satellite operator (“Company A”) with 20 MHz of broadband satellite spectrum. In 2010, we considered an acquisition of a different satellite operator (“Company B”), also with 20 MHz of broadband satellite spectrum. We engaged an investment banker, executed nondisclosure agreements with Company A and Company B and conducted due diligence with the counterparties over a number of months. During this time, the MetroPCS board and the finance committee of the MetroPCS board, which was charged with assisting MetroPCS management in evaluating strategic transactions, were involved in reviewing the two strategic alternatives, including by discussing the two strategic alternatives with MetroPCS management and our investment banker at multiple MetroPCS board and finance committee meetings. In early 2011, after MetroPCS management determined that Company A’s spectrum was more attractive to MetroPCS than Company B’s spectrum, the MetroPCS board authorized MetroPCS management to make a binding offer to acquire Company A. Notwithstanding the competitive bid made by MetroPCS, Company A accepted an offer from another company (“Company C”). Company A’s investment banker advised us that Company C’s offer was higher than our proposed purchase price. We ultimately decided not to pursue Company B because we believed Company A’s and Company B’s spectrum was more valuable to a single operator than if each was held separately and because Company B’s spectrum was less desirable spectrum on its own. Company C then also acquired Company B. MetroPCS executives also met with Company C executives to discuss possible strategic transactions between MetroPCS and Company C, including a potential sale of spectrum, a joint venture or the contribution of Company C’s satellite spectrum in exchange for equity in MetroPCS. The MetroPCS board and finance committee discussed the possible strategic transactions on multiple occasions, and the MetroPCS board authorized management to make several proposals to Company C, which MetroPCS did through a series of telephonic and in-person meetings. However, we were unable to agree with Company C on the terms of any such transaction.

During this period, in light of our inability to make a larger spectrum acquisition at Auction 73 and our failed bid for Company A, we concluded that we would need additional capital if we wanted to acquire sufficient spectrum to meet our growing customer demand. Accordingly, in early 2011, we raised approximately $1 billion in the public debt markets for general corporate purposes, including opportunistic spectrum acquisitions, which, together with our existing resources, provided us with approximately $1.5 billion to acquire spectrum.

On March 25, 2011, MetroPCS management met with senior executives of another wireless company (“Company D”) to discuss possible strategic transactions, including the acquisition of all or part of Company D by MetroPCS or the acquisition of some of Company D’s spectrum. From time to time thereafter until the execution of the business combination agreement with Deutsche Telekom, we and Company D held discussions regarding potential transactions that would increase our spectrum holdings. In late 2011, pursuant to the MetroPCS board’s authorization, we sent Company D’s chief executive officer a sizeable non-binding written indication of interest to acquire certain spectrum assets from Company D. In response, Company D proposed alternative structures for the sale of certain of its spectrum assets on different economic terms. Thereafter, we continued to negotiate the terms of a potential transaction from time to time, including the spectrum and geographic areas to be included in such a transaction and the related economic terms, but had not reached an agreement by the time we entered into the business combination agreement with Deutsche Telekom.

During this same period, a broker contacted a senior executive of MetroPCS regarding a sale by another wireless carrier (“Company E”) of its excess spectrum in certain geographic areas where we did not provide service at that time and some geographic areas that overlapped existing MetroPCS service areas. In May 2011, pursuant to the authorization of the finance committee, we delivered a non-binding oral indication of interest to Company E for the acquisition of spectrum in a number of metropolitan areas. Over the next month, we negotiated for the purchase of Company E’s excess spectrum and submitted additional bids. In June 2011, the broker informed us that Company E had chosen to sell its excess spectrum to one of our larger competitors.

During generally the same period, we were invited to submit a bid to acquire spectrum from another seller of spectrum, but we ultimately determined not to bid on the spectrum because we concluded that the assets were not sufficiently compatible with our existing network.

Beginning in mid-2011, we approached another wireless company (“Company F”) to inquire about the potential acquisition of selected spectrum and/or other assets of a wireless company that Company F had agreed to acquire. In connection with these discussions, MetroPCS, Company F and the wireless company to be acquired by Company F entered into a nondisclosure agreement which included a standstill provision that terminated in the event that we became a party to, or publicly announced, a change of control transaction with a third party. MetroPCS’ general practice is to include a standstill provision in our nondisclosure agreements when MetroPCS would be disclosing confidential information to a counterparty that the counterparty could use to attempt an unsolicited acquisition of MetroPCS. We then exchanged information, and principals of MetroPCS and Company F met numerous times over several months regarding a possible transaction. MetroPCS engaged Credit Suisse Securities (USA) LLC, which we refer to as Credit Suisse, which we had retained in connection with prior unrelated transactions, and another financial advisor to advise us on the possible transaction. The MetroPCS board and finance committee reviewed the possible alternative transactions on multiple occasions, and the MetroPCS board authorized MetroPCS management to make a series of non-binding proposals to Company F. In connection with these non-binding proposals, we and Company F exchanged draft term sheets outlining the principal terms of the possible transaction and negotiated the significant deal points during the fall of 2011. Nevertheless, Company F ultimately did not pursue a transaction with MetroPCS.

In light of the numerous unsuccessful attempts to secure a meaningful amount of additional spectrum and with limited prospects for the acquisition of significant additional spectrum from third parties or FCC spectrum auctions, the MetroPCS board and management periodically discussed whether a combination with another wireless telecommunications company, either as the acquirer or the target, would provide us with the scale and resources, including spectrum, to better meet our long-term strategic objectives and enhance stockholder value. The MetroPCS board and management weighed the potential benefits and risks of such a combination against the benefits and risks of remaining a stand-alone company with uncertain opportunities for acquiring additional spectrum.

In late September 2011, while we were still in discussions with Company F, another wireless company (“Company G”) contacted us regarding possible strategic transactions, including a possible acquisition of MetroPCS or commercial resale arrangement. We are a party to a roaming agreement with Company G and had previously discussed a variety of potential commercial transactions with Company G, including a resale arrangement. In September 2011, the finance committee of the MetroPCS board authorized MetroPCS management to proceed with discussions with Company G to explore a possible acquisition of MetroPCS by Company G. We and Company G then entered into a mutual nondisclosure agreement. However, we agreed that until we reached an agreement on economic terms for the acquisition, neither MetroPCS nor Company G would conduct due diligence and Company G would not be required to enter into a standstill agreement with us.

During this period, senior executives of MetroPCS met in person with senior executives of Company G in Dallas, Texas, and communicated that we were willing to discuss a potential transaction with Company G but that MetroPCS was not otherwise for sale and would not commit to engage in a more detailed due diligence process until Company G and MetroPCS agreed upon a value for MetroPCS. Senior executives of MetroPCS conducted several in-person meetings and teleconferences with senior executives of Company G over the next six weeks to discuss various matters relating to MetroPCS. During these discussions, Company G expressed a preference for an all-stock deal, while we expressed a preference for a mix of consideration consisting of stock and cash.

We began to consult with J.P. Morgan Securities LLC, which we refer to as JPMorgan, whom we had retained in connection with prior unrelated transactions, as our financial advisor regarding the potential transaction with Company G. JPMorgan, at our direction, met with Company G’s financial advisor in October 2011 to discuss matters relating to a potential combination.

During this period, MetroPCS management apprised the MetroPCS board of the discussions with Company G, and the directors were supportive of moving forward with selected preliminary due diligence to determine whether Company G would make an attractive offer. At a MetroPCS board meeting on November 10, 2011, management briefed the directors on the status of discussions with Company G, and the directors and management discussed MetroPCS’ continued need to acquire additional spectrum and that a combination with Company G could satisfy that need. The MetroPCS board also discussed the other strategic discussions taking place with Company F and Company D at that same time.

On November 16, 2011, senior executives of Company G and MetroPCS held an in-person meeting in Dallas, Texas, at which Company G offered to acquire all of the outstanding shares of MetroPCS common stock in exchange for cash and a fixed value of stock of Company G in a ratio of 60% stock and 40% cash equating to aggregate consideration valued at approximately $12 per share of MetroPCS common stock based on Company G’s stock price at that time.

On November 19, 2011, the MetroPCS board met to consider Company G’s proposal, and, following discussion and consultation with JPMorgan, including a discussion of various financial aspects of Company G’s proposal, the MetroPCS board’s initial consensus was that the proposed price implied by Company G’s proposal was too low at that time, did not take into account a variety of factors supporting a higher value for MetroPCS and contained a percentage of cash consideration that was insufficient given our projected cash balance at the time of a possible closing. The directors also discussed our strategic alternatives to the potential sale, including potential opportunities to acquire additional spectrum, either through private market transactions or FCC auctions, including the continuing discussions with Company F and Company D, and the opportunities and execution risks related to remaining a stand-alone company. While the directors had not made the decision to sell MetroPCS, the directors nonetheless discussed with JPMorgan appropriate ways for MetroPCS to determine whether other parties were interested in acquiring MetroPCS and might be willing to pay a higher price than Company G and the appropriate time to contact such parties if the discussions with Company G were to continue. The MetroPCS board and JPMorgan discussed several factors related to whether we should contact other parties at that time and, if so, which third parties to contact. These factors included (a) the identity of the parties viewed as most likely to be interested, (b) the perceived ability of such parties to engage in a transaction or pay a higher price for MetroPCS than Company G, (c) the risk of a leak of the discussions by the contacted parties and how the risk of a leak likely increases as a greater number of parties is contacted, (d) the likelihood that a leak might discourage Company G from continuing its discussions or increasing its proposal and (e) the likelihood that contacting other parties could create pressure on Company G to increase its offer. Following discussion with JPMorgan regarding other potential acquirers of MetroPCS and the uncertainty of meaningful other strategic or financial interested buyers surfacing at that time due to the regulatory environment and various other factors, and in light of the MetroPCS board not having made any decision to sell MetroPCS or commence a process to do so at that time, the MetroPCS board determined, after discussions with JPMorgan, to see if a deal with Company G could be firmed-up and then revisit whether to approach other potential buyers. Consequently, the MetroPCS board directed JPMorgan to meet with Company G’s financial advisor to explain the MetroPCS board’s perspective on the appropriate valuation for MetroPCS and provide analysis to Company G’s financial advisor demonstrating that a higher price than Company G’s proposed price was appropriate.

On November 21, 2011, JPMorgan met with Company G’s financial advisor to discuss the economic terms of Company G’s proposal and the MetroPCS board’s rationale supporting a higher price.

On November 22, 2011, the MetroPCS board met again to discuss Company G’s offer and to receive feedback from JPMorgan regarding its meeting with Company G’s financial advisor. Following discussion and consultation with JPMorgan, the MetroPCS board directed management to deliver a counteroffer to Company G consisting of cash and Company G stock equating to aggregate consideration valued at $15.50 per share of

MetroPCS common stock based on Company G’s stock price at that time, which included a fixed exchange ratio of Company G stock and $6.20 per share in cash and would have equated to a 60/40 equity to cash ratio. MetroPCS management delivered the counteroffer to Company G.

On November 28, 2011, a senior executive of Company G contacted Mr. Roger Linquist, chief executive officer and chairman of the MetroPCS board, and proposed a purchase price of $5.00 per share in cash and an amount of Company G stock which equated to an aggregate purchase price of between $12.11 and $13.09 per share based on Company G’s stock price at that time.

On December 1, 2011, the MetroPCS board met to discuss Company G’s new proposal. Attorneys from Akin Gump Strauss Hauer & Feld LLP, which the MetroPCS board had retained as special counsel to the MetroPCS board, were present at the meeting. Following discussion and consultation with JPMorgan, the MetroPCS board continued to believe that Company G had failed to value MetroPCS appropriately for the reasons described in the prior meetings and instructed management and JPMorgan to make another proposal to Company G for $6.20 per share in cash with a higher exchange ratio range for the stock component of the consideration, which equated to an aggregate value of approximately $15.13 per share based on Company G’s stock price at that time. On December 5, 2011, Mr. Linquist communicated the counteroffer to a senior executive of Company G.

On December 13, 2011, a senior executive of Company G contacted Mr. Linquist and conveyed a revised offer of $5.50 per share in cash and a fixed exchange ratio of Company G stock, for an aggregate value of approximately $13.39 per share based on Company G’s stock price at that time. Mr. Linquist requested that Company G make its proposal to MetroPCS in writing, which the Company G senior executive agreed to do.

On December 15, 2011, the MetroPCS directors met to consider the most recent proposal from Company G, which the directors, in consultation with JPMorgan, determined was still too low. The directors again discussed with management strategic alternatives available to us, including the status of discussions with Company D and Company F at that time. After consultation with JPMorgan, the directors authorized MetroPCS management to make a counteroffer of $5.50 per share in cash and a higher fixed exchange ratio, for an aggregate value of approximately $13.69 per share based on Company G’s stock price at that time, after it received the written offer from Company G. The MetroPCS directors also instructed MetroPCS management to commence due diligence activities in the event of acceptance of the counterproposal by the Company G board and the execution by Company G of a standstill agreement with MetroPCS.

In addition, at the December 15, 2011 MetroPCS board meeting, the MetroPCS board considered the formal engagement of JPMorgan as the MetroPCS board’s financial advisor. With the assistance of Akin Gump, the MetroPCS board examined JPMorgan’s potential conflicts of interest vis-à-vis Company G. The MetroPCS board approved the engagement of JPMorgan, subject to confirmation that JPMorgan did not have any disqualifying conflict of interest. In accordance with the MetroPCS board’s direction, following further communications by Akin Gump and MetroPCS management with JPMorgan regarding potential conflicts, we and JPMorgan subsequently executed an engagement letter with respect to JPMorgan’s services (including JPMorgan’s services previously described). The engagement letter with JPMorgan provided for JPMorgan to receive total compensation payable at closing based on a percentage of the consideration received by the MetroPCS stockholders in any transaction and fixed cash fees payable upon the announcement of a transaction and rendering of an opinion, if any, with respect thereto, in each case credited against the total compensation.

On December 21, 2011, Deutsche Telekom contacted Credit Suisse, which had represented MetroPCS in connection with a previous transaction in which Deutsche Telekom had been involved, and requested that Credit Suisse convey to MetroPCS that Deutsche Telekom was interested in meeting with MetroPCS to discuss potential strategic opportunities involving Deutsche Telekom’s subsidiary T-Mobile and MetroPCS. Later that day, Credit Suisse conveyed Deutsche Telekom’s interest to a senior executive of MetroPCS. We thereafter began to consult with Credit Suisse as a MetroPCS financial advisor regarding a potential transaction with Deutsche Telekom and, in January 2012, regarding the potential transaction with Company G.

MetroPCS management discussed the communication from Deutsche Telekom with the members of the finance committee of the MetroPCS board, who encouraged MetroPCS management to meet with the Deutsche Telekom representatives to obtain more information regarding Deutsche Telekom’s interest.

On December 22, 2011, in response to Mr. Linquist’s December 13th request that Company G submit its proposal in writing, a senior executive of Company G provided a written summary of Company G’s proposal of $5.50 per share in cash and the fixed exchange ratio of Company G stock, for an aggregate value of approximately $13.39 per share based on Company G’s stock price at that time. The next day, pursuant to the MetroPCS board’s prior authorization, Mr. Linquist contacted the senior executive of Company G by telephone and conveyed the MetroPCS board’s counteroffer of $5.50 per share in cash plus Company G stock at a higher exchange ratio, for an aggregate value of approximately $13.69 per share based on Company G’s stock price at that time.

On January 3, 2012, the senior executive of Company G and Mr. Linquist had a conversation in which Mr. Linquist indicated that any further progress on the transaction would be subject to reaching agreement on the economic terms of the transaction and confirmation that Company G’s board was supportive of the transaction.

In anticipation that we and Company G would reach agreement on the economic terms and the Company G board would confirm its support of the transaction, over the next several days, we and Company G negotiated an amendment to our mutual nondisclosure agreement that added a standstill provision that would terminate upon MetroPCS’ becoming a party to, or publicly announcing, a change of control transaction with another party, with the understanding that such amendment would not be executed unless and until the parties reached agreement on the economic terms.

On January 6, 2012, Mr. Linquist talked by telephone with the chief executive officer of Company G regarding the potential transaction and Company G’s internal approval process for the potential transaction.

On January 13, 2012, Mr. Linquist, together with Mr. J. Braxton Carter, chief financial officer of MetroPCS, and Mr. Thomas Keys, president and chief operating officer of MetroPCS, met with senior executives of Deutsche Telekom in Germany to discuss potential strategic opportunities, including a potential combination of MetroPCS and T-Mobile. At that meeting, the MetroPCS senior executives discussed our business, management team, and capital structure, including our cash-on-hand. The MetroPCS senior executives expressed an interest in combining MetroPCS with T-Mobile in a transaction that would permit MetroPCS to control the combined company. MetroPCS noted the strength of its management team, advocating that if MetroPCS controlled a combined MetroPCS/T-Mobile enterprise, we would be able to generate improved returns for Deutsche Telecom’s investment. Following the meeting, Mr. Linquist shared the content of the discussions with Deutsche Telekom with the members of the finance committee of the MetroPCS board.

On January 16, 2012, Mr. Linquist met in-person with the chief executive officer of Company G in Dallas, Texas, to discuss the potential transaction between the parties.

On January 19, 2012, we sent a draft mutual nondisclosure agreement between MetroPCS and T-Mobile to Deutsche Telekom which included a standstill provision that would terminate upon our becoming a party to, or publicly announcing, a change of control transaction with another party. The parties executed the agreement on February 3, 2012.

On January 19, 2012, a senior executive of Company G informed Mr. Linquist that Company G had agreed to move forward with due diligence and to pursue the proposed acquisition of MetroPCS on the basis of our last proposal. The next day, Mr. Linquist reported the conversation to the MetroPCS board, and the MetroPCS board approved moving forward with due diligence and the negotiation of definitive agreements, subject to confirmation that the board of Company G had approved the economic terms of our most recent proposal. On January 20, 2012, Company G sent us a draft of an agreement and plan of merger. On January 21, 2012, Mr. Linquist sought assurances from Company G that its board had approved in principle the transaction on the economic terms of our most recent proposal. On January 23, 2012, a senior executive of Company G confirmed to Mr. Linquist that its board had agreed to move forward with the transaction on our economic terms provided that Company G could conclude that the transaction would be accretive and that integration would not be materially problematic. On that basis, we began to engage in due diligence and the negotiation of definitive agreements with Company G.

On January 25, 2012, Deutsche Telekom communicated to MetroPCS that it would like to begin due diligence immediately. At the special meeting of the MetroPCS board on January 26, 2012, Mr. Linquist described Deutsche Telekom’s interest in commencing due diligence and making a proposal to MetroPCS. The MetroPCS board requested that Mr. Linquist communicate to Deutsche Telekom that, if it planned to make a proposal, it should submit it quickly.

On January 26, 2012, Gibson Dunn & Crutcher, LLP, which we refer to as Gibson Dunn, counsel to MetroPCS, provided comments on Company G’s draft agreement and plan of merger to Company G’s counsel. Over the next several weeks, we and Company G and our respective counsel negotiated the terms of definitive transaction agreements and continued our due diligence.

On January 31, 2012, Mr. Linquist contacted Mr. René Obermann, the chief executive officer of Deutsche Telekom, and informed him that, due to timing constraints relating to other strategic transactions being considered by MetroPCS, if Deutsche Telekom planned to make a proposal, we would need to receive such proposal from Deutsche Telekom by no later than mid-February. The next day, Mr. Thorsten Langheim, senior vice president of M&A of Deutsche Telekom telephoned Mr. Carter and informed him that Deutsche Telekom’s internal governance processes would make delivery of a proposal to us by mid-February extremely difficult.

The MetroPCS board met on February 7, 2012. At this meeting, MetroPCS management updated the MetroPCS directors on the final terms of the engagement of JPMorgan and recommended that the MetroPCS board also approve the engagement of Credit Suisse as a second financial advisor. After consulting with Akin Gump, special counsel to the MetroPCS board, the MetroPCS board considered the benefits of engaging a second financial advisor in connection with the proposed transaction with Company G. The MetroPCS board approved the engagement of Credit Suisse in connection with the proposed transaction with Company G, subject to confirmation that Credit Suisse did not have any disqualifying conflict of interest relating to a potential transaction with Company G. In accordance with the MetroPCS board’s direction, following further communications by Akin Gump and MetroPCS management with Credit Suisse regarding potential conflicts, we entered into an engagement letter with Credit Suisse with respect to Credit Suisse’s services in connection with the proposed transaction with Company G. The engagement letter with Credit Suisse provided for Credit Suisse to receive a fixed amount of cash compensation for delivery of a fairness opinion if requested by the MetroPCS board and a separate fixed amount of cash compensation upon closing of a transaction. At this meeting, MetroPCS management also reported to the MetroPCS board regarding the ongoing negotiations with Company G and the discussions with Deutsche Telekom. In addition, during the meeting, Akin Gump reviewed for the MetroPCS directors their fiduciary duties in the context of the potential transaction with Company G.

On February 12, 2012, at the request of Deutsche Telekom, Messrs. Linquist and Carter met with Messrs. Obermann and Langheim in Dallas, Texas, and discussed a potential combination of MetroPCS and T-Mobile. Messrs. Obermann and Langheim conveyed Deutsche Telekom’s preliminary view that Deutsche Telekom should own between 72% and 75% of the equity in a combined MetroPCS/T-Mobile company, with MetroPCS stockholders owning the remainder. Deutsche Telekom’s proposal also contemplated that the combined company would be capitalized with $1.4 billion of cash and $18.4 billion of debt, consisting of

$8.0 billion of new third party debt and $10.4 billion of intercompany debt, and that the combined company would pay a $500 million dividend each year. Deutsche Telekom also explained that under its proposal it would receive a cash payment at closing of approximately $4.3 billion, which was important to Deutsche Telekom because it provided Deutsche Telekom a partial liquidity event with respect to its investment in T-Mobile, and the MetroPCS stockholders would receive no cash at closing. They also discussed the potential merits of combining Company E with the combined MetroPCS/T-Mobile business. On February 13, 2012, Mr. Linquist communicated a summary of the Deutsche Telekom proposal to the MetroPCS board.

On February 17, 2012, the MetroPCS board held a meeting at which the timing of a possible transaction with Company G and the proposal by Deutsche Telekom were discussed. In addition, the directors were updated on the status of the negotiations and open issues related to the Company G merger agreement and related legal documents. JPMorgan and Credit Suisse also updated the directors with respect to the financial aspects of the Company G transaction.

During this period, MetroPCS, Company G and our respective counsel completed negotiations of the definitive transaction agreements and our mutual due diligence investigations. At this time, we also agreed that the Company G board would vote on the transaction on February 22, 2012, and the MetroPCS board would vote on the transaction on February 23, 2012.

On February 22, 2012, the MetroPCS board and the Company G board each held separate meetings to consider the final terms of the transaction between MetroPCS and Company G. At the MetroPCS board meeting, the MetroPCS directors reviewed with JPMorgan and Credit Suisse the terms of the Company G transaction. The directors also discussed with Credit Suisse the terms of the transaction proposed by Deutsche Telekom, and the MetroPCS board and its advisors discussed various related matters, including the conditionality and uncertainties of Deutsche Telekom’s proposal, the dilutive nature of Deutsche Telekom’s proposal versus the accretive nature of Company G’s proposal, the synergies and execution risks associated with each proposal, the large upfront amount of financing needed under the Deutsche Telekom proposal, the fact that the merger agreement with Company G had been fully negotiated and the potential risk of losing the transaction with Company G in the event of a delay, as well as the provisions in the merger agreement with Company G that allowed MetroPCS’ board to exercise its fiduciary duties if Deutsche Telekom or another party made a superior proposal. In light of these factors, the MetroPCS board determined that the interests of the MetroPCS stockholders would not be served by delaying execution of the merger agreement with Company G in order to pursue discussions with Deutsche Telekom. Akin Gump also reviewed for the directors their fiduciary duties relative to considering the two alternative transactions. The MetroPCS board then adjourned until February 23, 2012, without taking any action to approve the proposed transaction with Company G, pending receipt of information from Company G that its board had approved the transaction. Later on February 22, 2012, a senior executive of Company G called Mr. Carter to inform him that the board of Company G had determined not to proceed with an acquisition of MetroPCS. Management of MetroPCS then informed the MetroPCS directors of Company G’s decision not to proceed with the proposed transaction.

The next day, the MetroPCS directors held a meeting to discuss Company G’s decision not to proceed. The directors revisited their analysis of our strategic alternatives, including our viability as a stand-alone company and prospects for obtaining spectrum other than through a business combination transaction. The consensus of the directors remained that acquiring additional spectrum was essential to being a viable competitor in the industry and enhancing stockholder value, but we were limited in our opportunities to acquire additional spectrum. Acknowledging the challenges in acquiring meaningful additional spectrum, the directors authorized MetroPCS management to explore further whether a combination of MetroPCS and T-Mobile could be accomplished on attractive terms. In accordance with this authorization, MetroPCS management worked with JPMorgan and Credit Suisse for several weeks to determine a potential counterproposal to convey to Deutsche Telekom.

Shortly after Company G’s decision not to proceed, various news outlets reported that MetroPCS and Company G had been in advanced discussions for a transaction in which Company G was to have acquired MetroPCS, and MetroPCS had been agreeable to such a transaction, but Company G had determined not to proceed. We did not publicly acknowledge the information being reported in the various news outlets.

On March 2, 2012, the MetroPCS directors met to discuss a proposed counterproposal to Deutsche Telekom. The directors discussed a counterproposal that would have MetroPCS acquiring T-Mobile, with Deutsche Telekom receiving a 49% ownership interest in the combined company, $10 billion in cash and $7 billion in debt securities of the combined company, while stockholders of MetroPCS would receive no cash but instead would, in the aggregate, own 51% of the equity of the combined company. Retention by MetroPCS stockholders of a majority of the voting interest in MetroPCS was beneficial to MetroPCS stockholders and Deutsche Telekom because it would enable our existing debt to remain outstanding after the transaction because the change of control provisions under the agreements governing that debt would not be triggered and our low cost debt would not have to be refinanced. The proposal also contemplated that Deutsche Telekom might be permitted to sell down a portion of its ownership interest in the combined company at closing or shortly thereafter. MetroPCS management, JPMorgan and Credit Suisse discussed with the directors that this counterproposal was intended to convert the transaction contemplated by Deutsche Telekom’s initial proposal, which envisioned Deutsche Telekom owning between 72% and 75% of the combined company and receiving an approximately $4.3 billion cash payment and $10.4 billion of combined company debt securities at closing, into a transaction whereby we would acquire T-Mobile and Deutsche Telekom would receive a larger cash payment and hold a reduced amount of intercompany debt from the combined company at closing, which would provide Deutsche Telekom with liquidity with respect to its T-Mobile investment. MetroPCS management and the MetroPCS board’s financial advisors discussed with the MetroPCS board that the counterproposal would allow the combined company to take advantage of both (a) our capital structure by retaining our existing debt outstanding after closing because there would be no change of control and (b) additional third party debt capacity that JPMorgan and Credit Suisse believed would be available to the combined company to fund the larger cash payment. In connection with this discussion, the MetroPCS board requested more information from MetroPCS management on expected synergies from the transaction and projections for T-Mobile’s business. The directors also emphasized that any future communication with Deutsche Telekom should make clear that MetroPCS was not for sale and was simply exploring whether a potential combination might be feasible on acceptable terms.

The MetroPCS directors met again on March 5, 2012, and MetroPCS management reported on T-Mobile’s projections and its initial estimate of the expected synergies from a MetroPCS/T-Mobile combination. MetroPCS management preliminarily estimated that potential synergies could range between $5.7 billion and $8.7 billion, including as a result of MetroPCS not spending $1.5 billion of its cash-on-hand that had been earmarked in the 2012 budget for spectrum acquisitions. The directors discussed various aspects of the synergies, including the time period required to realize the synergies and the likelihood of the synergies being realized. Following discussion and based on the projected synergies and projections, the directors authorized MetroPCS management to provide a counterproposal to Deutsche Telekom as previously discussed in the March 2, 2012 MetroPCS board meeting. On March 5, 2012, Mr. Linquist sent a letter to Mr. Obermann outlining MetroPCS’ proposal.
On March 9, 2012, Messrs. Linquist and Carter met with Mr. Obermann and other senior executives of Deutsche Telekom in Bonn, Germany, to discuss MetroPCS’ proposal. At the meeting, Deutsche Telekom discussed with the MetroPCS senior executives that Deutsche Telekom was seeking to sell certain of T-Mobile’s tower assets. Deutsche Telekom proposed a counteroffer pursuant to which Deutsche Telekom would receive 63% of the ownership interest in the combined company assuming T-Mobile executed a transaction to sell its tower assets and Deutsche Telekom received the proceeds. MetroPCS proposed that Deutsche Telekom’s voting interest in the combined company would be 49%, with the MetroPCS stockholders holding the remaining 51% voting interest, which Deutsche Telekom said it would consider. Further, the parties discussed that Deutsche Telekom could reduce its economic ownership interest in the combined company to 49% at a later stage. In addition, Deutsche Telekom proposed that (a) the combined company would commit to making a $300 million annual distribution to stockholders, (b) a majority of the combined company’s board would be appointed by

MetroPCS’ stockholders other than Deutsche Telekom, (c) Deutsche Telekom would receive $10 billion in cash at closing financed by fully committed third party debt of the combined company and (d) the combined company would issue $7 billion in debt securities to Deutsche Telekom at closing on terms similar to the third party debt, to be refinanced by the combined company within three years after closing. Over the next several days, MetroPCS management discussed the Deutsche Telekom counteroffer with JPMorgan and Credit Suisse.

Also on March 9, 2012, a senior executive of Company F contacted Mr. Mark Stachiw, MetroPCS’ general counsel, and, referencing recent press reports regarding MetroPCS and Company G, inquired whether MetroPCS was for sale. Mr. Stachiw declined to acknowledge the accuracy of the press reports and stated that MetroPCS was not for sale at that time but that the MetroPCS board was always open to evaluating strategic alternatives. Later in March 2012, Mr. Linquist spoke with the chief executive officer of Company F, who conveyed that Company F was not interested in an acquisition of MetroPCS at that time.

On March 20, 2012, the MetroPCS directors held a special meeting to discuss the Deutsche Telekom counteroffer. After discussion and consultation with JPMorgan and Credit Suisse, the directors requested that MetroPCS management and the MetroPCS board’s financial advisors discuss with them at a subsequent meeting additional financial aspects of the counteroffer to assist in their evaluation. The directors also examined the alternative of remaining a stand-alone company with the attendant prospects for obtaining additional spectrum and the relative merits and risks of remaining a stand-alone company versus engaging in a business combination transaction. In addition, Mr. Stachiw and Mr. Linquist reported on their respective discussions with representatives of Company F.

On March 21, 2012, Messrs. Linquist and Stachiw and the chairman of the board and another senior executive from Company C had a dinner meeting at the invitation of Company C. The Company C executives inquired whether the press reports regarding MetroPCS and Company G were true, whether MetroPCS was for sale and whether a potential transaction between Company C and MetroPCS would be possible on mutually acceptable terms. The senior executives of MetroPCS did not deny the press reports and indicated that MetroPCS was not for sale at that time but that we were in the process of evaluating strategic alternatives and that if Company C had a strategic alternative it wanted to propose, the senior executives of MetroPCS would bring it to the MetroPCS board. The chairman of the board of Company C conveyed to the MetroPCS senior executives that Company C would contact MetroPCS if Company C wanted to pursue the discussions further or propose a strategic alternative for the MetroPCS board to consider.

Beginning in March 2012 and extending through the summer of 2012, Mr. Linquist and other senior executives of MetroPCS engaged in conversations with the chief executive officer and other senior executives of another wireless company (“Company H”) regarding advanced wireless services, or AWS, and 700 MHz spectrum that Company H might be required to divest in connection with Company H’s transaction with another company. We indicated to Company H that we were interested in purchasing such spectrum and that we had significant liquidity to do so, although we never extended a formal offer. Company H did not demonstrate any particular interest in selling the AWS spectrum to us. Ultimately Company H entered into an agreement to sell the spectrum to another company.

As a follow-up to the March 21, 2012 meeting, on March 23, 2012, the MetroPCS directors held another special meeting to discuss the Deutsche Telekom counteroffer. The directors discussed various financial aspects of the counteroffer with the MetroPCS board’s financial advisors and the proposed economics of the transaction under both a scenario giving full effect to the estimated synergies and scenarios giving a reduced or no effect to the estimated synergies. After discussing various aspects of the valuation of the two companies, the directors authorized MetroPCS management to continue negotiations with Deutsche Telekom for a business combination pursuant to which (a) MetroPCS stockholders would retain between 40% and 45% of the ownership interest in the combined company, with the remainder of the ownership interest being held by Deutsche Telekom, (b) although Deutsche Telekom’s equity interest would be over 50%, Deutsche Telekom’s voting interest would not exceed 49% of the combined company and (c) Deutsche Telekom would not have the right to appoint a majority of the board members of the combined company. The directors and their advisors discussed that this structure would permit our existing low cost debt to remain in place after closing because no change of control provisions in the agreements governing the debt would be triggered, which would reduce the amount of debt to be financed at closing. The directors indicated they were generally in agreement with the other deal points previously proposed by Deutsche Telekom on March 9, 2012, but disagreed that the $7 billion in debt securities to be issued to Deutsche Telekom should be required to be refinanced in three years. In addition, the directors agreed that the proceeds from the tower assets sale would be retained by Deutsche Telekom, subject to our review of and consent to the terms of the leases of the tower assets back to T-Mobile. In connection with the discussion of the potential transaction with Deutsche Telekom, the directors engaged in additional discussion regarding our strategic alternatives and the challenges facing us if we were to remain a stand-alone company, such as our difficulty in acquiring additional spectrum and competing against larger competitors with greater resources. In addition, Mr. Linquist reported on his contacts with Company C and Company H.

During the MetroPCS board meeting, the independent MetroPCS board members, comprising all directors other than Mr. Linquist, met in executive session. These directors discussed whether a special committee of the MetroPCS board should be formed to ensure that the negotiation process with Deutsche Telekom was conducted in the best interests of MetroPCS and the MetroPCS stockholders in light of the possibility that Mr. Linquist, a MetroPCS board member, and some members of MetroPCS’ management team could remain in senior positions with the combined company if an acquisition by MetroPCS of T-Mobile on the terms proposed by MetroPCS were to occur. Following the executive session, Mr. Linquist and other MetroPCS senior executives rejoined the board meeting, and Mr. James N. Perry, Jr. summarized the deliberations of the independent directors. He reported that, though the directors believed that the negotiations had been and would be conducted in the future in a manner favorable to MetroPCS and the MetroPCS stockholders, the directors determined that, in keeping with best corporate governance practices, they should establish a special committee consisting of all of the independent MetroPCS directors, with Mr. Perry being the chairman of the special committee, and that the establishment of such a special committee was in the best interests of MetroPCS and the MetroPCS stockholders. Consequently, the full MetroPCS board adopted resolutions establishing the special committee and granting the special committee the authority to, among other things, (a) evaluate, consider and respond to the potential transaction with Deutsche Telekom and any alternatives to such transaction, (b) monitor, direct and participate in the negotiations, (c) make or accept, reject or seek to modify the terms and conditions of the potential transaction with Deutsche Telekom or any alternatives to such transaction, (d) recommend to the full MetroPCS board whether the MetroPCS board should approve the potential transaction with Deutsche Telekom or any alternatives to such transaction and (e) engage, at our expense, the committee’s own legal counsel and financial advisors.

Over the next several days, management of MetroPCS, JPMorgan and Credit Suisse discussed a potential counterproposal to Deutsche Telekom. On March 29, 2012, Messrs. Linquist and Carter met in person with Mr. Obermann and other senior executives of Deutsche Telekom to discuss terms and conditions for the potential transaction and proposed that Deutsche Telekom receive a 55% ownership interest in the combined company and MetroPCS stockholders retain a 45% ownership interest. In response, Mr. Obermann conveyed that Deutsche Telekom would accept no less than a 60% ownership interest in the combined company, but Deutsche Telekom would consider limiting Deutsche Telekom’s voting interest to 49% of the voting interests in the combined company. However, MetroPCS and Deutsche Telekom had different expectations regarding the extent of Deutsche Telekom’s consent rights with respect to actions of the combined company. Deutsche Telekom still contemplated that it would receive $10 billion in cash at closing financed by fully committed third party debt of the combined company, the combined company would issue $7 billion in debt securities to Deutsche Telekom at closing and Deutsche Telekom would retain all proceeds from the sale of T-Mobile’s tower assets. The parties did not agree on the issue of whether the $7 billion in debt securities issued to Deutsche Telekom would be required to be refinanced within three years after closing.

In addition, during this period, Mr. Perry, on behalf of the special committee, discussed the appointment of legal counsel and financial advisors for the special committee. After consultation with the other members of the special committee, Mr. Perry, on behalf of the special committee, engaged Akin Gump as the special committee’s counsel based in part on that firm’s prior role as independent legal counsel to the board during the discussions with Company G. In addition, Mr. Perry, on behalf of the special committee, engaged Evercore as the special committee’s independent financial advisor based in part on Evercore’s familiarity with the telecommunications industry in general, and with MetroPCS in particular. On behalf of the special committee, Akin Gump negotiated the terms of Evercore’s engagement agreement. For a description of Evercore’s compensation, see the section entitled “The Transaction—Opinion of the Financial Advisor to the MetroPCS Special Committee” beginning on page 89.

On April 3, 2012, the MetroPCS directors met to discuss Deutsche Telekom’s latest position on ownership in the combined company. Representatives of JPMorgan, Credit Suisse and Evercore summarized the terms of Deutsche Telekom’s latest proposal, and the directors discussed the proposal with the MetroPCS board’s and the special committee’s financial advisors, including the proposed implied ownership ratio of the combined company based on various financial metrics. The directors also discussed other aspects of the proposed transaction, including the potential means to limit Deutsche Telekom’s voting power to less than 50%, possible approaches to reduce Deutsche Telekom’s ownership interest to less than 50% as soon as possible after closing, the terms of the debt securities to be issued to Deutsche Telekom and the combined company’s annual dividend policy. In addition, the directors discussed the synergies that were likely to be created through the combination and the value for MetroPCS stockholders attributable to such synergies.

The special committee then met separately with its advisors to discuss the potential transaction. When the full MetroPCS board meeting reconvened, the special committee authorized management to proceed with the due diligence phase of the transaction on the basis of Deutsche Telekom’s proposed terms of the 60/40 ownership ratio, $10 billion of cash consideration to be paid to Deutsche Telekom funded by new third party debt of the combined company, $7 billion of debt to be issued by the combined company to Deutsche Telekom, the limitation of Deutsche Telekom’s voting interest to 49% of the combined company and Deutsche Telekom’s inability to appoint a majority of the directors of the combined company. The special committee also instructed MetroPCS management to keep the special committee apprised of all developments in the potential transaction.

On April 5, 2012, Mr. Linquist discussed with Mr. Obermann the terms on which we were prepared to move forward with due diligence. Over the next two weeks, we exchanged due diligence request lists with Deutsche Telekom and worked on regulatory issues relating to the exchange of information.

On April 9, 2012, and through April 18, 2012, we sent drafts of the proposed transaction agreements prepared by Gibson Dunn to the MetroPCS special committee’s legal and financial advisors for their input.

On April 18, 2012, Mr. Carter shared our first quarter financial results and initial revised long range forecast based on our first quarter financial results with senior executives of Deutsche Telekom. First quarter financial results included declines in net income of 63%, income from operations of 32% and adjusted EBITDA of 8% relative to the first quarter in the prior year, and the revised long range forecast showed markedly lower projected results. In addition, earnings per share for the first quarter dropped to $0.06 per share from $0.25 per share for the fourth quarter of 2011, a 76% decline. The first quarter financial results were significantly below analysts’ expectations.

After taking into account the input of the special committee’s advisors and JPMorgan and Credit Suisse, on April 19, 2012, we sent to Deutsche Telekom a proposed draft of a stock purchase agreement for the transaction and a term sheet setting forth other aspects of the proposed transaction.

We publicly announced our first quarter financial results on April 26, 2012, and the MetroPCS stock price dropped by approximately 16% over the next ten days.

On April 27, 2012, Mr. Langheim informed Mr. Carter that, due to our lower than anticipated first quarter results and the revised long range forecast, Deutsche Telekom was no longer interested in pursuing a transaction on the economic terms previously discussed. Mr. Langheim also conveyed that Deutsche Telekom expected to retain consent rights with respect to certain actions of the combined company even if its voting interest in the combined company was less than 50% and that, if MetroPCS could not agree to grant these consent rights, Deutsche Telekom would have difficulty moving forward with a transaction. Mr. Carter shared Deutsche Telekom’s reaction to our financial results with Mr. Linquist, who later that day contacted Mr. Obermann to request an in-person meeting to discuss the transaction in light of the first quarter results and revised long range forecast. On April 30, 2012, Messrs. Langheim and Carter talked again and agreed that the due diligence process should be put on hold pending further discussion and agreement between the parties on the economic terms of a potential transaction.

Over the next two weeks, MetroPCS management refined its long range forecast, and we exchanged financial information with Deutsche Telekom in an attempt to arrive at revised economic terms for a combination and discussed how the two companies should be valued. During these discussions, the proposed transaction changed substantially. Deutsche Telekom proposed that the ownership ratio in the combined company be adjusted significantly to 76% for Deutsche Telekom and 24% for the MetroPCS stockholders, with the MetroPCS stockholders to receive an aggregate cash payment of $1.5 billion at the closing of the transaction, but that Deutsche Telekom would no longer be limited to a voting interest of 49%, Deutsche Telekom would be able to appoint a majority of the board of the combined company and Deutsche Telekom would determine the post-closing management composition of the combined company. As a result, according to the Deutsche Telekom proposal, the transaction would no longer be structured so that MetroPCS stockholders would control the combined company, and the transaction would trigger change of control provisions in certain of our existing debt agreements.

On May 16, 2012, Messrs. Linquist and Carter met with Mr. Obermann and other Deutsche Telekom senior executives in Boston, Massachusetts, to discuss the revised nature and terms of a potential transaction. At the meeting, Mr. Obermann referenced the approximately 30% decline in our stock price since Mr. Obermann’s March 29, 2012 meeting with Messrs. Linquist and Carter and noted that T-Mobile had outperformed its budget during such period. Mr. Obermann communicated that Deutsche Telekom, in light of these changed circumstances, was revising its proposal to provide that MetroPCS stockholders would retain a 22.5% ownership stake in the combined company and receive $1.5 billion in cash at the closing, Deutsche Telekom would receive economic and voting shares representing the remaining 77.5% interest in the combined company with no obligation to sell its shares, and Deutsche Telekom would appoint seven of nine directors to the board of the combined company (with the tenth director being the chief executive officer of the combined company) and have certain consent rights with respect to actions to be taken by the combined company. In addition, Mr. Obermann stated that Deutsche Telekom still desired that Mr. Linquist be named chairman and chief executive officer of the combined company and Mr. Carter be named chief financial officer of the combined company, and that the other senior leadership roles for the combined company be filled with the best alternatives from the ranks of the senior management of MetroPCS and T-Mobile. Mr. Obermann also indicated that, in light of our first quarter results and the downward adjustment to our long range forecast, Deutsche Telekom had determined to value MetroPCS based on analyst estimates of our 2012 financial performance rather than our internally generated forecast for 2012. The MetroPCS senior executives reacted negatively to the Deutsche Telekom economic proposal, and after considerable discussion at the meeting, Mr. Obermann revised his proposal and proposed that Deutsche Telekom would be willing to move forward with a deal that included a $2 billion aggregate cash payment to MetroPCS stockholders at closing and MetroPCS stockholders retaining a 20% ownership stake in the combined company. Mr. Obermann also noted that Deutsche Telekom’s proposal was conditioned upon Deutsche Telekom’s obtaining third party refinancing of approximately $15 billion of intercompany debt owed by T-Mobile to Deutsche Telekom to facilitate a liquidity event for Deutsche Telekom and that Deutsche Telekom would undertake such refinancing, including agreeing to the terms of the new debt, rather than MetroPCS. Finally, Mr. Obermann stated that Deutsche Telekom would not make any additional changes to its proposal and was willing to move forward only if we agreed to Deutsche Telekom’s proposal in its entirety.

On May 17, 2012, senior executives of MetroPCS met with senior executives of Company E at Company E’s request and discussed whether the two companies should explore a strategic transaction, including a combination of their businesses. At the meeting, the senior executives discussed whether any discussions between MetroPCS and Company E regarding a potential combination of their operations would be worthwhile, and it was the consensus of the senior executives that such discussions would not be productive at that time.

On May 22, 2012, the MetroPCS directors discussed the updated proposal from Deutsche Telekom with JPMorgan, Credit Suisse and Evercore and the various benefits and risks of proceeding with a transaction with Deutsche Telekom versus pursuing other strategic alternatives or remaining a stand-alone company and each alternative’s impact on stockholder value. The directors also discussed whether the Deutsche Telekom proposal truly represented Deutsche Telekom’s final proposal as communicated by Mr. Obermann or whether it would be worthwhile for MetroPCS to make a counteroffer. After considerable discussion, the directors concluded that a counteroffer should be made to Deutsche Telekom on terms consisting of a 22.5% ownership stake for MetroPCS stockholders in the combined company and a $2 billion cash payment to MetroPCS stockholders at closing. Mr. Linquist reported to the directors regarding the conversations with Company E, and the consensus of the directors was that further discussions with Company E were unlikely to be productive and could potentially complicate any potential transaction with Deutsche Telekom.

On May 25, 2012, Mr. Linquist spoke by telephone with Mr. Obermann and delivered the counteroffer approved by the MetroPCS board of 22.5% ownership of MetroPCS stockholders in the combined company plus the $2 billion aggregate cash payment to MetroPCS stockholders.

On May 30, 2012, Messrs. Linquist and Obermann spoke by telephone, and Mr. Obermann conveyed that while Deutsche Telekom had some flexibility and could perhaps move to a 20.5% ownership interest for MetroPCS stockholders, Deutsche Telekom was unlikely to accept our counteroffer of 22.5%.

During this time, Messrs. Carter and Langheim had multiple conversations, and the parties considered presentations from several investment banking firms, regarding whether Deutsche Telekom could secure the commitments for third-party refinancing of the intercompany debt contemplated by its proposal and the terms of such financing and related commitments.

The MetroPCS board held its regular quarterly meeting on May 30, 2012, during which, among other things, Mr. Linquist updated the directors on the latest conversations with Deutsche Telekom. Over the next several weeks, senior executives and financial advisors of the MetroPCS board and Deutsche Telekom discussed the financing commitments that would be required to refinance the Deutsche Telekom/T-Mobile intercompany debt and the challenges presented by attempting to secure such financing.

On June 5, 2012, Wachtell, Lipton, Rosen & Katz, which we refer to as Wachtell Lipton, counsel to Deutsche Telekom, distributed to us and Gibson Dunn a draft business combination agreement and a term sheet outlining various aspects of proposed governance for the combined company reflecting Deutsche Telekom’s proposal, which we provided to the special committee’s advisors. The term sheet contemplated a governance structure for the combined company pursuant to which, among other things, Deutsche Telekom would have consent rights with respect to a number of specified actions by the combined company. On June 12, 2012, Mr. Stachiw and attorneys from Gibson Dunn and Wachtell Lipton discussed by telephone the legal issues presented in the draft business combination agreement. On June 14, 2012, Gibson Dunn distributed a revised draft of the business combination agreement to Deutsche Telekom.

On June 18, 2012, Messrs. Carter and Langheim met in Athens, Greece, and discussed the economic terms of the potential transaction further. Mr. Langheim indicated to Mr. Carter that, in a fundamental change from its prior proposal given Deutsche Telekom’s previously stated interest in experiencing a liquidity event with respect to its T-Mobile investment, Deutsche Telekom was exploring the possibility that third party refinancing of T-Mobile’s intercompany debt to Deutsche Telekom would not be a condition to closing the transaction due to unfavorable conditions in the credit markets; instead, Deutsche Telekom would convert all of its existing intercompany debt into new debt securities of the combined company and would receive no cash payment at closing. Messrs. Carter and Langheim discussed possible revised economic terms of the transaction in light of the refinancing issue, including that possibly MetroPCS stockholders could retain a 22.5% ownership interest in the combined company and receive a $1.5 billion aggregate cash payment.

In June 2012, as part of our ongoing and occasional discussions with Company D regarding potential transactions, we participated in discussions with Company D and a substantial investor in Company D regarding potential strategic alternatives that would allow us to acquire spectrum from Company D or for Company D to be split between its investors and MetroPCS. These discussions continued thereafter from time to time but did not lead to an agreement by the time we executed the business combination agreement with Deutsche Telekom.

On June 19, 2012, Gibson Dunn discussed governance matters pertaining to the combined company with Wachtell Lipton and distributed to Wachtell Lipton a list of governance principles for use in the negotiations.

On June 20, 2012, a representative of Credit Suisse discussed with Mr. Langheim the rollover of the intercompany debt discussed by Messrs. Langheim and Carter in Athens. Mr. Langheim indicated that the financing matters he had discussed with Mr. Carter, which he said significantly changed the economics of the transaction for Deutsche Telekom because it would no longer receive a large cash payment at closing, were still under consideration by Deutsche Telekom.

On June 21, 2012, the MetroPCS directors held a special meeting to discuss the most recent developments in the negotiations with Deutsche Telekom. The MetroPCS directors and senior executives, together with the financial advisors for the MetroPCS board and the special committee, discussed whether the 22.5% / $1.5 billion structure discussed between Messrs. Carter and Langheim constituted a firm proposal from Deutsche Telekom in light of the refinancing issue and, if so, whether the proposal represented a move backward in economic value for MetroPCS stockholders because, even though the ownership percentage had increased, the amount of the cash payment to MetroPCS stockholders had been reduced. The directors concluded that it was important to determine quickly whether the parties could resolve the open economic issues, particularly given Deutsche Telekom’s statements regarding its concerns about the inability to refinance the intercompany debt, and whether the recent discussions between Messrs. Langheim and Carter represented a counterproposal from Deutsche Telekom. Mr. Linquist agreed to contact Mr. Obermann and encourage him to agree to an in-person meeting where the parties could resolve the economic terms.

On June 22, 2012, Mr. Linquist contacted Mr. Obermann and requested an in-person meeting to attempt to reach agreement on the economic terms of the proposed combination. Mr. Obermann responded that he was agreeable to a meeting. Mr. Obermann also indicated that, as a result of unfavorable conditions in the credit markets, the structure for the transaction previously contemplated, which provided that a significant amount of the Deutsche Telekom/T-Mobile intercompany debt was to be refinanced with third parties and Deutsche Telekom was to receive a substantial cash payment at closing, was no longer feasible and that the parties would need to work together to find an alternative structure that would permit Deutsche Telekom to experience a substantial liquidity event in connection with the transaction. The parties agreed to meet in person in Germany on July 9, 2012, to discuss further.

On June 25, 2012, Mr. Stachiw and attorneys from Gibson Dunn met with Mr. Axel Lützner, in-house counsel at Deutsche Telekom, and attorneys from Wachtell Lipton in New York to discuss open issues under the proposed business combination agreement and relating to the governance of the combined company, including (a) the restrictions sought by Deutsche Telekom on the MetroPCS board’s ability to engage in discussions with other potential acquirers after execution of the business combination agreement and to change its recommendation of the transaction with Deutsche Telekom, (b) Deutsche Telekom’s view that we should not be permitted to terminate the business combination agreement in order to enter into an agreement with another party for a superior transaction prior to a stockholder vote, also known as a “force-the-vote”

provision, (c) whether Deutsche Telekom would be required to pay a reverse break-up fee in the event the transaction could not close because of a regulatory impediment, (d) whether Deutsche Telekom would have, and the extent of, any Deutsche Telekom consent rights with respect to actions of the combined company, (e) the ability of either MetroPCS or Deutsche Telekom to obtain recourse post-closing for breaches of the business combination agreement and (f) the ability of Deutsche Telekom to sell a significant ownership stake in the combined company in the future without the other stockholders being entitled to participate in any control premium received in such a transfer. The parties discussed the issues at length, but they were unable to reach agreement on them. In addition, the parties acknowledged that the issues surrounding the refinancing of the Deutsche Telekom/T-Mobile intercompany debt and its implications for Deutsche Telekom’s desire for a substantial liquidity event were significant and that further work and cooperation were necessary to resolve those issues. Mr. Lützner agreed to discuss the open issues with his colleagues at Deutsche Telekom and get back to Mr. Stachiw.

On July 5, 2012, Messrs. Stachiw and Lützner and attorneys from Gibson Dunn and Wachtell Lipton reconvened by telephone conference to discuss the major open issues in the transaction and Deutsche Telekom’s responses to the issues raised by MetroPCS. In the discussion, Deutsche Telekom emphasized that, given its failed transaction to sell T-Mobile to AT&T, it wanted the maximum protections legally permissible in the business combination agreement to ensure that we would not be able to pursue alternative transactions or terminate the business combination agreement in favor of another transaction unless our stockholders failed to approve the Deutsche Telekom transaction. In addition, Deutsche Telekom sought a number of consent rights with respect to actions of the combined company, no reverse break-up fee for a regulatory failure, no post-closing indemnification and no formalized approval process for approval of combined company actions by the independent directors, other than as required by law or advisable in the judgment of the combined company’s board of directors on a case-by-case basis. Finally, Deutsche Telekom argued that there should be no restrictions on its ability to sell its shares in the combined company or any requirement for it to afford the other stockholders an opportunity to participate in a significant sale and thereby participate in any resulting control premium.

On July 9, 2012, Messrs. Linquist and Carter met in person in Germany with Messrs. Obermann and Langheim and Mr. Timotheus Höttges, chief financial officer of Deutsche Telekom. Deutsche Telekom expressed that, in light of poor conditions in the financing markets, it was reluctantly willing to continue to be the lender under the Deutsche Telekom/T-Mobile intercompany debt and forego its desired liquidity event with respect to its T-Mobile investment in order to facilitate a transaction. As envisaged by Deutsche Telekom, the combined company would be capitalized with $20.5 billion in debt, including $3.5 billion of third-party debt to be raised by MetroPCS and fully committed at the signing of the business combination agreement with no back-stop from Deutsche Telekom, $2.0 billion of existing MetroPCS senior notes that would remain outstanding with no back-stop from Deutsche Telekom and $15.0 billion of debt owed by the combined company to Deutsche Telekom, which would contain market terms. Deutsche Telekom also proposed that MetroPCS stockholders would receive an aggregate cash payment of $1.5 billion at the closing and retain a 22.5% ownership interest in the combined company, with Deutsche Telekom receiving a 77.5% ownership interest. In addition, Deutsche Telekom would retain all proceeds from the sale of T-Mobile’s tower assets and all cash generated by T-Mobile prior to closing, and Deutsche Telekom’s representation on the combined company’s board would be proportionate to its ownership in the combined company. In addition, Deutsche Telekom again raised the concept of combining Company E with MetroPCS and T-Mobile concurrently with the combination of MetroPCS and T-Mobile, which we indicated we did not want to pursue in connection with the combination with T-Mobile.

On July 17, 2012, a senior executive of Company C contacted Mr. Stachiw, indicating that Company C was considering strategic alternatives and inquiring whether we would be interested in discussing a possible transaction with Company C. Mr. Stachiw conveyed that we were in the process of exploring strategic alternatives and if Company C made a proposal, Mr. Stachiw would convey it to the MetroPCS board. Over the next several days, the senior executive of Company C and Mr. Stachiw talked on several occasions, and the senior executive of Company C indicated that Company C was considering making a proposal to acquire MetroPCS on terms similar to the publicly rumored terms of the failed transaction between MetroPCS and Company G and that it would be helpful if Company C could have our 2012 budget and five year long range forecast. Mr. Stachiw indicated that he thought the MetroPCS board would be interested in considering such a proposal and would be meeting on July 24, 2012, but Company C should recognize that our stock was trading at a low price relative to its historical trading price and that the parties would need to execute a nondisclosure agreement before we could provide the requested information to Company C. The Company C senior executive also indicated that, if the requested information could be delivered promptly to Company C, he expected a proposal to be forthcoming later in the week.

On July 24, 2012, the MetroPCS directors conducted a telephone conference with JPMorgan, Credit Suisse and Evercore during which the financial advisors provided an update on the most recent Deutsche Telekom proposal. In particular, JPMorgan, Credit Suisse and Evercore described the proposed capital structure for the combined company, including potential terms for the debt securities to be issued by the combined company to Deutsche Telekom under its proposal. Mr. Stachiw described his conversations with the senior executive of Company C, and the directors discussed the possible offer from Company C and encouraged MetroPCS management to execute a nondisclosure agreement with Company C.

On that same day, we sent Company C a nondisclosure agreement containing a standstill that would terminate if we entered into, or publicly announced, a change of control transaction with a third party. After considerable negotiation, we entered into the nondisclosure agreement with Company C on July 31, 2012. Later that day, we sent our 2012 business plan and five year long range forecast to Company C.

On July 26, 2012, we announced our second quarter financial results, which included record-high adjusted EBITDA and strong performance in other financial metrics. In the next two days, the MetroPCS stock price climbed almost 44%.

Also on July 26, 2012, we executed an amendment to our engagement agreement with JPMorgan pursuant to which we agreed to pay a fee to JPMorgan equal to a percentage of the total consideration to be received by MetroPCS stockholders in any transaction with Deutsche Telekom.

The MetroPCS directors conducted a telephone conference on July 31, 2012. JPMorgan, Credit Suisse and Evercore discussed with the directors additional financial analysis regarding the latest Deutsche Telekom proposal, including Deutsche Telekom’s intention to execute the sale of T-Mobile’s tower assets as a prepaid lease transaction and its financial impact on the combined company. In particular, they discussed that Deutsche Telekom’s proposed structure for the tower assets sale would result in the recording of an approximately $2.4 billion financing obligation liability on the financial statements of the combined company, which might in the view of JPMorgan, Credit Suisse and Evercore adversely affect the expected market valuation and credit ratings of the combined company. Taking into account this new information regarding the expected structuring of the tower assets sale and its potential effect on the combined company’s valuation and credit ratings, the directors discussed various alternative responses to the Deutsche Telekom proposal. The directors also discussed the potential offer from Company C, which had not been received. Ultimately the MetroPCS directors instructed MetroPCS management to obtain from Deutsche Telekom a 27.5% ownership interest in the combined company and $1.5 billion in cash for the MetroPCS stockholders to reflect the consequences of the tower assets sale on the value and credit ratings of the combined company.

Later that day, Mr. Carter contacted Mr. Langheim by telephone and proposed a counteroffer of $1.5 billion in cash and a 27.5% ownership interest in the combined company. Mr. Langheim responded that he did not believe Deutsche Telekom would agree to grant the MetroPCS stockholders more than a 25% ownership interest. Shortly thereafter, Mr. Linquist had a telephone conversation with Mr. Obermann in which Mr. Linquist relayed the counteroffer of $1.5 billion and a 27.5% ownership interest. Mr. Obermann responded that Deutsche Telekom would agree to a compromise of $1.5 billion and a 26% ownership interest. Mr. Linquist indicated that he would present that compromise to the MetroPCS board.

The MetroPCS directors convened again on a conference call on August 3, 2012, and discussed Deutsche Telekom’s response. JPMorgan, Credit Suisse and Evercore discussed the Deutsche Telekom proposal, and, after consulting with the MetroPCS board’s and special committee’s financial advisors, the MetroPCS directors authorized MetroPCS management to move forward with the transaction on the basis of the most recent proposal from Deutsche Telekom, conduct due diligence and negotiate the definitive agreements. On August 5, 2012, Mr. Carter contacted Mr. Langheim and communicated that the MetroPCS directors were prepared to move forward with the $1.5 billion / 26% ownership interest transaction.

Also on August 3, 2012, we executed another engagement agreement with Credit Suisse with respect to the transaction with Deutsche Telekom which provided that Credit Suisse would receive a transaction fee based on a percentage of the enterprise value attributable to MetroPCS in any transaction with Deutsche Telekom.

On August 7, 2012, we received a written indication of interest from Company C stating that Company C was interested in acquiring MetroPCS for $11 per share, payable 30% in cash and 70% in stock of Company C. The indication of interest was non-binding and subject to customary qualifications, including the need to conduct due diligence and negotiate definitive documentation for the transaction.

On August 10, 2012, the MetroPCS directors conducted a telephone conference to discuss the proposal from Company C. JPMorgan, Credit Suisse and Evercore discussed the Company C proposal and how it compared negatively to the proposed transaction with Deutsche Telekom on the basis of various financial metrics. In addition, the directors noted that the approximately $1.2 billion of aggregate cash consideration offered by Company C was less than half of our projected year-end 2012 cash balance. Pursuant to the directors’ instructions, later that day we responded to Company C in writing, stating that the proposal was timely because MetroPCS was currently evaluating other strategic options, but that the Company C proposal was not adequate, both in terms of absolute value as well as the cash consideration per share, particularly in light of MetroPCS’ projected year-end cash balance, that we were open to Company C submitting an improved proposal, and that we were prepared to move quickly if an improved proposal that was attractive to the MetroPCS board was made.

Beginning in mid-August 2012, we and Deutsche Telekom engaged in customary due diligence, granting each other and our respective representatives access to electronic data rooms containing additional confidential materials regarding various business, financial, legal, regulatory, employee benefits and other matters regarding our respective businesses. We continued to exchange information and hold conference calls for due diligence purposes during the next six weeks.

On August 14, 2012, a senior executive of MetroPCS contacted a senior executive of Company G to discuss the Company G senior executive’s publicly announced impending departure from Company G. In their conversation, the Company G senior executive told the MetroPCS senior executive that Company G was evaluating whether to make a proposal to acquire MetroPCS. The senior executive of Company G indicated that in his view the reasons for Company G’s decision not to proceed with its proposed acquisition of MetroPCS earlier in the year were no longer applicable and that he was advocating to the board of Company G that Company G make an offer to acquire MetroPCS. The MetroPCS senior executive stated that it was important that any such offer be made very soon because we were considering a variety of alternatives. The Company G senior executive indicated that if Company G determined to make an offer, Company G could deliver its proposal to MetroPCS before the end of September.

On August 14, 2012, Wachtell Lipton distributed a revised draft of the business combination agreement and a draft of a stockholder’s agreement between MetroPCS and Deutsche Telekom, which we distributed to the special committee’s advisors. Wachtell Lipton and Gibson Dunn proceeded to negotiate aspects of the agreements over the following weeks. On August 22, 2012, Gibson Dunn sent to Wachtell Lipton a list of significant issues arising under the business combination and stockholder’s agreements, which we distributed to the special committee’s advisors. In general, the same major issues that had previously been discussed by the lawyers at their June 25, 2012 meeting in New York remained outstanding.

On August 22, 2012, Mr. Carter spoke with a senior executive of Company C, who asked questions concerning our response to Company C’s written indication of interest. The Company C senior executive indicated that Company C would discuss a potential revised offer for MetroPCS further internally and respond if Company C was interested in pursuing the matter further. In the conversation, the Company C senior executive noted the significant recent increase in our stock price and indicated that the increased stock price would likely make it more difficult for Company C to make an offer that would be acceptable to the MetroPCS board.

On August 23, 2012, Mr. Obermann informed Mr. Linquist that Deutsche Telekom had undertaken a search for a chief executive officer for T-Mobile and that the search had identified an individual for the position, but until the employment agreement was finalized, the individual’s identity would remain confidential. At that time, Mr. Obermann expressed the desire to have Mr. Linquist become the non-executive chairman of the board of the combined company. Mr. Linquist indicated he would consider Mr. Obermann’s proposal, but he was inclined not to accept it. Mr. Obermann also indicated to Mr. Linquist that Deutsche Telekom remained interested in having Mr. Carter be the chief financial officer of the combined company.

On August 27, 2012, Mr. Linquist spoke to the chairman of the board of Company C to determine Company C’s interest in making an improved offer. The chairman of the board of Company C responded that he was focused on other business matters, but Company C was considering whether to submit an improved offer and understood our timing constraints.

On August 30, 2012, the MetroPCS board held its regular quarterly board meeting during which, among other things, it discussed the progress of the Deutsche Telekom transaction. The legal advisors reported on the major outstanding issues under the business combination and stockholder’s agreements. Mr. Linquist reported on his conversation with the chairman of the board of Company C. To ensure that we would not forgo any superior opportunity by entering into a business combination transaction with Deutsche Telekom, the MetroPCS directors determined that Company G, which was viewed as the most likely alternative buyer to Deutsche Telekom, particularly in light of the recent conversation with the Company G senior executive, should be contacted to determine whether it was interested in making an offer to acquire MetroPCS and to emphasize further the importance of making any proposal quickly. There was also discussion regarding whether to contact Company F, but the consensus was that Company F was not interested in acquiring MetroPCS. Mr. Linquist also shared with the MetroPCS directors in executive session that Deutsche Telekom had selected a chief executive officer for T-Mobile and that Mr. Obermann had asked Mr. Linquist to be the non-executive chairman of the board of the combined company. Mr. Linquist indicated that he was considering declining any appointment to be the non-executive chairman of the board of the combined company, but the MetroPCS directors asked Mr. Linquist to reconsider, which he agreed to do. Mr. Linquist also advised the MetroPCS directors that Deutsche Telekom had indicated it wanted Mr. Carter to be the chief financial officer of the combined company.

On August 31, 2012, a member of the MetroPCS special committee contacted a Company G board member who was the chairman of Company G’s finance committee and relayed that we were examining our strategic alternatives and were likely to make a decision in the near term. The Company G board member echoed what the senior executive of Company G previously had told the senior executive of MetroPCS regarding Company G’s previously withdrawn proposal and further indicated that Company G was considering whether to make an offer to acquire MetroPCS.

On September 5, 2012, senior executives of MetroPCS and Deutsche Telekom, attorneys from Gibson Dunn and Wachtell Lipton, Deutsche Telekom’s financial advisor, JPMorgan and Credit Suisse met in New York to conduct in-person negotiations regarding material transaction issues. The major issues under the business combination agreement included (a) a potential purchase price adjustment based on any deviation in T-Mobile’s working capital, capital expenditures or marketing and subscriber acquisition costs from targeted amounts, (b) matters relating to the timing of filing the proxy statement and holding the MetroPCS stockholders meeting, (c) provisions limiting the ability of the MetroPCS board to pursue other transactions, terminate the business combination agreement to accept another proposal, and change its recommendation in favor of the Deutsche Telekom transaction, including the force-the-vote provisions, (d) conditions that were required to be satisfied in order for closing to occur, (e) whether there would be a reverse break-up fee payable by Deutsche Telekom to us in the event of a regulatory impediment to closing, (f) the amount of the termination fee payable by us to Deutsche Telekom under certain circumstances and (g) whether the business combination agreement would provide for post-closing indemnification for breaches of the agreement. Under the stockholder’s agreement, the primary issues related to the extent of Deutsche Telekom’s consent rights and Deutsche Telekom’s ability to sell a large number of shares in the combined company without requiring that the other stockholders be given the opportunity to participate in the sale and thereby participate in any resulting control premium. The parties also began to negotiate the specific terms of the combined company’s debt to be issued to Deutsche Telekom, a major commercial issue.

On September 10 and 11, 2012, Messrs. Linquist, Carter and Keys met with Messrs. Obermann, Langheim and Höttges and other senior executives of Deutsche Telekom in Bonn, Germany, to discuss potential business plans for the combined company and the governance framework for the combined company. At this meeting, Deutsche Telekom reported that it had hired a chief executive officer for T-Mobile and planned for him to serve as the chief executive officer of the combined company. Deutsche Telekom stated that it wanted Mr. Carter to be the chief financial officer of the combined company and Mr. Linquist to be the non-executive chairman of the board of the combined company and that it could not guarantee Mr. Keys a position with the combined company because it wanted the new chief executive officer to make decisions regarding the other members of the management team. Mr. Linquist indicated that he was not interested in being the non-executive chairman of the board of the combined company, but Mr. Obermann asked that Mr. Linquist reconsider, which he agreed to do. At this meeting, the parties also agreed that they would work to complete negotiations of the business combination agreement so that the transaction could be announced in the first week of October.

On September 13, 2012, the MetroPCS directors met by telephone to discuss developments from the meeting with Deutsche Telekom in Germany. Mr. Linquist reported that the parties made plans to meet again in New York in the following week with the goal of resolving major open issues at that time. During the executive session of the meeting, Mr. Linquist reiterated his position regarding the non-executive chairman’s role with the combined company, and he further reported that, in addition to Deutsche Telekom’s stated interest in naming Mr. Carter as the chief financial officer of the combined company, it had indicated that Mr. Keys might also have a senior leadership role but had not guaranteed him a position.

Senior executives, including Messrs. Linquist, Carter, Keys and Stachiw from MetroPCS and Messrs. Obermann, Langheim and Höttges from Deutsche Telekom, and legal teams for MetroPCS and Deutsche Telekom met again in New York on September 20, 2012, along with the newly appointed chief executive officer of T-Mobile. At the meeting, we negotiated and ultimately resolved major outstanding issues under the business combination and stockholder’s agreements. Among other things, we and Deutsche Telekom agreed to (a) a one-way purchase price adjustment payable by Deutsche Telekom to the combined company in the event there was a shortfall in T-Mobile’s working capital, capital expenditures or marketing and subscriber acquisition spending relative to targeted amounts, (b) grant MetroPCS the right under certain circumstances to delay its stockholders meeting, (c) grant MetroPCS more flexibility to consider other transactions and change its recommendation in favor of the Deutsche Telekom transaction but not permit MetroPCS to terminate the business combination agreement to enter into a superior proposal, (d) eliminate closing conditions relating to Deutsche Telekom’s obtaining financing, (e) include a reverse break-up fee payable by Deutsche Telekom to MetroPCS in the event of a regulatory impediment to closing, (f) the amount of the termination fee payable by MetroPCS to Deutsche Telekom under certain circumstances, (g) not provide for post-closing indemnification for breaches of the agreement, (h) limit Deutsche Telekom’s consent rights with respect to the combined company’s operations post-closing, (i) include a provision in the stockholder’s agreement providing that, in the event that Deutsche Telekom transferred 30% or more of its shares of the combined company to a transferee, Deutsche Telekom would require the transferee to make an offer to acquire all of the shares of the combined company not held by Deutsche Telekom on the same terms, (j) include a standstill provision in the stockholder’s agreement whereby Deutsche Telekom could not acquire more than 80.1% of the combined company without making an offer to acquire the remainder of the combined company and (k) the terms of Deutsche Telekom’s covenant not to compete with the combined company. In addition, at the meeting, Deutsche Telekom stated that it had agreed to back-stop the issuance of notes to refinance our $2.5 billion credit facility and, if needed, to satisfy change in control put obligations in connection with our $2.0 billion of outstanding senior notes. Deutsche Telekom also agreed to back-stop an additional $1.0 billion of new senior notes issuable by MetroPCS on or before closing and to provide a $500 million working capital facility to the combined company. Mr. Obermann again raised with Mr. Linquist the question of whether Mr. Linquist would serve as non-executive chairman of the board of the combined company, and Mr. Linquist declined. Mr. Obermann then requested that Mr. Linquist serve as a director of the combined company, which Mr. Linquist said he would consider.

Over the next two weeks, we and Deutsche Telekom and our respective representatives worked to complete mutual due diligence and finalize the terms of the business combination agreement, stockholder’s agreement, the other acquisition-related agreements and the financing-related documents. In addition, we and Deutsche Telekom and our respective representatives met to discuss and negotiate terms of the combined company’s debt.

On September 24, 2012, we provided drafts of the business combination and stockholder’s agreements to the MetroPCS special committee and its financial and legal advisors.

On September 25, 2012, the MetroPCS directors met by telephone to discuss the most recent developments in negotiations with Deutsche Telekom and to discuss with the MetroPCS board’s and the special committee’s financial advisors the financial aspects of the transaction. In addition, Ernst & Young, which we had engaged to assist with the due diligence investigation of T-Mobile, delivered a detailed presentation of its findings to the directors. Akin Gump reviewed for the directors their fiduciary duties in connection with the proposed transaction. During a separate special committee meeting, the special committee discussed with Evercore in greater detail the terms of the proposed transaction and the proposed management of the combined company.

On September 26, 2012, Mr. Linquist called Mr. Obermann and told him that he had considered the offer to be a director but had decided to decline. However, Mr. Linquist indicated that if Mr. Obermann wanted Mr. Linquist to be available to assist with matters relating to the combined company post-closing, he would agree to a mutually acceptable consulting arrangement, but the terms of such consulting agreement were not discussed.

On September 29, 2012, we provided updated drafts of the business combination and stockholder’s agreements, the amended and restated certificate of incorporation, the bylaws and the T-Mobile disclosure letter to the business combination agreement to the MetroPCS special committee and its financial and legal advisors. In addition, the parties met in New York to try to reach agreement on the commercial terms of the combined company’s debt and the terms on which Deutsche Telekom would backstop certain financing transactions.

On October 2, 2012, various news outlets began reporting on a possible transaction involving Deutsche Telekom, T-Mobile and MetroPCS. In response to these reports, we and Deutsche Telekom and MetroPCS issued separate press releases confirming that discussions regarding such a transaction were occurring.

Also on October 2, 2012, we entered into an agreement with JPMorgan pursuant to which we agreed to pay JPMorgan a cash fee upon completion of the transaction with T-Mobile as consideration for JPMorgan’s services evaluating various financing structures with respect to the transaction with T-Mobile and other transactions considered by MetroPCS.

Also on October 2, 2012, the parties reached agreement on the commercial terms of the combined company’s debt and the terms on which Deutsche Telekom would backstop certain financing transactions.

On the evening of October 2, 2012, the MetroPCS board and special committee met in person in New York to consider the final terms of the transaction with Deutsche Telekom. Representatives of MetroPCS management, JPMorgan, Credit Suisse, Evercore, Gibson Dunn and Akin Gump attended the meeting. Following some preliminary business, the MetroPCS board meeting was recessed to allow the special committee meeting to occur. Akin Gump opened the special committee meeting with a review for the directors of their fiduciary duties in the context of the proposed transaction. Management of MetroPCS then delivered a detailed report on T-Mobile’s business. The special committee also discussed in detail the potential synergies from the combination with T-Mobile, as estimated by MetroPCS management to be $6.7 billion of operational and capital synergies, with the opportunity for an additional approximately $800 million of other synergies, including that the full realization of the synergies would take a number of years due to the time required to decommission our network and move our customers to the combined company’s network. MetroPCS management also reviewed our long range forecast and the assumption that we would spend $1.5 billion on spectrum acquisitions in 2012 if we remained a stand-alone company. JPMorgan and Credit Suisse also described to the special committee the financing arrangements for the transaction, including the material terms of the financing and the material steps to be accomplished to complete the financing. Gibson Dunn reviewed the material terms of the business combination agreement, stockholder’s agreement and other material transaction documents. The directors on the special committee also received a summary of matters that arose in our due diligence investigation of T-Mobile. Evercore explained its analysis of the transaction to the special committee and rendered its oral opinion, subsequently confirmed in writing, that as of the date of the opinion and based on and subject to the assumptions, qualifications and limitations on the scope of the review undertaken by Evercore as discussed in its opinion, the transaction was fair, from a financial point of view, to MetroPCS and the MetroPCS stockholders (other than Deutsche Telekom and its affiliates).

During the special committee meeting, a senior executive of Company G contacted a senior executive of MetroPCS, and they engaged in a conversation by telephone. In that conversation, the senior executive of Company G conveyed that Company G was working on a transaction that would result in a large new investment of capital in Company G and that the Company G board was scheduled to hold a meeting at the end of the week, at which it would consider whether to move forward with a proposal to acquire MetroPCS. The senior executive of Company G also explained that, if the Company G board decided to move forward with an acquisition of MetroPCS, it would take several weeks for Company G to prepare a proposal. The Company G senior executive then mentioned that he had seen the recent news reports regarding a potential combination between MetroPCS and T-Mobile and hoped such a transaction would not occur, but, if MetroPCS did enter into an agreement to be acquired, he hoped any break-up fee payable by MetroPCS to pursue an alternative transaction would be reasonable.

The special committee then met in executive session with Akin Gump, Evercore and selected senior executives of MetroPCS. The senior executive of MetroPCS who had talked to the Company G senior executive earlier in the evening then summarized the telephone call for the special committee. The directors asked questions regarding the conversation and whether the MetroPCS board should wait for an offer that might come from Company G in lieu of approving the transaction with Deutsche Telekom. The directors weighed the fully negotiated transaction with Deutsche Telekom against the possibility of an offer from Company G, particularly in light of Company G’s previous decision earlier in the year not to move forward with an acquisition of MetroPCS and the directors’ conclusion that the termination fee in the business contribution agreement was reasonable. The directors also discussed MetroPCS’ prospects as a stand-alone company and the absence of any alternative transactions known to the MetroPCS directors, management or their advisors that would be reasonably likely to result in a value to MetroPCS stockholders in excess of the value presented in the Deutsche Telekom transaction (including as a result of the outreach to other potentially interested parties that had previously occurred). At the conclusion of the presentations and related discussions, the special committee unanimously recommended that the MetroPCS board approve the transaction. Following receipt of this recommendation from the special committee, the MetroPCS board meeting was reconvened and the MetroPCS board unanimously approved the transaction with Deutsche Telekom and recommended that the MetroPCS stockholders vote “FOR” the proposals contained in this proxy statement.

After the conclusion of the MetroPCS board meeting and the meeting of Deutsche Telekom’s supervisory board, which also approved the transaction, MetroPCS and Deutsche Telekom executed the business combination agreement on the morning of October 3, 2012. Also on the morning of October 3, 2012, MetroPCS and Deutsche Telekom issued a joint press release announcing the execution and delivery of the business combination agreement.

Reasons for the Transaction; Recommendation of the MetroPCS Board and the Special Committee

As described in “—Background of the Transaction,” the MetroPCS board carefully evaluated our competitive position and determined that the acquisition of additional spectrum was critical to meet increasing customer demands for data services, continue customer growth, maintain quality of service, allow the deployment of new technologies and enhance stockholder value. In response to the MetroPCS board’s directives, MetroPCS management attempted over the past four years to acquire a meaningful amount of spectrum to both expand MetroPCS’ licensed area and to increase the amount of spectrum in its existing service areas. However, MetroPCS was unable to acquire a meaningful amount of additional spectrum and has concluded that it faces limited prospects in the future for the acquisition of significant additional spectrum from third parties or FCC spectrum auctions. In light of these circumstances, the MetroPCS board evaluated the combination with T-Mobile, which would substantially increase MetroPCS’ spectrum assets and improve its competitive position. In evaluating whether to recommend that you vote “for” the proposals and whether MetroPCS should enter into the business combination agreement and the transaction, including the MetroPCS stock issuance and the new certificate of incorporation, the MetroPCS board, including the special committee, consulted with MetroPCS’ management and its legal, financial and other advisors, and also considered numerous factors, including the following factors that each of the MetroPCS board and the special committee viewed as supporting its decision to approve the business combination agreement and the transaction:

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the implied value of the consideration to be received by the MetroPCS stockholders, calculated with the assistance of its financial advisors, which represents a compelling valuation for MetroPCS and its stockholders;

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the MetroPCS stockholders receiving in the aggregate $1.5 billion (or approximately $4.08 per share calculated on a pre-reverse stock split basis), allowing the MetroPCS stockholders an opportunity to realize certain value for a significant portion of their investment immediately upon completion of the transaction;

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the MetroPCS equityholders immediately prior to the completion of the transaction continuing to own 26% of the fully-diluted MetroPCS common stock (before taking into account any stock options that are subsequently cashed out in connection with the transaction) immediately upon completion of the transaction, allowing the MetroPCS stockholders to participate in any future earnings or growth of the combined company, synergies and cost savings, and future appreciation in the value of the combined company’s common stock;

•	Deutsche Telekom’s agreement to provide the financing in connection with the transaction, as more fully described under the caption “Summary of the Financing” beginning on page 108;

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the creation, by combining MetroPCS and T-Mobile, of a leading value carrier in the U.S. wireless telecommunications industry that will benefit from its increased size and resources, including benefits from a more diverse customer base, increased spectrum assets, network coverage and capacity and improved marketing and purchasing scale;

•	the expectation that the combined company will roll out an LTE network that includes at least 20x20 MHz in a number of major metropolitan areas;

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the complementary nature of MetroPCS’ and T-Mobile’s networks and spectrum assets that will facilitate the migration of MetroPCS’ subscribers onto T-Mobile’s network and, once combined, create a nationwide network footprint and greater customer value and choice;

•	management’s estimate, consistent with Deutsche Telekom’s and T-Mobile’s estimate, that the transaction could result in between $6 billion and $7 billion in cost synergies;

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the combined company having a highly experienced management team with extensive experience in the wireless telecommunications industry, and the combined company being able to draw upon the intellectual capital, technical expertise and experience of a deeper and more diverse workforce;

•	the expectation that the combined company would have an attractive growth profile and increased financial flexibility and continuing access to public capital markets;

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MetroPCS’ right initially to appoint at least two directors to the combined company’s board of directors and the expectation that two executive officers of MetroPCS will be executive officers of the combined company, which may facilitate continuity between MetroPCS and the combined company;

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the MetroPCS board’s and the special committee’s belief that the transaction is more favorable to the MetroPCS stockholders than the alternatives to the transaction, including remaining a stand-alone company, which belief was based on the MetroPCS board’s and the special committee’s review, with the assistance of its financial advisors, of the strategic alternatives available to MetroPCS after the MetroPCS board’s, the special committee’s and management’s discussions with other likely acquirers, as more fully described under the section entitled “—Background of the Transaction” beginning on page 62;

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the MetroPCS board’s and the special committee’s understanding of the business, operations, financial condition, earnings and prospects of MetroPCS, including the challenges faced by MetroPCS in acquiring spectrum assets necessary to be a viable stand-alone company and MetroPCS’ other challenges and risks as a stand-alone company, as more fully described under the section entitled “The Transaction—Background of the Transaction” beginning on page 62;

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the presentation to the special committee on October 2, 2012, and financial analysis reviewed therewith, of Evercore, and the opinion, dated October 2, 2012 of Evercore, addressed to the special committee in its capacity as such, to the effect that, as of that date and based on, and subject to, assumptions made (including the payment by MetroPCS to its stockholders of the cash payment), matters considered and limitations on the scope of review undertaken by Evercore as set forth therein, the MetroPCS stock issuance equal to 74% of the fully-diluted shares of MetroPCS common stock outstanding immediately following the cash payment in consideration for the acquisition by MetroPCS from a subsidiary of Deutsche Telekom of the T-Mobile shares, is fair, from a financial point of view, to MetroPCS and its stockholders (other than Deutsche Telekom and its affiliates) as more fully described in the section entitled “The Transaction—Opinion of the Financial Advisor to the MetroPCS Special Committee” beginning on page 89;

•	the likelihood that the transaction would be completed, based on, among other things:

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the MetroPCS board’s and the special committee’s belief, after consultation with its internal and outside legal counsel, that the transaction is likely to receive necessary regulatory approvals without material adverse conditions within the outside date for termination of the business combination agreement;

•	the business combination agreement’s provisions that, in the event of a failure of the transaction only for regulatory reasons, Deutsche Telekom will pay MetroPCS a $250 million termination fee;

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Deutsche Telekom’s inability to terminate the business combination agreement due to a decline in MetroPCS’ business, assets, liabilities, prospects, outlook, financial condition or results of operations unless such decline has a material adverse effect on us;

•	Deutsche Telekom’s inability to pursue alternative acquisition proposals for T-Mobile under the business combination agreement;

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Deutsche Telekom’s commitment to provide all necessary financing in order to complete the transaction pursuant to the terms of the business combination agreement and the fact that Deutsche Telekom does not have the ability to terminate the business combination agreement for a failure to obtain such financing;

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MetroPCS’ ability, under certain circumstances pursuant to the business combination agreement, to obtain specific performance to prevent breaches of the business combination agreement by Deutsche Telekom, Global, Holding or T-Mobile and to enforce specifically the terms of the business combination agreement, including Deutsche Telekom’s obligations to provide financing in connection with the transaction;

•	the belief that the outside date (as defined in the business combination agreement) will likely allow sufficient time to complete the transaction; and

•	the strong commitment on the part of the parties to complete the transaction pursuant to their respective obligations under the terms of the business combination agreement;

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the provisions of the business combination agreement allowing a recommendation change by the MetroPCS board if MetroPCS receives a superior proposal (as described in the section entitled “Summary of the Business Combination Agreement—No Solicitation of Alternative Proposals” beginning on page 138) from a third party or experiences an intervening event and if, in either case, the MetroPCS board determines that a failure to make a recommendation change would be reasonably likely to be inconsistent with its fiduciary obligations to MetroPCS and/or its stockholders under applicable law, subject to MetroPCS’ obligation to pay Deutsche Telekom a termination fee of $150 million upon termination of the business combination agreement under certain circumstances;

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the restrictions within the stockholder’s agreement on Deutsche Telekom’s ability to transfer any shares of the combined company’s common stock for six months after the closing of the transaction or Deutsche Telekom’s ability to transfer any shares of the combined company’s common stock at any time after such period in any transaction that would result in the transferee owning 30% or more of the combined company’s common stock unless such transferee offers to acquire all of the then outstanding shares of the combined company’s common stock at the same price and on the same terms and conditions as the proposed transfer, thereby helping to ensure the public stockholders share the benefits of any sale-of-control transaction;

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the provisions of the stockholder’s agreement requiring that certain post-closing matters (including determinations with respect to working capital adjustments) will be made by the combined company’s directors who are not affiliated with Deutsche Telekom;

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the prohibition within the stockholder’s agreement on Deutsche Telekom acquiring more than 80.1% of the outstanding shares of the combined company’s common stock unless Deutsche Telekom were to make an offer to acquire all of the then remaining outstanding shares of the combined company’s common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the combined company, thereby helping to ensure the public stockholders obtain a fair price in any squeezeout transaction;

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the restrictions within the stockholder’s agreement on Deutsche Telekom’s ability to engage in certain competing activities with the combined company in the territory during the period beginning on the date of the closing of the transaction and ending on the date that is two years after the date on which Deutsche Telekom beneficially owns less than 10% of the outstanding shares of the combined company’s common stock;

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the terms of the trademark license, including the provisions permitting the combined company to continue to use the T-Mobile trademarks, the exclusive nature of the license in the territory, the provision maintaining the royalty payment the same for five years, Deutsche Telekom’s obligation to indemnify the company against trademark infringement claims with respect to certain licensed T-Mobile trademarks and the wind down period after termination or expiration of the trademark license;

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the prohibitions in the business combination agreement against Deutsche Telekom asserting claims against the combined company or its subsidiaries regarding any intellectual property owned by Deutsche Telekom and used by T Mobile or any of its subsidiaries immediately prior to the closing date;

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the restrictions within the stockholder’s agreement on Deutsche Telekom’s (and Deutsche Telekom’s director designees’) ability to, support, enter into or vote in favor of any transaction between, or involving both (A) the combined company and (B) Deutsche Telekom or an affiliate of Deutsche Telekom, unless such transaction is approved by a majority of the directors on the combined company’s board, which majority includes a majority of the directors on the combined company’s board that are not affiliates of Deutsche Telekom;

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the inclusion in the new certificate of incorporation of a number of provisions that are more favorable to stockholders than the comparable provisions in MetroPCS’ existing certificate of incorporation; for example, the new certificate of incorporation will provide for a declassified board, stockholder rights to call a special meeting and act by written consent, and a lower stockholder voting threshold to amend the combined company’s bylaws;

•	the special committee’s retention of independent legal and financial advisors; and

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the contractual benefits that MetroPCS management and its advisors were able to obtain as a result of extensive negotiations with Deutsche Telekom, which the MetroPCS board and the special committee concluded reflected the best terms that Deutsche Telekom would be willing to provide at that time.

The MetroPCS board and the special committee also considered a variety of potentially negative factors in their deliberations concerning the business combination agreement and the transaction, including the MetroPCS stock issuance and the new certificate of incorporation, including the following:

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forecasts of future results of operations and synergies are necessarily estimates based on assumptions, and that for these and other reasons there is a risk of not capturing anticipated operational synergies and cost savings between MetroPCS and T-Mobile and the risk that other anticipated benefits might not be realized;

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because MetroPCS’ stockholders are receiving a significant amount of cash in the transaction, they will have a smaller ongoing equity participation in the combined company and, therefore, will receive less of the benefit of any synergies or any increase in the value of the combined company;

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the amount of MetroPCS common stock to be issued to Holding or its designee in the transaction is a fixed percentage, meaning Deutsche Telekom’s and the existing MetroPCS stockholders’ relative ownership of the combined company immediately following the closing may not reflect changes in the relative values of T-Mobile and MetroPCS between signing and closing;

•	the fact that certain of MetroPCS’ existing management team, including Roger D. Linquist, are not expected to continue as officers of the combined company;

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the substantial costs to be incurred in connection with the transaction, including the substantial cash and other costs of integrating the businesses of MetroPCS and T-Mobile, as well as the transaction expenses arising from the transaction and the delayed nature of the anticipated cost and capital expenditure savings and synergies of the transaction versus when the costs to create such cost and capital expenditure savings and synergies will be incurred by the combined company;

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the substantial time and effort of management required to complete the transaction and related disruptions to the operations of MetroPCS’ business, and the risk of diverting management resources for an extended period of time to accomplish this combination;

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the potential adverse effect of the transaction on MetroPCS’ business and relationships with employees, customers, suppliers, distributors, dealers, retailers, regulators and the communities in which it operates;

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the risk that uncertainties about the completion of the transaction and contractual restrictions in the business combination agreement involving the operation of MetroPCS’ business could disrupt MetroPCS’ operations, limit its ability to take advantage of attractive opportunities, including purchasing spectrum and making changes to its business, or have an adverse effect on its business and results of operations;

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the risk that governmental entities may not approve the transaction or may impose conditions on the parties to the business combination agreement in order to gain approval for the transaction that may adversely impact the ability of the combined enterprise to realize the synergies that are projected to occur in connection with the transaction;

•	the possibility that the transaction may not be completed, or that completion may be unduly delayed, for reasons beyond the control of the parties to the business combination agreement;

•	the $150 million termination fee that MetroPCS may be required to pay to Deutsche Telekom under certain circumstances upon the termination of the business combination agreement;

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the potential that the termination fee provisions of the business combination agreement and the requirement that the MetroPCS board call and hold the special meeting, regardless of whether or not the MetroPCS board has made a recommendation change, could affect a bona fide alternative proposal for MetroPCS;

•	the inclusion of the non-solicitation restrictions in the business combination agreement that could limit, in whole or in part, MetroPCS’ ability to negotiate or enter into an alternative transaction;

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the restrictions in the business combination agreement preventing MetroPCS from terminating the business combination agreement to accept a superior proposal until after the special meeting and only then if the MetroPCS stockholders do not approve the stock issuance proposal and the new certificate of incorporation proposal;

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that Deutsche Telekom will be a controlling stockholder of the combined company immediately upon completion of the transaction, and will have approval rights with respect to certain actions of the combined company (see the section entitled “Summary of Ancillary Agreements—Stockholder’s Agreement” beginning on page 150), each of which could have a negative impact on the combined company’s stock price;

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that Deutsche Telekom will own a substantial amount of the combined company’s indebtedness, certain actions, including amendments and waivers with respect to the combined company’s indebtedness and may be accomplished only if Deutsche Telekom consents to such action;

•	the combined company’s lack of ownership of the T-Mobile trademarks and Deutsche Telekom’s ability to terminate the trademark license under certain circumstances;

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that Deutsche Telekom’s substantial equity and debt ownership in the combined company could cause it to take actions for its own benefit that could be adverse to the interests of the combined company’s stockholders;

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the absence of a contractual right of the combined company to make indemnification claims against Deutsche Telekom for the breach of any representations and warranties or covenants made by Deutsche Telekom or its subsidiaries in the business combination agreement;

•	the vesting of all outstanding annual cash performance awards, stock options and restricted stock for all directors, employees and officers of MetroPCS as a result of the transaction;

•	the risks described in the sections entitled “Risk Factors” beginning on page 31 and “Cautionary Note Regarding Forward-Looking Statements” beginning on page 202; and

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that MetroPCS’ directors and executive officers have interests in the transaction that may be different from, or in addition to, those of MetroPCS’ stockholders (see the section entitled “Interests of MetroPCS Directors and Officers in the Transaction” beginning on page 114).

This discussion of the information and factors considered by each of the MetroPCS board and the special committee in reaching its conclusions and recommendation includes the material factors considered by the MetroPCS board and the special committee, respectively, but is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the transaction and the complexity of these matters, the MetroPCS board did not find it practicable, and it did not attempt, to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the business combination agreement and the transaction and to recommend that MetroPCS’ stockholders vote in favor of the MetroPCS stock issuance and the new certificate of incorporation. The MetroPCS board and the special committee conducted an overall analysis of the factors described above, including through discussions with, and questioning of, MetroPCS’ management and outside legal, financial and other advisors regarding certain of the matters described above. In considering the factors described above, individual members of the MetroPCS board or the special committee may have given differing weights to different factors.

The MetroPCS board, acting upon the recommendation of the special committee, unanimously approved the business combination agreement and has determined that the transaction, including the MetroPCS stock issuance and the new certificate of incorporation, is appropriate, advisable and in the best interests of MetroPCS and its stockholders. The MetroPCS board, acting upon the recommendation of the special committee, unanimously recommends that MetroPCS’ stockholders vote “FOR” the stock issuance proposal and “FOR” the new certificate of incorporation proposal.

Opinion of the Financial Advisor to the MetroPCS Special Committee

In April 2012, Evercore was retained by MetroPCS on behalf of the special committee of the MetroPCS board to act as financial advisor to the special committee with respect to potential strategic transactions. On October 2, 2012, at a meeting of the special committee, Evercore delivered to the special committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated October 2, 2012, to the effect that, as of that date and based on and subject to assumptions made (including the payment by MetroPCS to its stockholders of the cash payment), matters considered and limitations on the scope of review undertaken by Evercore as set forth therein, the MetroPCS stock issuance equal to 74% of the fully-diluted shares of MetroPCS common stock outstanding immediately following the cash payment (the shares of MetroPCS common stock to be so issued in the MetroPCS stock issuance being referred to as the business combination consideration) in consideration for the acquisition, which we refer to as the business combination, by MetroPCS from a subsidiary of Deutsche Telekom of the T-Mobile shares, is fair, from a financial point of view, to MetroPCS and its stockholders (other than Deutsche Telekom and its affiliates). A copy of Evercore’s written opinion was also provided by the special committee to the MetroPCS board, in its capacity as such, in connection with the MetroPCS board’s evaluation of the transaction and receipt of the special committee’s recommendation to the MetroPCS board.

The full text of Evercore’s written opinion, dated October 2, 2012, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference in its entirety into this proxy statement. Evercore’s opinion was directed to the special committee, in its capacity as such, and addresses only the fairness to MetroPCS and its stockholders (other than Deutsche Telekom and its affiliates), from a financial point of view, assuming payment of the cash payment, of MetroPCS’ issuance of the business combination consideration in consideration for the T-Mobile shares. The opinion does not address any other term or aspect of the business combination agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the business combination agreement or entered into or amended in connection with the transaction and does not constitute a recommendation to the special committee or to any other persons in respect of the business combination agreement or the transaction, including as to how any holder of shares of MetroPCS common stock should vote or act in respect of the business combination agreement or the transaction.

In connection with rendering its opinion, Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to MetroPCS and T-Mobile that Evercore deemed to be relevant;

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reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to MetroPCS prepared and furnished to Evercore by the management of MetroPCS;

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reviewed certain non-public historical financial statements and other nonpublic historical financial and operating data relating to T-Mobile prepared by the management of Deutsche Telekom and T-Mobile and furnished to Evercore by MetroPCS;

•	reviewed certain non-public projected financial data relating to MetroPCS prepared and furnished to Evercore by the management of MetroPCS;

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reviewed certain non-public projected financial data relating to T-Mobile prepared by the management of Deutsche Telekom and T-Mobile, which we refer to as the T-Mobile management projected financial data, furnished to Evercore by MetroPCS as well as certain adjustments thereto made at the direction of MetroPCS’ management, or, as so adjusted, the adjusted T-Mobile projected financial data;

•	reviewed certain non-public projected operating data relating to MetroPCS prepared and furnished to Evercore by the management of MetroPCS;

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reviewed certain non-public projected operating data relating to T-Mobile prepared by the management of Deutsche Telekom and T-Mobile, which we refer to as the T-Mobile management projected operating data, furnished to Evercore by MetroPCS as well as certain adjustments thereto made at the direction of MetroPCS’ management, or, as so adjusted, the adjusted T-Mobile projected operating data;

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discussed the past and current operations, financial projections and current financial condition of MetroPCS and T-Mobile with the management of MetroPCS (including their views on the risks and uncertainties of achieving such projections);

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discussed the past and current operations, financial projections and current financial condition of MetroPCS and T-Mobile with the management of Deutsche Telekom and T-Mobile (including their views on the risks and uncertainties of achieving such projections);

•	reviewed the amount and timing of the cost savings and operating synergies estimated by MetroPCS’ management to result from the business combination, which we refer to as the estimated synergies;

•	reviewed the amount, timing and use of certain tax attributes of the combined company as estimated by management of MetroPCS;

•	reviewed the reported prices and the historical trading activity of the MetroPCS common stock;

•	compared the financial performance of MetroPCS and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•	reviewed certain valuation multiples relating to the business combination with those of certain other transactions that Evercore deemed relevant;

•	reviewed a draft of the business combination agreement dated October 1, 2012; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumed no liability therefor. With respect to the projected financial and operating data relating to MetroPCS, Evercore assumed that they had been reasonably prepared on bases reflecting the best available estimates and good faith judgments of management of MetroPCS as to the matters covered thereby. Evercore expressed no view as to any projected financial or operating data relating to MetroPCS or the assumptions on which they were based. With respect to T-Mobile management projected financial data and the T-Mobile management projected operating data, Evercore assumed that they had been reasonably prepared on bases reflecting the best available estimates and good faith judgments of management of Deutsche Telekom and T-Mobile as to the matters covered thereby. With respect to adjusted T-Mobile projected financial data and the adjusted T-Mobile projected operating data, Evercore assumed that the adjustments which MetroPCS’ management directed Evercore to make to the T-Mobile management projected financial data and the T-Mobile management projected operating data had been reasonably determined by MetroPCS’ management on bases reflecting the best available estimates and good faith judgments of management of MetroPCS as to the matters covered thereby. Evercore expresses no view as to any projected financial or operating data relating to T-Mobile (whether prepared by management of Deutsche Telekom or T-Mobile, or as adjusted at the direction of management of MetroPCS) or the assumptions on which they are based. Evercore also assumed that the estimated synergies were reasonably obtainable, were estimated on bases reflecting the best currently available estimates and good faith judgments of the future competitiveness, operating and regulatory environments and related financial performance of MetroPCS and T-Mobile and will be realized in the amounts and at the times indicated thereby. Evercore expressed no view as to the estimated synergies or the assumptions on which they were based. With respect to the amount, timing and use of the tax attributes of the combined company estimated by management of MetroPCS, Evercore assumed that such estimates are reasonable and will be realized, although Evercore expressed no view as to such estimates or the assumptions on which they were based. For purposes of Evercore’s analysis and opinion, at the request of the special committee, Evercore relied on the projections prepared by the management of MetroPCS with respect to projected financial and operating data of MetroPCS, including the estimated synergies and estimates as to the amount, timing and use of tax attributes of the combined company, and on the adjusted T-Mobile projected financial data and the adjusted T-Mobile projected operating data.

For purposes of rendering its opinion, Evercore assumed that the executed business combination agreement will be the same in all respects material to its analysis as the draft dated October 1, 2012 reviewed by Evercore, that the representations and warranties of each party contained in the business combination agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the business combination agreement and that all conditions to the completion of the transaction will be satisfied without material waiver or modification thereof. Evercore also assumed with the consent of the special committee that the terms of the Deutsche Telekom notes and the working capital revolving credit facility (including any fees payable to Deutsche Telekom in connection therewith) are on terms no less favorable to MetroPCS than could be obtained from an unaffiliated third party lender. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the completion of the transaction will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on MetroPCS, T-Mobile or the completion of the business combination or materially reduce the benefits to MetroPCS of the transaction.

Evercore did not make or assume any responsibility for making any physical inspection, independent valuation or appraisal of the assets or liabilities of MetroPCS or T-Mobile, nor was Evercore furnished with any such valuation or appraisals, nor did Evercore evaluate the solvency or fair value of MetroPCS or T-Mobile under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Evercore assumed that the outcome of any current and pending litigation affecting MetroPCS or T-Mobile will not be material to its analysis. Evercore’s opinion was necessarily based upon information made available to it as of the date of its delivery and financial, economic, market and other conditions as they existed and as could be evaluated as of such date. Evercore noted that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than, assuming payment of the cash payment, whether MetroPCS’ issuance of the business combination consideration in consideration for the T-Mobile shares is fair, from a financial point of view, to MetroPCS and its stockholders (other than Deutsche Telekom and its affiliates). Evercore did not express any view on, and its opinion did not address, any other term or aspect of the business combination agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the business combination agreement or entered into or amended in connection with the transaction, including, without limitation, (i) the fairness of the reverse stock split or of the cash payment or any other consideration to be received in connection therewith by the holders of MetroPCS common stock or any other securities or creditors or constituencies of MetroPCS, (ii) the terms of the Deutsche Telekom notes and the working capital revolving credit facility (including the amount and nature of the fees payable to Deutsche Telekom in connection therewith) or (iii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of MetroPCS, or any class of such persons, whether relative to the reverse stock split, the cash payment, the business combination consideration or otherwise.

Evercore assumed that any modification to the structure of the transaction would not vary in any respect material to its analysis. Evercore’s opinion does not address the relative merits of the transaction as compared to other business or financial strategies that might be available to MetroPCS, nor does it address the underlying business decision of MetroPCS to engage in the business combination or any other portion of the transaction, including the reverse stock split and the cash payment. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the MetroPCS common stock or other extraordinary transaction involving MetroPCS. Evercore’s opinion does not constitute a recommendation to the special committee, the MetroPCS board or to any other persons in respect of the business combination agreement or the transaction, including as to how any holder of shares of MetroPCS common stock should vote or act in respect of the transaction. Evercore expressed no opinion as to the price at which shares of MetroPCS common stock will trade at any time. Evercore is not legal, regulatory, accounting or tax experts and has assumed the accuracy and completeness of assessments by MetroPCS, T-Mobile and their respective advisors with respect to legal, regulatory, accounting and tax matters. The issuance by Evercore of its opinion was approved by an Opinion Committee of Evercore.

Summary of Evercore’s Financial Analysis

Set forth below is a summary of the material financial analyses conducted by Evercore and reviewed with the special committee on October 2, 2012, in connection with Evercore’s opinion dated October 2, 2012.

Except as described above under the section entitled “Opinion of the Financial Advisor to the Special Committee,” the special committee imposed no instructions or limitations on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. Evercore’s opinion was only one of many factors considered by the special committee in its evaluation of the transaction and should not be viewed as determinative of the views of the special committee, MetroPCS board or MetroPCS’ management with respect to the transaction or the business combination consideration. See the section entitled “The Transaction—Reasons for the Transaction; Recommendation of the MetroPCS Board and the Special Committee” beginning on page 84.

The business combination consideration was determined through negotiations between MetroPCS, Deutsche Telekom, Holding and T-Mobile and was approved by the special committee and the MetroPCS board. Evercore did not recommend any specific business combination consideration nor did it indicate that any given business combination consideration constituted the only appropriate business combination consideration.

In connection with the review of the transaction by the special committee, Evercore performed a variety of financial and comparative analyses, which are summarized below, for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described below, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its determination, Evercore considered the results of all the analyses summarized below and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have considered various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Evercore’s view of the value of MetroPCS or T-Mobile. No company used in the analyses summarized below as a comparison is identical to MetroPCS or T-Mobile, and no transaction used is identical to the transaction. Accordingly, such analyses may not necessarily utilize all companies or transactions that could be deemed comparable to MetroPCS, T-Mobile or the business combination. Further, Evercore’s analysis involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MetroPCS, Deutsche Telekom or TMobile.

Evercore conducted the analysis summarized below for the purpose of providing an opinion to the special committee as to the fairness to MetroPCS and its stockholders (other than Deutsche Telekom and its affiliates), from a financial point of view, of MetroPCS’ issuance of the business combination consideration in consideration for the T-Mobile shares, assuming payment of the cash payment. This analysis does not purport to be appraisals or to necessarily reflect the prices at which the business or securities of MetroPCS or T-Mobile actually may trade or be sold. Estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such estimates. Accordingly, estimates used in, and the results derived from, the analyses summarized below are inherently subject to substantial uncertainty, and Evercore does not assume any responsibility if future results are materially different from those forecasted in such estimates.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 2, 2012, and is not necessarily indicative of current or future market conditions.

The following summary of financial analyses includes information presented in tabular format. These tables alone do not constitute a complete description of the financial analyses and must be read together with the text of each summary in order to understand fully the financial analyses. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses.

In conducting its analysis, Evercore used various methodologies to review the valuation of each of MetroPCS and T-Mobile on a stand-alone basis and MetroPCS and T-Mobile on a relative basis, to assess the fairness of the business combination consideration to be issued by MetroPCS in consideration for the T-Mobile shares, assuming payment of the cash payment. Specifically, Evercore conducted analyses of historical share price, research analyst price targets, selected publicly traded companies, selected precedent transactions, discounted cash flow, implied percentage ownership based upon selected publicly traded companies and discounted cash flow analyses, relative contribution to the combined company and has / gets analysis. However, Evercore only relied upon the analyses of implied percentage ownership based upon selected publicly traded companies and discounted cash flow analyses, relative contribution to the combined company and has / gets analysis for purposes of its opinion. For purposes of each valuation methodology applied to MetroPCS, Evercore assumed that MetroPCS will spend $1.5 billion on spectrum in 2012. For purposes of each valuation methodology (other than the discounted cash flow analysis) applied to T-Mobile, Evercore included $2.4 billion related to tower financing obligations in its calculation of net debt.

Stand-Alone Valuation Analyses

Analysis of Selected Publicly Traded Companies—Generally. Evercore compared certain financial and operating information and commonly used valuation measurements for MetroPCS and T-Mobile to corresponding information and measurements for a group of five publicly traded comparable companies that participate predominantly in the wireless communications industry, referred to as the selected comparable companies, in order to derive implied per share equity value reference ranges for MetroPCS and T-Mobile. The selected comparable companies were:

Sprint

U.S. Cellular

Leap Wireless

Atlantic Tele-Network

nTelos

Evercore selected the companies listed above because, based on Evercore professional judgment and experience in the wireless communications industry, their businesses and operating profiles are relevant to that of MetroPCS. However, because of the inherent differences between the businesses, operations and prospects of MetroPCS and the businesses, operations and prospects of the selected comparable companies, no comparable company is exactly the same as MetroPCS. Therefore, Evercore believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis. Accordingly, Evercore also made qualitative judgments (as more fully explained in the subsequent sentence) based on its experience in the wireless communications industry concerning differences between the financial and operating characteristics and prospects of MetroPCS and the selected comparable companies that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, capital structures, growth prospects, profitability levels and degrees of operational risk of MetroPCS and the selected comparable companies.

Evercore reviewed, among other things, enterprise values, calculated as equity value based on closing stock prices on September 26, 2012, plus debt, preferred stock and minority interests, less cash and cash equivalents and investments, as a multiple of the estimated earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, of the selected comparable companies for calendar years 2012 and 2013. Financial forecasts for MetroPCS and T-Mobile were based on (i) certain non-public projected financial data relating to MetroPCS prepared and furnished to Evercore by the management of MetroPCS and (ii) certain non-public projected financial data relating to T-Mobile prepared by the management of Deutsche Telekom and T-Mobile furnished to Evercore by MetroPCS as adjusted at the direction of MetroPCS’ management. Evercore also used publicly available information concerning historical and projected financial performance for the selected comparable companies, including published historical financial information and publicly available third-party research.

Analysis of Selected Publicly Traded Companies—As Applied to MetroPCS. Evercore then applied ranges of selected enterprise value to EBITDA (post stock-based compensation expense) multiples derived from the selected comparable companies (the mean and median of which was 5.3 and 5.5 respectively for 2012 Estimated EBITDA and 5.1 and 5.2 respectively for 2013 Estimated EBITDA) to corresponding financial data of MetroPCS based on certain non-public projected financial data relating to MetroPCS prepared and furnished to Evercore by the management of MetroPCS. The high and low of the relevant multiples derived for each of the selected comparable companies is reflected in the column of the chart titled “All selected comparable companies.” Based on the multiple ranges for the selected comparable companies, Evercore selected the range of multiples reflected in the column of the chart below titled “Selected Valuation Multiple Ranges for MetroPCS,” which Evercore judged, based on their financial advisory experience, to be most appropriate in order to perform their analysis of MetroPCS. This analysis indicated the following implied equity value per share valuation reference ranges for MetroPCS as presented below:

Valuation Methodology	All Selected Comparable Companies	Selected Valuation Multiple Ranges for MetroPCS	Implied Equity Value per share Valuation Reference Range for MetroPCS
Enterprise Value as a Multiple of:
2012 Estimated EBITDA	4.2 – 6.3x	5.0 – 6.5x	$7.55 – $12.98
2013 Estimated EBITDA	4.2 – 5.6x	4.75 – 5.75x	$7.01 – $10.71

Analysis of Selected Publicly Traded Companies—As Applied to T-Mobile. In order to provide a basis for certain of the other analyses performed by Evercore and described below under “Relative Valuation Analyses,” Evercore then applied ranges of selected enterprise value to EBITDA multiples derived from the selected comparable companies (the mean and median of which was 5.3 and 5.5 respectively for 2012 Estimated EBITDA and 5.1 and 5.2 respectively for 2013 Estimated EBITDA) to corresponding financial data of T-Mobile based on information and projections provided by T-Mobile and Deutsche Telekom management as adjusted by MetroPCS’ management. Based on the multiple ranges for the selected comparable companies (the high and low of such multiples being reflected in the column of the chart below titled “All selected comparable companies”), Evercore selected the range of multiples reflected in the column of the chart below titled “Selected Valuation Multiple Ranges for T-Mobile” that Evercore judged, based on their financial advisory experience, to be most appropriate in order to perform their analysis of T-Mobile. This analysis indicated the following implied equity value reference ranges for T-Mobile:

Valuation Methodology	All Selected Comparable Companies	Selected Valuation Multiple Ranges for T-Mobile	Implied Equity Value Valuation Reference Ranges for T-Mobile ($ in millions)
Enterprise Value as a Multiple of:
2012 Estimated EBITDA	4.2 – 6.3x	5.0 – 6.5x	$7,843 – $15,416
2013 Estimated EBITDA	4.2 – 5.6x	4.75 – 5.75x	$6,979 – $12,111

None of the selected comparable companies utilized as a comparison is identical to MetroPCS or T-Mobile. Accordingly, Evercore believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Evercore’s opinion, concerning differences in financial and operating characteristics and other factors that could affect the public trading value of the selected comparable companies to which MetroPCS and T-Mobile are compared.

Discounted Cash Flow Analysis of MetroPCS. As part of its analysis, and in order to estimate the implied present value of the equity value per share for MetroPCS, Evercore prepared a discounted cash flow analysis for MetroPCS.

A discounted cash flow analysis is a valuation methodology used to derive a valuation of an asset by calculating the present value of estimated future cash flows to be generated by the asset. Present value refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. Evercore performed a discounted cash flow analysis for MetroPCS by adding (1) the present value of MetroPCS’ projected after-tax unlevered free cash flows for fiscal years 2013 through 2016 to (2) the present value of certain net operating losses of MetroPCS to (3) the present value of the terminal value of MetroPCS as of the end of fiscal year 2016. For each year, unlevered free cash flow was derived as follows: EBITDA plus certain non-cash adjustments less taxes less capital expenditures less changes in working capital, where changes in working capital can either be positive or negative. Terminal value refers to the value at a particular point in time of all future cash flows to be generated by an asset.

Evercore estimated a range of terminal values as of the end of fiscal year 2016 calculated based on multiples of 4.5x to 5.5x, which Evercore selected based on its professional judgment and experience in the wireless telecommunications industry. Evercore performed a discounted cash flow analysis using a range of discount rates from 8% to 9%. The discount rates were based on calculations of the weighted average cost of capital of MetroPCS, which Evercore derived based on MetroPCS’ estimated cost of equity (derived using the Capital Asset Pricing Model) and MetroPCS’ estimated cost of debt at an assumed target capital structure. Evercore calculated per share equity values by first determining a range of enterprise values of MetroPCS by adding the present values of the after-tax unlevered free cash flows, certain net operating losses and terminal values for each terminal value multiple and discount rate scenario, and then subtracting from the enterprise values the net debt, calculated as total debt minus cash and investments, of MetroPCS, and then dividing those amounts by the number of fully diluted shares of MetroPCS. Based on financial estimates provided by MetroPCS management, this analysis indicated the following implied per share equity value reference ranges for MetroPCS:

Valuation Methodology	Implied per Share Equity Value Reference Ranges for MetroPCS
Discounted Cash Flow Analysis	$13.07 – $17.59

Discounted Cash Flow Analysis of T-Mobile. In order to provide a basis for certain of the other analyses performed by Evercore and described below under “Relative Valuation Analyses,” Evercore prepared a discounted cash flow analysis for T-Mobile of after-tax unlevered free cash flows for fiscal years 2013 through 2016, using projections provided by T-Mobile and Deutsche Telekom management as adjusted by MetroPCS’ management. Evercore performed a discounted cash flow analysis for T-Mobile by adding (1) the present value of T-Mobile’s projected after-tax unlevered free cash flows for fiscal years 2013 through 2016 to (2) the present value of certain net operating losses of T-Mobile to (3) the present value of the terminal value of T-Mobile as of the end of fiscal year 2016. For each year, unlevered free cash flow was derived as follows: EBITDA less certain tower lease related adjustments less taxes less capital expenditures less changes in working capital, whereas changes in working capital can either be positive or negative.

Evercore estimated a range of terminal values as of the end of fiscal year 2016 calculated based on multiples of 4.5x – 5.5x, which Evercore selected based on its professional judgment and experience in the wireless telecommunications industry. Evercore performed a discounted cash flow analysis using a range of discount rates from 8% to 9%. Evercore calculated equity values of T-Mobile by adding the present values of the after-tax unlevered free cash flows, certain net operating losses and terminal values for each terminal value multiple and discount rate scenario. Based on financial estimates provided by T-Mobile and Deutsche Telekom management as adjusted by MetroPCS’ management, this analysis indicated the following equity value reference ranges for T-Mobile:

Valuation Methodology	Equity Value Reference Ranges for T-Mobile ($ in millions)
Discounted Cash Flow Analysis	$12,635 – $17,891

Relative Valuation Analyses

Implied Percentage Ownership Analysis. Based on the implied valuations for each of MetroPCS and T-Mobile derived above under “Analysis of Selected Publicly Traded Companies—As Applied to MetroPCS,” “Analysis of Selected Publicly Traded Companies—As Applied to T-Mobile,” “Discounted Cash Flow Analysis of MetroPCS” and “Discounted Cash Flow Analysis of T-Mobile,” Evercore calculated an implied equity ownership range for MetroPCS in the combined company, which we refer to as the MetroPCS implied equity ownership range, and compared it to the proposed equity ownership for MetroPCS in the combined company to result from the transaction.

For each of the analyses referred to above, Evercore calculated the low end of each MetroPCS implied equity ownership range assuming the lowest implied per share equity value for MetroPCS and the highest implied equity value for T-Mobile derived from each of the foregoing valuation analyses. Evercore then calculated the high end of each MetroPCS implied equity ownership range assuming the highest implied per share equity value for MetroPCS and the lowest implied equity value for T-Mobile derived from each of the foregoing valuation analyses. Evercore also calculated the midpoint implied equity ownership assuming the midpoint implied per share equity value for both MetroPCS and T-Mobile derived from each of the foregoing analyses. In each of these calculations, Evercore assumed that MetroPCS had made the cash payment to its stockholders.

The proposed equity ownership percentage of holders of shares of MetroPCS common stock in the combined company after giving effect to the transaction was compared to MetroPCS’ implied equity ownership utilizing the non-public projected financial data relating to MetroPCS prepared and furnished to Evercore by the management of MetroPCS, as set forth below:

Method	MetroPCS Implied Equity Ownership Range		MetroPCS Implied Equity Ownership Midpoint
Selected Publicly Traded Companies Analysis
2012 EBITDA	7.6	% – 29.4%	16.3%
2013 EBITDA	8.1	% – 25.8%	15.5%
Discounted Cash Flow Analysis	15.8	% – 28.8%	21.7%

Contribution Analysis. Evercore analyzed the respective contributions of MetroPCS and T-Mobile to the revenue and EBITDA of the combined company for estimated fiscal year 2012 through estimated fiscal year 2014. This analysis did not include any estimated synergies and was based on (i) certain non-public projected financial data relating to MetroPCS prepared and furnished to Evercore by the management of MetroPCS and (ii) certain non-public projected financial data relating to T-Mobile prepared by the management of Deutsche Telekom and T-Mobile furnished to Evercore by MetroPCS as adjusted at the direction of MetroPCS’ management. For purposes of this analysis, Evercore assumed that the pro forma company is valued at a range of 2013 combined estimated EBITDA of 5.0x to 5.5x, which Evercore selected based on its professional judgment and experience in the wireless telecommunications industry. Evercore then calculated each of MetroPCS’ and T-Mobile’s enterprise value based on their respective relative contribution of estimated revenue and EBITDA. Evercore subtracted net debt, calculated as total debt minus cash and cash equivalents, from enterprise value to derive the equity value for each of MetroPCS and T-Mobile. For MetroPCS, Evercore deducted the cash payment from MetroPCS’ calculated equity value. These equity values were used to calculate the implied equity ownership of MetroPCS in the combined company. This analysis was compared to the proposed equity ownership in the combined company by current holders of shares of MetroPCS common stock assuming payment by MetroPCS to its stockholders of the cash payment and after giving effect to the business combination. The following table presents the results of this analysis:

Implied MetroPCS Ownership
	2013E EBITDA Multiple
Metric	5.0x	5.25x	5.50x
Revenue
2012	14.1%	15.1%	15.8%
2013	20.0%	20.4%	20.6%
2014	22.8%	22.9%	22.9%

EBITDA
2012	14.3%	15.3%	16.0%
2013	14.6%	15.5%	16.2%
2014	25.0%	24.9%	24.8%

Has / Gets Analysis

Evercore also reviewed the following metrics for MetroPCS both on a stand-alone and pro forma basis:

Implied per share equity value based on discounted cash flow analysis

Implied per share equity value based on multiples analysis

With respect to the implied per share equity value based on discounted cash flow analysis, Evercore assumed an 8.5% weighted average cost of capital and 5.0x terminal multiple for both MetroPCS and T-Mobile, which were based on Evercore’s professional judgment and experience in the wireless telecommunications industry. The pro-forma implied equity value per share was equal to the quotient obtained by dividing (A) the sum of (1) 26% multiplied by an amount equal to the sum of (i) MetroPCS’ stand-alone discounted cash flow implied equity value, plus (ii) T-Mobile’s stand-alone discounted cash flow implied equity value, plus (iii) the present value of the estimated synergies, plus (iv) the after-tax value of the avoided spectrum cost assumed by MetroPCS in its stand-alone projections, less (v) the net present value of the loss of certain net operating losses as a result of the business combination, less (vi) estimated transaction expenses, less (vii) the cash payment, and (2) the cash payment by (B) the fully diluted shares outstanding of MetroPCS common stock. For illustrative purposes, Evercore calculated pro forma equity value assuming three different scenarios: (1) no realization of the estimated synergies; (2) realization of 50% of the estimated synergies or net present value of $3.3 billion; and (3) realization of 100% of the estimated synergies or net present value of $6.7 billion.

With respect to the implied per share equity value based on multiples analysis, the stand-alone value is based on the share price as of September 25, 2012. The pro-forma implied equity value per share was equal to the quotient obtained by dividing (A) the sum of (1) 26% multiplied by an amount equal to the sum of (i) the pro forma equity value calculated by applying 5.25x multiple, which Evercore selected based on its professional judgment and experience in the wireless telecommunications industry, to the estimated pro forma 2013 EBITDA and deducting estimated net debt of both MetroPCS and T-Mobile, plus (ii) the present value of the estimated synergies, less (iii) the estimated transaction expenses, less (iv) the cash payment, and (2) the cash payment by (B) the fully diluted shares outstanding of MetroPCS common stock. For illustrative purposes, Evercore calculated pro forma equity value assuming three different scenarios: (1) no realization of estimated synergies; (2) realization of 50% of the estimated synergies or net present value of $3.3 billion; and (3) realization of 100% of the estimated synergies or net present value of $6.7 billion. In addition, based on its professional judgment and experience in the wireless telecommunications industry, Evercore calculated pro forma equity value utilizing (i) a range of (a) weighted average cost of capital from 8.0% to 9.0% and (b) terminal value multiples from 4.5x to 5.5x, in the case of its discounted cash flow has / gets analysis, and (ii) a range of multiples from 4.75x to 5.75x, in the case of its multiples has / gets analysis.

The comparison of stand-alone implied per share equity values to the pro forma implied equity values using both discounted cash flow analysis and multiples analysis indicated that, based on the 26% ownership split provided in the business combination agreement, pro forma implied per share values were higher than stand-alone implied per share values.

Discounted Cash Flow Has / Gets Analysis

Valuation Methodology	Status Quo	No Estimated Synergies	$3.3bn Estimated Synergies (50%)	$6.7bn Estimated Synergies (100%)
MetroPCS Share of Combined Company DCF plus Cash Payment	$15.31	$17.90	$20.11	$22.32

Multiples Has / Gets Analysis

Valuation Methodology	Status Quo	Not Including Estimated Synergies	$3.3bn Estimated Synergies (50%)	$6.7bn Estimated Synergies (100%)
Total Value per a Share of MetroPCS Common Stock	$11.25	$12.83	$15.10	$17.33

Other Information

Historical Share Price. Evercore noted that the trailing low and high 52-week closing trading prices for shares of MetroPCS common stock, as of October 2, 2012, were $5.59 per share and $12.01 per share, respectively.

Research Analyst Price Targets. Evercore compared recent publicly available research analyst price targets for MetroPCS that were available to it as of October 2, 2012. The firms that published such price targets for MetroPCS were:

Argus Research Corp	National Securities

BMO Capital Markets	Nomura

Barclays	Oppenheimer & Co.

Canaccord Genuity Corp	Pacific Crest Securities

Credit Suisse	Pivotal Research Group LLC

Deutsche Bank	Piper Jaffray

EVA Dimensions	Raymond James

FBR Capital Markets	RBC Capital Markets

Goldman Sachs	Robert W. Baird & Co.

Guggenheim Securities LLC	Sanford C. Bernstein & Co.

Jefferies	Wells Fargo Securities, LLC

JPMorgan	William Blair & Co.

Macquarie

Evercore examined the price targets and noted that the low and high per share equity value price targets for MetroPCS common stock were $6.00 and $12.00, respectively.

Review of Selected Precedent Transactions. Evercore reviewed the financial terms, to the extent publicly available, of nine merger and acquisition transactions announced between June 2008 and August 2012 of companies that Evercore, based on its professional experience with merger and acquisition transactions in the wireless telecommunications industry, deemed relevant. Evercore chose the transactions, referred to as the selected precedent transactions, based on the similarity of the target companies in the transactions to MetroPCS in terms of the size, mix, margins and other characteristics of their businesses. However, given the unique structure of the business combination, Evercore concluded that no single selected precedent transaction was truly representative of the transaction and, as a result, Evercore did not utilize its analysis of selected precedent transactions in arriving at its opinion. The selected precedent transactions were:

Acquirer	Target	Date Transaction Announced
AT&T, Inc.	NextWave Wireless Inc.	August 2012

AT&T, Inc.	T-Mobile USA, Inc.	March 2011

Sprint Nextel Corporation	iPCS, Inc.	October 2009

Sprint Nextel Corporation	Virgin Mobile USA, Inc.	July 2009

Atlantic Tele-Network, Inc.	Verizon Wireless (Divestiture of Alltel Corporation Assets)	June 2009

AT&T, Inc.	Verizon Wireless (Divestiture of Alltel Corporation Assets)	May 2009

Verizon Communications Inc.	AT&T, Inc. (Divestiture of Centennial Communications Corp. Assets)	May 2009

AT&T, Inc.	Centennial Communications Corp.	November 2008

Verizon Communications Inc.	Alltel Corporation	June 2008

For each of the selected precedent transactions, Evercore calculated certain financial multiples for the target company derived from certain publicly available information for the target company. Specifically, in performing this analysis, Evercore determined the multiples of enterprise value to the forward twelve months of EBITDA (the mean of which was 5.8x and the median of which was 6.7x) for the selected precedent transactions. Evercore then used these multiples to estimate the implied per share equity value reference ranges for MetroPCS. Based on financial estimates provided by MetroPCS management, this analysis indicated the following implied per share equity value reference ranges for MetroPCS:

Valuation Methodology	Selected Valuation Multiple Range for MetroPCS	Implied Equity Value per share Valuation Reference Range for MetroPCS
Enterprise Value as a Multiple of:
2013 Estimated EBITDA	5.00 – 7.00x	$7.93 – $15.34

Because the reasons for, and the circumstances surrounding, each of the selected precedent transactions analyzed were so diverse, and because of the inherent differences between the operations and the financial condition of MetroPCS and the companies involved in the selected precedent transactions, Evercore believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in the opinion of Evercore, concerning differences between the characteristics of these transactions and the transaction that could affect the value of the subject companies and MetroPCS.

General

Evercore is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The special committee selected Evercore because of its expertise, reputation and experience in the wireless telecommunications industry generally and because its investment banking professionals have had substantial experience in transactions comparable to the business combination.

As provided under the terms of Evercore’s engagement, MetroPCS has paid Evercore an aggregate fee of $4.0 million, of which $1.5 million was paid upon execution of Evercore’s engagement letter, $2.0 million was paid upon delivery by Evercore of its opinion without regard to the conclusions reached therein, and $500,000 was paid as an additional discretionary amount that the special committee elected to pay to Evercore in its sole discretion. MetroPCS also agreed to reimburse Evercore’s expenses and to indemnify Evercore against certain liabilities arising out of its engagement. During the two year period prior to the date of its opinion, no material relationship existed between Evercore and its affiliates and Deutsche Telekom, T-Mobile or MetroPCS, pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship. Evercore may provide financial or other services to Deutsche Telekom, T-Mobile or MetroPCS in the future and in connection with any such services Evercore may receive compensation.

In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of MetroPCS, Deutsche Telekom or TMobile and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

Certain Unaudited MetroPCS Forecasts

Although MetroPCS periodically may issue limited public guidance concerning its expected financial performance, MetroPCS does not as a matter of course publicly disclose detailed financial forecasts. However, in the course of due diligence in connection with the negotiation of the transaction, MetroPCS provided certain non-public financial forecasts for the years ending December 31, 2012, 2013, 2014 and 2015, which we refer to as the MetroPCS forecasts, to its financial advisors and to Deutsche Telekom and its financial advisors. The MetroPCS forecasts were prepared by MetroPCS’ management based upon certain internal financial forecasts that are based on reasonable expectations, beliefs, opinions and assumptions of MetroPCS management at the time they were made and are subjective. While the MetroPCS forecasts are being included in this proxy statement, the MetroPCS forecasts were not prepared with a view toward complying with published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.” In the view of MetroPCS’ management, the MetroPCS forecasts were prepared on a reasonable basis and reflected the best then-currently available estimates and judgments of MetroPCS’ management. The inclusion of the MetroPCS forecasts in this proxy statement should not be regarded as an indication that MetroPCS or any other recipient of this information considered, or now considers, this information to be necessarily predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions and assumptions that underlie such MetroPCS forecasts remain the same as of the date of this proxy statement, and readers are cautioned not to place undue reliance on the prospective financial information.

This prospective financial information has been prepared by, and is the responsibility of, MetroPCS’ management. Neither MetroPCS’ independent auditor nor any other independent accountant have examined, compiled, or performed any procedures with respect to the prospective financial information and, accordingly, none have expressed an opinion or any other form of assurance with respect thereto. MetroPCS’ independent auditor’s report included in MetroPCS’ 2011 Annual Report on Form 10-K incorporated by reference herein relates to MetroPCS’ historical financial information and does not extend to the prospective financial information and should not be read to do so. The MetroPCS forecasts:

•

were based upon numerous expectations, beliefs, opinions and assumptions, as further described below, many of which are beyond the control of MetroPCS and may not prove to be accurate and that MetroPCS management at the time believed to be reasonable;

•	were originally prepared in the second quarter of 2012;

•

do not necessarily reflect current estimates or expectations, beliefs, opinions or assumptions management of MetroPCS may have about prospects for MetroPCS’ business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•

may not reflect estimates, beliefs, opinions or analysis about any other financial period and may not reflect current results, which may be significantly more favorable or less favorable than as set forth below; and

•	are not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the MetroPCS forecasts will be achieved.

Key assumptions underlying the MetroPCS forecasts include:

•

Strong revenue growth from 2012 to 2016, largely driven by return to net subscriber growth in 2013 and anticipated increase in ARPU driven by 4G LTE service plans. ARPU represents (a) service revenues less pass through charges for the measurement period, divided by (b) the sum of the average monthly number of customers during such period.

•

Return to EBITDA margin expansion from 2012 to 2016, largely driven by revenue growth, moderate reduction in churn and declines to cost per gross customer addition and cost per user per month due primarily to scale.

•	Acquisition of additional spectrum for $1.5 billion in 2012.

•	The expected decline in capital expenditures in 2013 onwards due the expected completion of MetroPCS’ 4G/LTE network build-out.

All of the financial information contained in this section entitled “Certain Unaudited MetroPCS Projections” is forward-looking in nature. This information relates to multiple future years and such information by its nature becomes less predictive with each succeeding year. Actual future financial results may materially vary from the forward-looking information presented above. The financial information is based on assumptions, beliefs and opinions at the time made, which MetroPCS believed to be reasonable at that time.

The information above does not take into account any circumstances or events occurring after the respective dates on which it was prepared. MetroPCS does not intend to update or revise any of the information presented above. The information presented above constitutes forward-looking statements. For additional information on factors which may cause actual future financial results to materially vary from the information presented above, see the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 27 and 31, respectively.

MetroPCS Forecasts Provided by MetroPCS

The following information was included in the MetroPCS forecasts:

	2012	2013	2014	2015
($ in millions)
Service Revenue	$4,549	$4,746	$5,047	$5,366
EBITDA (1)	$1,331	$1,359	$1,556	$1,736
Capital Expenditures	$990	$930	$892	$855

(1)	EBITDA is defined as consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; stock-based compensation expense; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; minus interest and other income and non-cash items increasing consolidated net income.

Possible Benefits of the Transaction

In connection with MetroPCS’ and Deutsche Telekom’s respective evaluations of the transaction, representatives of MetroPCS and Deutsche Telekom discussed various potential benefits to MetroPCS of the transaction, including, among other things, potential capital expenditure and operating cost savings (including from reduced operating expenses relating to towers, backhaul and roaming, savings in capacity and expansion capital expenditures, the cost advantage of HSPA+ over CDMA, and savings from procurement and back office efficiencies and common platform efficiencies), potential synergies from expanding the business (including from leveraging technologies from both companies, leveraging market-development and other complementary business capabilities), potential tax synergies, potential operating efficiencies and other benefits.

MetroPCS has disclosed that it expects that the transaction could result in total cost synergies having a net present value of up to $6 billion to $7 billion. In particular, MetroPCS expects that the combined company will be able to realize cost synergies with an annual run rate of approximately $1.2 billion to $1.5 billion, including (i) approximately $600 million to $700 million in annual run rate savings resulting from reduced operating expenses relating to towers, backhaul and roaming, (ii) approximately $400 million to $500 million in annual run rate savings resulting from savings in capacity and expansion capital expenditures, (iii) approximately $200 million to $300 million in annual run rate savings resulting from the cost advantage of HSPA+ over CDMA and savings from procurement and back office efficiencies, and (iv) up to $50 million in annual run rate savings resulting from common platform efficiencies. Both MetroPCS and Deutsche Telekom were aware that the amounts of any benefits to the combined company as a result of the transaction were estimates, that they may change, and that achieving any of the benefits would be subject to a number of uncertainties. For additional information related to limitations on these benefits, see the section entitled “Risk Factors” beginning on page 31.

Certain Unaudited T-Mobile Forecasts

Although Deutsche Telekom periodically may issue limited public guidance concerning T-Mobile’s expected financial performance, Deutsche Telekom does not as a matter of course publicly disclose detailed financial forecasts for T-Mobile. However, in the course of due diligence in connection with the negotiation of the transaction, Deutsche Telekom provided certain non-public financial forecasts with respect to T-Mobile for the years ending December 31, 2012, 2013, 2014 and 2015, which we refer to as the T-Mobile forecasts, to its financial advisors and to MetroPCS and its financial advisors. The T-Mobile forecasts were prepared by Deutsche Telekom’s and T-Mobile’s management based upon certain internal financial forecasts that are based on reasonable expectations, beliefs, opinions and assumptions of Deutsche Telekom and T-Mobile management at the time they were made and are subjective. While the T-Mobile forecasts are being included in this proxy statement, the T-Mobile forecasts were not prepared with a view toward complying with published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.” In the view of Deutsche Telekom’s and T-Mobile’s management, the T-Mobile forecasts were prepared on a reasonable basis and reflected the best then-currently available estimates and judgments of Deutsche Telekom’s and T-Mobile’s management. The inclusion of the T-Mobile forecasts in this proxy statement should not be regarded as an indication that Deutsche Telekom, T-Mobile, MetroPCS or any other recipient of this information considered, or now considers, this information to be necessarily predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions and assumptions that underlie such T-Mobile forecasts remain the same as of the date of this proxy statement, and readers are cautioned not to place undue reliance on the prospective financial information.

This prospective financial information has been prepared by, and is the responsibility of, Deutsche Telekom’s and T-Mobile’s management. Neither T-Mobile’s independent auditor nor any other independent accountant have examined, compiled, or performed any procedures with respect to the prospective financial information and, accordingly, none have expressed an opinion or any other form of assurance with respect thereto. T-Mobile’s independent auditors’ report included in this proxy statement relates to T-Mobile’s historical information. It does not extend to the prospective financial information and should not be read to do so. The T-Mobile forecasts:

•

were based upon numerous expectations, beliefs, opinions and assumptions, as further described below, many of which are beyond the control of Deutsche Telekom and T-Mobile and may not prove to be accurate;

•	were finalized on August 30, 2012;

•

do not necessarily reflect current estimates or expectations, beliefs, opinions or assumptions management of Deutsche Telekom and T-Mobile may have about prospects for T-Mobile’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	are not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the T-Mobile forecasts will be achieved.

Key assumptions underlying the T-Mobile forecasts include:

•

Service revenues return to growth starting in 2014 driven by positive branded contract net customer additions by the end of 2013. Branded contract gross customer additions increases are driven by investment in the growth of the Business-to-Business segment, increases in customer volumes related to bring your own device programs enabled by spectrum refarming from T-Mobile’s network modernization program and the launch of unlimited data offerings. Churn is expected to decline across all segments over the planning period as a result of network coverage improvements as part of the network modernization program, and continuing churn reduction program quality improvements, as well as a stronger phone line-up. Deeper investment in the Company’s prepaid product line-up and ability to host Mobile Virtual Network Operators also contributes to service revenue growth.

•

EBITDA improvement trends begin in 2014, driven by growing contract customer revenue, the expansion of the T-Mobile USA Value plan across all channels which will reduce cost per gross addition, a decrease in churn from network modernization and other programs, and continued benefits from cost savings programs.

•

Capital expenditures will be elevated in 2012 and 2013 due to T-Mobile’s network modernization program which has a target LTE deployment of 35,000 network sites by the end of the second quarter of 2013. Capital expenditures are expected to decrease in 2014 and 2015 as the network modernization program ends.

T-Mobile Forecasts Provided by Deutsche Telekom

The following information was included in the T-Mobile forecasts:

	2012	2013	2014	2015
	(in millions)
Service Revenue	$17,326	$16,639	$17,041	$17,902

EBITDA—Base Case (1)	$4,919	$4,559	$5,084	$5,500

EBITDA—Adjusted (1),(2)	$4,919	$5,009	$5,084	$5,500

Capital Expenditures	$3,297	$3,085	$2,485	$2,185

(1)	EBITDA is a non-GAAP financial measure, which T-Mobile defines as earnings before interest, income taxes, depreciation, amortization and impairment charges. T-Mobile adjusts EBITDA to exclude transactions that are not reflective of T-Mobile’s ongoing operating performance.

(2)	2013 includes additional adjustments for an aggregate amount of $450 million related to non-recurring costs and the effects of customer churn, marketing and cost management programs.

Listing of MetroPCS Common Stock Issued in the Transaction

It is a condition to the completion of the transaction that the shares of MetroPCS common stock that will be issued to Holding or its designee in the transaction will have been approved for listing on the NYSE, subject to official notice of issuance.

Regulatory Approvals

The parties have agreed to use their reasonable best efforts to obtain all authorizations, consents, orders or other approvals required from governmental entities to complete the transaction.

Federal Communications Commission

Under the Communications Act of 1934, as amended, which we refer to as the Communications Act, as a condition to, and before the completion of, the transaction, the FCC must approve the transfer of control of MetroPCS’ licenses and authorizations in connection with the transaction, which will result from 74% of the fully-diluted shares of MetroPCS common stock being owned by Deutsche Telekom following the completion of the transaction. In connection with such approval, the FCC must determine whether Deutsche Telekom is qualified to control MetroPCS’ licenses and authorizations and whether the transfer of control of such licenses is consistent with the public interest, convenience and necessity. Since Deutsche Telekom, upon completion of the transaction, will be the beneficial owner of MetroPCS common stock held by Holding and Deutsche Telekom and Holding are not incorporated in the United States, the FCC must also issue a declaratory ruling pursuant to Section 310 of the Communications Act that the foreign ownership of MetroPCS is not inconsistent with the public interest. MetroPCS and T-Mobile filed transfer of control applications with the FCC on October 18, 2012.

United States Antitrust Laws

Under the HSR Act and the rules promulgated under that act by the FTC, the transaction may not be completed until notifications have been given and information furnished to the FTC and to the Antitrust Division, and the specified waiting period has been terminated or has expired without the commencement of a lawsuit. MetroPCS and T-Mobile each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on October 19, 2012. At any time before or after completion of the transaction, the FTC or the Antitrust Division could act under the antitrust laws to prevent a substantial lessening of competition or the creation of a monopoly, including by seeking to enjoin completion of the transaction or seeking divestiture of substantial assets, businesses or product lines of MetroPCS or T-Mobile.

The transaction could also be the subject of challenges by private parties or state attorneys general under the state or federal antitrust laws.

Committee on Foreign Investment in the United States

Under the Exon-Florio Amendment to the Defense Production Act of 1950, the President of the United States has the authority to investigate and, where necessary, suspend or prohibit any foreign acquisition, merger or takeover of companies engaged in U.S. interstate commerce or determined to threaten U.S. national security. By executive order, the President has delegated his investigatory powers under the Exon—Florio Amendment to the CFIUS, an interagency committee chaired by the U.S. Treasury Department. Deutsche Telekom anticipates filing a voluntary notification of the transaction with the CFIUS in early 2013, seeking confirmation that the transaction contemplated by the business combination agreement does not threaten national security. The CFIUS has 30 days from the date of that filing to determine whether to pursue further investigation of the transaction.

Other Telecommunications Approvals

MetroPCS and T-Mobile may make filings with state public utility commissions, domestic regulatory authorities, and, if required, foreign regulatory authorities in order to complete the transaction.

Litigation Relating to the Transaction

Since the announcement on October 3, 2012 of the execution of the business combination agreement, MetroPCS, Deutsche Telekom, Global, Holding, T-Mobile and the members of the MetroPCS board, including an officer of MetroPCS, have been named as defendants in multiple putative stockholder derivative and class action complaints challenging the transaction.

As of the date of this proxy statement, the lawsuits include:

•	a putative class action lawsuit filed by Paul Benn, an alleged MetroPCS stockholder, on October 11, 2012 in the Court of Chancery in the State of Delaware, Civil Action No. 7938;

•	a putative class action lawsuit filed by Joseph Marino, an alleged MetroPCS stockholder, on October 11, 2012 in the Court of Chancery in the State of Delaware, Civil Action No. 7940;

•	a putative class action lawsuit filed by Robert Picheny, an alleged MetroPCS stockholder, on October 22, 2012 in the Court of Chancery in the State of Delaware, Civil Action No. 7971;

•	a putative class action filed by James S. McLearie, an alleged MetroPCS stockholder, on November 5, 2012 in the Court of Chancery in the State of Delaware, Civil Action No. 8009;

•

a putative class action and shareholder derivative action filed by Adam Golovoy, an alleged MetroPCS stockholder, on October 10, 2012 in the County Court at Law No. 1, Dallas County, Texas, Civil Action No. CC-12-06144, which we refer to as the Golovoy action; and

•

a putative class action and shareholder derivative action filed by Nagendra Polu and Fred Lorquet, who are alleged MetroPCS stockholders, on October 10, 2012 in the County Court at Law No. 5, Dallas County, Texas, Civil Action No. CC-12-06170, which we refer to as the Polu-Lorquet action and which, together with the Golovoy action, we refer to as the Texas actions.

The various plaintiffs in the lawsuits allege that the individual defendants breached their fiduciary duties by, among other things, failing to (i) obtain sufficient value for the MetroPCS stockholders in the transaction, (ii) establish a process that adequately protected the interests of the MetroPCS stockholders, and (iii) adequately ensure that no conflicts of interest occurred. The plaintiffs also allege that the individual defendants breached their fiduciary duties by agreeing to certain terms in the business combination agreement that allegedly restricted the defendants’ ability to obtain a more favorable offer, including certain of the provisions described in the sections entitled “Summary of the Business Combination Agreement—No Solicitation of Alternative Proposals,” “—Change in the MetroPCS Board’s Recommendation” and “—Effect of Termination” beginning on pages 138, 140 and 148, respectively, and that those provisions, together with the support agreement and rights agreement amendment described in the sections entitled “Summary of Ancillary Agreements—Voting and Support Agreement” and “—Rights Agreement Amendment” beginning on pages 154 and 156, respectively, constitute breaches of the individual defendants’ fiduciary duties. The plaintiffs seek injunctive relief, unspecified compensatory and/or rescissory damages, unspecified punitive damages, attorney’s fees, other expenses, and costs. All of the plaintiffs seek a determination that their alleged claims may be asserted on a class-wide basis. In addition, the plaintiffs in the Texas actions assert putative derivative claims, as stockholders on behalf of MetroPCS, against the individually named defendants for breach of fiduciary duty, abuse of control, gross mismanagement, unjust enrichment and corporate waste in connection with the transaction.

SUMMARY OF THE FINANCING

The transaction is expected to be financed by the issuance by Wireless or T-Mobile of senior unsecured notes in an aggregate principal amount of up to $20.5 billion as follows:

•

$15.0 billion of senior unsecured notes, which we refer to as the $15.0 billion notes, to be issued by T-Mobile and purchased by Deutsche Telekom to refinance certain intercompany indebtedness owed by T-Mobile and its subsidiaries to Deutsche Telekom and its subsidiaries (excluding T-Mobile and its subsidiaries);

•

$2.5 billion of senior unsecured notes, which we refer to as the $2.5 billion notes, which may be offered by Wireless to third-party investors and, to the extent not sold to third-party investors prior to the completion of the transaction, will be purchased by Deutsche Telekom upon the closing of the transaction, the proceeds of which we intend to use to refinance the Wireless existing senior credit facility;

•

$1.0 billion of senior unsecured notes, which we refer to as the $1.0 billion notes, which may be offered by Wireless to third-party investors and, to the extent not sold to third-party investors prior to the completion of the transaction, will be purchased by Deutsche Telekom upon the closing of the transaction, the proceeds of which we intend to use for general corporate purposes, including to fund in part the cash payment; and

•

up to $2.0 billion of senior unsecured notes, which we refer to as the $2.0 billion notes, which may be offered by Wireless to third-party investors on or prior to the closing date of the transaction to the extent necessary to satisfy change in control put obligations in respect of the Wireless existing notes. If the $2.0 billion notes are not sold to third-party investors or the proceeds of such sale of notes are not sufficient to satisfy the change in control put obligations with respect to the Wireless existing notes, and the existing notes waiver described in the section entitled “Summary of the Financing—$2.0 Billion Wireless Existing Notes Refinance” beginning on page 112 is not obtained, Deutsche Telekom will purchase additional notes in an amount sufficient to satisfy such change in control put obligations, upon the date on which the put purchase price is required to be paid.

In addition to the notes issued to finance the transaction, Deutsche Telekom (or one of its subsidiaries if the obligations of such subsidiary thereunder are unconditionally guaranteed by Deutsche Telekom) will make available for the benefit of T-Mobile and its subsidiaries, on the closing date of the transaction, an unsecured revolving credit facility with a maximum principal amount of no less than $500 million to be used for working capital and other general corporate purposes, on terms substantially as set forth on Exhibit H to the business combination agreement, which we refer to as the working capital revolving credit facility.

Deutsche Telekom has committed, pursuant to the terms of the business combination agreement, to purchase (or to cause one or more of its subsidiaries to purchase) (i) the $15.0 billion notes and (ii) any portion of the $2.5 billion notes, the $1.0 billion notes, and, if necessary to satisfy any change in control put obligations in respect of the Wireless existing notes, any $2.0 billion notes that are not sold to third-party investors. The economic terms, including the interest rate, the tenor, the no-call period and the redemption premium, of each series of notes to be purchased by Deutsche Telekom, which we refer to as the Deutsche Telekom notes, will be determined as set forth in the Deutsche Telekom notes pricing schedule, attached as Exhibit F to the business combination agreement. The proceeds of any issuances of debt securities by MetroPCS to third parties following the date of the business combination agreement will reduce the commitments of Deutsche Telekom in respect of the $2.5 billion notes, the $1.0 billion notes, and the $2.0 billion notes in the manner and to the extent described in the financing backstop terms and conditions schedule, attached as Exhibit I to the business combination agreement.

Each series of senior unsecured notes that may be offered by Wireless to third-party investors on or prior to the closing of the transaction, which we refer to as the permitted Wireless notes, will (a) have a maturity date of not less than seven and not more than twelve years from the date of issuance thereof, (b) have a call protection pricing schedule that is customary for high yield debt securities, (c) have a non-call period for permitted Wireless notes (i) with maturities of seven years, of not more than three years from the date of issuance, (ii) with maturities of greater than seven years and not greater than nine years, of not more than four years from the date of issuance, (iii) with maturities of greater than nine years and not greater than eleven years, of not more than five years from the date of issuance, and (iv) with maturities of greater than eleven years, of not more than six years from the date of issuance, (d) have an effective yield to maturity, at time of issuance thereof (taking into account any issuance fees, including underwriting fees, or original issue discount thereon), that is not greater than the initial yield that would be applicable to non-reset Deutsche Telekom notes of the same tenor, if such Deutsche Telekom notes were to be issued on the same date as such permitted Wireless notes, as calculated in accordance with the Deutsche Telekom notes pricing schedule, attached as Exhibit F to the business combination agreement, (e) expressly permit the transaction and the related transactions (without the need to obtain any waiver, pay any fee, or make any offer to purchase), and (f) otherwise be on the terms set forth in the description of notes attached as Exhibit G to the business combination agreement; provided, further, that the proceeds of any permitted Wireless notes will be used solely as permitted in the business combination agreement.

$15.0 Billion Notes to Refinance T-Mobile-Deutsche Telekom Intercompany Indebtedness; up to $3.5 Billion Notes as Backstop for $2.5 Billion Wireless Credit Agreement Refinancing, $1.0 Billion Wireless New Notes; and up to $2.0 Billion Notes to Satisfy Put Obligations in Respect of Wireless Existing Notes

The $15.0 billion notes will be issued by T-Mobile to Deutsche Telekom or a subsidiary of Deutsche Telekom pursuant to an indenture, which we refer to as the Deutsche Telekom notes indenture, containing the terms set forth in the description of notes attached as Exhibit G to the business combination agreement. The Deutsche Telekom notes will be unsecured. The Deutsche Telekom notes will be guaranteed by the combined company (the direct parent of T-Mobile following the transaction) and by all of T-Mobile’s wholly-owned domestic restricted subsidiaries (other than immaterial subsidiaries), all of T-Mobile’s restricted subsidiaries that guarantee certain of T-Mobile’s indebtedness, and any future subsidiary of the combined company that directly or indirectly owns any of T-Mobile’s equity interests.

The $15.0 billion notes will have maturities ranging from six to eleven years. In addition, the $15.0 billion notes will be divided into (i) six series of senior unsecured notes having interest rates that remain constant through maturity, which we refer to as the non-reset notes, and (ii) six series of senior unsecured notes, one-third of which will be re-priced every six months, beginning two years after the date of issuance and ending three years after the date of issuance, which we refer to as the reset notes. The no-call period with respect to each series of non-reset notes will range from two to five years after the issuance thereof. The no-call period with respect to each series of reset notes will range from four to six years after the issuance thereof, or two or three years after the applicable reset date of such series. Each series of the $15.0 billion notes will be in a principal amount of $1.25 billion. In addition, to the extent Deutsche Telekom purchases the $2.5 billion notes, the $1.0 billion notes, or any $2.0 billion notes, which we refer to, collectively, as the additional notes (described further below), such notes will be divided equally into non-reset notes and reset notes, and will have maturities varying between three and eight years.

Both the reset notes and non-reset notes will be priced at the closing of the transaction, and the reset notes will be re-priced at the applicable time, according to a formula, the first component of which is a reference yield which is based upon (i) three indices of high-yield bonds issued by telecommunications companies (50% weight (or 2/3s weight, if qualifying securities of the type described in either (but not both) of the following clauses (ii) and (iii) are not available at the time of calculation, or 100% weight, if qualifying securities of the type described in both of the following clauses (ii) and (iii) are not available at the time of calculation)), (ii) the prices of comparable bonds issued by Sprint Nextel Corporation or any successor or assign thereof (25% weight (or 1/3 weight, if qualifying securities of the type described in the following clause (iii) are not available at the time of calculation or zero weight if qualifying securities of the type described in this clause (ii) are not available at the time of calculation)) and (iii) the prices of Wireless securities (25% weight (or 1/3 weight, if qualifying securities of the type described in the previous clause (ii) are not available at the time of calculation or zero weight if qualifying securities of the type described in this clause (iii) are not available at the time of calculation)), all as of the applicable time (and provided that the yield of each index, bond or other qualifying security shall be increased (or decreased) for purposes of this calculation by 12.5 basis points per year, calculated to the day, by which the effective tenor of such index, bond or security (calculated as the tenor resulting in the yield to worst) is less than (or greater than) eight years. The reference yield will then be adjusted as follows: (1) plus 100 basis points for reset notes or 187.5 basis points for non-reset notes, (2) plus or minus 12.5 basis points per year, calculated to the day, by which the remaining tenor of the series of notes being repriced is longer or shorter than eight years; (3) plus a distribution fee of 200 basis points (spread in the coupon based upon the tenor of the applicable note).

By way of example, in the case of the $15.0 billion notes, if the transaction closed on [—] (based on applicable prices for the indices and securities described in clauses (i) through (iii) above assuming such a closing date):

•

The series of non-reset notes with the shortest tenor of six years would have a coupon of [—]% per annum and a no-call period of two years, would be redeemable at a premium equal to half of the coupon in year three, at a premium of a quarter of the coupon in year four and would be redeemable at par in years five and six.

•

The series of non-reset notes with the longest tenor of eleven years would have a coupon of [—]% per annum and a no-call period of five years, would be redeemable at a premium equal to half of the coupon in year six, at a premium of a third of the coupon in year seven, at a premium of a sixth of the coupon in year eight and would be redeemable at par in years nine through eleven.

•

The series of reset notes with the shortest tenor of six years would initially have a coupon of [—]% per annum, which coupon would reset on the second anniversary of the issuance thereof. This series of notes would be no-call through the reset date and for a period of two years thereafter, would be redeemable at a premium equal to half of the coupon in year five and would be redeemable at par in year six.

•

The series of reset notes with the longest tenor of eleven years would initially have a coupon of [—]% per annum, which coupon would reset on the third anniversary of the issuance thereof. This series of notes would be no-call through the reset date and for a period of three years thereafter, would be redeemable at a premium equal to half of the coupon in year seven, at a premium of a quarter of the coupon in year eight and would be redeemable at par in years nine through eleven.

In the case of the additional notes, if the transaction closed on [—] (based on applicable prices for the indices and securities described in clauses (i) through (iii) above assuming such a closing date):

•	The series of non-reset notes with the shortest tenor of three years would have a coupon of [—]% per annum and would be no-call through maturity.

•

The series of non-reset notes with the longest tenor of eight years would have a coupon of [—]% per annum and a no-call period of four years, would be redeemable at a premium equal to half of the coupon in year five, at a premium of a quarter of the coupon in year six, and would be redeemable at par in years seven and eight.

•

The series of reset notes with the shortest tenor of three years would initially have a coupon of [—]% per annum, which coupon would reset on the second anniversary of the issuance thereof (or, under some circumstances, depending on the amounts of additional notes issued, six months after the second anniversary of the issuance thereof, as described in Exhibit F to the business combination agreement). This series of notes would be no-call through maturity.

•	The series of reset notes with the longest tenor of eight years would initially have a coupon of [—]% per annum, which coupon would reset on the second anniversary of the issuance thereof (or, under some circumstances, depending on the amounts of additional notes issued, six months after the second anniversary of the issuance thereof, or on the third anniversary of the issuance thereof, as described in Exhibit F to the business combination agreement). This series of notes would be no-call through the reset date and for a period of three years thereafter (or, in the case of reset notes with an eight year tenor that reset on the third anniversary of the issuance thereof, for a period of two years thereafter), would be redeemable at a premium equal to half of the coupon in the first year after the end of the no-call, at a premium of a quarter of the coupon in the succeeding year, and would be redeemable at par thereafter.

The Deutsche Telekom notes indenture will contain customary events of default, covenants and other terms, including, among other things, covenants that restrict the ability of the issuer and its subsidiaries to, inter alia, pay dividends and make certain other restricted payments, incur indebtedness and issue preferred stock, create liens on assets, sell or otherwise dispose of assets, enter into transactions with affiliates and enter new lines of business, all as described in the description of notes attached as Exhibit G to the business combination agreement. These covenants include certain customary baskets, exceptions and incurrence-based ratio tests. The Deutsche Telekom notes indenture will not contain any financial maintenance covenants.

Pursuant to an agreement to be entered into by T-Mobile and Deutsche Telekom on the closing date and described on Exhibit J to the business combination agreement, Deutsche Telekom, as holder of the Deutsche Telekom notes, will have certain special rights, and will be subject to certain special restrictions, that do not apply to other holders of those notes, including among other things (i) a more broadly defined change in control put right, (ii) restrictions on its ability to tender shares into a change in control offer following a change in control resulting from a transfer of common stock of T-Mobile by Deutsche Telekom unless all holders of common stock are required or entitled to participate on the same terms, (iii) a right to consent to equity issuances the proceeds of which would be used to redeem notes held by Deutsche Telekom, and (iv) a right to consent to any redemption of the Deutsche Telekom notes held by Deutsche Telekom with the proceeds of any equity issuance by T-Mobile or the combined company.

$2.5 Billion to Refinance Wireless Credit Agreement

It is currently contemplated that the $2.5 billion notes will be issued and the proceeds will be used to pay off the approximately $2.5 billion in principal amount of indebtedness, which we refer to as the credit agreement refinancing, currently owed by Wireless under the Third Amended and Restated Credit Agreement, dated as of March 17, 2011, among Wireless, as Borrower, the Guarantors party thereto, the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as modified by the Incremental Commitment Agreement, dated as of May 10, 2011 and as further amended and restated, supplemented or modified from time to time, which we refer to as the Wireless existing senior credit facility. Wireless, in consultation with Deutsche Telekom, is permitted to offer and sell permitted Wireless notes in an amount sufficient for the credit agreement refinancing at any time prior to the closing of the transaction. In the event that the credit agreement refinancing has not been consummated for the full principal amount of the Wireless existing senior credit facility indebtedness on or prior to the closing of the transaction, Deutsche Telekom will purchase additional Deutsche Telekom notes at the closing of the transaction in an amount necessary to repay the Wireless existing senior credit facility in full, up to a maximum amount of $2.5 billion. Any additional Deutsche Telekom notes would be issued under the Deutsche Telekom notes indenture described above with the maturities and pricing described above.

Deutsche Telekom will be entitled to a commitment fee, payable by T-Mobile within one business day after the closing of the transaction, equal to 150 basis points of the $2.5 billion Deutsche Telekom commitment amount; provided that T-Mobile, as the wholly-owned subsidiary of the combined company following the transaction, will be entitled to a fee reduction equal to (1) 100 basis points of the amount of Deutsche Telekom’s commitment that is reduced with proceeds from the issuance of permitted Wireless notes, which we refer to as the take-out proceeds, within four and one-half months after pro forma financial statements giving effect to the transaction are available (which pro forma financials shall be deemed to be available after this proxy statement is filed in definitive form with the SEC) or (2) 50 basis points of the amount of Deutsche Telekom’s commitment that is reduced with take-out proceeds between four and one-half months and seven and one-half months following the availability of the pro forma financials.

$1.0 Billion Wireless New Notes

In addition, the business combination agreement permits Wireless or its direct parent company, in consultation with Deutsche Telekom, to issue up to $1.0 billion of additional permitted Wireless notes prior to the closing of the transaction. In the event that the $1.0 billion notes are not sold to third party investors by the closing of the transaction or are sold to third party investors in an aggregate principal amount of less than $1.0 billion, Deutsche Telekom will purchase additional Deutsche Telekom notes at the closing of the transaction in an amount equal to such shortfall. Any additional Deutsche Telekom notes would be issued under the Deutsche Telekom notes indenture described above with the maturities and pricing described above. It is currently anticipated that the proceeds of the $1.0 billion notes will be used for general corporate purposes, including to fund in part the cash payment due from Wireless in connection with the transaction.

Deutsche Telekom will be entitled to a commitment fee, payable by T-Mobile within one business day after the closing of the transaction, equal to 150 basis points of the $1.0 billion Deutsche Telekom commitment amount; provided that T-Mobile, as the wholly-owned subsidiary of the combined company following the transaction, will be entitled to a fee reduction equal to (1) 100 basis points of the amount of Deutsche Telekom’s commitment that is reduced with take-out proceeds within nine months after the signing of the business combination agreement or (2) 50 basis points of the amount of Deutsche Telekom’s commitment that is reduced with take-out proceeds between nine and twelve months after the signing of the business combination agreement.

$2.0 Billion Wireless Existing Notes Refinance

The business combination agreement also provides that Wireless may conduct consent solicitations or similar transactions to secure the waiver of the holders of a majority in principal amount of each series of the Wireless existing notes to any “Change in Control” resulting from the transaction or the transactions related thereto, which we refer to as the existing notes waiver. As an alternative, Wireless, in consultation with Deutsche Telekom, is permitted to issue up to $2.0 billion of permitted Wireless notes prior to the completion of this transaction to satisfy the change in control put obligations, if any, with respect to the Wireless existing notes. If the $2.0 billion notes are not sold to third-party investors or the proceeds of such sale of notes are not sufficient to satisfy the change in control put obligations, if any, with respect to the Wireless existing notes, the existing notes waiver has not been successfully obtained in accordance with the indentures governing such series of Wireless existing notes, and T-Mobile is required to offer to repurchase the Wireless existing notes from holders at 101% of the principal amount thereof under a “Change in Control” offer, Deutsche Telekom will purchase additional Deutsche Telekom notes in an amount necessary to fund such repurchase due to such change in control put obligations, upon the date on which the put purchase price is required to be paid. Any additional Deutsche Telekom notes would be issued under the Deutsche Telekom notes indenture described above with the maturities and pricing described above.

Deutsche Telekom will be entitled to a commitment fee, payable by T-Mobile within one business day after the closing of the transaction, equal to 150 basis points of the $2.0 billion Deutsche Telekom commitment; provided that T-Mobile, as the surviving entity of the transaction, will be entitled to a fee reduction equal to (1) 100 basis points of the amount of Deutsche Telekom’s commitment that is reduced with take-out proceeds or because the existing notes waiver is obtained within three months after the earlier of (a) receipt of ratings by either Moody’s or Standard & Poor’s and (b) 30 days after the signing date of the business combination agreement, which we refer to as the reduction start date, or (2) 50 basis points of the amount of Deutsche Telekom’s commitment that is reduced with take-out proceeds or because the existing notes waiver is obtained between three and six months after the reduction start date.

$500 Million Working Capital Revolving Credit Facility

The business combination agreement further provides that Deutsche Telekom or one of its subsidiaries will make the working capital revolving credit facility available to T-Mobile and its subsidiaries on the closing date of the transaction. The working capital revolving credit facility will be unsecured but guaranteed by the combined company and by all of T-Mobile’s wholly-owned domestic restricted subsidiaries (other than immaterial subsidiaries), all of T-Mobile’s restricted subsidiaries that guarantee certain of T-Mobile’s indebtedness, and any future subsidiary of the combined company that directly or indirectly owns any of T-Mobile’s equity interests.

The working capital revolving credit facility will have an availability period of up to five years. Borrowings under the working capital revolving credit facility will bear interest at a variable rate based on the London Interbank Offered Rate plus a spread of between 250 and 300 basis points, to be determined by reference to the borrower’s debt-to-cash flow ratio. Also in connection with the working capital revolving credit facility, T-Mobile will pay Deutsche Telekom (1) an upfront fee equal to 50 basis points of the maximum principal amount of the working capital revolving credit facility, payable within one business day after the closing of the transaction, and (2) an unused commitment fee, payable quarterly, ranging from 25 to 50 basis points of any undrawn portion of the working capital revolving credit facility, to be determined by reference to the borrower’s debt-to-cash flow ratio.

The working capital revolving credit facility will contain events of default, representations, warranties, covenants and other terms that are customary and substantially consistent with the Wireless existing senior credit facility, with changes to reflect certain baskets and exceptions and other terms provided in the Deutsche Telekom notes indenture. The working capital revolving credit facility will also include a financial covenant requiring that the borrower’s debt-to-cash flow ratio shall not exceed 4.0 to 1.0, which applies as a condition to borrowing (tested at the time of the borrowing giving pro forma effect to the borrowing) and at any time there are borrowings outstanding (tested on a quarterly basis).

INTERESTS OF METROPCS DIRECTORS AND OFFICERS IN THE TRANSACTION

In considering the recommendation of the MetroPCS board that you vote to approve the stock issuance proposal and the new certificate of incorporation proposal, you should be aware that some of MetroPCS’ directors and officers have interests in the transaction that are different from, or in addition to, those of MetroPCS stockholders generally. The MetroPCS board and the special committee were aware of and considered these potential interests, among other matters, in evaluating the business combination agreement and the transaction, and in recommending to you that you approve the MetroPCS stock issuance and the amendment and restatement of MetroPCS’ certificate of incorporation in connection with the transaction.

Certain Director Relationships

James N. Perry, Jr., a member of the MetroPCS board, is a managing director of Madison Dearborn Partners, LLC, a private equity firm, which is an affiliate of Madison Dearborn, one of MetroPCS’ greater than 5% stockholders, and a general partner of various investment funds affiliated with Madison Dearborn. Madison Dearborn entered into the support agreement with Deutsche Telekom relating to the transaction, which is described in “Summary of the Ancillary Agreements—Voting and Support Agreement” beginning on page 154.

Positions after Completion of the Transaction

Following the completion of the transaction, two existing members of the MetroPCS board, who are expected to be James N. Perry, Jr. and John (Jack) F. Callahan, Jr., will continue to be directors of MetroPCS, and it is anticipated that certain of the executive officers of MetroPCS will continue to be executive officers of the combined company, as described under the section entitled “Board of Directors and Management after the Transaction” beginning on page 122. Any executive officer, including the named executive officers, who is not identified prior to the closing of the transaction to be an executive officer of the combined company following the closing will not be deemed to be an executive officer of the combined company following the closing.

For at least one year after the completion of the transaction, the combined company will, and Deutsche Telekom will cause the combined company to, provide any of the combined company’s continuing employees with compensation (other than equity compensation), severance pay and employee benefits that are substantially comparable, in the aggregate, to the existing compensation (other than equity compensation), severance pay and benefits currently provided by MetroPCS. In addition, each continuing employee of the combined company will receive service credit under any new combined company benefit plans to the extent credited under MetroPCS’ existing benefit plans for all purposes of determining eligibility to participate, vesting and level of benefits, including for purposes of vacation, severance and paid time off benefits (but not for benefit accrual purposes, for the purpose of qualifying a subsidized early retirement benefit, or if such credit would result in a duplication of benefits). After the closing, the combined company agreed to use its reasonable best efforts to make a decision whether to continue the employment of any combined company employee and communicate such decision within one year of closing to such combined company employee. The business combination agreement further provides that employees are not third-party beneficiaries of such agreement.

Severance Pay Plan

MetroPCS’ board previously adopted a severance pay plan, which we refer to as the severance plan, that provides for severance benefits to all officers of MetroPCS, including its executive officers. Eligible officers will not receive any compensation under the severance plan solely due to the completion of the transaction.

The severance plan provides that an eligible officer listed in the table below will be entitled to a severance payment in accordance with the guidelines indicated below if his or her employment is terminated by MetroPCS without cause or by the eligible officer for good reason.

Tier	Position	Severance Payment	Severance Period

Tier 1	Chief Executive Officer	2.0 times Annual Compensation (as defined below) + Pro-Rata Additional Payment	24 months

Tier 2	President and Chief Operating Officer, Vice Chairmen, Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents who report directly to the Chief Executive Officer	1.5 times Annual Compensation + Pro-Rata Additional Payment	18 months

Tier 3	All other Vice Presidents who are officers of MetroPCS, with the exception of those Vice Presidents who report directly to the Chief Executive Officer (and not including staff vice presidents or regional vice presidents)	.75 times Annual Compensation + Pro-Rata Additional Payment	9 months

For purposes of the calculation of the severance payments, “Annual Compensation” is an amount equal to the annualized base salary for the eligible officer, plus the eligible officer’s “Pro-Rata Additional Payment,” which is the product, pro-rated for the number of days the eligible officer was employed by MetroPCS or an affiliate of MetroPCS during the calendar year in which his or her employment was severed, of the percentage set forth below for the eligible officer multiplied by the eligible officer’s annualized base salary. Additionally, the eligible officer would receive a one-time payment equal to the eligible officer’s Pro-Rata Additional Payment attributable to the year in which the termination of employment occurs.

Tier	Position	Additional Payment (percentage of annualized base salary)

Tier 1	Chief Executive Officer	140%

Tier 2	President and Chief Operating Officer	90%
	Vice Chairman, Chief Financial Officer	80%
	Vice Chairman, General Counsel & Secretary	75%
	Senior Vice Presidents	65%
	Vice Presidents who report directly to the Chief Executive Officer	40%
	Vice President, Regional General Manager	50%

Tier 3	Vice Presidents other than Regional General Managers and Vice Presidents who report directly to the Chief Executive Officer	40%

For a Tier 1, Tier 2 or Tier 3 officer to be deemed an eligible officer and receive the benefits described above in full, the officer must have been continuously employed by MetroPCS or an affiliate of MetroPCS for a period of two or more years following the officer’s hire date. In certain circumstances, new officers and other officers who have not been in continuous service with MetroPCS for a period of two years will be entitled to a pro-rata portion of the severance payments described above based on the officer’s length of service with MetroPCS.

In addition to the severance payments described above, an eligible officer will also be entitled to an amount equal to the sum of all accrued and unpaid salary as of the date of termination, any reimbursement of business expenses incurred prior to termination, any accrued vacation pay not paid, any vested and unpaid annual cash performance awards and any vested or accrued other benefits, plus a reimbursement in an amount equal to the aggregate applicable monthly premiums required for the eligible officer and his or her dependents to continue health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, which we refer to as COBRA, during the eligible officer’s applicable severance period as set forth in the chart above.

Under the terms of the severance plan, the severance payments and the COBRA reimbursements will be paid monthly in substantially equal increments in accordance with MetroPCS’ normal payroll practices during the eligible officer’s applicable severance period as set forth in the chart above. The first such monthly payment will be made on the 60th day following the eligible officer’s termination of employment. The payment of the severance payments and the COBRA reimbursements is conditioned upon the eligible officer’s execution and delivery of a customary release agreement in favor of MetroPCS and certain affiliated parties. In addition to customary release language, the release agreement includes a non-compete provision applicable for a period equal to the eligible officer’s applicable severance period. If the eligible officer elects to accept employment with a listed MetroPCS competitor or otherwise breaches the non-compete provisions of the release agreement, MetroPCS may stop making severance payments and reimbursing for COBRA coverage.

Upon a termination by MetroPCS without cause or by the eligible officer for good reason, the eligible officer’s outstanding awards under MetroPCS’ equity incentive compensation plans will receive the following treatment:

•

All unvested stock option awards granted pursuant to the Second Amended and Restated MetroPCS, Inc. 1995 Stock Option Plan, as amended, which we refer to as the 1995 Plan, the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan, which we refer to as the 2004 Plan, and the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan, which we refer to as the 2010 Plan and which we refer to, collectively with the 1995 Plan and the 2004 Plan, as the MetroPCS equity incentive compensation plans, will be immediately forfeited without any further payment;

•

All vested but unexercised stock option awards granted pursuant to the 1995 Plan shall remain exercisable by the eligible officer for a period of three months following the eligible officer’s termination of employment;

•

All vested but unexercised stock option awards granted pursuant to the 2004 Plan or the 2010 Plan shall remain exercisable by the eligible officer for a period of six months following termination of employment;

•	All unvested restricted stock granted pursuant to the MetroPCS equity incentive compensation plans shall be immediately forfeited without further payment;

•	Any unvested annual performance awards granted pursuant to the MetroPCS equity incentive compensation plans shall be immediately forfeited without further payment; and

•	All other awards under the MetroPCS equity incentive compensation plans shall be immediately forfeited without further payment.

Change in Control Agreements

In 2010, MetroPCS entered into change in control agreements that provide for payments to be made to certain key officers, including all of the MetroPCS named executive officers, whose employment is terminated by MetroPCS without cause or as a condition to the completion of a change in control transaction, or by the employee for good reason, during the 18 month period following a change in control (which includes the completion of the transaction), which we refer to as the protection period. The benefits payable to any executive officer under the change in control agreements are in lieu of any other payments or benefits payable under any other severance plan, policy or arrangement maintained by MetroPCS, including the severance pay plan described above.

Executive officers will generally be entitled to the following severance benefits if their employment is terminated during the protection period by MetroPCS or the combined company without cause or by the executive officers for good reason:

Position	Lump Sum Severance Payment	Benefits Coverage Period

Chief Executive Officer	2.5 times annual base salary + Bonus (as defined in the Change in Control Agreement)	30 months

Vice Chairman, Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents who report directly to the Chief Executive Officer	2 times annual base salary + Bonus	24 months

All other Vice Presidents	1 times annual base salary + Bonus	12 months

In addition to the lump-sum severance payment described above, each officer and his or her dependents will be entitled to health and dental benefits coverage for the stated severance benefit period following termination and any amounts owed to such officer as of the date of termination, including among other things, accrued and unpaid salary, reimbursement of expenses, accrued vacation pay and any pro-rata portion of his or her annual cash incentive award for the year in which he or she was terminated. The change in control agreements also provide that any payments made pursuant to such agreements will be reduced to the minimum extent necessary (but not below zero) to avoid the characterization of any such payments (together with any other payments or benefits payable under plans, programs, or agreements of MetroPCS) as “excess parachute payments” under Sections 280G of the Code. The severance benefits are payable on the 60th day following the officer’s termination and are conditioned upon the officer’s execution and delivery of a customary release agreement in favor of MetroPCS and certain affiliated parties. In addition to customary release language, the release agreement includes a non-compete provision applicable for a certain period following termination. If the officer elects to accept employment with a listed competitor of MetroPCS or otherwise breaches the non-compete provisions, the officer will be required to re-pay certain of the severance benefits payable under the change in control agreement and MetroPCS shall be entitled to cease providing any health or dental benefit coverage on a prospective basis.

In addition to the cash payment and benefits describe above, any outstanding equity awards and incentive compensation awards held by the officer under any MetroPCS equity incentive compensation plans will immediately vest and become exercisable upon the closing of the transaction (without regard to any termination of employment). In addition, any annual cash performance awards attributable to each officer will immediately vest and be deemed earned in full at the target level as of the date of the completion of the transaction without regard to any applicable performance cycle, restriction or condition being completed or satisfied or without regard to any termination of employment. Such vesting and payment is not conditioned on a termination of employment after the completion of the transaction.

Retention Agreements

The business combination agreement provides that, during the period between the date of the business combination agreement and the closing of the transaction, MetroPCS may, subject to certain conditions, enter into retention agreements with officer and non-officer employees in an aggregate amount not to exceed $25 million. Neither the overall size of these retention payments nor the allocations to particular participants has been determined. Under the business combination agreement, any retention payment to any officer, including a named executive officer, is subject to Deutsche Telekom’s consent.

Equity Incentive Compensation Plans

The business combination agreement provides that during the period between the date of the business combination agreement and the closing of the transaction, MetroPCS may, subject to certain conditions, make (a) grants of stock options or restricted stock under the MetroPCS equity incentive compensation plans to officers and employees of MetroPCS and its subsidiaries hired or promoted in each case after the date of the business combination agreement consistent with past practice and in the ordinary course of business and (b) annual grants of stock options and restricted stock under the MetroPCS equity incentive compensation plans to officers, employees and directors in such amounts as are consistent with past practice and in the ordinary course of business provided that the total amount of such awards made pursuant to clause (a) and (b) does not exceed 5,750,000 shares of MetroPCS common stock.

Effective as of the completion of the MetroPCS stock issuance, all outstanding annual cash performance and equity awards under MetroPCS’ equity incentive compensation plans, including each outstanding stock option and each share of restricted stock, will automatically vest and (in the case of stock options) become exercisable and will remain outstanding. The annual cash performance awards will be paid upon the completion of the transaction at the target payment amount for such award.

In addition, except as provided below, at the time the amendment of MetroPCS’ certificate of incorporation becomes effective, each outstanding option to acquire MetroPCS common stock will be adjusted to take into account the reverse stock split and the cash payment. The number of shares of MetroPCS common stock to be acquired pursuant to outstanding options will be reduced to reflect the reverse stock split and the exercise price of the options will be increased to reflect the reverse stock split, with the per share amount of the cash payment deducted from the options’ adjusted per-share exercise price. Restricted stock will be adjusted to account for the reverse stock split in the same manner as all other MetroPCS common stock, and holders of restricted stock will share in the cash payment.

Notwithstanding and in lieu of the above, holders of stock options with an exercise price that is less than the average closing price of MetroPCS common stock based on a five-day trading average before the closing ignoring any market effect of the reverse stock split and cash payment, which we refer to as in-the-money stock options, may elect to receive cash in lieu of their in-the-money stock options during the five days following the closing of the transaction at a price per share equal to the average closing price of MetroPCS common stock based on a five-day trading average before the closing ignoring any market effect of the reverse stock split and cash payment minus the exercise price of the option, less required tax withholding. Any in-the-money stock options issued under the 1995 Plan that have an exercise price equal to or less than the per share amount of the cash payment (or approximately $4.08 per share calculated on a pre-reverse stock split basis), which we refer to as low exercise price stock options, will be automatically cashed-out in the same manner. Any stock options that are not cashed out at the closing of the transaction, including any in-the-money stock options (other than low exercise price stock options) for which the holder thereof does not elect to receive cash at closing, will be adjusted for the reverse stock split and the per share amount of the cash payment as described above and will remain outstanding, 100% vested and exercisable in accordance with its terms. Holders of stock options will not receive any portion of the cash payment.

Director and Officer Indemnification and Insurance

From and after the completion of the transaction, the combined company will assume and honor the obligations of MetroPCS with respect to all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the completion of the transaction now existing in favor of the current or former directors or officers of MetroPCS. In addition, MetroPCS will purchase directors’ and officers’ liability insurance policies for all current and former MetroPCS directors and officers for a period of six years following the closing of the transaction for events arising at or prior to the closing of transaction, subject to certain limitations on the amount of premiums payable under such policies.

Quantification of Change in Control and Termination Payments and Benefits to the MetroPCS Named Executive Officers

The following table sets forth the amount of payments and benefits that each MetroPCS named executive officer would receive in connection with or otherwise related to the transaction, assuming the completion of the transaction occurred on October 31, 2012 and (except as provided otherwise in the footnotes to the table) the employment of the named executive officer was terminated other than for cause or the named executive officer resigned for good reason, in each case on such date, and the named executive officer received no additional annual cash performance awards or additional stock options or shares of restricted stock on or after October 31, 2012. The actual payment may vary significantly depending upon the date the transaction closes. The payments and benefits are subject to a non-binding, advisory vote of MetroPCS’ stockholders. For additional details regarding the terms of the payments quantified below, see the section entitled “Interests of MetroPCS Directors and Officers in the Transaction” beginning on page 114.

CHANGE IN CONTROL AND TERMINATION COMPENSATION

Named Executive Officer	Cash (1)	Equity (2)	Pension/ NQDC	Perquisites / Benefits (3)	Tax Reimburse- ment	Other (4)	Total (5)
Roger D. Linquist	$8,180,561	$18,727,307	$—	$30,764	$—	$—	$26,938,632
Thomas C. Keys	3,204,360	5,069,332	—	36,570	—	—	8,310,262
J. Braxton Carter	2,740,870	3,812,593	—	36,122	—	—	6,589,585
Mark A. Stachiw	2,149,725	4,243,735	—	36,570	—	—	6,430,030
Dennis T. Currier	1,392,325	921,377	—	36,570	—	—	2,350,272

(1)	As described above, this amount represents the “double trigger” lump-sum cash severance payment that the named executive officer would be entitled to receive under the change in control agreements following a qualifying termination of employment after the completion of the transaction that includes the pro-rata portion of the named executive officer’s annual cash incentive award for the year assuming both the change in control occurred and the officer was terminated on October 31, 2012. In addition, this amount also includes the “single trigger” annual cash performance award attributable to the named executive officer that will immediately vest and be deemed earned in full at the applicable target level as of the date the change in control occurred. Each named executive officer would also be paid any amounts earned or vested and unpaid to him as of the date of termination, including among other things, accrued and unpaid salary, reimbursement of business expenses, and accrued vacation pay, which amounts are not reflected on the table above. This amount also assumes that all payments and benefits under the change in control agreements and other plans, programs or arrangements of MetroPCS would not be deemed to be “excess parachute payments” under Sections 280G of the Code, in which case the payments under the change in control agreements would be reduced (but not below zero) to the minimum extent necessary to avoid such characterization.

Single Trigger Annual Cash Performance Award

Named Executive Officer	Cash
Roger D. Linquist	$1,337,000
Thomas C. Keys	529,200
J. Braxton Carter	432,800
Mark A. Stachiw	330,750
Dennis T. Currier	201,500

(2)	As described above, this amount equals the value of all stock options to purchase MetroPCS common stock and unvested shares of restricted stock held by the executive as of October 31, 2012 that will automatically vest on a “single trigger” basis upon completion of the transaction (without any adjustment to reflect the reverse stock split or cash payment). Stock options are valued at the excess of the price per share of MetroPCS common stock over the applicable exercise price (ignoring any market effect of the reverse stock split and cash payment). For purposes of these calculations because the price per share that MetroPCS stockholders will receive is not a fixed dollar amount, MetroPCS has (as required under Item 402(t) of Regulation S-K) used the average closing price per share of MetroPCS common stock over the five business days following the public announcement of the transaction on October 3, 2012, which was $12.49. In addition to the stock options and unvested restricted stock described above and below, the business combination agreement authorizes MetroPCS to make additional awards of stock options and restricted stock, including annual awards, prior to the closing of the transaction in such amounts as are consistent with past practice and the ordinary course of business not to exceed 5,750,000 shares of MetroPCS common stock in the aggregate for all officers and employees of MetroPCS. Any such future awards will also automatically vest on a “single trigger” basis upon the completion of the transaction. No such awards have yet been granted to any named executive officer, and thus are not reflected in the above or below tables.

Single Trigger Vesting

Named Executive Officers	Stock Options	Restricted MetroPCS Common Stock	Total
Roger D. Linquist	$12,795,856	$5,931,451	$18,727,307
Thomas C. Keys	1,846,650	3,222,682	5,069,332
J. Braxton Carter	1,310,684	2,501,909	3,812,593
Mark A. Stachiw	2,734,518	1,509,217	4,243,735
Dennis T. Currier	205,800	715,577	921,377

(3)	As described above, this amount represents the value of the “double trigger” health and welfare continuation benefits provided to each executive under the terms of the change in control agreements upon a qualifying termination of employment. For purposes of calculating these amounts 2013 COBRA rates were used.

(4)	As described above, MetroPCS may, subject to the satisfaction of certain conditions, make retention payments up to an aggregate $25 million to employees, including the named executive officers, during the period between the date of the business combination agreement and the closing of the transaction. Neither the overall size, nor the allocations to particular participants, of these retention payments has been determined. Any retention payment to a named executive officer requires the prior consent of Deutsche Telekom. For information on the share ownership of the named executive officers, see the table entitled “Beneficial Ownership of MetroPCS’ Directors, Executive Officers and Persons Owning More than 5% of the Outstanding Shares of MetroPCS Common Stock” beginning on page 157.

(5)	This amount includes the aggregate dollar value of the sum of all amounts reported in the preceding columns.

BOARD OF DIRECTORS AND MANAGEMENT AFTER THE TRANSACTION

The business combination agreement provides that MetroPCS will increase the size of the MetroPCS board, which will become the combined company’s board, to 11 directors upon completion of the transaction. The board will consist of two existing directors of MetroPCS, who are expected to be (i) James N. Perry, Jr. and John (Jack) F. Callahan, Jr., (ii) John J. Legere, the new chief executive officer of the combined company and (iii) eight directors designated by Deutsche Telekom. Pursuant to the stockholder’s agreement, at least three of the directors on the board must be considered independent under the rules of the SEC and under applicable listing standards, which could include James N. Perry, Jr. and John (Jack) F. Callahan, Jr. (both of whom may be considered independent under SEC and applicable listing standards). After completion of the transaction, Deutsche Telekom generally will have the right to designate a number of individuals to the board and any committees thereof equal to the percentage of the combined company’s common stock beneficially owned by Deutsche Telekom multiplied by the number of directors on the board (or the number of members of any committee thereof), in each case, rounded to the nearest whole number. These rights will remain in effect as long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of the combined company’s common stock. The business combination agreement provides that after the completion of the transaction, John J. Legere, currently President and Chief Executive Officer of T-Mobile, will serve as Chief Executive Officer of the combined company; J. Braxton Carter, currently Chief Financial Officer and Vice Chairman of MetroPCS, will serve as Chief Financial Officer of the combined company; James (Jim) C. Alling, currently Chief Operations Officer of T-Mobile, will serve as Chief Operating Officer, T-Mobile USA; and Thomas C. Keys, currently President and Chief Operating Officer of MetroPCS, will serve as Chief Operating Officer, MetroPCS. See “Summary of the Business Combination Agreement” and “Summary of the Ancillary Agreements—Stockholder’s Agreement.”

None of the combined company’s named executive officers currently employed by MetroPCS have entered into compensation agreements in connection with their employment by the combined company.

Officers of the Combined Company

John J. Legere joined T-Mobile in September 2012 as President and Chief Executive Officer with over 32 years’ experience in the U.S. and global telecommunications and technology industries. Prior to joining T-Mobile, Mr. Legere served as CEO of Global Crossing Limited, or Global Crossing, where he successfully transformed the company to become a leading provider of IP services worldwide. Before this, he was CEO of Asia Global Crossing, originally a Microsoft Corporation, Softbank Corp. and Global Crossing joint venture. Previously, he served as president of Dell Computer Corporation’s operations in Europe, the Middle East, Africa and the Asia-Pacific region. Mr. Legere also worked at AT&T for 18 years in a number of senior positions, including president of AT&T Asia Pacific, president of AT&T Solutions Outsourcing Unit, and head of global strategy and development. He began his career at New England Telephone in 1980. Mr. Legere received a Bachelor’s degree in Business Administration from the University of Massachusetts; a Master of Science degree as an Alfred P. Sloan Fellow at the Massachusetts Institute of Technology; a Master of Business Administration degree from Fairleigh Dickinson University; and completed Harvard Business School’s Management Development Program. Mr. Legere serves on the CTIA Board of Directors and on the Board of the New York Road Runners and NYC Marathon, Achilles International and Shoe4Africa. Mr. Legere is also a Board Trustee for the Dana Farber Cancer Institute.

J. Braxton Carter became the Vice Chairman of MetroPCS in May 2011 and currently serves as MetroPCS’ Chief Financial Officer. Mr. Carter served as Executive Vice President and Chief Financial Officer from February 2008 until May 2011. From March 2005 to February 2008, Mr. Carter served as Senior Vice President and Chief Financial Officer. Mr. Carter served as Vice President, Corporate Operations from February 2001 to March 2005. Mr. Carter also serves as a director of all of MetroPCS’ corporate subsidiaries and as a member of the management committee of each of the limited liability companies. Previously, Mr. Carter served as a director of MetroPCS Wireless, Inc., and its wholly-owned subsidiaries from July 2001 to December 2004. Prior to joining MetroPCS Communications, Mr. Carter was Chief Financial Officer and Chief Operating Officer of

PrimeCo PCS, the successor entity of PrimeCo Personal Communications formed in March 2000. He held various senior management positions with PrimeCo Personal Communications, including Chief Financial Officer and Controller, from 1996 until March 2000. Mr. Carter also has extensive senior management experience in the retail industry, spent ten years in public accounting and is also a certified public accountant. Mr. Carter presently serves on the board of directors of e-Rewards, Inc., and serves as Chairman of the Audit Committee and also serves on the Board of Advisors of Amdocs Limited.

James (Jim) C. Alling joined T-Mobile in 2009 and currently serves as T-Mobile’s Chief Operating Officer. In this role, Mr. Alling is in charge of all customer facing activities for a subscription base of over 33 million users. Before joining T-Mobile, Mr. Alling worked as an executive at Starbucks Corporation, which we refer to as Starbucks, for 11 years in a variety of leadership roles. He joined Starbucks in 1997 and was promoted into a series of roles with ever-increasing scope and responsibility eventually becoming the President of Starbucks Coffee USA and later President of Starbucks Coffee International. Mr. Alling began his career in 1985 at Nestle S.A., which we refer to as Nestle, where he held various senior management positions in the packaged goods marketing sector before eventually becoming a VP/General Manager for Nestle USA. Mr. Alling received a BA from DePauw University in Greencastle, Indiana with a double major in Economics and Spanish; he then obtained a Master of International Management from the Thunderbird School of International Management.

Thomas C. Keys became President of MetroPCS in May 2011, in addition to his current position as Chief Operating Officer of MetroPCS in which he has served since June 2007. Mr. Keys also served as MetroPCS’ President from June 2007 to December 2007. Previously, Mr. Keys served as MetroPCS’ Senior Vice President, Market Operations, West, from January 2007 until June 2007, and as MetroPCS’ Vice President and General Manager, Dallas, from April 2005 until January 2007. Mr. Keys also serves as a director of all of MetroPCS’ corporate subsidiaries and as a member of the management committee of each of the limited liability companies. Prior to joining MetroPCS, Mr. Keys served as the President and Chief Operating Officer for VCP International Inc., a Dallas-based wholesale distributor of wireless products, from July 2002 to April 2005. Prior to joining VCP International Inc., Mr. Keys served as the Senior Vice President, Business Sales for WebLink Wireless, Inc., (formerly PageMart Wireless, Inc., the surviving entity upon merger with PageMart, Inc., that is now known as USA Mobility) from March 1999 to June 2002, which included leading and managing the national sales and distribution efforts, and in other senior management positions with WebLink Wireless, Inc., from January 1993 to March 1999.

Directors of the Combined Company

John (Jack) F. Callahan, Jr. has served as a director of MetroPCS since November 2008 and has served as a member of MetroPCS’ Audit Committee. Mr. Callahan became the Executive Vice President and Chief Financial Officer of the McGraw-Hill Companies, a New York Stock Exchange listed company and leading global financial information and education company, in December 2010. Previously, Mr. Callahan was the Executive Vice President and Chief Financial Officer of Dean Foods Company, a New York Stock Exchange food and beverage company. Mr. Callahan joined Dean Foods in May 2006. Before joining Dean Foods, he held a number of positions with PepsiCo and Frito Lay, including Senior Vice President of Corporate Strategy and Development for PepsiCo Inc. Chief Financial Officer for Frito Lay International, and Senior Vice President of Strategy and Planning at Frito Lay North America. Before joining PepsiCo Inc., he held various positions at The General Electric Company and McKinsey & Company.

James N. Perry, Jr., a director of MetroPCS since November 2005 and the Chairman of MetroPCS’ Nominating and Corporate Governance Committee and a member of MetroPCS’ Audit and Finance Committees, is a Managing Director of Madison Dearborn Partners, LLC, a Chicago-based private equity investing firm, where he specializes in investing in companies in the communications industry. Prior to co-founding Madison Dearborn Partners, LLC, in 1992, Mr. Perry was with First Chicago Venture Capital for eight years. An affiliate of Madison Dearborn Partners, LLC, is an investor in MetroPCS. Mr. Perry also presently serves on the boards of the following private companies and non-profit organizations: New Asurion Corporation, Sorenson Communications, Inc., The

Topps Company, Inc., Univision Communications, Inc., NextG Networks, Inc., the Chicago Public Media board and the School Board of the Archdiocese of Chicago. Mr. Perry previously served on the board of directors of Nextel Partners from July 2003 to June 2006.

The remaining directors of the combined company have not yet been determined but will be identified by Deutsche Telekom prior to the completion of the transaction.

ACCOUNTING TREATMENT

MetroPCS prepares its financial statements in accordance with GAAP. The transaction will be accounted for as a reverse acquisition under the acquisition method of accounting, which requires determination of the accounting acquirer. The accounting guidance for business combinations, referred to as Accounting Standards Codification 805, provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Because T-Mobile’s indirect stockholder, Deutsche Telekom, will be entitled to designate the majority of the board of directors of the combined company, MetroPCS stockholders will receive the cash payment and Deutsche Telekom will receive a majority of the equity securities of the combined company, T-Mobile is considered to be the acquirer of MetroPCS for accounting purposes. This means that T-Mobile will allocate the purchase price to the fair value of MetroPCS’ assets and liabilities at the acquisition date, with any excess purchase price being recorded as goodwill.

NO APPRAISAL RIGHTS

Under applicable law, MetroPCS stockholders do not have the right to an appraisal of the value of their shares in connection with the transaction.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split and cash payment to U.S. holders and non-U.S. holders (as such terms are defined below) of shares of MetroPCS common stock.

This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders or non-U.S. holders of shares of MetroPCS common stock. The summary is based on the Internal Revenue Code of 1986 as amended, which we refer to as the Code, final, temporary or proposed U.S. Treasury regulations, administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. Any such change could alter the U.S. federal income tax consequences described herein. No ruling has been or will be sought from the Internal Revenue Service, which we refer to as the IRS, as to the U.S. federal income tax consequences of the reverse stock split and cash payment. Accordingly, there can be no assurance that the IRS will not challenge any of the U.S. federal income tax consequences described herein.

For purposes of this summary, we use the term “U.S. holder” to mean:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof (or the District of Columbia);

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

For purposes of this summary, we use the term “non-U.S. holder” to mean a holder of shares of MetroPCS common stock that is neither a U.S. holder nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

This summary only addresses U.S. federal income tax consequences of the reverse stock split and cash payment to holders of shares of MetroPCS common stock that hold their shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder of shares of MetroPCS common stock in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax laws (including, for example, banks or other financial institutions, insurance companies, real estate investment trusts or regulated investment companies, broker-dealers, dealers in securities or currencies, traders in securities that have elected to use a mark-to-market method of accounting, tax-exempt entities including governmental authorities (both U.S. and non-U.S.), U.S. holders whose functional currency is not the U.S. dollar, holders who acquired shares of MetroPCS common stock pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, including holders of restricted stock that vests as of the closing of the transaction, holders who hold shares of MetroPCS common stock in an individual retirement or other tax-deferred account, holders subject to the alternative minimum tax provisions of the Code, U.S. expatriates, holders who hold shares of MetroPCS common stock as part of a hedge, straddle, integration, constructive sale, conversion or other risk reduction transaction, and S corporations, partnerships or other pass-through entities (or investors in S corporations, partnerships or other pass-through entities)). In addition, no information is provided herein with respect to the tax consequences of the MetroPCS recapitalization that includes a reverse stock split under applicable state, local or non-U.S. tax laws or U.S. federal laws other than U.S. federal income tax laws.

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds shares of MetroPCS common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partners and the activities of the partnership. If a holder is a partner in a partnership holding shares of MetroPCS common stock, such holder should consult its tax advisor.

The U.S. federal income tax consequences described below are not intended to constitute a complete description of all tax consequences relating to the reverse stock split and cash payment. Holders of shares of MetroPCS common stock should consult with their tax advisors regarding the tax consequences of the reverse stock split and cash payment to them, including the effects of U.S. federal, state and local, non-U.S. income and other tax laws.

The Reverse Stock Split and Cash Payment

U.S. Holders of Shares of MetroPCS Common Stock

For U.S. federal income tax purposes, the reverse stock split and cash payment should be integrated and treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code in which each MetroPCS stockholder exchanges each share MetroPCS common stock for one-half of a share of the combined company’s common stock plus the per share amount of the cash payment, which we refer to as the MetroPCS recapitalization. In the event of such recapitalization treatment, the U.S. federal income tax consequences of the MetroPCS recapitalization to U.S. holders of MetroPCS common stock will be, in general, as follows:

•

A U.S. holder generally would recognize taxable gain, but not loss, on the MetroPCS recapitalization in an amount equal to the lesser of (i) the cash received (excluding any cash received in lieu of a fractional share, as discussed below) as part of the per share amount of the cash payment or (ii) the excess, if any, of (A) the sum of the per share amount of the cash payment received pursuant to the MetroPCS recapitalization and the fair market value of the shares of the common stock of the combined company received by such holder over (B) such holder’s tax basis in the holder’s shares of MetroPCS common stock. Any such gain would be capital gain provided that one of the Section 302 tests described below was satisfied and would be long-term capital gain if the holder’s holding period in shares of MetroPCS common stock exceeds one year on the date of the MetroPCS recapitalization. Long-term capital gains of a non-corporate taxpayer are subject to reduced rates of taxation. If none of the Section 302 tests were satisfied, the U.S. holder’s gain generally would be treated as a dividend distribution under Section 301 of the Code to the extent of such holder’s ratable share of MetroPCS’ current and accumulated earnings and profits (as determined under U.S. federal income tax principles) and then as capital gain.

•

A U.S. holder’s aggregate tax basis in the combined company’s common stock received pursuant to the MetroPCS recapitalization would equal the aggregate tax basis in the MetroPCS common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), decreased by the cash payment received and increased by the income and gain recognized in the exchange (excluding any gain attributable to cash received in lieu of a fractional share).

•	A U.S. holder’s holding period for the combined company’s common stock received would include the holding period for the MetroPCS common stock surrendered.

•

A U.S. holder who receives cash in lieu of a fractional share of the combined company’s common stock generally would recognize capital gain or loss in the amount equal to the difference, if any, between the amount of cash received in lieu of the fractional share and the tax basis allocated to such fractional share of the combined company’s common stock.

The Section 302 tests referenced above are based on Section 302 of the Code, and generally provide that a U.S. holder will recognize capital gain as long as (i) the receipt of cash results in a “substantially disproportionate” redemption with respect to the U.S. holder, (ii) the receipt of cash is “not essentially equivalent to a dividend” with respect to the U.S. holder or (iii) the exchange results in a “complete termination” of the U.S. holder’s interest in the combined company. Each of these tests, referred to as the Section 302 tests, is explained in more detail below.

In general, because the MetroPCS stock issuance will reduce the percentage ownership of each U.S. holder of shares of MetroPCS common stock in the common stock of the combined company compared to its percentage ownership of MetroPCS, the MetroPCS recapitalization should result in a “substantially disproportionate” redemption with respect to each such U.S. holder and accordingly a Section 302 test should be satisfied. Holders should consult their tax advisors to determine the application of the Section 302 tests to their particular circumstances.

The Section 302 tests are:

•

Substantially Disproportionate Test. The MetroPCS recapitalization generally will result in a “substantially disproportionate” redemption with respect to a U.S. holder of shares of MetroPCS common stock if, among other things, the percentage of the outstanding shares of the common stock of the combined company actually and constructively owned by the U.S. holder immediately after the MetroPCS recapitalization and the MetroPCS stock issuance is less than 80% of the percentage of the shares of MetroPCS common stock actually and constructively owned by the U.S. holder before the MetroPCS recapitalization and the MetroPCS stock issuance.

•

Not Essentially Equivalent to a Dividend Test. The receipt of cash in the MetroPCS recapitalization will be treated as “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in the combined company as a result the MetroPCS recapitalization and the MetroPCS stock issuance (when compared to the U.S. holder’s proportionate interest in MetroPCS immediately prior to the MetroPCS recapitalization and the MetroPCS stock issuance) constitutes a “meaningful reduction” of the U.S. holder’s proportionate interest given the U.S. holder’s particular facts and circumstances. The IRS has indicated in a published revenue ruling that even a small reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal and who exercises no control over corporate affairs should constitute a “meaningful reduction.”

•

Complete Termination Test. A U.S. holder of shares of MetroPCS common stock may be able to satisfy the “complete termination” test if such holder sells or otherwise disposes of all of such holder’s shares of the common stock of MetroPCS or the combined company contemporaneously with the completion of the MetroPCS recapitalization and the MetroPCS stock issuance and as part of a single integrated plan which includes participation by such holder in the MetroPCS recapitalization. However, there is some uncertainty as to whether the “complete termination” test applies in such circumstances. U.S. holders should consult their own tax advisors as to this matter in light of their particular circumstances and the applicable law.

In applying the Section 302 tests, U.S. holders must take into account not only shares of the common stock of the combined that they actually own but also shares they are treated as owning under the constructive ownership rules of Section 318 of the Code. Under the constructive ownership rules, a U.S. holder is treated as owning any shares that are owned (actually and in some cases constructively) by certain related individuals and entities as well as shares that the U.S. holder has the right to acquire by exercise of an option or warrant or by conversion or exchange of a security. Also, contemporaneous acquisitions or dispositions of the common stock of the combined company may be deemed to be part of a single integrated transaction and, if so, may be taken into account in determining whether any of the Section 302 tests, described above, are satisfied. Due to the factual nature of the Section 302 tests, U.S. holders should consult their tax advisors to determine whether the receipt of cash in the MetroPCS recapitalization qualifies for sale or exchange treatment in their particular circumstances.

Additional Tax on Net Investment Income

For taxable years beginning after December 31, 2012, U.S. holders that are not corporations will generally be subject to a 3.8% tax (the Medicare tax) on the lesser of (1) the U.S. holder’s “net investment income” for the taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over certain thresholds. A U.S. holder’s net investment income will generally include any income or gain recognized by such holder with respect to the MetroPCS recapitalization, unless such income or gain is derived in the ordinary course of the conduct of such U.S. holder’s trade or business (other than a trade or business that consists of certain passive or trading activities).

Non-U.S. Holders of Shares of MetroPCS Common Stock

Payments of cash pursuant to the MetroPCS recapitalization to a non-U.S. holder (or such holder’s agent) will be subject to withholding of U.S. federal income tax at a rate of 30%, unless a reduced rate of withholding is applicable pursuant to an income tax treaty or an exemption from withholding is applicable because such payments are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, the payments are generally attributable to a United States permanent establishment maintained by such non-U.S. holder). In order to claim a reduction of or an exemption from withholding tax, a non-U.S. holder must provide a validly completed and executed IRS Form W-8BEN (with respect to income tax treaty benefits) or IRS Form W8-ECI (with respect to amounts effectively connected with the conduct of a trade or business within the United States) claiming such reduction or exemption before the payment is made. A non-U.S. holder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI generally will be subject to U.S. federal income tax on income derived from the MetroPCS recapitalization at the same rates applicable to U.S. holders. Additionally, in the case of a corporate non-U.S. holder, such income may be subject to branch profits tax at a rate of 30% (or a lower rate specified in an applicable income tax treaty). Exchanging non-U.S. holders can obtain the applicable IRS forms from the IRS website at www.irs.gov.

A non-U.S. holder may be eligible to obtain a refund of all or a portion of any tax withheld (i) if such holder meets one of the Section 302 tests (the “substantially disproportionate,” the “not essentially equivalent to a dividend,” or the “complete termination” test) described in the section entitled “Material U.S. Federal Income Tax Consequences—The Reverse Stock Split and Cash Payment—U.S. Holders of Shares of MetroPCS Common Stock” or (ii) if such holder is otherwise able to establish that no tax or a reduced amount of tax is due. Non-U.S. holders should consult their own tax advisors regarding the particular tax consequences to them of the MetroPCS recapitalization, including the application of U.S. federal income tax withholding, their potential eligibility for a withholding tax reduction or exemption, and the refund procedure.

Information Reporting and Backup Withholding

Payments of cash made in connection with the MetroPCS recapitalization may, under certain circumstances, be subject to information reporting and “backup withholding” (currently at a rate of 28%). The current backup withholding rate of 28% is scheduled to expire on December 31, 2012, and the backup withholding rate will be 31% for amounts paid after December 31, 2012, unless further extended by the U.S. Congress. To avoid backup withholding, each holder of shares of MetroPCS common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

SUMMARY OF THE BUSINESS COMBINATION AGREEMENT

The following is a summary of the material provisions of the business combination agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein in its entirety. The summary in this section, and elsewhere in this proxy statement, is qualified in its entirety by reference to the business combination agreement. This summary does not purport to be complete and may not contain all of the information about the business combination agreement that is important to you. We encourage you to read carefully the business combination agreement in its entirety before making any decisions regarding the transaction because it is the principal document governing the transaction.

This summary of the business combination agreement has been included to provide you with information regarding the terms of the business combination agreement. It is not intended to provide any other factual information about MetroPCS, Deutsche Telekom or T-Mobile or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the business combination agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the business combination agreement, were for the purposes of allocating risks between the parties to the business combination agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the business combination agreement, and subsequent information may or may not be fully reflected in public disclosures by MetroPCS, Deutsche Telekom or T-Mobile. Accordingly, you should read the representations and warranties in the business combination agreement not in isolation but only in conjunction with the other information about MetroPCS, Deutsche Telekom and T-Mobile and their respective subsidiaries that the respective companies include in reports, statements, documents and other filings they make with the SEC or other governmental agencies.

Structure of the Transaction

On October 3, 2012, MetroPCS entered into the business combination agreement with Deutsche Telekom, Global, Holding and T-Mobile. Pursuant to the terms and subject to the conditions set forth in the business combination agreement, the transaction is structured as follows. MetroPCS will (i) effect a recapitalization that includes a reverse stock split, pursuant to which each share of MetroPCS common stock outstanding as of the effective time will represent thereafter one-half of a share of MetroPCS common stock, and (ii) as part of the recapitalization, make a cash payment in an amount equal to $1.5 billion (or approximately $4.08 per share pre-reverse stock split), without interest, in the aggregate to the record holders of MetroPCS common stock immediately following the effective time. Immediately following the cash payment, MetroPCS will issue and deliver to Holding or its designee shares of MetroPCS common stock equal to 74% of the fully-diluted shares of MetroPCS common stock outstanding immediately following the cash payment, and Holding will deliver to MetroPCS all of the shares of capital stock of T-Mobile. The closing price of MetroPCS common stock used in the above calculation will be the average, rounded to the nearest one ten-thousandth, of the closing price of a share of MetroPCS common stock on the NYSE for the five full NYSE trading days immediately preceding the closing of the transaction (without giving effect to any adjustment for the MetroPCS reverse stock split or the cash payment) whether through the operation of the NYSE’s ex-dividend procedures or otherwise. In addition, unless otherwise agreed to by the parties, on the business day immediately following the closing of the transaction, MetroPCS, Inc., will merge with and into Wireless, with Wireless continuing as the surviving entity and, immediately thereafter, Wireless will merge with and into T-Mobile, with T-Mobile continuing as the surviving entity.

Effective Time; Closing

The effective time of the reverse stock split will be the date and time specified by MetroPCS in the new certificate of incorporation filed with the Secretary of State of the State of Delaware. Unless the parties otherwise agree, the closing of the transaction will take place on the third business day after all conditions to the completion of the transaction have been satisfied or, to the extent such conditions can be waived under applicable law, waived (other than those conditions that by their terms are to be satisfied at the closing). These conditions are more fully described in the section entitled “Summary of the Business Combination Agreement—Conditions to Closing the Transaction” beginning on page 144. The closing will be deemed to have occurred and will be effective as of 12:01 a.m., prevailing Eastern Time, on the date of the closing.

The parties expect that the conditions to the transaction will be satisfied or, if allowed by applicable law, waived, and the transaction will be completed, in the first half of 2013. However, the parties cannot be certain when, or if, the conditions to the transaction will be satisfied or so waived, or that the transaction will be completed.

Adjustment to the Consideration for the Transaction

The business combination agreement provides that Deutsche Telekom will make a cash payment to T-Mobile at the closing equal to Deutsche Telekom’s estimate of the sum of (i) the excess, if any, of $1.3 billion over T-Mobile’s working capital as of the closing (as calculated pursuant to the business combination agreement), plus (ii) any deficiency between the amount actually spent by T-Mobile and its subsidiaries during the period between the signing of the business combination agreement and the closing on capital expenditures, marketing and subscriber acquisition and retention activities when compared to specified amounts for such items during such period. Following the closing, the parties will determine the difference between such estimated amount and the amount that should have been paid at the closing and the appropriate party, between Deutsche Telekom and T-Mobile, will make an adjustment payment to the other party.

Cash Payment

At or prior to the completion of the transaction, MetroPCS will appoint a payment agent to handle the cash payment to the record holders of MetroPCS common stock immediately prior to the effective time. Promptly after the completion of the transaction, the payment agent automatically will deliver to each MetroPCS stockholder that held MetroPCS common stock in book-entry form immediately prior to the effective time the portion of the cash payment to which such MetroPCS stockholder is entitled. For each MetroPCS stockholder that held a certificate representing shares of MetroPCS common stock immediately prior to the reverse stock split, which we refer to as a MetroPCS stock certificate, the payment agent will deliver to such MetroPCS stockholder the portion of the cash payment to which such MetroPCS stockholder is entitled promptly following such MetroPCS stockholder’s delivery to the payment agent of its MetroPCS stock certificate and properly completed letter of transmittal, as described in more detail in the following section.

Exchange of MetroPCS Common Stock

Upon the effective time, the reverse stock split will occur and each share of MetroPCS common stock issued and outstanding immediately prior to the effective time automatically will be converted into one-half of a validly issued, fully paid and non-assessable share of MetroPCS common stock. This conversion of shares of MetroPCS common stock pursuant to the reverse stock split does not require any action on the part of MetroPCS or any of its stockholders.

As a result, for MetroPCS stockholders that hold MetroPCS common stock in book-entry form, the number of shares of MetroPCS common stock in your account automatically will be adjusted as a result of the reverse stock split. For MetroPCS stockholders that hold a MetroPCS stock certificate, your certificate will automatically represent the number of shares of MetroPCS common stock into which the shares of MetroPCS common stock represented by such MetroPCS stock certificate have been combined pursuant to the reverse stock split.

Notwithstanding the foregoing, for MetroPCS stockholders that hold a MetroPCS stock certificate, the payment agent will send you a letter of transmittal as promptly as practicable after the completion of the transaction. The letter of transmittal will specify that delivery will be effected, and risk of loss and title to any certificates shall pass, only upon proper delivery of your MetroPCS stock certificate to the payment agent. The letter of transmittal will be accompanied by instructions for exchanging your MetroPCS stock certificate for a certificate that represents the number of shares of MetroPCS common stock into which the shares of MetroPCS common stock represented by such MetroPCS certificate have been combined pursuant to the reverse stock split. Please note that you will be required to complete and return this letter of transmittal, together with your MetroPCS stock certificate, in order to receive your portion of the cash payment. As a result, please do not return your MetroPCS stock certificate with the enclosed proxy card.

Fractional Shares

MetroPCS will not issue any fractional shares of MetroPCS common stock resulting from the reverse stock split. Instead of any fractional shares, the payment agent will pay MetroPCS stockholders an amount in cash for any fraction of a share calculated by multiplying (i) the fractional share interest to which such stockholder would otherwise be entitled by (ii) the average closing price, rounded to the nearest one ten-thousandth, of a share of MetroPCS common stock on the NYSE for the five full NYSE trading days immediately preceding the closing date, without giving effect to any adjustment for the reverse stock split or the cash payment, whether through the operation of the NYSE’s ex-dividend procedures or otherwise.

Effect on Annual Cash Performance Awards, Stock Options and Restricted Stock Issued Pursuant to MetroPCS Equity Incentive Compensation Plans

Effective as of the completion of the MetroPCS stock issuance, all outstanding equity and incentive awards under MetroPCS’ equity incentive compensation plans, including all outstanding annual cash performance awards, stock options and each share of restricted stock, will automatically vest (at the target payment amount for annual cash performance awards) and (in the case of stock options) become exercisable and will remain outstanding.

In addition, except as provided below, at the time the amendment of MetroPCS’ certificate of incorporation becomes effective, each outstanding option to acquire MetroPCS common stock will be adjusted to take into account the reverse stock split and the cash payment. The number of shares of MetroPCS common stock to be acquired pursuant to outstanding options will be reduced to reflect the reverse stock split and the exercise price of the options will be increased to reflect the reverse stock split, with the per share amount of the cash payment made to holders of MetroPCS common stock deducted from the options’ adjusted per share exercise price. Restricted stock will be adjusted to account for the reverse stock split in the same manner as all other stock, and holders of restricted stock will share in the cash payment. Holders of stock options will not receive any portion of the cash payment.

Notwithstanding and in lieu of the above, holders of stock options with an exercise price that is less than the average closing price of MetroPCS common stock based on a five-day trading average before the closing ignoring any market effect of the reverse stock split and cash payment, which we refer to as in-the-money stock options, may elect to receive cash in lieu of their in-the-money stock options during the five days following the closing of the transaction at a price per share equal to the average closing price of MetroPCS common stock based on a five-day trading average before the closing ignoring any market effect of the reverse stock split and cash payment minus the exercise price of the option, less required tax withholding. Any in-the-money stock options issued under the Second Amended and Restated MetroPCS, Inc. 1995 Stock Plan, as amended, that have an exercise price equal to or less than the per share amount of the cash payment (or approximately $4.08 per share calculated on a pre-reverse stock split basis), which we refer to as low exercise price stock options, will be automatically cashed-out in the same manner. Any stock options that are not cashed-out at the closing of the transaction, including any in-the-money stock options (other than low exercise price stock options) for which the holder thereof does not elect to receive cash at closing, will be adjusted for the reverse stock split and the per share amount of the cash payment as described above and will remain outstanding, 100% vested and exercisable in accordance with their terms. In the money stock options that are cashed out will reduce the number of shares outstanding after the stock issuance and will cause Deutsche Telekom’s interest in the combined company to increase proportionately.

Representations and Warranties

The business combination agreement contains representations and warranties of each of MetroPCS, Deutsche Telekom, Global, Holding and T-Mobile. MetroPCS and T-Mobile generally make reciprocal representations and warranties, and Deutsche Telekom, Global, Holding make representations and warranties as direct or indirect owners of T-Mobile.

Representations and Warranties of Deutsche Telekom, Global and Holding

Deutsche Telekom, Global and Holding make representations and warranties related to, among other topics, the following:

•	organization and good standing;

•

authority relative to the execution and delivery of the business combination agreement, and the execution, delivery and enforceability of the business combination agreement (also on behalf of T-Mobile);

•	absence of conflicts with, or violations of, organizational documents and other agreements or obligations and required consents;

•	absence of requirements for governmental filings other than the ones listed in the business combination agreement to consummate the transaction;

•	ownership of subsidiaries, including good and valid title to all equity interests of T-Mobile;

•	broker’s fees payable in connection with the transaction;

•	licenses from the FCC and public utility commissions held by Deutsche Telekom, Global and Holding;

•	no ownership of MetroPCS common stock as of the signing of the business combination agreement; and

•

with respect to Deutsche Telekom, that it has sufficient funds to consummate the transaction, including to fund any additional Deutsche Telekom notes pursuant to its commitments described in the section entitled “Summary of the Financing” beginning on page 108.

Representations and Warranties of T-Mobile

T-Mobile makes representations and warranties related to, among other topics, the following:

•	organization, good standing and qualification;

•	capitalization;

•	ownership of subsidiaries;

•	absence of conflicts with, or violations of, organizational documents and other agreements or obligations and required consents;

•	absence of requirements for governmental filings other than the ones listed in the business combination agreement to consummate the transaction;

•	financial statements;

•	absence of undisclosed liabilities;

•	internal controls;

•	absence of certain litigation;

•	employee benefits matters;

•	compliance with applicable laws and licenses;

•	absence of certain changes and events between the end of the most recently completed fiscal year and the date the parties executed and delivered the business combination agreement;

•	insurance matters;

•	environmental matters;

•	tax matters;

•	labor matters;

•	intellectual property;

•	material contracts;

•	owned and leased property;

•	sufficiency and ownership of its assets and business;

•	related-party agreements; and

•	prohibited payments.

Representations and Warranties of MetroPCS

MetroPCS makes representations and warranties related to, among other topics, the following:

•	organization, good standing and qualification;

•	capitalization;

•	ownership of subsidiaries;

•	authority relative to the execution and delivery of the business combination agreement, and the execution, delivery and enforceability of the business combination agreement;

•	absence of conflicts with, or violations of, organizational documents and other agreements or obligations and required consents;

•	absence of requirements for governmental filings other than the ones listed in the business combination agreement to consummate the transaction;

•	financial statements and SEC reports;

•	absence of undisclosed liabilities;

•	internal controls;

•	absence of certain litigation;

•	employee benefits matters;

•	compliance with applicable laws and licenses;

•	absence of certain changes and events between the end of the most recently completed fiscal year and the date the parties executed and delivered the business combination agreement;

•	insurance matters;

•	environmental matters;

•	tax matters;

•	labor matters;

•	intellectual property;

•	material contracts;

•	owned and leased property;

•	related-party agreements;

•	prohibited payments;

•	broker’s fees payable in connection with the transaction;

•	the MetroPCS common stock issued in the transaction;

•	the MetroPCS rights agreement amendment;

•	the required vote of the MetroPCS stockholders; and

•	the post-closing restructuring tax treatment.

Many of these representations and warranties are qualified by the knowledge of certain specified officers, materiality or material adverse effect limitations, disclosures set forth in schedules delivered at the time the business combination agreement was signed and/or, in the case of MetroPCS, references to its filings with the SEC.

“Material adverse effect,” with respect to MetroPCS, is defined in the business combination agreement to mean (i) an effect that would prevent or materially delay the ability of MetroPCS to consummate the transaction, or (ii) a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of MetroPCS and its subsidiaries, taken as a whole, except that the definition of material adverse effect excludes from clause (ii):

•

any circumstance generally affecting (x) the territory, or global economy or territory or global financial, debt, credit, capital or securities markets or (y) the wireless telecommunications and wireless information products and services industry in the territory, unless such circumstance has a disproportionate impact on MetroPCS and its subsidiaries, taken as a whole, vis-à-vis other companies in the wireless telecommunications and wireless information services industry in the territory;

•

any circumstance resulting from any declared or undeclared acts of war, terrorism, outbreaks or escalations of hostilities, sabotage or civil strife or threats thereof, unless such circumstance has a disproportionate impact on MetroPCS and its subsidiaries, taken as a whole, vis-à-vis other companies in the wireless telecommunications and wireless information services industry in the territory;

•

any act of God or weather-related circumstance, unless such circumstance has a disproportionate impact on MetroPCS and its subsidiaries, taken as a whole, vis-à-vis other companies in the wireless telecommunications and wireless information services industry in the territory;

•

any circumstance resulting from any change in applicable laws or regulatory or enforcement developments, unless such circumstance has a disproportionate impact on MetroPCS and its subsidiaries, taken as a whole, vis-à-vis other companies in the wireless telecommunications and wireless information services industry in the territory;

•

any circumstance resulting from any change in GAAP, unless such circumstance has a disproportionate impact on MetroPCS and its subsidiaries, taken as a whole, vis-à-vis the prepaid operations of other companies in the wireless telecommunications and wireless information services industry in the territory;

•

any circumstance resulting from any failure by MetroPCS or its subsidiaries to meet any estimates, projections, budgets or forecasts of revenues or earnings for any period ending on or after the date hereof, or any rumors, predictions or reports of such failure (but not the underlying cause of such failure);

•	any circumstance resulting from the announcement, pendency or public disclosure of the business combination agreement and the transaction;

•	any circumstance resulting from any action required to be taken or omitted to be taken pursuant to the business combination agreement; and

•	any circumstance resulting from any decline in the price or trading volume of the MetroPCS common stock on the NYSE (but not the underlying cause of such decline).

The definition of “material adverse effect,” with respect to T-Mobile, is generally and, to the extent applicable, reciprocal. Any determination of material adverse effect also excludes the effects of matters disclosed in the parties’ schedules delivered at the time the business combination agreement was signed or the matters specifically identified in the notes to the parties’ financial statements.

Conduct of Business

Each of MetroPCS and T-Mobile has undertaken certain covenants in the business combination agreement restricting the conduct of its business between the date of the business combination agreement and the closing. In general, each of MetroPCS and T-Mobile has agreed to conduct its business in the ordinary course and, to the extent consistent therewith, use its commercially reasonable efforts to preserve its business organizations intact, maintain existing relations and goodwill with governmental entities, customers, suppliers, distributors, dealers, retailers, creditors, lessors, employees and business associates, and keep available the services of its present employees, officers and agents, in each case except as may be required by law or the business combination agreement or previously disclosed in writing to the other party, or with the other party’s consent, which may not be unreasonably withheld and must be provided or denied within 10 days.

In addition, each of MetroPCS and T-Mobile has agreed to various specific restrictions relating to the conduct of its business between the date of the business combination agreement and the closing, including the following (in each case except as may be required by law or the business combination agreement or previously disclosed in writing to the other party, or with the other party’s consent, which may not be unreasonably withheld and must be provided or denied within 10 days):

•	amending its organizational documents, unless such amendment would not be reasonably expected to prevent, materially delay or materially impair the completion of the transaction;

•

merging or consolidating with any other person, or authorizing, recommending, proposing or announcing a plan of liquidation, dissolution, consolidation, restructuring, recapitalization or any other reorganization other than transactions solely among T-Mobile or MetroPCS and their respective subsidiaries;

•

acquiring assets from any other person with a value or purchase price in excess of, in the case of T-Mobile, $100 million, and, in the case of MetroPCS, $50 million (or $35 million for acquiring spectrum licenses), in each case in the aggregate, unless such acquisition is (i) in the ordinary course of business, (ii) in material compliance with the provisions for expenses and capital expenditures of the T-Mobile or MetroPCS, as applicable, business plan, or (iii) pursuant to an agreement in effect on the date of the business combination agreement for consideration not exceeding, in the case of T-Mobile, $25 million, and, in the case of MetroPCS, $10 million;

•

issuing, selling or encumbering its equity interests (except for customary exceptions and, for MetroPCS, in connection with the exercise of outstanding options or existing financing arrangements, including a provision by which MetroPCS may issue up to 5,750,000 additional shares pursuant to stock options and/or restricted stock awards, all of which will vest upon the closing of the transaction);

•	entering into any agreement with respect to the voting of its equity interests;

•	creating or incurring any encumbrance (other than customary permitted encumbrances or in the ordinary course of business consistent with past practice) on its assets that, individually or in the aggregate, is material to it and its subsidiaries, taken as a whole, or would reasonably be expected to prevent, materially delay or materially impair the completion of the transaction;

•	making loans, guarantees, capital contributions to or investments in excess of, in the case of T-Mobile, $50 million, and, in the case of MetroPCS, $20 million;

•	declaring or paying dividends or otherwise making distributions, except that T-Mobile will be permitted to make or pay cash distributions or dividends, including to Holding;

•

incurring additional debt or modifying the terms of existing debt, except (i) as permitted under the business combination agreement, (ii) in the ordinary course of business consistent with past practice, (iii) as contemplated by its business plan, and (iv) for MetroPCS as required by its existing financing arrangements;

•

except as contemplated by its approved capital expenditure budget in the business plan, making capital expenditures in excess of, in the case of T-Mobile, $100 million (or $200 million in the event of a significant increase in the data demand of the business), and, in the case of MetroPCS, $70 million (or $135 million in the event of a significant increase in the data demand of the business);

•

entering into or amending certain restricted contracts and, with respect to certain other material contracts, failing to provide the other party with written notice of the entry into such material contract within 10 business days after such entry;

•	in the case of T-Mobile, entering into or amending certain intercompany contracts;

•

changing its financial accounting policies or procedures (except as required by changes in GAAP, the International Financial Reporting Standards, or the SEC, by governmental entities or by law) or writing up, writing down or writing off the book value of its assets (except in the ordinary course of business consistent with past practice or as may be consistent with its financial accounting policies and GAAP);

•

entering into new lines of business or in any conduct that may require the receipt, the transfer or the application for a license that would reasonably be expected to prevent, materially delay or impair the consummation of the transaction;

•	entering into new geographic areas outside of the territory other than in support of business or operations within the territory;

•	applying for, requesting or filing for any license the receipt of which would reasonably be likely to prevent, materially impair or materially delay the completion of the transaction;

•

settling material litigation, except to the extent of its reserves on its most recent balance sheet or for an amount less than, in the case of T-Mobile, $50 million, and, in the case of MetroPCS, $12.5 million, for any individual or group of related settlements without the imposition of material restrictions;

•

making a change in any tax election or method of tax accounting, or settling any tax controversy for an amount materially in excess of the applicable amount reserved on its most recent balance sheet or filing an amended tax return, in each case to the extent that such action would have a material adverse effect on T-Mobile or MetroPCS, as applicable;

•

transferring licenses or wireless spectrum, other than (i) point-to-point microwave licenses, business radio licenses and experimental licenses, (ii) exchanges of spectrum licenses within the same FMA that improve contiguity within such FMA but do not worsen the expected contiguity between T-Mobile and MetroPCS and their respective subsidiaries, or (iii) license swaps transferring, in the case of T-Mobile, 300 million licensed MHz POPs (MHz of license multiplied by population covered) or fewer and involving cash consideration of $10 million or less, and, in the case of MetroPCS, 150 million licensed MHz POPs or fewer in exchange for spectrum licenses covering at least 75% of the number of licensed MHz POPs transferred and involving cash consideration of $100 million or less;

•

transferring any other material assets, including licenses, except (i) in the ordinary course of business consistent with past practice, (ii) with a value or purchase price not exceeding, in the case of T-Mobile, $100 million, and, in the case of MetroPCS, $50 million, or (iii) pursuant to an existing agreement for consideration not exceeding, in the case of T-Mobile, $25 million, and, in the case of MetroPCS, $10 million;

•	except for up to $25 million in MetroPCS retention payments to non-officer employees or to officers with Deutsche Telekom’s consent, amending or increasing certain employee compensation and benefits;

•

transferring transmission towers other than (i) dispositions solely among it and its subsidiaries, (ii) decommissioning or transferring towers in the ordinary course of business or (iii) in one or more transactions scheduled to close prior to the closing date;

•

acquiring wireless spectrum that would reasonably be expected to prevent, materially delay or materially impair the completion of the transaction or result in required divestitures of assets, except pursuant to definitive agreements entered into prior to the signing of the business combination agreement;

•

making a fundamental change to its network technologies or principal billing systems (except for system upgrades, improvements and modernization, equipment replacement and similar matters consistent with the business plan);

•

in the case of MetroPCS, taking any action that would prevent or impede the merger of (i) MetroPCS, Inc., with and into Wireless or (ii) Wireless with and into T-Mobile, in each case, from qualifying as a reorganization within the meaning Section 368(a) of the Code; or

•	authorizing, or committing, resolving, announcing, offering, agreeing or entering into an agreement to do or take, any of the foregoing actions or any actions inconsistent with the foregoing.

Proxy Statement and Stockholder Meeting

MetroPCS and Deutsche Telekom have agreed to cooperate to, and MetroPCS must within 45 calendar days following the date of the business combination agreement, prepare and file with the SEC this preliminary proxy statement relating to the required MetroPCS stockholder approvals. We also must use our reasonable best efforts, and Deutsche Telekom must cooperate with us, to resolve all SEC comments with respect to this proxy statement as promptly as practicable after receipt of such comments, and we must use our reasonable best efforts to cause this proxy statement in definitive form to be mailed to our stockholders as promptly as practicable following the clearance of this proxy statement by the SEC.

In addition, we have agreed to use our reasonable best efforts to solicit from our stockholders proxies in favor of the required MetroPCS stockholder approvals and take all other actions necessary or advisable to secure the required MetroPCS stockholder approvals. We also have agreed to call, give notice of, convene and hold the special meeting no later than 45 business days after the date this proxy statement is cleared by the SEC, except that (i) we may (and, at the request of Deutsche Telekom, we must) postpone or adjourn the special meeting to a date no more than 15 days after its originally noticed date only to the extent reasonably required in order to solicit additional proxies so as to establish a quorum and obtain the required MetroPCS stockholder approvals, and (ii) we may postpone or adjourn the special meeting to allow time for the filing and dissemination of any supplemental or amended disclosure document that the MetroPCS board has determined in good faith (after consultation with its outside legal counsel) is necessary or required to be filed and disseminated under applicable laws.

No Solicitation of Alternative Proposals

Each of MetroPCS and Deutsche Telekom has agreed that, from the time of the execution and delivery of the business combination agreement until the completion of the transaction, neither it nor any of its subsidiaries will, that it will not authorize or permit any of its and their respective directors and officers to, and that it will not authorize, and will use its reasonable best efforts not to permit, any of its and their other respective representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly take or continue any other action to facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, (ii) participate in any discussions or negotiations regarding, or that would reasonably be expected to lead to, any acquisition proposal, (iii) furnish any non-public information or data regarding it or any of its subsidiaries to, or afford access to its properties, personnel, books and records to, any person in connection with or in response to or in circumstances that would reasonably be expected to lead to, any acquisition proposal, (iv) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL), any restrictive provision of any applicable anti-takeover provision in its organizational documents or, for MetroPCS, in its stockholder rights plan, as amended, inapplicable to any person other than the other parties to the business combination agreement or to any transactions constituting or contemplated by an acquisition proposal, or (v) resolve or agree to do any of the foregoing. Additionally, MetroPCS and its subsidiaries, from the time of the execution and delivery of the business combination agreement, must, and must cause their respective directors and officers and shall use their reasonable best efforts to cause their other representatives to, cease and terminate any and all existing activities, discussions or negotiations with any person with respect to an acquisition proposal. An “acquisition proposal” with respect to a party means, other than the transaction, any inquiry, proposal, offer, or other expression or indication of interest with respect to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition or issuance, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or otherwise, of (A) assets or businesses of such party (or, in the case of Deutsche Telekom, of T-Mobile) and its subsidiaries that generate or represent 20% or more of the (x) net revenues or net income of such party (or, in the case of Deutsche Telekom, of T-Mobile) and its subsidiaries, taken as a whole, immediately prior to such transaction, (y) aggregate licensed MHz POPs of such party’s (or, in the case of Deutsche Telekom, of T-Mobile’s) FCC licenses immediately prior to such transaction, or (z) total assets (based on fair market value) of such party (or, in the case of Deutsche Telekom, of T-Mobile) and its subsidiaries, taken as a whole, immediately prior to such transaction, or (B) 20% or more of any class of capital stock, equity interests, other equity securities, economic interests or voting power of such party (or, in the case of Deutsche Telekom, any capital stock, other equity securities or voting power of T-Mobile), any of its subsidiaries or any resulting parent company.

Notwithstanding the restrictions above, the MetroPCS board will be permitted, prior to the receipt of the required MetroPCS stockholder approvals, to furnish, or cause to be furnished, information to a third party bidder making a bona fide, unsolicited written acquisition proposal and its representatives, and engage in discussions or negotiations with such bidder and its representatives with respect to such acquisition proposal if (i) such proposal did not result from a breach of the MetroPCS non-solicitation obligations described above, (ii) the MetroPCS board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal constitutes, or is reasonably likely to result in, a superior proposal, (iii) the MetroPCS board concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action with respect to such acquisition proposal would be reasonably likely to be inconsistent with the MetroPCS board’s fiduciary obligations to MetroPCS and/or its stockholders under applicable law, (iv) MetroPCS promptly notified Deutsche Telekom (and in any event within 24 hours) of the receipt and terms and conditions of such acquisition proposal (including delivering to Deutsche Telekom a copy of such acquisition proposal and any related draft agreements and other written materials) and (v) prior to furnishing any information to such bidder, MetroPCS receives from the bidder an executed confidentiality agreement (the terms of which are no less favorable in any material respect to MetroPCS than those contained in the confidentiality agreement between MetroPCS and T-Mobile). A “superior proposal” means any bona fide written acquisition proposal with respect to MetroPCS (with all references to 20% in the definition of acquisition proposal being treated as references to 50% for these purposes) made by a third party that the MetroPCS board determines in good faith, after consultation with its outside legal counsel and financial advisors, would be more favorable to MetroPCS’ stockholders from a financial point of view than the transactions contemplated in the business combination agreement, taking into account any proposal by Deutsche Telekom in writing to amend or modify the terms of the transaction, the identity of the person making such acquisition proposal, and the terms, conditions, timing, likelihood of completion and legal, financial, and regulatory aspects of such acquisition proposal.

Change in the MetroPCS Board’s Recommendation

The MetroPCS board has agreed that neither it nor any committee of the MetroPCS board may (i) withdraw or withhold, amend, modify or qualify in any manner adverse to Deutsche Telekom its recommendation in favor of the required MetroPCS stockholder approvals or make any public announcement inconsistent with its recommendation, or publicly propose to do any of the foregoing, (ii) approve, adopt, endorse, recommend or take a neutral position (other than any factually accurate public statement by MetroPCS that solely describes MetroPCS’ receipt of an acquisition proposal and the operation of the business combination agreement with respect thereto or any “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) on any acquisition proposal or any inquiry or proposal that would reasonably be expected to lead to an acquisition proposal, (iii) following the date any acquisition proposal or any material modification thereto is first made public, sent or given to the stockholders of MetroPCS, fail to issue a press release that expressly reaffirms its recommendation within 10 business days following Deutsche Telekom’s written request to do so (which request may only be made once with respect to any such acquisition proposal and each material modification thereto), (iv) fail to include its recommendation in the proxy statement (we refer to any action described in clause (i), (ii), (iii) or (iv), whether taken by MetroPCS, the MetroPCS board or any committee thereof, as an adverse recommendation change), or (v) cause or permit MetroPCS to enter into any contract, letter of intent, memorandum of understanding, or agreement in principle regarding or providing for any acquisition proposal or requiring MetroPCS to abandon, terminate, delay or fail to consummate the transaction.

Notwithstanding the foregoing, at any time prior to the receipt of the required MetroPCS stockholder approvals, the MetroPCS board may effect an adverse recommendation change in response to an intervening event or in response to an acquisition proposal (as described in the section entitled “Summary of the Business Combination Agreement—No Solicitation of Alternative Proposals” beginning on page 138) if the MetroPCS board determines in good faith, after consultation with MetroPCS’ outside legal counsel and financial advisors, that such acquisition proposal constitutes a superior proposal and such superior proposal is not withdrawn and that, after consultation with MetroPCS’ outside legal counsel, the failure to effect such adverse recommendation change would reasonably be likely to be inconsistent with the MetroPCS board’s fiduciary obligations to MetroPCS and/or its stockholders under applicable law. MetroPCS can only effect an adverse recommendation change if it is in compliance with its non-solicitation obligations described above (except for immaterial non-compliance that is not reasonably related to the adverse recommendation change) and promptly notified Deutsche Telekom (and in any event within 24 hours) of the receipt of the acquisition proposal, including the identity of the person making such superior proposal and, if the acquisition proposal is in writing, provided a copy of such acquisition proposal and any related draft agreements and other written materials, or, if the acquisition proposal is oral, a detailed summary thereof. Before making an adverse recommendation change, MetroPCS must provide written notice to Deutsche Telekom that the MetroPCS board is prepared to make an adverse recommendation change and the reasons therefor and give Deutsche Telekom five business days to amend or revise its offer. If the bidder that made the superior proposal makes another proposal or materially amends its proposal, then MetroPCS must allow Deutsche Telekom three business days to respond to such updated proposal (and any subsequent updated proposal). “Intervening event” means a circumstance material to MetroPCS and its subsidiaries, taken as a whole, that did not occur, arise or become known to the MetroPCS board or was not reasonably foreseeable by the MetroPCS board, in each case prior to the date of the business combination agreement (or if known or reasonably foreseeable prior to the date of the business combination agreement, the material consequences of which were not known or reasonably foreseeable prior to the date of the business combination agreement), which circumstance, or any material consequence thereof, becomes known to the MetroPCS board prior to the receipt of the required MetroPCS stockholder approvals, except that the receipt, existence or terms of an acquisition proposal do not constitute an intervening event.

If the MetroPCS board, taking into account all amendments or revisions committed to by Deutsche Telekom, determines, after consultation with its outside legal counsel and financial advisors, that failure to effect such adverse recommendation change would reasonably be likely to be inconsistent with the MetroPCS board’s fiduciary obligations to MetroPCS and/or its stockholders under applicable law and that the acquisition proposal remains a superior proposal, then it can make an adverse recommendation change. However, unless Deutsche Telekom terminates the business combination agreement as a result thereof, MetroPCS will nonetheless continue to be obligated to hold the special meeting and submit the proposals described in this proxy statement to its stockholders for approval and to comply with its other obligations under the business combination agreement. MetroPCS may not terminate the business combination agreement to accept a superior acquisition proposal until after the special meeting and only then if the MetroPCS stockholders fail to approve the stock issuance proposal and the new certificate of incorporation proposal.

Regulatory Filings and Other Actions

MetroPCS and Deutsche Telekom have agreed to cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under the business combination agreement and applicable laws to consummate the transaction as promptly as reasonably practicable, including:

•

preparing and filing as promptly as reasonably practicable all documentation to effect necessary notices, reports and other filings (including by filing promptly on a date agreed to by the parties the notification and required form under the HSR Act and all applications and necessary and appropriate filings and any necessary and appropriate amendments required to be filed with the FCC, any PUCs or similar state or foreign regulatory bodies);

•	obtaining as promptly as reasonably practicable all governmental consents;

•	furnishing all information required or reasonably requested for any application or other filing to be made pursuant to any applicable laws in connection with the transaction;

•

keeping the other parties informed in all material respects of any material communication received by such party from, or given by such party to, any governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case relating to the transaction;

•

negotiating, proposing and/or agreeing to the sale, divestiture, license, disposition or hold separate of any asset and other actions, restrictions, limitations or conditions required to obtain any consents, registrations, approvals, permits or authorizations in connection with the transaction;

•	conducting or agreeing to conduct its business post-closing in any manner as necessary to obtain any consents, registrations, approvals, permits or authorizations in connection with the transaction;

•	agreeing to any order, action or regulatory condition of any regulatory body, whether in an approval proceeding or another regulatory proceeding; and

•

defending against the entry of any decree, order, or judgment that would restrain, prevent or delay the closing, including defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the business combination agreement or the completion of the transaction.

Notwithstanding the foregoing, MetroPCS and Deutsche Telekom are not required to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets (including FCC licenses), businesses or product lines of MetroPCS, Deutsche Telekom, T-Mobile, any of their respective subsidiaries, or any combination thereof, that would have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of MetroPCS, T-Mobile and their respective subsidiaries, taken as a whole.

In addition, MetroPCS is not permitted to agree to any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits or authorizations in connection with the transaction without the prior written consent of Deutsche Telekom.

Financing

MetroPCS and Deutsche Telekom have agreed to cooperate in good faith to effect the financing transactions described under the section entitled “Summary of the Financing” beginning on page 108.

Expenses

Generally, the parties have agreed to bear their respective expenses, costs and fees. Notwithstanding the foregoing, Deutsche Telekom has agreed to be responsible for the fees of T-Mobile and its subsidiaries incurred in connection with the execution and delivery of the business combination agreement and the completion of the transaction. In addition, Deutsche Telekom has agreed initially to be responsible, and if the transaction closes the combined company will reimburse Deutsche Telekom at closing, for (i) fees, costs, charges and expenses incurred in connection with obtaining a credit rating pre-determination for MetroPCS and the Wireless existing notes, (ii) commitment fees, costs, charges and expenses incurred in connection with obtaining the debt financing in connection with the transaction (except as described in the immediately following sentence), (iii) fees for services provided in connection with the financial statements (including the pro forma financial statements) included in this proxy statement and (iv) HSR filing fees. MetroPCS has agreed to be responsible for (i) commitment fees, costs, charges and expenses incurred in connection with the issuance of any permitted Wireless notes in connection with the transaction and any consent solicitations or similar transactions to secure the waiver of the holders of the Wireless existing notes to any change in control resulting from the transaction, and (ii) costs and expenses of MetroPCS’ counsel incurred by MetroPCS or its subsidiaries in connection with the Deutsche Telekom notes issued in the transaction.

Governance

In connection with the transaction and conditioned on the completion of the transaction, MetroPCS will amend and restate its existing certificate of incorporation in its entirety in the form of the new certificate of incorporation attached as Exhibit A to the business combination agreement, and the new certificate of incorporation will be the certificate of incorporation of the combined company immediately following the completion of the transaction. As part of the new certificate of incorporation, MetroPCS will change its name to “T-Mobile US, Inc.” or another name selected by Deutsche Telekom prior to the closing. The new certificate of incorporation will also provide for the declassification of the MetroPCS board with members generally serving one year terms and provide Deutsche Telekom will the same board and committee representation rights as are set forth in the stockholder’s agreement. The new certificate of incorporation will also contain the same approval rights as are set forth in the stockholder’s agreement, which restrict the combined company’s ability to take certain actions without Deutsche Telekom’s prior written consent as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of the combined company’s common stock. The new certificate of incorporation is more fully described under the section entitled “Proposals Submitted to the Stockholders—The New Certificate of Incorporation Proposal” beginning on page 55.

MetroPCS also will amend and restate its existing bylaws in the form of the new bylaws attached as Exhibit B to the business combination agreement, and the new bylaws will be the bylaws of the combined company immediately following the completion of the transaction. The new bylaws will include similar amendments to reflect changes in the new certificate of incorporation, including those related to the declassification of the MetroPCS board, MetroPCS board and committee composition, stockholder action by written consent and the ability to call a special meeting of stockholders. In addition, the new bylaws will provide that special meetings of the MetroPCS board may be called by, among others, a majority of the directors on the MetroPCS board, whereas the existing bylaws of MetroPCS permit two directors to call a special meeting of the MetroPCS board.

Effective as of the closing of the transaction, the combined company’s board will be comprised of eleven directors. The board will consist of (i) two existing directors of MetroPCS, who are expected to be James N. Perry, Jr. and John (Jack) F. Callahan, Jr., (ii) John J. Legere, the new chief executive officer of the combined company and (iii) eight directors designated by Deutsche Telekom. Pursuant to the stockholder’s agreement, at least three of the directors on the board must be considered independent under the rules of the SEC and under applicable listing standards. MetroPCS and Deutsche Telekom have agreed to cooperate in good faith to identify each of these directors prior to the closing.

Effective as of the closing of the transaction, John J. Legere, currently President and Chief Executive Officer of T-Mobile, will serve as Chief Executive Officer of the combined company, J. Braxton Carter, currently Chief Financial Officer and Vice Chairman of MetroPCS, will serve as Chief Financial Officer of the combined company, James (Jim) C. Alling, currently Chief Operations Officer of T-Mobile, will serve as Chief Operating Officer, T-Mobile USA, and Thomas C. Keys, currently President and Chief Operating Officer of MetroPCS, will serve as Chief Operating Officer, MetroPCS. MetroPCS and Deutsche Telekom have agreed to cooperate in good faith to identify additional executive officers prior to the closing. Any MetroPCS or T-Mobile executive officer not identified prior to the closing as an executive officer of MetroPCS post-closing will be deemed not to be an executive officer of MetroPCS post-closing.

Tower Transaction

Prior to the date of the business combination agreement, T-Mobile entered into an agreement with respect to the transfer of certain of its tower assets. Pursuant to the business combination agreement, the parties agreed that T-Mobile will be permitted to consummate such agreement or any other transfer on terms that, taken as a whole, have an equivalent or more favorable economic cost to T-Mobile and its subsidiaries as compared to such agreement. On or prior to the closing date, all proceeds (net of fees and expenses) from the transfer of T-Mobile’s tower assets may be distributed to Deutsche Telekom or any of its subsidiaries. From and after the closing date, if any of T-Mobile’s tower assets have not been transferred, the combined company will use its reasonable best efforts to transfer such tower assets on terms acceptable to Deutsche Telekom, and to transfer the proceeds (net of fees and expenses) of such transfer to Deutsche Telekom.

Intellectual Property

Deutsche Telekom has agreed not to assert claims against the combined company or its subsidiaries regarding any intellectual property owned by Deutsche Telekom and used by T-Mobile or any of its subsidiaries immediately prior to the closing date as long as the combined company does not use such intellectual property for any activities, products and services or for any other purposes other than those for which T-Mobile used such intellectual property immediately prior to the closing date. This agreement by Deutsche Telekom is limited to the territory and does not extend to any legal successors and assignees of MetroPCS. Additionally, the agreement does not apply to any intellectual property with respect to which Deutsche Telekom and T-Mobile, or as the case may be, MetroPCS and Deutsche Telekom have made a written agreement, including the trademark license described below.

Employee Matters

For at least one year after the completion of the transaction, MetroPCS will, and Deutsche Telekom will cause MetroPCS to, provide any of MetroPCS’ continuing employees with compensation (other than equity compensation), severance pay and employee benefits that are substantially comparable, in the aggregate, to the existing compensation (other than equity compensation), severance pay and benefits currently provided by MetroPCS. In addition, each continuing employee of MetroPCS will receive service credit under any new combined company benefit plans to the extent credited under MetroPCS’ existing benefit plans for all purposes of determining eligibility to participate, vesting and level of benefits, including for purposes of vacation, severance and paid time off benefits (but not for benefit accrual purposes, for the purpose of qualifying a subsidized early retirement benefit, or if such credit would result in a duplication of benefits).

In addition, MetroPCS will, and Deutsche Telekom will cause MetroPCS to, use its reasonable best efforts to (i) make a decision regarding whether to continue the employment of each of MetroPCS’ continuing employees in a position and on terms of employment comparable to such employee’s position and terms of employment as of the closing and (ii) communicate such decision to each such employee and carry out such decision during the one- year period immediately following the closing.

Director and Officer Indemnification

The parties have agreed that all rights to exculpation, indemnification and advancement of expenses of MetroPCS’ and T-Mobile’s current and former directors, officers and employees immediately prior to the closing will continue after the closing. In addition, the combined company will, and Deutsche Telekom has agreed to cause the combined company to, purchase a “tail” directors’ and officers’ liability insurance policy for all current and former MetroPCS directors and officers covering a period of six years following the closing for events arising at or prior to the closing.

Other Covenants

The business combination agreement contains certain other covenants and agreements, including covenants and agreements relating to:

•	confidentiality and access by each party to certain information about the other parties during the period prior to the closing;

•	cooperating in connection with public announcements;

•	causing the resignation of each director and officer of the parties that will not continue in such capacity following the closing;

•

establishing a joint working group to prepare for the integration of T-Mobile and its subsidiaries after the closing into MetroPCS’ internal control structure and procedures for financial reporting compliance with the requirements of Rule 404 of the Sarbanes-Oxley Act and MetroPCS’ financial reporting structure;

•	addressing during the period prior to the closing T-Mobile’s contracts to which Deutsche Telekom or its affiliates is a counterparty;

•	making customer communications;

•	developing transition arrangements;

•	Deutsche Telekom not acquiring any MetroPCS common stock;

•	cooperating in the defense or settlement of any stockholder litigation relating to the transaction; and

•

MetroPCS using its reasonable best efforts to cause the MetroPCS common stock to be issued in the MetroPCS stock issuance to be approved for listing on the NYSE, subject to official notice of issuance, prior to the closing.

Conditions to Closing the Transaction

The obligations of Deutsche Telekom, Global, Holding, T-Mobile and MetroPCS to complete the transaction are subject to the satisfaction or, if permitted under applicable law, waiver of the following conditions:

•	the required MetroPCS stockholder approvals having been received;

•

the waiting period (and any extensions thereof) applicable to the completion of the transaction under the HSR Act having expired or been earlier terminated without requiring Deutsche Telekom or MetroPCS to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets, businesses or product lines of MetroPCS, Deutsche Telekom, T-Mobile, or any of their respective subsidiaries, or any combination thereof, that would cause a material adverse effect on the business, assets, liabilities, financial condition or results of operations of MetroPCS, T-Mobile and their respective subsidiaries, taken as a whole, which we refer to as a regulatory material adverse condition;

•

all governmental consents and waivers required to be obtained from the FCC in connection with the completion of the transaction having been granted by the FCC by final order without requiring Deutsche Telekom or MetroPCS to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets, business or product lines of MetroPCS, Deutsche Telekom, T-Mobile, or any of their respective subsidiaries, or any combination thereof, that would cause a regulatory material adverse condition, provided that such governmental consents to be granted by the FCC shall not be required to have been granted by final order in the event that (i) waiting to receive the final order would require the parties to extend the outside date described in the section entitled “Summary of the Business Combination Agreement—Termination” beginning on page 147, (ii) all other conditions to closing are met and (iii) neither party has appealed or sought reconsideration of the authorizations granted by the FCC in connection with the completion of the transaction;

•

certain other governmental consents agreed upon by the parties having been obtained by final order, without requiring Deutsche Telekom or MetroPCS to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets, businesses or product lines of MetroPCS, Deutsche Telekom, T-Mobile, or any of their respective subsidiaries, or any combination thereof, that would cause a regulatory material adverse condition;

•

the CFIUS having terminated its review under 31 C.F.R. Part 800 and, where applicable, its investigation, without unresolved national security concerns with respect to the transaction, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of MetroPCS and its subsidiaries, taken as a whole (after giving effect to the transaction), or the ability of either party to consummate the transaction, and without requiring Deutsche Telekom or MetroPCS to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets, businesses or product lines of MetroPCS, Deutsche Telekom, T-Mobile, or any of their respective subsidiaries, or any combination thereof, that would cause a regulatory material adverse condition;

•

all other governmental consents required to be obtained in connection with the consummation of the transaction, including from any PUCs or similar regulatory bodies and from any foreign regulatory bodies under any foreign antitrust, competition or similar laws or any foreign public service or utility commissions or similar foreign regulatory bodies, having been obtained by final order, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of MetroPCS and its subsidiaries, taken as a whole (after giving effect to the transaction) or the ability of either party to consummate the transaction, and without requiring Deutsche Telekom or MetroPCS to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets, businesses or product lines of MetroPCS, Deutsche Telekom, T-Mobile, or any of their respective subsidiaries, or any combination thereof, that would cause a regulatory material adverse condition; and

•

no governmental entity having enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, injunction, decree or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the completion of the transaction.

The obligations of MetroPCS to complete the transaction are also subject to the satisfaction of the following conditions:

•

all representations and warranties of Deutsche Telekom, Global, Holding and T-Mobile being true and correct, as of the date of the business combination agreement and as of the closing, subject in certain cases to de minimis, materiality and, in most of the cases, material adverse effect qualifiers;

•

each of Deutsche Telekom, Global, Holding and T-Mobile having performed in all respects its obligations to transfer at the closing to MetroPCS all of the equity interests of T-Mobile and satisfy any consideration adjustment to be paid in cash at the closing;

•

each of Deutsche Telekom, Global, Holding and T-Mobile having made available any notes that T-Mobile is required to issue pursuant to the business combination agreement and the working capital revolving credit facility;

•	each of Deutsche Telekom, Global, Holding and T-Mobile having performed in all material respects its other covenants and agreements set forth in the business combination agreement;

•	no circumstance having occurred that has had or would reasonably be expected to have a material adverse effect with respect to T-Mobile;

•	MetroPCS having received a fully executed counterpart of the stockholder’s agreement and trademark license; and

•

T-Mobile having delivered a Certificate of Non-Foreign Status to MetroPCS; provided, that if T-Mobile fails to deliver such certificate, MetroPCS shall be permitted to withhold from the consideration otherwise payable to Deutsche Telekom pursuant to the business combination agreement any amounts required to be withheld pursuant to Section 1445 of the Code.

The obligations of Deutsche Telekom, Global, Holding and T-Mobile to complete the transaction are subject to the satisfaction of the following conditions:

•

all representations and warranties of MetroPCS being true and correct, as of the date of the business combination agreement and as of the closing, subject in certain cases to de minimis, materiality and, in most of the cases, material adverse effect qualifiers;

•	MetroPCS having performed in all respects its obligations with respect to the reverse stock split, cash payment and MetroPCS stock issuance;

•	MetroPCS having performed in all material respects its other covenants and agreements set forth in the business combination agreement;

•	no circumstance having occurred that has had or would reasonably be expected to have a material adverse effect with respect to MetroPCS;

•	Deutsche Telekom having received a fully executed counterpart of the stockholder’s agreement and trademark license;

•

Deutsche Telekom having received a payoff letter reasonably acceptable to it with respect to the termination of the Wireless existing senior credit facility and all commitments or other extensions of credit thereunder and the satisfaction and discharge of all principal, premium, if any, interest, fees and other amounts then due or outstanding thereunder and the satisfaction, release and discharge of all security interests, mortgages, liens and other encumbrances on MetroPCS’ and its subsidiaries’ properties and assets over MetroPCS securing such obligations;

•

except to the extent refinanced pursuant to a change in control offer on or prior to the closing, the Wireless existing notes remaining outstanding, there being no event of default in respect of any of the Wireless existing notes, and the completion of the transaction alone not giving rise to any fact, event, circumstance or effect that with notice or lapse of time would constitute an event of default in respect of any of the Wireless existing notes; and

•	the MetroPCS common stock to be issued to Holding or its designee in the transaction being approved for listing on the NYSE, subject to official notice of issuance.

Termination

The business combination agreement may be terminated at any time prior to the closing, even after the receipt of the required MetroPCS stockholder approvals, under the following circumstances:

•	by mutual written consent of MetroPCS and Deutsche Telekom;

•

by either MetroPCS or Deutsche Telekom, if any governmental entity of competent jurisdiction shall have issued a final and non-appealable order or taken any other final and non-appealable action permanently enjoining, restraining, denying or otherwise prohibiting the consummation of the transaction; provided that the party seeking to terminate the business combination agreement shall have used its reasonable best efforts to have such order lifted if and to the extent required by the business combination agreement;

•

by either MetroPCS or Deutsche Telekom, if the transaction is not completed on or before the outside date; except that if the conditions set forth in the second, third, fourth, fifth and sixth bullet points under “Summary of the Business Combination Agreement—Conditions to Closing the Transaction” beginning on page 144 have not been satisfied by October 3, 2013, either party may extend the outside date from time to time, by written notice to the other party given prior to the outside date in effect prior to such notice, to a date not later than January 3, 2014;

•

by Deutsche Telekom (provided that none of Deutsche Telekom, Global, Holding and T-Mobile is then in material breach of any representation, warranty, covenant or other agreement in the business combination agreement), in the event that (i) a breach by MetroPCS of any representation, warranty, covenant or other agreement contained in the business combination agreement would result in a failure of a condition to the closing, and (ii) such breach (A) if curable, has not been cured within 30 calendar days following MetroPCS’ receipt of written notice from Deutsche Telekom, or if the outside date is less than 30 calendar days from such notice, has not been or cannot reasonably be expected to be cured by the outside date, or (B) is not curable;

•

by MetroPCS (provided that MetroPCS is not then in material breach of any representation, warranty, covenant or other agreement in the business combination agreement), in the event that (i) a breach by Deutsche Telekom, Global, Holding or T-Mobile of any representation, warranty, covenant or other agreement contained in the business combination agreement would result in a failure of a condition to the closing, and (ii) such breach (A) if curable, has not been cured within 30 calendar days following Deutsche Telekom’s receipt of written notice from MetroPCS, or if the outside date is less than 30 calendar days from such notice, has not been or cannot reasonably be expected to be cured by the outside date, or (B) is not curable;

•

by either Deutsche Telekom or MetroPCS, if the required MetroPCS stockholder approvals are not obtained at the special meeting, or at any adjournment or postponement thereof, at which a vote seeking such required MetroPCS stockholder approvals was taken, except that no party may terminate the business combination agreement pursuant to this bullet point if such party has breached in any material respect any of its obligations under the business combination agreement in any manner that would reasonably be expected to cause the failure to obtain the required MetroPCS stockholder approvals at the special meeting or at any adjournment or postponement thereof;

•

by Deutsche Telekom, prior to the receipt of the MetroPCS stockholder approvals, if there is an adverse recommendation change, whether or not such adverse recommendation change is in compliance with the requirements described in the section entitled “Summary of the Business Combination Agreement—Change in the MetroPCS Board’s Recommendation” beginning on page 140;

•

by Deutsche Telekom, if after the date of the business combination agreement there is a material adverse effect with respect to MetroPCS and such material adverse effect is not curable or, if curable, (i) is not cured within 30 calendar days after written notice is given by Deutsche Telekom to MetroPCS or (ii) if the outside date is less than 30 calendar days from such notice, has not been or cannot reasonably be expected to be cured by the outside date; or

•

by MetroPCS, if after the date of the business combination agreement there is a material adverse effect with respect to T-Mobile and such material adverse effect is not curable or, if curable, (i) is not cured within 30 calendar days after written notice is given by MetroPCS to Deutsche Telekom or (ii) if the outside date is less than 30 calendar days from such notice, has not been or cannot reasonably be expected to be cured by the outside date.

Effect of Termination

If the business combination agreement is validly terminated, the business combination agreement will become void and of no effect with no liability on the part of any party (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives), except that no termination will relieve any party of any liability or damages resulting from any willful breach of any material provision of the business combination agreement, the confidentiality agreement between MetroPCS and T-Mobile or any other agreement delivered in connection with the business combination agreement prior to its termination.

MetroPCS will be obligated to pay a termination fee of $150 million to Deutsche Telekom if:

•	Deutsche Telekom terminates the business combination agreement because there has been an adverse recommendation change;

•

MetroPCS or Deutsche Telekom terminates the business combination agreement because the required MetroPCS stockholder approvals are not obtained following (i) a material breach by MetroPCS of the covenants requiring MetroPCS to file the proxy statement, call and hold the special meeting, not solicit alternative transaction proposals or continue to recommend that its stockholders approve the stock issuance proposal and the new certificate of incorporation proposal, and such material breach is reasonably related to the failure to obtain the required MetroPCS stockholder approvals, or (ii) an adverse recommendation change; or

•

MetroPCS or Deutsche Telekom terminates the business combination agreement because the required MetroPCS stockholder approvals are not obtained (other than under the circumstances described in the immediately preceding bullet point) or because the outside date has passed, and (i) an acquisition proposal has been made and is pending at the time of termination and, within twelve months after such termination, MetroPCS enters into, publicly approves or submits to its stockholders for approval, an agreement with respect to an acquisition proposal, or it consummates an acquisition proposal (which in each case need not be the same proposal or with the same party that made the earlier proposal), or (ii) an acquisition proposal has been made but was withdrawn prior to the stockholder meeting at which MetroPCS’ stockholders voted not to grant the required MetroPCS stockholder approvals and, within twelve months after such termination, MetroPCS enters into, publicly approves or submits to its stockholders for approval, an agreement with respect to an acquisition proposal with the same party that made the earlier proposal that had been withdrawn.

Deutsche Telekom will be obligated to pay a termination fee of $250 million to MetroPCS if the business combination agreement is terminated by MetroPCS or Deutsche Telekom (i) because a regulatory agency issues a final order prohibiting the completion of the transaction for regulatory law reasons or (ii) due to a failure to obtain the necessary regulatory approvals by the outside date.

Specific Performance

The parties have agreed in the business combination agreement that irreparable damage would occur if any provision of the business combination agreement were not performed in accordance with its terms and that, except in a circumstance where a termination fee is payable by one of the parties, the parties will be entitled to an injunction or injunctions to prevent breaches of the business combination agreement or to enforce specifically the performance of its terms and provisions without any requirement to post bond, in addition to any other remedy to which they may be entitled at law or in equity.

SUMMARY OF ANCILLARY AGREEMENTS

Stockholder’s Agreement

In connection with the closing of the transaction, MetroPCS and Deutsche Telekom will enter into the stockholder’s agreement, a form of which is attached as Exhibit C to the business combination agreement and which is incorporated by reference herein in its entirety. The following is a summary of the material provisions of the stockholder’s agreement. The summary in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the stockholder’s agreement. This summary does not purport to be complete and may not contain all of the information about the stockholder’s agreement that is important to you. We encourage you to read carefully the stockholder’s agreement in its entirety before making any decisions regarding the transaction.

Pursuant to the business combination agreement, MetroPCS and Deutsche Telekom have agreed to enter into the stockholder’s agreement at the completion of the transaction. The stockholder’s agreement will govern Deutsche Telekom’s ownership of debt and equity securities of the combined company following the completion of the transaction.

Board Representation

Pursuant to the stockholder’s agreement, Deutsche Telekom generally will have the right to designate a number of individuals, each of which we refer to as a Deutsche Telekom designee, to the combined company’s board and any committees thereof equal to the percentage of the combined company’s common stock beneficially owned by Deutsche Telekom multiplied by the number of directors on the combined company’s board (or the number of members of any committee thereof), in each case, rounded to the nearest whole number. The combined company and Deutsche Telekom will use their reasonable best efforts to cause Deutsche Telekom designees to be elected to the combined company’s board. These rights will remain in effect as long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of the combined company’s common stock. If at any time the number of Deutsche Telekom designees then serving as directors on the combined company’s board or as members of any committee of the combined company’s board exceeds the number of Deutsche Telekom designees that Deutsche Telekom is entitled to designate, Deutsche Telekom will be required to cause the number of Deutsche Telekom designees then serving as directors on the MetroPCS board or as members of such committee of the combined company’s board representing such excess to resign immediately as directors or committee members, as applicable.

The parties have agreed to use their reasonable best efforts to cause at least three members of the combined company’s board to be considered “independent” under the rules of the SEC and under applicable listing standards. In addition, each Deutsche Telekom designee must not be prohibited or disqualified from serving as a director on the combined company’s board pursuant to any rule or regulation of the SEC, the NYSE or any other or additional exchange on which securities of the combined company are listed or by applicable law. Deutsche Telekom will, and will cause any Deutsche Telekom designee to, provide such information as the combined company reasonably requests.

Specified Actions

Pursuant to the stockholder’s agreement, as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of the combined company’s common stock, the combined company will not take the following actions without Deutsche Telekom’s prior written consent, which consent Deutsche Telekom may withhold in its sole discretion:

•

create, incur, issue, assume or otherwise become liable for (including through a merger, acquisition or otherwise) or refinance or guarantee any indebtedness (excluding any permitted debt, as defined in the stockholder’s agreement) that would result in the combined company and its subsidiaries, on a consolidated basis, having or being liable for indebtedness in an aggregate principal amount that would result in the debt to cash flow ratio, as defined in the Deutsche Telekom notes indenture, for the combined company’s most recently ended four full fiscal quarters for which financial statements are available to be greater than 5.25 to 1.0 on a pro forma basis as if the additional indebtedness had been incurred at the beginning of such four-quarter period;

•

take any action or enter into any transaction that would reasonably be expected to result in a breach of or default under any credit agreement, indenture, note, or similar instrument or security to which Deutsche Telekom or any of its affiliates is a party or is bound;

•

acquire (including by way of merger, recapitalization, reorganization, liquidation or dissolution) any business, debt or equity interests, operations or assets of any person, or make any investment in or loan to any person, in any single transaction or series of related transactions (excluding the acquisition of products and equipment in the ordinary course of business), for consideration in excess of $1 billion;

•

sell, lease, transfer, encumber (other than permitted liens, as defined in the stockholder’s agreement) or otherwise dispose of (including by way of merger, recapitalization, reorganization, liquidation or dissolution) any division, business, or operations of the combined company or any of its subsidiaries, or any equity interests of the combined company or any of its subsidiaries, in any single transaction or series of related transactions, for consideration in excess of $1 billion;

•	change the size of the combined company’s board;

•

issue any equity or equity-linked securities or other voting securities of the combined company or any of its subsidiaries, in any single transaction or series of related transactions, (i) constituting 10% or more of the then outstanding shares of the combined company’s common stock (other than grants of incentive awards to officers or employees of the combined company or its subsidiaries that are approved by the combined company’s board or the applicable committee thereof or issuances of securities to the combined company or any of its wholly-owned subsidiaries) or (ii) for the purpose of redeeming or purchasing any indebtedness of the combined company held by Deutsche Telekom or its affiliates;

•

(i) except as required in the combined company’s governing documents, repurchase or redeem any equity (or equity-based) securities of the combined company or any of its non-wholly-owned subsidiaries, or (ii) make any extraordinary or in-kind dividend with respect to any of the equity (or equity-based) securities of the combined company or any of its subsidiaries, other than a dividend on a pro rata basis with respect to all stockholders of the combined company, or a dividend to the combined company or any of its wholly-owned subsidiaries; or

•	hire, or terminate without cause, the combined company’s chief executive officer, or agree to do so.

In addition, the combined company will not be permitted to amend its governing documents in any manner that could adversely affect Deutsche Telekom or its rights under the stockholder’s agreement as long Deutsche Telekom beneficially owns 5% or more of the outstanding shares of the combined company’s common stock.

Debt Defaults

Pursuant to the stockholder’s agreement, the combined company will be required to notify Deutsche Telekom any time it is reasonably likely that the combined company will default on any indebtedness with a principal amount greater than $75 million, which we refer to as a potential default. Thereupon, Deutsche Telekom will have the right, but not the obligation, to provide new debt financing to the combined company up to the amount of the indebtedness that is the subject of the potential default plus any applicable prepayment or other penalties, on the same terms and conditions as such indebtedness (together with any waiver of the potential default). If Deutsche Telekom elects to provide the combined company with new debt financing, the combined company must take any actions reasonably requested by Deutsche Telekom (i) to prepare documentation reflecting the terms and conditions of the new debt financing; (ii) to repay the indebtedness that is the subject of the potential default; and (iii) to take any other action necessary or desirable to avert the potential default.

Information

As long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of the combined company’s common stock, the combined company will provide Deutsche Telekom with the following information and consultation rights: (i) Deutsche Telekom will be entitled to consult with the officers of the combined company with respect to the combined company’s business and financial matters, including management’s proposed annual operating plans, and, upon request, members of management will meet with representatives of Deutsche Telekom at mutually agreeable times and places for such consultation, including to review progress in achieving said plans; (ii) the combined company will furnish Deutsche Telekom with such available financial and operating data and other information with respect to the business and properties of the combined company and its subsidiaries as Deutsche Telekom may reasonably request; and (iii) Deutsche Telekom will be entitled to inspect all books and records and facilities and properties of the combined company at reasonable times and intervals.

Subject to the requirements of applicable law, regulations and rules, Deutsche Telekom generally has agreed to, and to cause its representatives and its Deutsche Telekom designees to, keep confidential all information of the combined company and its affiliates obtained by Deutsche Telekom and its Deutsche Telekom designees. Deutsche Telekom also will, and will cause its controlled affiliates, representatives, and directors on the MetroPCS board that are its affiliates to, comply with applicable law regarding insider trading in the combined company’s securities to the extent any of them is in possession of information of the combined company and its affiliates.

Deutsche Telekom also has agreed to use its commercially reasonable efforts to, until the next subsequent filing of the combined company’s Annual Report on Form 10-K, assist the combined company with the integration of T-Mobile and its subsidiaries into the combined company’s internal control structure and procedures for financial reporting compliance with the requirements of Rule 404 of the Sarbanes-Oxley Act.

Director Consent Rights

During the term of the stockholder’s agreement, Deutsche Telekom will not be permitted to, and will be required to cause the Deutsche Telekom designees then serving as directors on the combined company’s board not to, support, enter into or vote in favor of any transaction between, or involving both (A) the combined company and (B) Deutsche Telekom or an affiliate of Deutsche Telekom, unless such transaction is approved by a majority of the directors on the combined company’s board, which majority includes a majority of the directors on the combined company’s board that are not affiliates of Deutsche Telekom. In addition, Deutsche Telekom has agreed that the directors on the combined company’s board that are not affiliates of Deutsche Telekom will direct and make any determinations with respect to the combined company’s post-closing actions relating to the adjustment of consideration under the business combination agreement.

Acquisitions of the Combined Company’s Common Stock

Pursuant to the stockholder’s agreement, Deutsche Telekom and its affiliates will generally be prohibited from acquiring more than 80.1% of the outstanding shares of the combined company’s common stock unless it makes an offer to acquire all of the then remaining outstanding shares of the combined company’s common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the combined company, which is either (i) accepted or approved by the majority of the directors, which majority includes a majority of the directors that are not affiliates of Deutsche Telekom, or (ii) accepted or approved by disinterested stockholders.

Lock-Up Period

Deutsche Telekom will be prohibited from transferring any shares of the combined company’s common stock during the six-month period after the closing.

Transfers of the Combined Company’s Common Stock

Following the lock-up period, Deutsche Telekom and its affiliates may freely transfer any shares of the combined company’s common stock, subject to applicable law, provided that Deutsche Telekom will be prohibited from transferring any shares of the combined company’s common stock in any other transaction that would result in the transferee owning more than 30% of the outstanding shares of the combined company’s common stock unless such transferee offers to acquire all of the then outstanding shares of the combined company’s common stock at the same price and on the same terms and conditions as the proposed transfer.

Registration Rights

The stockholder’s agreement will include certain registration rights for equity securities (including the combined company’s common stock) and debt securities, which we refer to, collectively, as registrable securities, of the combined company beneficially owned by Deutsche Telekom and acquired in connection with the transaction or in the future. The combined company must file a shelf registration statement covering all registrable securities within 30 days after the closing, and Deutsche Telekom generally will have the right to request that the combined company file, from time to time, a registration statement or prospectus supplement to a registration statement (i) with respect to equity securities so long as it owns 5% or more of the combined company’s common stock and (ii) with respect to debt securities so long as it holds any debt securities issued by the combined company.

Notwithstanding the foregoing, Deutsche Telekom will be subject to the following limitations with respect to its registration rights:

•	the expected proceeds from the sale of registrable securities to be included in any requested registration statement or prospectus supplement must be $100 million or greater;

•	with respect to equity securities, Deutsche Telekom must wait 90 days between requests; and

•

the combined company will be entitled to postpone and delay, for reasonable periods of time not in excess of 60 days, and in no event more than twice in any 12-month period, the filing or effectiveness of any such requested registration statement or prospectus supplement, if one or more executive officers of the combined company determines in good faith that any such filing or the offering or sale of any equity securities thereunder would (i) impede, delay or otherwise interfere with any pending or contemplated material acquisition, disposition, corporate reorganization or other similar material transaction involving the combined company, (ii) based upon advice from the combined company’s investment banker or financial advisor, materially and adversely impede, delay or otherwise interfere with any pending or contemplated financing, offering or sale of any class of securities by the combined company, (iii) require disclosure of material non-public information which, if disclosed at such time, would not be in the best interests of the combined company and its stockholders, or (iv) have a material adverse effect on the combined company.

In addition, Deutsche Telekom has piggyback registration rights with respect to any offering initiated by the combined company or any of its other stockholders. These piggyback registration rights will be subject to cutback procedures in the event the piggyback offering is oversubscribed.

Any transferee of Deutsche Telekom who acquires at least 5% of either the registrable equity securities or the registrable debt securities pursuant to a transaction that is not registered under the Securities Act will be entitled to enjoy the same registration rights as Deutsche Telekom as long as the registrable securities held by such transferee may not be sold or disposed of pursuant to Rule 144 without volume limitations at the time when such transferee seeks to exercise its registration rights.

Non-Competition

The stockholder’s agreement will restrict Deutsche Telekom’s ability to compete with the combined company in the United States, Puerto Rico and the territories and protectorates of the United States during the period beginning on the date of the closing and ending on the date that is two years after the date on which Deutsche Telekom beneficially owns less than 10% of the outstanding shares of the combined company’s common stock. Specifically, during such period, neither Deutsche Telekom nor any of its controlled affiliates will be permitted to engage in providing wireless telecommunications services through a facilities-based network in the United States, Puerto Rico and the territories and protectorates of the United States, hold licenses from the FCC related to or necessary to provide such services, act as a reseller, dealer or distributor of such services in the United States, Puerto Rico and the territories and protectorates of the United States, or act as a mobile virtual network operator in the United States, Puerto Rico and the territories and protectorates of the United States. In addition, for the period commencing at the closing and expiring on the first anniversary of the termination of the trademark license in accordance with its terms, Deutsche Telekom may not manufacture, market or distribute any products or services under, or use in any way, the trademark T-MOBILE in connection with any of the activities described in the previous sentence, other than by the combined company and its affiliates in accordance with the terms of the trademark license. The trademark license is more fully described under the section entitled “Summary of Ancillary Agreements—Trademark License” beginning on page 154.

Voting and Support Agreement

Concurrently, and in connection, with entering into the business combination agreement, Deutsche Telekom and Madison Dearborn entered into a voting and support agreement, which we refer to as the support agreement, a form of which is attached as Exhibit E to the business combination agreement and which is incorporated by reference herein in its entirety. The following is a summary of the material provisions of the support agreement. The summary in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the support agreement. This summary does not purport to be complete and may not contain all of the information about the support agreement that is important to you. We encourage you to read carefully the support agreement in its entirety before making any decisions regarding the transaction.

On October 3, 2012, Deutsche Telekom and Madison Dearborn entered into the support agreement in the form attached as Exhibit E to the business combination agreement, pursuant to which, subject to the conditions set forth therein, Madison Dearborn agreed to, among other things, vote all shares of MetroPCS common stock beneficially owned by it, as well as any additional securities which it may acquire or own, (i) in favor of the required MetroPCS stockholder approvals and (ii) against certain third party proposals to acquire MetroPCS and against any other actions that could reasonably be expected to materially impede, interfere with, delay, postpone, discourage or adversely affect the transaction or any other transactions contemplated by the business combination agreement. In addition, Madison Dearborn has agreed to substantially similar non-solicitation restrictions as those imposed upon by MetroPCS pursuant to the business combination agreement.

As of [—], the record date, Madison Dearborn beneficially owned approximately [—]% of the outstanding MetroPCS common stock.

Trademark License

In connection with the completion of the transaction, MetroPCS and Deutsche Telekom will enter into a trademark license, which we refer to as the trademark license. The following is a summary of the material provisions of the trademark license.

Pursuant to the business combination agreement, MetroPCS and Deutsche Telekom have also agreed to enter into the trademark license, pursuant to which the combined company will receive (i) a limited, exclusive, non-revocable and royalty-bearing license to certain T-Mobile trademarks (including Internet domains) for use in connection with telecommunications and broadband products and services in the United States, (ii) a limited, non-exclusive, non-revocable and royalty-bearing license to use certain other trademarks for use in connection with telecommunications and broadband products and services in the United States and (iii) free of charge, the right to use the trademark “T-Mobile” as a name for the combined company. The parties have agreed to finalize the list of licensed trademarks prior to the closing.

Term

The initial term of the trademark license is five years. The trademark license automatically renews for an additional five year term unless the combined company provides notice of its intent not to renew the trademark license. Thereafter, the trademark license automatically renews for subsequent five year periods unless either the combined company or Deutsche Telekom provides 12 months’ notice prior to the expiration of the then-current term. Additionally, the combined company may terminate the trademark license at any time upon prior notice, and Deutsche Telekom can terminate the trademark license if the combined company abandons the trademarks licensed thereunder.

Royalty

The combined company is obligated to pay Deutsche Telekom a royalty in an amount equal to a percentage of the net revenue generated by products and services sold by the combined company under the licensed trademarks. Products and services sold by the combined company under the MetroPCS brand or trademarks owned by the combined company are excluded from the net revenue so long as they are not used in conjunction with the trademarks licensed under the trademark license. On the fifth anniversary of the trademark license, the combined company and Deutsche Telekom have agreed to adjust the royalty rate to the royalty rate found under similar licenses for trademarks in the telecommunication and broadband field in the territory through a binding benchmarking process.

Quality Control Requirements

The trademark license contains certain quality control requirements that the combined company is obligated to maintain. For instance, the combined company is obligated to use the licensed trademarks in accordance with the Deutsche Telekom trademark standards and guidelines and Deutsche Telekom has the right to review representative samples of products that use the licensed trademarks. Further, Deutsche Telekom must approve each advertising campaign that uses the licensed trademarks, whether in print, online or on television. Additionally, the trademark license establishes a brand advisory committee comprising two representatives from the combined company and two representatives from Deutsche Telekom. The brand advisory committee’s purpose is to implement the trademarks standards and guidelines and establish procedures for approving advertising campaigns.

Renegotiation

The combined company and Deutsche Telekom are obligated to negotiate a new trademark license in any of the following events: (i) Deutsche Telekom has 50% or less of the voting power of the outstanding shares of capital stock of the combined company or (ii) any third party owns or controls, directly or indirectly, 50% or more of the voting power of the outstanding shares of capital stock of the combined company, or otherwise has the power to direct or cause the direction of the management and policies of the combined company. If the combined company and Deutsche Telekom fail to agree on a new trademark license, either the combined company or Deutsche Telekom may terminate the trademark license and such termination shall be effective, in the case of clause (i) above, on the third anniversary after notice of termination and, in the case of clause (ii) above, on the second anniversary after notice of termination.

Wind Down

The combined company has the right to continue to sell products under the licensed trademarks for a period of one year after termination or expiration of the trademark license. Additionally, MetroPCS has the right to continue to use advertising materials bearing the licensed trademarks for a period of up to six months after termination or expiration of the trademark license.

Indemnification and Liability Limits

Deutsche Telekom is obligated to indemnify the combined company against trademark infringement claims with respect to certain licensed T-Mobile trademarks and has the right (but not the obligation) to indemnify the combined company against trademark infringement claims with respect to certain other licensed trademarks. If Deutsche Telekom chooses not to defend the combined company against trademark infringement claims with respect to certain other licensed trademarks, the combined company has the right to defend itself against such claim. The combined company is obligated to indemnify Deutsche Telekom against third party claims due to the combined company’s advertising or anti-competitive use by the combined company of the licensed trademarks. Except for indemnification obligations and intentional misconduct, the liability of the combined company and Deutsche Telekom is limited to EUR 1 million per calendar year.

Rights Agreement Amendment

Concurrently, and in connection, with entering into the business combination agreement, MetroPCS entered into the rights agreement amendment, which is attached as Exhibit 4.1 to MetroPCS’ Current Report on Form 8-K filed October 3, 2012 and which is incorporated by reference herein in its entirety. The following is a summary of the material provisions of the rights agreement amendment. The summary in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the rights agreement amendment. This summary does not purport to be complete and may not contain all of the information about the rights agreement amendment that is important to you. We encourage you to read carefully the rights agreement amendment in its entirety before making any decisions regarding the transaction.

On October 3, 2012, MetroPCS entered into Amendment No. 1, which we refer to as the rights agreement amendment, to the Rights Agreement, dated as of March 29, 2007, which we refer to as the rights agreement, by and between MetroPCS and American Stock Transfer & Trust Company, LLC, as Rights Agent. The rights agreement amendment provides that none of the adoption, approval, execution, delivery, announcement or performance of the business combination agreement or related transactions, nor the completion of the transaction, will (i) cause the rights (as defined in the rights agreement) to become exercisable, (ii) cause Deutsche Telekom or any of its affiliates or associates (as such terms are defined in the rights agreement) to become an acquiring person (as defined in the rights agreement) or (iii) give rise to a flip-in-event, a flip-over-event, a triggering event, a distribution date, or a stock acquisition date (as such terms are defined in the rights agreement).

BENEFICIAL OWNERSHIP OF METROPCS’ DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN 5% OF THE OUTSTANDING SHARES OF METROPCS COMMON STOCK

The following table shows the amount of MetroPCS common stock beneficially owned as of October 31, 2012 (unless otherwise indicated) by each person known by MetroPCS to own beneficially more than 5% of the outstanding shares of MetroPCS common stock, by each of MetroPCS’ directors and named executive officers and by all directors and executive officers of MetroPCS as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table. The beneficial ownership information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, each of the persons set forth below has sole voting and investment power with respect to all shares of MetroPCS common stock shown as beneficially owned by them. The number of shares of MetroPCS common stock used to calculate each listed person’s percentage ownership of each such class includes the shares of MetroPCS common stock underlying options or other convertible securities held by such person that are exercisable or vest within 60 days after October 31, 2012.

	Common Stock Beneficially Owned
	Number	Percentage
Directors and Named Executive Officers(1)(17):
Roger D. Linquist (2)	13,391,621	3.58%
Thomas C. Keys (3)	1,803,602	*
J. Braxton Carter (4)	1,062,287	*
Mark A. Stachiw (5)	865,567	*
Dennis T. Currier (6)	118,158	*
W. Michael Barnes (7)	341,463	*
John (Jack) F. Callahan, Jr. (8)	91,232	*
C. Kevin Landry (9)	1,492,400	*
Arthur C. Patterson (10)	5,395,536	1.47%
James N. Perry, Jr. (11)(12)	30,850,744	8.39%
All directors and Named Executive Officers as a group (10 persons)	55,412,610	14.63%

Beneficial Owners of More Than 5%:

BlackRock Inc. (13)	27,210,307	7.40%
40 East 52nd Street
New York, New York 10022
Capital Research Global Investors (14)	19,363,700	5.27%
333 South Hope Street
Los Angeles, CA 90071
Madison Dearborn Capital Partners IV, L.P. (11)(12)	30,581,312	8.32%
Three First National Plaza, Suite 4600
Chicago, IL 60602
Prudential Financial, Inc. (15)	24,452,318	6.65%
751 Broad Street
Newark, New Jersey 07102-3777
Vanguard Group, Inc.(16)	19,968,740	5.43%
100 Vanguard Boulevard
Malvern, PA 19355-2331

*	Represents less than 1%.

(1)	Unless otherwise indicated, the address of each person is c/o MetroPCS Communications, Inc., 2250 Lakeside Blvd., Richardson, Texas 75082.

(2)	Includes 6,773,148 shares of MetroPCS common Stock issuable upon exercise of options and 54,583 shares of restricted stock as granted under the MetroPCS equity incentive compensation plans, 4,863,890 shares of MetroPCS common stock held directly by Mr. Linquist, and 1,700,000 shares of MetroPCS common stock held by THCT Partners, LTD, a partnership with which Mr. Linquist is affiliated, may be deemed to be a member of a “group” under Section 13d-3 of the Exchange Act, and may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Linquist disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in THCT Partners, LTD. Mr. Linquist has dispositive power with respect to the MetroPCS common stock held by THCT Partners, LTD.

(3)	Includes 1,636,410 shares of MetroPCS common stock issuable upon exercise of options and 33,021 shares of restricted stock as granted under the MetroPCS equity incentive compensation plans.

(4)	Includes 951,412 shares of MetroPCS common stock issuable upon exercise of options and 20,313 shares of restricted stock as granted under the MetroPCS equity incentive compensation plans.

(5)	Includes 788,278 shares of MetroPCS common stock issuable upon exercise of options and 13,021 shares of restricted stock as granted under the MetroPCS equity incentive compensation plans.

(6)	Includes 84,790 shares of MetroPCS common stock issuable upon exercise of options and 5,729 shares of restricted stock as granted under the MetroPCS equity incentive compensation plans.

(7)	Includes 306,419 shares of MetroPCS common stock issuable upon exercise of options and 1,500 shares of restricted stock as granted under the MetroPCS equity incentive compensation plans.

(8)	Includes 80,732 shares of MetroPCS common stock issuable upon exercise of options and 1,500 shares of restricted stock as granted under the MetroPCS equity incentive compensation plans.

(9)	Includes 28,000 shares of MetroPCS common stock issuable upon exercise of stock options and 1,500 shares of restricted stock as granted to Mr. Landry under the MetroPCS equity incentive compensation plans and 7,000 shares of MetroPCS common stock held directly by Mr. Landry. All other shares attributed to Mr. Landry are owned directly by TA Atlantic and Pacific V L.P., TA Investors II L.P., TA IX L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P., with which Mr. Landry is affiliated, may be deemed to be a member of a “group” (hereinafter referred to as TA Associates, et al) under Section 13d-3 of the Exchange Act and may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Landry disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in TA Associates, et al.

(10)	Includes 205,556 shares of MetroPCS common stock issuable upon exercise of options and 1,500 shares of restricted stock as granted to Mr. Patterson under the MetroPCS equity incentive compensation plans and 396,162 shares of MetroPCS common stock held directly by Mr. Patterson. All other shares attributed to Mr. Patterson are owned directly by ACP Family Partnership L.P., Ellmore C. Patterson Partners, ACP 2007 Accel-7 GRAT U/A/D 4/2/07 and ACP 2007 Accel-10 GRAT U/A/D 4/2/07, with which Mr. Patterson may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Patterson disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(11)	Includes 258,932 shares of MetroPCS common stock issuable upon exercise of options and 1,500 shares of restricted stock subject as granted to Mr. Perry under the MetroPCS equity incentive compensation plans and 9,000 shares of MetroPCS common stock held directly by Mr. Perry. All other shares attributed to Mr. Perry are owned directly by Madison Dearborn Capital Partners IV, L.P., which we refer to as MDCP IV, and Madison Dearborn Partners IV, L.P., which we refer to as MDP IV. Mr. Perry is a Managing Director of the general partner of MDP IV and a limited partner of MDP IV, and therefore may be deemed to share voting and investment power over such shares and therefore to beneficially own such shares. Mr. Perry disclaims any beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares arising from his interests in MDP IV.

(12)	MDCP IV and MDP IV may be deemed to be a “group” under Section 13d-3 of the Exchange Act and the shares held by MDCP IV may be deemed to be beneficially owned by MDP IV, the sole general partner of MDCP IV. As the sole members of a limited partner committee of MDP IV that has the power, acting by majority vote, to vote or dispose of the shares held directly by MDCP IV, Paul J. Finnegan and Samuel M. Mencoff have shared voting and investment power over such shares. Messrs. Finnegan and Mencoff, and MDP IV each disclaims any beneficial ownership of any shares held by MDCP IV, except to the extent of their respective pecuniary interests therein.

(13)	Based on a Schedule 13F reporting beneficial ownership as of June 30, 2012, BlackRock, Inc. as the parent holding company of the subsidiaries listed in such Schedule 13F, has sole voting power and sole dispositive power over 27,210,307 shares of MetroPCS common stock.

(14)	Based on a Schedule 13G/A reporting beneficial ownership as of October 31, 2012, Capital Research Global Investors, a division of Capital Research and Management Company, which we refer to as CRMC, is deemed to be the beneficial owner of 19,363,700 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(15)	Based on a Schedule 13F reporting beneficial ownership as of June 30, 2012, Prudential Financial, Inc. may have direct or indirect voting and/or investment discretion over 712,032 shares which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential Financial, Inc. is also a Parent Holding Company and the indirect parent of Jennison Associates LLC, which we refer to as Jennison, which separately filed a Schedule 13F reporting beneficial ownership as of June 30, 2012, of 23,740,286 shares held by entities to which it furnishes investment advice. Because Jennison does not file Schedule 13F jointly with Prudential shares of MetroPCS common stock reported by Jennison are not included in the shares reported by Prudential Financial, Inc.

(16)	Based on a Schedule 13F reporting beneficial ownership as of June 30, 2012, Vanguard Group, Inc. is deemed to be the beneficial owner of 19,968,740 shares as a result of Vanguard Group, Inc. (or its affiliate) acting as investment adviser to various investment portfolios.

(17)	Does not include the following number of shares of unvested restricted stock that are not beneficially owned and have no voting and/or investment power, but are held by the following individuals:

Name	Number of Shares
Roger D. Linquist	420,313
Thomas C. Keys	225,000
J. Braxton Carter	180,000
Mark A. Stachiw	107,813
Dennis T. Currier	51,563
W. Michael Barnes	7,500
John (Jack) F. Callahan, Jr.	7,500
C. Kevin Landry	7,500
Arthur C. Patterson	7,500
James N. Perry, Jr.	7,500

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF T-MOBILE

Company Overview

T-Mobile USA, Inc. (“T-Mobile”) is a wireless telecommunications carrier that offers mobile communications services under the T-Mobile brand in the United States, Puerto Rico and the U.S. Virgin Islands. T-Mobile operates its business in one reportable segment. T-Mobile’s service offerings include contract and non-contract (“prepaid”) wireless voice, messaging and data services plans, mobile broadband plans and wholesale wireless services. As of September 30, 2012, T-Mobile provides service to more than 33.3 million customers through its nationwide voice and data networks.

As of September 30, 2012, T-Mobile’s nationwide coverage footprint offers wireless voice, messaging, and data services across a service area covering over 280 million Americans in most metropolitan areas. In addition, T-Mobile has roaming agreements with other mobile communication network operators that allow mobile communications services to be provided beyond the direct coverage area of the T-Mobile network footprint. Services from T-Mobile are provided using the Global System for Mobile Communications (“GSM”), General Packet Radio Service (“GPRS”), Enhanced Data rates for GSM Evolution (“EDGE”), Universal Mobile Telecommunications Systems (“UMTS”) and Evolved High Speed Packet Access (“HSPA+”) technologies. T-Mobile’s network modernization plan will result in the launch of 4G services using Long Term Evolution (“LTE”) technology in areas covering a population of 200 million in 2013.

Customers

T-Mobile generates revenue from three primary categories of customers: branded contract, branded prepaid and wholesale. Branded contract customers generally include customers that activated service on a contract, and branded prepaid customers include customers who generally pay in advance or did not activate service on an annual contract. Wholesale customers include Machine-to-Machine (“M2M”) customers and Mobile Virtual Network Operators (“MVNO”) customers that operate on the T-Mobile network, but are managed by wholesale partners.

Services and Products

T-Mobile offers affordable 4G nationwide wireless communications services through a variety of pricing plans, including contact and no-contract service plans.

In the third quarter of 2011, T-Mobile introduced “Value” plans which bring more choice and value to customers. Value plans provide wireless services without the purchase of, or upfront payment of, a bundled handset. Customers on T-Mobile Value plans benefit from reduced monthly service charges by using an existing compatible device, or by purchasing a device either by paying full price at the point-of-sale or by deferring payments over a 20-month installment contract. Compared to traditional bundled price plans, T-Mobile Value plans result in increased equipment revenue, benefitting net income during the period of activation, while service revenues are lower over the service contract period. In 2012, T-Mobile enhanced its offerings by introducing Unlimited Nationwide 4G Data plans which can be added to any Value or traditional plan and includes nationwide 4G coverage without data caps or overage fees.

In 2011, T-Mobile also introduced “Monthly 4G” plans, a branded prepaid service offering that provides customers with a variety of plan choices including unlimited talk, text and web service on the T-Mobile nationwide 4G network at flat monthly rates without the requirement of an annual contract.

T-Mobile sells services, devices and accessories through T-Mobile owned and operated retail stores and independent third party retail outlets and over the Internet through the T-Mobile website and a variety of third party web locations. T-Mobile sells a wide variety of wireless devices and accessories, including smartphones, wirelessly enabled computers (i.e., notebooks and tablets), and data cards which are manufactured by various suppliers. T-Mobile sells devices directly to consumers, as well as to agents and other third party distributors for resale. Similar to other wireless service providers, some of T-Mobile’s service plans provide customers substantial equipment subsidies to initiate or upgrade service.

Operating Trends

During the three years ended December 31, 2011, T-Mobile has experienced declines in revenues primarily as a result of sustained net losses of branded customers and more significantly, branded contract customers. These declines have been partially offset by growth in average revenue per user (“ARPU”) for branded contract customers, due primarily to strong growth in revenue from data usage as a result of broad and increasing adoption of smartphones by T-Mobile customers. Over the same period, T-Mobile has also experienced declines in operating income and adjusted operating income before depreciation, amortization, impairment and other adjustments (“Adjusted OIBDA”, see “Performance Measures”). These declines were primarily attributable to the declines in revenue and increases in the costs of handsets sold. The increases in costs of handsets sold relates primarily to the increasing number of more expensive smartphones sold.

In response to these trends, T-Mobile launched the “Challenger Strategy” described below and entered into strategic initiatives to transform T-Mobile and improve its operational and financial performance. While T-Mobile continued to face intense competition and declines in branded contract customers and revenues during the nine months ended September 30, 2012, it is starting to see improvements in branded net customer losses and branded contract customer churn following increasing adoption of T-Mobile’s Value plans. In addition, during the nine months ended September 30, 2012, branded prepaid revenues and customers have increased compared to the respective period in 2011, due primarily to strong prepaid customer acquisitions and improved retention following the May 2011 launch of T-Mobile’s Monthly 4G plans. T-Mobile anticipates that its Challenger Strategy and initiatives described below will have a positive impact on future results of operations and cash flows.

Competition

The wireless telecommunications industry is highly competitive and T-Mobile faces substantial and increasing competition in all aspects of its business. T-Mobile’s competitors include a wide range of facilities based carriers such as AT&T Inc. (“AT&T”), Verizon Wireless (“Verizon”), Sprint Nextel Corporation (“Sprint”), MetroPCS Communications, Inc. (“MetroPCS”) and Leap Wireless International, Inc., and a larger number of regional providers of wireless communications services as well as resellers of those services. T-Mobile is the fourth largest wireless carrier in the U.S. and as such lacks the size and scale advantages enjoyed by its three larger competitors, AT&T, Verizon and Sprint.

As discussed in “Operating Trends,” T-Mobile has experienced significant losses of branded contract customers since 2009. In response to these trends, T-Mobile launched the Challenger Strategy that focuses on key strategic initiatives to improve T-Mobile’s business.

Challenger Strategy

In January 2011, T-Mobile announced the launch of the Challenger Strategy which focused on deploying the HSPA+ network, improving the handset portfolio, making smartphones affordable, reducing customer churn, restructuring operations and driving operating efficiencies through programs such as the Company’s Reinvent cost reduction program, as described below. In February 2012, subsequent to the termination of the potential acquisition of T-Mobile by AT&T, T-Mobile announced a reinvigoration of the Challenger Strategy, which included the launch of strategic initiatives for modernization of the T-Mobile network, and plans for additional investment to drive growth in the Business to Business (“B2B”) and MVNO market segments in addition to continuing efforts to reduce churn and drive operating efficiencies.

Network Investment—Core to the T-Mobile Challenger Strategy is the planned investment of $4 billion in network modernization and 4G evolution, which will improve existing voice and data coverage and pave the way for LTE service in 2013. T-Mobile expects to broadly deploy LTE in 2013 to reach over 200 million Americans by the end of that year. The timing for launching LTE allows T-Mobile to take advantage of the latest and most advanced LTE technology infrastructure, improving the overall capacity and performance of T-Mobile’s 4G network, while optimizing spectrum resources. In addition, the timing allows T-Mobile to benefit from a more mature LTE device ecosystem while continuing to meet the growing demand for data with a powerful 4G experience using its HSPA+ network. Nearly 95 percent of T-Mobile device sales in the third quarter of 2012 were 3G and 4G smartphones. As data usage and smartphone adoption accelerate, fewer T-Mobile customers are utilizing 2G services. As a result, T-Mobile is able to re-farm existing spectrum holdings by reducing the amount of 1900 MHz PCS spectrum being used for GSM to deploy HSPA+ 4G services in the PCS band and make room in the Advanced Wireless Services (“AWS”) band for LTE. In addition to creating capacity for LTE deployment on AWS spectrum, transitioning HSPA+ to the PCS band will harmonize the T-Mobile spectrum bands with other U.S. and international carriers which will allow more international data roamers to use the T-Mobile network when visiting the United States, while also increasing device compatibility.

As part of T-Mobile’s Challenger Strategy, T-Mobile also launched the Reinvent program with the goal of driving operational efficiencies and an improved cost structure for T-Mobile and to reinvest a portion of those savings into customer acquisition programs. The Reinvent program is designed to deliver long-term cost-savings of $1.7 billion per year by 2015.

B2B Market Segment Investment—The T-Mobile Challenger Strategy also includes plans for additional investment in the B2B market segment. The B2B market represents a growing area within the wireless telecommunications industry, and includes enterprise and small business customer segments for which revenues have been growing more rapidly than in the consumer space. T-Mobile aims to expand its B2B market share over the next four years through strategic investments that include increasing the B2B sales force, introducing compelling new B2B rate plans (such as new mobile broadband and international data roaming plans), and delivering B2B-enabling systems and solutions.

Churn Reduction—Reducing branded contract customer churn remains a key strategic focus for T-Mobile. The monthly churn rate for T-Mobile branded contract customers has decreased from 2.6% in the third quarter of 2010 to 2.3% in the third quarter of 2012. Reducing churn is a multi-year effort that involves improving many aspects of customer interactions. The following are the key initiatives of the T-Mobile churn reduction efforts:

•	Improving network quality with improved in-home coverage and overall modernization

•	Improving customers’ sales and onboarding experience

•	Providing customers with incentives to renew contracts

•	Ensuring customers are on the right rate plan to most effectively meet their needs

T-Mobile anticipates higher churn rates in the fourth quarter of 2012 as a result of multiple factors, including a large number of customer contracts expiring and competitive pressures related to the launch of new competitive devices and increasing spend on promotions by competitors.

Acquisitions and Dispositions

In December 2011, Deutsche Telekom AG (“Deutsche Telekom”), T-Mobile’s parent company, acquired the right to the transfer of spectrum licenses from AT&T as part of the break-up consideration in connection with the termination of the proposed acquisition of T-Mobile by AT&T. In May 2012, T-Mobile obtained the spectrum licenses from Deutsche Telekom in a non-cash transaction in return for satisfaction of $1.2 billion in accounts receivable from affiliates. This transfer provided T-Mobile with AWS mobile spectrum in 128 service areas, including 12 of the top 20 metropolitan areas.

In September 2012, T-Mobile completed a spectrum license transaction with Verizon for the purchase and exchange of certain AWS spectrum licenses in 218 service areas across the U.S. The transaction improves T-Mobile’s spectrum position in 15 of the top 25 metropolitan areas in the U.S. and realigns its existing spectrum holdings. Both of these transactions provide T-Mobile with critical AWS spectrum, enhancing network capacity as well as network performance, and allowing T-Mobile to meet the growing consumer demand for 4G mobile broadband.

In September 2012, T-Mobile entered into definitive agreements with Crown Castle International (“CCI”) regarding the sale of rights to operate approximately 7,200 wireless communication towers owned by T-Mobile. The transaction is expected to close during the fourth quarter of 2012. The expected net proceeds of approximately $2.4 billion will be distributed to T-Mobile’s parent company, Deutsche Telekom. Under the terms of the transaction, CCI will acquire the sole rights to operate and market the wireless communication towers and options to acquire the towers at the end of their respective lease terms. T-Mobile will lease back and continue to have rights to space on the towers required to operate T-Mobile’s wireless communication equipment. The master lease agreement governing the lease-back of tower space provides T-Mobile with an initial term and several optional renewals at lease rentals that are consistent with those it has for its remaining co-location sites.

Results of Operations

In this section, T-Mobile discusses the overall results of its consolidated operations.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

Set forth below is a summary of certain financial information for the periods indicated:

	Year Ended December 31,
	2011	2010	Change
	(in millions)
Revenues
Branded contract revenues	$16,230	$16,538	(2)%
Branded prepaid revenues	1,307	1,384	(6)%
Wholesale revenues	443	199	**
Roaming and other service revenues	501	612	(18)%

Total service revenues	18,481	18,733	(1)%
Equipment sales	1,901	2,404	(21)%
Other revenues	236	210	12%

Total revenues	20,618	21,347	(3)%

Operating expenses
Network costs, excluding depreciation and amortization	4,952	4,895	1%
Cost of equipment sales	3,646	4,237	(14)%
Customer acquisition, excluding depreciation and amortization	3,185	3,205	(1)%
General and administrative, excluding depreciation and amortization	3,543	3,535	0%
Depreciation and amortization	2,982	2,773	8%
Impairment charges	6,420	—	**
Other, net	169	(3)	**

Total operating expenses	24,897	18,642	34%

Operating (loss) income	(4,279)	2,705	**

Other (expense) income
Interest expense to affiliates	(670)	(556)	21%
Income tax benefit (expense)	216	(822)	**
Other, net	15	30	(50)%

Net (loss) income	$(4,718)	$1,357	**

**	Not meaningful

Branded Contract Revenues. Branded contract revenues decreased by $308 million, or 2%, to $16.2 billion for the year ended December 31, 2011 from $16.5 billion for the year ended December 31, 2010. The decrease was primarily attributable to declines in the number of branded contract customers, which decreased by 9% during 2011. This decrease in revenues was partially offset by increased data revenues from customer adoption of data plans and a more robust offering of 3G/4G wireless devices. Smartphone customers accounted for 40% of total branded customers at the end of 2011, up from 28% at the end of 2010. In the fourth quarter of 2010, T-Mobile began directly providing handset insurance services, resulting in branded contract revenues of $627 million for the year ended December 31, 2011 and $114 million for the portion of the year ended December 31, 2010. Previously, handset insurance was provided through a third party insurance provider and respective revenues from sales of replacement handsets to the insurance provider were recorded in equipment sales, and commissions earned related to sales of handset insurance were reported within roaming and other service revenues. In addition, the introduction of reconnection fees in the third quarter of 2011 positively impacted branded contract revenues by approximately $171 million in 2011.

Branded Prepaid Revenues. Branded prepaid revenues decreased by $77 million, or 6%, to $1.3 billion for the year ended December 31, 2011 from $1.4 billion for the year ended December 31, 2010. The decrease was primarily attributable to the decline in the average number of branded prepaid customers due to the strategic phase-out of certain prepaid products, primarily the “FlexPay No Contract” product, due to the higher churn rates from these products. In 2011, T-Mobile introduced flat rate Monthly 4G plans and grew data revenues through rising sales of prepaid data plans, which helped partially offset the decline in branded prepaid revenue.

Wholesale Revenues. Wholesale revenues increased by $244 million to $443 million for the year ended December 31, 2011 from $199 million for the year ended December 31, 2010. The increase was primarily attributable to growth in MVNO customers in 2011 compared to 2010. M2M revenues remained consistent in 2011 and 2010.

Roaming and Other Service Revenues. Roaming and other service revenues decreased by $111 million, or 18%, to $501 million for the year ended December 31, 2011 from $612 million for the year ended December 31, 2010. The decrease was primarily the result of changes to the handset insurance program, resulting in T-Mobile selling and providing handset insurance services to customers directly rather than having the services provided through a third party. As a result of this change, commencing in the fourth quarter of 2010, all revenues for the handset insurance program have been recorded in branded contract revenues as described above. In 2010, T-Mobile recorded $73 million in roaming and other service revenues related to handset insurance program services billing and other service fees paid to T-Mobile by the third party handset insurance provider.

Equipment Sales. Equipment sales decreased by $503 million, or 21%, to $1.9 billion for the year ended December 31, 2011 from $2.4 billion for the year ended December 31, 2010. The decline was primarily due to a 23% decrease in handset unit sales volumes year over year, partially offset by higher average revenues per handset sold driven by increased smartphone adoption. In addition, in the fourth quarter of 2010, T-Mobile began directly providing handset insurance services which had previously been provided through a third party. As a result of this change, commencing in the fourth quarter of 2010, all revenues related to the handset insurance program were recorded in branded contract revenues, as described above. In 2010, T-Mobile recorded $149 million in equipment sales for the handset insurance program for handsets sold to the third party provider to fulfill handset insurance claims from T-Mobile’s customers.

Other Revenues. Other revenues increased by $26 million to $236 million for the year ended December 31, 2011 from $210 million for the year ended December 31, 2010. The increase is primarily due to higher cell site co-location rental income.

Network Costs. Network costs, excluding depreciation and amortization, increased by $57 million, or 1%, to $5.0 billion for the year ended December 31, 2011 from $4.9 billion for the year ended December 31, 2010. The increase was primarily attributable to higher fixed line costs and lease expense related to upgrading the mobile network to HSPA+.

Cost of Equipment Sales. Cost of equipment sales decreased by $591 million, or 14%, to $3.6 billion for the year ended December 31, 2011 from $4.2 billion for the year ended December 31, 2010. The decrease was primarily attributable to lower handset unit sales volumes. Also contributing to the decrease in cost of equipment sales was the impact of directly providing handset insurance services which had previously been provided by a third party as described above. Prior to the fourth quarter of 2010, T-Mobile’s handset insurance services were provided by a third party, therefore, handsets used to fulfill T-Mobile’s customers insurance claims were sold to the third party. The decrease in sales volumes was partially offset by a higher average cost per handset driven by increased smartphone adoption.

Customer Acquisition. Customer acquisition, excluding depreciation and amortization, remained relatively consistent at approximately $3.2 billion for each of the years ended December 31, 2011 and 2010. Lower commission costs, driven by fewer branded gross customer additions, were largely offset by higher advertising costs associated with marketing T-Mobile’s 4G HSPA+ network.

General and Administrative. General and administrative, excluding depreciation and amortization expense, remained relatively consistent year over year and was approximately $3.5 billion for the years ended December 31, 2011 and 2010. The slight increase in 2011 compared to 2010 was primarily due to higher bad debt expense associated with new products, such as deposit products, and changes in customer mix toward subprime customers that have higher delinquency rates. This increase was partially offset by lower employee-related costs due in part to fewer customer support employees driven by lower customer care call volumes. In addition, the effects of ongoing cost management programs in 2011 helped control expense growth.

Depreciation and Amortization. Depreciation and amortization expense increased by $209 million, or 8%, to $3.0 billion for the year ended December 31, 2011 from $2.8 billion for the year ended December 31, 2010. The increase in depreciation expense in 2011 compared to 2010 was associated with the build out of the T-Mobile 4G HSPA+ network. In addition, as a result of a study performed over the useful lives of property and equipment, T-Mobile increased the useful lives of certain asset classes effective January 1, 2010, resulting in a reduction of depreciation of approximately $268 million for the year ended December 31, 2010 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of T-Mobile—Critical Accounting Policies and Estimates”).

Impairment Charges. Impairment charges of $6.4 billion were recorded for the year ended December 31, 2011 as a result of T-Mobile’s annual assessment for impairment of goodwill and other indefinite-lived assets. The impairment charges were recorded on goodwill and spectrum licenses in the amounts of $3.9 billion and $2.5 billion, respectively. In step one of the 2011 goodwill impairment test, the carrying value of the reporting unit was determined to exceed its fair value due to T-Mobile experiencing legal and regulatory challenges against a planned sale of the reporting unit, customer declines and lower service revenues, which resulted in a reduction in the estimated fair value of the reporting unit as compared to the 2010 estimate of fair value. As the estimated fair value of the reporting unit was lower than its carrying value, T-Mobile performed the second step of the impairment test, as described in Note 2 to the T-Mobile consolidated financial statements for the three years ended December 31, 2011, and recognized the non-cash impairment charge of $3.9 billion as described above. In its annual impairment test of spectrum licenses for 2011 T-Mobile estimated the fair value using the Greenfield approach, which is an income approach. Due to adverse changes in the competitive landscape and regulatory environment in 2011, T-Mobile’s management changed its assumptions on which market participants would be able to transact for the asset leading to declines in the estimated cash flows used to value the spectrum licenses. At December 31, 2011, the estimated fair value of the spectrum licenses was lower than its carrying value therefore T-Mobile recognized the impairment charge of $2.5 billion as described above. There was no impairment recorded for the year ended December 31, 2010. For further discussion on the impairment charges and the annual assessment for impairment of goodwill and other indefinite-lived assets, see Note 6 to the T-Mobile consolidated financial statements for the year ended December 31, 2011.

Other, net. Other, net operating expenses of $169 million were recorded for the year ended December 31, 2011. These costs were primarily related to employee-related costs associated with the proposed acquisition of T-Mobile by AT&T, which was terminated in December 2011.

Interest Expense to Affiliates. Interest expense increased by $114 million, or 21%, to $670 million for the year ended December 31, 2011 from $556 million for the year ended December 31, 2010. The increase in interest expense was a result of higher average debt balances with Deutsche Telekom, which are included in payables due to affiliates. In the fourth quarter of 2010, T-Mobile acquired additional debt from Deutsche Telekom of approximately $5.2 billion, which resulted in higher interest expense in 2011.

Income Tax Benefit (Expense). Income tax benefit was $216 million for the year ended December 31, 2011 compared to income tax expense of $822 million for the year ended December 31, 2010. The decrease in income tax expense of $1.0 billion in 2011 was primarily due to the impairment charges on spectrum licenses recorded in 2011, as described above. The effective tax rate in 2011 was 4.4% compared to 37.8% in 2010. The decrease in the effective tax rate in 2011 compared to 2010 was primarily due to the impairment charges recorded in 2011.

Net (Loss) Income. Net loss was $4.7 billion for the year ended December 31, 2011 compared to net income of $1.4 billion for the year ended December 31, 2010. The change from net income to net loss from 2010 to 2011 was a result of the $6.4 billion impairment charges recorded on goodwill and spectrum licenses, which was partially offset by the related income tax benefit of $1.0 billion for the year ended December 31, 2011.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Set forth below is a summary of certain financial information for the periods indicated:

	Year Ended December 31,
	2010	2009	Change
	(in millions)
Revenues
Branded contract revenues	$16,538	$16,750	(1)%
Branded prepaid revenues	1,384	1,488	(7)%
Wholesale revenues	199	59	**
Roaming and other service revenues	612	663	(8)%

Total service revenues	18,733	18,960	(1)%
Equipment sales	2,404	2,403	—
Other revenues	210	168	25%

Total revenues	21,347	21,531	(1)%

Operating expenses
Network costs, excluding depreciation and amortization	4,895	4,936	(1)%
Cost of equipment sales	4,237	3,856	10%
Customer acquisition, excluding depreciation and amortization	3,205	3,382	(5)%
General and administrative, excluding depreciation and amortization	3,535	3,442	3%
Depreciation and amortization	2,773	2,859	(3)%
Other, net	(3)	—	**

Total operating expenses	18,642	18,475	1%

Operating income (loss)	2,705	3,056	(11)%

Other income (expense)
Interest expense to affiliates	(556)	(740)	(25)%
Income tax expense	(822)	(860)	(4)%
Other, net	30	20	50%

Net income	$1,357	$1,476	(8)%

**	Not meaningful

Branded Contract Revenues. Branded contract revenues decreased by $212 million, or 1%, to $16.5 billion for the year ended December 31, 2010 from $16.8 billion for the year ended December 31, 2009. The decrease was primarily attributable to declines in the number of branded contract customers, which decreased by 4% during 2010. The decline in branded contract revenues was partially offset by a 22% increase in branded contract data revenues from greater customer adoption of data plans.

Branded Prepaid Revenues. Branded prepaid revenues decreased by $104 million, or 7%, to $1.4 billion for the year ended December 31, 2010 from $1.5 billion for the year ended December 31, 2009. The decrease was primarily attributable to the decline in the average number of branded prepaid customers, which decreased nearly 5% in 2010 compared to 2009.

Wholesale Revenues. Wholesale revenues increased by $140 million, to $199 million for the year ended December 31, 2010 from $59 million for the year ended December 31, 2009. The increase was primarily attributable to growth of MVNO customers.

Roaming and Other Service Revenues. Roaming and other service revenues decreased by $51 million, or 8%, to $612 million for the year ended December 31, 2010 from $663 million for the year ended December 31, 2009. The decrease was primarily due to roaming revenues from customers of international roaming partners using T-Mobile’s network.

Equipment Sales. Equipment sales remained relatively consistent year over year and were $2.4 billion for the years ended December 31, 2010 and 2009. The quantity of handset units sold and the average price per handset sold remained comparable year over year.

Other Revenues. Other revenues increased by $42 million to $210 million for the year ended December 31, 2010 from $168 million for the year ended December 31, 2009. The increase is primarily due to higher cell site co-location rental income.

Network Costs. Network costs, excluding depreciation and amortization, decreased slightly by $41 million, or 1%, and totaled approximately $4.9 billion for each of the years ended December 31, 2010 and 2009. The decrease in network costs was primarily attributable to lower roaming expenses offset by higher fixed line costs and lease expense related to operating the T-Mobile HSPA+ network.

Cost of Equipment Sales. Cost of equipment sales increased by $381 million, or 10%, to $4.2 billion for the year ended December 31, 2010 from $3.9 billion for the year ended December 31, 2009. The increase was primarily attributable to higher average costs per handset sold compared with the prior year driven by increasing adoption of higher cost smartphone devices.

Customer Acquisition. Customer acquisition, excluding depreciation and amortization, decreased by $177 million, or 5%, to $3.2 billion for the year ended December 31, 2010 from $3.4 billion for the year ended December 31, 2009. This decrease was primarily attributable to reductions in advertising expenses as a result of cost savings initiatives. In addition, lower commission costs resulting from fewer branded customer gross additions contributed to the decrease in customer acquisition expense.

General and Administrative. General and administrative, excluding depreciation and amortization, increased by $93 million, or 3%, to $3.5 billion for the year ended December 31, 2010 from $3.4 billion for the year ended December 31, 2009. The increase was primarily attributable to higher bad debt expense related to certain products introduced in 2010 and increased commissions related to customer retention initiatives, partially offset by lower customer service outsourcing expenses.

Depreciation and Amortization. Depreciation and amortization decreased by $86 million, or 3%, to $2.8 billion for the year ended December 31, 2010 from $2.9 billion for the year ended December 31, 2009. The decrease was the result of changes in useful life assumptions for certain asset classes effective January 1, 2010 based upon results of an asset life study, which resulted in increases to the useful lives for certain assets. This decrease was partially offset by additional depreciation on assets acquired and put into service in connection with the build out of the HSPA+ network in 2010.

Interest Expense to Affiliates. Interest expense decreased by $184 million, or 25%, to $556 million for the year ended December 31, 2010 from $740 million for the year ended December 31, 2009. The decrease was primarily attributable to lower average debt balances with Deutsche Telekom, which are included in payables due to affiliates in the consolidated financial statements.

Income Tax Expense. Income tax expense was $822 million and $860 million for the years ended December 31, 2010 and December 31, 2009, respectively. The decrease in income tax expense of $38 million was primarily driven by lower net income before income taxes for 2010 compared to 2009. The effective tax rate was 37.8% and 36.9% for the years ended December 31, 2010 and December 31, 2009, respectively.

Net Income. Net income decreased $119 million, or 8%, to approximately $1.4 billion for the year ended December 31, 2010 from approximately $1.5 billion for the year ended December 31, 2009. The decrease in net income was driven by the factors described above.

Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011

Set forth below is a summary of certain financial information for the periods indicated:

	Nine Months Ended September 30,
	2012	2011	Change
	(in millions)
Revenues
Branded contract revenues	$11,105	$12,264	(9)%
Branded prepaid revenues	1,241	957	30%
Wholesale revenues	407	315	29%
Roaming and other service revenues	333	380	(12)%

Total service revenues	13,086	13,916	(6)%
Equipment sales	1,524	1,352	13%
Other revenues	200	171	17%

Total revenues	14,810	15,439	(4)%

Operating expenses
Network costs, excluding depreciation and amortization	3,515	3,750	(6)%
Cost of equipment sales	2,456	2,772	(11)%
Customer acquisition, excluding depreciation and amortization	2,323	2,364	(2)%
General and administrative, excluding depreciation and amortization	2,681	2,643	1%
Depreciation and amortization	2,391	2,221	8%
Impairment charges	8,134	—	**
Restructuring costs	90	—	**
Other, net	(136)	64	**

Total operating expenses	21,454	13,814	55%

Operating (loss) income	(6,644)	1,625	**

Other income (expense)
Interest expense to affiliates	(487)	(481)	1%
Income tax expense	(272)	(469)	(42)%
Other, net	75	4	**

Net (loss) income	$(7,328)	$679	**

**	Not meaningful

Branded Contract Revenues. Branded contract revenues decreased by $1.2 billion, or 9%, to $11.1 billion for the nine months ended September 30, 2012 from $12.3 billion for the nine months ended September 30, 2011. The decrease was primarily attributable to the 10% decline in the number of branded contract customers from September 30, 2011 to September 30, 2012. Branded contract revenues were also negatively impacted by the growth in Value plans. Compared to traditional bundled price plans, Value plans result in recording lower service revenues over the service contract period, while recognizing higher equipment revenues at the time of the sale as Value plans do not include subsidized (discounted) handsets. These decreases were partially offset by a $137 million, or 4%, increase in data revenues from customer adoption of data plans and a more robust offering of 3G/4G devices. Smartphone customers accounted for 57% of total branded contract customers at the end of

September 2012, up from 44% at the end of September 2011. In addition, T-Mobile introduced reconnection fees in the third quarter of 2011, which totaled $182 million and $87 million for the nine months ended September 30, 2012 and 2011, respectively.

Branded Prepaid Revenues. Branded prepaid revenues increased by $284 million, or 30%, to $1.2 billion for the nine months ended September 30, 2012 from $957 million for the nine months ended September 30, 2011. The increase was primarily attributable to growth in branded prepaid customers driven by the success of Monthly 4G plans, which were introduced in the second quarter of 2011.

Wholesale Revenues. Wholesale revenues increased by $92 million, or 29%, to $407 million for the nine months ended September 30, 2012 from $315 million for the nine months ended September 30, 2011. The increase was primarily attributable to growth in MVNO customers during 2012.

Roaming and Other Service Revenues. Roaming and other service revenues decreased by $47 million, or 12%, to $333 million for the nine months ended September 30, 2012 from $380 million for the nine months ended September 30, 2011. The decrease was primarily attributable to lower roaming data revenues due to rate reductions with certain roaming partners.

Equipment Sales. Equipment sales increased by $172 million, or 13%, to $1.5 billion for the nine months ended September 30, 2012 from $1.4 billion for the nine months ended September 30, 2011. The increase was primarily attributable to sales program changes in connection with T-Mobile Value plans. Sales of handsets in connection with T-Mobile Value plans result in higher equipment revenues compared to traditional bundled price plans, because handsets are sold separately and are discounted less at point of sale. Additionally, smartphone sales growth contributed to the year over year increase in equipment sales as smartphones have higher revenue per unit sold compared to other phones.

Network Costs. Network costs excluding depreciation and amortization decreased by $235 million, or 6%, to $3.5 billion for the nine months ended September 30, 2012 from $3.8 billion for the nine months ended September 30, 2011. The decrease was primarily attributable to lower roaming expenses related to a decline in customer base and associated usage compared to the nine months ended September 30, 2011.

Cost of Equipment Sales. Cost of equipment sales decreased by $316 million, or 11%, to $2.5 billion for the nine months ended September 30, 2012 from $2.8 billion for the nine months ended September 30, 2011. The decrease was primarily attributable to lower handset unit sales volumes, which decreased 12% year over year.

Customer Acquisition. Customer acquisition excluding depreciation and amortization decreased by $41 million, or 2%, to $2.3 billion for the nine months ended September 30, 2012 from $2.4 billion for the nine months ended September 30, 2011. The decrease was primarily attributable to lower commissions expense on fewer customer gross additions partially offset by an increase in advertising expense.

General and Administrative. General and administrative, excluding depreciation and amortization increased slightly to $2.7 billion for the nine months ended September 30, 2012 from $2.6 billion for the nine months ended September 30, 2011. The slight increase was primarily attributable to higher bad debt expense partially offset by lower employee-related expenses driven by a reduction in workforce as a result of restructuring initiatives, which were implemented in the first half of 2012.

Depreciation and Amortization. Depreciation and amortization increased by $170 million, or 8%, to $2.4 billion for the nine months ended September 30, 2012 from $2.2 billion for the nine months ended September 30, 2011. The increase was due to accelerated depreciation recorded on equipment to be replaced in connection with the network modernization efforts.

Impairment Charges. An impairment charge of $8.1 billion was recorded on goodwill for the nine months ended September 30, 2012 (see Note 5 to the T-Mobile condensed consolidated financial statements for the nine months ended September 30, 2012). T-Mobile assesses the carrying value of its goodwill and other indefinite-lived intangible assets (spectrum licenses) for potential impairment annually as of December 31 or more frequently if events or changes in circumstances indicate that such assets might be impaired. On October 3, 2012, Deutsche Telekom and MetroPCS announced the business combination agreement, which provides for the combination of T-Mobile and MetroPCS. Under the terms of the business combination agreement, Deutsche Telekom will receive 74% of the fully-diluted shares of common stock of the combined company (calculated pursuant to the business combination agreement) in exchange for its contribution of all of T-Mobile’s common stock. T-Mobile determined that the announced transaction was a triggering event for a goodwill impairment assessment. The fair value of T-Mobile implied by using the market value of MetroPCS and the exchange terms contemplated in the business combination agreement was less than the carrying amount, including goodwill, of the T-Mobile’s single reporting unit as of September 30, 2012. T-Mobile used the fair value implied by the transaction to estimate the fair value of the reporting unit in step one of its goodwill impairment test. Because the first step in the impairment process indicated that the carrying value exceeded the fair value of the reporting unit as of September 30, 2012, T-Mobile performed the second step in the goodwill impairment test. As a result of the second step impairment analysis, T-Mobile concluded that the implied goodwill was $0, and recognized a non-cash impairment charge of $8.1 billion for the nine months ended September 30, 2012. T-Mobile attributes this impairment to the business impacts from the highly competitive environment in the U.S. wireless telecommunications industry and the ongoing challenges in attracting and retaining branded contract customers. No impairment charges were incurred in the nine months ended September 30, 2011.

Restructuring Costs. Restructuring costs of $90 million were recorded in the nine months ended September 30, 2012. During the nine months ended September 30, 2012, T-Mobile consolidated call center operations from 24 to 17 facilities and also restructured and optimized operations in other parts of the business in order to strengthen T-Mobile’s competiveness in the U.S. marketplace. No restructuring costs were incurred during the nine months ended September 30, 2011.

Other, net. Other, net in the operating expenses section reflects the net effect of transaction related gains and costs. The nine months ended September 30, 2012 reflected a net gain of $136 million compared to net cost of $64 million for the nine months ended September 30, 2011. The net gain for the nine months ended September 30, 2012 primarily relates to a gain recorded on an AWS spectrum license exchange, partially offset by expenses associated with the terminated AT&T acquisition of T-Mobile. The net costs recorded during the nine months ended September 30, 2011 primarily related to employee costs associated with the terminated AT&T acquisition of T-Mobile.

Interest Expense to Affiliates. Interest expense was consistent at $487 million for the nine months ended September 30, 2012 compared to $481 million for the nine months ended September 30, 2011.

Income Tax Expense. Income tax expense was $272 million and $469 million for the nine months ended September 30, 2012 and 2011, respectively. The decrease in income tax expense for the nine months ended September 30, 2012 compared to the same period in 2011 was primarily due to tax benefit recorded on goodwill impairment in 2012. The effective tax rate was (3.9)% and 40.8% for the nine months ended September 30, 2012 and 2011, respectively. The decrease in the effective tax rate for the nine months ended September 30, 2012 compared to the same period in 2011 was primarily due to the goodwill impairment recorded in 2012.

Net (Loss) Income. Net loss was $7.3 billion for the nine months ended September 30, 2012 compared to net income of $679 million for the nine months ended September 30, 2011. The change from net income to net loss was a result of the $8.1 billion impairment charge recorded on goodwill for the nine months ended September 30, 2012.

Critical Accounting Policies and Estimates

The following discussion and analysis of T-Mobile’s financial condition and results of operations are based upon the T-Mobile consolidated financial statements, which have been prepared in accordance with GAAP. You should read this discussion and analysis in conjunction with the T-Mobile consolidated financial statements and the related notes thereto contained elsewhere in this proxy statement. The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of the financial statements. T-Mobile bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

T-Mobile believes the following critical accounting policies affect the more significant judgments and estimates used in the preparation of the T-Mobile consolidated financial statements.

Allowances for Uncollectible Accounts

T-Mobile maintains an allowance for estimated losses resulting from the failure of customers to make required payments. When determining the allowance, T-Mobile considers the probability of recovery based on past experience taking into account current collection trends and general economic factors. Collection risks are assessed for each type of receivable based upon historical and expected write-offs, net of recoveries, and an analysis of the aged accounts receivable balances with reserves generally increasing as the receivable ages. To the extent that actual loss experience differs significantly from historical trends or assumptions, the required allowance amounts could differ from the estimate. Total allowance for uncollectible accounts receivable as of September 30, 2012 and December 31, 2011 was approximately 13.2% and 11.3%, respectively, of the total amount of gross accounts receivable, including long-term accounts receivable. A 10% change in the amount estimated to be uncollectible as of December 31, 2011, would result in a corresponding change in bad debt expense of approximately $25 million.

Depreciation

The depreciation of assets, including underlying management estimates of useful lives, is described in Note 5 to the T-Mobile consolidated financial statements for the three years ended December 31, 2011. Depreciable life studies are performed periodically to confirm the appropriateness of depreciable lives for certain categories of property and equipment. These studies take into account actual usage, physical wear and tear, replacement history and assumptions about technology evolution. When these factors indicate that an asset’s useful life is different from the previous assessment, the remaining book values are depreciated prospectively over the adjusted remaining estimated useful life.

As a result of a study performed by T-Mobile over the useful lives of its property and equipment, T-Mobile increased the useful lives of certain asset classes effective January 1, 2010, resulting in a reduction of depreciation of approximately $268.0 million for the year ended December 31, 2010. There were no changes in useful lives as a result of depreciable life studies for the nine month period ended September 30, 2012 or the years ended December 31, 2011 or 2009. In connection with an assessment of the reasonably assured lease term of cell site leases T-Mobile shortened useful life assumptions for certain long-lived assets tied to cell sites effective July 1, 2010 resulting in approximately $76.0 million additional depreciation expense in the year ended December 31, 2010.

Evaluation of Goodwill and Indefinite-Lived Intangible Assets for Impairment

T-Mobile assesses the carrying value of goodwill and other indefinite-lived intangible assets (including spectrum licenses) for potential impairment annually as of December 31 or more frequently if events or changes in circumstances indicate that such assets might be impaired. Indicators of impairment include the impacts of significant adverse changes in legal factors, market and economic conditions, T-Mobile’s operational performance and ability to achieve strategic plans, actions by regulators, changes in competition and market share, the potential for the sale or disposal of all or a significant portion of the T-Mobile business, and possible significant adverse changes to the cost or continued availability of capital for the expansion and enhancement of the T-Mobile wireless network.

T-Mobile uses a two-step process to determine a possible impairment of goodwill. In the first step, T-Mobile compares the fair value of the reporting unit, calculated using a market approach and/or a discounted cash flow method, to its carrying value. When using a discounted cash flow method, the future cash flow assumptions are based upon T-Mobile’s estimates of revenues, OIBDA margin and a long-term growth rate taking into consideration expected industry and market conditions. The resulting cash flows are then discounted using a weighted average cost of capital reflecting the risks associated with the business and the projected cash flows. T-Mobile evaluates each significant assumption, both individually and in the aggregate, to determine the reasonableness of the fair value of the reporting unit. If the carrying amount of the reporting unit exceeds the fair value, the second step of the test is performed to measure the amount of impairment loss, if any.

In the second step, T-Mobile determines the fair values of all of the assets and liabilities of the reporting unit, including those that currently may not be recorded. The excess of the fair value of the reporting unit over the sum of the fair value of all of those assets and liabilities represents the implied goodwill amount, which is then compared to the recorded goodwill. If the implied fair value of goodwill is lower than the carrying amount of goodwill, then an impairment loss is recognized.

T-Mobile tests its spectrum licenses for impairment on an aggregate basis, consistent with the management of the overall business at a national level. T-Mobile estimates the fair value of the licenses using the Greenfield approach, which is an income approach that estimates the price at which an orderly transaction to sell the asset would take place between market participants at the measurement date under current market conditions. The Greenfield approach values the licenses by calculating the cash flow generating potential of a hypothetical start-up company that goes into business with no assets except the asset to be valued (in this case, licenses). The value of the licenses can be considered as equal to the present value of the cash flows of this hypothetical start-up company. T-Mobile bases the assumptions underlying the Greenfield approach on a combination of market participant data and T-Mobile’s historical results, trends and business plans. Future cash flows in the Greenfield approach are based on estimates and assumptions of market participant revenues, OIBDA margin, network build-out period, and a long-term growth rate for a market participant taking into consideration expected industry and market conditions. The cash flows are discounted using a weighted average cost of capital reflecting the risks associated with the business and the projected cash flows. If the carrying amount of spectrum licenses exceeds the fair value, an impairment loss is recognized.

The valuation approaches utilized to estimate fair value for the purposes of the T-Mobile impairment tests of goodwill and spectrum licenses require the use of assumptions and estimates, which involve a degree of uncertainty, including primarily revenues, OIBDA margins and long-term growth rates. If actual results or future expectations are not consistent with the assumptions, this may result in the recording of significant impairment charges on goodwill or spectrum licenses. The most significant assumptions within the valuation models are the discount rate, revenues, OIBDA margins and the long-term growth rate. As a result of an impairment test performed as of September 30, 2012, T-Mobile recorded an impairment charge on goodwill. For further discussion of the impairment test performed as of September 30, 2012 and the impairment charge recorded, see Note 5 to the T-Mobile condensed consolidated financial statements for the nine month period ended September 30, 2012. As the result of the annual impairment test in 2011, T-Mobile recorded impairment charges on goodwill and spectrum licenses. For further discussion of the annual impairment test and impairment charges recorded for the year ended December 31, 2011, see Notes 2 and 6 to the T-Mobile consolidated financial statements for the three years ended December 31, 2011.

Fair Value of Financial Instruments

T-Mobile accounts for certain assets and liabilities at fair value. Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the Company uses a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 – Observable inputs that reflect quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than the quoted prices in active markets that are observable either directly or indirectly, and;

Level 3 – Unobservable inputs for which there is little or no market data, which require the Company to develop its own assumptions.

As of December 31, 2011 and September 30, 2012, T-Mobile did not have any significant assets or liabilities balances categorized as Level 3 in the three-tier hierarchy. As of December 31, 2010, the only asset for which the fair value measurement is classified as Level 3 in the three-tier hierarchy was T-Mobile’s investments in auction rate securities, which is disclosed in Note 10 of the T-Mobile consolidated financial statements for the three years ended December 31, 2011. T-Mobile used a discounted cash flow valuation model and an internal analysis by management of other-than-temporary impairment factors to determine the fair value. The estimates and assumptions include terms, credit rating, management’s assumptions regarding expected liquidation rate, other market transactions and information received by third party brokers.

Derivative instruments are recorded on the balance sheet at their fair values and are classified as Level 2 in the three-tier value hierarchy. T-Mobile’s derivative instruments are comprised of interest rate and cross currency interest rate swaps entered into in connection with long-term borrowings from related parties. T-Mobile uses discounted cash flow techniques to determine the fair value, which incorporates market-based observable inputs such as interest rates, credit spreads, forward currency exchange rates and estimates and assumptions such as instrument’s term, notional amounts, discount rate and credit risk.

Rent Expense

Most of the leases for T-Mobile’s tower sites have fixed rent escalations which provide for periodic increases in the amount of rent payable over time. T-Mobile calculates straight-line rent expense for each of these leases based on the fixed non-cancellable term of the lease plus all periods, if any, for which failure to renew the lease imposes a penalty on T-Mobile in such amount that a renewal appears, at lease inception, to be reasonably assured. T-Mobile is therefore required at lease inception to make significant assumptions in determining and assessing the factors that constitute a “penalty”. In doing so, T-Mobile primarily considers costs incurred in acquiring and developing new sites, the useful life of site improvements and equipment costs, future economic conditions and the extent to which improvements in wireless technologies can be incorporated into a current assessment of whether an economic compulsion will exist in future to renew a lease.

Income Taxes

T-Mobile’s estimate of income taxes and the significant items giving rise to deferred tax assets and liabilities includes recent cumulative earnings experience by taxing jurisdiction, expectations of future income, the carry forward periods available for tax reporting purposes, and other relevant factors. A valuation allowance is maintained against deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Actual income taxes could vary from these estimates due to future changes in income tax law or the final review of T-Mobile tax returns by federal, state or foreign tax authorities.

T-Mobile accounts for uncertainty in income taxes recognized in the financial statements in accordance with Accounting Standards Codification 740. T-Mobile uses judgment to determine whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position and adjusts the unrecognized tax benefits in light of changes in facts and circumstances, such as changes in tax law, interactions with taxing authorities and developments in case law.

Performance Measures

In managing the T-Mobile business and assessing financial performance, T-Mobile supplements the information provided by financial statement measures (“GAAP measures”) such as operating income (loss) with non-GAAP measures, including Adjusted OIBDA, which measures the financial performance of operations, and several customer focused performance metrics that are widely used in the wireless communications industry. In addition to metrics involving the numbers of customers, these metrics also include ARPU, which measures service revenue per customer. For a reconciliation of non-GAAP performance measures and a further discussion of these measures, see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of T-Mobile—Reconciliation of non-GAAP Financial Measures”.

The following table sets forth the number of ending customers and net customer additions (losses) for the years ended December 31, 2011, 2010 and 2009.

	Year Ended December 31,
	2011	2010	2009
	(in thousands)
Customers, end of period
Branded contract customers	22,367	24,574	25,642
Branded prepaid customers	4,819	4,497	5,011

Total branded customers	27,186	29,071	30,654

M2M customers	2,429	1,873	1,122
MVNO customers	3,569	2,790	2,015

Total wholesale customers	5,999	4,663	3,137

Total T-Mobile USA customers, end of period	33,185	33,734	33,790

Net customer additions (losses)
Branded contract customers	(2,206)	(1,069)	(619)
Branded prepaid customers	321	(513)	(53)

Total branded customers	(1,885)	(1,582)	(672)

M2M customers	556	751	577
MVNO customers	780	775	1,127

Total wholesale customers	1,336	1,526	1,705

Total T-Mobile USA net customer additions (losses)	(549)	(56)	1,033

Note : Certain customer numbers may not add due to rounding.

Total Customers

A customer is defined as a SIM card with a unique T-Mobile mobile identity number which generates revenue. Branded contract and branded prepaid customers are categorized depending on the type of rate plan selected. Branded contract customers generally include customers that are on a contract, and branded prepaid customers include customers who generally pay in advance or did not activate service with an annual contract. Wholesale customers include M2M and MVNO customers that operate on the T-Mobile network, but are managed by wholesale partners.

T-Mobile net customer losses were 549,000 for the year ended December 31, 2011, compared to 56,000 net customer losses for the year ended December 31, 2010. At December 31, 2011, T-Mobile had 33.2 million customers, a 1.6% decrease from the customer total as of December 31, 2010. The decrease in total customers was primarily driven by fewer branded contract customer additions and higher wholesale customer churn, specifically MVNO customers.

Net customer losses were 56,000 for the year ended December 31, 2010, compared to 1,033,000 net customer additions for the year ended December 31, 2009. At December 31, 2010, T-Mobile had 33.7 million customers, a 0.2% decrease from the customer total as of December 31, 2009. The decrease in total customers was primarily driven by a fewer branded customer gross additions partially offset by higher churn from MVNO customers.

Branded Customers

Branded contract net customer losses were 2,206,000 for the year ended December 31, 2011, compared to 1,069,000 branded contract net customer losses for the year ended December 31, 2010. The increase in branded contract customer losses was primarily attributable to fewer branded contract customer gross additions. Branded contract customer gross additions decreased in part from the implementation of strengthened credit standards as a focus on improving overall quality of the branded contract customer base. In addition, increased competitive pressures, including the launch of the iPhone 4S by competitors in the fourth quarter of 2011, contributed to branded customer losses.

Branded contract net customer losses were 1,069,000 for the year ended December 31, 2010, compared to 619,000 branded contract net customer losses for the year ended December 31, 2009. The increase in branded contract net customer losses was primarily attributable to fewer branded contract customer gross additions as a result of competitive intensity.

Branded prepaid net customer additions were 321,000 for the year ended December 31, 2011, compared to 513,000 net customer losses for the year ended December 31, 2010. The significant improvement in net prepaid customer additions in 2011 was due primarily to growth of Monthly 4G plans. In addition, the improvement in branded prepaid net customer additions was due to lower churn, including the impacts from discontinuing certain products with higher churn, such as FlexPay No-Contract, in 2011.

Branded prepaid net customer losses were 513,000 for the year ended December 31, 2010, compared to 53,000 net customer losses for the year ended December 31, 2009. The increase in branded prepaid customer losses was due to fewer branded prepaid customer additions and higher branded prepaid customer deactivations driven by competitive intensity.

Wholesale

Wholesale net customer additions were 1,336,000 for the year ended December 31, 2011, compared to net customer additions of 1,526,000 for the year ended December 31, 2010. The decrease in wholesale customer net additions was driven primarily by higher MVNO customer deactivations compared to 2010.

Wholesale net customer additions were 1,526,000 for the year ended December 31, 2010, compared to net customer additions of 1,705,000 for the year ended December 31, 2009. The decrease in wholesale customer net additions was driven primarily by higher MVNO customer deactivations compared to 2009.

Churn

	Year Ended December 31,
	2011	2010	2009
Branded churn	3.30%	3.20%	3.10%
Branded contract churn	2.70%	2.40%	2.40%
Branded prepaid churn	6.70%	7.60%	7.10%

Churn is defined as the number of customers whose service was discontinued, expressed as a rounded monthly percentage of the average number of customers during the specified period. T-Mobile believes that churn, which is a measure of customer retention and loyalty, provides relevant and useful information and is used by management to evaluate the operating performance of T-Mobile’s business.

Branded churn was 3.30% for the year ended December 31, 2011, compared to 3.20% for the year ended December 31, 2010 and 3.10% for the year ended December 31, 2009. This year over year increase in 2011 was primarily due to intense competition in the industry. The success of Monthly 4G plans introduced in 2011 partially offset the churn increase.

Branded contract churn was 2.70% for the year ended December 31, 2011, compared to 2.40% for the year ended December 31, 2010 and 2.40% for the year ended December 31, 2009. This year over year increase of branded contract churn in 2011 and 2010 was primarily due to higher churn of branded contract customers as a result of competitive market conditions including the impact from not offering the iPhone while many competitor brands do offer the iPhone.

Branded prepaid churn was 6.70% for the year ended December 31, 2011, compared to 7.60% for the year ended December 31, 2010 and 7.10% for the year ended December 31, 2009. The year over year decrease in branded prepaid churn in 2011 was driven primarily by the discontinuation of certain products that historically had higher churn. The year over year increase in branded prepaid churn in 2010 primarily related to a high churn profile associated with T-Mobile’s Flex-Pay No Contract product.

Average Revenue Per User

	Year Ended December 31,
	2011	2010	2009
ARPU (blended)	$45.86	$46.33	$47.43
ARPU (branded contract)	$57.56	$54.78	$53.59
ARPU (branded prepaid)	$24.27	$24.18	$24.82
Data ARPU (branded contract)	$17.07	$13.92	$11.03

ARPU represents the average monthly service revenue earned from customers. Blended ARPU is calculated by dividing service revenues for the specified period by the average customers during the period, and further dividing by the number of months in the period. Branded contract ARPU is calculated by dividing branded contract service revenues for the specified period by the average branded contract customers during the period, and further dividing by the number of months in the period. Branded prepaid ARPU is calculated by dividing branded prepaid service revenues for the specified period by the average branded prepaid customers during the period, and further dividing by the number of months in the period. Branded contract data ARPU is calculated by dividing branded contract data revenues for the specified period by the average branded contract customers during the period, and further dividing by the number of months in the period. T-Mobile believes ARPU provides management with useful information to evaluate the service revenues generated from T-Mobile’s customer base.

Blended ARPU, which represents ARPU attributable to T-Mobile’s entire business, was $45.86 and $46.33 for the years ended December 31, 2011 and 2010, respectively, a decrease of $0.47. The slight decrease in blended ARPU was primarily attributable to the change in customer portfolio mix towards branded prepaid and wholesale customers, which traditionally have lower ARPU. Blended ARPU was $47.43 for the year ended December 31, 2009. The $1.10 decrease in blended ARPU from the year ended December 31, 2010 was primarily attributable to losses of higher generating ARPU customers.

Branded contract ARPU was $57.56 for the year ended December 31, 2011, an increase from $54.78 for the year ended December 31, 2010 and $53.59 for the year ended December 31, 2009. The year over year increase in branded contract ARPU in 2011 and 2010 was a result of data revenue growth, partially offset by lower voice revenues.

Branded prepaid ARPU was $24.27 for the year ended December 31, 2011, a slight increase from $24.18 for the year ended December 31, 2010, but down from $24.82 for the year ended December 31, 2009. The slight year over year increase in branded prepaid ARPU in 2011 was driven by growth of Monthly 4G products that were introduced in the third quarter of 2011. In 2010, branded prepaid ARPU decreased compared to 2009 as a result of a change in the mix of customers.

Branded contract data ARPU for the year ended December 31, 2011 was $17.07 compared to $13.92 for the year ended December 31, 2010 and $11.03 for the year ended December 31, 2009. Significant increases in branded contract data ARPU of $3.15, or 23%, for the year 2011 compared to 2010, and $2.89, or 26%, for the year 2010 compared to 2009 were driven by the continued growth in the number of customers using smartphones with data plans. Smartphone customers accounted for 49% of total branded contract customers at the end of 2011, up from 33% at the end of 2010. Additionally, the continued upgrade of the T-Mobile 3G and 4G networks helped drive Internet access revenue growth through the increased customer adoption of mobile broadband data plans in 2011.

Adjusted OIBDA

	Year Ended December 31,
	2011	2010	2009
	(dollars in millions)
Adjusted OIBDA	$5,310	$5,478	$5,915
Adjusted OIBDA margin	29%	29%	31%
Operating (loss) income	$(4,279)	$2,705	$3,056
Operating (loss) income margin	(21)%	13%	14%

T-Mobile defines “OIBDA,” a non-GAAP financial measure, as operating income before, depreciation, amortization, impairment charges and other adjustments. In a capital-intensive industry such as wireless telecommunications, T-Mobile believes Adjusted OIBDA to be a meaningful measure of T-Mobile’s operating performance. Adjusted OIBDA should not be construed as an alternative to operating income or net income as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. T-Mobile uses Adjusted OIBDA and Adjusted OIBDA margin as an integral part of its planning and internal financial reporting processes, to evaluate the performance of its business by senior management and to compare its performance with that of many of its competitors. T-Mobile believes that operating income is the financial measure calculated and presented in accordance with GAAP that is the most directly comparable to Adjusted OIBDA. Adjusted OIBDA margin is calculated as Adjusted OIBDA divided by total service revenues expressed as a percentage. The GAAP financial measure that is most directly comparable to Adjusted OIBDA margin is operating margin, which represents operating income divided by total revenues. OIBDA is adjusted to exclude transactions that are not reflective of T-Mobile’s ongoing operating performance and is detailed in the section entitled “Reconciliation of non-GAAP Financial Measures”. OIBDA was adjusted in the fourth quarter of 2011 to exclude costs related to the AT&T transaction that are not reflective of T-Mobile’s ongoing operating performance.

Adjusted OIBDA for the year ended December 31, 2011 decreased to $5.3 billion from $5.5 billion for the year ended December 31, 2010 and $5.9 billion for the year ended December 31, 2009. The Adjusted OIBDA decreases in 2011 and 2010 were primarily the result of lower service revenues driven by the decrease in branded contract customers. Additionally, in 2010 compared to 2009, there were higher operating expenses primarily driven by increased customer adoption of smartphones, which have higher cost of equipment sales.

Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011

The following table sets forth the number of ending customers and net customer additions (losses) for the nine months ended September 30, 2012 and 2011.

	Nine Months Ended September 30,
	2012	2011
	(in thousands)
Customers, end of period
Branded contract customers	20,809	23,074
Branded prepaid customers	5,659	4,599

Total branded customers	26,468	27,673

M2M customers	2,954	2,525
MVNO customers	3,905	3,514

Total wholesale customers	6,859	6,038

Total T-Mobile USA customers, end of period	33,327	33,711

Net customer additions (losses)
Branded contract customers	(1,559)	(1,499)
Branded prepaid customers	841	101

Total branded customers	(719)	(1,399)

M2M customers	525	652
MVNO customers	336	724

Total wholesale customers	861	1,376

Total T-Mobile USA net customer additions (losses)	142	(23)

Note: Certain customer numbers may not add due to rounding.

Total Customers

Net customer additions were 142,000 for the nine months ended September 30, 2012, compared to 23,000 net customer losses for the nine months ended September 30, 2011. Total customers were approximately 33.3 million as of September 30, 2012, a decrease of 1.1% over the customer total as of September 30, 2011. During the nine months ended September 30, 2012, branded contract customer losses were partially offset by branded prepaid customer growth.

Branded Customers

Branded contract net customer losses were 1,559,000 for the nine months ended September 30, 2012, compared to 1,499,000 net customer losses for the nine months ended September 30, 2011. The increase in branded contract customer losses is primarily attributable to fewer branded contract customer gross additions partially offset by improved branded contract customer churn.

Branded prepaid net customer additions were 841,000 for the nine months ended September 30, 2012, compared to 101,000 net customer additions for the nine months ended September 30, 2011. The significant improvement in branded prepaid net customer additions in the first nine months of 2012 was due to the continued success of Monthly 4G plans and customer migration to prepaid plans due to the discontinuation of the FlexPay No Contract product that historically had higher churn.

Wholesale

Wholesale net customer additions were 861,000 for the nine months ended September 30, 2012, compared to net customer additions of 1,376,000 for the nine months ended September 30, 2011. The decrease in wholesale net customer additions was primarily due to fewer MVNO gross customer additions and higher M2M customer churn.

Churn

	Nine Months Ended September 30,
	2012	2011
Branded churn	3.10%	3.20%
Branded contract churn	2.30%	2.60%
Branded prepaid churn	6.20%	6.70%

Branded churn was 3.10% for the nine months ended September 30, 2012, compared to 3.20% for the nine months ended September 30, 2011. The decrease in branded churn was primarily driven by the strategic phase-out of certain products that had historically higher churn, the introduction of new products with higher customer satisfaction and the continued strategic focus on churn reduction, including credit optimization initiatives.

Branded contract churn was 2.30% for the nine months ended September 30, 2012, down 30 basis points from the nine months ended September 30, 2011. The decrease in branded contract churn was the result of the strategic phase-out of the FlexPay Contract product that historically had higher churn and the continued focus on churn reduction initiatives.

Branded prepaid churn was 6.20% for the nine months ended September 30, 2012, down 50 basis points from the nine months ended September 30, 2011. The improvement in branded prepaid churn was primarily attributed to the continued success of the T-Mobile Monthly 4G plans and the strategic phase-out of the FlexPay No Contract product, which historically had higher churn.

Average Revenue Per User

	Nine Months Ended September 30,
	2012	2011
ARPU (blended)	$43.73	$45.97
ARPU (branded contract)	$57.21	$57.35
ARPU (branded prepaid)	$26.55	$24.05
Data ARPU (branded contract)	$19.14	$16.74

Blended ARPU was $43.73 and $45.97 for the nine months ended September 30, 2012 and 2011, respectively, a decrease of $2.24. The decrease in blended ARPU was primarily attributable to the change in customer portfolio mix towards Value plans, branded prepaid and wholesale customers, which traditionally have lower ARPU.

Branded contract ARPU was $57.21 for the nine months ended September 30, 2012, a slight decrease from $57.35 for the nine months ended September 30, 2011. The slight decrease in branded contract ARPU was primarily due to the branded contract customer base migration to Value plans introduced in the third quarter of 2011, which have lower ARPUs, partially offset by higher data revenues from the continued adoption of data plans and smartphone penetration.

Branded prepaid ARPU was $26.55 for the nine months ended September 30, 2012, an increase from $24.05 for the nine months ended September 30, 2011. The increase in branded prepaid ARPU was primarily due to the growth of the Monthly 4G plans, which include data services.

Branded contract data ARPU for the nine months ended September 30, 2012 was $19.14 an increase from $16.74 for the nine months ended September 30, 2011. The increase in branded contract data ARPU was primarily attributable to the increase in smartphone sales with data plans.

Adjusted OIBDA

	Nine Months Ended September 30,
	2012	2011
	(dollars in millions)
Adjusted OIBDA	$3,838	$3,910
Adjusted OIBDA margin	29%	28%
Operating (loss) income	$(6,644)	$1,625
Operating (loss) income margin	(45)%	11%

Adjusted OIBDA for the nine months ended September 30, 2012 decreased to $3.8 billion from $3.9 billion for the nine months ended September 30, 2011. The decrease was primarily due to a decline in service revenues, offset partially by equipment revenue growth and operating expense reductions. Equipment revenue improved in the first nine months of 2012 related to the launch of T-Mobile’s Value plans for which T-Mobile does not offer subsidies (discounts) on devices. Additionally, operating expenses decreased in the first nine months of 2012 primarily due to lower cost of equipment sales driven by lower handset unit sales volumes, lower employee-related expenses and the effects of ongoing cost management programs. These combined operating expense reductions were partially offset by higher bad debt expense.

Reconciliation of non-GAAP Financial Measures

A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows, or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted OIBDA is a non-GAAP financial measure utilized by T-Mobile’s management to monitor the financial performance of its operations. This measurement, together with GAAP measures such as revenue and operating income, assists management in its decision-making process related to the operation of the business. T-Mobile uses Adjusted OIBDA internally as a metric to evaluate and compensate T-Mobile’s personnel and management for their performance, and as a benchmark to evaluate its operating performance in comparison to its competitors. Management also uses Adjusted OIBDA to measure, from period-to-period, T-Mobile’s ability to provide cash flows to meet future debt services, capital expenditures and working capital requirements and fund future growth. T-Mobile believes that analysts and investors use Adjusted OIBDA as a supplemental measure to evaluate our overall operating performance and that this metric facilitates comparisons with other wireless communications companies. Adjusted OIBDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, net income, or any other measure of financial performance reported in accordance with GAAP. In addition, other wireless carriers may calculate this measure differently. OIBDA is adjusted to exclude transactions that are not reflective of our ongoing operating performance and is detailed in the tables below.

The following tables illustrate the calculation of Adjusted OIBDA and reconcile Adjusted OIBDA to operating income (loss) which T-Mobile considers to be the most directly comparable GAAP financial measure to Adjusted OIBDA.

	Year Ended December 31,
	2011	2010	2009
	(in millions)
Adjusted OIBDA	$5,310	$5,478	$5,915
Depreciation and amortization	(2,982)	(2,773)	(2,859)

Adjusted operating income (excl. impairment and transaction-related costs)	2,328	2,705	3,056
Impairment charges	(6,420)	—	—
Transaction-related costs(1)	(187)	—	—

Operating (loss) income	$(4,279)	$2,705	$3,056

	Nine Months Ended September 30,
	2012	2011
	(in millions)
Adjusted OIBDA	$3,838	$3,910
Depreciation and amortization	(2,391)	(2,221)

Adjusted operating income (excl. impairment, restructuring and transaction-related costs)	1,447	1,689
Impairment charges	(8,134)	—
Restructuring charges	(90)	—
Other transactions(1)	133	(64)

Operating (loss) income	$(6,644)	$1,625

(1)	Represents AT&T transaction-related costs incurred from the now terminated AT&T acquisition of T-Mobile from Q2 2011 to Q3 2012, and a net gain from a spectrum swap transacted in Q3 2012. Other transactions may not agree in total to the other, net classification in the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) due to certain routine operating activities that are not excluded from Adjusted OIBDA.

Liquidity and Capital Resources

T-Mobile’s principal sources of liquidity are existing cash and cash equivalents, short-term money market investments with Deutsche Telekom (accounts receivable from affiliates), and cash generated from operations. At September 30, 2012, T-Mobile’s liquid assets were $755 million, consisting of $430 million cash and cash equivalents and $325 million short-term investments with Deutsche Telekom. At December 31, 2011, T-Mobile’s liquid assets were $2.2 billion, consisting of $390 million cash and cash equivalents and $1.8 billion short-term investments with Deutsche Telekom. T-Mobile evaluates its cash position on a regular basis and invests amounts that exceed short term cash requirements in U.S. dollars with Deutsche Telekom.

T-Mobile determines future liquidity requirements, for both operations and for capital expenditures, based in large part upon projected financial and operating performance. T-Mobile regularly reviews and updates these projections for changes in current and projected financial and operating results, general economic conditions, the competitive landscape and other factors. T-Mobile believes that its existing liquid assets, anticipated cash flows from operations, and ability to access additional financing through Deutsche Telekom will be sufficient to meet its anticipated liquidity requirements in the near term.

There are a number of risks and uncertainties that could cause T-Mobile’s financial and operating results and capital requirements to differ materially from its projections and that could cause its liquidity to differ materially from the assessment set forth above. See the section entitled “Risk Factors” beginning on page 31.

Compared to December 31, 2011, T-Mobile’s cash and cash equivalents and short-term investments with Deutsche Telekom decreased by $1.5 billion to $755 million as of September 30, 2012. The decrease was primarily due to the transfer of spectrum licenses of $1.2 billion from Deutsche Telekom in exchange for short-term investments (accounts receivable from affiliates) held with Deutsche Telekom. As part of the break-up consideration of the terminated transaction for the sale of T-Mobile to AT&T, Deutsche Telekom received $1.2 billion of spectrum licenses from AT&T. The spectrum licenses were transferred to T-Mobile in May 2012 in exchange for short-term investments held with Deutsche Telekom.

Compared to December 31, 2010, T-Mobile’s cash and cash equivalents and short-term investments with Deutsche Telekom increased by $1.8 billion to $2.2 billion at December 31, 2011. The increase was primarily a result of fewer intercompany notes payables with Deutsche Telecom maturing during 2011 compared to the prior year. T-Mobile settled maturing notes payables to affiliates balances of $500 million in 2011 compared to $2.6 billion in 2010, utilizing short-term investments (accounts receivables from affiliates) held with Deutsche Telekom. The settlement of T-Mobile’s notes payable to affiliates with short-term investments held with Deutsche Telekom is a non-cash transaction and does not appear on the consolidated statements of cash flows.

Capital Expenditures

The construction of T-Mobile’s network and the marketing and distribution of its wireless communications products and services have required, and will continue to require, substantial amounts of liquidity (see also “Management’s Discussion and Analysis of Financial Condition and Results of Operations of T-Mobile—Contractual Obligations”). Historically, T-Mobile’s liquidity requirements have been driven primarily by capital expenditures for spectrum licenses and the construction, expansion and upgrades of its network infrastructure. T-Mobile’s capital expenditures for property and equipment for the nine months ended September 30, 2012 were $2.0 billion. The expenditures related to spectrum licenses for the nine months ended September 30, 2012 were $1.5 billion, including the transfer of spectrum licenses of $1.2 billion described above. T-Mobile’s capital expenditures for property and equipment for the years ended December 31, 2011, 2010 and 2009 were $2.7 billion, $2.8 billion and $3.7 billion, respectively. The expenditures related to spectrum licenses for the years ended December 31, 2011, 2010 and 2009 were $23 million, $18 million and $34 million, respectively.

The property and equipment capital expenditures for the nine months ended September 30, 2012 primarily relate to T-Mobile’s network modernization plans to deploy 4G LTE in certain markets during 2012 and more broadly in 2013. The capital expenditures for the year ended December 31, 2011 were primarily associated with continued expansion of T-Mobile’s network coverage and the upgrade of T-Mobile’s UMTS network to HSPA+ 42 technology. The capital expenditures for the years ended December 31, 2010 were primarily associated with the expansion of T-Mobile’s network coverage and the upgrade to HSPA+. The capital expenditures for the year ended December 31, 2009 were primarily associated with the roll-out of the 3G (UMTS/HSPA) network as well as the continued focus on the improvement of T-Mobile’s network quality and expansion of network coverage.

T-Mobile expects to incur capital expenditures for property and equipment, and spectrum licenses of approximately $3.3 billion and $1.8 billion (including the transfer of spectrum licenses of $1.2 billion described above), respectively, during 2012.

Capital Resources

T-Mobile’s sources of funds, primarily from operations and, to the extent necessary, from financing arrangements with Deutsche Telekom or its affiliates, are sufficient to meet ongoing operating and investing requirements. T-Mobile expects that its capital spending requirements will continue to be financed primarily through internally generated funds. Should additional debt or equity financing be needed to fund additional development activities or to maintain an appropriate capital structure to ensure T-Mobile’s financial flexibility, T-Mobile historically has negotiated and expects that it would continue to negotiate the necessary financing with Deutsche Telekom.

T-Mobile’s total capital consists of notes payable to affiliates (current and long-term) and stockholder’s equity. At September 30, 2012, T-Mobile’s notes payable to affiliates totaled $14.9 billion and stockholder’s equity was $8.5 billion. Stockholder’s equity decreased from December 31, 2011 due to the net loss recorded in the nine months ended September 30, 2012, as described above in the Results of Operations. As of December 31, 2011 and 2010, T-Mobile’s notes payables to affiliates totaled $15.6 billion and $16.3 billion, respectively, and stockholder’s equity was $15.8 billion and $20.5 billion, respectively. The decrease in stockholder’s equity in 2011was primarily due to the net loss recorded in 2011, largely attributable to a non-cash impairment charge against goodwill and spectrum licenses as described above in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of T-Mobile—Results of Operations”.

As described elsewhere in this proxy statement, on October 3, 2012, Deutsche Telekom and MetroPCS announced the signing of a business combination agreement (the “business combination agreement”) to combine T-Mobile and MetroPCS. Pursuant to the terms and subject to the conditions set forth in the business combination agreement, T-Mobile will refinance its net intercompany indebtedness (net of notes payable to affiliates and accounts receivable from affiliates) by issuing to Deutsche Telekom $15.0 billion of senior unsecured notes. Additional financing terms contemplated in the business combination agreement for the new combined entity is covered in the Financing section of this proxy statement.

T-Mobile had a $150 million unsecured credit facility with U.S. Bank National Association available for working capital and other corporate purposes that was not extended and expired on December 31, 2011.

In September 2012, T-Mobile entered into definitive agreements with CCI regarding the sale of rights to operate approximately 7,200 wireless communication towers owned by T-Mobile. The transaction is expected to close during the fourth quarter of 2012. The expected net proceeds of approximately $2.4 billion will be distributed to T-Mobile’s parent company, Deutsche Telekom. Under the terms of the transaction, CCI will acquire the sole rights to operate and market the wireless communication towers, while T-Mobile will continue to have rights to space on the towers required to operate its wireless communication equipment. The master lease agreement governing the lease-back of tower space provides T-Mobile with an initial term and several optional renewals at terms that are consistent with those it has for its remaining co-location sites.

Cash Flows

The following table shows cash flow information for the three years ended December 31, 2011, 2010 and 2009:

	Year Ended December 31,
	2011	2010	2009
	(in millions)
Net cash provided by operating activities	$4,980	$4,905	$5,437
Net cash used in investing activities	$(4,699)	$(5,126)	$(5,603)
Net cash provided by financing activities	$—	$123	$67

Operating Activities

Cash provided by operating activities increased by $75 million to $5.0 billion for the year ended December 31, 2011 from $4.9 billion for the year ended December 31, 2010. The increase was primarily attributable to cash inflows from changes in working capital accounts, mainly accounts receivable. The improvement in cash flows from the above was largely offset by the decrease in operating income, exclusive of non cash items such as depreciation and amortization, impairment and other non-cash charges in 2011 compared to the prior year.

Cash provided by operating activities decreased by $532 million to $4.9 billion during the year ended December 31, 2010 from $5.4 billion for the year ended December 31, 2009. The decrease was primarily attributable to lower cash flows from changes in working capital accounts, mainly accounts receivable related to the decline in T-Mobile’s branded customer base in 2010, as well as changes in inventory balances resulting from improvements in inventory procurement and management processes in 2009.

Investing Activities

Cash used in investing activities was $4.7 billion during the year ended December 31, 2011 compared to $5.1 billion during the year ended December 31, 2010. The decrease was primarily due to $310 million fewer funds invested with Deutsche Telekom as short-term investments on a net basis (short term affiliate loan receivable, net) during 2011 compared to 2010.

Cash used in investing activities was $5.1 billion during the year ended December 31, 2010 compared to $5.6 billion during the year ended December 31, 2009. The decrease was primarily due to $868 million lower capital expenditures for property and equipment during 2010. During 2009, T-Mobile launched its 3G UMTS/HSPA network resulting in higher capital spending during 2009. In 2010, the focus of capital expenditures for property and equipment was on upgrading the HSPA network to HSPA+ which is less capital intensive. The decrease in network capital expenditures was partially offset by a $427 million increase in additional funds invested with Deutsche Telecom as short-term investments (short term affiliate loan receivable, net) on a net basis during 2010 compared to 2009.

Financing Activities

There was no cash provided by financing activities during the year ended December 31, 2011 compared to cash provided by financing activities of $123 million during the year ended December 31, 2010. The financing activities in 2010 related primarily to $116 million in additional long-term debt borrowings from Deutsche Telekom. During the years ended December 31, 2011 and 2010, T-Mobile settled notes payables to affiliates with Deutsche Telekom through a non-cash transaction by offsetting borrowings from Deutsche Telekom with short-term investments held by Deutsche Telekom of $0.5 billion and $2.6 billion, respectively.

Cash provided by financing activities was $123 million during the year ended December 31, 2010 compared to cash provided by financing activities of $67 million during the year ended December 31, 2009. The change in cash provided by financing activities was a result of no debt repayments to Deutsche Telekom in 2010, compared to debt repayments of $133 million in 2009. New long-term borrowings from Deutsche Telekom were $116 million in 2010 compared to $200 million in 2009.

Cash Flows

The following table shows cash flow information for the nine months ended September 30, 2012 and 2011:

	Nine Months Ended September 30,
	2012	2011
	(in millions)
Net cash provided by operating activities	$2,707	$3,570
Net cash used in investing activities	$(2,667)	$(3,258)
Net cash provided by financing activities	$—	$—

Operating Activities

Cash provided by operating activities decreased by $863 million to $2.7 billion during the nine months ended September 30, 2012 from $3.6 billion for the nine months ended September 30, 2011. The decrease was primarily attributable to changes in working capital accounts, including payments for AT&T transaction related costs and restructuring costs during the nine months ended September 30, 2012.

Investing Activities

Cash used in investing activities was $2.7 billion during the nine months ended September 30, 2012 compared to $3.3 billion during the nine months ended September 30, 2011. The decrease was primarily due to $803 million fewer funds invested with Deutsche Telekom on a net basis (short term affiliate loan receivable, net) during the nine months ended September 30, 2012 compared to the same period in the prior year. The decrease in funds invested with Deutsche Telekom in 2012 was the result of utilizing accounts receivable from affiliates in exchange for spectrum licenses from Deutsche Telekom. The spectrum licenses were received from AT&T as part of the break-up consideration of the terminated AT&T transaction for the sale of T-Mobile.

Financing Activities

Cash provided by financing activities was consistent during the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011, with no cash provided by financing activities in either period. During the nine month period ended September 30, 2012 and 2011, T-Mobile settled inter-company debt with Deutsche Telekom through non-cash transactions utilizing short-term investments held by Deutsche Telekom of $644 million and $500 million, respectively.

Off-Balance Sheet Arrangements

T-Mobile does not participate in, or secure, financing for any unconsolidated entities.

Contractual Obligations

Current accounting standards require disclosure of material obligations and commitments to making future payments under contracts, such as debt, lease agreements, and purchase obligations. T-Mobile discloses its payables to affiliates in Note 11 and commitments and contingencies in Note 18 to the T-Mobile consolidated audited financial statements for the three years ended December 31, 2011.

The following table provides aggregate information about T-Mobile’s contractual obligations as of December 31, 2011. Other commitments and obligations are included in the table based on the year of required payment or an estimate of the year of payment.

	Payments Due by Period as of December 31, 2011
	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More Than 5 Years	Total
	(in millions)
Payables to affiliates (1)	$644	$3,621	$2,905	$7,914	$15,084
Interest on payables to affiliates	616	1,523	1,052	5,298	8,489
Non-dedicated transportation lines	489	997	890	457	2,833
Operating leases, including dedicated transportation lines	1,791	3,167	2,692	5,681	13,331
Purchase obligations (2)	398	21	2	—	421

Total contractual obligations	$3,938	$9,329	$7,541	$19,350	$40,158

(1)	Represents principal amounts of payables to affiliates at maturity.

(2)	T-Mobile calculated the minimum obligation for certain agreements to purchase goods or services based on termination fees that can be paid to exit the contract. Termination penalties are included in the above table as payments due in less than one year, as this is the earliest T-Mobile could exit these contracts. If T-Mobile elects to exit these agreements, termination fees for all such contracts could be approximately $231 million.

The following table provides aggregate information about T-Mobile’s contractual obligations as of September 30, 2012. Other commitments and obligations are included in the table based on the year of required payment or an estimate of the year of payment.

	Payments Due by Period as of September 30, 2012
	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More Than 5 Years	Total
	(in millions)
Payables to affiliates (1)	$1,273	$4,253	$1,000	$7,910	$14,436
Interest on payables to affiliates	624	1,321	1,035	4,842	7,822
Non-dedicated transportation lines	518	1,029	828	255	2,630
Operating leases, including dedicated transportation lines	1,770	3,323	3,065	6,514	14,672
Purchase obligations (2)	2,012	491	2,825	—	5,328

Total contractual obligations	$6,197	$10,417	$8,753	$19,521	$44,888

(1)	Represents principal amounts of payables to affiliates at maturity.

(2)	T -Mobile calculated the minimum obligation for certain agreements to purchase goods or services based on termination fees that can be paid to exit the contract. Termination penalties are included in the above table as payments due in less than one year, as this is the earliest T-Mobile could exit these contracts. If T -Mobile elects to exit these agreements, termination fees for all such contracts could be approximately $750 million.

The tables do not include the payments to be made on T-Mobile’s interest rate swaps and cross currency interest rate swaps. Certain of T-Mobile’s other noncurrent liabilities have been excluded from the tables due to the uncertainty of the timing of payments, combined with the absence of historical trending to be used as a predictor of such payments.

The purchase obligations reflected in the table above are primarily commitments to purchase handsets and accessories, equipment, software, programming and network services, and marketing activities, which will be used or sold in the ordinary course of business. These amounts do not represent T-Mobile’s entire anticipated purchases in the future, but represent only those items for which T-Mobile is contractually committed. Where T-Mobile is committed to make a minimum payment to the supplier regardless of whether it takes delivery, T-Mobile has included only that minimum payment as a purchase obligation.

Related Party Transactions

See Note 16 to the T-Mobile consolidated financial statements for the three years ended December 31, 2011 and Note 12 to the T-Mobile condensed consolidated financial statements for the nine months ended September 30, 2012.

Restructuring Costs

T-Mobile consolidated its call center operations from 24 to 17 facilities during the period ended September 30, 2012. In addition, T-Mobile restructured and optimized operations in other parts of the business to strengthen T-Mobile’s competiveness in the U.S. marketplace. For further discussion, see Note 13 to the T-Mobile condensed consolidated financial statements for the nine months ended September 30, 2012.

Effect of New Accounting Standards

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in GAAP and IFRS.” The new guidance limits the highest-and-best-use measure to nonfinancial assets, permits certain financial assets and liabilities with offsetting positions in market or counterparty credit risks to be measured at a net basis, and provides guidance on the applicability of premiums and discounts and expands the disclosures on Level 3 inputs by requiring quantitative disclosure of the unobservable inputs and assumptions, as well as description of the valuation processes and the sensitivity of the fair value to changes in unobservable inputs. The new guidance is effective for interim and annual periods beginning after December 15, 2011. The Company adopted this accounting pronouncement on January 1, 2012 with no material impact on results of operations, financial conditions or its financial disclosures.

In September 2011, FASB issued ASU 2011-08, “Testing Goodwill for Impairment.” It provides an option to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Given this option, an entity no longer would be required to calculate the fair value of a reporting unit unless the entity determines, based on that qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The new guidance is effective for interim and annual periods beginning after December 15, 2011. T-Mobile adopted this accounting pronouncement on January 1, 2012 with no material impact on results of operations, financial conditions or its financial disclosures.

In July 2012, FASB issued ASU 2012-02, “Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment”. This update simplifies the guidance for testing the decline in the realizable value (impairment) of indefinite-lived intangible assets other than goodwill. The amendments in this Update are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. T-Mobile has adopted these amendments for early impairment tests performed during the year ending December 31, 2012 with no material impact on results of operations, financial conditions or its financial disclosures.

Quantitative and Qualitative Disclosures about Financial, Credit, Market and Liquidity Risk

T-Mobile is exposed to various types of market risks in the normal course of business, primarily from changes in interest rates and foreign currency exchange rates. These risks, along with other business risks, impact T-Mobile’s cost of capital. T-Mobile’s policy is to manage exposure related to fluctuations in interest rates and foreign exchange in order to manage capital costs, control financial risks and maintain financial flexibility over the long term. In managing market risks, T-Mobile employs derivatives according to documented policies and procedures, including interest rate swap agreements for fluctuation in interest rates and cross currency interest rate swap agreements to manage foreign currency risk along with interest rate risk. The cross currency interest rate swap agreements manage foreign currency risk and interest rate risk related to T-Mobile’s notes payables to affiliates denominated in Euros. T-Mobile does not use derivatives for trading or speculative purposes. T-Mobile does not foresee significant changes in the strategies used to manage market risk in the near future.

Interest Rate Risk

T-Mobile is exposed to changes in interest rates, primarily on its notes payable to affiliates. As of December 31, 2011, T-Mobile had $15.6 billion in notes payable with Deutsche Telekom. Changes in interest rates can lead to significant fluctuations in the fair value of T-Mobile’s debt instruments. To manage interest expense, T-Mobile utilizes interest rate swaps. T-Mobile has established interest rate risk limits that are closely monitored by measuring interest rate sensitivities of its debt and interest rate derivatives portfolios.

To perform the sensitivity analysis on its notes payable to affiliates balances, T-Mobile assessed the risk of a change in the fair value from the effect of a hypothetical interest rate change of 100 basis points on T-Mobile’s variable and fixed rate debt. As of December 31, 2011, the change in the fair value of T-Mobile’s notes payable to affiliates is shown in the table below:

December 31, 2011	Fair Value	Fair Value assuming +100 basis point shift	Fair Value assuming -100 basis point shift
	(in millions)
Current and long-term notes payables to affiliates	$16,870	$15,879	$17,980

To perform the sensitivity analysis on its interest rate swaps not designated as hedges, T-Mobile assessed the risk of loss in fair values from the effect of a hypothetical interest rate change of 100 basis points on T-Mobile’s portfolio of interest rate swaps. As of December 31, 2011, the change in the fair value of T-Mobile’s interest rate swaps is shown in the table below:

December 31, 2011	Fair Value	Fair Value assuming +100 basis point shift	Fair Value assuming -100 basis point shift
	(in millions)
Interest rate swaps	$96	$52	$141

Foreign Exchange Risk

While the vast majority of T-Mobile’s financial transactions are conducted in U.S. dollars, T-Mobile is exposed to foreign currency exchange risk through its Euro denominated notes payable to affiliates. T-Mobile hedges exchange risk involved with its Euro denominated notes payables to affiliates through cross currency interest rate swaps. As of December 31, 2011, T-Mobile’s notes payable to affiliates denominated in Euros have been economically hedged at issuance through cross currency interest rate swaps. Risks related to both interest rate risk and foreign currency exchange fluctuations associated with the underlying interest and principal payments were eliminated through swaps from fixed-rate foreign currencies to fixed-rate U.S. dollars at terms exactly mirroring those of the underlying Euro borrowing arrangements. At the time of maturity or payment, T-Mobile expect the gains or losses from its cross currency interest rate swaps to offset the losses and gains on its Euro denominated notes payable to affiliates.

T-MOBILE AND METROPCS UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information present the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of T-Mobile and MetroPCS, after giving effect to the transaction between T-Mobile and MetroPCS and adjustments described in the accompanying notes. The transaction will be accounted for as a reverse acquisition under the acquisition method of accounting, which requires determination of the accounting acquirer. The accounting guidance for business combinations, Accounting Standards Codification 805, provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Because T-Mobile’s indirect stockholder, Deutsche Telekom, will be entitled to designate the majority of the board of directors of the combined company, MetroPCS stockholders will receive the cash payment and Deutsche Telekom will receive a majority of the equity securities and voting rights of the combined company, T-Mobile is considered to be the acquirer of MetroPCS for accounting purposes. This means that T-Mobile will allocate the purchase price to the fair value of MetroPCS’ assets and liabilities at the acquisition date, with any excess purchase price being recorded as goodwill.

The unaudited pro forma condensed combined balance sheet as of September 30, 2012 reflects the transaction as if it occurred on September 30, 2012. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012 reflect the transaction as if it occurred on January 1, 2011, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of T-Mobile and MetroPCS and the notes thereto, as well as the disclosures contained in each company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations. Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, and reflect the allocation of the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2012

(in millions)

	Historical		Pro Forma Adjustments	Notes		Pro Forma Combined
	T-Mobile	MetroPCS
Assets
Current assets
Cash and cash equivalents	$430	$2,057	$(1,500)	(3a	)	$1,987
			1,000	(5)
Other current assets	4,913	1,128	(437)	(5)		5,604

Total current assets	5,343	3,185	(937)			7,591
Property and equipment, net	12,535	4,197	(2,457)	(3b	)	14,275
Goodwill	—	—	791	(3b	)	791
Spectrum licenses	14,360	2,562	1,238	(3b	)	18,160
Other intangible assets, net	43	—	650	(3b	)	693
Other assets	332	128	—			460

Total assets	$32,613	$10,072	$(715)			$41,970

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$2,848	$450	$—			$3,298
Other current liabilities	2,014	335	(1,479)	(5)		870

Total current liabilities	4,862	785	(1,479)			4,168

Long-term payables to affiliates	13,620	—	1,380	(5)		15,000
Long-term debt, net	—	4,731	1,000	(5)		8,131
			2,400	(6)
Other long-term liabilities	5,655	1,234	90	(3b	)	6,678
			(305)	(3c	)
			4	(5)

Total long-term liabilities	19,275	5,965	4,569			29,809

Total liabilities	24,137	6,750	3,090			33,977

Stockholders’ equity
Common stock and paid-in capital	31,600	1,815	(1,500)	(3a	)	31,263
			1,944	(3b	)
			(196)	(5)
			(2,400)	(6)
Accumulated other comprehensive loss	(9)	(5)	5	(3b	)	1
			10	(5)
Treasury stock	—	(10)	10	(3b	)	—
Accumulated (deficit) earnings	(23,115)	1,522	(1,522)	(3b	)	(23,271)
			(156)	(5)

Total stockholders’ equity	8,476	3,322	(3,805)			7,993

Total liabilities and stockholders’ equity	$32,613	$10,072	$(715)			$41,970

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2011

(in millions, except share and per share amounts)

	Historical		Pro Forma Adjustments	Notes		Pro Forma Combined
	T-Mobile	MetroPCS
Revenues
Total revenues	$20,618	$4,847	$135	(6)		$25,600
Operating expenses
Network costs, excluding depreciation and amortization	4,952	1,474	—			6,426
Cost of equipment sales	3,646	1,440	—			5,086
Selling, general and administrative	6,728	644	—			7,372
Depreciation and amortization	2,982	539	(230)	(4a	)	3,415
			124	(4b	)
Impairment charges	6,420	—	—			6,420
Other, net	169	3	—			172

Total operating expenses	24,897	4,100	(106)			28,891

Operating (loss) income	(4,279)	747	241			(3,291)
Other (expense) income
Other expense, net	(655)	(268)	(539)	(5)		(1,582)
			(120)	(6)

Total other expense, net	(655)	(268)	(659)			(1,582)

(Loss) income before income taxes	(4,934)	479	(418)			(4,873)
Income tax benefit (expense)	216	(178)	156	(4c	)	194

Net (loss) income	$(4,718)	$301	$(262)			$(4,679)

Net (loss) income per common share
Basic	$(16.12)	$0.83		(4d	)	$(6.50)

Diluted	$(16.12)	$0.82		(4d	)	$(6.50)

Weighted average shares
Basic	292,669,971	360,410,168		(4d	)	719,539,741

Diluted	292,669,971	363,837,940		(4d	)	719,539,741

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2012

(in millions, except share and per share amounts)

	Historical		Pro Forma Adjustments	Notes		Pro Forma Combined
	T-Mobile	MetroPCS
Revenues
Total revenues	$14,810	$3,817	$101	(6)		$18,728
Operating expenses
Network costs, excluding depreciation and amortization	3,515	1,130	—			4,645
Cost of equipment sales	2,456	1,003	—			3,459
Selling, general and administrative	5,004	507	—			5,511
Depreciation and amortization	2,391	469	(220)	(4a	)	2,734
			94	(4b	)
Impairment charges	8,134	—	—			8,134
Other, net	(46)	5	—			(41)

Total operating expenses	21,454	3,114	(126)			24,442

Operating (loss) income	(6,644)	703	227			(5,714)
Other (expense) income
Other expense, net	(412)	(152)	(417)	(5)		(1,071)
			(90)	(6)

Total other expense, net	(412)	(152)	(507)			(1,071)

(Loss) income before income taxes	(7,056)	551	(280)			(6,785)
Income tax (expense) benefit	(272)	(188)	104	(4c	)	(356)

Net (loss) income	$(7,328)	$363	$(176)			$(7,141)

Net (loss) income per common share
Basic	$(25.04)	$0.99		(4d	)	$(9.91)

Diluted	$(25.04)	$0.99		(4d	)	$(9.91)

Weighted average shares
Basic	292,669,971	363,190,434		(4d	)	720,929,874

Diluted	292,669,971	364,440,115		(4d	)	720,929,874

The accompanying notes are an integral part of, and should be read together with this unaudited pro forma condensed combined financial information.

1. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the date the transaction closes, and could result in a significant change to the unaudited pro forma condensed combined financial information, including goodwill.

T-Mobile’s historical results are derived from T-Mobile’s audited consolidated statement of operations and comprehensive (loss) income for the year ended December 31, 2011, unaudited condensed consolidated balance sheet as of September 30, 2012 and unaudited condensed consolidated statement of operations and comprehensive income (loss) for the nine months ended September 30, 2012 under GAAP. MetroPCS’ historical results include the audited consolidated statement of income and comprehensive income for the year ended December 31, 2011, unaudited condensed consolidated balance sheet as of September 30, 2012 and unaudited condensed consolidated statement of income and comprehensive income for the nine months ended September 30, 2012 under GAAP.

Description of Transaction

On October 3, 2012, MetroPCS entered into the business combination agreement, by and among Deutsche Telekom, Global, Holding, T-Mobile and MetroPCS. Pursuant to the terms and subject to the conditions set forth in the business combination agreement, including receipt of the required MetroPCS stockholder approval of certain of the proposals described in this proxy statement, MetroPCS will: (i) effect a recapitalization that includes the reverse stock split of the MetroPCS common stock, pursuant to which each share of MetroPCS common stock outstanding as of the effective time of the reverse stock split will represent thereafter one-half of a share of MetroPCS common stock; (ii) as part of the recapitalization, make the cash payment in an amount equal to $1.5 billion (or approximately $4.08 per share pre-reverse stock split), without interest, in the aggregate to the record holders of MetroPCS common stock immediately following the effective time of the reverse stock split; and (iii) immediately following the cash payment, issue and deliver to Holding or its designee shares of MetroPCS common stock equal to 74% of the fully-diluted shares of MetroPCS common stock outstanding immediately following the cash payment, and Holding will deliver to MetroPCS all of the T-Mobile shares.

In addition, unless otherwise agreed to by the parties, on the business day immediately following the closing of the transaction, MetroPCS, Inc., a direct wholly-owned subsidiary of MetroPCS, will merge with and into its direct wholly-owned subsidiary Wireless, with Wireless continuing as the surviving entity and, immediately thereafter, Wireless will merge with and into T-Mobile, with T-Mobile continuing as the surviving entity. In this proxy statement, we refer to the reverse stock split, the cash payment, the MetroPCS stock issuance, the mergers and the other transactions contemplated by the business combination agreement, collectively, as the transaction.

The transaction is expected to be financed by the issuance by Wireless or T-Mobile of senior unsecured notes in an aggregate principal amount of up to $20.5 billion as follows:

•

The $15.0 billion notes will be issued by T-Mobile and purchased by Deutsche Telekom to refinance certain intercompany indebtedness owed by T-Mobile (aggregate principal amount of $14.4 billion) and its subsidiaries to Deutsche Telekom and its subsidiaries (excluding T-Mobile and its subsidiaries).

•

The $2.5 billion notes, which may be offered by Wireless to third-party investors and, to the extent not sold to third-party investors prior to the completion of the transaction, will be purchased by Deutsche Telekom upon the closing of the transaction, the proceeds of which MetroPCS intends to use to refinance the Wireless existing senior credit facility. The expected impact related to such refinancing has not been reflected in this unaudited pro forma condensed combined financial information as the terms of the $2.5 billion notes are not known and therefore an adjustment would not be factually supportable.

•

The $1.0 billion notes, which may be offered by Wireless to third-party investors and, to the extent not sold to third-party investors prior to the completion of the transaction, will be purchased by Deutsche Telekom upon the closing of the transaction, the proceeds of which MetroPCS intends to use for general corporate purposes, including to fund in part the cash payment.

•

The $2.0 billion notes, which may be offered by Wireless to third-party investors on or prior to the closing date of the transaction to the extent necessary to satisfy any change in control put obligations in respect of the Wireless existing notes. If the $2.0 billion notes are not sold to third-party investors or the proceeds of such sale of notes are not sufficient to satisfy the change in control put obligations with respect to the Wireless existing notes, and the existing notes waiver described in the section entitled “Summary of the Financing—$2.0 Billion Wireless Existing Notes Refinance” beginning on page 112 is not obtained, Deutsche Telekom will purchase additional notes in an amount sufficient to satisfy such change in control put obligations, upon the date on which the put purchase price is required to be paid. The estimated fees related to the Wireless existing notes waiver are anticipated to be approximately $2.5 million to $5.0 million, calculated as 12.5 basis points to 25 basis points of the Wireless existing notes, respectively. The extent to which the change in control put obligations will be exercised or waived is currently unknown and therefore no adjustment has been reflected in this unaudited pro forma condensed combined financial information.

In addition to the notes issued to finance the transaction, Deutsche Telekom (or one of its subsidiaries if the obligations of such subsidiary thereunder are unconditionally guaranteed by Deutsche Telekom) will make available for the benefit of T-Mobile and its subsidiaries, on the closing date of the transaction, the working capital revolving credit facility, which is a revolving unsecured credit facility with a maximum principal amount of no less than $500.0 million to be used for working capital and other general corporate purposes, on terms substantially as set forth on Exhibit H to the business combination agreement.

Additionally, a working capital adjustment may be made under the terms of the business combination agreement; however, because the conditions for the working capital adjustment as defined in the business combination agreement are not met as of the date of the unaudited pro forma condensed combined financial information, no working capital adjustment is reflected in the unaudited pro forma condensed combined financial information.

MetroPCS and T-Mobile expect to incur approximately $25.0 million of transaction costs. This estimate excludes financing fees related to the $15.0 billion notes which are expected to be incurred and not estimable as of the date of this proxy. No adjustments have been reflected in the unaudited pro forma condensed combined financial information as such adjustments are considered not material.

Certain nonrecurring charges have been excluded from the unaudited pro forma condensed combined statements of operations in accordance with Article 11. The excluded nonrecurring charges are the acceleration of MetroPCS’ share based payments and the related severance and change in control payments. The estimated charge relating to the acceleration of MetroPCS’ share based payments is approximately $72.0 million to be incurred by MetroPCS prior to the combination of the two companies. Integration efforts have not yet occurred, therefore the actual amount of severance and change in control payments that will ultimately be paid cannot be predicted with any degree of certainty.

For more details regarding the transaction, including the financing, see the sections entitled “The Transaction” and “Summary of the Financing” beginning on pages 62 and 108, respectively.

2. Calculation of Estimated Purchase Consideration

The purchase consideration in a reverse acquisition is determined with reference to the value of equity that the accounting acquirer (in this case T-Mobile, the legal subsidiary) would have had to issue to the owners of the accounting acquiree (MetroPCS, the legal parent) to give them the same percentage interest in the combined entity. A preliminary estimate of the purchase price, assuming the transaction closed on November 12, 2012, is as follows (in millions, except shares and stock price):

Number of MetroPCS shares outstanding (i)	367,651,349
MetroPCS common stock price (ii)	$10.05

Impact of reverse stock split:
Estimated number of shares	183,825,675
Estimated stock price	$20.10

Fair value of MetroPCS shares	$3,695
Fair value of stock options (iii)	62
Cash consideration paid to stock option holders (iii)	2
Less: cash payment to MetroPCS stockholders	(1,500)

Estimated purchase price	$2,259

(i)	Number of MetroPCS common stock issued and outstanding as of November 12, 2012, including 3,503,050 shares of MetroPCS unvested restricted stock, which will immediately vest upon closing.

(ii)	Closing price of MetroPCS common stock on the New York Stock Exchange on November 12, 2012.

(iii)	Pursuant to the business combination agreement, upon closing, the unvested equity awards will immediately vest and stock option holders will receive stock options of the combined entity upon closing, subject to stockholder’s right for options where exercise price is less than the average closing price for the five days preceding the closing to elect to cash out such options. Stock options with low exercise prices, as defined in the business combination agreement, are assumed to be cancelled in exchange for cash consideration. Therefore, the fair value of stock options contemplates all stock options outstanding, adjusted for those options meeting the definition of low exercise price subject to cash payment.

For pro forma purposes, the fair value of the T-Mobile common stock used in determining the purchase price was $10.05 per share based on the closing price of MetroPCS common stock on November 12, 2012. The final purchase consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in MetroPCS’ common stock price as of the closing date of the transaction. A sensitivity analysis related to the fluctuation in the MetroPCS common stock price was performed to assess the impact a hypothetical change of 10% on the closing price of MetroPCS common stock on November 12, 2012 would have on the estimated purchase price and goodwill as of the closing date.

The following table shows the change in stock price, estimated purchase price and goodwill (dollars in millions, except stock price):

Change in stock price	Stock price	Estimated Purchase Price	Goodwill
Increase of 10%	$11.06	$2,628	$1,160
Decrease of 10%	9.05	1,889	421

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of MetroPCS will be recorded at the acquisition date fair values and added to those of T-Mobile. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of September 30, 2012 and have been prepared to illustrate the estimated effect of the transaction. The allocation is dependent upon certain valuation and other studies that will not be completed until after the transaction has closed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted following the completion of the transaction. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of MetroPCS, with the excess recorded as goodwill (dollars in millions):

Current and other assets	$736
Property and equipment	1,740
Goodwill	791
Spectrum licenses	3,800
Other intangible assets	650

Total assets	$7,717
Current liabilities less current portion of debt	$(749)
Deferred tax liabilities, net (1)	(696)
Other long-term liabilities	(315)
Debt (2)	(2,198)

Total liabilities	$(3,958)

Net assets acquired	$3,759
Less: cash payment to MetroPCS stockholders	(1,500)

Estimated purchase price	$2,259

(1)	MetroPCS’ unadjusted net deferred tax liabilities are $1,001 million as of September 30, 2012.

(2)	Debt includes long-term debt, including current portion, net of cash and cash equivalents and short-term investments.

The final determination of the purchase price allocation upon the closing of the transaction will be based on MetroPCS’ net assets acquired as of that date and will depend on a number of factors, which cannot be predicted with any certainty. The purchase price allocation may change materially based on the receipt of more detailed information. Therefore, the actual allocations will differ from the pro forma adjustments presented.

3. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the $1.5 billion cash payment to MetroPCS stockholders pursuant to the business combination agreement.

(b)	Reflects the acquisition method of accounting based on the estimated fair value of the assets and liabilities of MetroPCS as discussed in Note 2 above. Includes the elimination of MetroPCS’ historical stockholders’ equity accounts because MetroPCS is not considered to be the accounting acquirer.

(c)	Represents adjustments to reflect the reduction of net deferred tax liabilities as a result of recording the acquired assets and assumed liabilities of MetroPCS at their fair value as well as recognition of MetroPCS net operating losses related to equity compensation which were previously unrecognized in the financial statements. The valuation allowances, which are included in net deferred tax liabilities, are unchanged from MetroPCS’ and T-Mobile’s respective historical valuation allowances as neither MetroPCS nor T-Mobile anticipates a material change to its valuation allowances due to the transaction.

4. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Represents adjustments to record depreciation and amortization expense related to the new basis of property and equipment, which have been recorded at estimated fair value on a pro forma basis and will be depreciated and amortized over the estimated remaining useful lives on a straight-line basis utilizing T-Mobile’s useful life assumptions.

(b)	Represents adjustments to record amortization expense related to other identifiable intangible assets calculated on a straight-line basis. These identifiable intangible assets include:

•	Subscriber relationships ($550 million) — Represents relationships with U.S. domestic subscribers that are expected to have an estimated useful life of approximately five years.

•	Trade names ($100 million) — Represents the MetroPCS brand that has been estimated to have a useful life of approximately seven years.

Indefinite lived intangible assets, including spectrum licenses and goodwill, are not subject to amortization but will be tested for impairment annually or more frequently if events or changes in circumstances indicate that the assets might be impaired.

(c)	Represents adjustments to income tax expense for each period as a result of the tax impact on the pro forma adjustments. MetroPCS and T-Mobile utilized their respective statutory tax rates to compute the income tax expense related to each entity’s pro forma condensed combined statements of operations adjustments.

(d)	Represents the loss per share, taking into consideration the pro forma weighted average shares outstanding calculated assuming the acceleration of the vesting of the restricted stock, applying the reverse stock split and the issuance of common stock equal to 74% of the fully-diluted shares of common stock outstanding.

	Year Ended December 31, 2011	Nine Months Ended September 30, 2012
Weighted average shares outstanding	360,410,168	363,190,434
Unvested restricted shares	3,503,050	3,503,050

	363,913,218	366,693,484
Reverse 1:2 stock split	0.50	0.50

	181,956,609	183,346,742
Issuance of shares to Deutsche Telekom	537,583,132	537,583,132

Pro forma basic and diluted weighted average shares	719,539,741	720,929,874

5. Financing Agreements

As described in Note 1, the transaction is expected to be financed by the issuance of senior unsecured notes to T-Mobile and MetroPCS. The adjustments represent the reduction of $15.1 billion to current and long term payables to affiliates of $1.5 billion (including accrued interest) and $13.6 billion, respectively, the removal of $437 million of other current assets, which represents net receivable from affiliate and interest rate swaps, and a loss on extinguishment of swaps of $156 million. The adjustments represent the assumption of T-Mobile’s intercompany indebtedness by Deutsche Telekom, including the write-off of T-Mobile’s cross currency interest rate swaps and interest rate swaps related to such indebtedness. The addition of the $15.0 billion notes reflects the notes T-Mobile will issue to Deutsche Telekom prior to or upon the closing of the transaction. Pursuant to the business combination agreement, the net receivable of $196 million resulting from the exchange of indebtedness will be distributed to Deutsche Telekom.

The estimated committed interest rates for the $15.0 billion senior notes are 8.16% and 7.28% for the permanent notes ($7.5 billion) and reset notes ($7.5 billion), respectively. As a result of T-Mobile’s exchange of indebtedness and removal of the related interest rate swaps, the pro forma adjustments reflect the adjustment to historical interest expense to record the estimated pro forma interest expense under the senior notes of $1.15 billion for the year ended December 31, 2011 and $870 million for the nine months ended September 30, 2012.

The pro forma adjustments also reflect the incurrence by MetroPCS of $1.0 billion of additional fixed-rate senior unsecured notes to third-party investors. The $1.0 billion is incremental to the pre-existing $2.0 billion in senior notes and $2.5 billion senior secured credit facility, both of which are to be refinanced in accordance with the terms of the business combination agreement. With the limited information available with regards to the terms of refinancing, the weighted average interest rate for MetroPCS’ senior secured credit facility of 5.065% and 4.614% for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively, was used for the purpose of calculating the interest expense presented in the unaudited pro forma condensed combined statements of operations on the incremental $1.0 billion. The pro forma adjustments reflect the estimated incremental pro forma interest expense of $51 million for the year ended December 31, 2011 and $35 million for the nine months ended September 30, 2012.

A sensitivity analysis on interest expense for the year ended December 31, 2011 and for the nine months ended September 30, 2012, has been performed to assess the effect of a change of 12.5 basis points of the hypothetical interest rate on the $15.0 billion notes and the $1.0 billion of fixed-rate senior unsecured notes offered by Wireless to third-party investors and Deutsche Telekom.

The following table shows the change in interest expense for the $15.0 billion notes (in millions):

Interest expense assuming	Year Ended December 31, 2011	Nine Months Ended September 30, 2012
Increase of 0.125%	$1,177	$1,139
Decrease of 0.125%	883	854

The following table shows the change in interest expense for the $1.0 billion of fixed-rate senior unsecured notes offered by Wireless (in millions):

Interest expense assuming	Year Ended December 31, 2011	Nine Months Ended September 30, 2012
Increase of 0.125%	$52	$36
Decrease of 0.125%	50	34

6. Tower Transaction

On September 28, 2012, T-Mobile and Crown Castle International Corp. (“CCI”) entered into definitive agreements under which CCI will acquire rights to approximately 7,200 T-Mobile towers for $2.4 billion in cash at closing (referred to as the tower transaction). Under the agreements, CCI will have the exclusive right to lease and operate T-Mobile towers for a weighted average term of approximately 28 years, and options to acquire the towers at the end of their respective lease terms. T-Mobile will lease back and continue to have rights to space on the towers required to operate T-Mobile’s wireless communications equipment. The tower transaction will be treated as a failed sale-and-leaseback transaction. Pursuant to the business combination agreement with MetroPCS, the parties agreed that T-Mobile will be permitted to consummate the tower transaction or any other transfer of the T-Mobile towers on terms that, taken as a whole, have an equivalent or more favorable economic impact to T-Mobile and its subsidiaries as compared to such tower transaction.

The adjustments in the unaudited pro forma condensed combined balance sheet assumes the tower transaction occurred on September 30, 2012. All proceeds from the tower transaction are included as a financial liability on the balance sheet, and the proceeds are considered to be distributed to Deutsche Telekom. The adjustments in the unaudited pro forma condensed combined statements of operations assume the tower transaction occurred on January 1, 2011, resulting in approximately $135 million and $101 million in co-location revenue from subleasing the tower assets for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively, and approximately $120 million and $90 million in interest expense related to the financial liability for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively.

DATES FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

MetroPCS will hold its 2013 annual meeting of stockholders regardless of whether the transaction has been completed.

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, MetroPCS stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2013 annual meeting of stockholders. To be eligible for inclusion in our proxy statement with respect to our 2013 annual meeting of stockholders under Rule 14a-8, your proposal must be received by us no later than the close of business on December 17, 2012, and must otherwise comply with Rule 14a-8. While the MetroPCS board will consider stockholder proposals, MetroPCS reserves the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to our Bylaws. Under MetroPCS’ bylaws, in order to nominate a director or bring any other business before the stockholders at the 2013 annual meeting of stockholders that will not be included in our proxy statement with respect to our 2013 annual meeting of stockholders pursuant to Rule 14a-8, you must comply with the procedures and timing specifically described in our bylaws. In addition, assuming the date of the 2013 annual meeting of stockholders is not more than 30 days before and not more than 60 days after the anniversary date of the 2012 annual meeting of stockholders, you must notify MetroPCS in writing and such written notice must be delivered to MetroPCS’ Secretary no earlier than January 24, 2013, and no later than February 23, 2013.

A copy of MetroPCS’ bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained free of charge from MetroPCS’ Secretary at the address indicated on the first page of this proxy statement or on MetroPCS’ website at www.metropcs.com under the Investor Relations tab, Corporate Governance. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require MetroPCS to include the proposed nominee or proposal in our proxy solicitation material.

WHERE YOU CAN FIND MORE INFORMATION

MetroPCS files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we are disclosing important business and financial information to you by referring you to another document filed separately with the SEC. These documents contain important information about us and our financial condition. The information incorporated by reference is considered to be part of this proxy statement. Information that we file later with the SEC will automatically update and supersede the information included or incorporated by reference into this proxy statement.

We incorporate by reference into this proxy statement the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement until the date that the MetroPCS special meeting is held. The information incorporated by reference is an important part of this proxy statement. Nothing in this proxy statement shall be deemed to incorporate information furnished to, but not filed with, the SEC. Any statement in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded to the extent a statement contained in (1) this proxy statement, or (2) any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes such statement.

•	MetroPCS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2011

•	MetroPCS’ Quarterly Reports on Form 10-Q for the three months ended March 31, 2012, June 30, 2012 and September 30, 2012

•

MetroPCS’ Current Reports on Form 8-K filed on January 5, 2012, February 14, 2012, May 31, 2012, August 3, 2012, October 2, 2012 and October 3, 2012 (other than documents or portions of those documents not deemed to be filed)

•	MetroPCS’ Definitive Proxy Statement on Schedule 14A filed on April 16, 2012

You may request a copy of these filings, at no cost, using the following contact information:

MetroPCS Communications, Inc.

2250 Lakeside Boulevard

Richardson, Texas 75082

Attention: Investor Relations

(214) 570-4641

Email: investor_relations@metropcs.com

You may also request a copy of these filings from our proxy solicitor, MacKenzie, using the following contact information:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Call Collect (212) 929-5500

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF METROPCS COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [—]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

INDEX TO FINANCIAL STATEMENTS OF T-MOBILE

T-Mobile USA, Inc. Consolidated Financial Statements	F-3
T-Mobile USA, Inc. Condensed Consolidated Interim Financial Statements	F-34

T-Mobile USA, Inc.

Condensed Consolidated Interim Financial Statements

September 30, 2012 and December 31, 2011

Report of Independent Auditors

To the Board of Directors and

Stockholder of T-Mobile USA, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income (loss), of stockholder’s equity, and of cash flows present fairly, in all material respects, the financial position of T-Mobile USA, Inc. and its subsidiaries at December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

April 20, 2012, except for earnings per share disclosed in Note 15 to the consolidated financial statements, as to which the date is November 16, 2012.

T-Mobile USA, Inc.

Consolidated Balance Sheets

December 31, 2011 and 2010

(dollars in millions, except per share amounts)	2011	2010
Assets
Current assets
Cash and cash equivalents	$390	$109
Accounts receivable, net of allowances for uncollectible accounts of $347 and $302, respectively	2,697	2,857
Accounts receivable from affiliates	1,820	310
Inventory	455	621
Current portion of deferred tax assets, net	668	914
Other current assets	572	500

Total current assets	6,602	5,311

Property and equipment, net of accumulated depreciation of $15,599 and $13,801, respectively	12,703	13,213
Goodwill	8,134	12,044
Spectrum licenses	12,814	15,282
Other intangible assets, net of accumulated amortization of $216 and $163, respectively	61	113
Investments in and advances to unconsolidated affiliates	35	33
Long-term investments	22	92
Other assets	238	203

Total assets	$40,609	$46,291

Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	$1,826	$2,170
Accrued liabilities	1,232	1,078
Current payables to affiliates	1,046	805
Deferred revenue	257	299
Other current liabilities	143	103

Total current liabilities	4,504	4,455

Long-term payables to affiliates	15,049	15,854
Deferred tax liabilities	3,282	3,756
Deferred rents	1,672	1,446
Other long-term liabilities	317	288

Total long-term liabilities	20,320	21,344

Commitments and contingencies (Note 18)
Stockholder’s equity
Common stock, par value $0.000001 per share, and paid-in capital; 500,000,000 shares authorized, 292,669,971 shares issued and outstanding	31,600	31,600
Accumulated other comprehensive loss	(28)	(39)
Accumulated deficit	(15,787)	(11,069)

Total stockholder’s equity	15,785	20,492

Total liabilities and stockholder’s equity	$40,609	$46,291

The accompanying notes are an integral part of these consolidated financial statements.

T-Mobile USA, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

Years Ended December 31, 2011, 2010 and 2009

(dollars in millions, except per share amounts)	2011	2010	2009
Revenues
Branded contract revenues	$16,230	$16,538	$16,750
Branded prepaid revenues	1,307	1,384	1,488
Wholesale revenues	443	199	59
Roaming and other service revenues	501	612	663

Total service revenues	18,481	18,733	18,960
Equipment sales	1,901	2,404	2,403
Other revenues	236	210	168

Total revenues	20,618	21,347	21,531

Operating expenses
Network costs, excluding depreciation and amortization	4,952	4,895	4,936
Cost of equipment sales	3,646	4,237	3,856
Customer acquisition, excluding depreciation and amortization	3,185	3,205	3,382
General and administrative, excluding depreciation and amortization	3,543	3,535	3,442
Depreciation and amortization	2,982	2,773	2,859
Impairment charges	6,420	—	—
Other, net	169	(3)	—

Total operating expenses	24,897	18,642	18,475

Operating (loss) income	(4,279)	2,705	3,056

Other (expense) income
Interest expense to affiliates	(670)	(556)	(740)
Interest income	25	14	12
Other (expense) income, net	(10)	16	8

Total other expense, net	(655)	(526)	(720)

(Loss) income before income taxes	(4,934)	2,179	2,336
Income tax benefit (expense)	216	(822)	(860)

Net (loss) income	(4,718)	1,357	1,476
Net income attributable to non-controlling interest	—	(3)	(6)

Net (loss) income attributable to T-Mobile USA, Inc.	$(4,718)	$1,354	$1,470

Other comprehensive (loss) income, net of tax
Unrealized loss on derivatives held as cash flow hedges, net of tax of $28, $42 and $0, respectively	(47)	(71)	—
Unrealized gain on foreign currency translation, net of tax of $29, $23 and $0, respectively	49	40	—
Unrealized gain (loss) on available-for-sale securities, net of tax of $5, $0 and $5, respectively	9	—	(8)

Total comprehensive (loss) income attributable to T-Mobile USA, Inc.	$(4,707)	$1,323	$1,462

Net (loss) income per common share (Note 15):
Basic and diluted	$(16.12)	$4.63	$5.02

Weighted average shares:
Basic and diluted	292,669,971	292,669,971	292,669,971

The accompanying notes are an integral part of these consolidated financial statements.

T-Mobile USA, Inc.

Consolidated Statements of Stockholder’s Equity

Years Ended December 31, 2011, 2010 and 2009

(dollars in millions)	Number of Common Shares	Par Value and Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total T-Mobile USA, Inc. Stockholder’s Equity	Noncontrolling Interest	Total Stockholder’s Equity
Balances at December 31, 2008	292,669,971	$36,594	$—	$(13,906)	$22,688	$95	$22,783
Income tax expense on share-based compensation awards and share-based compensation expense	—	(1)	—	—	(1)	—	(1)
Net income attributable to noncontrolling interest	—	—	—	—	—	6	6
Net income attributable to T-Mobile USA, Inc.	—	—	—	1,470	1,470	—	1,470
Other comprehensive loss, net of tax	—	—	(8)	—	(8)	—	(8)

Balances at December 31, 2009	292,669,971	36,593	(8)	(12,436)	24,149	101	24,250
Equity distribution of paid-in capital in exchange for payables to affiliates	—	(5,000)	—	—	(5,000)	—	(5,000)
Income tax expense on share-based compensation awards and loss from conversion to cash-settled awards	—	7	—	(2)	5	—	5
Net income attributable to noncontrolling interest	—	—	—	—	—	3	3
Derecognition of noncontrolling interest	—	—	—	15	15	(104)	(89)
Net income attributable to T-Mobile USA, Inc.	—	—	—	1,354	1,354	—	1,354
Other comprehensive loss, net of tax	—	—	(31)	—	(31)	—	(31)

Balances at December 31, 2010	292,669,971	31,600	(39)	(11,069)	20,492	—	20,492
Net loss	—	—	—	(4,718)	(4,718)	—	(4,718)
Other comprehensive income, net of tax	—	—	11	—	11	—	11

Balances at December 31, 2011	292,669,971	$31,600	$(28)	$(15,787)	$15,785	$—	$15,785

The accompanying notes are an integral part of these consolidated financial statements.

T-Mobile USA, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2011, 2010 and 2009

(dollars in millions)	2011	2010	2009
Operating activities
Net (loss) income	$(4,718)	$1,357	$1,476
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Impairment charges	6,420	—	—
Depreciation and amortization	2,982	2,773	2,859
Income tax (benefit) expense	(216)	822	860
Amortization of debt discount and premium, net	(84)	(59)	(39)
Bad debt expense	713	619	528
Deferred rent expense	218	219	243
Other non-cash income and expense, net	(43)	(52)	(1)
Changes in operating assets and liabilities
Accounts receivable	(558)	(862)	(468)
Inventory	166	19	291
Other current and long-term assets	(182)	62	(31)
Accounts payable	(51)	(14)	(181)
Other current and accrued liabilities	157	21	(100)
Accrued liability for transaction-related costs	176	—	—

Net cash provided by operating activities	4,980	4,905	5,437

Investing activities
Purchases of property and equipment	(2,729)	(2,819)	(3,687)
Expenditures related to spectrum licenses	(23)	(18)	(34)
Short term affiliate loan receivable, net	(2,005)	(2,315)	(1,888)
Proceeds from disposals of property and equipment	2	17	1
Proceeds from disposals of financial assets	73	20	3
Investments in and advances to unconsolidated affiliates, net	(17)	(11)	2

Net cash used in investing activities	(4,699)	(5,126)	(5,603)

Financing activities
Long-term debt repayments to affiliates	—	—	(133)
Long-term borrowings from affiliates	—	116	200
Other, net	—	7	—

Net cash provided by financing activities	—	123	67

Change in cash and cash equivalents	281	(98)	(99)
Cash and cash equivalents
Beginning of year	109	207	306

End of year	$390	$109	$207

The accompanying notes are an integral part of these consolidated financial statements.

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

1.	Organization

T-Mobile USA, Inc. (“T-Mobile” or the “Company”) is Deutsche Telekom AG’s (“Deutsche Telekom”) wholly-owned U.S. mobile communications segment. T-Mobile provides mobile communications services under the T-Mobile brand in the United States, Puerto Rico and the U.S. Virgin Islands. T-Mobile provides services using the Global System for Mobile Communications (“GSM”), General Packet Radio Service (“GPRS”), Enhanced Data rates for GSM Evolution (“EDGE”), Universal Mobile Telecommunications Systems (“UMTS”) and Evolved High Speed Packet Access (“HSPA+”) technologies. T-Mobile’s voice and data networks cover over 280 million people. At the end of 2011, T-Mobile’s most advanced 4G HSPA+ network covered 184 million people. During 2010, T-Mobile established a wholly-owned single-parent captive insurance company to provide reinsurance for handset insurance policies and extended warranty contracts offered to T-Mobile’s wireless customers.

2.	Summary of Significant Accounting Policies

Consolidation and Basis of Presentation

The consolidated financial statements (“financial statements”) of T-Mobile include the accounts of all wholly-owned and all majority-owned subsidiaries over which T-Mobile exercises control, as well as variable interest entities where T-Mobile is deemed to be the primary beneficiary (Note 8). Entities over which T-Mobile exercises significant influence, but does not control and is not the primary beneficiary are accounted for using the equity method. Entities over which T-Mobile is not able to exercise significant influence are accounted for under the cost method. Certain prior period amounts have been reclassified to conform to the current period presentation. Intercompany transactions and balances have been eliminated in consolidation.

Operating Segments

The Company operates in a single operating segment and a single reporting segment as a wireless communications carrier. As of December 31, 2011 and 2010, and for the years ended, December 31, 2011, 2010 and 2009, all of the Company’s revenues and long-lived assets related to operations in the United States, Puerto Rico and the U.S. Virgin Islands.

Cash and Cash Equivalents

T-Mobile includes highly liquid interest-earning investments with remaining maturities of three months or less at the date of purchase as cash equivalents. Cash equivalents are stated at cost, which approximates fair value. As of December 31, 2011 and 2010, outstanding checks of $222.1 million and $198.7 million, respectively, are included in accounts payable.

Accounts Receivable and Allowance for Uncollectible Accounts

Accounts receivable consist of amounts billed and currently due from customers, other carriers and third-party retail channels (“dealers”), as well as revenues earned but not yet billed at the end of each period. T-Mobile maintains an allowance for estimated losses resulting from uncollectible balances based on a number of factors, including collection experience, aging of the accounts receivable portfolio, credit quality of the customer base and other qualitative factors such as macro-economic conditions. The Company writes off account balances if collection efforts are unsuccessful and future collection is unlikely based on customer credit ratings and the length of time from the original billing date.

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

The Company offers certain retail customers the option to pay for their handset and other purchases in installments over a period of up to 20 months. At the time of sale, the Company imputes interest on the transaction and records the deferred interest as a reduction to equipment revenues and the related accounts receivable. Interest income is recognized over the financed term of the customer contract. T-Mobile maintains an allowance for estimated losses resulting from uncollectible balances based on the aging of the Company’s equipment installment plan balances and expected write-off experience (Note 4).

The following table summarizes the changes in the Company’s allowance for uncollectible accounts related to its short-term accounts receivable balances:

(dollars in millions)	2011	2010	2009
Allowance, Beginning of Year	$302	$278	$235
Bad debt expense	713	619	528
Write-offs	(698)	(598)	(485)
Change in deferred interest on short-term installment receivables (Note 4)	30	3	—

Allowance, End of Year	$347	$302	$278

Inventory

The Company’s inventory consists primarily of wireless handsets and accessories, which are valued at the lower of cost or market (determined using current replacement cost). T-Mobile sells handsets and other mobile communication devices separately and in connection with service contracts. As part of the strategy to acquire and retain new customers the Company sometimes sells handsets and other mobile communication devices, in connection with a service contract, at a stated price below its standard cost. Because the handset discount is part of the Company’s strategy for acquiring and retaining customers, the loss on the sale of handset (“handset subsidy”) is recognized at the time of the sale. The handset subsidy is expected to be recovered through future service revenue on the customer contract. Shipping and handling costs paid to wireless handset, device and accessory vendors are included in the standard cost of inventory. T-Mobile records inventory write-downs for obsolete and slow-moving items based on inventory turnover trends and historical experience.

Long-Lived Assets

Long-lived assets include assets such as property and equipment and intangible assets that do not have indefinite lives. The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying value may not be recoverable and exceeds its fair value. The carrying value of a long-lived asset or asset group is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group. An impairment loss is measured as the amount by which the carrying amount of a long-lived asset or asset group exceeds its fair value.

Property and equipment are recorded at cost less accumulated depreciation and impairments, if any. Costs of major replacements and improvements are capitalized while expenditures that do not enhance or extend the asset’s useful life are charged to operating expenses as incurred. Construction costs, labor and overhead incurred in the expansion or enhancement of T-Mobile’s wireless network are capitalized. Capitalization commences with pre-construction period administrative and technical activities, which includes obtaining leases, zoning approvals and building permits, and ceases at the point at which the asset is ready for its intended use. T-Mobile capitalizes interest associated with the acquisition or construction of property and equipment. Capitalized interest is reported as a reduction in interest expense and depreciated as part of the

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

cost of the related asset. The Company recognized capitalized interest of $23.8 million, $35.0 million and $56.2 million for the years ended December 31, 2011, 2010 and 2009, respectively. Depreciation commences once assets have been placed in service and is computed using the straight-line method over the estimated useful life of each asset. Depreciable life studies are performed periodically to confirm the appropriateness of depreciable lives for certain categories of property and equipment. These studies take into account actual usage, physical wear and tear, replacement history and assumptions about technology evolution. When these factors indicate that an asset’s useful life is different from the previous assessment, the remaining book values are depreciated prospectively over the adjusted remaining estimated useful life. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the related lease term.

T-Mobile records a liability for the fair value of legal obligations associated with the retirement of tangible long-lived assets and a corresponding increase in the carrying amount of the related asset in the period in which the obligation is incurred. Over time, the liability is accreted to its present value, and the capitalized cost is depreciated over the estimated useful life of the asset. The Company’s obligations relate primarily to certain legal obligations to remediate leased property on which the Company’s network infrastructure and administrative assets are located. The Company’s liability associated with the retirement of long-lived assets was $114.9 million and $104.8 million as of December 31, 2011 and 2010, respectively. The corresponding asset related to the liability for the retirement of long-lived assets was $59.3 million and $63.5 million as of December 31, 2011 and 2010, respectively. The Company recognized accretion expense in network costs of $6.9 million, $5.5 million and $3.0 million for the years ended December 31, 2011, 2010 and 2009, respectively. During the years ended December 31, 2011 and 2010, no significant liabilities related to the asset retirement obligation have been incurred or settled.

Software Capitalization

The Company capitalizes certain costs incurred in connection with developing or acquiring internal use software. Capitalization on software commences once the final selection of software has been made and management authorizes and commits to funding the software project, and ceases at the point at which the software is ready for its intended use. Capitalized costs include direct development costs associated with internal use software, including internal direct labor costs and external costs of materials and services. Capitalized software costs are included in property and equipment, net and are being amortized on a straight-line basis over a period of up to seven years. Costs incurred during the preliminary project stage, as well as maintenance and training costs are expensed as incurred.

Goodwill

As of December 31, 2011, the carrying value of T-Mobile’s goodwill is $8.1 billion. Goodwill consists of the excess of the purchase price over the fair value of net identifiable assets acquired in purchase business combinations. At December 31, 2011 and 2010, the majority of goodwill is related to Deutsche Telekom’s acquisition of VoiceStream Wireless Corporation and Powertel, Inc. (now jointly T-Mobile) on May 31, 2001.

Spectrum Licenses

As of December 31, 2011, the carrying value of T-Mobile’s spectrum licenses is $12.8 billion. The Company has determined that its spectrum licenses should be treated as indefinite-lived intangible assets. Spectrum licenses are carried at costs incurred to acquire spectrum licenses and the costs, if any, to prepare the licenses for use. The Federal Communications Commission (“FCC”) issues spectrum licenses that

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

authorize wireless carriers to provide service in specific geographic service areas for up to fifteen years. The spectrum licenses provide the Company with the exclusive right to utilize designated radio frequency spectrum to provide mobile communication services. The FCC has specific standards applying to wireless spectrum license renewals which provide that it will award a spectrum license renewal to a licensee that has met certain standards based on past performance. Historically, the FCC has granted license renewals routinely and at a nominal cost. The spectrum licenses held by the Company expire at various dates; however, the Company believes it will be able to meet all requirements necessary to secure renewal of its spectrum licenses. Moreover, the Company has determined that there are currently no legal, regulatory, contractual, competitive, economic or other factors that limit the useful lives of its spectrum licenses and therefore treats the spectrum licenses as indefinite-lived intangible assets.

Spectrum licenses acquired as part of an exchange of nonmonetary assets are valued at fair value at the time the exchange occurs. If the transaction lacks commercial substance or the fair value is not measurable the acquired spectrum licenses are recorded at the book value of the assets tendered.

Impairment Tests of Goodwill and Indefinite-lived Intangible Assets

The Company assesses the carrying value of its goodwill and other indefinite-lived intangible assets (spectrum licenses) for potential impairment annually as of December 31 or more frequently if events or changes in circumstances indicate that such assets might be impaired.

The Company uses a two-step process to determine impairments of goodwill. The first step involves determining the fair value of the reporting unit (calculated using a market approach and/or a discounted cash flow method) and comparing that measurement to the carrying value. If the fair value is less than the carrying value, there is a potential impairment and step two is performed. In the second step, a determination of the fair values of all of the assets and liabilities of the reporting unit is made, including those that may not be currently recorded, such as unfavorable/favorable leases and customer lists. The excess of the fair value of the reporting unit over the sum of the fair value of all of those assets and liabilities represents a new implied goodwill amount, which is then compared to the recorded goodwill. If the implied fair value of goodwill is lower than the carrying amount of goodwill then an impairment loss is recognized.

The Company tests its spectrum licenses for impairment on an aggregate basis, consistent with the Company’s management of the overall business at a national level. The Company estimates fair value using the Greenfield approach, which is an income approach to estimate the price at which an orderly transaction to sell the asset would take place between market participants at the measurement date under current market conditions. If the estimated fair value of the spectrum licenses is lower than the carrying amount, an impairment loss is recognized.

Fair Value of Financial Instruments

As of December 31, 2011 and 2010, the carrying values of cash and cash equivalents, accounts receivable, accounts receivable from affiliates and accounts payable approximate fair value due to the short-term maturities of these instruments. There were no financial instruments with a carrying value materially different from their fair value, based on quoted market prices or rates for the same or similar instruments, or internal valuation models.

Investments

Investment securities consist of auction rate securities (“ARS”) and securities held in a grantor trust related to the Company’s nonqualified deferred compensation plan. T-Mobile classifies its investment securities as

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

available for sale. As of December 31, 2011, the Company’s ARS investments are included in other current assets as they are expected to be sold within one year. As of December 31, 2010, the Company’s ARS investments were included in long-term investments. The securities related to the Company’s nonqualified deferred compensation plan are included in long-term investments (Note 13).

Derivative Instruments and Hedging Activities

Derivative instruments are recorded on the balance sheet at their fair values (Note 10). Changes in the fair value of derivative instruments are recorded each period in interest expense or other comprehensive (loss) income, depending on the type of derivative and whether the derivative is designated as part of an effective hedge transaction. T-Mobile does not enter into derivatives for trading or speculative purposes. The Company has entered into derivative agreements to manage exposure to fluctuations in interest rates, through interest rate swap agreements. The Company also entered into derivative agreements to manage foreign currency risk along with interest rate risk, through cross currency interest rate swap agreements. The interest rate swap agreements are not designated as hedging instruments and, accordingly, changes in fair value related to such agreements are reflected within interest expense. The cross currency interest rate swap agreements manage foreign currency risk and interest rate risk related to the Company’s payables to affiliates denominated in Euros. The cross currency interest rate swaps are designated as cash flow hedges and meet the criteria to qualify for hedge accounting. At the inception of the cash flow hedges and quarterly thereafter, the Company performs an assessment to determine whether changes in the fair values or cash flows of the derivatives are deemed highly effective in offsetting changes in the fair values or cash flows of the hedged transaction. If at any time subsequent to the inception of the cash flow hedges, the assessment indicates that the derivative is no longer highly effective as a hedge, the Company will discontinue hedge accounting and recognize all subsequent derivative gains and losses in results of operations. The effective portion of the change in fair value of the cross currency interest rate swaps is recorded in other comprehensive (loss) income and reclassified to interest expense in the period in which the hedged transaction affects earnings.

Revenue Recognition

Service revenues are earned from providing access to and usage of the Company’s mobile communications network and are recognized when the service is rendered. Branded contract service revenues may be billed in advance or in arrears depending on the plan or contract entered into by the customer. Branded prepaid service revenues include revenues earned from pay-in-advance customers generally not originated under contract; recognition of prepaid revenue is deferred until services are rendered or the prepaid balance expires. Access revenue from customers paying a recurring charge for specified services is recognized ratably over the service period. Usage revenue, including roaming revenue and long-distance revenue is recognized when the service is rendered. Wholesale revenues are earned for providing services to mobile virtual network operators and machine-to-machine customers and are recognized when the service is provided. Roaming and other service revenues primarily include revenues from other wireless carriers for roaming by their customers on the Company’s network. Equipment sales, including those on installment plans (Note 4), are composed of revenues from the sale of mobile communication devices and accessories and are recognized when the products are delivered to and accepted by the customer or dealer.

The Company sells both wireless services and equipment to customers through its company-owned sales channels. For contracts that involve multiple components, such as wireless services and equipment, revenue is allocated between the separate units of accounting, based on such components’ relative selling prices on a standalone basis, subject to the requirement that revenue recognized is limited to the amounts already received from the customer that are not contingent upon the delivery of additional products or services to

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

the customer in the future. For sales made by third parties, the Company defers nonrefundable, up-front activation fees and associated costs to the extent of the related revenues and amortizes these over the estimated term of the customer relationship.

Federal Universal Service Fund (“USF”) and other fees which are assessed by various governmental authorities in connection with the services that the Company provides to its customers are reported on a gross basis in service revenues and network costs on the accompanying Consolidated Statements of Operations and Comprehensive Income (Loss). For the years ended December 31, 2011, 2010 and 2009, the Company recorded approximately $462.8 million, $460.1 million and $396.0 million, respectively, of USF and other fees on a gross basis. Sales, use and excise taxes for all service plans are reported on a net basis in general and administrative expenses on the accompanying Consolidated Statements of Operations and Comprehensive Income (Loss).

Lease Accounting

The Company has operating leases for its cell sites, retail locations, corporate offices and dedicated transportation lines, some of which have escalating rentals during the initial lease term and during subsequent optional renewal periods. The Company recognizes rent expense on a straight-line basis, over the initial lease term and renewal periods that are considered reasonably assured at the inception of the lease (Note 18).

Advertising Expense

T-Mobile expenses the cost of advertising and other promotional expenditures to market the Company’s brand as incurred. Advertising expense was $711.0 million, $582.4 million and $693.8 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to be in effect when these differences are realized. A valuation allowance is maintained against deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company accounts for uncertainty in income taxes recognized in the financial statements in accordance with Accounting Standards Codification (“ASC”) ASC 740, “Income Taxes,” which provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company uses judgment to determine whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position and adjusts unrecognized tax benefits in light of changes in facts and circumstances, such as changes in tax law, interactions with taxing authorities and developments in case law.

Other Comprehensive (Loss) Income

Other comprehensive (loss) income in 2011, 2010 and 2009 consisted of adjustments, net of tax, related to unrealized gains (losses) on available-for-sale securities, unrealized losses on cash flow hedging derivatives and unrealized gains on foreign currency translation. These are reported in accumulated other comprehensive loss as a separate component of stockholder’s equity until realized in earnings.

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

The following table summarizes the components included in accumulated other comprehensive loss as of December 31, 2011 and 2010:

(dollars in millions)	2011	2010
Unrealized (loss) on derivatives held as cash flow hedges, net of tax	$(118)	$(71)
Unrealized gain on foreign currency translation, net of tax	89	40
Unrealized gain (loss) on available-for-sale securities, net of tax	1	(8)

Accumulated other comprehensive loss	$(28)	$(39)

Stock-based Compensation

At December 31, 2011, T-Mobile did not have any authorized stock option plans except for suspended legacy plans, of which no options remained authorized or available for future grants. Stock options outstanding represent options to purchase shares of Deutsche Telekom American Depository Receipts. In 2010, Deutsche Telekom ceased listing its American Depository Receipts on the New York Stock Exchange, and as a result, all outstanding options were converted into cash settled stock appreciation rights with equivalent terms. Outstanding cash-settled stock appreciation rights are included in long-term payables to affiliates at fair value and were not material as of December 31, 2011 or 2010.

Concentrations of Risk

The Company sells handsets, wireless data devices and prepaid cards to T-Mobile’s dealer network. T-Mobile’s policy is to limit the amount of credit granted to individual dealers and to regularly monitor the dealer accounts receivable balances and activity. No dealer or customer accounted for greater than 10% of revenues or accounts receivable at December 31, 2011 or 2010.

T-Mobile purchases a substantial portion of its wireless infrastructure equipment and handsets from only a few major suppliers. Loss of any of these suppliers could adversely affect operations until a comparable substitute could be found.

Local and long-distance telephone and other companies provide certain communication services to T-Mobile. Disruption of these services could adversely affect operations until an alternative telecommunication provider could be found.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingencies at the date of the consolidated financial statements. Significant estimates include service revenues earned but not yet billed, allowances for uncollectible accounts and sales returns, tax liabilities, deferred income taxes, the estimated useful lives of the Company’s wireless communications equipment and other long-lived assets, reasonably assured renewal terms for operating leases, and fair value measurements related to goodwill, spectrum licenses, intangible assets, investments and derivatives. T-Mobile bases estimates on historical experience, where applicable, and other assumptions that management believes are reasonable under the circumstances. These estimates are inherently subject to judgment and actual results may differ from such estimates if management’s assumptions prove invalid or conditions change.

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Recently-Issued Accounting Standards

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-05, “Presentation of Comprehensive Income.” The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. Instead, an entity will be required to present either a continuous statement of net income and other comprehensive income or in two separate but consecutive statements. The Company has adopted this recently-issued accounting pronouncement for the year ended December 31, 2011.

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS.” The new guidance limits the highest-and-best-use measure to nonfinancial assets, permits certain financial assets and liabilities with offsetting positions in market or counterparty credit risks to be measured at a net basis, and provides guidance on the applicability of premiums and discounts. Additionally, the new guidance expands the disclosures on Level 3 inputs by requiring quantitative disclosure of the unobservable inputs and assumptions, as well as description of the valuation processes and the sensitivity of the fair value to changes in unobservable inputs. The new guidance will be effective for T-Mobile for the year ending December 31, 2012. The Company does not expect this recently-issued accounting pronouncement to have a material impact on results of operations, financial conditions or its financial disclosures.

In September 2011, FASB issued ASU 2011-08, “Testing Goodwill for Impairment.” It provides an option to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Given this option, an entity no longer would be required to calculate the fair value of a reporting unit unless the entity determines, based on that qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The new guidance will be effective for T-Mobile for the year ending December 31, 2012. The Company does not expect this recently-issued accounting pronouncement to have a material impact on results of operations, financial conditions or its financial disclosures.

3.	Termination of Agreement for Sale of T-Mobile to AT&T

On March 20, 2011, Deutsche Telekom and AT&T Inc. (“AT&T”) entered into a definitive agreement (the “Stock Purchase Agreement”) under which AT&T would have acquired T-Mobile from Deutsche Telekom in a cash and stock transaction valued at approximately $39 billion, subject to adjustment in accordance with the agreement. On August 31, 2011, the U.S. Department of Justice (“DOJ”) filed a complaint in the Federal District Court of Washington, D.C. to block the acquisition. On November 24, 2011, AT&T and Deutsche Telekom withdrew their pending applications at the FCC for the transfer of T-Mobile spectrum licenses to AT&T as part of AT&T’s acquisition of T-Mobile. On December 20, 2011, AT&T and Deutsche Telekom jointly announced the termination of the Stock Purchase Agreement. AT&T agreed to provide Deutsche Telekom with additional consideration (“break-up consideration”) under the terminated Stock Purchase Agreement. As a result, AT&T made a $3.0 billion cash payment to Deutsche Telekom in December 2011. The break-up consideration also included Advanced Wireless Services (“AWS”) spectrum and a long-term agreement on UMTS roaming within the U.S. that was subsequently received in 2012 (Note 19). None of the components of the break-up consideration are reflected in T-Mobile’s consolidated financial statements as of December 31, 2011.

In connection with this terminated transaction, T-Mobile incurred AT&T transaction-related costs of $186.9 million for the year ended December 31, 2011, primarily consisting of employee-related expenses. In addition, T-Mobile is expected to be reimbursed for certain costs associated with the terminated transaction in accordance with a reimbursement agreement with AT&T. As of December 31, 2011, a receivable of $9.5 million is included in other current assets for the specific reimbursable expenses.

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Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

4.	Equipment Installment Plan Receivables

The Company offers certain retail customers the option to pay for their handsets and other purchases in installments over a period of up to 20 months. At the time of sale, the Company imputes interest on the installment receivables and records the deferred interest as a reduction to equipment revenues and the related accounts receivable. Interest income is recognized over the financed term of the customer contract. The current portion of the Company’s equipment installment plan receivables is included in accounts receivable, net and was $159.7 million and $157.2 million as of December 31, 2011 and 2010, respectively. The long-term portion of the equipment installment plan receivables is included in other assets and was $95.9 million and $29.0 million as of December 31, 2011 and 2010, respectively.

Credit Quality

The Company assesses the collectability and credit quality of the equipment installment plan receivables based upon a variety of factors, including aging of the accounts receivable portfolio, credit quality of the customer base, historical write-off experience, payment trends and other qualitative factors such as macro-economic conditions.

Based upon customer credit profiles, the Company classifies customers into the categories of “Prime” and “Subprime”. Prime customers are those with lower delinquency risk and Subprime customers are those with higher delinquency risk. Some customers within the Subprime category are required to pay an advance deposit for wireless service and equipment financed under the equipment installment plan.

The balance and aging of the equipment installment plan receivables on a gross basis by credit category for the year ended December 31, 2011 are as follows:

	Credit Category
(dollars in millions)	Prime	Subprime	Total
Unbilled	$124	$164	$288
Current	5	7	12
Past due	3	3	6

Total equipment installment plan receivables	$132	$174	$306

The Company records bad debt expense based on an estimate of the percentage of equipment revenue that will not be collected. This estimate is based on a number of factors including historical write-off experience, credit quality of the customer base, and other factors such as macro-economic conditions. The Company monitors the aging of its equipment installment plan receivables and writes-off account balances if collection efforts are unsuccessful and future collection is unlikely based on customer credit ratings and the length of time from the original billing date.

Activity in the allowance for credit losses for the equipment installment plan receivables was as follows:

(dollars in millions)	2011	2010	2009
Allowance, Beginning of Year	$34	$16	$1
Change in deferred interest on short-term and long-term installment receivables	36	5	—
Bad debt expense	35	65	24
Write-offs	(54)	(52)	(9)

Allowance, End of Year	$51	$34	$16

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Included in the allowance for credit losses is deferred interest of $41.1 million and $5.2 million for the years ended December 31, 2011 and 2010, respectively. There was no deferred interest included in the allowance for credit losses for the year ended December 31, 2009.

5.	Property and Equipment

(dollars in millions)	Useful Lives	2011	2010
Buildings and improvements	Up to 40 years	$998	$963
Wireless communications systems	3–20 years	20,068	18,919
Capitalized software	3–7 years	4,222	3,765
Furniture and equipment	3–5 years	2,007	2,015
Construction in progress		1,007	1,352
Accumulated depreciation and amortization		(15,599)	(13,801)

Property and equipment, net		$12,703	$13,213

Depreciation expense relating to property and equipment was $2.9 billion, $2.7 billion and $2.8 billion for the years ended December 31, 2011, 2010 and 2009, respectively.

As a result of changes in useful life assumptions for property and equipment based on performance of a useful life study, the Company increased the useful lives of certain asset classes effective January 1, 2010, resulting in a reduction of depreciation of approximately $268.0 million for the year ended December 31, 2010.

As a result of a reassessment of cell site lease renewal options reasonably assured of exercise (Note 18), the Company shortened useful life assumptions for certain long-lived assets related to cell sites effective July 1, 2010, resulting in approximately $76.0 million additional depreciation expense in 2010.

6.	Goodwill, Spectrum Licenses and Other Intangible Assets

Goodwill and Spectrum Licenses

The change in carrying values of goodwill and spectrum licenses for the years ended December 31, 2011 and 2010 is as follows:

(dollars in millions)	Balances at December 31, 2009	Additions and Disposals	Balances at December 31, 2010	Additions and Disposals	Impairment	Balances at December 31, 2011
Goodwill (at cost)	$18,446	$19	$18,465	$—	$—	$18,465
Accumulated impairment	(6,421)	—	(6,421)	—	(3,910)	(10,331)

Goodwill	$12,025	$19	$12,044	$—	$(3,910)	$8,134

Spectrum licenses (at cost)	$23,187	$26	$23,213	$38	$—	$23,251
Accumulated impairment	(7,931)	—	(7,931)	4	(2,510)	(10,437)

Spectrum licenses	$15,256	$26	$15,282	$42	$(2,510)	$12,814

In connection with its annual assessment for impairment of goodwill and indefinite-lived intangible assets as of December 31, 2011, the Company recorded a non cash impairment charge of $3.9 billion against the carrying value of goodwill and $2.5 billion against the carrying value of its spectrum licenses. Both amounts are included in impairment charges in the Consolidated Statements of Operations and Comprehensive

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Income (Loss). The Company also recorded a related deferred tax benefit of $1.0 billion to reflect the impact on the respective deferred tax liability due to the reduced book to tax basis difference of goodwill and spectrum licenses. No impairments were indicated as of December 31, 2010.

Goodwill

In step one of the 2011 goodwill impairment test, the carrying value of the reporting unit was determined to exceed its fair value due to the Company experiencing legal and regulatory challenges against a planned sale of the reporting unit, subscriber declines and lower service revenues, which resulted in a reduction in the estimated fair value of the reporting unit as compared to the 2010 estimate of fair value.

The Company estimated the fair value of the reporting unit using an income approach, specifically based on the present value of estimated future cash flows. Future cash flows were based on the Company’s estimates of revenues, operating income before interest, depreciation and amortization (“OIBDA”) margin and a long-term growth rate taking into consideration expected industry and market conditions. The cash flows were discounted using a weighted average cost of capital reflecting the risks associated with the business and the projected cash flows.

The estimated fair value of the reporting unit was lower than its carrying value, so the Company performed the second step of the impairment test, as described in Note 2 to the Consolidated Financial Statements, to determine the amount of the goodwill impairment.

Licenses

In its annual impairment test of spectrum licenses the Company estimated the fair value using the Greenfield approach, which is an income approach. Future cash flows were based on the Company’s estimates and assumptions of revenues, OIBDA margin, network build-out period, and a long-term growth rate for a market participant taking into consideration expected industry and market conditions. The cash flows were discounted using a weighted average cost of capital reflecting the risks associated with the business and the projected cash flows. Due to adverse changes in the competitive landscape and regulatory environment in 2011, management changed its assumptions on which market participants would be able to transact for the asset leading to declines in the estimated cash flows used to value the spectrum licenses. At December 31, 2011, the estimated fair value of the spectrum licenses was lower than its carrying value so the Company recognized the impairment charge as described above.

Other Intangible Assets

The components of intangible assets subject to amortization are as follows:

(dollars in millions)		2011			2010
	Useful Lives	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer list	1–6 years	$209	$(186)	$23	$209	$(138)	$71
Other	Up to 25 years	68	(30)	38	67	(25)	42

		$277	$(216)	$61	$276	$(163)	$113

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Amortization Expense

Amortization expense for intangible assets subject to amortization was $51.3 million, $51.7 million and $52.5 million for the years ended December 31, 2011, 2010 and 2009, respectively. Estimated aggregate future amortization expense for intangible assets subject to amortization is $25.2 million in 2012, $6.8 million in 2013, $2.7 million in 2014, $2.5 million in 2015, $2.4 million in 2016 and $20.9 million thereafter.

7.	Investments in and Advances to Unconsolidated Affiliates

The Company’s investments in and advances to unconsolidated affiliates relate primarily to an investment in Iowa Wireless Services LLC (“Iowa Wireless”). Iowa Wireless provides mobile wireless cellular phone communication services to rural areas of Iowa, Illinois and Missouri. T-Mobile has a 53.6% ownership interest in Iowa Wireless. However, the Company does not have a controlling interest in the entity as it does not have a majority of the voting interest, and therefore accounts for its investment in Iowa Wireless on an equity basis. The Company’s share of the income and losses of Iowa Wireless is not significant to the financial statements.

Additionally, T-Mobile makes contributions to JVL Ventures LLC, a joint venture created in 2010 with AT&T Mobility and Verizon Wireless chartered with implementing a national mobile commerce payment network. The Company accounts for its 20.0% investment in this joint venture on an equity basis and records its share of the joint venture’s operating losses. The Company’s share of the losses is not material to the financial statements. The Company contributed $17.5 million and $9.8 million to the joint venture during the years ended December 31, 2011 and 2010, respectively. In accordance with the terms of the joint venture agreement, certain performance measures may be triggered in 2012 and the Company may opt to contribute additional capital ratably based on its equity ownership percentage over the operating life of the joint venture.

8.	Variable Interest Entity

Cook Inlet/VoiceStream GSM VII PCS Holdings LLC, (“CIVS VII”) is a joint venture funded by contributions from the Company and Cook Inlet Voice and Data Services, Inc. (“Cook Inlet”) with the majority (50.1%) of the initial capital contributions provided by Cook Inlet. CIVS VII is managed by Cook Inlet and owns spectrum licenses. The Company utilizes these spectrum licenses under certain operating agreements and compensates CIVS VII based on minutes of use. Each partner provides funding for the venture based on the initial ownership proportions until certain maximums are reached. The maximum aggregate contribution is $80 million for Cook Inlet, which was reached in 2005. The maximum aggregate contribution for T-Mobile is $453 million. Prior to 2010, T-Mobile’s capital contribution was $155.2 million, which represented 66% of the total capital in the joint venture. In 2010, CIVS VII made a distribution to Cook Inlet, increasing T-Mobile’s ownership from 66% to 80%. The results of CIVS VII have been consolidated in the Company’s financial statements, which include $267.9 million and $252.3 million in assets held by the joint venture as of December 31, 2011 and 2010, respectively.

In conjunction with the joint venture agreement for CIVS VII, the Company entered into an Exchange Rights Agreement with Cook Inlet in November 2004. The exchange rights granted Cook Inlet the right to exchange its ownership interest in the joint venture for Deutsche Telekom shares or cash. This original Exchange Rights Agreement expired in 2010, and an amended Exchange Rights Agreement between T-Mobile and Cook Inlet was entered into in December 2010. The amended agreement allows Cook Inlet, with advance notice, to exchange its ownership interest in the joint venture for cash equal to the sum of Cook Inlet’s original contribution to the joint venture plus accrued interest. The agreement also provides T-Mobile, with advance notice, the right to terminate Cook Inlet’s exchange right during the first five years,

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Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

or to cause Cook Inlet to exchange its joint venture interest for cash beginning on the sixth anniversary and continuing for 10 years. The updated exchange right does not meet the definition of a derivative instrument. The terms of the amended Exchange Rights Agreement entered into in 2010 are accounted for as a financing of the Company’s purchase of Cook Inlet’s interest in the joint venture, resulting in the derecognition of a noncontrolling interest.

As of December 31, 2011, the exchange right, which represented a liability of $88.3 million, had not been exercised. On January 25, 2012, T-Mobile gave notice of its intent to terminate Cook Inlet’s exchange rights pursuant to the amended Exchange Rights Agreement dated December 20, 2010. On February 2, 2012, Cook Inlet gave notice that it will exercise its exchange rights. As of October 15, 2012, both T-Mobile’s notice of its intent to terminate the exchange rights, as well as Cook Inlet’s notice that it will exercise its exchange rights, were mutually terminated pursuant to a Rescission Agreement entered into by the parties. As such, both of the parties’ rights were restored and are currently in existence (Note 19).

9.	Accrued Liabilities

Accrued liabilities are summarized as follows:

(dollars in millions)	2011	2010
Property and other taxes	$482	$528
Payroll and benefits	293	302
Dealer commissions	143	105
Toll and interconnect	39	19
Accrued liability for transaction-related costs	176	—
Other	99	124

	$1,232	$1,078

10.	Fair Value Measurements and Derivative Instruments

The Company accounts for certain assets and liabilities at fair value. Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the Company uses a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1	Observable inputs that reflect quoted prices in active markets for identical assets or liabilities;

Level 2	Inputs other than the quoted prices in active markets that are observable either directly or indirectly; and

Level 3	Unobservable inputs for which there is little or no market data, which require the Company to develop its own assumptions.

T-Mobile uses observable market data, when available. Assets and liabilities of the Company measured at fair value include interest rate swaps, cross currency interest rate swaps designated as cash flow hedges, auction rate securities, and investments and obligations related to the Company’s nonqualified deferred compensation plan. During the years ended December 31, 2011 and 2010, the Company did not have any transfers between Levels 1, 2 or 3 in the three-tier value hierarchy.

Interest Rate Swaps

The Company manages interest rate risk by entering into interest rate swaps, which are included in other current assets and other current liabilities as of December 31, 2011. The total notional amount of such

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

interest rate swaps held by the Company at December 31, 2011 was $2.8 billion. Interest rate swaps are valued using discounted cash flow techniques. These techniques incorporate market-based observable inputs such as interest rates and credit spreads, considering each instrument’s term, notional amount, discount rate and credit risk.

The Company’s interest rate swaps are classified as Level 2 in the three-tier value hierarchy. The Company recorded gains on the change in the fair value of the interest rate swaps of $73.4 million, $117.1 million and $34.9 million during the years ended December 31, 2011, 2010 and 2009, respectively, which were included in interest expense.

Cross Currency Interest Rate Swaps

In 2010, the Company entered into three cross currency interest rate swaps designated as cash flow hedges to exchange the proceeds from approximately $2.3 billion of intercompany Euro denominated notes payable to affiliates assumed on October 1, 2010 (Note 16) into U.S. dollars and to fix the future interest and principal payments in U.S. dollars, as well as mitigate the impact of foreign currency transaction gains or losses over the terms of the payables to affiliates extending to 2025. The fair value of the cross currency interest rate swaps as of December 31, 2011 was $8.3 million included in other assets, and $16.6 million included in other long-term liabilities. The fair value of the cross currency interest rate swaps as of December 31, 2010 was $53.2 million included in other assets, and $1.5 million included in other long-term liabilities. Cross currency interest rate swaps are valued using discounted cash flow techniques. These techniques incorporate market-based observable inputs such as interest rates and credit spreads, considering each instrument’s term, notional amount, discount rate and credit risk.

The Company evaluates hedge effectiveness at the inception of the hedge prospectively as well as retrospectively and at the end of each reporting period, records any ineffective portion of the hedging instruments in interest expense. In the years ended December 31, 2011 and 2010, the hedges were evaluated as 100% effective, thus no gain (loss) was recognized in interest expense due to hedge ineffectiveness.

The Company’s cross currency interest rate swaps are classified as Level 2 in the three-tier value hierarchy. For the year ended December 31, 2011, a $47.0 million, net of tax, loss on the cross currency interest rate swaps was recognized in other comprehensive (loss) income. For the year ended December 31, 2010, a $70.8 million, net of tax, loss on the cross currency interest rate swaps was recognized in other comprehensive (loss) income.

Auction Rate Securities

The Company’s ARS are included in other current assets. These securities are primarily AAA-rated with remaining maturities through 2043; the underlying assets are government-backed student loans. Due to the lack of availability of observable market quotes for the Company’s auction rate securities portfolio, the fair value was estimated based on a discounted cash flow valuation model and an internal analysis by management of other-than-temporary impairment factors. The discounted cash flow model considered terms, credit rating and management’s assumptions regarding expected liquidation date. Management also considered other market transactions and information received from third party brokers in order to conclude that the fair value based on the discounted cash flow valuation model was reasonable. Significant inputs to the valuation are unobservable in active markets and are therefore classified as Level 3 in the three-tier value hierarchy. Prior to June 30, 2011, T-Mobile’s investment in ARS was reported at fair value with unrealized gains and losses included as a component of other comprehensive (loss) income. At June 30, 2011, the Company recognized $5.0 million in interest expense as an other-than-temporary loss related to a

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

change in its ARS investment strategy to sell below the par value of the securities. Based on T-Mobile’s expectations to sell its ARS in the next year, the Company reclassified these securities from long-term investments to other current assets in 2011.

Nonqualified Deferred Compensation Plan

Included in long-term investments and other long-term liabilities are available for sale securities and obligations, respectively, relating to the Company’s nonqualified deferred compensation plan, which are valued using quoted market prices in active markets or broker-dealer quotations. The nonqualified deferred compensation plan assets and liabilities are classified as Level 1 in the three-tier value hierarchy.

The following tables provide a summary by level of the fair value of financial instruments as of December 31, 2011 and 2010 that are measured on a recurring basis:

	2011
(dollars in millions)	Level 1	Level 2	Level 3	Total
Assets
Interest rate swaps	$—	$96	$—	$96
Cross currency interest rate swaps	—	8	—	8
Auction rate securities	—	—	7	7
Nonqualified deferred compensation plan	22	—	—	22

	$22	$104	$7	$133

Liabilities
Cross currency interest rate swaps	$—	$17	$—	$17
Nonqualified deferred compensation plan	22	—	—	22

	$22	$17	$—	$39

	2010
(dollars in millions)	Level 1	Level 2	Level 3	Total
Assets
Interest rate swaps	$—	$78	$—	$78
Cross currency interest rate swaps	—	53	—	53
Auction rate securities	—	—	74	74
Nonqualified deferred compensation plan	17	—	—	17

	$17	$131	$74	$222

Liabilities
Interest rate swaps	$—	$9	$—	$9
Cross currency interest rate swaps	—	2	—	2
Nonqualified deferred compensation plan	17	—	—	17

	$17	$11	$—	$28

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

The following table summarizes the changes in fair value of the Company’s Level 3 assets for the years ended December 31, 2011, 2010 and 2009:

	Auction Rate Securities
(dollars in millions)	2011	2010	2009
Balance, Beginning of Year	$74	$97	$121
Unrealized losses included in other comprehensive (loss) income	—	—	(13)
Sales	(76)	(23)	(11)
Reversal of unrealized loss	14	—	—
Realized loss on auction rate securities	(5)	—	—

Balance, End of Year	$7	$74	$97

The following table summarizes the fair values of derivatives not designated as hedging instruments in the Consolidated Balance Sheets at December 31, 2011 and 2010:

	Derivatives Not Designated as Hedging Instruments
(dollars in millions)	2011	2010
Assets
Interest rate swaps	$96	$78

	$96	$78

Liabilities
Interest rate swaps	$—	$9

	$—	$9

The following table summarizes the activity related to derivatives not designated as hedging instruments in the Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2011, 2010 and 2009:

	Derivatives Not Designated as Hedging Instruments
(dollars in millions)	2011	2010	2009
Amount of gain recognized in income
Interest rate swaps	$73	$117	$35

	$73	$117	$35

The following table summarizes the fair values of derivatives designated as hedging instruments in the Consolidated Balance Sheets at December 31, 2011 and 2010:

	Derivatives Designated as Hedging Instruments
(dollars in millions)	2011	2010
Assets
Cross currency interest rate swaps	$8	$53

	$8	$53

Liabilities
Cross currency interest rate swaps	$17	$2

	$17	$2

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

The following tables summarizes the activity related to derivatives designated as hedging instruments in the Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2011, 2010 and 2009:

	Derivatives Designated as Hedging Instruments
(dollars in millions)	2011	2010	2009
Amount of loss recognized in other comprehensive income (loss), net of tax
Cross currency interest rate swaps	$(47)	$(71)	$—

	$(47)	$(71)	$—

11.	Payables to Affiliates

Payables to affiliates consist of notes payable, net of discounts and premiums, and other payables to affiliates. T-Mobile has obtained funding from Deutsche Telekom or its affiliates to meet working capital, capital expenditure, and other obligations. Notes payable arrangements with affiliates accrue interest from the date of issuance at stated interest rates or LIBOR plus an applicable margin, with accrued interest payable semi-annually, quarterly or monthly. The applicable interest rate on certain notes payable is subject to periodic change based on changes in the credit rating of Deutsche Telekom.

On October 1, 2010, T-Mobile distributed additional paid-in capital of $5.0 billion to Deutsche Telekom funded through the assumption of $5.2 billion of notes payable to affiliates, net of $0.2 billion due for cross currency interest rate swaps entered into as economic hedges in connection with the debt assumption (Notes 12 and 16). As part of the transaction, the Company assumed three notes payable to affiliates denominated in Euros that have maturities extending to 2025, which are included in the Notes payable to affiliates, thereafter line.

As of December 31, 2011, payables to affiliates were as follows:

(dollars in millions)	2011
Notes payable to affiliates, due 2012 (2.815%)	$644
Notes payable to affiliates, due 2013 (1.770% – 7.099%)	1,273
Notes payable to affiliates, due 2014 (2.550% – 3.531%)	2,348
Notes payable to affiliates, due 2015 (2.689%)	1,905
Notes payable to affiliates, due 2016 (2.738%)	1,000
Notes payable to affiliates, thereafter (3.992% – 8.195%)	7,914

15,084
Unamortized discount and premium, net	543
Other payables to affiliates	468

Total payable to affiliates	16,095
Less: Current maturities of long-term payables to affiliates	644
Less: Other current payables to affiliates	402

Long-term payables to affiliates	$15,049

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

As of December 31, 2010, payables to affiliates were as follows:

(dollars in millions)	2010
Notes payable to affiliates, due 2011 (3.552%)	$500
Notes payable to affiliates, due 2012 (2.849%)	644
Notes payable to affiliates, due 2013 (1.747% – 7.099%)	1,273
Notes payable to affiliates, due 2014 (2.575% – 3.501%)	2,348
Notes payable to affiliates, due 2015 (2.726%)	1,905
Notes payable to affiliates, thereafter (2.698% – 8.195%)	8,993

15,663
Unamortized discount and premium, net	630
Other payables to affiliates	366

Total payable to affiliates	16,659
Less: Current maturities of long-term payables to affiliates	500
Less: Other current payables to affiliates	305

Long-term payables to affiliates	$15,854

The fair value of the Company’s notes payables to affiliates is estimated based on comparable market yields for similar issuances. The following table presents the carrying amounts and fair values of the Company’s current and long-term notes payables to affiliates:

	2011		2010
(dollars in millions)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Notes payables to affiliates	$15,627	$16,870	$16,293	$17,472

Although the Company has determined the estimated fair value amounts using available market information and commonly accepted valuation methodologies, considerable judgment is required in interpreting market data to develop fair value estimates. The fair value estimates are based on information available at December 31, 2011 and 2010. As such, the Company’s estimates are not necessarily indicative of the amount that the Company could realize in a current market exchange and current estimates of fair value could differ significantly.

12.	Stockholder’s Equity

In October 2010, T-Mobile distributed additional paid-in capital of $5.0 billion to Deutsche Telekom in a transaction that also included the assumption of payables to affiliates (Notes 11 and 16).

13.	Employee Savings and Compensation Plans

Employee Retirement Savings Plan

The Company sponsors a retirement savings plan for the majority of its employees under section 401(k) of the Internal Revenue Code and similar plans. The plans allow employees to contribute a portion of their pretax income in accordance with specified guidelines. The plans match a percentage of employee contributions up to certain limits. Employer matching contributions were $51.5 million, $57.6 million and $54.9 million for the years ended December 31, 2011, 2010 and 2009, respectively.

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Nonqualified Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan for certain employees. Assets related to the plan are held in a grantor trust and are subject to the claims of creditors in the event of bankruptcy. As of December 31, 2011, assets of $22.4 million were recorded at market value and classified as long-term investments and the related $22.4 million deferred liability was included in other long-term liabilities. As of December 31, 2010, assets of $17.3 million were recorded at market value and classified as long-term investments and the related $17.4 million deferred liability was included in other long-term liabilities. Realized investment gains and losses are recognized in earnings and changes in unrealized gains and losses, not considered to be other than temporary, are recorded in other comprehensive (loss) income.

Executive Compensation Plan

For the years up to 2010, T-Mobile granted performance-based cash bonus awards under its Phantom Share Plan (“PSP”). Under the PSP, awards could be earned, in whole or in part, based upon customer growth on a sliding scale from 60% to 150% of the original number of phantom shares granted.

The value of a phantom share appreciated or depreciated from its $10 per share face value in proportion to the change in the Company’s appraised enterprise value over the performance period. The value of an award was determined by multiplying the number of phantom share awards earned by the appraised value of a phantom share. Awards were earned and paid out ratably over a performance period of up to three years. Achievement of performance targets was determined annually and required approval by the Supervisory Board of Deutsche Telekom.

Effective January 1, 2011, T-Mobile replaced the PSP with a performance-based Long Term Incentive Plan (“LTIP”) tied to the Company’s EBITDA and customer satisfaction targets. LTIP awards are earned over a performance period of up to three years with 50% of the target value earned on a ratable schedule and 50% of the target value earned at the end of the three year performance period.

Compensation expense reported within operating expenses related to the Company’s PSP and executive compensation plan was $51.6 million, $39.0 million and $16.3 million for the years ended December 31, 2011, 2010 and 2009, respectively. Payments of $32.5 million, $41.4 million, and $83.9 million were made to participants related to T-Mobile’s executive bonus plans during the years ended December 31, 2011, 2010 and 2009, respectively.

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

14.	Income Taxes

The total income tax (benefit) expense is summarized as follows:

(dollars in millions)	2011	2010	2009
Current tax (benefit) expense
Federal	$(15)	$25	$30
State and foreign	32	38	33

Total current tax expense	17	63	63
Deferred tax (benefit) expense
Federal	(383)	729	767
State and foreign	(65)	(14)	11

Deferred tax (benefit) expense exclusive of the effect of the change in valuation allowance	(448)	715	778
Change in valuation allowance	215	45	20

Total deferred tax (benefit) expense	(233)	760	798
Other noncurrent tax contingencies	—	(1)	(1)

Total income tax (benefit) expense	$(216)	$822	$860

Significant components of deferred income tax assets and liabilities, tax effected, are as follows:

(dollars in millions)	2011	2010
Deferred tax assets
Loss carryforwards	$2,426	$2,135
Leases	672	586
Reserves and accruals	296	270
Federal alternative minimum tax credits	171	186
Other	164	176

Total deferred tax assets	3,729	3,353

Deferred tax liabilities
Intangible assets	(3,542)	(4,300)
Property and equipment	(2,271)	(1,589)
Other	(39)	(31)

Total deferred tax liabilities	(5,852)	(5,920)
Less: Valuation allowance	(491)	(275)

Net deferred tax liabilities	$(2,614)	$(2,842)

(dollars in millions)	2011	2010
Current deferred tax asset, net	$668	$914
Non-current deferred tax liability, net	(3,282)	(3,756)

Net deferred tax liability	$(2,614)	$(2,842)

As of December 31, 2011, the Company has approximately $5.6 billion in federal net operating loss (“NOL”) carryforwards and $4.1 million in capital loss carryforwards. These federal NOL carryforwards will expire between 2012 and 2030. The Company’s ability to utilize NOL carryforwards in any given year

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

may be limited by certain events, including a significant change in ownership interest. The Company’s capital loss carryforwards will expire in 2016. The Company’s ability to utilize capital loss carryforwards is limited by generating capital gains to offset the capital loss within the carryforward period. The Company has available federal Alternative Minimum Tax credit carryforwards for tax purposes of approximately $171.1 million which may be used indefinitely to reduce regular federal income taxes.

As of December 31, 2011, the Company has $18.7 million in unrecognized tax benefits that, if recognized, would affect the Company’s annual effective tax rate. The Company reports interest and penalties separately from income tax expense. During 2011, accrued interest and penalties associated with unrecognized tax benefits were insignificant. The Company does not anticipate any significant increases or decreases to unrecognized tax benefits during the next twelve months.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

(dollars in millions)	2011	2010	2009
Gross tax contingencies, beginning of year	$19	$121	$123
Gross decreases to tax positions in prior periods	—	(102)	(2)
Gross increases to current period tax positions	78	—	—

Gross tax contingencies, end of year	$97	$19	$121

A valuation allowance is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the ability to generate sufficient income of the appropriate character within the carryforward period available under tax law and in the appropriate taxing jurisdictions. The Company considers many factors when assessing the likelihood of future realization of deferred tax assets, including recent cumulative earnings experience by taxing jurisdiction, expectations of future income, the carryforward periods available for tax reporting purposes, and other relevant factors. As of December 31, 2011, the Company’s valuation allowance relates to certain federal and state NOL carryforwards of $11.1 million and $442.4 million, respectively, that have been determined not to be more likely than not realizable. Furthermore, an additional $37.0 million of valuation allowance relates to stock option deductions included in the federal NOL carryforwards which are not realizable until they offset current taxes payable.

Due to T-Mobile’s NOL carryforwards, all tax years remain subject to examination by the Internal Revenue Service, as well as a significant number of state jurisdictions, although many are closed for assessment.

The reconciliation between the United States federal statutory income tax rate and T-Mobile’s effective income tax rate is as follows:

	2011	2010	2009
Federal statutory income tax rate	35.00%	35.00%	35.00%
State taxes, net of federal benefit	2.56	2.21	2.77
Change in valuation allowance	(4.36)	2.07	0.86
Impairment charges	(28.27)	—	—
Other, net	(0.54)	(1.52)	(1.71)

Effective income tax rate	4.39%	37.76%	36.92%

15.	Earnings per Share

Basic and diluted (loss) earnings per share is computed as net (loss) income divided by the weighted-average number of common shares outstanding for the period. Previously granted stock options for

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Deutsche Telekom stock were granted as part of the Company’s legacy stock option incentive plan and therefore resulted in stock-based compensation expense to the Company. However, these awards do not affect the Company’s equity structure and, therefore, do not represent potentially dilutive securities of the Company. As the Company has not issued any potentially dilutive securities, basic and diluted net (loss) income calculations are identical.

The computation of basic and diluted (loss) earnings per share (“EPS”) was as follows:

(dollars in millions, except per share amounts)	2011	2010	2009
Basic and Diluted EPS:
Net (loss) income	$(4,718)	$1,357	$1,476
Net income attributable to noncontrolling interest	—	(3)	(6)

Net (loss) income attributable to T-Mobile USA	$(4,718)	$1,354	$1,470

Weighted average shares outstanding—basic and diluted	292,669,971	292,669,971	292,669,971

Net (loss) income per common share—basic and diluted	$(16.12)	$4.63	$5.02

16.	Related Party Transactions

T-Mobile has obtained funding from Deutsche Telekom or its affiliates to meet working capital, capital expenditure, and other obligations. As of December 31, 2011, 2010 and 2009, the Company had significant payables due to Deutsche Telekom or its affiliates (Note 11). On October 1, 2010, T-Mobile distributed additional paid-in capital of $5.0 billion to Deutsche Telekom, funded through the assumption of $5.2 billion of notes payable to affiliates, net of $0.2 billion due for cross currency interest rate swaps entered into as economic hedges in connection with the debt assumption (Notes 11 and 12). The Company had information technology service commitments with Deutsche Telekom or its affiliates of $26.0 million as of December 31, 2011 (Note 18).

Transactions associated with Deutsche Telekom or its affiliates are included in various items in the accompanying Consolidated Balance Sheets, Consolidated Statements of Operations and Comprehensive Income (Loss), and Consolidated Statements of Cash Flows. The following tables summarize the transactions with Deutsche Telekom or its affiliates:

(dollars in millions)	2011	2010	2009
Related party revenues related to roaming agreements	$20	$22	$21
Related party expenses related to roaming agreements	11	14	17
Fees incurred for use of the T-Mobile brand	52	54	13
Interest expense related to payables to affiliates	680	569	778
Net gains related to changes in fair value of interest rate swaps	73	117	35
Net loss related to changes in the fair value of cash flow hedges	47	71	—

(dollars in millions)	2011	2010
Amount owed to the Company for affiliate receivables and cash management agreement	$1,820	$310

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

The Company has intercompany interest rate swap agreements (“swaps”) and cross currency interest rate swaps with Deutsche Telekom or its affiliates. The cross currency interest rate swaps are designated as cash flow hedges:

	2011		2010		2009
(dollars in millions for notional amounts)	Number of Contracts	Notional Amounts	Number of Contracts	Notional Amounts	Number of Contracts	Notional Amounts
Interest rate swaps entered into during the year	—	$—	5	$1,750	8	$3,100
Interest rate swaps terminated during the year	—	—	—	—	13	3,300
Interest rate swaps matured during the year	5	2,000	2	900	3	550
Interest rate swaps outstanding at year-end	8	2,800	13	4,800	10	3,950
Cash flow hedges entered into during the year	—	—	3	2,300	—	—
Cash flow hedges outstanding at year-end	3	2,300	3	2,300	—	—
As of December 31, 2011, the intercompany interest rate swaps outstanding had an aggregate net fair value of $96.4 million and the cash flow hedges have an aggregate negative net fair value of $8.3 million. As of December 31, 2010, the intercompany interest rate swaps outstanding had an aggregate net fair value of $68.8 million and cash flow hedges had an aggregate net fair value of $51.7 million.

For the purposes of securing T-Mobile’s obligations to provide handset insurance services, Deutsche Telekom issued a $58.0 million letter of credit on the Company’s behalf in 2010. As of December 31, 2011 and 2010, there was no balance outstanding on the letter of credit.

T-Mobile is party to network access and reciprocal wholesale agreements with certain affiliates that are controlled by Cook Inlet (Note 8). The agreements entitle each party to utilize airtime on the other party’s system, and/or utilize wireless system infrastructure in certain agreed-upon markets. The agreements are structured such that each party resells airtime purchased from the other, and related fees are charged and paid between the parties.

17.	Supplemental Cash Flow Information

(dollars in millions)	2011	2010	2009
Interest and income tax payments
Interest payments—affiliates	$831	$678	$833
Interest payments—other	4	5	3
Income tax payments, net of refunds received	16	70	62
Noncash investing and financing activities
Decrease in accounts payable for purchases of property and equipment	294	17	245
Relinquishment of accounts receivable from affiliates in satisfaction of notes payable to affiliates	500	2,615	1,492
Equity distribution in exchange for payables to affiliates (Notes 11, 12 and 16)	—	5,000	—
Close out of interest rate swap contracts (Note 16)	—	—	104
Assumption of payables to affiliates in exchange for derivatives	—	166	—
Rollover of current payables to affiliates	—	3,150	700
Acquisition of the remaining interest in a rural wireless carrier in exchange for spectrum licenses	—	32	—
Noncash portion of spectrum license swap transaction	50	—	—

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

18.	Commitments and Contingencies

Operating Leases

T-Mobile operates cell sites, switch sites, retail stores and office facilities, which are leased with contractual terms expiring between 2012 and 2027. The majority of cell site leases have an initial term of five years, with renewal options for varying additional five-year periods. Cell site leases were originally determined to have lease terms of 20 to 25 years due to renewal options that were considered at lease inception to be reasonably assured of exercise. As of June 30, 2010, the Company determined that certain renewal options pertaining to cell site leases were no longer reasonably assured due to developments in market factors and technological changes. As a result, the Company considers that renewal options on such leases are reasonably assured of exercise only up to a total term ending closest to 15 years from inception or acquisition of the lease.

The Company continues to recognize rent expense, including the effect of fixed increases in rent, on a straight-line basis over the term estimated at inception or acquisition of the lease. Beginning in 2010, the Company assessed reasonably assured renewals for all new leases and began recording rent expense on a straight-line basis over a term ending closest to 15 years. The disclosure of the future minimum lease payments under operating leases has been modified to exclude rentals during periods covered by renewal options that are no longer considered to be reasonably assured of exercise.

T-Mobile has operating leases with local exchange carriers for dedicated transportation lines. The original terms of these commitments vary from five years up to ten years.

Future minimum payments required under dedicated transportation lines and other operating leases over their remaining terms, including reasonably assured renewals are summarized below:

(dollars in millions)	Dedicated Transportation Lines	Other Operating Leases
Years Ending December 31,
2012	$232	$1,559
2013	119	1,510
2014	65	1,473
2015	25	1,415
2016	2	1,250
Thereafter	—	5,681

	$443	$12,888

Aggregate rental expense for cell sites, switch sites, retail stores and office facilities, including accounting for lease expense on a straight line basis was $1.7 billion for the years ended December 31, 2011 and 2010, and $1.6 billion for the year ended December 31, 2009. Aggregate rental expense for transportation lines under operating leases was $670.0 million, $779.3 million and $741.8 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Other Commitments

T-Mobile has commitments with local exchange carriers for non-dedicated transportation lines. The original terms of these commitments vary from five years up to ten years. Additionally included within the table below, the Company has entered into marketing sponsorship agreements and various other commitments with a variety of suppliers primarily to purchase handsets, network services, equipment, software and other

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

items in the ordinary course of business, with various terms, through 2016. These amounts are not reflective of the Company’s entire anticipated purchases under the related agreements, but are generally determined based on the non-cancelable quantities or termination amounts to which the Company is contractually obligated.

Future minimum payments required under non-dedicated transportation lines and other purchase commitments over their remaining terms are summarized below:

(dollars in millions)	Non-Dedicated Transportation Lines	Other Purchase Commitments
Years Ending December 31,
2012	$489	$398
2013	502	17
2014	495	4
2015	479	1
2016	411	1
Thereafter	457	—

	$2,833	$421

Bank Line of Credit

T-Mobile had a $150 million unsecured credit facility with U.S. Bank National Association available for working capital and other corporate purposes. This facility was not extended and expired December 31, 2011. The credit facility had variable interest rates based on LIBOR, plus a specified margin. The credit facility contained provisions to maintain compliance with certain covenants. The Company had no borrowings outstanding as of December 31, 2011 and 2010.

Capital Contribution Commitments

T-Mobile, AT&T Mobility and Verizon Wireless have partnered to create a national mobile commerce payment network. In accordance with the terms of the joint venture agreement, certain performance measures may be triggered in 2012 and the Company may opt to contribute additional capital ratably based on its equity ownership percentage over the operating life of the joint venture.

Contingencies and Litigations

T-Mobile is party to various claims, legal actions and complaints from time to time in the ordinary course of business. While the Company cannot predict the outcome of these matters with absolute certainty, the Company believes that all such matters are adequately indemnified by third parties, are without merit or are of such kind, or involve such amounts, that unfavorable disposition would not likely have a material adverse effect on the Consolidated Balance Sheets, Consolidated Statements of Operations and Comprehensive Income (Loss) or Consolidated Statements of Cash Flows. These statements are based on the Company’s current understanding of relevant facts and circumstances. As such, the Company’s view of these matters is subject to inherent uncertainties and may change in the future.

19.	Subsequent Events

On January 25, 2012, T-Mobile gave notice of its intent to terminate Cook Inlet’s exchange rights pursuant to the amended Exchange Rights Agreement dated December 20, 2010. On February 2, 2012, Cook Inlet

T-Mobile USA, Inc.

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

gave notice of its intent to exercise its exchange rights. In accordance with the Exchange Rights Agreement, on December 21, 2012, Cook Inlet will exchange its interest in the joint venture for cash.

On March 22, 2012, T-Mobile announced its intent to consolidate its call center operations from 24 to 17 facilities by the end of the second quarter of 2012.

In December 2011, pursuant to the termination of the Stock Purchase Agreement providing for the sale of T-Mobile by Deutsche Telekom to AT&T, Deutsche Telekom received break-up consideration consisting of $3.0 billion in cash and the right to the transfer of spectrum licenses and a long-term roaming agreement within the U.S.

Subsequent events were evaluated for disclosure through April 20, 2012, the date on which the financial statements were issued.

T-Mobile USA, Inc.

Condensed Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011

(Unaudited)

(dollars in millions, except per share amounts)
	September 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$430	$390
Accounts receivable, net of allowances for uncollectible accounts of $410 and $347, respectively	2,636	2,697
Accounts receivable from affiliates	325	1,820
Inventory	497	455
Current portion of deferred tax assets, net	669	668
Other current assets	786	572

Total current assets	5,343	6,602
Property and equipment, net of accumulated depreciation of $17,410 and $15,599, respectively	12,535	12,703
Goodwill	—	8,134
Spectrum licenses	14,360	12,814
Other intangible assets, net of accumulated amortization of $237 and $216, respectively	43	61
Investments in and advances to unconsolidated affiliates	33	35
Long-term investments	31	22
Other assets	268	238

Total assets	$32,613	$40,609

Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	$1,710	$1,826
Accrued liabilities	1,138	1,232
Current payables to affiliates	1,578	1,046
Deferred revenue	273	257
Other current liabilities	163	143

Total current liabilities	4,862	4,504

Long-term payables to affiliates	13,620	15,049
Deferred tax liabilities	3,543	3,282
Deferred rents	1,816	1,672
Other long-term liabilities	296	317

Total long-term liabilities	19,275	20,320

Commitments and contingencies (Note 15)
Stockholder’s equity
Common stock, par value $0.000001 per share, and paid-in capital; 500,000,000 shares authorized, 292,669,971 shares issued and outstanding	31,600	31,600
Accumulated other comprehensive loss	(9)	(28)
Accumulated deficit	(23,115)	(15,787)

Total stockholder’s equity	8,476	15,785

Total liabilities and stockholder’s equity	$32,613	$40,609

The accompanying notes are an integral part of these condensed consolidated financial statements.

T-Mobile USA, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

Nine months ended September 30, 2012 and 2011

(Unaudited)

(dollars in millions, except per share amounts)	Nine Months Ended September 30,
	2012	2011
Revenues
Branded contract revenues	$11,105	$12,264
Branded prepaid revenues	1,241	957
Wholesale revenues	407	315
Roaming and other service revenues	333	380

Total service revenues	13,086	13,916
Equipment sales	1,524	1,352
Other revenues	200	171

Total revenues	14,810	15,439

Operating expenses
Network costs, excluding depreciation and amortization	3,515	3,750
Cost of equipment sales	2,456	2,772
Customer acquisition, excluding depreciation and amortization	2,323	2,364
General and administrative, excluding depreciation and amortization	2,681	2,643
Depreciation and amortization	2,391	2,221
Impairment charges	8,134	—
Restructuring costs	90	—
Other, net	(136)	64

Total operating expenses	21,454	13,814

Operating (loss) income	(6,644)	1,625

Other (expense) income
Interest expense to affiliates	(487)	(481)
Interest income	53	15
Other income (expense), net	22	(11)

Total other expense, net	(412)	(477)

(Loss) income before income taxes	(7,056)	1,148
Income tax expense	(272)	(469)

Net (loss) income	$(7,328)	$679

Other comprehensive (loss) income, net of tax
Unrealized gain (loss) on derivatives held as cash flow hedges, net of tax of $10 and $48, respectively	17	(80)
Unrealized gain (loss) on foreign currency translation, net of tax of $2 and $7, respectively	2	(12)
Unrealized gain on available-for-sale securities, net of tax of $0 and $5, respectively	—	9

Total comprehensive (loss) income	$(7,309)	$596

Net (loss) income per common share:
Basic and diluted	$(25.04)	$2.32

Weighted average shares:
Basic and diluted	292,669,971	292,669,971

The accompanying notes are an integral part of these condensed consolidated financial statements.

T-Mobile USA, Inc.

Condensed Consolidated Statements of Cash Flows

Nine months ended September 30, 2012 and 2011

(Unaudited)

(dollars in millions)	Nine Months Ended September 30,
	2012	2011
Operating activities
Net (loss) income	$(7,328)	$679
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Impairment charges	8,134	—
Depreciation and amortization	2,391	2,221
Income tax expense	272	469
Amortization of debt discount and premium, net	(61)	(64)
Bad debt expense	676	483
Deferred rent expense	141	168
Other non-cash income	(225)	(40)
Changes in operating assets and liabilities
Accounts receivable	(630)	(422)
Inventory	(42)	101
Other current and long-term assets	(127)	(111)
Accounts payable	(336)	(113)
Other current and accrued liabilities	(30)	143
Accrued liabilities related to restructuring and transaction-related costs	(128)	56

Net cash provided by operating activities	2,707	3,570

Investing activities
Purchases of property and equipment	(2,003)	(2,178)
Expenditures related to spectrum licenses	(379)	(15)
Short term affiliate loan receivable, net	(297)	(1,100)
Proceeds from disposals of property and equipment	3	1
Proceeds (to acquire)/dispose of financial assets	(7)	45
Investments in and advances to unconsolidated affiliates, net	16	(11)

Net cash used in investing activities	(2,667)	(3,258)

Financing activities
Net cash provided by financing activities	—	—

Change in cash and cash equivalents	40	312
Cash and cash equivalents
Beginning of period	390	109

End of period	$430	$421

The accompanying notes are an integral part of these condensed consolidated financial statements.

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

1.	Consolidation and Basis of Presentation

The accompanying unaudited condensed consolidated interim financial statements include the balances and results of operations of T-Mobile USA, Inc. (“T-Mobile”, or the “Company”). The financial statements of T-Mobile include the accounts of all majority-owned subsidiaries over which T-Mobile exercises control, as well as variable interest entities where T-Mobile is deemed to be the primary beneficiary. Entities over which T-Mobile exercises significant influence, but does not control and is not the primary beneficiary are accounted for using the equity method. Entities over which T-Mobile is not able to exercise significant influence are accounted for using the cost method. Certain prior period amounts have been reclassified to conform to the current period presentation. Intercompany transactions and balances have been eliminated in consolidation.

The Condensed Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011, the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) and the Condensed Consolidated Statements of Cash Flows for the periods ended September 30, 2012 and 2011 should be read in conjunction with the consolidated audited financial statements and notes thereto for the three years ended December 31, 2011. In the opinion of management, the unaudited condensed consolidated interim financial statements reflect all adjustments (consisting of normal, recurring adjustments) which are necessary for a fair presentation of the Company’s results for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management’s estimates and operating results for the interim periods are not necessarily indicative of the operating results for the entire fiscal year.

The Company operates in a single operating segment and a single reporting unit as a wireless communications carrier. As of September 30, 2012 and December 31, 2011, and for the nine months ended September 30, 2012 and 2011, all of the Company’s revenues and long-lived assets related to operations in the United States, Puerto Rico and the U.S. Virgin Islands.

Federal Universal Service Fund (“USF”) and other fees, which are assessed by various governmental authorities in connection with the services that the Company provides to its customers, are reported on a gross basis in service revenues and network costs on the accompanying Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). The Company recorded USF and other fees on a gross basis of $348.9 million and $358.6 million, respectively, for the nine months ended September 30, 2012 and 2011. Sales, use and excise taxes for all service plans are reported on a net basis in general and administrative expenses in the accompanying Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).

2.	Recently Adopted Accounting Standards

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”. The new guidance specifies that the concepts of highest and best use and valuation premise are relevant only when measuring the fair value of nonfinancial assets, permits certain financial assets and liabilities with offsetting positions in market or counterparty credit risks to be measured at a net basis, and provides guidance on the application of premiums and discounts in a fair value measurement. Additionally, for measurements categorized within Levels 2 and 3 of the fair value hierarchy, the new guidance requires a description of the valuation technique(s) and the inputs used in the fair value measurement. If there has been a change in valuation technique, the new guidance requires disclosure of that

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

change and the reason(s) for making it. The guidance also requires quantitative information about the significant unobservable inputs used in Level 3 fair value measurements. However, the quantitative disclosures are not required for fair value measurements related to the reporting for goodwill after its initial recognition in a business combination. The new guidance is effective for T-Mobile for the year ending December 31, 2012. The Company has adopted this recently-issued accounting pronouncement for the year ending December 31, 2012, with no material impact on results of operations, financial condition or its financial disclosures.

In September 2011, the FASB issued ASU 2011-08, “Testing Goodwill for Impairment”. It provides an option to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Given this option, an entity no longer would be required to calculate the fair value of a reporting unit unless the entity determines, based on that qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The new guidance is effective for T-Mobile for the year ending December 31, 2012. The Company has adopted this recently-issued accounting pronouncement for the year ending December 31, 2012, with no material impact on results of operations, financial condition or its financial disclosures.

In July 2012, the FASB issued ASU 2012-02, “Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment”. This ASU simplifies the guidance for testing the decline in the realizable value (impairment) of indefinite-lived intangible assets other than goodwill. It allows an entity the option of first performing a qualitative assessment to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. The amendments in this Update are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The Company has adopted these amendments for the year ending December 31, 2012, with no material impact on results of operations, financial condition or its financial disclosures.

3.	Proposed Transaction with MetroPCS

On October 3, 2012, Deutsche Telekom AG (“Deutsche Telekom”) and MetroPCS Communications, Inc. (“MetroPCS”) announced the signing of a business combination agreement (“business combination agreement”) to combine T-Mobile and MetroPCS. The transaction will be accounted for as a reverse acquisition under the acquisition method of accounting with T-Mobile considered to be the accounting acquirer based upon the terms of the transaction which include the ability of T-Mobile’s stockholder, Deutsche Telekom, to nominate the majority of the board of directors of the combined company, and Deutsche Telekom receiving a majority of the voting rights in the combined company. Based on the determination that T-Mobile is the accounting acquirer in the transaction, T-Mobile will allocate the purchase price to the fair value of MetroPCS’ assets and liabilities at the acquisition date, with any excess purchase price being recorded as goodwill. The transaction is expected to close in the first half of 2013 subject to MetroPCS shareholder approval, regulatory approvals and other customary closing conditions. Pursuant to the terms and subject to the conditions set forth in the agreement, the key elements of the agreement are:

•

MetroPCS will effect a recapitalization that includes a reverse stock split of the MetroPCS common stock, pursuant to which each share of MetroPCS common stock outstanding as of the effective time of the reverse stock split will represent therefore one-half of a share of MetroPCS common stock and an aggregate cash payment of $1.5 billion to the MetroPCS stockholders.

•

MetroPCS will acquire all of T-Mobile’s common stock in exchange for issuing to Deutsche Telekom 74% of the fully diluted shares of MetroPCS’ common stock (calculated pursuant to the business combination agreement).

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

•

T-Mobile will refinance its existing intercompany debt with Deutsche Telekom by issuing Deutsche Telekom $15.0 billion senior unsecured notes. Deutsche Telekom will provide the combined company with a $0.5 billion unsecured revolving credit facility and purchase up to $5.5 billion in additional senior unsecured notes under certain circumstances.

Since the announcement on October 3, 2012 of the execution of the business combination agreement, MetroPCS, Deutsche Telekom (and certain of its subsidiaries), T-Mobile and the members of the MetroPCS board, including an officer of MetroPCS, have been named as defendants in multiple stockholder derivative and class action complaints challenging the transaction. The lawsuits generally allege, among other things, that the transaction fails to properly value MetroPCS and that the individual defendants breached their fiduciary duties in approving the business combination agreement and, in some of the lawsuits, that those breaches were aided and abetted by Deutsche Telekom (and certain of its subsidiaries), and T-Mobile. The lawsuits seek, among other things, injunctive relief enjoining the defendants from completing the transaction on the agreed-upon terms, monetary relief and attorneys’ fees and costs. While citing a number of specific issues, the Company believes these cases have no merit.

4.	Equipment Installment Plan Receivables

The Company offers certain retail customers the option to pay for their handsets and other purchases in installments over a period of up to 20 months. At the time of sale, the Company imputes interest on the installment receivables and records the deferred interest as a reduction to equipment revenues and the related accounts receivable. Interest income is recognized over the financed term of the customer contract. The current portion of the Company’s equipment installment plan receivables is included in accounts receivable, net and was $343.7 million and $159.7 million as of September 30, 2012 and December 31, 2011, respectively. The long-term portion of the equipment installment plan receivables is included in other assets and was $141.6 million and $95.9 million as of September 30, 2012 and December 31, 2011, respectively.

Credit Quality

The Company assesses the collectability and credit quality of the equipment installment plan receivables based upon a variety of factors, including aging of the accounts receivable portfolio, credit quality of the customer base, historical write off experience, payment trends, and other qualitative factors such as macro-economic conditions.

Based upon customer credit profiles, the Company classifies customers into the categories of “Prime” and “Subprime”. Prime customers are those with lower delinquency risk and Subprime customers are those with higher delinquency risk. Some customers within the Subprime category are required to pay an advance deposit for wireless service and equipment financed under the equipment installment plan.

There were no material movements between the credit categories as a result of new information that has arisen during the nine month period ended September 30, 2012.

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

The balance and aging of the equipment installment plan receivables on a gross basis by credit category are as follows:

	Credit Categories as of September 30, 2012
(dollars in millions)	Prime	Subprime	Total
Unbilled	$229	$319	$548
Current	8	14	22
Past Due	3	7	10

Total equipment installment plan receivables	$240	$340	$580

	Credit Categories as of December 31, 2011
(dollars in millions)	Prime	Subprime	Total
Unbilled	$124	$164	$288
Current	5	7	12
Past Due	3	3	6

Total equipment installment plan receivables	$132	$174	$306

The Company records bad debt expense based on an estimate of the percentage of equipment revenue that will not be collected. This estimate is based on a number of factors including historical write-off experience, credit quality of the customer base, and other factors such as macro-economic conditions. The Company monitors the aging of its equipment installment plan receivables and writes off account balances if collection efforts are unsuccessful and future collection is unlikely based on customer credit profile and the length of time from the original billing date.

Activity in the allowance for credit losses for the equipment installment plan receivables was as follows:

(dollars in millions)	September 30, 2012	December 31, 2011
Allowance, Beginning of Period	$51	$34
Change in deferred interest on short-term and long-term installment receivables	30	36
Bad debt expense	65	35
Write-offs	(52)	(54)

Allowance, End of Period	$94	$51

Included in the allowance for credit losses is deferred interest of $71.4 million and $41.1 million for the nine month period ended September 30, 2012 and the year ended December 31, 2011, respectively.

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

5.	Goodwill and Spectrum Licenses

The change in carrying values of goodwill and spectrum licenses during the nine months ended September 30, 2012 was as follows:

(dollars in millions)	Balances at December 31, 2011	Additions and Disposals	Impairment	Balances at September 30, 2012
Goodwill (at cost)	$18,465	$—	$—	$18,465
Accumulated impairment	(10,331)	—	(8,134)	(18,465)

	$8,134	$—	$(8,134)	$—

Spectrum licenses (at cost)	$23,251	$1,511	$—	$24,762
Accumulated impairment	(10,437)	35	—	(10,402)

	$12,814	$1,546	$—	$14,360

The Company assesses the carrying value of its goodwill and other indefinite-lived intangible assets (spectrum licenses) for potential impairment annually as of December 31 or more frequently if events or changes in circumstances indicate that such assets might be impaired. On October 3, 2012, Deutsche Telekom and MetroPCS announced the business combination agreement, which provides for the combination of T-Mobile and MetroPCS. Under the terms of the business combination agreement, Deutsche Telekom will receive 74% of the fully-diluted shares of common stock of the combined company (calculated pursuant to the business combination agreement) in exchange for its contribution of all of T-Mobile’s common stock (Note 3).

The Company determined that the announced transaction was a triggering event for a goodwill impairment assessment. The fair value of T-Mobile implied by using the market value of MetroPCS and the exchange terms contemplated in the business combination agreement was less than the carrying amount, including goodwill, of the Company’s single reporting unit as of September 30, 2012. The Company used the fair value implied by the transaction to estimate the fair value of the reporting unit in step one of its goodwill impairment test as it incorporates observable inputs that are considered as Level 2 in the fair value hierarchy. In determining the fair value of the reporting unit, the Company also considered alternative valuation methodologies, including valuation based upon earnings-multiples and discounted cash flow. Historically, the Company estimated the fair value of the reporting unit using a discounted cash flow approach when there was a lack of comparable observable market data. Because the first step in the impairment process indicated that the carrying value exceeded the fair value of the reporting unit as of September 30, 2012, the Company performed the second step in the goodwill impairment test.

As a result of the second step impairment analysis, the Company concluded that the implied goodwill was $0, and recognized a non-cash impairment charge of $8.1 billion for the nine months ended September 30, 2012. The Company attributes this impairment to the business impacts from the highly competitive environment in the U.S. wireless telecommunications industry and the ongoing challenges in attracting and retaining branded contract customers. No impairment charge was recognized for the nine months ended September 30, 2011.

The Company has determined that its spectrum licenses should be treated as indefinite-lived intangible assets. Spectrum licenses are carried at costs incurred to acquire spectrum licenses and the costs, if any, to prepare the licenses for use. The Federal Communications Commission (“FCC”) issues spectrum licenses that authorize wireless carriers to provide service in specific geographic service areas for up to fifteen years. The spectrum licenses provide the Company with the exclusive right to utilize designated radio

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

frequency spectrum to provide cellular communication services. The FCC has specific standards applying to wireless spectrum license renewals which provide that it will award a spectrum license renewal to a licensee that has met certain standards based on past performance. Historically, the FCC has granted license renewals routinely and at a nominal cost. The spectrum licenses held by the Company expire at various dates; however, the Company believes it will be able to meet all requirements necessary to secure renewal of its spectrum licenses. Moreover, the Company has determined that there are currently no legal, regulatory, contractual, competitive, economic or other factors that limit the useful lives of its spectrum licenses and therefore treats the spectrum licenses as indefinite-lived intangible assets.

During the nine months ended September 30, 2012, the carrying value of T-Mobile’s spectrum licenses increased as a result of spectrum acquisition activities. T-Mobile acquired spectrum licenses valued at $1.2 billion from Deutsche Telekom, which Deutsche Telekom had received from AT&T Inc. (“AT&T”) as a component of the break-up consideration related to the failed acquisition of T-Mobile by AT&T in 2011. In addition, T-Mobile completed a transaction to purchase from and exchange with Verizon Communications Inc. (“Verizon”) certain Advanced Wireless Services (“AWS”) spectrum licenses. As a result of the transaction, the Company received AWS spectrum licenses and transferred certain of its AWS spectrum licenses along with a cash payment to Verizon. A gain of $155.9 million was recognized as a result of this transaction and is recorded in other, net. There were no indicators of impairment of the Company’s spectrum licenses during the nine months ended September 30, 2012 or 2011.

6.	Investments in and Advances to Unconsolidated Affiliates

The Company’s investments in and advances to unconsolidated affiliates relate primarily to an investment in Iowa Wireless Services LLC (“Iowa Wireless”). T-Mobile plans to sell network assets and spectrum licenses to Iowa Wireless in a transaction expected to be completed in the fourth quarter of 2012 (Note 16). As a result of this expected transaction, spectrum licenses and property equipment valued at $15.5 million were transferred to held-for-sale during the nine months ended September 30, 2012.

During the nine months ended September 30, 2012 and 2011, the Company contributed $21.6 million and $10.9 million, respectively, to JVL Ventures LLC, a joint venture between T-Mobile, AT&T and Verizon. The Company’s share of the losses is not material to the financial statements. In accordance with the terms of the joint venture agreement, certain performance measures may be triggered in 2012 and the Company may opt to contribute additional capital ratably based on its equity ownership percentage over the operating life of the joint venture.

7.	Variable Interest Entity

Cook Inlet/VoiceStream GSM VII PCS Holdings LLC, (“CIVS VII”) is a joint venture funded by contributions from the Company and Cook Inlet Voice and Data Services, Inc. (“Cook Inlet”) with the majority (50.1%) of the initial capital contributions provided by Cook Inlet. CIVS VII is managed by Cook Inlet and owns spectrum licenses. The Company utilizes these spectrum licenses under certain operating agreements and compensates CIVS VII based on minutes of use. T-Mobile is required to consolidate the results of CIVS VII because T-Mobile is considered to be the primary beneficiary and substantially all of the joint venture’s activities are carried out on behalf of the Company. The results of CIVS VII have been consolidated in the Company’s financial statements, which include $267.8 million and $267.9 million in assets held by the joint venture as of September 30, 2012 and December 31, 2011, respectively.

In conjunction with the joint venture agreement for CIVS VII, the Company has an exchange rights agreement with Cook Inlet which as amended in 2010 allows Cook Inlet, with advance notice, to exchange its ownership interest in the joint venture for cash equal to the sum of Cook Inlet’s original contribution to

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

the joint venture plus accrued interest. The amended agreement provides T-Mobile, with advance notice, the right to cause Cook Inlet to exchange its joint venture interest for cash. The exchange right does not meet the definition of a derivative instrument.

During the first quarter of 2012, T-Mobile gave notice of its intent to terminate Cook Inlet’s exchange rights pursuant to the amended exchange rights agreement dated December 20, 2010 and Cook Inlet gave notice that they would exercise their interest in the joint venture for cash. However, subsequent to period-end, both T-Mobile and Cook Inlet entered into a rescission agreement to mutually terminate their respective notices (Note 16).

8.	Fair Value Measurements and Derivative Instruments

The Company accounts for certain assets and liabilities at fair value. Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the Company uses a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1	Observable inputs that reflect quoted prices in active markets for identical assets or liabilities;

Level 2	Inputs other than the quoted prices in active markets that are observable either directly or indirectly; and

Level 3	Unobservable inputs for which there is little or no market data, which require the Company to develop its own assumptions.

T-Mobile uses observable market data, when available. Assets and liabilities of the Company measured at fair value include interest rate swaps, cross currency interest rate swaps designated as cash flow hedges, auction rate securities, and investments and obligations related to the Company’s nonqualified deferred compensation plan. During the periods ended September 30, 2012 and 2011, the Company did not have any transfers between Levels 1, 2 or 3 in the three-tier value hierarchy.

T-Mobile does not enter into derivatives for trading or speculative purposes. The Company has entered into derivative agreements to manage exposure to fluctuations in interest rates, through interest rate swap agreements, and to manage foreign currency risk along with interest rate risk, through cross currency interest rate swap agreements. The interest rates swap agreements are not designated as hedging instruments and, accordingly, changes in fair value related to such agreements are reflected within interest expense. The cross currency interest rate swap agreements manage foreign currency risk and interest rate risk related to the Company’s payables to affiliates denominated in Euros. The cross currency interest rate swaps are designated as cash flow hedges and meet the criteria to qualify for hedge accounting. At the inception of the cash flow hedges and quarterly thereafter, the Company performs an assessment to determine whether changes in the fair values or cash flows of the derivatives are deemed highly effective in offsetting changes in the fair values or cash flows of the hedged transaction. If at any time subsequent to the inception of the cash flow hedges, the assessment indicates that the derivative is no longer highly effective as a hedge, the Company will discontinue hedge accounting and recognize all subsequent derivative gains and losses in results of operations. The effective portion of the change in fair value of the cross currency interest rate swaps is recorded in other comprehensive (loss) income and reclassified to interest expense in the period in which the hedged transaction affects earnings. The ineffective portion of the change in fair value of the cross currency interest rate swaps is recognized in earnings in the period of the change.

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

Interest Rate Swaps

The Company manages interest rate risk by entering into interest rate swaps, which are included in other current assets and other current liabilities as of September 30, 2012 and December 31, 2011. The total notional amount of such interest rate swaps held by the Company as of September 30, 2012 and December 31, 2011 was $4.1 billion and $2.8 billion, respectively. Interest rate swaps are valued using discounted cash flow techniques. These techniques incorporate market-based observable inputs such as interest rates and credit spreads, considering each instrument’s term, notional amount, discount rate and credit risk.

The Company’s interest rate swaps are classified as Level 2 in the three-tier value hierarchy. During the nine months ended September 30, 2012 and 2011, gains on the change in the fair value of these interest rate swaps of $74.1 million and $74.8 million, respectively, were reported as a reduction to and included in interest expense.

Cross Currency Interest Rate Swaps

The fair value of the Company’s cross currency interest rate swaps as of September 30, 2012 was $5.0 million included in other assets and $1.9 million included in other long-term liabilities. The fair value of the cross currency interest rate swaps as of December 31, 2011 was $8.3 million included in other assets and $16.6 million included in other long-term liabilities. Cross currency interest rate swaps are valued using discounted cash flow techniques. These techniques incorporate market-based observable inputs such as interest rates and credit spreads, considering each instrument’s term, notional amount, discount rate and credit risk. The Company’s cross currency interest rate swaps are classified as Level 2 in the three-tier value hierarchy.

The Company evaluates hedge effectiveness at the inception of the hedge prospectively as well as retrospectively and, at the end of each reporting period, records any ineffective portion of the hedging instruments in expense. During the nine months ended September 30, 2012 and 2011, the hedges were evaluated as 100% effective, thus no gain (loss) was recognized in interest expense due to hedge ineffectiveness.

Nonqualified Deferred Compensation Plan

Included in long-term investments and other long-term liabilities are available for sale securities and obligations, respectively, relating to the Company’s nonqualified deferred compensation plan, which are valued using quoted market prices in active markets or broker-dealer quotations. The nonqualified deferred compensation plan assets and liabilities are classified as Level 1 in the three-tier value hierarchy.

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

The following tables provide a summary by level of the fair value of financial instruments as of September 30, 2012 and December 31, 2011 that are measured on a recurring basis:

(dollars in millions)	At September 30, 2012
	Level 1	Level 2	Level 3	Total
Assets
Interest rate swaps	$—	$137	$—	$137
Cross currency interest rate swaps	—	5	—	5
Auction rate securities	—	—	7	7
Nonqualified deferred compensation plan	31	—	—	31

	$31	$142	$7	$180

Liabilities
Cross currency interest rate swaps	$—	$2	$—	$2
Nonqualified deferred compensation plan	31	—	—	31

	$31	$2	$—	$33

(dollars in millions)	At December 31, 2011
	Level 1	Level 2	Level 3	Total
Assets
Interest rate swaps	$—	$96	$—	$96
Cross currency interest rate swaps	—	8	—	8
Auction rate securities	—	—	7	7
Nonqualified deferred compensation plan	22	—	—	22

	$22	$104	$7	$133

Liabilities
Cross currency interest rate swaps	$—	$17	$—	$17
Nonqualified deferred compensation plan	22	—	—	22

	$22	$17	$—	$39

The following table summarizes the fair values of derivatives not designated as hedging instruments in as of September 30, 2012 and December 31, 2011:

(dollars in millions)	Derivatives Not Designated as Hedging Instruments
	September 30, 2012	December 31, 2011
Assets
Interest rate swaps	$137	$96

	$137	$96

Liabilities
Interest rate swaps	$—	$—

	$—	$—

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

The following table summarizes the activity related to derivatives not designated as hedging instruments for nine month periods ended September 30, 2012 and 2011:

(dollars in millions)	Derivatives Not Designated as Hedging Instruments
	Nine Months Ended September 30,
	2012	2011
Amount of gain recognized in income
Interest rate swaps	$74	$75

	$74	$75

The following table summarizes the fair values of derivatives designated as hedging instruments as of September 30, 2012 and December 31, 2011:

(dollars in millions)	Derivatives Designated as Hedging Instruments
	September 30, 2012	December 31, 2011
Assets
Cross currency interest rate swaps	$5	$8

	$5	$8

Liabilities
Cross currency interest rate swaps	$2	$17

	$2	$17

The following table summarizes the activity related to derivatives designated as hedging instruments for the nine month periods ended September 30, 2012 and 2011:

(dollars in millions)	Derivatives Designated as Hedging Instruments
	Nine Months Ended September 30,
	2012	2011
Amount of income (loss) recognized in other comprehensive (loss) income, net of tax
Cross currency interest rate swaps	$17	$(80)

	$17	$(80)

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

9.	Payables to Affiliates

Payables to affiliates consist of notes payable, net of discounts and premiums, and other payables to affiliates due as of September 30, 2012 for each of the maturity periods, as follows:

(dollars in millions)	Carrying Amount
Notes payable to affiliates, due 2013 (1.772% – 7.099%)	$1,273
Notes payable to affiliates, due 2014 (2.721% – 3.526%)	2,348
Notes payable to affiliates, due 2015 (2.877%)	1,905
Notes payable to affiliates, due 2016 (2.744%)	1,000
Notes payable to affiliates, due 2017	—
Notes payable to affiliates, thereafter (3.701% – 8.195%)	7,910

14,436
Unamortized discount and premium, net	481
Other payables to affiliates	281

Total payable to affiliates	15,198
Less: Current maturities of long-term payables to affiliates	1,273
Less: Other current payables to affiliates	305

Long-term payables to affiliates	$13,620

Payables to affiliates consist of notes payable, net of discounts and premiums, and other payables to affiliates due as of December 31, 2011 for each of the maturity periods, as follows:

(dollars in millions)	Carrying Amount
Notes payable to affiliates, due 2012 (2.815%)	$644
Notes payable to affiliates, due 2013 (1.770% – 7.099%)	1,273
Notes payable to affiliates, due 2014 (2.550% – 3.531%)	2,348
Notes payable to affiliates, due 2015 (2.689%)	1,905
Notes payable to affiliates, due 2016 (2.738%)	1,000
Notes payable to affiliates, thereafter (3.992% – 8.195%)	7,914

15,084
Unamortized discount and premium, net	543
Other payables to affiliates	468

Total payable to affiliates	16,095
Less: Current maturities of long-term payables to affiliates	644
Less: Other current payables to affiliates	402

Long-term payables to affiliates	$15,049

The fair value of the Company’s notes payable to affiliates is estimated based on comparable market yields for similar debt. The following table presents carrying amounts and fair values of the current and long-term notes payables to affiliates:

(dollars in millions)	September 30, 2012		December 31, 2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Notes payable to affiliates	$14,917	$14,889	$15,627	$16,870

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

10.	Income Taxes

The effective tax rate was (3.85)% and 40.82% for the nine months ended September 30, 2012 and 2011, respectively. For the nine months ended September 30, 2012, the Company’s effective tax rate differs from the statutory federal rate of 35.0% primarily due to permanent book and tax differences resulting from the goodwill impairment (Note 5). For the nine months ended September 30, 2011, our effective tax rate differs from the statutory federal rate of 35.0% primarily due to net state and foreign taxes, and changes in valuation allowance.

Income tax expense was $272 million and $469 million for the nine months ended September 30, 2012 and 2011, respectively. The decrease in income tax expense for the nine months ended September 30, 2012 compared to the same period in 2011 was primarily due to lower book income after permanent items.

11.	Earnings per share

Basic and diluted (loss) earnings per share is computed as net (loss) income divided by the weighted-average number of common shares outstanding for the period. As the Company has not issued any potentially dilutive securities, basic and diluted net (loss) income calculations are identical.

The computation of basic and diluted (loss) earnings per share (“EPS”) was as follows:

(dollars in millions, except per share amounts)	Nine Months Ended September 30,
	2012	2011
Basic and Diluted EPS:
Net (loss) income	$(7,328)	$679

Weighted average shares outstanding—basic and diluted	292,669,971	292,669,971

Net (loss) income per common share—basic and diluted	$(25.04)	$2.32

12.	Related Party Transactions

T-Mobile has obtained funding from Deutsche Telekom or its affiliates to meet working capital, capital expenditure, and other obligations. As of each of September 30, 2012 and December 31, 2011, the Company had significant payables due to Deutsche Telekom or its affiliates (Note 9).

Transactions associated with Deutsche Telekom or its affiliates are included in various items in the accompanying Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations and Comprehensive Income (Loss), and Condensed Consolidated Statements of Cash Flows. The following tables summarize the transactions with Deutsche Telekom or its affiliates:

(dollars in millions)	Nine Months Ended September 30,
	2012	2011
Related party revenues related to roaming agreements	$12	$17
Related party expenses related to roaming agreements	5	9
Fees incurred for use of T-Mobile brand	37	39
Interest expense related to payables to affiliates	484	490
Net gains related to changes in the fair value of the interest rate swaps	74	75
Net gain (loss) related to changes in the fair value of the cash flow hedges	17	(80)

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

(dollars in millions)	September 30, 2012	December 31, 2011
Amount owed to the Company for affiliate receivables and cash management agreement	$325	$1,820

The Company has intercompany interest rate swap agreements (“swaps”) and cross currency interest rate swaps, which are designated as cash flow hedges, with Deutsche Telekom or its affiliates (Note 8). There were no cash flow hedges entered into, terminated, or matured during the nine month periods ended September 30, 2012 and 2011. The following table summarizes the activity related to the swaps for the nine month period ended September 30, 2012 and year ended December 31, 2011:

	2012		2011
(dollars in millions for notional amount)	Number of contracts	Notional Amounts	Number of contracts	Notional Amounts
Interest rate swaps entered into during the period	3	$2,300	—	$—
Interest rate swaps matured into during the period	3	$1,050	5	$2,000
Interest rate swaps outstanding at period-end	8	$4,050	8	$2,800

T-Mobile is party to network access and reciprocal wholesale agreements with certain affiliates that are controlled by Cook Inlet (Note 7). The agreements entitle each party to utilize airtime on the other party’s system, and/or utilize wireless system infrastructure in certain agreed-upon markets. The agreements are structured such that each party resells airtime purchased from the other, and related fees are charged and paid between the parties.

13.	Restructuring Costs

During the nine months ended September 30, 2012, T-Mobile consolidated its call center operations from 24 to 17 facilities. In addition, T-Mobile restructured and optimized operations in other parts of the business to strengthen T-Mobile’s competiveness in the U.S. marketplace. Major costs incurred primarily related to lease buyout costs, severance payments and other personnel-related restructuring costs. In regards to these restructuring activities, the Company recognized total costs of approximately $90 million during the nine months ended September 30, 2012 as restructuring costs in the Consolidated Statements of Operations and Comprehensive (Loss) Income. Substantially all costs related to this consolidation effort have been incurred through this date. As of September 30, 2012, $42 million of costs incurred were included in accrued liabilities.

Activity associated with restructuring costs in accrued liabilities was as follows:

(dollars in millions)	2012
Balance as of December 31, 2011	$—
Personnel related restructuring costs	55
Non-personnel related restructuring costs	35
Cash payments	(48)

Balance as of September 30, 2012	$42

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

14.	Supplemental Cash Flow Information

(dollars in millions)	Nine Months Ended September 30,
	2012	2011
Interest and income tax payments
Interest payments—affiliates	$630	$631
Interest payments—other	14	3
Income tax payments, net of refunds received	24	15
Noncash investing and financing activities
(Increase)/decrease in accounts payable for purchases of property and equipment	(233)	306
Relinquishment of accounts receivable from affiliates in satisfaction of notes payable to affiliates	644	500
Noncash portion of spectrum license swap transactions	289	—
Spectrum licenses received in exchange for accounts receivable from affiliates	1,163	—

15.	Commitments and Contingencies

Commitments

During the third quarter of 2012, the Company and Crown Castle International Corp. (“CCI”) entered into definitive agreements pursuant to which CCI will acquire rights to approximately 7,200 T-Mobile towers for $2.4 billion in cash at closing, which is expected to take place in the fourth quarter 2012. Under the agreements, CCI will have the exclusive right to lease and operate these T-Mobile towers for a weighted average term of approximately 28 years and options to acquire the towers at the end of their respective lease terms. T-Mobile will lease back and continue to have rights to space on the towers required to operate the Company’s wireless communications equipment. The transaction will be treated as a failed sale-and-leaseback transaction with the proceeds reported as a financial liability at the time of close.

During the nine months ended September 30, 2012, T-Mobile signed various agreements with suppliers under which it has incurred purchase commitments totaling $5.1 billion relating to LTE-capable network equipment and handsets.

Contingencies

T-Mobile is party to various claims, legal actions and complaints from time to time in the ordinary course of business. While the Company cannot predict the outcome of these matters with absolute certainty, the Company believes that all such matters are adequately indemnified by third parties, are without merit or are of such kind, or involve such amounts, that unfavorable disposition would not likely have a material adverse effect on the Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income or Condensed Consolidated Statements of Cash Flows. These statements are based on the Company’s current understanding of relevant facts and circumstances. As such, the Company’s view of these matters is subject to inherent uncertainties and may change in the future.

T-Mobile has been named as a defendant in multiple shareholder lawsuits related to its proposed business combination agreement with MetroPCS (Note 3).

16.	Subsequent Events

On October 3, 2012, Deutsche Telekom and MetroPCS announced the signing of the business combination agreement, which provides for the combination of T-Mobile and MetroPCS (Note 3).

T-Mobile USA, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

As of October 15, 2012, both T-Mobile’s notice of its intent to terminate the exchange rights and Cook Inlet’s notice to exercise its exchange rights were mutually terminated pursuant to a rescission agreement entered into by the parties. As such, both of the parties’ rights were restored and are currently in existence (Note 7).

T-Mobile plans to sell network assets and spectrum licenses to Iowa Wireless in a transaction expected to be completed in the fourth quarter of 2012 (Note 6). No loss is expected on the sale.

Subsequent events were evaluated for disclosure through November 15, 2012.

Annex A

EXECUTION COPY

BUSINESS COMBINATION AGREEMENT

by and among

DEUTSCHE TELEKOM AG

T-MOBILE GLOBAL ZWISCHENHOLDING GMBH

T-MOBILE GLOBAL HOLDING GMBH

T-MOBILE USA, INC.

and

METROPCS COMMUNICATIONS, INC.

Dated as of October 3, 2012

A-i

(continued)

A-ii

BUSINESS COMBINATION AGREEMENT

BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of October 3, 2012, by and among DEUTSCHE TELEKOM AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (“DT”), T-MOBILE GLOBAL ZWISCHENHOLDING GMBH, a Gesellschaft mit beschränkter Haftung organized and existing under the laws of the Federal Republic of Germany (“Global”), T-MOBILE GLOBAL HOLDING GMBH, a Gesellschaft mit beschränkter Haftung organized and existing under the laws of the Federal Republic of Germany (“Holding”), T-MOBILE USA, INC., a Delaware corporation (“TMUS”), and METROPCS COMMUNICATIONS, INC., a Delaware corporation (“MetroPCS”).

RECITALS

WHEREAS, DT owns all of the issued and outstanding shares of capital stock of Global, which owns all of the issued and outstanding shares of capital stock of Holding, which owns all of the issued and outstanding shares of capital stock of TMUS;

WHEREAS, MetroPCS desires to effect a recapitalization and reverse split of its common stock, par value $0.0001 per share (the “MetroPCS Common Stock”), as described herein;

WHEREAS, in order to effect such recapitalization and the MetroPCS Reverse Stock Split, and to give effect to the other provisions herein and therein, MetroPCS desires to amend and restate its certificate of incorporation in the form attached as Exhibit A (the “New MetroPCS Certificate”) and its bylaws in the form attached as Exhibit B (the “New MetroPCS Bylaws”);

WHEREAS, as part of, and effective upon, such recapitalization and the MetroPCS Reverse Stock Split, MetroPCS desires to pay to its stockholders the MetroPCS Cash Amount, upon the terms and subject to the conditions set forth herein;

WHEREAS, upon, and subject to, such recapitalization, the MetroPCS Reverse Stock Split and the Cash Payment, Holding desires to sell to MetroPCS, and MetroPCS desires to purchase from Holding, the TMUS Shares in exchange for the TMUS Stock Consideration, upon the terms and subject to the conditions set forth herein;

WHEREAS, the MetroPCS Board has (a) approved the execution, delivery and performance of this Agreement, (b) determined that the New MetroPCS Certificate is advisable in connection with the Transaction in accordance with the provisions of the DGCL, and (c) resolved to recommend the approval of the New MetroPCS Certificate and the MetroPCS Share Issuance by the MetroPCS Stockholders, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the DGCL and the rules and regulations of the NYSE, as applicable;

WHEREAS, the execution, delivery and performance of this Agreement has been authorized by all requisite action of the board of directors or similar governing body of DT, Global, Holding and TMUS;

WHEREAS, concurrently with the Closing, and as a condition and inducement to the parties’ willingness to enter into this Agreement, (a) DT and MetroPCS shall enter into a Stockholder’s Agreement, dated as of the Closing Date, substantially in the form attached as Exhibit C (the “Stockholder’s Agreement”), and (b) DT and MetroPCS shall enter into a Trademark License Agreement, dated as of the Closing Date, substantially in the form attached as Exhibit D (the “Trademark License” and, together with the Stockholder’s Agreement, the “Ancillary Agreements”); and

WHEREAS, concurrently herewith, as a condition and inducement to the parties’ willingness to enter into this Agreement, Madison Dearborn Capital Partners IV, L.P. is entering into a voting and support agreement in the form attached as Exhibit E.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

“Actual Adjustment Amount” shall have the meaning set forth in Section 2.4(g).

“Additional DT Notes” shall have the meaning set forth in Section 4.13(c).

“Adjusted MetroPCS Stock Option” shall have the meaning set forth in Section 2.1(d)(i).

“Adjusted Per-Share Option Exercise Price” shall have the meaning set forth in Section 2.1(d)(i).

“Adjustment Amount” shall mean the sum of (i) the excess, if any, of $1,300,000,000 over the TMUS Working Capital as of 12:01 a.m., prevailing Eastern Time, on the Closing Date, plus (ii) the Spending Deficiency Amount.

“Affiliate” shall mean, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Ancillary Agreements” shall have the meaning set forth in the Recitals.

“Beneficially Own” shall mean, with respect to any securities, (i) having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation), (ii) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, or (iii) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, convertible security, stock appreciation, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which Beneficial Ownership is being determined or a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which Beneficial Ownership is being determined that increases in value as the value of the securities for which Beneficial Ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which Beneficial Ownership is being determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act).

“Business” shall mean the business of marketing, selling, offering, promoting or providing wireless telecommunications and wireless information products and services, and all products and services ancillary or related thereto, including products and services offered as of the date hereof by MetroPCS and its Subsidiaries, or TMUS and its Subsidiaries, as applicable, in the Territory.

“Business Day” shall mean any day other than a Saturday, a Sunday, a federal holiday or a day on which banks in the City of New York or in Bonn, Germany are authorized or obligated by Law to close.

“Cash Payment” shall have the meaning set forth in Section 2.1(c).

“CDMA” shall have the meaning set forth in Section 3.3(p)(ii)(I).

“Chosen Courts” shall have the meaning set forth in Section 7.4.

“Circumstance” shall mean any event, occurrence, fact, condition, effect, change or development.

“Closing” shall have the meaning set forth in Section 2.5.

“Closing Date” shall have the meaning set forth in Section 2.5.

“Code” shall have the meaning set forth in Section 3.2(g)(ii).

“Communications Act” shall have the meaning set forth in Section 3.1(c)(i).

“Confidentiality Agreement” shall mean, collectively, (i) the confidentiality agreement, dated January 31, 2012, between MetroPCS and TMUS, (ii) the Clean Team Confidentiality Agreement, dated April 19, 2012, between MetroPCS and TMUS, and (iii) the Common Interest Agreement, dated April 19, 2012, between MetroPCS and TMUS, in each case as amended, amended and restated, supplemented or modified from time to time.

“Control” shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or voting interests, by contract or otherwise.

“D&O Tail Policy” shall have the meaning set forth in Section 4.23(b).

“Damages” shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, diminution in value, costs and expenses, including interest, penalties and reasonable attorneys’ fees and expenses, in each case on a basis net of any actual benefit received.

“DT” shall have the meaning set forth in the Preamble.

“DT Notes” shall have the meaning set forth in Section 4.13(b).

“DT Termination Amount” shall have the meaning set forth in Section 6.2(d).

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Disputed Item” shall have the meaning set forth in Section 2.4(d).

“Effective Time” shall have the meaning set forth in Section 2.1(a).

“Encumbrance” (including, with correlative meaning, the term “Encumber”) shall mean any lien, pledge, charge, claim, encumbrance, hypothecation, security interest, option, lease, license, mortgage, easement or other restriction or third-party right of any kind, including any right of first refusal, tag-along or drag-along rights or restriction on voting, transferring, lending, disposing or assigning, in each case other than pursuant to the Stockholder’s Agreement.

“Environmental Law” shall mean any applicable Law relating to (i) the protection of the environment (including air, water, soil and natural resources) or (ii) the use, storage, handling, release or disposal of any Hazardous Substance or waste, in each case as presently in effect.

“Equity Interests” shall mean (i) any capital stock of a corporation, any partnership interest, any limited liability company interest or any other equity interest; (ii) any security or right convertible into, exchangeable for, or evidencing the right to subscribe for, any such stock, equity interest or security referred to in clause (i); (iii) any stock appreciation right, contingent value right or similar security or right that is derivative of any such stock, equity interest or security referred to in clause (i) or (ii); and (iv) any contract to grant, issue, award, convey or sell any of the foregoing.

“ERISA” shall have the meaning set forth in Section 3.2(g)(i).

“ERISA Affiliate” means any entity that would be considered a single employer with TMUS under Section 4001(b) of ERISA or a member of a group of entities which includes TMUS for purposes of Section 414(b), (c), (m) or (o) of the Code.

“Estimated Adjustment Amount” shall have the meaning set forth in Section 2.4(a).

“Estimated TMUS Closing Statement” shall have the meaning set forth in Section 2.4(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Liabilities” shall mean all liabilities of DT and its Affiliates, other than liabilities of TMUS and its Subsidiaries to the extent related to the business operated by TMUS and its Subsidiaries on or prior to the Effective Time.

“Executory Period” shall have the meaning set forth in the definition of “Spending Deficiency Amount.”

“FAA” shall have the meaning set forth in Section 3.2(h)(ii).

“FAA Rules” shall have the meaning set forth in Section 3.2(h)(v).

“FCC” shall have the meaning set forth in Section 3.1(c)(i).

“FCC Licenses” shall mean the TMUS FCC Licenses and the MetroPCS FCC Licenses, as applicable.

“FCC Rules” shall have the meaning set forth in Section 4.14(a).

“Final Order” shall mean any action or decision of a Governmental Entity (i) that has not been vacated, reversed, set aside, annulled or suspended, (ii) as to which no request for a stay or similar request is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed without the filing of any such request, (iii) as to which no timely petition for rehearing or reconsideration, application for review, or other protest is pending before such Governmental Entity and the time for the filing of any such petition, application or protest designated by statute, regulation or otherwise has passed, (iv) that is not under reconsideration or review on such Governmental Entity’s own motion and the time within which it may effect such reconsideration or review designated by statute, regulation or otherwise has passed, and (v) that is not then under administrative or judicial review and as to which there is no notice of appeal or other application for administrative or judicial review pending or in effect, and any deadline for filing any such appeal or other application for administrative or judicial review that may be designated by statute or rule has passed, unless, in the cases of clauses (ii) through (v), the parties mutually agree in writing that such request, stay, petition, application, protest, reconsideration, review, and/or appeal is not reasonably likely to result in vacating, reversing, setting aside, annulling or suspending such action or decision, or in modifying such action or decision in a manner that would reasonably be expected to have or result in a Regulatory Material Adverse Condition.

“Financing Sources” means the entities that commit to provide or otherwise enter into agreements, commitments, undertakings, contracts or arrangements in connection with or relating to the MetroPCS Finance Transactions or other financings in connection with or relating to the Transaction, including any lenders, noteholders, agents, collateral agents, arrangers, trustees or similar parties.

“FMA” shall have the meaning set forth in Section 4.1(r).

“GAAP” shall mean United States generally accepted accounting principles.

“Global” shall have the meaning set forth in the Preamble.

“Governmental Consents” shall mean all notices, reports and other filings required to be made prior to the Closing by DT or MetroPCS or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits, clearances, licenses, certificates, waivers and authorizations required to be obtained prior to the Closing by DT or MetroPCS or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Transaction.

“Governmental Entity” shall have the meaning set forth in Section 3.1(c)(i).

“Hazardous Substance” shall mean any substance that is (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, mold, radioactive material or radon; and (iii) any other substance which may be the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

“Hedge Agreement” shall mean any agreement or arrangement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Holding” shall have the meaning set forth in the Preamble.

“HSR Act” shall have the meaning set forth in Section 3.1(c)(i).

“In-the-Money MetroPCS Stock Option” shall have the meaning set forth in Section 2.1(d)(iii).

“Indebtedness” shall mean (i) all liabilities for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, and all liabilities in respect of mandatorily redeemable or purchasable capital stock or securities convertible into capital stock; (ii) all liabilities for the principal amount of the deferred and unpaid purchase price of real property and equipment that have been delivered; (iii) all liabilities in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under GAAP as capital leases; (iv) all liabilities in respect of Hedge Agreements; (v) all liabilities for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of any other Person of a type described in clauses (i), (ii), (iii) or (iv) above to the extent of the obligation secured; and (vi) all liabilities as guarantor of obligations of any other Person of a type described in clauses (i), (ii), (iii), (iv) or (v) above, to the extent of the obligation guaranteed.

“Independent Accountant” shall mean a certified public accountant satisfactory to MetroPCS and DT; provided, that if MetroPCS and DT do not appoint an Independent Accountant within 10 days after either MetroPCS or DT gives notice to the other of a request therefor, either of them may request the American

Arbitration Association to appoint as the Independent Accountant a partner in the New York office of a nationally recognized independent registered public accounting firm based on its determination that the partner has had no material relationships with the parties or their respective Affiliates within the preceding two years and taking into account such firm’s material relationships during the preceding two years with the parties and their respective Affiliates, and such appointment shall be final, binding and conclusive on MetroPCS and DT.

“Insurance Policies” shall have the meaning set forth in Section 3.2(j).

“Insured Parties” shall have the meaning set forth in Section 4.23(b).

“Intellectual Property” shall mean all rights in intellectual property of any type throughout the world, including the following: (i) all trademarks, service marks, brand names, product names and slogans, certification marks, collective marks, d/b/a’s, assumed names, Internet domain names, logos, symbols, trade dress, trade names and any and every other form of trade identity and other indicia of origin, all applications and registrations therefor and renewals thereof and all goodwill associated therewith and symbolized thereby (the items listed in this clause (i) collectively, “Trademarks”); (ii) all inventions and discoveries, whether or not reduced to practice, patents, including utility patents and design patents, industrial designs and utility models, invention disclosures, all applications and registrations for the foregoing, including reissues, divisionals, continuations, continuations-in-part, supplementary protection certificates, extensions, reexaminations, renewals thereof, and any counterparts (foreign or otherwise) claiming priority therefrom which priority may be claimed, and all inventions disclosed therein and improvements thereto; (iii) proprietary and confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, research and development, prototypes, models, designs, customer lists and supplier lists, all other confidential or proprietary technical, business and other information and all rights in any jurisdiction to limit the use or disclosure thereof (the items listed in this clause (iii) collectively, “Trade Secrets”); (iv) published and unpublished works of authorship (including databases and other compilations of information, mask works and Software), works for hire, the copyrights therein and thereto and all registrations and applications therefor and renewals, extensions, restorations and reversions thereof; and (v) all other intellectual property, industrial or similar proprietary rights recognized under any jurisdiction worldwide.

“Intercompany Contracts” shall mean all TMUS Contracts between TMUS or one or more of its Subsidiaries, on the one hand, and DT or one or more of its Subsidiaries (other than TMUS and its Subsidiaries), on the other hand, other than the DT Notes.

“Intercompany Indebtedness” shall mean any Indebtedness that would be owed by TMUS or one of its Subsidiaries to DT or one of its Subsidiaries (other than TMUS and its Subsidiaries) or by DT or one of its Subsidiaries (other than TMUS and its Subsidiaries) to TMUS or one of its Subsidiaries, other than the DT Notes, the Additional DT Notes or any indebtedness issued pursuant to Section 4.25.

“Intervening Event” shall mean a Circumstance material to MetroPCS and its Subsidiaries, taken as a whole, that did not occur, arise or become known to the MetroPCS Board or was not reasonably foreseeable by the MetroPCS Board, in each case prior to the date hereof (or if known or reasonably foreseeable prior to the date hereof, the material consequences of which were not known or reasonably foreseeable prior to the date hereof), which Circumstance, or any material consequence thereof, becomes known to the MetroPCS Board prior to the receipt of the MetroPCS Stockholder Approval; provided, however, that the receipt, existence or terms of a MetroPCS Acquisition Proposal shall not constitute an Intervening Event.

“IRS” shall have the meaning set forth in Section 3.2(g)(ii).

“IT Assets” shall mean computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all documentation associated therewith.

“Knowledge of MetroPCS” shall mean the actual knowledge of the Persons listed on Schedule 1.1(a) of the MetroPCS Disclosure Letter.

“Knowledge of TMUS” shall mean the actual knowledge of the Persons listed on Schedule 1.1(a) of the TMUS Disclosure Letter.

“Laws” shall have the meaning set forth in Section 3.2(h)(i).

“Leased Real Property” shall mean all real property leased or subleased by TMUS and its Subsidiaries or by MetroPCS and its Subsidiaries, as applicable.

“Liabilities” means any and all debts, Indebtedness, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Licensed MHz POPs” shall mean, with respect to any FCC License, (i) the population of each geographic area covered by such FCC License based on the 2010 United States census, multiplied by (ii) the aggregate MHz of spectrum authorized by such FCC License in such area.

“Licenses” shall have the meaning set forth in Section 3.2(h)(i).

“Low Exercise Price MetroPCS Stock Option” shall have the meaning set forth in Section 2.1(d)(iii).

“Material MetroPCS Contracts” shall have the meaning set forth in Section 3.3(p)(i).

“Material TMUS Contracts” shall have the meaning set forth in Section 3.2(o)(i).

“MetroPCS” shall have the meaning set forth in the Preamble.

“MetroPCS Acquisition Proposal” shall have the meaning set forth in Section 4.5(j).

“MetroPCS Adverse Recommendation Change” shall have the meaning set forth in Section 4.5(d).

“MetroPCS Benefit Plans” shall have the meaning set forth in Section 3.3(h)(i).

“MetroPCS Board” shall mean the board of directors of MetroPCS.

“MetroPCS Book-Entry Shares” shall have the meaning set forth in Section 2.1(f)(iii).

“MetroPCS Business Plan” shall mean MetroPCS’s 2012 business plan approved by the MetroPCS Board prior to the date hereof and MetroPCS’s 2013 long range planning model, a copy of each of which is attached as Schedule 1.1(b) of the MetroPCS Disclosure Letter.

“MetroPCS Cash Amount” shall have the meaning set forth in Section 2.1(c).

“MetroPCS Cash Deposit” shall have the meaning set forth in Section 2.1(e).

“MetroPCS Certificate” shall have the meaning set forth in Section 2.1(f).

“MetroPCS Closing Price” means the average, rounded to the nearest one ten thousandth, of the closing price of a share of MetroPCS Common Stock on the NYSE for the five full NYSE trading days immediately preceding the Closing Date, without giving effect to any adjustment for the MetroPCS Reverse Stock Split or the Cash Payment, whether through the operation of the NYSE’s ex-dividend procedures or otherwise.

“MetroPCS Common Stock” shall have the meaning set forth in the Recitals.

“MetroPCS Communications Licenses” shall have the meaning set forth in Section 3.3(i)(ii).

“MetroPCS Consent Offers” shall mean any consent solicitations or similar transactions to secure the waiver of the holders of a majority in principal amount of each series of the MetroPCS Existing Notes to any “Change of Control” resulting from the Transaction or the transactions related thereto.

“MetroPCS Contract” shall mean any agreement, lease, license, contract, note, mortgage, credit agreement, security agreement, indenture, arrangement, commitment, undertaking or other obligation, whether written or oral, binding upon MetroPCS or any of its Subsidiaries.

“MetroPCS Disclosure Letter” shall have the meaning set forth in Section 3.3.

“MetroPCS Employees” shall have the meaning set forth in Section 4.18(a).

“MetroPCS Exchange Ratio” shall have the meaning set forth in Section 2.1(a).

“MetroPCS Existing Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of March 17, 2011, among MetroPCS OpCo, as Borrower, the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as modified by the Incremental Commitment Agreement, dated as of May 10, 2011, among MetroPCS OpCo, as Borrower, the Guarantors (as defined therein), the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as further amended, amended and restated, supplemented or modified from time to time.

“MetroPCS Existing Finance Documents” means, collectively, (i) the Indenture, dated September 21, 2010, among MetroPCS OpCo, the Guarantors (as defined therein) and Wells Fargo Bank, N.A., as trustee, the First Supplemental Indenture, dated September 21, 2010, among MetroPCS OpCo, the Guarantors and Wells Fargo Bank, N.A., as trustee, and the Third Supplemental Indenture, dated December 23, 2010, among MetroPCS OpCo, the Guarantors and Wells Fargo Bank, N.A., as trustee, and the “Notes” (as defined therein), (ii) the Indenture, dated September 21, 2010, among MetroPCS OpCo, the Guarantors (as defined therein) and Wells Fargo Bank, N.A., as trustee, the Second Supplemental Indenture, dated November 17, 2010, among MetroPCS OpCo, the Guarantors (as defined therein) and Wells Fargo Bank, N.A., as trustee, and the Fourth Supplemental Indenture, dated December 23, 2010, among MetroPCS OpCo, the Guarantors and Wells Fargo Bank, N.A., as trustee, and the “Notes” (as defined therein), and (iii) the MetroPCS Existing Credit Agreement, together with the “Loan Documents” (as defined therein), in each case as amended, amended and restated, supplemented or modified from time to time.

“MetroPCS Existing Notes” means, collectively, MetroPCS OpCo’s (i) 7 7/8% Senior Notes due 2018 and (ii) 6 5/8% Senior Notes due 2020.

“MetroPCS FCC Licenses” shall have the meaning set forth in Section 3.3(i)(ii).

“MetroPCS Finance Transactions” shall mean, collectively, (i) the issuance of the Permitted MetroPCS Notes, if any, (ii) the MetroPCS Consent Offers, if any, and (iii) other financing transactions, including hedging transactions, reasonably related to the foregoing as DT and MetroPCS may agree.

“MetroPCS Financial Statements” shall have the meaning set forth in Section 3.3(f)(ii).

“MetroPCS HoldCo” shall mean MetroPCS, Inc.

“MetroPCS Material Adverse Effect” shall mean (i) an effect that would prevent or materially delay the ability of MetroPCS to consummate the Transaction, or (ii) a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of MetroPCS and its Subsidiaries, taken as a whole; provided, however, with respect to this clause (ii), none of the following shall be deemed to be or constitute a MetroPCS Material Adverse Effect, or be taken into account when determining whether a MetroPCS Material Adverse Effect has occurred or would occur: (A) any Circumstance generally affecting (x) the Territory or global economy or Territory or global financial, debt, credit, capital or securities markets or (y) the wireless telecommunications and wireless information products and services industry in the Territory; (B) any Circumstance resulting from any declared or undeclared acts of war, terrorism, outbreaks or escalations of hostilities, sabotage or civil strife or threats thereof; (C) any act of God or weather-related Circumstance; (D) any Circumstance resulting from any change in (x) GAAP or (y) applicable Laws or regulatory or enforcement developments (in the cases of clauses (A), (B), (C) and (D)(y), except to the extent such Circumstance disproportionately affects MetroPCS and its Subsidiaries, taken as a whole, relative to other companies in the wireless telecommunications and wireless information services industry in the Territory, and, in the case of clause (D)(x), except to the extent such Circumstance disproportionately affects MetroPCS and its Subsidiaries, taken as a whole, relative to the prepaid operations of other companies in the wireless telecommunications and wireless information services industry in the Territory); (E) any Circumstance resulting from any failure by MetroPCS or its Subsidiaries to meet any estimates, projections, budgets or forecasts of revenues or earnings for any period ending on or after the date hereof, or any rumors, predictions or reports of such failure; provided, that the exception in this clause (E) shall not prevent or otherwise affect a determination that any Circumstance underlying such failure has resulted in or contributed to a MetroPCS Material Adverse Effect; (F) any Circumstance resulting from the announcement, pendency or public disclosure of this Agreement and the Transaction; (G) any Circumstance resulting from any action required to be taken or omitted to be taken pursuant to this Agreement; or (H) any Circumstance resulting from any decline in the price or trading volume of, MetroPCS Common Stock on the NYSE; provided, that the exception in this clause (H) shall not prevent or otherwise affect a determination that any Circumstance underlying such decline has resulted in or contributed to a MetroPCS Material Adverse Effect. Any determination of “MetroPCS Material Adverse Effect” shall exclude the effects of the matters disclosed in the MetroPCS Disclosure Letter or the matters specifically identified in the notes to the MetroPCS Financial Statements.

“MetroPCS Material Licenses” shall have the meaning set forth in Section 3.3(i)(i).

“MetroPCS Merger” shall have the meaning set forth in Section 2.3(a).

“MetroPCS OpCo” shall mean MetroPCS Wireless, Inc..

“MetroPCS Owned Intellectual Property” shall have the meaning set forth in Section 3.3(o)(i).

“MetroPCS Per-Share Cash Amount” shall have the meaning set forth in Section 2.1(c).

“MetroPCS Permitted Encumbrances” shall mean (i) Encumbrances specifically reflected or specifically reserved against or otherwise disclosed in the MetroPCS Financial Statements or the MetroPCS Disclosure Letter; (ii) mechanics’, materialmen’s, warehousemen’s, carriers’, workers’ or repairmen’s liens or other common law or statutory Encumbrances arising or incurred in the ordinary course of MetroPCS’s business consistent with past practice and that are not material in amount or effect on the business of MetroPCS and its Subsidiaries, taken as a whole; (iii) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established, if and to the extent required by GAAP, in the most recent MetroPCS

Financial Statements; (iv) with respect to real property, (A) easements, quasi-easements, licenses, covenants, rights-of-way, rights of re-entry or other similar restrictions, including any other agreements, conditions or restrictions that would be shown by a current title report or other similar report or listing, in each case that do not or would not materially impair the conduct of business of MetroPCS and its Subsidiaries, taken as a whole, or the use or value of the relevant asset, (B) any conditions that may be shown by a current survey or physical inspection, in each case that do not or would not materially impair the conduct of business of MetroPCS and its Subsidiaries, taken as a whole, or the use or value of the relevant asset, and (C) zoning, building, subdivision or other similar requirements or restrictions, in each case that do not or would not materially impair the conduct of business of MetroPCS and its Subsidiaries, taken as a whole, or the use or value of the relevant asset; and (v) Encumbrances granted by or required under the MetroPCS Existing Finance Documents or any Hedge Agreements to which MetroPCS or any of its Subsidiaries is a party and which have been provided to DT prior to the date hereof.

“MetroPCS Preferred Stock” shall have the meaning set forth in Section 3.3(b)(i).

“MetroPCS Qualified Bidder” shall have the meaning set forth in Section 4.5(c).

“MetroPCS Recommendation” shall have the meaning set forth in Section 4.4(a).

“MetroPCS Restricted Stock” shall mean MetroPCS Common Stock issued, but not vested, under the MetroPCS Benefit Plans.

“MetroPCS Reverse Stock Split” shall have the meaning set forth in Section 2.1(a).

“MetroPCS Rights Agreement” shall mean the Rights Agreement, dated as of March 29, 2007, between MetroPCS and American Stock Transfer & Trust Company, as Rights Agent.

“MetroPCS SEC Reports” shall mean such reports, schedules, forms, statements and other documents required to be filed by MetroPCS under the Exchange Act or any successor statute, and the rules and regulations promulgated thereunder, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2009 (including the exhibits thereto and documents incorporated by reference therein).

“MetroPCS Share Issuance” shall have the meaning set forth in Section 2.2(b).

“MetroPCS State Licenses” shall have the meaning set forth in Section 3.3(i)(ii).

“MetroPCS Stock Option” shall have the meaning set forth in Section 2.1(d)(i).

“MetroPCS Stock Plans” shall have the meaning set forth in Section 2.1(d)(iv).

“MetroPCS Stockholder Approval” shall have the meaning set forth in Section 3.3(d).

“MetroPCS Stockholders” shall mean the holders of MetroPCS Common Stock.

“MetroPCS Stockholders Meeting” shall have the meaning set forth in Section 3.3(d).

“MetroPCS Subsequent Determination Notice” shall have the meaning set forth in Section 4.5(e).

“MetroPCS Superior Proposal” shall have the meaning set forth in Section 4.5(i).

“MetroPCS Superior Proposal Adverse Recommendation Change” shall have the meaning set forth in Section 4.5(e).

“MetroPCS Termination Amount” shall have the meaning set forth in Section 6.2(b).

“New MetroPCS Bylaws” shall have the meaning set forth in the Recitals.

“New MetroPCS Certificate” shall have the meaning set forth in the Recitals.

“NYSE” shall mean the New York Stock Exchange.

“Order” shall have the meaning set forth in Section 5.1(d).

“Organizational Documents” shall mean, with respect to any Person, such Person’s articles or certificate of association, incorporation, formation or organization, by-laws, limited liability company agreement, partnership agreement or other constituent document or documents, each in its currently effective form as amended from time to time.

“Owned Real Property” shall mean all real property owned in fee by TMUS and its Subsidiaries or by MetroPCS and its Subsidiaries, as applicable.

“Payment Agent” shall have the meaning set forth in Section 2.1(e).

“Permitted MetroPCS Notes” shall mean up to $3,500,000,000 (and up to an additional $2,000,000,000 to the extent necessary to satisfy the refinancing of any MetroPCS Existing Notes resulting from any change of control put obligations with respect thereto in connection with the Transaction) of fixed rate senior unsecured notes issued by MetroPCS HoldCo or MetroPCS OpCo in consultation with DT after the date hereof and on or prior to the Closing Date that (a) have a maturity date of not less than 7 and not more than 12 years from the date of issuance thereof, (b) have a call protection pricing schedule that is customary for high yield debt securities, (c) have a non-call period for Permitted MetroPCS Notes (i) with maturities of 7 years, of not more than 3 years from the date of issuance, (ii) with maturities of greater than 7 years and not greater than 9 years, of not more than 4 years from the date of issuance, (iii) with maturities of greater than 9 years and not greater than 11 years, of not more than 5 years from the date of issuance, and (iv) with maturities of greater than 11 years, of not more than 6 years from the date of issuance, (d) have an effective yield to maturity, at time of issuance thereof (taking into account any issuance fees (including underwriting fees) or original issue discount thereon), that is not greater than the initial yield that would be applicable to DT Notes of the same tenor, if such DT Notes were to be issued on the same date as such Permitted MetroPCS Notes, as calculated in accordance with Exhibit F, (e) expressly permit the Transaction (without the need to obtain any waiver, pay any fee, or make any offer to purchase), and (f) are otherwise on the terms set forth in Exhibit G; provided, further, that the proceeds of any Permitted MetroPCS Notes shall be used solely as permitted under this Agreement.

“Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Proxy Statement” shall have the meaning set forth in Section 3.3(e)(i).

“PUCs” shall have the meaning set forth in Section 3.1(c)(i).

“Regulatory Law” shall mean (i) the Sherman Anti-Trust Act of 1890, as amended, (ii) the Clayton Act, as amended, (iii) the HSR Act, (iv) the Federal Trade Commission Act, as amended, (v) any Law analogous to the HSR Act or otherwise regulating antitrust or merger control matters and in each case existing in foreign jurisdictions, (vi) all other Federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate (A) foreign investment or (B) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, (vii) the Communications Act, (viii) the FCC Rules, and (ix) the rules, regulations and orders of state public utility service or public utility commissions or similar state regulatory bodies.

“Regulatory Material Adverse Condition” shall have the meaning set forth in Section 4.11(c).

“Replacement Welfare Plan” shall have the meaning set forth in Section 4.18(b).

“Representatives” shall mean the directors, officers, employees, Affiliates, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders, consultants or representatives prior to the Closing of DT and its Subsidiaries or MetroPCS and its Subsidiaries, as applicable.

“Resolution Period” shall have the meaning set forth in Section 2.4(e).

“Restricted MetroPCS Contracts” shall have the meaning set forth in Section 3.3(p)(ii).

“Restricted TMUS Contracts” shall have the meaning set forth in Section 3.2(o)(ii).

“Sample TMUS Statement” shall mean the calculation set forth on Schedule 1.1(b) of the TMUS Disclosure Letter of (i) the TMUS Working Capital as of June 30, 2012, including the asset and liability line items used in such calculation, (ii) the capital expenditures of TMUS and its Subsidiaries for the quarter ended June 30, 2012, including the line items used in such calculation, and (iii) the marketing, subscriber acquisition and subscriber retention expenditures of TMUS and its Subsidiaries for the first eight months of 2012, including the line items used in such calculation.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Software” shall mean computer software, programs and databases in any form, including Internet web sites, web site content, member or user lists and information associated therewith, links, source code, object code, binary code, operating systems, boot loaders, kernels, and specifications, data, databases, database management code, libraries, scripts, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, whether tangible, intangible, separate or embedded, and data formats, all versions, updates, corrections, enhancements, and modifications thereto, and all related documentation, developer notes, comments and annotations.

“Spending Deficiency Amount” shall mean an amount equal to the sum of (i) an amount (if positive) equal to (A) the number of full days elapsed from and including the date hereof through 12:01 a.m., prevailing Eastern Time, on the Closing Date (the “Executory Period”), multiplied by $9,442,000, minus (B) the amount of capital expenditures actually made or expensed by TMUS and its Subsidiaries in the Executory Period (as calculated based on the line items shown on the Sample TMUS Statement for TMUS and its Subsidiaries, in each case, determined in accordance with the accounting principles, practices and methodologies used in the TMUS Applicable Accounting Principles), plus (ii) an amount (if positive) equal to (A) the number of full days elapsed in the Executory Period, multiplied by $7,869,000, minus (B) the amount of expenditures actually made or expensed by TMUS and its Subsidiaries on marketing, subscriber acquisition and subscriber retention activities in the Executory Period (as calculated based on the line items shown on the Sample TMUS Statement for TMUS and its Subsidiaries, in each case, determined in accordance with the accounting principles, practices and methodologies used in the TMUS Applicable Accounting Principles).

“Stock Purchase” shall have the meaning set forth in Section 2.2(a).

“Stockholder’s Agreement” shall have the meaning set forth in the Recitals.

“Subsidiary” shall mean, with respect to any Person, any entity, whether incorporated or unincorporated, of which (i) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries, (ii) a general partnership interest is held by such first mentioned Person and/or by any one or more of its Subsidiaries (excluding partnerships where such first mentioned Person (A) does not Beneficially Own a majority of the general partnership interests or voting interests and (B) does not otherwise Control such entity, directly or indirectly, by contract, arrangement or otherwise), or (iii) in excess of 50% of the Equity Interests of such other Person is, directly or indirectly, owned or Controlled by such first mentioned Person and/or by any one or more of its Subsidiaries; provided, that for purposes hereof, Cook Inlet/VS GSM VII PCS Holdings, LLC shall be deemed to be a Subsidiary of TMUS, and provided, further, that for purposes hereof, Iowa Wireless Services LLC shall not be deemed to be a Subsidiary of TMUS.

“Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) shall mean all United States federal, state and local and non-United States income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Return” shall mean all returns and reports (including elections, declarations, disclosures, schedules, estimates, and information returns) required to be supplied to a Taxing Authority relating to Taxes.

“Taxing Authority” means a Governmental Entity or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

“Termination Date” shall have the meaning set forth in Section 6.1(c).

“Territory” shall mean the United States, Puerto Rico, and the territories and protectorates of the United States.

“TMUS” shall have the meaning set forth in the Preamble.

“TMUS Applicable Accounting Principles” shall mean the accounting principles, practices and methodologies set forth in the Sample TMUS Statement or, to the extent not set forth or reflected therein, as used in TMUS Financial Statements for the fiscal year ended December 31, 2011.

“TMUS Acquisition Proposal” shall have the meaning set forth in Section 4.6(d).

“TMUS Benefit Plans” shall have the meaning set forth in Section 3.2(g)(i).

“TMUS Board” shall mean the board of directors of TMUS.

“TMUS Business Plan” shall mean TMUS’s 2012 and 2013 business plan, a copy of which is attached as Schedule 1.1(c) of the TMUS Disclosure Letter.

“TMUS Closing Statement” shall have the meaning set forth in Section 2.4(b).

“TMUS Closing Statement Dispute Notice” shall have the meaning set forth in Section 2.4(d).

“TMUS Common Stock” shall have the meaning set forth in Section 3.2(b)(i).

“TMUS Communications Licenses” shall have the meaning set forth in Section 3.2(h)(ii).

“TMUS Contract” shall mean any agreement, lease, license, contract, note, mortgage, credit agreement, security agreement, indenture, arrangement, commitment, undertaking or other obligation, whether written or oral, binding upon TMUS or any of its Subsidiaries.

“TMUS Disclosure Letter” shall have the meaning set forth in Section 3.2.

“TMUS FCC Licenses” shall have the meaning set forth in Section 3.2(h)(ii).

“TMUS Financial Statements” shall have the meaning set forth in Section 3.2(e)(i).

“TMUS Material Adverse Effect” shall mean (i) an effect that would prevent or materially delay the ability of DT, Holding or TMUS to consummate the Transaction, or (ii) a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of TMUS and its Subsidiaries, taken as a whole; provided, however, with respect to this clause (ii), none of the following shall be deemed to be or constitute a TMUS Material Adverse Effect, or be taken into account when determining whether a TMUS Material Adverse Effect has occurred or would occur: (A) any Circumstance generally affecting (x) the Territory or global economy or Territory or global financial, debt, credit, capital or securities markets or (y) the wireless telecommunications and wireless information products and services industry in the Territory; (B) any Circumstance resulting from any declared or undeclared acts of war, terrorism, outbreaks or escalations of hostilities, sabotage or civil strife or threats thereof; (C) any act of God or weather-related Circumstance; (D) any Circumstance resulting from any change in GAAP or applicable Laws or regulatory or enforcement developments (in the cases of clauses (A), (B), (C) and (D), except to the extent such Circumstance disproportionately affects TMUS and its Subsidiaries, taken as a whole, relative to other companies in the wireless telecommunications and wireless information services industry in the Territory); (E) any Circumstance resulting from any failure by TMUS or its Subsidiaries to meet any estimates, projections, budgets or forecasts of revenues or earnings for any period ending on or after the date hereof, or any rumors, predictions or reports of such failure; provided, that the exception in this clause (E) shall not prevent or otherwise affect a determination that any Circumstance underlying such failure has resulted in or contributed to a TMUS Material Adverse Effect; (F) any Circumstance resulting from any action required to be taken or omitted to be taken pursuant to this Agreement; or (G) any Circumstance resulting from the announcement, pendency or public disclosure of this Agreement and the Transaction. Any determination of “TMUS Material Adverse Effect” shall exclude the effects of the matters disclosed in the TMUS Disclosure Letter or the matters specifically identified in the notes to the TMUS Financial Statements.

“TMUS Material Licenses” shall have the meaning set forth in Section 3.2(h)(i).

“TMUS Merger” shall have the meaning set forth in Section 2.3(b).

“TMUS Owned Intellectual Property” shall have the meaning set forth in Section 3.2(n)(i).

“TMUS Permitted Encumbrances” shall mean (i) Encumbrances reflected or reserved against or otherwise disclosed in the TMUS Financial Statements or the TMUS Disclosure Letter; (ii) mechanics’, materialmen’s, warehousemen’s, carriers’, workers’ or repairmen’s liens or other common law or statutory Encumbrances arising or incurred in the ordinary course of TMUS’s business consistent with past practice and that are not material in amount or effect on the business of TMUS and its Subsidiaries, taken as a whole; (iii) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established if and to the extent required by GAAP, in the most recent TMUS Financial Statements; and (iv) with respect to real property, (A) easements, quasi-easements, licenses, covenants, rights-of-way, rights of re-entry or other similar restrictions, including any other agreements, conditions or restrictions that would be shown by a current title report or other similar report or listing, in each case that do not or would not materially impair the conduct of business of TMUS and its Subsidiaries, taken as a whole, or the use or value of the relevant asset, (B) any conditions that may be shown by a current survey or physical inspection, in each case that do not or would not materially impair the conduct of business of TMUS and its Subsidiaries, taken as a whole, or the use or value of the relevant asset, and (C) zoning, building, subdivision or other similar requirements or restrictions, in each case that do not or would not materially impair the conduct of business of TMUS and its Subsidiaries, taken as a whole, or the use or value of the relevant asset.

“TMUS Shares” shall mean all of the Equity Interests of TMUS.

“TMUS State Licenses” shall have the meaning set forth in Section 3.2(h)(ii).

“TMUS Stock Consideration” shall have the meaning set forth in Section 2.2(b).

“TMUS Working Capital” means, for the applicable date and time, (a) the sum of the amounts for the asset line items shown on the Sample TMUS Statement for TMUS and its Subsidiaries, minus (b) the sum of the amounts for the liability line items shown on the Sample TMUS Statement for TMUS and its Subsidiaries, in each case, determined in accordance with the accounting principles, practices and methodologies used in the TMUS Applicable Accounting Principles.

“TMUS Working Capital Facility” shall mean a revolving credit facility made available by DT (or one of its Subsidiaries if the obligations of such Subsidiary thereunder are unconditionally guaranteed by DT) for the benefit of TMUS and its Subsidiaries, for working capital and other general corporate purposes, with a maximum principal amount of no less than $500,000,000, which facility shall be on terms and conditions substantially as set forth on Exhibit H and otherwise reasonably acceptable to DT and MetroPCS.

“Tower Assets” means (i) the Owned Real Property and Leased Real Property owned or leased by TMUS or any of its Subsidiaries that have, as fixtures or appurtenances thereto, cellular transmission towers or building pads therefor owned or leased by TMUS or its Subsidiaries, but excluding any retail stores, business offices or any location where TMUS and its Subsidiaries do not have any facilities operating on TMUS FCC Licenses, and (ii) such cellular transmission towers and building pads therefor, all as set forth in Schedule 1.1(d) of the TMUS Disclosure Letter.

“Tower Holdco” shall have the meaning set forth in Section 4.25.

“Trade Secrets” shall have the meaning set forth in the definition of “Intellectual Property.”

“Trademarks” shall have the meaning set forth in the definition of “Intellectual Property.”

“Trademark License” shall have the meaning set forth in the Recitals.

“Transaction” shall mean the transactions contemplated by this Agreement.

“Transfer Taxes” shall mean any and all transfer Taxes (excluding Taxes measured in whole or in part by net income or gain), including sales, use, excise, stock, stamp, documentary, filing, real estate transfer, recording, permit, license, authorization and similar Taxes.

“Unresolved Items” shall have the meaning set forth in Section 2.4(f).

“Voting Debt” shall have the meaning set forth in Section 3.2(b)(ii).

“WARN Act” shall have the meaning set forth in Section 3.2(m)(v).

1.2 Other Definitional Provisions. Unless the express context otherwise requires:

(a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble;

(c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa;

(e) any references herein to “Dollars” and “$” are to United States Dollars;

(f) any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement;

(g) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(h) references herein to any gender includes each other gender;

(i) the word “or” shall not be exclusive; and

(j) references to documents or other materials “provided,” “delivered” or “made available” to DT, TMUS or MetroPCS, as applicable, shall mean that such documents or other materials were present prior to the execution and delivery of this Agreement in the on-line data room maintained for purposes of the Transaction by DT, TMUS or MetroPCS, as applicable, and accessible by the other parties or their Representatives.

ARTICLE II

RECAPITALIZATION; STOCK PURCHASE; CLOSING

2.1 The Recapitalization. On the Closing Date, MetroPCS shall undertake a recapitalization as follows:

(a) Amendment of Certificate of Incorporation; Reverse Stock Split. Upon the terms and subject to the conditions set forth in this Agreement, MetroPCS shall effect a reverse stock split, pursuant to which each share of MetroPCS Common Stock outstanding as of the Effective Time shall thereafter represent 0.5 of a share of MetroPCS Common Stock (the “MetroPCS Exchange Ratio”) (the “MetroPCS Reverse Stock Split”), by filing a Certificate of Amendment with the Secretary of State of the State of Delaware, providing for the amendment and restatement of the Certificate of Incorporation of MetroPCS in the form of the New MetroPCS Certificate. The New MetroPCS Certificate shall be the Certificate of Incorporation of MetroPCS from and after the Effective Time, until thereafter changed or amended as provided therein and/or in accordance with its provisions and applicable Law (the date and time the New MetroPCS Certificate becomes effective, the “Effective Time”).

(b) Amendment of Bylaws. MetroPCS shall take all actions necessary so that, effective as of the Effective Time, the amended Bylaws of MetroPCS shall be amended and restated in the form of the New MetroPCS Bylaws, which shall be the Bylaws of MetroPCS from and after the Effective Time, until thereafter changed or amended as provided therein, in the New MetroPCS Certificate and/or in accordance with applicable Law.

(c) Cash Payment. As part of the recapitalization of MetroPCS, subject to the terms and conditions set forth in this Agreement, and conditioned upon the effectiveness of the MetroPCS Reverse Stock Split, effective immediately following the Effective Time, MetroPCS shall make a payment (the “Cash Payment”) in cash in an amount equal to $1,500,000,000, without interest, in the aggregate (the “MetroPCS Cash Amount”), to the MetroPCS Stockholders of record immediately following the Effective Time, by paying to each such MetroPCS Stockholder an amount per share of MetroPCS Common Stock held of record by such holder immediately following the Effective Time (with the number of shares of MetroPCS Common Stock held by such holder, for the avoidance of doubt, taking into account the MetroPCS Reverse Stock Split) equal to the MetroPCS Cash

Amount divided by the aggregate number of shares of MetroPCS Common Stock (with the number of shares of MetroPCS Common Stock, for the avoidance of doubt, taking into account the MetroPCS Reverse Stock Split) outstanding immediately following the Effective Time (the “MetroPCS Per-Share Cash Amount”). The amount to be paid to each holder of record of MetroPCS Common Stock immediately following the Effective Time shall be rounded up to the nearest whole cent.

(d) MetroPCS Equity and Equity-Based Awards.

(i) Effective as of the Effective Time, and except as otherwise provided in Section 2.1(d)(iii), each then outstanding option to purchase shares of MetroPCS Common Stock (each, a “MetroPCS Stock Option”) granted to or held by any current or former employee, officer or director of, or consultant or other service provider to, MetroPCS or any of its Affiliates shall be adjusted such that (A) it shall become an option to purchase a number (rounded down to the nearest whole number) of shares of MetroPCS Common Stock (an “Adjusted MetroPCS Stock Option”) equal to the product of (1) the number of shares of MetroPCS Common Stock subject to such MetroPCS Stock Option immediately prior to the MetroPCS Reverse Stock Split, multiplied by (2) the MetroPCS Exchange Ratio, and (B) the per share exercise price for MetroPCS Common Stock issuable upon the exercise of such Adjusted MetroPCS Stock Option shall be adjusted to be equal to (rounded up to the nearest cent) (x) the quotient of (1) the exercise price per share of MetroPCS Common Stock for which such MetroPCS Stock Option was exercisable immediately prior to the MetroPCS Reverse Stock Split, divided by (2) the MetroPCS Exchange Ratio, less (y) the MetroPCS Per-Share Cash Amount (such adjusted per-share exercise price, the “Adjusted Per-Share Option Exercise Price”). Except as otherwise provided in this Section 2.1(d)(i) and in Section 2.1(d)(ii), each Adjusted MetroPCS Stock Option shall be subject to the same terms and conditions (including expiration dates and exercise provisions, taking into account, to the extent applicable, Section 2.1(d)(ii) and Section 2.1(d)(iv)), as were applicable to the corresponding MetroPCS Stock Option immediately prior to the Effective Time. This Section 2.1(d)(i) is intended to comply with Section 409A (and, to the extent applicable by reason of Section 409A, Section 424) of the Code and the Treasury Regulations issued thereunder and will be interpreted accordingly.

(ii) Effective as of the consummation of the Stock Purchase, each then outstanding MetroPCS Stock Option (whether or not converted into an Adjusted MetroPCS Stock Option) shall automatically and without any action on behalf of the holder thereof, immediately vest and become exercisable in accordance with its terms.

(iii) Notwithstanding Section 2.1(d)(i), (x) each MetroPCS Stock Option (other than any Low Exercise Price MetroPCS Stock Option) with an exercise price per share immediately prior to the Effective Time (ignoring any adjustment for the MetroPCS Reverse Stock Split or the Cash Payment, including pursuant to Section 2.1(d)(i)) that is less than the MetroPCS Closing Price (an “In-the-Money MetroPCS Stock Option”) shall, at the written election, as to all or any portion of such In-the-Money MetroPCS Stock Option, of the holder of such In-the-Money MetroPCS Stock Option made no later than five Business Days after the consummation of the Stock Purchase, and (y) each MetroPCS Stock Option granted under the Second Amended & Restated 1995 Stock Option Plan of MetroPCS that, if it were adjusted pursuant to Section 2.1(d)(i), would have an Adjusted Per-Share Option Exercise Price that is less than or equal to zero (a “Low Exercise Price MetroPCS Stock Option”), shall, automatically and without any action on behalf of the holder thereof, in each case of (x) and (y) in lieu of becoming an Adjusted MetroPCS Stock Option, be cancelled and converted, effective as of the consummation of the Stock Purchase, into the right to receive from MetroPCS, as promptly as reasonably practicable and in any event no later than 10 Business Days after the Closing Date, in full settlement of such holder’s right thereunder, an amount in cash, without interest, equal to (A) the product of (1) the aggregate number of shares of MetroPCS Common Stock subject to such In-the-Money MetroPCS Stock Option (or portion thereof) for which the holder has elected to receive cash pursuant to this Section 2.1(d)(iii) or Low Exercise Price MetroPCS Stock Option, as applicable, immediately prior to the Effective Time (and in each case ignoring any adjustment for the MetroPCS

Reverse Stock Split and the Cash Payment, including pursuant to Section 2.1(d)(i)), multiplied by (2) the amount by which the MetroPCS Closing Price exceeds the exercise price per share of such In-the-Money MetroPCS Stock Option (or portion thereof) for which the holder has elected to receive cash pursuant to this Section 2.1(d)(iii) or Low Exercise Price MetroPCS Stock Option, as applicable, immediately prior to the Effective Time (and in each case ignoring any adjustment for the MetroPCS Reverse Stock Split and the Cash Payment, including pursuant to Section 2.1(d)(i)), less (B) any Taxes required to be withheld from such payment.

(iv) For the avoidance of doubt, the MetroPCS Reverse Stock Split and Cash Payment contemplated by this Section 2.1 shall be deemed for all purposes of the MetroPCS Benefit Plans (including each of MetroPCS’s equity-based compensation plans, as amended, identified on Schedule 3.3(h) of the MetroPCS Disclosure Letter (the “MetroPCS Stock Plans”)) to have occurred contingent upon the consummation of the Stock Purchase such that, (A) there shall be a “Change in Control”, “Change of Control” and “Corporate Transaction”, as applicable, at the time of the consummation of the Stock Purchase under and pursuant to the terms of the MetroPCS Benefit Plans (including the MetroPCS Stock Plans) and (B) all severance, accelerated vesting, lapsing of restrictions and other rights and benefits that accrue and become effective under the MetroPCS Benefit Plans (including the MetroPCS Stock Plans) upon a “Change in Control”, “Change of Control” and “Corporation Transaction”, as applicable, as a result of the Transaction shall accrue and become effective as of the consummation of the Stock Purchase pursuant to such MetroPCS Benefit Plans (including the MetroPCS Stock Plans) and the provisions hereof. For the further avoidance of doubt, the MetroPCS Reverse Stock Split and Cash Payment shall together be deemed to constitute a “recapitalization” under each of the MetroPCS Stock Plans, and the applicable provisions of each such MetroPCS Stock Plan shall be construed accordingly. At or prior to the consummation of the Stock Purchase, the MetroPCS Board (or the appropriate committee thereof) and the boards of directors or management committees of its Subsidiaries shall pass such resolutions as may be necessary to effectuate the provisions of this Section 2.1(d), including to (x) ensure that all MetroPCS Stock Options that are not converted into Adjusted MetroPCS Stock Options are cashed out and cancelled effective as of the consummation of the Stock Purchase pursuant to Section 2.1(d)(iii) (and the MetroPCS Stock Plans are hereby deemed amended to the extent necessary to effectuate the provisions of this Section 2.1(d)) and that no holder of any such cashed-out and cancelled MetroPCS Stock Option shall have any right with respect thereto, except as provided in this Section 2.1(d) and (y) amend the award agreements with respect to any MetroPCS Restricted Stock to permit the holder of such MetroPCS Restricted Stock to receive and keep the Cash Payment contemplated by this Section 2.1.

(v) Prior to the Effective Time, MetroPCS shall deliver to each holder of the MetroPCS Stock Options appropriate notices and, if applicable, election forms, setting out the terms applicable to such MetroPCS Stock Options with respect to the Transaction.

(e) Payment Agent; Deposit of MetroPCS Cash Amount. At or prior to the Effective Time, MetroPCS shall deposit, or shall cause to be deposited, with a commercial bank or trust company designated by MetroPCS and reasonably satisfactory to DT (the “Payment Agent”) for the benefit of the MetroPCS Stockholders of record immediately following the Effective Time, (i) cash in lieu of any fractional shares, to be paid pursuant to Section 2.1(f)(v), and (ii) cash in an amount equal to the MetroPCS Cash Amount (such deposited amount described in clauses (i) and (ii), the “MetroPCS Cash Deposit”); provided, that, if the Closing does not occur, the Payment Agent shall return, or cause to be returned, the MetroPCS Cash Deposit, and any interest or other income thereon, to MetroPCS on the next Business Day following the termination of this Agreement pursuant to its terms. Except as otherwise agreed to by the parties, the investment of the MetroPCS Cash Deposit shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements, other bank instruments or direct deposits or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank that are then publicly available); provided, that no investment or loss thereon shall affect the amounts payable to holders of MetroPCS Common Stock pursuant to this Section 2.1. The MetroPCS Cash Deposit shall be used solely for purposes of making the Cash Payment and paying any cash in lieu of fractional shares to be paid pursuant to Section 2.1(f)(v), and shall not be used to satisfy any other obligation of MetroPCS, DT, TMUS or any of their respective Subsidiaries.

(f) Exchange of Shares.

(i) Notwithstanding anything in this Section 2.1(f) to the contrary, each certificate that immediately prior to the Effective Time represented shares of MetroPCS Common Stock (each, a “MetroPCS Certificate”) shall thereafter (and without the necessity of presenting the same for exchange) represent that number of shares of MetroPCS Common Stock into which the shares of MetroPCS Common Stock represented by such MetroPCS Certificate shall have been combined pursuant to the MetroPCS Reverse Stock Split, subject to the limitation on fractional shares pursuant to Section 2.1(f)(v).

(ii) As soon as practicable after the Closing, MetroPCS shall instruct the Payment Agent to send to each holder of record of a MetroPCS Certificate immediately prior to the Effective Time, (A) a letter of transmittal (which shall be in customary form and shall specify, among other things, that the delivery shall be effected, and risk of loss and title to such MetroPCS Certificate shall pass, only upon proper delivery of such MetroPCS Certificate to the Payment Agent) and (B) instructions for use in effecting the surrender of such MetroPCS Certificate in exchange for a new certificate representing that number of shares of MetroPCS Common Stock into which the shares of MetroPCS Common Stock represented by such MetroPCS Certificate shall have been combined pursuant to the MetroPCS Reverse Stock Split, the portion of the MetroPCS Cash Amount that such holder has the right to receive pursuant to the Cash Payment and cash in lieu of fractional shares pursuant to Section 2.1(f)(v).

(iii) Upon surrender of a MetroPCS Certificate for cancellation to the Payment Agent, together with a properly completed letter of transmittal, the Payment Agent (A) shall register in the name of the holder of such MetroPCS Certificate the number of whole shares of MetroPCS Common Stock (in the form of book-entry shares, unless the holder of such MetroPCS Certificate expressly requests in writing that such shares be delivered in certificated form) representing, in the aggregate, the whole number of shares of MetroPCS Common Stock, if any, into which the shares of MetroPCS Common Stock represented by such MetroPCS Certificate shall have been combined pursuant to the MetroPCS Reverse Stock Split and (B) shall deliver to the holder of such MetroPCS Certificate a check or wire transfer in same day funds for the amount equal to the portion of the MetroPCS Cash Amount that such holder has the right to receive pursuant to the Cash Payment and cash payable in lieu of fractional shares pursuant to Section 2.1(f)(v). The MetroPCS Certificate so surrendered shall forthwith be cancelled. Promptly (and in any event no more than two Business Days) after the Closing, with respect to each holder of book-entry shares which immediately prior to the Effective Time represented shares of MetroPCS Common Stock (“MetroPCS Book-Entry Shares”), the Payment Agent (x) shall register in the name of such holder the number of whole shares of MetroPCS Common Stock (in the form of book-entry shares) representing, in the aggregate, the whole number of shares of MetroPCS Common Stock, if any, into which such holder’s MetroPCS Book-Entry Shares shall have been combined pursuant to the MetroPCS Reverse Stock Split, and (y) deliver to such holder a check or wire transfer in same day funds for the amount equal to the portion of the MetroPCS Cash Amount that such holder has the right to receive pursuant to the Cash Payment and cash payable in lieu of fractional shares pursuant to Section 2.1(f)(v), without such holder being required to deliver a MetroPCS Certificate or an executed letter of transmittal to the Payment Agent. No interest will be paid or accrued on any MetroPCS Payment, any cash in lieu of fractional shares or any other cash payments payable in respect of any such securities pursuant to this Agreement.

(iv) If any shares of MetroPCS Common Stock that are combined pursuant to the MetroPCS Reverse Stock Split are to be registered in the name of, or if any cash in respect thereof is to be paid to, a Person other than that in whose name the MetroPCS Certificate(s) surrendered pursuant to this Section 2.1(f) is or are registered (whether as the result of a transfer of such shares or otherwise), it shall be a condition to the registration of such shares and the cash payments that (A) such certificate or certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument or instruments of transfer as MetroPCS or the Payment Agent may reasonably request) and otherwise in proper form for transfer, (B) the Person requesting such registration and payment shall pay to the Payment Agent in advance any transfer or other Taxes required by reason of the payment or registration in any name other than that of the registered holder of the shares represented by the MetroPCS Certificate surrendered or required for any other reason, or shall establish to the satisfaction of the Payment Agent that such Tax has been paid or is not payable, and (C) the Person receiving such payment and in whose name such shares are being registered (I) represents and warrants to MetroPCS that such Person is entitled to such payment and shares being registered and (II) agrees to indemnify MetroPCS from and against any and all Damages resulting from, arising out of, or incurred in connection with any claim that any other Person is entitled to such payment and shares being registered.

(v) No certificates or scrip representing fractional shares of MetroPCS Common Stock or book-entry credit of the same will be issued in connection with the MetroPCS Reverse Stock Split, including upon the surrender for exchange of shares of MetroPCS Common Stock, but in lieu thereof each MetroPCS Stockholder who would otherwise be entitled to a fraction of a share of MetroPCS Common Stock in connection with the MetroPCS Reverse Stock Split (after aggregating all fractional shares of MetroPCS Common Stock to be received by such MetroPCS Stockholder) shall receive an amount of cash (rounded up to the nearest whole cent), without interest, equal to the product of such fraction multiplied by the MetroPCS Closing Price.

(vi) Any portion of the MetroPCS Cash Deposit that remains unclaimed by MetroPCS Stockholders or former MetroPCS Stockholders as of the first anniversary of the Closing shall be paid to MetroPCS. Any MetroPCS Stockholders or former MetroPCS Stockholders shall thereafter look only to MetroPCS for the issuance of any certificates of MetroPCS Common Stock or payment of any portion of the MetroPCS Cash Amount or cash in lieu of any fractional shares of MetroPCS Common Stock such MetroPCS Stockholders or former MetroPCS Stockholders are entitled to receive pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, none of MetroPCS, the Payment Agent, any of their respective Representatives or any other Person shall be liable to any MetroPCS Stockholder or former MetroPCS Stockholder for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(vii) In the event any MetroPCS Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact in a form reasonably acceptable to MetroPCS by the Person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by MetroPCS, the posting by such Person of a bond in such amount as MetroPCS may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate, the Payment Agent shall (A) register in the name of the holder of such MetroPCS Certificate the number of whole shares of MetroPCS Common Stock (in the form of book-entry shares, unless the holder of such MetroPCS Certificate expressly requests in writing that such shares be delivered in certificated form) representing, in the aggregate, the whole number of shares of MetroPCS Common Stock, if any, into which the shares of MetroPCS Common Stock represented by such MetroPCS Certificate shall have been combined pursuant to the MetroPCS Reverse Stock Split and (B) deliver to the holder of such MetroPCS Certificate a check or wire transfer in same day funds for the amount equal to the portion of the MetroPCS Cash Amount that such holder has the right to receive pursuant to the Cash Payment and cash payable in lieu of fractional shares pursuant to Section 2.1(f)(v).

(g) Withholding Rights. The Payment Agent and MetroPCS shall be entitled to deduct and withhold from the MetroPCS Cash Amount and any other amounts otherwise payable pursuant to this Agreement such amounts as the Payment Agent or MetroPCS, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax Law, with respect to the making of such payment (which deduction, in the case of the MetroPCS Restricted Stock, shall be made from the shares into which such MetroPCS Restricted Stock is combined pursuant to the MetroPCS Reverse Stock Split). To the extent the amounts are so withheld by the Payment Agent or MetroPCS, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

2.2 Stock Purchase. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing and effective immediately following the Cash Payment:

(a) Holding will sell, convey, assign, transfer and deliver to MetroPCS, free and clear of all Encumbrances, and MetroPCS will purchase, acquire and accept from Holding, all of Holding’s right, title and interest in and to TMUS Shares, free and clear of all Encumbrances, and shall deliver or cause to be delivered to MetroPCS certificates representing the TMUS Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed (the “Stock Purchase”); provided that notwithstanding the foregoing or any other provision hereof, neither MetroPCS, TMUS nor any of their respective Subsidiaries shall assume or be obligated to pay, perform or otherwise discharge any (and DT shall retain, pay, perform or otherwise discharge without recourse to MetroPCS, TMUS or any of their Subsidiaries all, and as applicable shall reimburse MetroPCS, TMUS and any of their Subsidiaries for their satisfaction of any) Excluded Liabilities;

(b) MetroPCS shall issue and deliver (the “MetroPCS Share Issuance”) to Holding or its designee, a number of shares of MetroPCS Common Stock equal to 74% of the fully-diluted (as calculated under the treasury method based on the MetroPCS Closing Price after taking into account the MetroPCS Reverse Stock Split and the Cash Payment, but not taking into account any cancellation of MetroPCS Stock Options pursuant to Section 2.1(d)(iii)) shares of MetroPCS Common Stock outstanding immediately following the Cash Payment (on a grossed-up basis to take into account the number of shares of MetroPCS Common Stock so issued to Holding or its designee), which, at DT’s election, may be represented by one or more certificates or may be uncertificated (the “TMUS Stock Consideration”); provided, that in the event of any dividend or distribution (other than the Cash Payment), stock split, reverse stock split (other than the MetroPCS Reverse Stock Split), stock dividend, reorganization, reclassification, merger, combination, recapitalization, or other like change with respect to or affecting shares of MetroPCS Common Stock (or in respect of which a record date or effective date, as applicable, has been declared and passed prior to the Effective Time), and including any stock repurchase or redemption effected on a substantially pro rata basis or in which a majority of the MetroPCS Stockholders participate, which occurs prior to the Effective Time and which affects the number of shares of MetroPCS Common Stock that DT should equitably receive, such number of shares of MetroPCS Common Stock shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such transaction or declaration; and provided, further, that the MetroPCS Share Issuance shall be made only in whole shares, and any fractional shares shall be rounded up to the nearest whole share; and

(c) DT shall pay to TMUS the Estimated Adjustment Amount, if any.

2.3 Mergers. Upon the terms and subject to the conditions set forth in this Agreement, on the Business Day immediately following the Closing Date, unless otherwise agreed by the Parties in writing in good faith:

(a) In accordance with Section 253 of the DGCL, MetroPCS shall cause MetroPCS HoldCo to merge with and into MetroPCS OpCo (the “MetroPCS Merger”), whereupon the separate existence of MetroPCS HoldCo shall cease and MetroPCS OpCo shall continue its existence as the surviving corporation under the laws of the State of Delaware. MetroPCS shall cause MetroPCS OpCo to file with the Secretary of State of Delaware a certificate of merger, upon the filing of which the MetroPCS Merger shall be effective. By virtue of the MetroPCS Merger, (i) each share of common stock, par value $0.0001 per share, of MetroPCS HoldCo issued and outstanding immediately prior to the effectiveness of the MetroPCS Merger shall automatically be converted into one validly issued, fully paid and nonassessable share of common stock of MetroPCS OpCo, and (ii) each share of common stock, par value $0.0001 per share, of MetroPCS OpCo shall be automatically canceled. Prior to the Closing Date, MetroPCS shall cause MetroPCS HoldCo and MetroPCS OpCo to enter into an agreement and plan of merger reflecting the provisions of this Section 2.3(a).

(b) Immediately following the MetroPCS Merger, in accordance with Section 251 of the DGCL, MetroPCS shall cause MetroPCS OpCo to merge with and into TMUS (the “TMUS Merger”), whereupon the separate existence of MetroPCS OpCo shall cease and TMUS shall continue its existence as the surviving corporation under the laws of the State of Delaware. MetroPCS shall cause TMUS to file with the Secretary of State of Delaware a certificate of merger, upon the filing of which the TMUS Merger shall be effective. By virtue of the TMUS Merger, (i) each share of common stock, par value $0.0001 per share, of MetroPCS OpCo issued and outstanding immediately prior to the effectiveness of the TMUS Merger shall automatically be canceled, and (ii) each share of common stock, par value $0.000001 per share, of TMUS shall remain outstanding. Prior to the Closing Date, MetroPCS shall cause MetroPCS OpCo to, and DT shall cause TMUS to, and TMUS shall, enter into an agreement and plan of merger reflecting the provisions of this Section 2.3(b), and MetroPCS and Holding shall provide such consents as may be necessary or advisable to authorize the TMUS Merger.

2.4 Adjustment. (a) At least five Business Days prior to the expected Closing Date (and in any event not more than 10 Business Days prior to the actual Closing Date), DT shall prepare and deliver to MetroPCS a statement (the “Estimated TMUS Closing Statement”) consisting of a calculation in reasonable detail (including calculations of the TMUS Working Capital and the Spending Deficiency Amount) of the estimated Adjustment Amount, if any (the “Estimated Adjustment Amount”). The Estimated TMUS Closing Statement shall be signed by a duly authorized officer of DT and prepared in good faith and in accordance with the TMUS Applicable Accounting Principles and using the line items set forth on the Sample TMUS Statement. DT shall provide to MetroPCS and its Representatives such access to the books and records of TMUS and its Subsidiaries and to any other information, including such access to TMUS’s and its Subsidiaries’ employees and work papers of their accountants (subject to MetroPCS entering into, and such accountants agreeing to, a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants), as MetroPCS shall reasonably request, in connection with MetroPCS’s review of the Estimated TMUS Closing Statement and preparation of the TMUS Closing Statement. MetroPCS shall have the right to object to the amounts contained in the Estimated TMUS Closing Statement within two Business Days after the delivery of the Estimated TMUS Closing Statement to MetroPCS. DT shall in good faith consider the objections, if any, of MetroPCS to the Estimated TMUS Closing Statement and, if MetroPCS has made any objections, will re-issue an Estimated TMUS Closing Statement containing the Estimated Adjustment Amount no later than two Business Days prior to the Closing Date with any such revisions that DT has determined in good faith are appropriate.

(b) Closing Statement. As promptly as practicable following the Closing Date (but in any event within 90 days thereafter), MetroPCS shall prepare, or cause to be prepared, and deliver to DT a statement (the “TMUS Closing Statement”) consisting of a calculation in reasonable detail (including calculations of the TMUS Working Capital and the Spending Deficiency Amount) of (i) the Adjustment Amount, if any, and (ii) the amount, if any, payable pursuant to Section 2.4(g). The TMUS Closing Statement shall be signed by a duly authorized officer of MetroPCS and prepared in good faith and in accordance with the TMUS Applicable Accounting Principles and using the line items set forth on the Sample TMUS Statement.

(c) Access to Information. MetroPCS shall provide to DT and its Representatives such access to the books and records of TMUS and its Subsidiaries and to any other information, including such access to TMUS’s and its Subsidiaries’ employees and work papers of the accountants who compiled or reviewed the TMUS Closing Statement or the underlying accounting data (subject to DT entering into, and such accountants agreeing to, a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants), as DT shall reasonably request, in connection with DT’s review of the TMUS Closing Statement.

(d) Closing Statement Dispute Notice. The TMUS Closing Statement shall become final, binding and conclusive upon DT and MetroPCS on the 45th day following DT’s receipt of the TMUS Closing Statement unless, if DT in good faith disputes one or more items contained in the TMUS Closing Statement on the basis that it was not prepared and calculated in accordance with this Agreement or that there was a mathematical error (a “Disputed Item”), on or prior to such 45th day, DT delivers to MetroPCS a written notice (a “TMUS Closing Statement Dispute Notice”) stating that DT disputes one or more Disputed Items and specifying in reasonable detail each Disputed Item. If DT timely delivers a TMUS Closing Statement Dispute Notice, all items in the TMUS Closing Statement that are not Disputed Items shall be final, binding and conclusive as to MetroPCS and DT for all purposes hereunder except for any such items that must be changed or adjusted as a direct consequence of a change or adjustment to a Disputed Item.

(e) Resolution Period. If DT timely delivers a TMUS Closing Statement Dispute Notice, then MetroPCS and DT shall seek in good faith to resolve the Disputed Items during the 30-day period beginning on the date MetroPCS receives the TMUS Closing Statement Dispute Notice (the “Resolution Period”). If MetroPCS and DT reach agreement with respect to any Disputed Items, MetroPCS shall revise the TMUS Closing Statement to reflect such agreement.

(f) Independent Accountant. If MetroPCS and DT are unable to resolve all Disputed Items during the Resolution Period, then, at the request of either party, MetroPCS and DT shall jointly engage and submit the unresolved Disputed Items (the “Unresolved Items”) to the Independent Accountant. MetroPCS and DT shall enter into reasonable and customary arrangements for the services to be rendered by the Independent Accountant, including a customary non-disclosure agreement. MetroPCS and DT shall use their reasonable best efforts to cause the Independent Accountant to issue its written determination regarding the Unresolved Items within 30 days after such items are submitted to it for resolution. The Independent Accountant shall make a determination with respect to the Unresolved Items only and in a manner consistent with this Section 2.4 and the TMUS Applicable Accounting Principles. The Independent Accountant shall limit its review only to the Unresolved Items. In reviewing any Unresolved Items, the Independent Accountant may not assign a value to any Unresolved Item that is greater than the greatest value or less than the smallest value for such Unresolved Item claimed by either party. Each party shall use its reasonable best efforts to furnish to the Independent Accountant such work papers and other documents and information pertaining to the Unresolved Items as the Independent Accountant may reasonably request. The determination of the Independent Accountant shall be final, binding and conclusive on MetroPCS and DT absent manifest error. The fees, expenses and costs of the American Arbitration Association, if applicable, and the Independent Accountant shall be borne by DT and MetroPCS in the same proportion as the aggregate amount of the Unresolved Items that is unsuccessfully disputed by each (as determined by the Independent Accountant) bears to the total amount of the Unresolved Items submitted to the Independent Accountant.

(g) Final Adjustment. If (i) the Adjustment Amount as set forth on the TMUS Closing Statement delivered by MetroPCS to DT if DT does not timely deliver a TMUS Closing Statement Dispute Notice pursuant to Section 2.4(d), or as agreed by MetroPCS and DT pursuant to Section 2.4(e), or as determined by the Independent Accountant pursuant to Section 2.4(f), as applicable) (the “Actual Adjustment Amount”) exceeds the Estimated Adjustment Amount, then DT shall pay to TMUS an amount equal to such excess, or (ii) the Estimated Adjustment Amount exceeds the Actual Adjustment Amount, then TMUS shall pay to DT an amount equal to such excess.

(h) Method of Payment, Interest, etc. Any amount paid pursuant to Section 2.4(g) shall be (i) increased by interest on such amount at an annual interest rate equal to 4%, from the Closing Date to and including the date of payment based on a 365 day year, and (ii) made within five Business Days after the TMUS Closing Statement becomes final pursuant to Section 2.4(d), (e) or (f) by wire transfer of immediately available cash funds to an account designated by the receiving party.

2.5 Closing. The closing of the Transaction (the “Closing”) shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, at 9:00 a.m., local time, on the third Business Day following the satisfaction or waiver (if permissible under applicable Laws) of the conditions set forth in Article V (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (if permissible under applicable Laws) of such conditions), or at such other time and place as the parties may agree in writing. The “Closing Date” shall be the date upon which the Closing occurs. The Closing shall be deemed to have occurred and shall be effective as of 12:01 a.m., prevailing Eastern Time, on the Closing Date. In addition to the deliverables described in Sections 2.1 and 2.2, at the Closing, each of MetroPCS and DT shall deliver or cause to be delivered (a) duly executed counterpart signatures to each Ancillary Agreement to which it or any of its Subsidiaries is a party and (b) each of the certificates and other documents contemplated to be delivered by such party or its Subsidiaries pursuant to Article V.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties Regarding DT, Global and Holding. DT, Global and Holding hereby represent and warrant to MetroPCS as follows:

(a) Organization and Good Standing. Each of DT, Global and Holding has been duly organized, is validly existing and is in good standing under the Laws of Germany. Prior to the date hereof, MetroPCS has been provided with complete and correct copies of DT’s, Global’s and Holding’s Organizational Documents.

(b) Authorization. Each of DT, Global, Holding and TMUS has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. Holding has all requisite power and authority to sell the TMUS Shares, subject to the filings and actions referred to in Section 3.2(d). The execution and delivery by DT, Global, Holding and TMUS of this Agreement, the performance of their respective obligations hereunder and the consummation by DT, Global, Holding and TMUS of the Transaction have been duly authorized by all necessary action of DT, Global, Holding and TMUS. This Agreement has been duly executed and delivered by DT, Global, Holding and TMUS and, assuming the due authorization, execution and delivery of this Agreement by MetroPCS, constitutes the legal, valid and binding obligation of DT, Global, Holding and TMUS, enforceable against DT, Global, Holding and TMUS in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles. No authorization by the stockholders of DT, Global, Holding or TMUS is required to consummate the Transaction.

(c) Governmental Filings; No Conflicts.

(i) Other than the reports, filings, registrations, consents, approvals, permits, waivers, petitions for declaratory ruling, authorizations and/or notices (A) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) with, by, from or to the Federal Communications Commission in the United States (such agency or any federal successor agency having similar regulatory powers, the “FCC”) pursuant to the Communications Act of 1934, as amended and further amended from time to time (the “Communications Act”), (C) pursuant to any applicable state or territorial public utility Laws and rules, regulations and orders of any state or territorial public utility commissions (“PUCs”) or similar foreign public utility Laws and rules, regulations and orders of any regulatory bodies regulating telecommunications businesses, in respect of the jurisdictions set forth on Schedule 3.1(c) of the TMUS Disclosure Letter, or (D) required with respect to the Committee on Foreign Investment in the United States under 31 C.F.R Part 800, no material notices, reports or other filings are required to be made or effected by DT, Global, or Holding with, nor are any material consents, registrations, approvals, permits or authorizations required to be obtained by DT, Global, or Holding from, any domestic or foreign governmental or regulatory authority, agency, commission, body or other governmental entity

(“Governmental Entity”) in connection with the execution and delivery of this Agreement by DT, Global, Holding and TMUS, the performance of their respective obligations hereunder or the consummation of the Transaction.

(ii) The execution and delivery of this Agreement by each of DT, Global and Holding, the performance of its respective obligations hereunder and the consummation of the Transaction will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of DT, Global or Holding or any of their respective Subsidiaries (other than TMUS and its Subsidiaries) or (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, the change of any rights of DT, Global or Holding or any of their respective Subsidiaries (other than TMUS and its Subsidiaries) under, or the creation of an Encumbrance on, any of the assets of DT, Global or Holding or any of their respective Subsidiaries (other than TMUS and its Subsidiaries) (with or without notice, lapse of time or both) pursuant to any agreement, lease, license, contract, note, mortgage, credit agreement, security agreement, indenture, arrangement or other obligation of, or binding on, DT, Global or Holding or any of their respective Subsidiaries (other than TMUS and its Subsidiaries), or (iii) conflict with, breach or violate any Law applicable to DT, Global or Holding or any of their respective Subsidiaries (other than TMUS and its Subsidiaries) or by which its or by which any of their properties are bound or affected, except, in the case of clauses (ii) or (iii) above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be likely to prevent, materially delay or materially impair the ability of DT, Global or Holding to consummate the Transaction.

(d) Ownership of Global, Holding and TMUS Shares.

(i) DT is the record and beneficial owner of, and has good and valid title to, all of the issued and outstanding shares of capital stock of Global, and Global is the record and beneficial owner of, and has good and valid title to, all of the issued and outstanding shares of capital stock of Holding. Holding is the record and beneficial owner of, and has good and valid title to, the TMUS Shares, free and clear of any Encumbrances, and consummation of the Transaction will vest good and valid title to the TMUS Shares in MetroPCS, free and clear of any Encumbrances.

(ii) There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which DT, Global or Holding is or may become obligated to sell, or giving any Person a right to acquire, or in any way dispose of, any of the TMUS Shares or any securities or obligations exercisable or exchangeable for, or convertible into, any of the TMUS Shares, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The TMUS Shares are not subject to any voting trust agreement or other contract, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of TMUS Shares.

(e) Brokers and Finders. Neither DT, Global, Holding or TMUS, nor any of DT’s, Global’s, Holding’s or TMUS’s respective officers, directors or employees, has employed any broker or finder for which DT (or a Subsidiary of DT other than TMUS and its Subsidiaries) is not solely responsible for such broker’s or finder’s fees or incurred any Liability for any brokerage fees, commissions or finder’s fees in connection with the Transaction for which DT (or a Subsidiary of DT other than TMUS and its Subsidiaries) is not solely responsible.

(f) Licenses. Schedule 3.1(f) of the TMUS Disclosure Letter sets forth a true and complete list, as of the date hereof, of all Licenses from the FCC or any PUC held by DT and its Subsidiaries (other than TMUS and its Subsidiaries).

(g) Ownership of MetroPCS Common Stock. (i) Neither DT nor any of its Affiliates has been, at any time during the three years preceding the date hereof, an “interested stockholder” of MetroPCS as defined in Section 203 of the DGCL, and (ii) as of the date hereof, DT and its Affiliates do not Beneficially Own any shares of MetroPCS Common Stock.

(h) Financing. The provisions of Sections 4.13(b), 4.13(c) and 4.13(e) constitute the legal, valid and binding obligation of DT (except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles). There are no conditions precedent related to the funding of the full amount of the DT Notes, the Additional DT Notes and the TMUS Working Capital Facility under Sections 4.13(b), 4.13(c) and 4.13(e). Subject to the occurrence of the Closing Date, the aggregate proceeds of the DT Notes and any such Additional DT Notes issued pursuant to Section 4.13(b) and 4.13(c), together with other financial resources of MetroPCS and TMUS including cash, cash equivalents and marketable securities of MetroPCS, TMUS and their respective Subsidiaries on the Closing Date, are expected to be sufficient to consummate the Transaction upon the terms contemplated by this Agreement and pay all related fees and expenses.

(i) No Other Representations or Warranties. Except for the representations and warranties contained in Sections 3.3 and 7.13 and any representation contained in any certificate delivered pursuant to Section 5.3, DT, Global and Holding acknowledge that neither MetroPCS, nor any Subsidiary of MetroPCS or any other Person on behalf of MetroPCS (including any Representative of MetroPCS), makes any express or implied representation or warranty with respect or relating to MetroPCS, any of its Subsidiaries, or any information provided to DT or any other Person, or DT’s use of any such information, including any information, documents, projections, forecasts or other material made available to DT in certain “data rooms” or management presentations in expectation of the Transaction, and neither DT, Global nor Holding has relied on such information or any other representation or warranty not set forth in this Agreement.

3.2 Representations and Warranties Regarding TMUS and its Subsidiaries. Except as set forth in the corresponding sections of the disclosure letter delivered to MetroPCS by TMUS on or prior to entering into this Agreement (the “TMUS Disclosure Letter”) (it being agreed that disclosure of any item in any part of the TMUS Disclosure Letter shall be deemed disclosure with respect to any other part to which the relevance of such item is reasonably apparent on its face notwithstanding the omission of a reference or cross-reference thereto) or as specifically identified in the notes to the TMUS Financial Statements, TMUS hereby represents and warrants to MetroPCS as follows:

(a) Organization, Good Standing and Qualification. Each of TMUS and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. Prior to the date hereof, MetroPCS has been provided with complete and correct copies of each of TMUS’s and its Subsidiaries’ Organizational Documents, and each as so delivered is in full force and effect.

(b) Capitalization.

(i) The authorized capital stock of TMUS consists solely of 500,000,000 shares of common stock, $0.000001 par value per share (“TMUS Common Stock”), of which 292,669,971 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are issued and outstanding, and as of the close of business on October 1, 2012, TMUS had no other shares of TMUS Common Stock or TMUS Preferred Stock reserved or otherwise subject to issuance. The TMUS Shares represent all shares of TMUS Common Stock issued and outstanding. All of the outstanding shares of TMUS Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable, and (C) were issued in compliance with all applicable Laws concerning the issuance of securities and not in violation of any preemptive rights, purchase option, call, right of first refusal or any similar right. There are no other Equity Interests of TMUS issued, authorized or outstanding.

(ii) There are no bonds, debentures, notes or other indebtedness having general voting rights, or convertible into securities having such rights (“Voting Debt”), of TMUS issued or outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which TMUS is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or in any way dispose of, any Equity Interests or Voting Debt of TMUS or any securities or obligations exercisable or exchangeable for, or convertible into, any Equity Interests or Voting Debt of TMUS, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(iii) The outstanding shares of TMUS Common Stock are not subject to any voting trust agreement or other contract, agreement or arrangement to which TMUS or any of its Affiliates is a party restricting or otherwise relating to the voting, dividend rights or disposition of such outstanding shares (other than TMUS Permitted Encumbrances). There are no phantom stock or similar rights providing economic benefits based, directly or indirectly, on the value or price of the Equity Interests of TMUS.

(iv) Schedule 3.2(b)(iv) of the TMUS Disclosure Letter lists all Indebtedness described in clauses (i) and (iii) of the definition of Indebtedness. There are no purchase money security interests for which liens have been filed, in each case created, issued, assumed, guaranteed or permitted to exist by each of TMUS and its Subsidiaries as of the date hereof, that are material to TMUS and its Subsidiaries, taken as a whole.

(c) Subsidiaries.

(i) A true and complete list of the Subsidiaries of TMUS as of the date hereof is set forth on Schedule 3.2(c)(i) of the TMUS Disclosure Letter, and such list sets forth, with respect to each such Subsidiary, as of the date hereof (A) its jurisdiction of organization or formation and (B) the direct or indirect ownership interest of TMUS in such Subsidiary, as well as the ownership interest of any other Person in such Subsidiary if it is not wholly-owned, directly or indirectly, by TMUS. TMUS does not own, directly or indirectly, any Equity Interests in any Person that is not a Subsidiary of TMUS.

(ii) All of the Equity Interests of each Subsidiary of TMUS owned beneficially or of record, directly or indirectly, by TMUS are owned free and clear of any Encumbrances (other than TMUS Permitted Encumbrances). No Subsidiary of TMUS has any Voting Debt issued or outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which any Subsidiary of TMUS is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or in any way dispose of, any Equity Interests or Voting Debt of any Subsidiary of TMUS or any securities or obligations exercisable or exchangeable for, or convertible into, any Equity Interests or Voting Debt of any Subsidiary of TMUS, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(iii) All of the outstanding Equity Interests of the Subsidiaries of TMUS have been duly authorized and are validly issued, fully paid and nonassessable. The outstanding Equity Interests of each Subsidiary of TMUS are not subject to any voting trust agreement or other contract, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of such Equity Interests. There are no phantom stock or similar rights providing economic benefits based, directly or indirectly, on the value or price of the Equity Interests of any Subsidiary of TMUS.

(d) Governmental Filings; No Conflicts.

(i) Other than the reports, filings, registrations, consents, approvals, permits, waivers, petitions for declaratory ruling, authorizations and/or notices (A) under the HSR Act, (B) with, by, from or to the FCC pursuant to the Communications Act, (C) pursuant to any applicable state or territorial public utility Laws and rules, regulations and orders of any PUCs or similar foreign public utility Laws and rules, regulations and orders of any regulatory bodies regulating telecommunications businesses, in respect of the jurisdictions set forth on Schedule 3.2(d) of the TMUS Disclosure Letter, or (D) required with respect to the Committee on Foreign Investment in the United States under 31 C.F.R Part 800, no material notices, reports or other filings are required to be made or effected by TMUS or its Subsidiaries with, nor are any material consents, registrations, approvals, permits or authorizations required to be obtained by TMUS or its Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement by TMUS, the performance of its obligations hereunder or the consummation of the Transaction.

(ii) The execution and delivery of this Agreement by TMUS, the performance of its obligations hereunder and the consummation of the Transaction will not constitute or result in (A) a breach or violation of, or a default under, the Organizational Documents of TMUS or of any of its Subsidiaries, (B) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, the change of any rights of TMUS or any of its Subsidiaries under, or the creation of an Encumbrance (other than a TMUS Permitted Encumbrance) on, any of the assets of TMUS or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any agreement, lease, license, contract, note, mortgage, credit agreement, security agreement, indenture, arrangement or other obligation binding upon TMUS or any of its Subsidiaries, or (C) conflict with, breach or violate any Law applicable to TMUS or any of its Subsidiaries or by which its or by which any of its properties are bound or affected, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect.

(e) Financial Statements; Undisclosed Liabilities.

(i) Prior to the date hereof, MetroPCS has been provided with complete and correct copies of the audited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows of TMUS and its Subsidiaries for the fiscal years ended December 31, 2009, 2010 and 2011 and consolidated balance sheets of TMUS and its Subsidiaries as of such dates, and the unaudited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows of TMUS and its Subsidiaries for the six-month period ended June 30, 2012 and a consolidated balance sheet of TMUS and its Subsidiaries as of such date (the “TMUS Financial Statements”). The TMUS Financial Statements (A) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be noted therein or in the notes thereto, (B) present fairly, in all material respects, the consolidated financial position of TMUS and its Subsidiaries as of the dates thereof and the consolidated results of operations and comprehensive income, changes in stockholders’ equity and cash flows of TMUS and its Subsidiaries for the periods then ended and (C) accurately reflect in all material respects the books of account and other financial records of TMUS and its Subsidiaries.

(ii) Neither TMUS nor any of its Subsidiaries has any Liabilities except for (A) Liabilities reflected or reserved against on the balance sheet as of December 31, 2011 included in, or otherwise disclosed in, the TMUS Financial Statements and not heretofore paid or discharged, (B) Liabilities incurred since December 31, 2011 in the ordinary course of business consistent with past practice or (C) Liabilities that would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. All of the Liabilities of TMUS and its Subsidiaries arose, directly or indirectly, out of or in connection with the assets used in, or the operations of, the business of TMUS and its Subsidiaries (including products, services, assets and operations ancillary thereto).

(iii) TMUS has designed and maintains a system of internal controls over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and provides reasonable assurance that fraud is detected and prevented.

(iv) Since December 31, 2009, to the Knowledge of TMUS, no attorney representing TMUS or any of its Subsidiaries, whether or not employed by TMUS or any of its Subsidiaries, has reported to TMUS’s chief legal officer, chief executive officer, audit committee or the TMUS Board evidence of a material violation of securities laws, material breach of fiduciary duty or similar material violation of law, relating to periods after December 31, 2009.

(f) Litigation. As of the date hereof, there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending or, to the Knowledge of TMUS, threatened, against TMUS or any of its Subsidiaries, except those that would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. Neither TMUS nor any of its Subsidiaries is a party to, or subject to the provisions of, any judgment, order, writ, injunction, decree or award of any Governmental Entity that would, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. No representation or warranty is made in this Section 3.2(f) with respect to Tax matters, which shall be governed exclusively by Section 3.2(g) (Employee Benefits) and 3.2(l) (Taxes), or environmental matters, which shall be governed exclusively by Section 3.2(k) (Environmental Matters).

(g) Employee Benefits.

(i) All benefit and compensation plans, contracts, agreements, policies or arrangements sponsored or contributed to by TMUS or any of its Subsidiaries, including those covering any of its past or present employees, officers or directors (or for which TMUS or any of its Subsidiaries could have any liability), including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and employment agreements, collective bargaining agreements, deferred compensation, change of control, retention, stock option, stock purchase, restricted stock, stock appreciation, phantom share, stock based, incentive, severance and bonus plans (other than any immaterial benefit plans) (the “TMUS Benefit Plans”) in effect as of the date hereof are listed on Schedule 3.2(g) of the TMUS Disclosure Letter. True and complete copies of all TMUS Benefit Plans listed on Schedule 3.2(g) of the TMUS Disclosure Letter, and of all related material funding documents, actuarial and financial reports, government correspondence, summary plan descriptions, annual reports, IRS determination letters, and audit reports have been provided or made available to MetroPCS prior to the date hereof.

(ii) Each TMUS Benefit Plan was established and, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect, has been documented, maintained and administered in compliance in all respects with the terms thereof and the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and any other applicable Law. Each TMUS Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service (the “IRS”) with respect to its qualified status under Section 401(a) of the Code or has pending or has time remaining in which to file an application for such determination from the IRS (or TMUS and its Subsidiaries are entitled to rely on a favorable opinion or advisory letter issued by the IRS in accordance with Revenue Procedure 2005-16 with respect to the qualified status of the plan document), and, to the Knowledge of TMUS, there is no fact or circumstance that exists that would, individually or in the aggregate, reasonably be likely to adversely affect or give rise to the revocation of such qualified status. All contributions required to be made under the terms of any TMUS Benefit Plan or applicable Law (including all employer contributions and employee salary reduction contributions) have been timely made or are reflected in the TMUS Financial Statements as of the dates thereof. All unfunded liabilities, if any, under the TMUS Benefit Plans are fully reflected in the TMUS Financial Statements. No event has occurred and no condition exists that would, individually or in the aggregate, reasonably be likely to subject TMUS or any of its Subsidiaries to any material Tax, fine, lien, penalty or other liability imposed by ERISA or the Code or other applicable Law in respect of any TMUS Benefit Plan.

(iii) Neither TMUS nor any ERISA Affiliate maintains or contributes to or has within the past six complete calendar years maintained or contributed to, or been required to contribute to, or otherwise has any direct or indirect liability with respect to, an “employee pension benefit plan” (within the meaning of

Section 3(2) of ERISA) that is subject to Title IV of ERISA, is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or is a multiple employer plan (within the meaning of Section 4063 of ERISA or Section 413(c) of the Code). Except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or local law or as is reflected on the TMUS Financial Statements, neither TMUS nor any ERISA Affiliate is obligated to provide any retiree health or life insurance benefits to any employee or former employees of TMUS or any ERISA Affiliate. Each TMUS Benefit Plan can be amended or terminated at any time without liability, other than liability for benefits accrued as of the date of any such amendment or termination.

(iv) Excluding routine, uncontested claims for benefits under any TMUS Benefit Plan and except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect, (A) there is no action, suit, demand, audit, claim, hearing, proceeding or investigation pending against or involving or, to the Knowledge of TMUS, threatened, against or involving any TMUS Benefit Plan before any court or arbitrator or any Governmental Entity, or federal, state or local official that would, individually or in the aggregate, reasonably be likely to subject TMUS or any of its Subsidiaries to a liability, except those first arising after the date hereof in the ordinary course of business, and (B) to the Knowledge of TMUS, there are no facts or circumstances existing that would, individually or in the aggregate, reasonably be likely to give rise to such actions, suits, demands, audits, claims, hearings or proceedings.

(v) No agreement, binding commitment or obligation exists to materially increase benefits under, or adopt any new, TMUS Benefit Plan. There is no provision of any TMUS Benefit Plan or other related contract or agreement, and there has been no amendment to or announcement by, TMUS or any of its Subsidiaries relating to, or change in employee participation or coverage under, any TMUS Benefit Plan that would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.

(vi) Neither the execution of this Agreement nor the consummation of the Transaction will (whether alone or in connection with any other related event(s)): (A) entitle any employee of TMUS or any of its Subsidiaries to severance pay or any increase in severance pay (or other compensation or benefits) upon any termination of employment; (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of any compensation or benefits under, or increase the amount payable pursuant to, or result in the deemed satisfaction of vesting conditions, goals or any other requirements or conditions under, any of the TMUS Benefit Plans; (C) limit or restrict the right of TMUS or any of its Subsidiaries or, after the consummation of the Transaction, MetroPCS or any of its Subsidiaries, to merge, amend or terminate any of the TMUS Benefit Plans (other than solely pursuant to applicable Law); or (D) result in the creation, increase, forgiveness, extension or modification of any loan to any employee, officer or director of TMUS or any of its Subsidiaries.

(vii) No TMUS Benefit Plan or other TMUS practice provides any Person with any amount of additional compensation if such individual is provided amounts subject to excise or additional taxes imposed under Section 409A or 4999 of the Code.

(viii) Each TMUS Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) is, except as would not result in a material liability, in documentary compliance with Section 409A of the Code and the guidance provided thereunder and has been operated and administered in compliance in all material respects with Section 409A of the Code and the guidance provided thereunder.

(h) Compliance with Laws; Licenses.

(i) The business of TMUS and its Subsidiaries has been, and is being, conducted in compliance with all federal, state, local and foreign laws, statutes and ordinances, common law and all rules, regulations, guidelines, standards, judgments, orders, writs, injunctions, decrees, arbitration awards, agency requirements, licenses and permits of any Governmental Entity (collectively, “Laws”), except for violations that would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. No investigation or review by any Governmental Entity with respect to TMUS or any of its Subsidiaries is pending or, to the Knowledge of TMUS, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for such investigations or reviews that would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. Each of TMUS and its Subsidiaries has obtained and is in compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect (the “TMUS Material Licenses”).

(ii) Schedule 3.2(h)(ii) of the TMUS Disclosure Letter sets forth a true and complete list, as of the date hereof, of (A) all TMUS Material Licenses and, to the extent not otherwise constituting TMUS Material Licenses, all Licenses issued or granted to TMUS or any of its Subsidiaries by the FCC and all leases for the use of wireless spectrum licensed by other FCC licensees to TMUS or any of its Subsidiaries (such licenses and leases, the “TMUS FCC Licenses”), all Licenses issued or granted to TMUS or any of its Subsidiaries by PUCs regulating telecommunications businesses (“TMUS State Licenses”), and all Licenses issued or granted to TMUS or any of its Subsidiaries by foreign Governmental Entities regulating telecommunications businesses (collectively with the TMUS Material Licenses, TMUS FCC Licenses and TMUS State Licenses, the “TMUS Communications Licenses”); (B) all pending applications for issuance, grant, assignment or transfer of Licenses, or applications for leases of wireless spectrum, to TMUS or any of its Subsidiaries, that would be TMUS Communications Licenses if issued or granted; (C) all pending applications for assignment or transfer of Licenses, or applications for leases of wireless spectrum, by TMUS or its Subsidiaries to any Person (other than TMUS or its Subsidiaries); and (D) all pending applications by TMUS or any of its Subsidiaries for modification, extension or renewal of any TMUS Communications License; provided that Schedule 3.2(h)(ii) may exclude point-to-point microwave licenses, business radio licenses, experimental licenses and Section 214 certificates and pending applications regarding the same. Each of TMUS and its Subsidiaries is in compliance with its obligations under each of the TMUS FCC Licenses and the rules and regulations of the FCC, and with its obligations under each of the TMUS State Licenses, in each case, except for such failures to be in compliance with Licenses that would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. TMUS and its Subsidiaries are not the subject of, and there are no pending nor, to the Knowledge of TMUS, threatened, proceedings, notices of violation, orders of forfeiture or complaints or investigations relating to TMUS Communications Licenses before the FCC, the Federal Aviation Administration (the “FAA”), or any other Governmental Entity, in each case, except that would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. The FCC actions granting all TMUS Communications Licenses, together with all underlying construction permits, have not been reversed, stayed, enjoined, annulled or suspended, and there is not pending or, to the Knowledge of TMUS, threatened any application, petition, objection or other pleading with the FCC, the FAA or any other Governmental Entity that challenges or questions the validity of or any rights of the holder under any such TMUS FCC License, in each case, except that would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect.

(iii) TMUS holds the TMUS Communications Licenses, and the TMUS Communications Licenses are issued in the name of TMUS or one of its Subsidiaries. The TMUS Communications Licenses are in full force and effect, are granted without conditions, except for those conditions on the face of such TMUS Communications Licenses or conditions generally applicable to all similarly situated licenses of comparable spectrum, and are free and clear of all Encumbrances (other than TMUS Permitted Encumbrances) or any restrictions which might, individually or in the aggregate, limit the full operation of the TMUS Communications Licenses in any material respect.

(iv) All of the currently operating cell sites and microwave paths of TMUS and its Subsidiaries in respect of which a filing with the FCC was required have been constructed and are currently operated as represented to the FCC in currently effective filings, and modifications to such cell sites and microwave paths have been preceded by the submission to the FCC of all required filings, in each case, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect.

(v) All transmission towers owned or leased by TMUS and its Subsidiaries are (to the Knowledge of TMUS with respect to leased towers) obstruction-marked and lighted by TMUS or its Subsidiaries to the extent required by, and in accordance with, the rules and regulations of the FAA (the “FAA Rules”), except that would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. Appropriate notification to the FAA has been made for each transmission tower owned or leased by TMUS and its Subsidiaries to the extent required to be made by TMUS or any of its Subsidiaries by, and in accordance with, the FAA Rules, in each case, except that would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect.

(vi) Neither TMUS nor any of its Subsidiaries holds any TMUS Communications Licenses through a partnership, joint venture or other Person that is not a Subsidiary of TMUS.

(vii) TMUS does not hold any License to offer, and does not offer, any services or products other than wireless telecommunications and wireless information services and products, and any ancillary services or products thereto. TMUS and its Subsidiaries do not conduct any business other than the Business.

(viii) TMUS and its Subsidiaries are fully qualified under the Communications Act and the rules and regulations of the FCC to hold the TMUS FCC Licenses generally. To the Knowledge of TMUS, there are no facts or circumstances relating to the qualifications of TMUS and its Subsidiaries that would prevent or materially delay the grant of any FCC Form 603 application (or other appropriate form) under the FCC Rules and the Communications Act with respect to the Transaction.

(ix) No representation or warranty is made in this Section 3.2(h) with respect to Tax matters, which shall be governed exclusively by Sections 3.2(g) (Employee Benefits) and 3.2(l) (Taxes), or environmental matters, which shall be governed exclusively by Section 3.2(k) (Environmental Matters).

(i) Absence of Certain Changes. Since December 31, 2011 and prior to the date hereof, other than expenses and capital expenditures incurred or made in accordance with the TMUS Business Plan, TMUS and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary course of such businesses, and there has not been any:

(i) Circumstance (including any adverse change with respect to any Circumstance existing on or prior to December 31, 2011) that, individually or in the aggregate, has had or would reasonably be likely to have a TMUS Material Adverse Effect;

(ii) merger or consolidation between TMUS or any of its Subsidiaries with any other Person, or any restructuring, reorganization or complete or partial liquidation or similar transaction, or the entry into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses, except for any such transactions among wholly-owned Subsidiaries of TMUS;

(iii) acquisition of assets outside of the ordinary course of business consistent with past practice for consideration in excess of $50,000,000 individually, other than in accordance with the TMUS Business Plan;

(iv) creation or incurrence of any Encumbrance (other than TMUS Permitted Encumbrances) on (x) any TMUS FCC Licenses or (y) on the other assets of TMUS or its Subsidiaries that are, individually or in the aggregate, material to TMUS or any of its Subsidiaries;

(v) loan, advance, guarantee or capital contribution to, or investment in, any Person (other than any of the foregoing to or on behalf of TMUS or any direct or indirect wholly-owned Subsidiary of TMUS and other than loans or advances to employees and contractors in the ordinary course of business consistent with past practices in an amount not to exceed $250,000 individually);

(vi) material damage, destruction or other casualty loss with respect to any material asset, or TMUS Owned Real Property, TMUS Leased Real Property or property otherwise used by TMUS or any of its Subsidiaries, whether or not covered by insurance;

(vii) declaration, setting aside or payment of any non-cash distribution with respect to any Equity Interests of TMUS or any of its Subsidiaries (except for distributions by any direct or indirect wholly-owned Subsidiary of TMUS to TMUS or any other such Subsidiary of TMUS);

(viii) incurrence of any Indebtedness for borrowed money other than from DT or any of its wholly-owned Subsidiaries;

(ix) material change in any method of financial accounting or accounting practice by TMUS or any of its Subsidiaries, except for any such change required by changes in GAAP or applicable Law;

(x) increase in the compensation payable or to become payable to its officers or employees (except for increases in the ordinary course of business consistent with past practice);

(xi) fundamental change to any of the important elements of the network technologies or principal billing systems of TMUS and its Subsidiaries (excluding, for the avoidance of doubt, system upgrades, improvements and modernization, equipment replacement and similar matters, in each case within the same fundamental framework of such network technologies and billing systems); or

(xii) agreement to do any of the foregoing.

(j) Insurance. All material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies (“Insurance Policies”) maintained by TMUS or any of its Subsidiaries, together with adequately capitalized self-insurance arrangements, provide adequate coverage for all normal risks incident to the business of TMUS and its Subsidiaries and their respective properties and assets, except for any such failures to maintain such Insurance Policies that would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. As of the date hereof, neither TMUS nor any of its Subsidiaries has received any written notice of cancellation of any material Insurance Policy.

(k) Environmental Matters. Except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect:

(i) since the date that is four years prior to the date hereof, TMUS and its Subsidiaries have been in compliance with all applicable Environmental Laws and have not incurred any Liabilities concerning any Environmental Laws with respect to the business of TMUS and its Subsidiaries;

(ii) there are no writs, injunctions, decrees, awards, orders or judgments outstanding, or any actions, suits, demands, claims, hearings, proceedings or investigations pending or, to the Knowledge of TMUS, threatened, relating to compliance with, or Liability under, any Environmental Law affecting the business of TMUS and its Subsidiaries, other than those first arising after the date hereof in the ordinary course of business;

(iii) to the Knowledge of TMUS, there has been no release, threatened release, contamination or disposal of Hazardous Substances at any property currently or formerly owned or operated in connection with the business of TMUS and its Subsidiaries (including in soils, groundwater, surface water, buildings or other structures) or at any third-party property, or from any waste generated by TMUS or any of its Subsidiaries or any legally responsible predecessor corporation thereof, that has given or would, individually or in the aggregate, reasonably be likely to give rise to any Liability under any Environmental Law for which TMUS or any of its Subsidiaries would incur or share Liability; and

(iv) there are no consent decrees, orders or similar agreements with any Governmental Entity imposing restrictions on the ownership, use or transfer of any real property relating to, or derived from, any Environmental Law, and there are no indemnification or other agreements with any third party (other than ordinary course provisions in leases of real property or in agreements for the acquisition or disposition of assets or businesses) relating to any Liability or potential Liability under any Environmental Law.

(l) Taxes. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a TMUS Material Adverse Effect:

(i)(A) All Tax Returns required to be filed by, or on behalf of, or with respect to, TMUS and each of its Subsidiaries have been timely filed (taking into account extensions) with the appropriate Taxing Authority and all such Tax Returns are true and complete, and (B) TMUS has, or has caused each of its Subsidiaries to, duly and timely pay all Taxes due and payable, including Taxes required to be withheld from amounts owing to any Person, except in each case of clauses (A) and (B), with respect to matters contested in good faith or for which adequate reserves have been established, in accordance with GAAP, in the most recent TMUS Financial Statements, as adjusted to reflect operations in the ordinary course of business since the date thereof.

(ii) All deficiencies or assessments made in writing as a result of any audit, examination or investigation by any Taxing Authority of Tax Returns of TMUS and its Subsidiaries that are due and payable have been fully paid, and no other audits, examination or investigations by any Taxing Authority relating to any Tax Returns of TMUS and its Subsidiaries are in progress. Neither TMUS nor any of its Subsidiaries has received written notice from any Taxing Authority of the commencement of any audit, examination or investigation not yet in progress. There is no action, suit, demand, claim, hearing or, to the Knowledge of TMUS, proceeding, relating to Taxes pending or, to the Knowledge of TMUS, threatened, against TMUS or any of its Subsidiaries.

(iii) Neither TMUS nor any of its Subsidiaries is a party to any Tax indemnification, Tax allocation or Tax sharing agreement pursuant to which TMUS or any of its Subsidiaries, as applicable, will have any obligation to make any payments after the Closing Date, other than (A) any agreements solely among TMUS and/or its Subsidiaries and (B) Tax provisions in loan agreements, leases, license agreement and other commercial agreements the principal purpose of which does not relate to Taxes. Neither TMUS nor any of Subsidiaries is or could be liable for Taxes of any Person (other than of a member of the affiliated group for United States federal income tax purposes of which TMUS or any of its Subsidiaries is or was the common parent) (x) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), (y) as a transferee or successor, or (z) otherwise, for any taxable period (or portion thereof) ending on or before the Closing Date for which the applicable statute of limitations (including extensions) is not closed.

(iv) In the past five years, TMUS has not received any IRS private letter ruling or entered into any closing agreements within the meaning of Section 7121 of the Code relating to or with respect to the income and/or assets of TMUS or any of its Subsidiaries. There are no pending requests by TMUS or any of its Subsidiaries for an IRS private letter ruling.

(v) Neither TMUS nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) “closing agreement” (within the meaning of Section 7121 of the Code or any corresponding or similar provision of state, local, or non-United States income Tax law) entered into on or prior to the Closing Date, (C) installment sale or open transaction disposition made on or prior to the Closing Date, or (D) prepaid amount received on or prior to the Closing Date.

(vi) There are no Encumbrances for Taxes upon any assets of TMUS or any of its Subsidiaries other than TMUS Permitted Encumbrances.

(vii) Within the preceding three years, no written claim has been received by TMUS or any of its Subsidiaries from a Taxing Authority in any jurisdiction where TMUS or any of its Subsidiaries does not file Tax Returns asserting that TMUS or any of its Subsidiaries is or may be subject to taxation by such jurisdiction.

(viii) Neither TMUS nor any of its Subsidiaries has granted any currently effective waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return, nor has any request for any such waiver, extension or consent been made.

(ix) Within the preceding three years, neither TMUS nor any of its Subsidiaries has been a distributing or controlled corporation in a transaction intended or purported to be governed by Section 355 of the Code.

(x) Neither TMUS nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations.

(xi) TMUS is the common parent of an affiliated group, as defined in Section 1504 of the Code, that files a consolidated return for United States federal income tax purposes.

(xii) Neither TMUS nor any of its Subsidiaries is a party to any agreement, contract, undertaking, commitment, arrangement or plan that would result, and neither the execution of this Agreement nor the consummation of the Transaction (whether alone or in connection with any other related event(s)) will result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G.

(m) Labor Matters.

(i) None of TMUS or its Subsidiaries is party to or otherwise bound by, and, as of the date hereof, none of DT or its Affiliates, including TMUS and its Subsidiaries, are proposing, offering or negotiating to enter into or adopt, any labor and collective bargaining agreements, contracts or other agreements or understandings with a labor union or labor organization relating to, affecting, or in any way binding on TMUS and its Subsidiaries.

(ii) As of the date hereof, neither TMUS nor any of its Subsidiaries is the subject of any proceeding, nor is any proceeding pending, or to the Knowledge of TMUS, threatened asserting that it has committed any material unfair labor practice or seeking to compel it to bargain with any labor union or labor organization.

(iii) There has not been since December 31, 2009, and as of the date hereof, there is not pending or, to the Knowledge of TMUS, threatened any material labor strike, dispute, walk-out, work stoppage, slow-down, union activity, picketing, lockout or other similar occurrence by employees of TMUS or its Subsidiaries.

(iv) TMUS and its Subsidiaries have complied in all material respects with all Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, meals and rest times, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes, and continuation coverage with respect to group health plans.

(v) Since January 1, 2009, neither TMUS nor any of its Subsidiaries has engaged in any “plant closing” or “mass layoff,” as defined in the Worker Adjustment Retraining and Notification Act or any comparable state or local law (collectively, the “WARN Act”), without complying in all material respects with the notice requirements of the WARN Act.

(n) Intellectual Property.

(i) All Intellectual Property owned or held exclusively by TMUS and its Subsidiaries (“TMUS Owned Intellectual Property”) is exclusively owned or held (beneficially and of record, where applicable) by TMUS or one of its Subsidiaries, free and clear of all Encumbrances (other than TMUS Permitted Encumbrances), and is not subject to any open source or similar license agreement or distribution model, or to any commitments to any standards-setting or similar organization, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. The TMUS Owned Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting TMUS’s or its Subsidiaries’ use of, or their rights to, such Intellectual Property, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect.

(ii) To the Knowledge of TMUS, TMUS and its Subsidiaries have sufficient rights to use all material Intellectual Property used in, or necessary for the conduct of the Business as presently conducted, all of which rights shall survive the consummation of the Transaction unchanged in all respects material to TMUS and its Subsidiaries, taken as a whole. TMUS and its Subsidiaries have taken commercially reasonable measures to protect the TMUS Owned Intellectual Property, and to protect the confidentiality of all Trade Secrets that are owned, used or held for use by TMUS and its Subsidiaries. TMUS and each of its Subsidiaries maintains a policy requiring that upon their hire, employees of TMUS and its Subsidiaries execute confidentiality and intellectual property assignment agreements which prohibit such employees from disclosing TMUS’s and its Subsidiaries’ Trade Secrets and confidential information without the written approval of an officer of TMUS and which assign to TMUS all Intellectual Property rights developed by such employees during the course of their employment with TMUS or its Subsidiaries.

(iii) Neither TMUS nor any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party in the past six years, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted or, to the Knowledge of TMUS, threatened, against TMUS or any of its Subsidiaries concerning the ownership, validity, registrability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. To the Knowledge of TMUS, no Person is infringing, misappropriating or otherwise violating any TMUS Owned Intellectual Property right of TMUS or its Subsidiaries in any respect material to TMUS and its Subsidiaries, taken as a whole.

(iv) The material IT Assets used by TMUS or any of its Subsidiaries operate and perform as needed by TMUS and its Subsidiaries to adequately conduct their respective businesses as presently conducted and, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect, the data therein have not been subject to unauthorized access by any Person.

(o) Contracts. (i) Schedule 3.2(o)(i) of the TMUS Disclosure Letter lists all Material TMUS Contracts in effect as of the date hereof. The term “Material TMUS Contracts” means all of the following types of TMUS Contracts (other than TMUS Contracts solely among or between TMUS and/or its direct or indirect wholly-owned Subsidiaries, Organizational Documents of TMUS and its Subsidiaries, TMUS Benefit Plans or other agreements related to employee benefits and agreements related to labor matters to the extent that such items are provided for in Sections 3.2(g) (Employee Benefits) and 3.2(m) (Labor Matters), respectively):

(A) TMUS Contracts evidencing Indebtedness for borrowed money with a principal amount greater than $100,000,000;

(B) each TMUS Contract for distribution, supply, inventory, purchase, license or advertising or similar agreement that is reasonably likely to involve consideration of more than $300,000,000 in the aggregate in any 12-month period, other than any such contract that can be cancelled without penalty or further payment on 90 days’ or less notice;

(C) TMUS Contracts relating to the acquisition, lease or disposition by TMUS or any of its Subsidiaries of assets and properties for consideration in excess of $100,000,000, or under which

TMUS or any of its Subsidiaries has any indemnification obligations or any other ongoing obligations that would reasonably be likely to result in payments in excess of $50,000,000;

(D) TMUS Contracts that are reasonably likely to involve consideration of more than $300,000,000 in any 12-month period or involved consideration of more than $300,000,000 in the aggregate during calendar year 2011 or $600,000,000 in the aggregate over the term of such TMUS Contract;

(E) any TMUS Contract that would reasonably be likely to involve consideration of more than $50,000,000 in any 12-month period that is an interconnection, bundling or similar agreement in connection with which the equipment, networks and services of TMUS or any of its Subsidiaries are connected to those of another service provider in order to allow their respective customers access to each other’s services and networks;

(F) any TMUS Contract that would reasonably be likely to involve consideration of more than $100,000,000 in any 12-month period that is an agency, dealer, reseller, franchise or other similar contract (except for those that are terminable, without penalty, on 90 days or less notice);

(G) roaming TMUS Contracts that would reasonably be likely to involve payment by or expense to TMUS or any of its Subsidiaries of more than $100,000,000 in any 12-month period; and

(H) TMUS Contracts that would reasonably be likely to involve consideration of more than $50,000,000 in any 12-month period pursuant to which TMUS or any of its Subsidiaries licenses Intellectual Property to or from any Person.

(ii) Schedule 3.2(o)(ii) of the TMUS Disclosure Letter lists all Restricted TMUS Contracts in effect as of the date hereof. The term “Restricted TMUS Contracts” means all of the following types of TMUS Contracts (other than TMUS Contracts solely among or between TMUS and/or its direct or indirect wholly-owned Subsidiaries, Organizational Documents of TMUS and its Subsidiaries, TMUS Benefit Plans or other agreements related to employee benefits and agreements related to labor matters to the extent that such items are provided for in Sections 3.2(g) (Employee Benefits) and 3.2(m) (Labor Matters), respectively):

(A) joint venture, partnership, limited partnership or limited liability company agreements relating to the formation, creation, operation, existence, management or control of any joint venture, partnership, limited partnership or limited liability company that is not wholly-owned, directly or indirectly, by TMUS;

(B) TMUS Contracts that purport to limit in any material respect either the type of business in which TMUS or any of its Subsidiaries, or MetroPCS or its Affiliates (other than TMUS and/or its Subsidiaries) after the Closing (other than any TMUS Contracts between MetroPCS or its Affiliates, on the one hand, and TMUS and its Subsidiaries, on the other hand), may engage or the manner or locations in which any of them may so engage in any business or purport to create any material exclusive relationship;

(C) TMUS Contracts that could require the disposition of any material operations or line of business of TMUS or any of its Subsidiaries;

(D) TMUS Contracts that grant “most favored nation” status to any third party that paid or received consideration of more than $50,000,000 in any 12-month period, other than business-to-business service contracts under which no third party paid or received consideration of more than $100,000,000 in any 12-month period;

(E) any TMUS Contract that grants any right of first refusal, first offer or similar right to any third party that paid or received, or would reasonably be likely to pay or receive, consideration of more than $50,000,000 during the term of such TMUS Contract;

(F) TMUS Contracts that are requirements contracts or contain volume or purchase commitments that would reasonably be likely to involve consideration of more than $100,000,000 in any 12-month period;

(G) any TMUS Contract that would reasonably be likely to involve consideration of more than $100,000,000 in any 12-month period that contains any commitment to (1) provide wireless services coverage in a particular geographic area, (2) build out tower sites in a particular geographic area, or (3) pay for a specified number of minutes of roaming usage of a third party’s network regardless of the amount of actual usage (except for those that are terminable, without penalty, on 12 months’ or less notice);

(H) stock purchase agreements and other TMUS Contracts relating to the pending acquisition, lease or disposition by TMUS or any of its Subsidiaries of any Equity Interest of TMUS or any of its Subsidiaries, except for any such stock purchase agreement or other TMUS Contract relating to the pending acquisition, lease or disposition by TMUS or any of its Subsidiaries of any Equity Interest in any Subsidiary of TMUS that is not wholly-owned, directly or indirectly, by TMUS for consideration of $10,000,000 or less;

(iii) Prior to the date hereof, MetroPCS has been provided with complete and correct copies of each Material TMUS Contract listed on Schedule 3.2(o)(i) of the TMUS Disclosure Letter and each Restricted TMUS Contract listed on Schedule 3.2(o)(ii) of the TMUS Disclosure Letter, including amendments thereof and exhibits, annexes and schedules thereto. To the Knowledge of TMUS, as of the date hereof, each Material TMUS Contract and each Restricted TMUS Contract described in Sections 3.2(o)(ii)(A), (C), (F), (G) and (H) is in full force and effect and valid, binding and enforceable against the other parties thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equity principles. None of TMUS, any of its Subsidiaries or, to the Knowledge of TMUS, any other Person is in breach or violation of, or default under, any Material TMUS Contract or Restricted TMUS Contract, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. To the Knowledge of TMUS, no event has occurred that would result in a breach of or default under, require any consent or other action by any Person under, or give rise to any penalty or right of termination, cancellation or acceleration of any right or obligation of TMUS or its Subsidiaries to a loss of any benefit to which TMUS or any of its Subsidiaries is entitled under (in each case, with or without notice or lapse of time, or both), any Material TMUS Contract or Restricted TMUS Contract, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect.

(p) Sufficiency and Ownership of Assets; Business.

(i) The assets owned, leased or licensed by TMUS and its Subsidiaries (including the TMUS Communications Licenses and any interest TMUS and its Subsidiaries have in the Tower Assets), together with the assets that are the subject of the Trademark License, constitute all the assets, properties and rights (A) necessary to conduct the Business as presently conducted by TMUS and its Subsidiaries in all material respects and (B) used to generate the results of TMUS and its Subsidiaries set forth in the TMUS Financial Statements, other than assets disposed of in the ordinary course of business. Neither TMUS nor any of its Subsidiaries owns, leases or licenses any assets or properties (other than contract rights) outside of the Territory.

(ii) All of the wireless telecommunications operator business of DT and its Affiliates in the Territory is operated by TMUS and its Subsidiaries and is included in the assets owned by TMUS and its Subsidiaries. There are no agreements between DT or any of its Subsidiaries (other than TMUS and its Subsidiaries), on the one hand, and any third party, on the other hand, with respect to the resale of, or acting as an agent in the sale of, wireless telecommunications services in the Territory, the existence or effects of which are material to TMUS and its Subsidiaries, taken as a whole.

(q) Property.

(i) Each of TMUS and its Subsidiaries has good and marketable title to all Owned Real Property of TMUS material to TMUS and its Subsidiaries, taken as a whole, free and clear of all Encumbrances except TMUS Permitted Encumbrances. No parcel of such Owned Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the Knowledge of TMUS, has any such condemnation, expropriation or taking been proposed, threatened or noticed, in each case, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect.

(ii) Each of TMUS and its Subsidiaries has good and marketable leasehold title to all Leased Real Property of TMUS material to TMUS and its Subsidiaries, taken as a whole, free and clear of all Encumbrances except TMUS Permitted Encumbrances. No parcel of such Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the Knowledge of TMUS, has any such condemnation, expropriation or taking been proposed, threatened or noticed, in each case, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect, all leases of such Leased Real Property and all amendments and modifications thereto are in full force and effect and valid, binding and enforceable against the other parties thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equity principles. There exists no default under any lease of such Leased Real Property by TMUS, any of its Subsidiaries or, to the Knowledge of TMUS, any other Person party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by TMUS, any of its Subsidiaries or, to the Knowledge of TMUS, any other Person party thereto, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect. All leases of such Leased Real Property shall remain valid and binding in accordance with their terms following the Closing, except as would not, individually or in the aggregate, reasonably be likely to have a TMUS Material Adverse Effect.

(iii) There are no contractual or legal restrictions that preclude or restrict the ability to use any of TMUS’s Owned Real Property or Leased Real Property (other than any Owned Real Property or Leased Real Property included in the Tower Assets) in any material respect for the current or contemplated use of such real property. There are no material latent defects or material adverse physical conditions affecting such Owned Real Property or Leased Real Property. TMUS and its Subsidiaries have, in all material respects, valid leasehold interests in, or other valid rights to use, all plants, warehouses, distribution centers, structures and other buildings on such Owned Real Property and Leased Real Property, which are adequately maintained and are in good operating condition and repair for the requirements of the business of TMUS and its Subsidiaries as currently conducted.

(iv) Except as would not, individually or in the aggregate, reasonably be likely to result in a TMUS Material Adverse Effect, (A) TMUS and its Subsidiaries have good and marketable title to or, in the case of leased assets, a valid leasehold interest in, free and clear of all Encumbrances (other than TMUS Permitted Encumbrances), all of the tangible personal property and assets (except for properties and assets disposed of in the ordinary course of business consistent with past practice) used in or necessary to conduct their businesses substantially as presently conducted and (B) each item of tangible personal property of TMUS and each of its Subsidiaries, or in which TMUS or any of its Subsidiaries owns an undivided interest, is in all material respects in good operating condition and repair for the requirements of the business of TMUS and its Subsidiaries as currently conducted, ordinary wear and tear excepted.

(r) Related-Party Agreements. As of the date hereof, there are no agreements between TMUS or any of its Subsidiaries, on the one hand, and DT and/or any of its Affiliates (other than TMUS and its Subsidiaries), on the other hand, that are material to the operations of the Business as presently conducted by TMUS and its

Subsidiaries, other than as set forth on Schedule 3.2(r) of the TMUS Disclosure Letter, and TMUS or one of its Affiliates has provided MetroPCS with complete and correct copies of all such agreements prior to the date hereof.

(s) Prohibited Payments. To the Knowledge of TMUS, none of TMUS or any of its Subsidiaries or any of their respective directors, officers, agents, employees or other Persons associated with them or acting on their behalf has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other payment.

3.3 Representations and Warranties of MetroPCS. Except as specifically identified in the notes to the MetroPCS Financial Statements or in the MetroPCS SEC Reports (excluding the MetroPCS Financial Statements) filed with the SEC after December 31, 2011 and prior to the date hereof (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or in the corresponding sections of the disclosure letter delivered to DT by MetroPCS on or prior to entering into this Agreement (the “MetroPCS Disclosure Letter”) (it being agreed that disclosure of any item in any part of the MetroPCS Disclosure Letter shall be deemed disclosure with respect to any other part to which the relevance of such item is reasonably apparent on its face notwithstanding the omission of a reference or cross-reference thereto), MetroPCS hereby represents and warrants to DT as follows:

(a) Organization, Good Standing and Qualification. Each of MetroPCS and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. Prior to the date hereof, DT has been provided with complete and correct copies of each of MetroPCS’s and its Subsidiaries’ Organizational Documents, and each as so delivered is in full force and effect.

(b) Capitalization.

(i) The authorized capital stock of MetroPCS consists solely of 1,000,000,000 shares of MetroPCS Common Stock, of which 367,457,662 shares were issued and outstanding (and of which 3,582,173 shares are MetroPCS Restricted Stock) as of the close of business on October 1, 2012, and 100,000,000 shares of preferred stock (“MetroPCS Preferred Stock”), of which no shares were issued and outstanding as of the close of business on October 1, 2012. All of the outstanding shares of MetroPCS Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable, and (C) were issued in compliance with all applicable Laws concerning the issuance of securities and not in violation of any preemptive rights, purchase option, call, right of first refusal or any similar right.

(ii) As of the close of business on October 1, 2012, MetroPCS had no shares of MetroPCS Common Stock or MetroPCS Preferred Stock reserved or otherwise subject to issuance, except for (A) 31,627,302 shares of MetroPCS Common Stock reserved for issuance pursuant to the MetroPCS Stock Plans for outstanding awards thereunder, (B) 12,345,015 shares of MetroPCS Common Stock otherwise reserved for future issuance pursuant to the MetroPCS Stock Plans, and (C) 1,000,000 shares of MetroPCS Preferred Stock reserved for future issuance pursuant to the MetroPCS Rights Agreement. All such shares of MetroPCS Common Stock reserved for or otherwise subject to issuance, when issued in accordance with the respective terms thereof, will be duly authorized and validly issued and will be fully paid, nonassessable and not in violation of any preemptive rights, purchase option, call, right of first refusal or any similar right.

Section 3.3(b)(ii) of the MetroPCS Disclosure Letter contains a complete and correct list of each award under the MetroPCS Stock Plans outstanding as of October 1, 2012, including, to the extent applicable, (1) the name of the holder of the award; (2) the number of shares of MetroPCS Common Stock subject to such award; (3) in the case of a MetroPCS Stock Option, the exercise price of such MetroPCS Stock Option; (4) the date on which such award was granted; (5) the extent to which such award is vested (and, in the case of any MetroPCS Stock Option, exercisable) as of October 1, 2012; (6) the dates and extent to which such award is scheduled to become vested (and, in the case of any MetroPCS Stock Option, exercisable) after October 1, 2012, including any events (including the consummation of the Transaction) that would result in any acceleration of such vesting or exercisability, as applicable; (7) in the case of a MetroPCS Stock Option, whether such MetroPCS Stock Option is an incentive stock option or a nonqualified stock option; and (8) in the case of a MetroPCS Stock Option, the date on which such MetroPCS Stock Option expires. Except as set forth in clauses (i) and (ii) of this Section 3.3(b), there are no Equity Interests of MetroPCS issued, authorized or outstanding.

(iii) MetroPCS has no Voting Debt issued or outstanding. Except as set forth in Section 3.3(b)(ii), as of the date hereof there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which MetroPCS is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or in any way dispose of, any Equity Interests or Voting Debt of MetroPCS, or any securities or obligations exercisable or exchangeable for, or convertible into, any Equity Interests or Voting Debt of MetroPCS, and no securities or obligations evidencing such rights are authorized, issued or outstanding. No award under any MetroPCS Stock Plan has been granted in connection with the Transaction. None of the MetroPCS Stock Options currently outstanding has an exercise price below or deemed to be below fair market value on the date of grant. All grants of awards under MetroPCS Stock Plans currently outstanding were validly made and properly approved by the MetroPCS Board (or a duly authorized committee or subcommittee thereof) in compliance with applicable Laws and recorded on the consolidated financial statements of MetroPCS in accordance with GAAP, and, where applicable, no such grants involved any “back dating,” “forward dating” or similar practices.

(iv) Except with respect to the MetroPCS Rights Agreement and the MetroPCS Stock Plans and the related award agreements, and Restricted Stock that has not vested, there are no outstanding obligations of MetroPCS or any of its Subsidiaries or contracts to which MetroPCS or any of its Subsidiaries is bound (A) requiring the repurchase, redemption, acquisition or disposition of, or containing any right of first refusal with respect to, (B) requiring the registration for sale of, (C) applying voting restrictions to, or (D) otherwise restricting any Person from purchasing, selling, pledging or otherwise disposing of, any Equity Interests in MetroPCS or any MetroPCS Subsidiary. Except as set forth in Section 3.3(b)(ii), there are no phantom stock or similar rights providing economic benefits based, directly or indirectly, on the value or price of the Equity Interests of MetroPCS.

(v) Schedule 3.3(b)(v) of the MetroPCS Disclosure Letter lists all Indebtedness described in clauses (i) and (iii) of the definition of Indebtedness. There are no purchase money security interests for which liens have been filed, in each case created, issued, assumed, guaranteed or permitted to exist by each of MetroPCS and its Subsidiaries as of the date hereof, that are material to MetroPCS and its Subsidiaries, taken as a whole.

(c) Subsidiaries.

(i) A true and complete list of the Subsidiaries of MetroPCS as of the date hereof is set forth on Schedule 3.3(c)(i) of the MetroPCS Disclosure Letter, and such list sets forth, with respect to each such Subsidiary, as of the date hereof (A) its jurisdiction of organization or formation and (B) the direct or indirect ownership interest of MetroPCS in such Subsidiary, as well as the ownership interest of any other Person in such Subsidiary if it is not wholly-owned, directly or indirectly, by MetroPCS. MetroPCS does not own, directly or indirectly, any Equity Interests in any Person that is not a Subsidiary of MetroPCS where the value of such Equity Interests with respect to any such Person exceeds $1,000,000.

(ii) All of the Equity Interests of each Subsidiary of MetroPCS owned beneficially or of record, directly or indirectly, by MetroPCS are owned free and clear of any Encumbrances (other than MetroPCS Permitted Encumbrances). No Subsidiary of MetroPCS has any Voting Debt issued or outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which any Subsidiary of MetroPCS is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or in any way dispose of, any Equity Interests or Voting Debt of any Subsidiary of MetroPCS or any securities or obligations exercisable or exchangeable for, or convertible into, any Equity Interests or Voting Debt of any Subsidiary of MetroPCS, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(iii) All of the outstanding Equity Interests of the Subsidiaries of MetroPCS have been duly authorized and are validly issued, fully paid and nonassessable. The outstanding Equity Interests of each Subsidiary of MetroPCS are not subject to any voting trust agreement or other contract, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of such Equity Interests (other than MetroPCS Permitted Encumbrances). There are no phantom stock or similar rights providing economic benefits based, directly or indirectly, on the value or price of the Equity Interests of any Subsidiary of MetroPCS.

(d) Authorization. MetroPCS has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction, subject to (i) the approval of the MetroPCS Share Issuance by a majority of the votes cast on such matter at a stockholders’ meeting duly called and held for such purpose (the “MetroPCS Stockholders Meeting”); provided that the total votes cast on such matter represent over 50% in interest of all MetroPCS Common Stock entitled to vote on such matter at the MetroPCS Stockholders Meeting, (ii) the approval of the New MetroPCS Certificate by the holders of a majority of the outstanding shares of MetroPCS Common Stock entitled to vote on such matter at the MetroPCS Stockholders Meeting ((i) and (ii) together, the “MetroPCS Stockholder Approval”), and (iii) the filings and actions referred to in Section 3.3(e). The execution and delivery by MetroPCS of this Agreement, the performance of its obligations hereunder and the consummation by MetroPCS of the Transaction have been duly authorized by all necessary action of MetroPCS, subject to receipt of the MetroPCS Stockholder Approval. This Agreement has been duly executed and delivered by MetroPCS and, assuming the due authorization, execution and delivery of this Agreement by DT, constitutes the legal, valid and binding obligation of MetroPCS, enforceable against MetroPCS in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles.

(e) Governmental Filings; No Conflicts.

(i) Other than (A) the reports, filings, registrations, consents, approvals, permits, waivers, petitions for declaratory ruling, authorizations and/or notices (1) under the HSR Act, (2) with, by, from or to the FCC pursuant to the Communications Act, (3) pursuant to any applicable state or territorial public utility Laws and rules, regulations and orders of any PUCs or similar foreign public utility Laws and rules, regulations and orders of any regulatory bodies regulating telecommunications businesses set forth on Schedule 3.3(e) of the MetroPCS Disclosure Letter, or (4) under the Exchange Act, the Securities Act or state “Blue Sky” or foreign securities laws, including the filing with the SEC of a proxy statement in definitive form relating to the MetroPCS Stockholder Approval at the MetroPCS Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (B) the filing of the New MetroPCS Certificate with the Secretary of State of the State of Delaware, and (C) the filing with the NYSE of a supplemental listing application, subject to official notice of issuance, of the TMUS Stock Consideration, no material notices, reports or other filings are required to be made or effected by MetroPCS or its Subsidiaries with, nor are any material consents, registrations, approvals, permits or authorizations required to be obtained by MetroPCS or its Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement by MetroPCS, the performance of its obligations hereunder or the consummation of the Transaction.

(ii) The execution and delivery of this Agreement by MetroPCS, the performance of its obligations hereunder and the consummation of the Transaction will not constitute or result in (A) a breach or violation of, or a default under, the Organizational Documents of MetroPCS or of any of its Subsidiaries, (B) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, the change of any rights of MetroPCS or any of its Subsidiaries under, or the creation of an Encumbrance (other than an Encumbrance set forth in clauses (i) through (v) of the definition of MetroPCS Permitted Encumbrance) on, any of the assets of MetroPCS or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any agreement, lease, license, contract, note, mortgage, credit agreement, security agreement, indenture, arrangement or other obligation binding upon MetroPCS or any of its Subsidiaries, except for, with respect to the consummation of the Transaction, the MetroPCS Existing Finance Documents, or (C) conflict with, breach or violate any Law applicable to MetroPCS or by which its properties are bound or affected, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect.

(f) MetroPCS SEC Reports; Financial Statements; Undisclosed Liabilities.

(i) MetroPCS has filed or furnished, as applicable, on a timely basis all MetroPCS SEC Reports since December 31, 2009. Each of the MetroPCS SEC Reports, at the time of its filing or being furnished complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the MetroPCS SEC Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the MetroPCS SEC Reports did not, and any MetroPCS SEC Reports filed with or furnished to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii) Each of the audited and unaudited balance sheets and consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows of MetroPCS and its consolidated Subsidiaries included in or incorporated by reference into the MetroPCS SEC Reports (including any related notes and schedules) (the “MetroPCS Financial Statements”) (A) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be noted therein or in the notes thereto, (B) present fairly, in all material respects, the consolidated financial position of MetroPCS and its consolidated Subsidiaries as of the dates thereof and the consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows of MetroPCS and its consolidated Subsidiaries for the periods then ended and (C) accurately reflect in all material respects the books of account and other financial records of MetroPCS and its consolidated Subsidiaries.

(iii) Neither MetroPCS nor any of its Subsidiaries has any Liabilities except for (A) Liabilities reflected or reserved against on MetroPCS’s consolidated audited balance sheet as of December 31, 2011 (or the notes thereto) and not heretofore paid or discharged, (B) Liabilities incurred since December 31, 2011 in the ordinary course of business consistent with past practice or (C) Liabilities that would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect.

(iv) MetroPCS has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting for MetroPCS and its Subsidiaries. MetroPCS (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) effective to ensure that information required to be disclosed by MetroPCS in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to MetroPCS’s management (including MetroPCS’s principal executive and principal financial officers, or Persons performing similar functions) as appropriate to allow timely decisions regarding required disclosure and (B) based on its most recent evaluation of internal control prior to the date hereof, has disclosed to MetroPCS’s auditors and the audit committee of the MetroPCS Board (I) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect MetroPCS’s ability to record, process, summarize and report financial information and (II) any fraud, whether or not material, that involves management or other employees who have a significant role in MetroPCS’s internal control over financial reporting, except with respect to clause (A), those failures to design or maintain that would not, individually or in the aggregate, be material to MetroPCS and its Subsidiaries, taken as a whole. MetroPCS has made available to DT a summary of any such disclosure made by management to MetroPCS’s auditors and to the audit committee since December 31, 2009. Since December 31, 2009, to the Knowledge of MetroPCS, no attorney representing MetroPCS or any of its Subsidiaries, whether or not employed by MetroPCS or any of its Subsidiaries, has reported to MetroPCS’s chief legal officer, chief executive officer, audit committee or the MetroPCS Board evidence of a material violation of securities laws, material breach of fiduciary duty or similar material violation of law, relating to periods after December 31, 2009.

(v) MetroPCS has made available to DT true and complete copies of all comment letters from the staff of the SEC since December 31, 2009 relating to MetroPCS SEC Reports and all written responses of MetroPCS thereto through the date hereof. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any MetroPCS SEC Reports. To the Knowledge of MetroPCS, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened involving MetroPCS or any of its Subsidiaries, in each case regarding any accounting practices of MetroPCS or any of its Subsidiaries.

(g) Litigation. As of the date hereof, there is no civil, criminal or administrative action, suit, demand, claim, hearing or proceeding or investigation pending or, to the Knowledge of MetroPCS, threatened, against MetroPCS or any of its Subsidiaries, except those that would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. Neither MetroPCS nor any of its Subsidiaries is a party to, or subject to the provisions of, any judgment, order, writ, injunction, decree or award of any Governmental Entity that would, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. No representation or warranty is made in this Section 3.3(g) with respect to Tax matters, which shall be governed exclusively by Section 3.3(h) (Employee Benefits) and 3.3(m) (Taxes), or environmental matters, which shall be governed exclusively by Section 3.3(l) (Environmental Matters).

(h) Employee Benefits.

(i) All benefit and compensation plans, contracts, agreements, policies or arrangements sponsored or contributed to by MetroPCS or any of its Subsidiaries, including those covering any of its past or present employees, officers or directors (or for which MetroPCS or any of its Subsidiaries could have any liability), including “employee benefit plans” within the meaning of Section 3(3) of ERISA, and employment agreements, collective bargaining agreements, deferred compensation, change of control, retention, stock option, stock purchase, restricted stock, stock appreciation, phantom share, stock based, incentive, severance and bonus plans (other than any immaterial benefit plans) (the “MetroPCS Benefit Plans”) in effect as of the date hereof are listed on Schedule 3.3(h) of the MetroPCS Disclosure Letter. True and complete copies of all MetroPCS Benefit Plans listed on Schedule 3.3(h) of the MetroPCS Disclosure Letter, and of all related material funding documents, actuarial and financial reports, government correspondence, summary plan descriptions, annual reports, IRS determination letters, and audit reports have been provided or made available to DT prior to the date hereof.

(ii) Each MetroPCS Benefit Plan was established and, except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect, has been documented, maintained and administered in compliance in all respects with the terms thereof and the applicable requirements of ERISA, the Code, and any other applicable Law. Each MetroPCS Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS with respect to its qualified status under Section 401(a) of the Code or has pending or has time remaining in which to file an application for such determination from the IRS (or MetroPCS and its Subsidiaries are entitled to rely on a favorable opinion or advisory letter issued by the IRS in accordance with Revenue Procedure 2005-16 with respect to the qualified status of the plan document), and, to the Knowledge of MetroPCS, there is no fact or circumstance that exists that would, individually or in the aggregate, reasonably be likely to adversely affect or give rise to the revocation of such qualified status. All contributions required to be made under the terms of any MetroPCS Benefit Plan or applicable Law (including all employer contributions and employee salary reduction contributions) have been timely made or are reflected in the MetroPCS Financial Statements as of the dates thereof. All unfunded liabilities, if any, under the MetroPCS Benefit Plans are fully reflected in the MetroPCS Financial Statements. No event has occurred and no condition exists that would, individually or in the aggregate, reasonably be likely to subject MetroPCS or any of its Subsidiaries to any material Tax, fine, lien, penalty or other liability imposed by ERISA or the Code or other applicable Law in respect of any MetroPCS Benefit Plan.

(iii) Neither MetroPCS nor any ERISA Affiliate maintains or contributes to or has within the past six complete calendar years maintained or contributed to, or been required to contribute to, or otherwise has any direct or indirect liability with respect to, an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA, is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or is a multiple employer plan (within the meaning of Section 4063 of ERISA or Section 413(c) of the Code). Except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or local law, or as is reflected on the MetroPCS Financial Statements, neither MetroPCS nor any ERISA Affiliate is obligated to provide any retiree health or life insurance benefits to any employee or former employees of MetroPCS or any ERISA Affiliate. Each MetroPCS Benefit Plan can be amended or terminated at any time without liability, other than liability for benefits accrued as of the date of any such amendment or termination.

(iv) Excluding routine, uncontested claims for benefits under any MetroPCS Benefit Plan and except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect, (A) there is no action, suit, demand, audit, claim, hearing, proceeding or investigation pending against or involving or, to the Knowledge of MetroPCS, threatened, against or involving any MetroPCS Benefit Plan before any court or arbitrator or any Governmental Entity, or federal, state or local official that would, individually or in the aggregate, reasonably be likely to subject MetroPCS or any of its Subsidiaries to a liability, except those first arising after the date hereof in the ordinary course of business, and (B) to the Knowledge of MetroPCS, there are no facts or circumstances existing that would, individually or in the aggregate, reasonably be likely to give rise to such actions, suits, demands, audits, claims, hearings or proceedings.

(v) No agreement, binding commitment or obligation exists to materially increase benefits under, or adopt any new, MetroPCS Benefit Plan. There is no provision of any MetroPCS Benefit Plan or other related contract or agreement, and there has been no amendment to or announcement by, MetroPCS or any of its Subsidiaries relating to, or change in employee participation or coverage under, any MetroPCS Benefit Plan that would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.

(vi) Neither the execution of this Agreement nor the consummation of the Transaction will (whether alone or in connection with any other related event(s)): (A) entitle any employee of MetroPCS or any of its Subsidiaries to severance pay or any increase in severance pay (or other compensation or benefits) upon any termination of employment; (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of any compensation or benefits under, or increase the amount payable pursuant to, or result in the deemed satisfaction of vesting conditions, goals or any other requirements or conditions under, any of the MetroPCS Benefit Plans; (C) limit or restrict the right of MetroPCS or any of its Subsidiaries or, after the consummation of the Transaction, DT or any of its Subsidiaries (including MetroPCS and any of its Subsidiaries), to merge, amend or terminate any of the MetroPCS Benefit Plans (other than solely pursuant to applicable Law); or (D) result in the creation, increase, forgiveness, extension or modification of any loan to any employee, officer or director of MetroPCS or any of its Subsidiaries.

(vii) No MetroPCS Benefit Plan or other MetroPCS practice provides any Person with any amount of additional compensation if such individual is provided amounts subject to excise or additional taxes imposed under Section 409A or 4999 of the Code.

(viii) Each MetroPCS Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) is, except as would not result in a material liability, in documentary compliance with Section 409A of the Code and the guidance provided thereunder and has been operated and administered in compliance in all material respects with Section 409A of the Code and the guidance provided thereunder.

(i) Compliance with Laws; Licenses.

(i) The business of MetroPCS and its Subsidiaries has been, and is being, conducted in compliance with all Laws, except for violations that would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. No investigation or review by any Governmental Entity with respect to MetroPCS or any of its Subsidiaries is pending or, to the Knowledge of MetroPCS, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for such investigations or reviews that would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. Each of MetroPCS and its Subsidiaries has obtained and is in compliance with all Licenses necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect (the “MetroPCS Material Licenses”).

(ii) Schedule 3.3(i)(ii) of the MetroPCS Disclosure Letter sets forth a true and complete list, as of the date hereof, of (A) all MetroPCS Material Licenses and, to the extent not otherwise constituting MetroPCS Material Licenses, all Licenses issued or granted to MetroPCS or any of its Subsidiaries by the FCC and all leases for the use of wireless spectrum licensed by other FCC licensees to MetroPCS or any of its Subsidiaries (such licenses and leases, the “MetroPCS FCC Licenses”), all Licenses issued or granted to MetroPCS or any of its Subsidiaries by PUCs regulating telecommunications businesses (“MetroPCS State Licenses”), and all Licenses issued or granted to MetroPCS or any of its Subsidiaries by foreign Governmental Entities regulating telecommunications businesses (collectively with the MetroPCS Material Licenses, MetroPCS FCC Licenses and MetroPCS State Licenses, the “MetroPCS Communications Licenses”); (B) all pending applications for issuance, grant, assignment or transfer of Licenses, or applications for leases of wireless spectrum, to MetroPCS or any of its Subsidiaries, that would be MetroPCS Communications Licenses if issued or granted; (C) all pending applications for assignment or transfer of Licenses, or applications for leases of wireless spectrum, by MetroPCS or its Subsidiaries to any Person (other than MetroPCS or its Subsidiaries); and (D) all pending applications by MetroPCS or any of its Subsidiaries for modification, extension or renewal of any MetroPCS Communications License; provided that Schedule 3.3(i)(ii) may exclude point-to-point microwave licenses, business radio licenses, experimental licenses and Section 214 certificates and pending applications regarding the same. Each of MetroPCS and its Subsidiaries is in compliance with its obligations under each of the MetroPCS FCC Licenses and the rules and regulations of the FCC, and with its obligations under each of the MetroPCS State Licenses, in each case, except for such failures to be in compliance with Licenses that would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect.

MetroPCS and its Subsidiaries are not the subject of, and there are no pending nor, to the Knowledge of MetroPCS, threatened, proceedings, notices of violation, orders of forfeiture or complaints or investigations relating to the MetroPCS Communications Licenses before the FCC, the FAA, or any other Governmental Entity, in each case, except that would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. The FCC actions granting all MetroPCS FCC Licenses, together with all underlying construction permits, have not been reversed, stayed, enjoined, annulled or suspended, and there is not pending or, to the Knowledge of MetroPCS, threatened any application, petition, objection or other pleading with the FCC, the FAA or any other Governmental Entity that challenges or questions the validity of or any rights of the holder under any such MetroPCS FCC License, in each case, except that would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect.

(iii) MetroPCS holds the MetroPCS Communications Licenses, and the MetroPCS Communications Licenses are issued in the name of MetroPCS or one of its Subsidiaries. The MetroPCS Communications Licenses are in full force and effect, are granted without conditions, except for those conditions on the face of such MetroPCS Communications Licenses or conditions generally applicable to all similarly situated licenses of comparable spectrum, and are free and clear of all Encumbrances (other than MetroPCS Permitted Encumbrances) or any restrictions which might, individually or in the aggregate, limit the full operation of the MetroPCS Communications Licenses in any material respect.

(iv) All of the currently operating cell sites and microwave paths of MetroPCS and its Subsidiaries in respect of which a filing with the FCC was required have been constructed and are currently operated as represented to the FCC in currently effective filings, and modifications to such cell sites and microwave paths have been preceded by the submission to the FCC of all required filings, in each case, except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect.

(v) All transmission towers owned or leased by MetroPCS and its Subsidiaries are (to the Knowledge of MetroPCS with respect to leased towers) obstruction-marked and lighted by MetroPCS or its Subsidiaries to the extent required by, and in accordance with, the FAA Rules, except that would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. Appropriate notification to the FAA has been made for each transmission tower owned or leased by MetroPCS and its Subsidiaries to the extent required to be made by MetroPCS or any of its Subsidiaries by, and in accordance with, the FAA Rules, in each case, except that would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect.

(vi) Neither MetroPCS nor any of its Subsidiaries holds any MetroPCS Communications Licenses through a partnership, joint venture or other Person that is not a Subsidiary of MetroPCS.

(vii) MetroPCS does not hold any License to offer, and does not offer, any services or products other than wireless telecommunications and wireless information services and products, and any ancillary services or products thereto. MetroPCS and its Subsidiaries do not conduct any business other than the Business.

(viii) MetroPCS and its Subsidiaries are fully qualified under the Communications Act and the rules and regulations of the FCC to hold the MetroPCS FCC Licenses generally. To the Knowledge of MetroPCS, there are no facts or circumstances relating to the qualifications of MetroPCS and its Subsidiaries that would prevent or materially delay the grant of any FCC Form 603 application (or other appropriate form) under the FCC Rules and the Communications Act with respect to the Transaction.

(ix) No representation or warranty is made in this Section 3.3(i) with respect to Tax matters, which shall be governed exclusively by Sections 3.3(h) (Employee Benefits) and 3.3(m) (Taxes), or environmental matters, which shall be governed exclusively by Section 3.3(l) (Environmental Matters).

(j) Absence of Certain Changes. Since December 31, 2011 and prior to the date hereof, other than expenses and capital expenditures incurred or made in accordance with the MetroPCS Business Plan, MetroPCS and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary course of such businesses, and there has not been any:

(i) Circumstance (including any adverse change with respect to any Circumstance existing on or prior to December 31, 2011) that, individually or in the aggregate, has had or would reasonably be likely to have a MetroPCS Material Adverse Effect;

(ii) merger or consolidation between MetroPCS or any of its Subsidiaries with any other Person, or any restructuring, reorganization or complete or partial liquidation or similar transaction, or the entry into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses, except for any such transactions among wholly-owned Subsidiaries of MetroPCS;

(iii) acquisition of assets outside of the ordinary course of business consistent with past practice for consideration in excess of $25,000,000 individually, other than in accordance with the MetroPCS Business Plan;

(iv) creation or incurrence of any Encumbrance (other than any MetroPCS Permitted Encumbrances) on (x) any MetroPCS FCC Licenses or (y) the other assets of MetroPCS or its Subsidiaries that are, individually or in the aggregate, material to MetroPCS or any of its Subsidiaries;

(v) loan, advance, guarantee or capital contribution to, or investment in, any Person (other than any of the foregoing to or on behalf of MetroPCS or any direct or indirect wholly-owned Subsidiary of MetroPCS and other than loans or advances to employees and contractors in the ordinary course of business consistent with past practices in an amount not to exceed $250,000 individually);

(vi) material damage, destruction or other casualty loss with respect to any material asset, or MetroPCS Owned Real Property, MetroPCS Leased Real Property or property otherwise used by MetroPCS or any of its Subsidiaries, whether or not covered by insurance;

(vii) declaration, setting aside or payment of any non-cash distribution with respect to any Equity Interests of MetroPCS or any of its Subsidiaries (except for distributions by any direct or indirect wholly-owned Subsidiary of MetroPCS to MetroPCS or any other such Subsidiary of MetroPCS);

(viii) incurrence of any Indebtedness for borrowed money other than (x) from MetroPCS or any of its wholly-owned Subsidiaries or (y) in the ordinary course of business under MetroPCS’s existing revolving credit facility under the MetroPCS Existing Finance Documents;

(ix) material change in any method of financial accounting or accounting practice by MetroPCS or any of its Subsidiaries, except for any such change required by changes in GAAP or applicable Law;

(x) increase in the compensation payable or to become payable to its officers or employees (except for increases in the ordinary course of business consistent with past practice);

(xi) fundamental change to any of the important elements of the network technologies or principal billing systems of MetroPCS and its Subsidiaries (excluding, for the avoidance of doubt, system upgrades, improvements and modernization, equipment replacement and similar matters, in each case within the same fundamental framework of such network technologies and billing systems); or

(xii) agreement to do any of the foregoing.

(k) Insurance. All Insurance Policies maintained by MetroPCS or any of its Subsidiaries, together with adequately capitalized self-insurance arrangements, provide adequate coverage for all normal risks incident to the business of MetroPCS and its Subsidiaries and their respective properties and assets, except for any such failures to maintain such Insurance Policies that would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. As of the date hereof, neither MetroPCS nor any of its Subsidiaries has received any written notice of cancellation of any material Insurance Policy.

(l) Environmental Matters. Except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect:

(i) since the date that is four years prior to the date hereof, MetroPCS and its Subsidiaries have been in compliance with all applicable Environmental Laws and have not incurred any Liabilities concerning any Environmental Laws with respect to the business of MetroPCS and its Subsidiaries;

(ii) there are no writs, injunctions, decrees, awards, orders or judgments outstanding, or any actions, suits, demands, claims, hearings, proceedings or investigations pending or, to the Knowledge of MetroPCS, threatened, relating to compliance with, or Liability under, any Environmental Law affecting the business of MetroPCS and its Subsidiaries, other than those first arising after the date hereof in the ordinary course of business;

(iii) to the Knowledge of MetroPCS, there has been no release, threatened release, contamination or disposal of Hazardous Substances at any property currently or formerly owned or operated in connection with the business of MetroPCS and its Subsidiaries (including in soils, groundwater, surface water, buildings or other structures) or at any third-party property, or from any waste generated by MetroPCS or any of its Subsidiaries or any legally responsible predecessor corporation thereof, that has given or would, individually or in the aggregate, reasonably be likely to give rise to any Liability under any Environmental Law for which MetroPCS or any of its Subsidiaries would incur or share Liability; and

(iv) there are no consent decrees, orders or similar agreements with any Governmental Entity imposing restrictions on the ownership, use or transfer of any real property relating to, or derived from, any Environmental Law, and there are no indemnification or other agreements with any third party (other than ordinary course provisions in leases of real property or in agreements for the acquisition or disposition of assets or businesses) relating to any Liability or potential Liability under any Environmental Law.

(m) Taxes. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a MetroPCS Material Adverse Effect:

(i)(A) All Tax Returns required to be filed by, or on behalf of, or with respect to, MetroPCS and each of its Subsidiaries have been timely filed (taking into account extensions) with the appropriate Taxing Authority and all such Tax Returns are true and complete, and (B) MetroPCS has, or has caused each of its Subsidiaries to, duly and timely pay all Taxes due and payable, including Taxes required to be withheld from amounts owing to any Person, except in each case of clauses (A) and (B), with respect to matters contested in good faith or for which adequate reserves have been established, in accordance with GAAP, in the most recent MetroPCS Financial Statements, as adjusted to reflect operations in the ordinary course of business since the date thereof.

(ii) All deficiencies or assessments made in writing as a result of any audit, examination or investigation by any Taxing Authority of Tax Returns of MetroPCS and its Subsidiaries that are due and payable have been fully paid, and no other audits, examination or investigations by any Taxing Authority relating to any Tax Returns of MetroPCS and its Subsidiaries are in progress. Neither MetroPCS nor any of its Subsidiaries has received written notice from any Taxing Authority of the commencement of any audit, examination or investigation not yet in progress. There is no action, suit, demand, claim or hearing or, to the Knowledge of MetroPCS, proceeding, relating to Taxes pending or, to the Knowledge of MetroPCS, threatened, against MetroPCS or any of its Subsidiaries.

(iii) Neither MetroPCS nor any of its Subsidiaries is a party to any Tax indemnification, Tax allocation or Tax sharing agreement pursuant to which MetroPCS or any of its Subsidiaries, as applicable, will have any obligation to make any payments after the Closing Date, other than (A) any agreements solely among MetroPCS and/or its Subsidiaries and (B) Tax provisions in loan agreements, leases, license agreement and other commercial agreements the principal purpose of which does not relate to Taxes. Neither MetroPCS nor any of Subsidiaries is or could be liable for Taxes of any Person (other than of a member of the affiliated group for United States federal income tax purposes of which MetroPCS or any of its Subsidiaries is or was the common parent) (x) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), (y) as a transferee or successor, or (z) otherwise, for any taxable period (or portion thereof) ending on or before the Closing Date for which the applicable statute of limitations (including extensions) is not closed.

(iv) In the past five years, MetroPCS has not received any IRS private letter ruling or entered into any closing agreements within the meaning of Section 7121 of the Code relating to or with respect to the income and/or assets of MetroPCS or any of its Subsidiaries. There are no pending requests by MetroPCS or any of its Subsidiaries for an IRS private letter ruling.

(v) Neither MetroPCS nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) “closing agreement” (within the meaning of Section 7121 of the Code or any corresponding or similar provision of state, local, or non-United States income Tax law) entered into on or prior to the Closing Date, (C) installment sale or open transaction disposition made on or prior to the Closing Date, or (D) prepaid amount received on or prior to the Closing Date.

(vi) There are no Encumbrances for Taxes upon any assets of MetroPCS or any of its Subsidiaries other than MetroPCS Permitted Encumbrances.

(vii) Within the preceding three years, no written claim has been received by MetroPCS or any of its Subsidiaries from a Taxing Authority in any jurisdiction where MetroPCS or any of its Subsidiaries does not file Tax Returns asserting that MetroPCS or any of its Subsidiaries is or may be subject to taxation by such jurisdiction.

(viii) Neither MetroPCS nor any of its Subsidiaries has granted any currently effective waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return, nor has any request for any such waiver, extension or consent been made.

(ix) Within the preceding three years, neither MetroPCS nor any of its Subsidiaries has been a distributing or controlled corporation in a transaction intended or purported to be governed by Section 355 of the Code.

(x) Neither MetroPCS nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations.

(xi) Neither MetroPCS nor any of its Subsidiaries is a party to any agreement, contract, undertaking, commitment, arrangement or plan that would result, and neither the execution of this Agreement nor the consummation of the Transaction (whether alone or in connection with any other related event(s)) will result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G.

(n) Labor Matters.

(i) None of MetroPCS or its Subsidiaries is party to or otherwise bound by, and, as of the date hereof, none of MetroPCS or its Affiliates are proposing, offering or negotiating to enter into or adopt, any labor and collective bargaining agreements, contracts or other agreements or understandings with a labor union or labor organization relating to, affecting, or in any way binding on MetroPCS and its Subsidiaries.

(ii) As of the date hereof, neither MetroPCS nor any of its Subsidiaries is the subject of any proceeding, nor is any proceeding pending, or to the Knowledge of MetroPCS, threatened asserting that it has committed any material unfair labor practice or seeking to compel it to bargain with any labor union or labor organization.

(iii) There has not been since December 31, 2009, and as of the date hereof, there is not pending or, to the Knowledge of MetroPCS, threatened any material labor strike, dispute, walk-out, work stoppage, slow-down, union activity, picketing, lockout or other similar occurrence by employees of MetroPCS or its Subsidiaries.

(iv) MetroPCS and its Subsidiaries have complied in all material respects with all Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, meals and rest times, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes and continuation coverage with respect to group health plans.

(v) Since January 1, 2009, neither MetroPCS nor any of its Subsidiaries has engaged in any “plant closing” or “mass layoff,” as defined in the WARN Act, without complying in all material respects with the notice requirements of the WARN Act.

(o) Intellectual Property.

(i) All Intellectual Property owned or held exclusively by MetroPCS and its Subsidiaries (“MetroPCS Owned Intellectual Property”) is exclusively owned or held (beneficially and of record, where applicable) by MetroPCS or one of its Subsidiaries, free and clear of all Encumbrances (other than MetroPCS Permitted Encumbrances), and is not subject to any open source or similar license agreement or distribution model, or to any commitments to any standards-setting or similar organization, except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. The MetroPCS Owned Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting MetroPCS’s or its Subsidiaries’ use of, or their rights to, such Intellectual Property, except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect.

(ii) To the Knowledge of MetroPCS, MetroPCS and its Subsidiaries have sufficient rights to use all material Intellectual Property used in, or necessary for the conduct of, the Business as presently conducted, all of which rights shall survive the consummation of the Transaction unchanged in all respects material to MetroPCS and its Subsidiaries, taken as a whole. MetroPCS and its Subsidiaries have taken commercially reasonable measures to protect the MetroPCS Owned Intellectual Property, and to protect the confidentiality of all Trade Secrets that are owned, used or held for use by MetroPCS and its Subsidiaries. MetroPCS and each of its Subsidiaries maintains a policy requiring that upon their hire, employees of MetroPCS and its Subsidiaries execute confidentiality and intellectual property assignment agreements which prohibit such employees from disclosing MetroPCS’s and its Subsidiaries’ Trade Secrets and confidential information without the written approval of an officer of MetroPCS and which assign to MetroPCS all Intellectual Property rights developed by such employees during the course of their employment with MetroPCS or its Subsidiaries.

(iii) Neither MetroPCS nor any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party in the past six years, except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted or, to the Knowledge of MetroPCS, threatened, against MetroPCS or any of its Subsidiaries concerning the ownership, validity, registrability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property, except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. To the Knowledge of MetroPCS, no Person is infringing, misappropriating or otherwise violating any MetroPCS Owned Intellectual Property right of MetroPCS or its Subsidiaries in any respect material to MetroPCS and its Subsidiaries, taken as a whole.

(iv) The material IT Assets used by MetroPCS or any of its Subsidiaries operate and perform as needed by MetroPCS and its Subsidiaries to adequately conduct their respective businesses as presently conducted and, except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect, the data therein have not been subject to unauthorized access by any Person.

(p) Contracts.

(i) Schedule 3.3(p)(i) of the MetroPCS Disclosure Letter lists all Material MetroPCS Contracts in effect as of the date hereof. The term “Material MetroPCS Contracts” means all of the following types of MetroPCS Contracts (other than MetroPCS Contracts solely among or between MetroPCS and/or its direct or indirect wholly-owned Subsidiaries, Organizational Documents of MetroPCS and its Subsidiaries, MetroPCS Benefit Plans or other agreements related to employee benefits and agreements related to labor matters to the extent that such items are provided for in Sections 3.3(h) (Employee Benefits) and 3.3(n) (Labor Matters), respectively):

(A) MetroPCS Contracts evidencing Indebtedness for borrowed money with a principal amount greater than $35,000,000;

(B) each MetroPCS Contract for distribution, supply, inventory, purchase, license or advertising or similar agreement that is reasonably likely to involve consideration of more than $100,000,000 in the aggregate in any 12-month period, other than any such contract that can be cancelled without penalty or further payment on 90 days’ or less notice;

(C) MetroPCS Contracts relating to the acquisition, lease or disposition by MetroPCS or any of its Subsidiaries of assets and properties for consideration in excess of $50,000,000, or under which MetroPCS or any of its Subsidiaries has any indemnification obligations or any other ongoing obligations that would reasonably be likely to result in payments in excess of $15,000,000;

(D) MetroPCS Contracts that are reasonably likely to involve consideration of more than $100,000,000 in any 12-month period or involved consideration of more than $100,000,000 in the aggregate during calendar year 2011 or $200,000,000 in the aggregate over the term of such MetroPCS Contract;

(E) any MetroPCS Contract that would reasonably be likely to involve consideration of more than $20,000,000 in any 12-month period that is an interconnection, bundling or similar agreement in connection with which the equipment, networks and services of MetroPCS or any of its Subsidiaries are connected to those of another service provider in order to allow their respective customers access to each other’s services and networks;

(F) any MetroPCS Contract that would reasonably be likely to involve consideration of more than $35,000,000 in any 12-month period that is an agency, dealer, reseller, franchise or other similar contract (except for those that are terminable, without penalty, on 90 days’ or less notice);

(G) roaming MetroPCS Contracts that would reasonably be likely to involve payment by or expense to MetroPCS or any of its Subsidiaries of more than $50,000,000 in any 12-month period; and

(H) MetroPCS Contracts that would reasonably be likely to involve consideration of more than $20,000,000 in any 12-month period pursuant to which MetroPCS or any of its Subsidiaries licenses Intellectual Property to or from any Person.

(ii) Schedule 3.3(p)(ii) of the MetroPCS Disclosure Letter lists all Restricted MetroPCS Contracts in effect as of the date hereof. The term “Restricted MetroPCS Contracts” means all of the following types of MetroPCS Contracts (other than MetroPCS Contracts solely among or between MetroPCS and/or its direct or indirect wholly-owned Subsidiaries, Organizational Documents of MetroPCS and its Subsidiaries, MetroPCS Benefit Plans or other agreements related to employee benefits and agreements related to labor matters to the extent that such items are provided for in Sections 3.3(h) (Employee Benefits) and 3.3(n) (Labor Matters), respectively):

(A) joint venture, partnership, limited partnership or limited liability company agreements relating to the formation, creation, operation, existence, management or control of any joint venture, partnership, limited partnership or limited liability company that is not wholly-owned, directly or indirectly, by MetroPCS;

(B) MetroPCS Contracts that purport to limit in any material respect either the type of business in which MetroPCS or any of its Subsidiaries, or DT, TMUS or their respective Affiliates (other than MetroPCS and/or its Subsidiaries) after the Closing (other than any MetroPCS Contracts between DT, TMUS or their respective Affiliates, on the one hand, and MetroPCS and its Subsidiaries, on the other hand), may engage or the manner or locations in which any of them may so engage in any business or purport to create any material exclusive relationship;

(C) MetroPCS Contracts that could require the disposition of any material operations or line of business of MetroPCS or any of its Subsidiaries;

(D) MetroPCS Contracts that grant “most favored nation” status to any third party that paid or received consideration of more than $25,000,000 in any 12-month period;

(E) any MetroPCS Contract that grants any right of first refusal, first offer or similar right to any third party that paid or received, or would reasonably be likely to pay or receive, consideration of more than $25,000,000 during the term of such MetroPCS Contract;

(F) MetroPCS Contracts that are requirements contracts or contain volume or purchase commitments that would reasonably be likely to involve consideration of more than $50,000,000 in any 12-month period;

(G) any MetroPCS Contract that would reasonably be likely to involve consideration of more than $50,000,000 in any 12-month period that contains any commitment to (1) provide wireless services coverage in a particular geographic area, (2) build out tower sites in a particular geographic area, or (3) pay for a specified number of minutes of roaming usage of a third party’s network regardless of the amount of actual usage (except for those that are terminable, without penalty, on 12 months’ or less notice);

(H) stock purchase agreements and other MetroPCS Contracts relating to the pending acquisition, lease or disposition by MetroPCS or any of its Subsidiaries of any Equity Interest of MetroPCS or any of its Subsidiaries for consideration in excess of $5,000,000, except for stock purchase agreements or other MetroPCS Contracts solely among MetroPCS and its Subsidiaries; and

(I) MetroPCS Contracts that contain requirements to provide services using code division multiple access (“CDMA”) or would otherwise prohibit or delay the transition or migration of MetroPCS’s CDMA network or CDMA customers to a new technology or network;

(iii) Prior to the date hereof, TMUS has been provided with complete and correct copies of each Material MetroPCS Contract listed on Schedule 3.3(p)(i) of the MetroPCS Disclosure Letter and each Restricted MetroPCS Contract listed on Schedule 3.3(p)(ii) of the MetroPCS Disclosure Letter, including amendments thereof and exhibits, annexes and schedules thereto. To the Knowledge of MetroPCS, as of the date hereof, each Material MetroPCS Contract, and each Restricted MetroPCS Contract described in Sections 3.3(p)(ii)(A), (C), (F), (G), (H) and (I), is in full force and effect and valid, binding and enforceable against the other parties thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equity principles. None of MetroPCS, any of its Subsidiaries or, to the Knowledge of MetroPCS, any other Person is in breach or violation of, or default under, any Material MetroPCS Contract or Restricted MetroPCS Contract, except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. To the Knowledge of MetroPCS, no event has occurred that would result in a breach of or default under, require any consent or other action by any Person under, or give rise to any penalty or right of termination, cancellation or acceleration of any right or obligation of MetroPCS or its Subsidiaries to a loss of any benefit to which MetroPCS or any of its Subsidiaries is entitled under (in each case, with or without notice or lapse of time, or both), any Material MetroPCS Contract or Restricted MetroPCS Contract, except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect.

(q) Property.

(i) MetroPCS does not have any Owned Real Property as of the date hereof.

(ii) Each of MetroPCS and its Subsidiaries has good and marketable leasehold title to all Leased Real Property of MetroPCS material to MetroPCS and its Subsidiaries, taken as a whole, free and clear of all Encumbrances except MetroPCS Permitted Encumbrances. No parcel of such Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the Knowledge of MetroPCS, has any such condemnation, expropriation or taking been proposed, threatened or noticed, in each case, except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect, all leases of such Leased Real Property and all amendments and modifications thereto are in full force and effect and valid, binding and enforceable against the other parties thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equity principles. There exists no default under any lease of such Leased Real Property by MetroPCS, any of its Subsidiaries or, to the Knowledge of MetroPCS, any other Person party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by TMUS, any of its Subsidiaries or, to the Knowledge of MetroPCS, any other Person party thereto, except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect. All leases of such Leased Real Property shall remain valid and binding in accordance with their terms following the Closing, except as would not, individually or in the aggregate, reasonably be likely to have a MetroPCS Material Adverse Effect.

(iii) There are no contractual or legal restrictions that preclude or restrict the ability to use any of MetroPCS’s Leased Real Property in any material respect for the current or contemplated use of such real property. There are no material latent defects or material adverse physical conditions affecting such Leased Real Property. MetroPCS and its Subsidiaries have, in all material respects, valid leasehold interests in, or other valid rights to use, all plants, warehouses, distribution centers, structures and other buildings on such Leased Real Property, which are adequately maintained and are in good operating condition and repair for the requirements of the business of MetroPCS and its Subsidiaries as currently conducted in all material respects.

(iv) Except as would not, individually or in the aggregate, reasonably be likely to result in a MetroPCS Material Adverse Effect, (A) MetroPCS and its Subsidiaries have good and marketable title to or, in the case of leased assets, a valid leasehold interest in, free and clear of all Encumbrances (other than MetroPCS Permitted Encumbrances), all of the tangible personal property and assets (except for properties and assets disposed of in the ordinary course of business consistent with past practice) used in or necessary to conduct their businesses substantially as presently conducted and (B) each item of tangible personal property of MetroPCS and each of its Subsidiaries, or in which MetroPCS or any of its Subsidiaries owns an undivided interest, is in all material respects in good operating condition and repair for the requirements of the business of MetroPCS and its Subsidiaries as currently conducted, ordinary wear and tear excepted.

(r) Related-Party Agreements. Schedule 3.3(r) of the MetroPCS Disclosure Letter sets forth a true and complete list of all agreements to which MetroPCS or any of its Subsidiaries are party or by which MetroPCS or any of its Subsidiaries are bound as of the date hereof that are required to be reported in the MetroPCS SEC Reports under Section 404 of Regulation S-K promulgated under the Exchange Act that are not so reported. MetroPCS has provided DT with complete and correct copies of all such agreements prior to the date hereof.

(s) Prohibited Payments. To the Knowledge of MetroPCS, none of MetroPCS, any of its Subsidiaries or any of their respective directors, officers, agents, employees or other Persons associated with them or acting on their behalf has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other payment.

(t) Brokers and Finders. Neither MetroPCS nor any of its officers, directors or employees has employed any broker or finder for which MetroPCS or a Subsidiary of MetroPCS is not solely responsible for such broker’s or finder’s fees or incurred any Liability for any brokerage fees, commissions or finder’s fees in connection with the Transaction for which MetroPCS or a Subsidiary of MetroPCS is not solely responsible and the terms of which have not been disclosed to DT prior to the date hereof.

(u) TMUS Stock Consideration.

(i) Assuming the accuracy of DT’s representations and warranties set forth in Section 7.13, upon issuance, the TMUS Stock Consideration will be fully paid, nonassessable, issued in compliance with all applicable Laws concerning the issuance of securities and not in violation of any preemptive rights, purchase option, call, right of first refusal or any similar right granted by MetroPCS, and not be subject to any voting trust agreement or other contract, agreement or arrangement to which MetroPCS or any of its Affiliates (other than TMUS and its Subsidiaries) is a party restricting or otherwise relating to the voting, dividend rights or disposition of such TMUS Stock Consideration other than the Stockholder’s Agreement.

(ii) At the Closing, MetroPCS will have sufficient authorized but unissued shares or treasury shares of MetroPCS Common Stock for MetroPCS to meet its obligation to deliver the TMUS Stock Consideration under this Agreement. Upon consummation of the Transaction, DT shall acquire good and valid title to the TMUS Stock Consideration, free and clear of all Encumbrances (other than any Encumbrances relating to transfers of securities under applicable Laws and any Encumbrances permitted, granted, or required by DT or its Affiliates).

(v) Rights Agreement Amendment. The MetroPCS Board has approved an amendment of the MetroPCS Rights Agreement, which amendment is in full force and effect, to provide that (i) neither DT nor any of its Affiliates or associates shall be deemed to be an Acquiring Person (as defined in the MetroPCS Rights Agreement) with respect to the TMUS Stock Consideration and (ii) no Flip In Event, Flip Over Event, Distribution Date or Stock Acquisition Date (in each case, as defined in the MetroPCS Rights Agreement) shall be deemed to have occurred as a result of the execution, delivery or performance of this Agreement, or the consummation of the Transaction.

(w) Required Vote of MetroPCS Stockholders. The only vote of holders of MetroPCS capital stock necessary to approve the Transaction is the MetroPCS Stockholder Approval.

(x) Post-Closing Restructuring. Neither MetroPCS nor any of its Subsidiaries has taken or agreed to take any action (other than any action required to be taken pursuant to this Agreement) or is aware of any fact or circumstance (other than (i) the fact of the Stock Purchase, (ii) the fact of the MetroPCS Finance Transactions and (iii)(x) with respect to the MetroPCS Merger, the fact of TMUS Merger and (y) with respect to the TMUS Merger, the fact of the MetroPCS Merger) that would prevent or impede, or would be reasonably likely to prevent or impede, the MetroPCS Merger or the TMUS Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. There are no material intercompany gains (within the meaning of Treasury Regulation Section 1.1502-13) with respect to the stock of MetroPCS HoldCo or MetroPCS OpCo that will be required to be included in taxable income as a result of the MetroPCS Merger or the TMUS Merger.

(y) No Other Representations or Warranties. Except for the representations and warranties contained in Sections 3.1, 3.2 and 7.13 and any representation contained in any certificate delivered pursuant to Section 5.2, MetroPCS acknowledges that neither DT, nor any Subsidiary of DT or any other Person on behalf of DT (including any Representative of DT), makes any express or implied representation or warranty with respect or relating to DT, any of its Subsidiaries, or any information provided to MetroPCS or any other Person, or MetroPCS’s use of any such information, including any information, documents, projections, forecasts or other material made available to MetroPCS in certain “data rooms” or management presentations in expectation of the Transaction, and MetroPCS has not relied on such information or any other representation or warranty not set forth in this Agreement.

ARTICLE IV

COVENANTS

4.1 Interim Operations of TMUS. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, except (1) as may be required by Law, (2) with MetroPCS’s prior written consent, not to be unreasonably withheld, conditioned or delayed (and in no event to be delayed more than ten days following DT’s written request for consent), (3) as otherwise expressly provided in this Agreement, or (4) as provided on Schedule 4.1 of the TMUS Disclosure Letter, TMUS shall, DT shall cause TMUS, and DT and TMUS shall cause each of TMUS’s Subsidiaries, (i) to conduct its business in the ordinary course and, to the extent consistent therewith, use its commercially reasonable efforts to (A) preserve its business organizations intact, (B) maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, dealers, retailers, creditors, lessors, employees and business associates, and (C) keep available the services of its present employees, officers and agents; and (ii) not to:

(a) amend its Organizational Documents, unless such amendment would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction;

(b) merge or consolidate with any other Person or authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or any other reorganization, in each case other than transactions solely among TMUS and its Subsidiaries;

(c) acquire assets, unless (1) in the ordinary course of business consistent with past practice or in material compliance with the provisions for expenses and capital expenditures in the TMUS Business Plan or otherwise in compliance with Section 4.1(j), (2) from any other Person with a value or purchase price in the aggregate not exceeding $100,000,000, (3) in acquisitions of spectrum licenses for consideration not exceeding $100,000,000 in the aggregate or (4) pursuant to any agreement in effect on the date hereof for consideration not exceeding $25,000,000 individually; provided that any transaction under (1), (2), (3) or (4) of this clause would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction;

(d) issue, sell, pledge, dispose of, grant, transfer, Encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or other Encumbrance of, any Equity Interests of TMUS or any of its Subsidiaries (other than the issuance of Equity Interests (i) by a wholly-owned Subsidiary of TMUS to TMUS or another wholly-owned Subsidiary or (ii) by TMUS to DT, Global or Holding), securities convertible or exchangeable into, or exercisable for, any such Equity Interests or any options, warrants or other rights of any kind to acquire any such Equity Interests or such convertible or exchangeable securities;

(e) enter into any agreement with respect to the voting of its Equity Interests;

(f) create or incur any Encumbrance (other than a TMUS Permitted Encumbrance or in the ordinary course of business consistent with past practice) on the assets of TMUS or any of its Subsidiaries that, individually or in the aggregate, is material to TMUS and its Subsidiaries, taken as a whole, or that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction;

(g) make any loans, advances, guarantees or capital contributions to or investments in any Person in excess of $50,000,000, other than (x) any of the foregoing to or on behalf of TMUS or any of its direct or indirect wholly-owned Subsidiaries, (y) in the ordinary course of business consistent with past practice and which would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction, or (z) in compliance with Section 4.1(j);

(h) declare, set aside, make or pay any non-cash distributions or dividends, payable in stock, property or otherwise, with respect to any of its Equity Interests (except for non-cash distributions paid by any direct or indirect wholly-owned Subsidiary to TMUS or to any other direct or indirect wholly-owned Subsidiary), it being understood that TMUS and its Subsidiaries may make or pay any cash distributions or dividends, including to Holding;

(i)(i) incur any Indebtedness for borrowed money, or issue or sell any debt securities or warrants or other rights to acquire any debt security of TMUS or any of its Subsidiaries, in each case other than Indebtedness contemplated by Section 4.25, the DT Notes, the MetroPCS Existing Notes, Indebtedness under the MetroPCS Existing Finance Documents or any Hedge Agreements to which MetroPCS or any of its Subsidiaries is a party and which have been provided to DT prior to the date hereof, or the Permitted MetroPCS Notes, or (ii) amend, modify, supplement or waive the terms of any existing Indebtedness, debt securities or warrants or other rights to acquire debt securities of TMUS or any of its Subsidiaries, except in the ordinary course of business consistent with past practice (and in any case not in any manner that would increase the principal amount owed thereunder); provided, however, that none of the foregoing shall prohibit TMUS or any of its Subsidiaries from incurring any guarantee or support arrangement of obligations of TMUS or its wholly-owned Subsidiaries otherwise permitted hereunder or incurring, amending, modifying, supplementing, or waiving any Indebtedness (A) in the ordinary course of business consistent with past practice, (B) as contemplated by the TMUS Business Plan, or (C) solely among or between TMUS and/or its direct or indirect wholly-owned Subsidiaries;

(j) make or authorize any payment of, or accrual or commitment for, capital expenditures in excess of $200,000,000 (or $400,000,000 in the event of an increase in data demand in the Business significantly in excess of the demand anticipated on the date hereof) in the aggregate in any consecutive six-month period and incremental to any capital expenditures set forth in the TMUS Business Plan;

(k)(i) enter into any TMUS Contract that would be a Restricted TMUS Contract if in effect on the date hereof, (ii) amend or supplement any TMUS Contract that is not a Restricted TMUS Contract in a manner that would cause it to be a Restricted TMUS Contract if it had been so amended or supplemented as of the date hereof; provided, that nothing in these clauses (i) and (ii) shall prohibit TMUS from entering into any joint venture, partnership, limited partnership or limited liability company agreements relating to the formation, creation, operation, existence, management or control of any joint venture, partnership, limited partnership or limited liability company that is not wholly-owned, directly or indirectly, by TMUS if the sum of the initial capitalization thereof and binding capital commitments thereto does not exceed $20,000,000 individually, or $50,000,000 in the aggregate, (iii) amend, supplement, extend, or renew any Restricted TMUS Contract in a manner that would reasonably be expected to be material and adverse to TMUS and its Subsidiaries or, to the extent purporting to bind MetroPCS and its Affiliates (other than TMUS and its Subsidiaries) after the Closing, material and adverse to MetroPCS and its Affiliates, in each case, taking into account the terms of such amendment, supplement, extension or renewal as a whole, or (iv) fail to provide MetroPCS written notice, within ten Business Days of entry, of the entry into any TMUS Contract that would be a Material TMUS Contract if in effect on the date hereof; provided, that nothing in this clause (v) shall require TMUS to violate any confidentiality or disclosure obligations it has with respect to such TMUS Contract or to provide written notice of, and/or disclose to MetroPCS any portion of any Material TMUS Contracts containing sales, pricing, marketing, customer care, commissions, or other related commercially sensitive information;

(l)(i) enter into any Intercompany Contract (A) involving aggregate consideration payable by either party thereto of greater than $10,000,000 individually or $50,000,000 in the aggregate or (B) on terms and conditions other than arm’s length terms and conditions, or (ii) amend, extend, renew, modify or waive any Intercompany Contract in any manner that would result in TMUS or its Subsidiaries paying to the other parties thereto aggregate consideration per applicable period greater than $10,000,000 individually or $50,000,000 in the aggregate than provided for in such Intercompany Contract as of the date hereof or, if later, the date of such Intercompany Contract; provided, that nothing in this clause (l) shall prevent TMUS in the ordinary course of business to continue, extend, renew or enter into Intercompany Contracts on terms and conditions other than arm’s length terms and conditions that are substantially equivalent (but in no event less favorable to TMUS and its Subsidiaries) in all material respects to the ones currently in force as of the date hereof;

(m)(i) make any changes with respect to material financial accounting policies or procedures, except as required (A) by changes in GAAP, international financial reporting standards or Regulation S-X of the SEC, (B) by a Governmental Entity or quasi-Governmental Entity (including the Financial Accounting Standards Board or any similar organization), or (C) by a change in applicable Law, or (ii) write up, write down or write off the book value of any of its assets, other than in the ordinary course of business consistent with past practice or as may be consistent with TMUS’s financial accounting policies and procedures and GAAP (including as may be required by GAAP as a result of the announcement or pendency of the Transaction);

(n)(i) enter into any line of business other than the Business, (ii) except as currently conducted, engage in the conduct of any business that would require the receipt or transfer of a TMUS Communications License or any other License issued by any Governmental Entity authorizing operation or provision of any communication services or foreign country that would require the receipt or transfer of, or application for, a License to the extent such License would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction, or (iii) enter into any business or operations outside of the Territory other than in support of business or operations within the Territory;

(o) apply for, request or file for any TMUS License the receipt of which would reasonably be likely to prevent, materially delay or materially impair the consummation of the Transaction;

(p) settle any litigation or other proceedings pending or threatened before a Governmental Entity against TMUS or its Subsidiaries, except (i) to the extent such settlement is subject to and not in excess of the reserves that relate to such litigation or proceedings set forth in TMUS’s consolidated unaudited balance sheet as of June 30, 2012, or (ii) for a payment by TMUS or any of its Subsidiaries in an amount less than $50,000,000 for any individual or group of related settlements (excluding any amounts that may be paid under existing Insurance Policies and any settlements permitted pursuant to clause (i)), without the imposition of ongoing restrictions (A) prior to the Closing, on TMUS or any of its Subsidiaries that are material to TMUS and its Subsidiaries, taken as a whole, or (B) after the Closing, on MetroPCS or any of its Subsidiaries that are material to MetroPCS and its Subsidiaries, taken as a whole;

(q) make or change any Tax election, change any method of Tax accounting, settle or finally resolve any controversy with respect to Taxes for an amount that exceeds the amount reserved with respect thereto in the most recent TMUS Financial Statements, or file any amended Tax Return, in each case, if such action would have a material and adverse effect on TMUS and its Subsidiaries, taken as a whole;

(r) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of (in each case except among TMUS and its wholly-owned Subsidiaries) any TMUS Communications Licenses or wireless spectrum other than (i) point-to-point microwave licenses, business radio licenses and experimental licenses, (ii) exchanges of spectrum licenses within the same FCC defined market area (“FMA”) that improve contiguity of TMUS’s and its Subsidiaries’ spectrum within such FMA and do not worsen the expected contiguity between TMUS and MetroPCS and their respective Subsidiaries, (iii) exchanges of spectrum licenses, in which TMUS or its Subsidiaries would transfer TMUS Communications Licenses covering 300,000,000 Licensed MHz POPs or fewer in the aggregate and involving cash consideration of $10,000,000 or less in the aggregate to any Person other than a party hereto or to TMUS or its Subsidiaries, which do not adversely affect existing TMUS operations or the expected benefits of the Transaction to TMUS and MetroPCS in any material respect, or (iv) in the ordinary course of business consistent with past practice; provided that any of the transaction under (i), (ii), (iii), or (iv) of this clause would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction;

(s) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of (in each case except among TMUS and its wholly-owned Subsidiaries), any Licenses (other than TMUS Communications Licenses), assets (other than wireless spectrum), operations, rights, businesses or interests therein of TMUS or its Subsidiaries, unless (i) in the ordinary course of business consistent with past practice, (ii) to any other Person with a value or purchase price in the aggregate not exceeding $100,000,000, or (iii) pursuant to any agreement in effect on the date hereof for consideration not exceeding $25,000,000 individually;

(t) other than as required pursuant to the terms and conditions of any TMUS Benefit Plan as in effect on the date hereof or as may be required by applicable Law, (i) terminate, establish, adopt or amend any TMUS Benefit Plan other than the adoption of annual TMUS Benefit Plans in the ordinary course of business consistent with past practice and amendments to plans (other than retention and severance plans) that in each case do not increase benefits upon the consummation of the Transaction or otherwise materially increase benefits or result in materially increased administrative costs, (ii) grant any salary or wage increase, other than in the ordinary course of business consistent with past practice (it being understood that increases in base or hourly salary and wages for employees by no more than 4.0% in the aggregate shall be deemed to be in the ordinary course of business consistent with past practice), (iii) pay aggregate bonus or incentive compensation other than in the ordinary course consistent with past practice, (iv) (x) grant any new compensation award, other than cash bonus awards and cash-based long term incentive compensation awards, in each case in amounts and on terms that are in the ordinary course of business consistent with past practice; provided, however, that no new awards shall be granted under the Phantom Share Plan, (y) amend the terms of outstanding compensation awards other than in a manner that does not increase the amounts payable or accelerate the vesting, payment or timing of any payment under such awards and in the ordinary course of business consistent with past practice, or (z) materially increase the compensation opportunity under any TMUS Benefit Plan, (v) pay any severance other than in the ordinary course of business consistent with past practice in connection with employees’ entering into and not revoking a release of claims against TMUS in connection with terminations of employment, (vi) take any action to increase or accelerate the vesting, payment or timing, or fund or secure the payment, of any amounts under any TMUS Benefit Plan, (vii) change any assumptions used to calculate funding or contribution obligations under any TMUS Benefit Plan, other than as required by GAAP, (viii) provide, forgive or modify any loans to directors, officers or employees of TMUS or any of its Subsidiaries; or (ix) take any of the actions described in Schedule 4.1(t) of the TMUS Disclosure Letter;

(u) transfer, sell, lease, license, divest or otherwise dispose of any transmission towers owned or leased by TMUS or any of its Subsidiaries (it being understood that the foregoing shall not prohibit a disposition of the Tower Assets, dispositions of transmission towers solely among TMUS and its Subsidiaries, the decommissioning or sale of towers in the ordinary course of business, in one or more transactions that are scheduled to close prior to the Closing Date);

(v) except with respect to definitive agreements that have been executed by the parties thereto prior to the date hereof, purchase, lease or otherwise acquire any wireless spectrum that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction or result in required divestitures of assets;

(w) make a fundamental change to the network technologies or principal billing systems of TMUS and its Subsidiaries (excluding system upgrades, improvements and modernization, equipment replacement and similar matters consistent with the TMUS Business Plan);

(x) authorize, or commit, resolve, announce, offer, agree or enter into an agreement to do or take, any of the foregoing actions or any actions inconsistent with the foregoing.

4.2 Interim Operations of MetroPCS. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, except (1) as may be required by Law, (2) with DT’s prior written consent, not to be unreasonably withheld, conditioned or delayed (and in no event to be delayed more than ten days following MetroPCS’s written request for consent), (3) as otherwise expressly provided in this Agreement, or (4) as provided on Schedule 4.2 of the MetroPCS Disclosure Letter, MetroPCS shall, and shall cause each of its Subsidiaries, (i) to conduct its business in the ordinary course and, to the extent consistent therewith, use its commercially reasonable efforts to (A) preserve its business organizations intact, (B) maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, dealers, retailers, creditors, lessors, employees and business associates, and (C) keep available the services of its present employees, officers and agents; and (ii) not to:

(a) amend its Organizational Documents, unless such amendment would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction;

(b) merge or consolidate with any other Person or authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or any other reorganization, in each case other than transactions solely among MetroPCS and its Subsidiaries;

(c) acquire assets, unless (i) in the ordinary course of business consistent with past practice or in material compliance with the provisions for expenses and capital expenditures in the MetroPCS Business Plan or otherwise in compliance with Section 4.2(j), (ii) from any other Person with a value or purchase price in the aggregate not exceeding $50,000,000 other than any acquisition of spectrum, (iii) in acquisitions of spectrum licenses for consideration not exceeding $35,000,000 in the aggregate, or (iv) pursuant to any agreement in effect on the date hereof and whose value does not exceed $10,000,000 individually; provided that any transaction under clauses (i), (ii), (iii) or (iv) of this clause (c) would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction;

(d) issue, sell, pledge, dispose of, grant, transfer, Encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or other Encumbrance of, any Equity Interests of MetroPCS or any of its Subsidiaries, securities convertible or exchangeable into, or exercisable for, any such Equity Interests or any options, warrants or other rights of any kind to acquire any such Equity Interests or such convertible or exchangeable securities; provided, however, that none of the foregoing shall prohibit (i) any pledge, grant or Encumbrance permitted or required under the MetroPCS Existing Finance Documents, (ii) the issuance of MetroPCS Common Stock upon the conversion or exercise of securities granted under the MetroPCS Benefit Plans and outstanding as of the date hereof according to their respective terms or the terms hereof (including to reflect the MetroPCS Reverse Stock Split, the Cash Payment and any cash in lieu of fractional shares to be paid pursuant to Section 2.1(f)(v)) or the issuance of MetroPCS Common Stock in respect of awards of MetroPCS Restricted Stock granted after the date hereof pursuant to clause (iv) of this Section 4.2(d), (iii) the issuance by a wholly-owned Subsidiary of MetroPCS of capital stock of such Subsidiary to such Subsidiary’s parent or another wholly-owned MetroPCS Subsidiary, (iv) (A) grants of MetroPCS Stock Options (with an exercise price determined in accordance with the applicable MetroPCS Benefit Plan) and MetroPCS Restricted Stock to officers and employees of MetroPCS and its Subsidiaries hired or promoted in each case on or after the date hereof in the ordinary course of business consistent with past practice, and (B) annual grants of MetroPCS Stock Options and MetroPCS Restricted Stock to officers, employees and directors in each case at such times, to such persons, and in such amounts as are in the ordinary course of business consistent with past practice, such grants under clauses (A) and (B) to be for an aggregate number of shares of MetroPCS Common Stock set forth on Schedule 4.2(d)(iv) of the MetroPCS Disclosure Letter, or (vi) the issuance of MetroPCS Common Stock in satisfaction of obligations under the MetroPCS Benefit Plans as of the date hereof in the ordinary course of business consistent with past practice;

(e) enter into any agreement with respect to the voting of its Equity Interests;

(f) create or incur any Encumbrance (other than a MetroPCS Permitted Encumbrance or in the ordinary course of business consistent with past practice) on the assets of MetroPCS or any of its Subsidiaries that, individually or in the aggregate, is material to MetroPCS and its Subsidiaries, taken as a whole, or that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction;

(g) make any loans, advances, guarantees or capital contributions to or investments in any Person in excess of $20,000,000, other than (x) any of the foregoing to or on behalf of MetroPCS or any of its direct or indirect wholly-owned Subsidiaries, (y) in the ordinary course of business consistent with past practice and which would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction, or (z) in compliance with Section 4.2(j);

(h) declare, set aside, make or pay (i) any cash distributions or dividends except for distributions or dividends by any direct or indirect wholly-owned Subsidiary of MetroPCS to MetroPCS or to any other direct or indirect wholly-owned Subsidiary of MetroPCS or (ii) any non-cash distributions or dividends, payable in stock, property or otherwise, with respect to any of its Equity Interests;

(i)(i) incur any Indebtedness for borrowed money, or issue or sell any debt securities or warrants or other rights to acquire any debt security of MetroPCS or any of its Subsidiaries, other than the Permitted MetroPCS Notes and in the ordinary course of business under MetroPCS’s existing revolving credit facility under the MetroPCS Existing Finance Documents, or (ii) amend, modify, supplement or waive the terms of any existing Indebtedness, debt securities or warrants or other rights to acquire debt securities of MetroPCS or any of its Subsidiaries, except for MetroPCS Consent Offers or otherwise in the ordinary course of business consistent with past practice (and in any case not in any manner that would increase the principal amount owed thereunder); provided, however, that (a) the foregoing shall not prohibit MetroPCS or any of its Subsidiaries from obtaining the MetroPCS Consent Offers, and (b) with respect to clause (ii) above, and except with respect to the MetroPCS Existing Notes, none of the foregoing shall prohibit MetroPCS or any of its Subsidiaries from incurring any guarantee, security interests or other support arrangement of obligations of MetroPCS or its wholly-owned Subsidiaries otherwise permitted hereunder or required under the MetroPCS Existing Finance Documents, or incurring, amending, modifying, supplementing, or waiving any Indebtedness in a manner that would not reasonably be expected to impair or delay the issuance of DT Notes, impair or cause any default under the MetroPCS Existing Notes, or impose any post-Closing restrictions (other than any restrictions in connection with guarantees, security interests or other support arrangements by TMUS or its Affiliates of obligations of MetroPCS or its wholly-owned Subsidiaries otherwise permitted hereunder) on TMUS or its Affiliates (other than MetroPCS and its Subsidiaries as of the date hereof), and (A) in the ordinary course of business consistent with past practice, (including under the MetroPCS Existing Finance Documents), (B) as contemplated by the MetroPCS Business Plan, or (C) solely among or between MetroPCS and/or its direct or indirect wholly-owned Subsidiaries;

(j) make or authorize any payment of, or accrual or commitment for, capital expenditures in excess of $70,000,000 (or $135,000,000 in the event of an increase in data demand in the Business significantly in excess of the demand anticipated on the date hereof) in the aggregate in any consecutive six-month period and incremental to any capital expenditures set forth in the MetroPCS Business Plan;

(k) in each case except as required under the MetroPCS Existing Finance Documents, (i) enter into any MetroPCS Contract that would be a Restricted MetroPCS Contract if in effect on the date hereof, (ii) amend or supplement any MetroPCS Contract that is not a Restricted MetroPCS Contract in a manner that would cause it to be a Restricted MetroPCS Contract if it had been so amended or supplemented as of the date hereof; provided, that nothing in these clauses (i) and (ii) shall prohibit MetroPCS from entering into any joint venture, partnership, limited partnership or limited liability company agreements relating to the formation, creation, operation, existence, management or control of any joint venture, partnership, limited partnership or limited liability company that is not wholly-owned, directly or indirectly, by MetroPCS if the sum of the initial capitalization thereof and binding capital commitments thereto do not exceed $10,000,000 individually, or $50,000,000 in the aggregate, (iii) amend, supplement, extend, or renew any Restricted MetroPCS Contract in a manner that would reasonably be expected to be material and adverse to MetroPCS and its Subsidiaries or, to the extent purporting to bind DT and its Affiliates (other than TMUS and its Subsidiaries) after the Closing, material and adverse to DT and its Affiliates, in each case, taking into account the terms of such amendment, supplement, extension or renewal as a whole, or (iv) fail to provide DT written notice, within ten Business Days of entry, of the entry into any MetroPCS Contract that would be a Material MetroPCS Contract if in effect on the date hereof; provided, that nothing in this clause (iv) shall require MetroPCS to violate any confidentiality or disclosure obligations it has with respect to such MetroPCS Contract or to provide written notice of, and/or disclose to DT any portion of any Material MetroPCS Contracts containing sales, pricing, marketing, customer care, commissions, or other related commercially sensitive information;

(l)(i) make any changes with respect to material financial accounting policies or procedures, except as required (A) by changes in GAAP or Regulation S-X of the SEC, (B) by a Governmental Entity or quasi-Governmental Entity (including the Financial Accounting Standards Board or any similar organization), or (C) by a change in applicable Law, or (ii) write up, write down or write off the book value of any of its assets, other than in the ordinary course of business consistent with past practice or as may be consistent with MetroPCS’s financial accounting policies and procedures and GAAP (including as may be required by GAAP as a result of the announcement or pendency of the Transaction);

(m)(i) enter into any line of business other than the Business, (ii) except as currently conducted, engage in the conduct of any business that would require the receipt or transfer of a MetroPCS Communications License or any other License issued by any Governmental Entity authorizing operation or provision of any communication services or foreign country that would require the receipt or transfer of, or application for, a License to the extent such License would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction, or (iii) enter into any business or operations outside of the Territory other than in support of business or operations within the Territory;

(n) apply for, request or file for any MetroPCS License the receipt of which would reasonably be likely to prevent, materially delay or materially impair the consummation of the Transaction;

(o) settle any litigation or other proceedings pending or threatened before a Governmental Entity against MetroPCS or its Subsidiaries, except (i) to the extent such settlement is subject to and not in excess of the reserves that relate to such litigation or proceedings set forth in MetroPCS’s consolidated unaudited balance sheet as of June 30, 2012, or (ii) for a payment by MetroPCS or any of its Subsidiaries in an amount less than $12,500,000 for any individual or group of related settlements (excluding any amounts that may be paid under existing Insurance Policies and any settlements permitted pursuant to clause (i)), without the imposition of ongoing restrictions on MetroPCS or any of its Subsidiaries material to MetroPCS and its Subsidiaries taken as a whole;

(p) make or change any Tax election, change any method of Tax accounting, settle or finally resolve any controversy with respect to Taxes for an amount that exceeds the amount reserved with respect thereto in the most recent MetroPCS Financial Statements, or file any amended Tax Return, in each case, if such action would have a material and adverse effect on MetroPCS and its Subsidiaries, taken as a whole;

(q) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of (in each case except among MetroPCS and its wholly-owned Subsidiaries) any MetroPCS Communications Licenses or wireless spectrum other than (i) point-to-point microwave licenses, business radio licenses and experimental licenses, (ii) exchanges of spectrum licenses within the same FMA that improve contiguity of MetroPCS’s and its Subsidiaries’ spectrum within such FMA but do not worsen the expected contiguity between MetroPCS and TMUS and their respective Subsidiaries, or (iii) exchanges of spectrum licenses, in which MetroPCS or its Subsidiaries would transfer MetroPCS Communications Licenses covering 150,000,000 Licensed MHz POPs or fewer in the aggregate to any Person other than a party hereto or to MetroPCS or its Subsidiaries in exchange for (A) spectrum licenses covering at least 75% of the number of Licensed MHz POPs covered by the MetroPCS Communications Licenses so transferred and (B) cash consideration of $100,000,000 or less in the aggregate which exchange does not adversely affect existing MetroPCS operations or the expected benefits of the Transaction to TMUS and MetroPCS in any material respect; provided that any of the transactions under clauses (i), (ii) or (iii) of this clause (q) would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction;

(r) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of (in each case except among MetroPCS and its wholly-owned Subsidiaries), any Licenses (other than MetroPCS Communications Licenses), assets (other than wireless spectrum), operations, rights, businesses or interests therein of MetroPCS or its Subsidiaries, unless (i) in the ordinary course of business consistent with past practice, (ii) to any other Person with a value or purchase price in the aggregate not exceeding $50,000,000, or (iii) pursuant to any agreement in effect on the date hereof for consideration not exceeding $10,000,000 individually;

(s) other than as required pursuant to the terms and conditions of any MetroPCS Benefit Plan as in effect on the date hereof or as may be required by applicable Law, (i) terminate, establish, adopt or amend any MetroPCS Benefit Plan other than the adoption of annual MetroPCS Benefit Plans in the ordinary course of business consistent with past practice and amendments to plans (other than retention and severance plans) that in each case do not increase benefits upon the consummation of the Transaction or otherwise materially increase benefits or result in materially increased administrative costs, (ii) grant any salary or wage increase, other than in the ordinary course of business consistent with past practice (it being understood that increases in base or hourly salary and wages for employees by no more than 4.0% in the aggregate shall be deemed to be in the ordinary course of business consistent with past practice), (iii) pay aggregate bonus or incentive compensation other than in the ordinary course consistent with past practice, (iv) (x) grant any new compensation award, other than (A) cash bonus awards and cash-based long term incentive compensation awards, in each case in amounts and on terms that are in the ordinary course of business consistent with past practice, (B) cash awards to retain employees (excluding officers) for not more than the amount set forth on Schedule 4.2(s)(iv)(x)(B) of the MetroPCS Disclosure Letter in the aggregate and otherwise according to the terms and conditions of Schedule 4.2(s)(iv)(x)(B) of the MetroPCS Disclosure Letter, and (C) MetroPCS Stock Options and MetroPCS Restricted Stock to the extent permitted by clause (iv) of Section 4.2(d), (y) amend the terms of outstanding compensation awards other than (A) in a manner that does not increase the amounts payable or accelerate the vesting, payment or timing of any payment under such awards and in the ordinary course of business consistent with past practice, or (B) as otherwise specifically contemplated by Section 2.1(d)(iv)(y) hereof, or (z) materially increase the compensation opportunity under any MetroPCS Benefit Plan, (v) pay any severance other than in the ordinary course of business consistent with past practice in connection with employees’ entering into and not revoking a release of claims against MetroPCS in connection with terminations of employment, (vi) take any action to increase or accelerate the vesting, payment or timing, or fund or secure the payment, of any amounts under any MetroPCS Benefit Plan, (vii) change any assumptions used to calculate funding or contribution obligations under any MetroPCS Benefit Plan, other than as required by GAAP, (viii) provide, forgive or modify any loans to directors, officers or employees of MetroPCS or any of its Subsidiaries; or (ix) take any of the actions described in Schedule 4.2(s) of the TMUS Disclosure Letter;

(t) transfer, sell, lease, license, divest or otherwise dispose of any transmission towers owned or leased by MetroPCS or any of its Subsidiaries (it being understood that the foregoing shall not prohibit dispositions of transmission towers solely among MetroPCS and its Subsidiaries, the decommissioning or sale of towers in the ordinary course of business in one or more transactions that are scheduled to close prior to the Closing Date);

(u) except with respect to definitive agreements that have been executed by the parties thereto prior to the date hereof, purchase, lease or otherwise acquire any wireless spectrum that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction or result in required divestitures of assets;

(v) make a fundamental change to the network technologies or principal billing systems of MetroPCS and its Subsidiaries (excluding system upgrades, improvements and modernization, equipment replacement and similar matters, in each case within the same fundamental framework of such network technologies and billing systems consistent with the MetroPCS Business Plan);

(w) take any action, which action would prevent or impede, or would be reasonably likely to prevent or impede, the MetroPCS Merger or TMUS Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(x) authorize, or commit, resolve, announce, offer, agree or enter into an agreement to do or take, any of the foregoing actions or any actions inconsistent with the foregoing.

4.3 Proxy Statement.

(a) MetroPCS and DT shall cooperate to, and MetroPCS shall, as promptly as practicable following the date hereof, and in no event later than 45 calendar days following the date hereof (unless DT fails to furnish information relating to TMUS that is required by the Exchange Act and the rules and regulations promulgated thereunder to be included in the Proxy Statement, or delays furnishing such information to a time when it is no longer practicable for MetroPCS to meet such deadline, in which case such deadline shall be extended to the first practicable date following the furnishing of such information), prepare and file with the SEC the Proxy Statement. DT shall, and shall cause its Subsidiaries to, promptly furnish to MetroPCS all the information relating to them required by the Exchange Act and the rules and regulations promulgated thereunder to be included in the Proxy Statement and any other information reasonably requested by MetroPCS. MetroPCS shall use its reasonable best efforts, and DT shall cooperate with MetroPCS, to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. MetroPCS shall use its reasonable best efforts to cause the Proxy Statement in definitive form to be mailed to the MetroPCS Stockholders as promptly as practicable following the clearance of the Proxy Statement by the SEC.

(b) DT hereby covenants and agrees with MetroPCS that the Proxy Statement (at the time it is first mailed to the MetroPCS Stockholders and at the time of the MetroPCS Stockholders Meeting) will not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this Section 4.3(b) shall apply only to information contained in the Proxy Statement that was supplied by DT or any of its Subsidiaries expressly for inclusion therein.

(c) MetroPCS hereby covenants and agrees with DT that the Proxy Statement (at the time it is first mailed to the MetroPCS Stockholders and at the time of the MetroPCS Stockholders Meeting) will not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this Section 4.3(c) shall not apply to information contained in the Proxy Statement that was supplied by DT or any of its Subsidiaries expressly for inclusion therein.

(d) If at any time prior to obtaining the MetroPCS Stockholder Approval, any information relating to a party hereto, or any of its respective Affiliates, officers or directors, should be discovered by such party that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such party shall promptly notify the other parties hereto in writing thereof and MetroPCS will use its reasonable best efforts to file an appropriate amendment or supplement describing such information with the SEC and, to the extent required under applicable Law, disseminate such amendment or supplement to the MetroPCS Stockholders prior to the MetroPCS Stockholders Meeting; provided that the delivery of such notice and the filing or dissemination of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.

4.4 MetroPCS Stockholders Meeting.

(a) Provided that there shall not have been a MetroPCS Adverse Recommendation Change permitted by Section 4.5(e), MetroPCS shall include in the Proxy Statement the recommendation of the MetroPCS Board that the MetroPCS Stockholders approve the New MetroPCS Certificate and the MetroPCS Share Issuance (the “MetroPCS Recommendation”) and use reasonable best efforts to (i) solicit from the MetroPCS Stockholders proxies in favor of the approval of the New MetroPCS Certificate and the MetroPCS Share Issuance and (ii) take all other actions necessary or advisable to secure such approval.

(b) MetroPCS agrees to duly call, give notice of, convene and hold the MetroPCS Stockholders Meeting in no event later than 45 Business Days following clearance of the Proxy Statement by the SEC; provided that (i) (A) MetroPCS may postpone or adjourn the MetroPCS Stockholders Meeting to a date no more than 15 days after its originally noticed date, and (B) MetroPCS shall postpone or adjourn the MetroPCS Stockholders Meeting to a date no more than 15 days after its originally noticed date at the request of DT, in each case of clauses (A) and (B) only to the extent reasonably required in order to solicit additional proxies so as to establish a quorum and obtain the MetroPCS Stockholder Approval, and (ii) MetroPCS may postpone or adjourn the MetroPCS Stockholders Meeting to allow time for the filing and dissemination of any supplemental or amended disclosure document that the MetroPCS Board has determined in good faith (after consultation with its outside legal counsel) is necessary or required to be filed and disseminated under applicable Laws.

4.5 No Solicitation—MetroPCS.

(a) Upon execution of this Agreement, MetroPCS and its Subsidiaries shall, and shall cause their respective directors and officers and shall use their reasonable best efforts to cause their other Representatives to, cease and terminate any and all existing activities, discussions or negotiations with any Person with respect to a MetroPCS Acquisition Proposal. MetroPCS shall promptly after the date hereof instruct each Person that has heretofore executed a confidentiality agreement relating to a MetroPCS Acquisition Proposal with or for the benefit of MetroPCS promptly to return to MetroPCS or destroy all information, documents, and materials relating to the MetroPCS Acquisition Proposal or to MetroPCS or its businesses, operations or affairs heretofore furnished by MetroPCS or any of its Representatives to such Person or any of its Representatives in accordance with the terms of any confidentiality agreement with such Person.

(b) Except as provided in Section 4.5(c), MetroPCS agrees that neither it nor any of its Subsidiaries shall, that it shall not authorize or permit any of its and their respective directors and officers to, and that it shall not authorize, and shall use its reasonable best efforts not to permit, any of its and their other respective Representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly take or continue any other action to facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, a MetroPCS Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or that would reasonably be expected to lead to, any MetroPCS Acquisition Proposal (other than to inform a Person of the existence of this Section 4.5), (iii) furnish any non-public information or data regarding MetroPCS or any of its Subsidiaries to, or afford access to the properties, personnel, books and records of MetroPCS to, any Person (other than DT and its Subsidiaries) in connection with or in response to or in circumstances that would reasonably be expected to lead to, any MetroPCS Acquisition Proposal, (iv) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provision in MetroPCS’s Organizational Documents or the MetroPCS Rights Agreement, inapplicable to any Person other than DT and its Subsidiaries or to any transactions constituting or contemplated by a MetroPCS Acquisition Proposal, or (v) resolve or agree to do any of the foregoing.

(c) Notwithstanding Section 4.5(b) or anything to the contrary contained in this Agreement, from the date hereof and prior to the receipt of the MetroPCS Stockholder Approval, if (i) MetroPCS or its Representatives receive a bona fide, unsolicited written MetroPCS Acquisition Proposal that did not result from a breach of this Section 4.5 and that the MetroPCS Board determines in good faith, after consultation with its outside legal counsel and financial advisors, constitutes, or is reasonably likely to result in, a MetroPCS Superior Proposal, (ii) the MetroPCS Board concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action with respect to such MetroPCS Acquisition Proposal would be reasonably likely to be inconsistent with the MetroPCS Board’s fiduciary obligations to MetroPCS and/or the MetroPCS Stockholders under applicable Law, and (iii) MetroPCS timely provides to DT in accordance with Section 4.5(f) the information required under Section 4.5(f) to be delivered by MetroPCS to DT, then MetroPCS may take the following actions, provided that MetroPCS first receives from the third party making such MetroPCS Acquisition Proposal (a “MetroPCS Qualified Bidder”) an executed confidentiality agreement (the terms of which are no less favorable in any material respect to MetroPCS than those contained in the Confidentiality Agreement): (x) furnish, or cause to be furnished, information to the MetroPCS Qualified Bidder and its Representatives; and (y) engage in discussions or negotiations with the MetroPCS Qualified Bidder and its Representatives with respect to the MetroPCS Acquisition Proposal. Unless such information has previously been provided to DT, all non-public written information that is provided to the MetroPCS Qualified Bidder shall be substantially concurrently provided to DT.

(d) Except as otherwise provided in Section 4.5(e), neither the MetroPCS Board nor any committee of the MetroPCS Board may (i) withdraw or withhold, amend, modify or qualify in any manner adverse to DT the MetroPCS Recommendation or make any public announcement inconsistent with the MetroPCS Recommendation, or publicly propose to do any of the foregoing, (ii) approve, adopt, endorse, recommend, or take a neutral position (other than any factually accurate public statement by MetroPCS that solely describes MetroPCS’s receipt of a MetroPCS Acquisition Proposal and the operation of this Agreement with respect thereto or any “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) on any MetroPCS Acquisition Proposal or any inquiry or proposal that would reasonably be expected to lead to a MetroPCS Acquisition Proposal, (iii) following the date any MetroPCS Acquisition Proposal or any material modification thereto is first made public, sent or given to the stockholders of MetroPCS, fail to issue a press release that expressly reaffirms the MetroPCS Recommendation within 10 Business Days following DT’s written request to do so (which request may only be made once with respect to any such MetroPCS Acquisition Proposal and each material modification thereto), (iv) fail to include the

MetroPCS Recommendation in the Proxy Statement (any action described in clause (i), (ii), (iii) or (iv), whether taken by MetroPCS, the MetroPCS Board or any committee thereof, being referred to as a “MetroPCS Adverse Recommendation Change”), or (v) cause or permit MetroPCS to enter into any MetroPCS Contract, letter of intent, memorandum of understanding, or agreement in principle regarding or providing for any MetroPCS Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 4.5(c)) or requiring MetroPCS to abandon, terminate, delay or fail to consummate the Transaction.

(e) Notwithstanding any other provision hereof, including Section 4.5(d), at any time prior to the receipt of the MetroPCS Stockholder Approval, the MetroPCS Board may effect a MetroPCS Adverse Recommendation Change in response to an Intervening Event or in response to a MetroPCS Acquisition Proposal (provided that, if the MetroPCS Adverse Recommendation Change relates to a MetroPCS Acquisition Proposal (a “MetroPCS Superior Proposal Adverse Recommendation Change”), the MetroPCS Board shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that such MetroPCS Acquisition Proposal constitutes a MetroPCS Superior Proposal and such MetroPCS Superior Proposal is not withdrawn), if the MetroPCS Board determines in good faith, after consultation with MetroPCS’s outside legal counsel, that failure to do so would reasonably be likely to be inconsistent with the MetroPCS Board’s fiduciary obligations to MetroPCS and/or the MetroPCS Stockholders under applicable Law; provided, however, that such actions may only be taken (A) if MetroPCS shall have complied with this Section 4.5 (except for any immaterial violation of this Section 4.5 that is not reasonably related to such MetroPCS Adverse Recommendation Change), (B) at a time that is after the fifth Business Day following DT’s receipt of written notice from MetroPCS that the MetroPCS Board is prepared to take such action (the “MetroPCS Subsequent Determination Notice”), which notice will set forth MetroPCS’s reason for delivery of the MetroPCS Subsequent Determination Notice, and (1) in the case of a MetroPCS Superior Proposal Adverse Recommendation Change, specify the terms of the MetroPCS Superior Proposal that is the subject thereof, including the identity of the Person making such MetroPCS Superior Proposal and (2) in the case of an Intervening Event, include a description of the Intervening Event (it being agreed that the delivery of a MetroPCS Subsequent Determination Notice, in each case, shall not in and of itself be deemed a MetroPCS Adverse Recommendation Change), and (C) if at the end of such five Business Day period, the MetroPCS Board determines in good faith, taking into account all amendments or revisions committed to by DT, (x) after consultation with its outside legal counsel, that failure to do so would be reasonably likely to be inconsistent with the MetroPCS Board’s fiduciary obligations to MetroPCS and/or the MetroPCS Stockholders under applicable Law and (y) in the case of a MetroPCS Superior Proposal Adverse Recommendation Change, after consultation with its outside legal counsel and financial advisors, that the MetroPCS Acquisition Proposal remains a MetroPCS Superior Proposal. During any such five Business Day period following a MetroPCS Subsequent Determination Notice, DT shall be entitled to deliver to MetroPCS one or more counterproposals. Any material amendment to the MetroPCS Superior Proposal that is the subject of such MetroPCS Superior Proposal Adverse Recommendation Change, including any revision to price, shall require MetroPCS to deliver to DT a new MetroPCS Subsequent Determination Notice and again comply with the requirements of this Section 4.5(e) with respect to such revised MetroPCS Superior Proposal, except that the time period after DT’s receipt of a MetroPCS Subsequent Determination Notice when MetroPCS may effect a MetroPCS Superior Proposal Adverse Recommendation Change shall be three Business Days.

(f) From and after the execution of this Agreement, MetroPCS shall notify DT promptly (but in any event within 24 hours) of the receipt of any MetroPCS Acquisition Proposal, and (i) if it is in writing, deliver to DT a copy of such MetroPCS Acquisition Proposal and any related draft agreements and other written material setting forth the terms and conditions of such MetroPCS Acquisition Proposal and (ii) if oral, provide to DT a detailed summary thereof. MetroPCS shall keep DT reasonably informed on a prompt and timely basis of the status and material details of any such MetroPCS Acquisition Proposal and with respect to any material change to the terms of any such MetroPCS Acquisition Proposal within 24 hours of any such material change.

(g) Nothing in this Section 4.5 shall be deemed to prohibit MetroPCS or its Subsidiaries from complying with Rule 14e-2, Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or to prohibit MetroPCS from making any disclosure if the MetroPCS Board determines in good faith (after consultation with its outside counsel) that failure to do so may violate MetroPCS’s disclosure requirements under applicable Law, nor shall any such action be deemed to constitute a breach of MetroPCS’s obligations under this Agreement; provided, however, that any disclosure regarding a MetroPCS Acquisition Proposal (other than any factually accurate public statement by MetroPCS that solely describes MetroPCS’s receipt of a MetroPCS Acquisition Proposal and the operation of this Agreement with respect thereto or any “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a MetroPCS Adverse Recommendation Change unless the MetroPCS Board expressly reaffirms the MetroPCS Recommendation in such disclosure; and provided, further, that nothing in this Section 4.5(g) shall permit MetroPCS to effect a MetroPCS Adverse Recommendation Change without complying with Section 4.5(e).

(h) MetroPCS agrees that its obligations pursuant to Sections 4.3 and 4.4(b) shall not be affected by the commencement, public proposal, public disclosure or communication to MetroPCS or its stockholders of any MetroPCS Acquisition Proposal, any determination that a MetroPCS Acquisition Proposal is a MetroPCS Superior Proposal, or by the occurrence of any MetroPCS Adverse Recommendation Change.

(i) For purposes hereof, “MetroPCS Superior Proposal” shall mean any bona fide written MetroPCS Acquisition Proposal (with all references to 20% in the definition of MetroPCS Acquisition Proposal being treated as references to 50% for these purposes) made by a third party that the MetroPCS Board determines in good faith, after consultation with its outside legal counsel and financial advisors, would be more favorable to the MetroPCS Stockholders from a financial point of view than the Transaction, taking into account (i) any proposal by DT in writing to amend or modify the terms hereof, (ii) the identity of the Person making such MetroPCS Acquisition Proposal, and (iii) the terms, conditions, timing, likelihood of consummation and legal, financial, and regulatory aspects of such MetroPCS Acquisition Proposal.

(j) For purposes hereof, “MetroPCS Acquisition Proposal” means any inquiry, proposal, offer, plan, arrangement or other expression or indication of interest with respect to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition or issuance, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or otherwise, of (i) assets or businesses of MetroPCS and its Subsidiaries that generate or represent 20% or more of the (A) net revenues or net income of MetroPCS and its Subsidiaries, taken as a whole, immediately prior to such transaction, (B) aggregate Licensed MHz POPs of the MetroPCS FCC Licenses immediately prior to such transaction, or (C) total assets (based on fair market value) of MetroPCS and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (ii) 20% or more of any class of capital stock, Equity Interests, other equity securities, economic interests or voting power of MetroPCS, any of its Subsidiaries or any resulting parent company of MetroPCS; provided, however, that the term “MetroPCS Acquisition Proposal” shall not include the Transaction.

4.6 No Solicitation—DT.

(a) Upon execution of this Agreement, DT and its Subsidiaries shall, and shall cause their respective directors and officers and use their reasonable best efforts to cause their other Representatives to, cease and terminate any and all existing activities, discussions or negotiations with any Person with respect to a TMUS Acquisition Proposal. DT shall promptly after the date hereof instruct each Person which has heretofore executed a confidentiality agreement relating to a TMUS Acquisition Proposal with or for the benefit of DT or TMUS promptly to return to DT or TMUS, as applicable, or destroy all information, documents, and materials relating to TMUS Acquisition Proposal or to TMUS or its businesses, operations or affairs heretofore furnished by DT, TMUS or any of their Representatives to such Person or any of its Representatives in accordance with the terms of any confidentiality agreement with such Person.

(b) DT agrees that neither it nor any of its Subsidiaries shall, that it shall not authorize or permit any of its and their respective directors and officers to, and that it shall not authorize, and shall use its reasonable best efforts not to permit, any of its and their other respective Representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly take or continue any other action to facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, a TMUS Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any TMUS Acquisition Proposal (other than to inform a Person of the existence of this Section 4.6), (iii) furnish any non-public information or data regarding DT or any of its Subsidiaries to, or afford access to the properties, personnel, books and records of DT or TMUS to, any Person (other than MetroPCS and its Subsidiaries) in connection with or in response to or in circumstances that would reasonably be expected to lead to, any TMUS Acquisition Proposal, (iv) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provision in TMUS’s Organizational Documents, inapplicable to any Person other than MetroPCS and its Subsidiaries or to any transactions constituting or contemplated by a TMUS Acquisition Proposal, or (v) resolve or agree to do any of the foregoing.

(c) From and after the execution of this Agreement, DT shall notify MetroPCS promptly (but in any event within 24 hours) of the receipt of any TMUS Acquisition Proposal, and (i) if it is in writing, deliver to MetroPCS a copy of such TMUS Acquisition Proposal and any related draft agreements and other written material setting forth the terms and conditions of such TMUS Acquisition Proposal and (ii) if oral, provide to MetroPCS a detailed summary thereof. DT shall keep MetroPCS reasonably informed on a prompt and timely basis of the status and material details of any such TMUS Acquisition Proposal and with respect to any material change to the terms of any such TMUS Acquisition Proposal within 24 hours of any such material change.

(d) For purposes hereof, “TMUS Acquisition Proposal” means any inquiry, proposal, offer, plan, arrangement or other expression or indication of interest with respect to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition or issuance, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or otherwise, of (i) assets or businesses of TMUS or any of its Subsidiaries that generate or represent 20% or more of the (A) net revenues or net income of TMUS and its Subsidiaries, taken as a whole, immediately prior to such transaction, (B) aggregate Licensed MHz POPs of the TMUS FCC Licenses immediately prior to such transaction, or (C) total assets (based on fair market value) of TMUS and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (ii) any capital stock, other equity securities or voting power of TMUS, any of its Subsidiaries or any resulting parent of TMUS (excluding DT); provided, however, that the term “TMUS Acquisition Proposal” shall not include the Transaction.

4.7 Access; Post-Signing Deliverables.

(a) Prior to the Closing, upon reasonable notice, and except as may otherwise be prohibited by applicable Law, each of TMUS and MetroPCS shall, and shall cause its Subsidiaries to (and DT shall cause TMUS to), afford the other party’s Representatives reasonable access, during normal business hours throughout the period prior to the Closing, to its properties, books, contracts and records and, during such period, each of TMUS and MetroPCS shall, and shall cause its Subsidiaries to, furnish promptly to the other party and the other party’s Representatives all information concerning, in the case of TMUS’s or any of its Subsidiaries’, and in the case of MetroPCS, its or any of its Subsidiaries’, business, properties and personnel as the other party may reasonably request, including by making available to the other party online and/or at office locations substantially all information necessary (i) to confirm compliance with respect to the Business by TMUS or MetroPCS, as applicable, with the FCC Rules as soon as reasonably practicable after the date hereof but in no event later than 60 days prior to the Closing, (ii) for integration and planning purposes, and (iii) to confirm a party’s representations and warranties and compliance with the covenants in this Agreement; provided, that no investigation pursuant to this Section 4.7 shall affect or be deemed to modify any representation or warranty made by any party hereunder; provided, further, that the foregoing shall not require TMUS, MetroPCS or any of their respective Subsidiaries to permit any inspection or disclose any information that in the reasonable judgment of TMUS or MetroPCS, as applicable, would waive attorney-client or attorney work product privileges, or result in the disclosure of any Trade Secrets of third parties, violate any applicable Laws or violate any of its obligations with respect to confidentiality. All requests for information made pursuant to this Section 4.7 shall be directed to an executive officer of TMUS or MetroPCS, as applicable, or such Person as may be designated by any such executive officer, as the case may be. Notwithstanding the foregoing, none of TMUS, MetroPCS or any of their Subsidiaries shall be obligated to afford any other party or its Representatives any access to any properties, books, contracts, commitments, personnel or records relating to, or in respect of, any forward product plans, product specific cost information, pricing information, customer specific information, merchandising information or other similar competitively sensitive information except pursuant to “clean room” procedures approved by counsel to DT and MetroPCS. All information provided or made available pursuant to this Section 4.7 shall be subject to the Confidentiality Agreement, and the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

(b) Following the Closing, upon reasonable notice, and except as may otherwise be prohibited by applicable Law, MetroPCS shall cause TMUS and its Subsidiaries to afford DT’s Representatives such reasonable access, during normal business hours during the period from the Closing until one year following the expiration of the statute of limitations applicable to DT’s financial and tax reporting, to its books and records relating to the period prior to the Closing and, during such period, MetroPCS shall, and shall cause TMUS and its Subsidiaries to, furnish promptly to DT and DT’s Representatives such information concerning TMUS’s or any of its Subsidiaries’ historical financial performance, in each case, as DT may reasonably request for its financial reporting purposes; provided, that the foregoing shall not require MetroPCS, TMUS or any of its Subsidiaries to permit any inspection or disclose any information that in the reasonable judgment of MetroPCS would waive attorney-client privilege or attorney work product, or result in the disclosure of any Trade Secrets of third parties, violate any applicable Laws or violate any of its obligations with respect to confidentiality if, in the case of Trade Secrets or confidentiality obligations, MetroPCS, TMUS or its Subsidiaries, as applicable, shall have used reasonable efforts to obtain the consent of the applicable third party to such inspection or disclosure. DT shall reimburse TMUS and its Subsidiaries for all reasonable, out-of-pocket costs and expenses incurred by them in providing such access. All requests for information made pursuant to this Section 4.7(b) shall be directed to an executive officer of MetroPCS or such Person as may be designated by any such executive officer, as the case may be. Notwithstanding the foregoing, none of MetroPCS, TMUS or any of its Subsidiaries shall be obligated to afford DT or its Representatives any access to any properties, books, contracts, commitments, personnel or records relating to, or in respect of, any forward product plans, product specific cost information, pricing information, customer specific information, merchandising information or other similar competitively sensitive information. All information provided or made available pursuant to this Section 4.7(b) shall be subject to Section 4.22. No action pursuant to this Section 4.7(b) shall impair the rights of any party under Section 2.4.

(c) DT shall furnish to MetroPCS, to the extent and in the form delivered to DT in the ordinary course of business, promptly following such delivery, monthly and/or quarterly unaudited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows of TMUS and its Subsidiaries. MetroPCS shall prepare and furnish to DT, to the extent and in the form prepared in the ordinary course of business, promptly after they become available, monthly and/or quarterly unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows of MetroPCS and its Subsidiaries.

4.8 Publicity. The initial press release announcing the transaction shall be in a form agreed by DT and MetroPCS. Each of DT and MetroPCS agrees that it shall consult with the other before it or any of its Subsidiaries issues any press release or similar public statement regarding the Transaction, including by providing a draft of such press release or public statement and providing the other with a reasonable period of time to review such draft, and neither DT nor MetroPCS nor any of their respective Subsidiaries shall issue such press release or similar public statement, except (a) with the prior written consent of the other party, not to be unreasonably withheld, conditioned or delayed, (b) to the extent required by Law (including any listing requirement), (c) in accordance with a mutually agreed communications plan, or (d) as otherwise expressly permitted hereunder.

4.9 Expenses. Except as otherwise specifically provided in this Agreement, DT, on the one hand, and MetroPCS, on the other hand, shall bear their respective expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) in connection with the Transaction, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Transaction is effected; provided, that (a) DT shall be responsible for (i) any attorneys’, tax advisors’ and financial advisors’ fees of TMUS and its Subsidiaries incurred in connection with the execution and delivery of this Agreement and the consummation of the Transaction and all such expenses, costs and fees (including attorneys’ and auditors’ fees, if any) payable by TMUS or any of its Subsidiaries shall be paid and satisfied in full prior to the Closing by DT or any of its Subsidiaries (other than TMUS and its Subsidiaries) (ii) any costs, charges and expenses (including costs and expenses of DT’s counsel) incurred by the parties or their respective Subsidiaries in connection with issuing the DT Notes, (iii) any fees, costs, charges and expenses (including fees of credit rating agencies) incurred in connection with obtaining a credit rating pre-determination for MetroPCS and the MetroPCS Existing Notes giving effect to the Transaction, (iv) any HSR Act filing fees, and (v) any expenses, costs and fees payable to Ernst & Young LLP for services provided in connection with the financial statements (including pro forma financial statements) included in the Proxy Statement; provided, that, at the Closing, MetroPCS shall reimburse DT in full for the amount of such fees, costs, charges and expenses set forth in clauses (ii), (iii), (iv) and (v) of this sentence; and (b) MetroPCS shall be responsible for any (x) commitment fees, costs, charges and expenses (including costs and expenses of counsel) incurred by MetroPCS in connection with the MetroPCS Finance Transactions, and (y) costs and expenses of MetroPCS’s counsel incurred by MetroPCS or its Subsidiaries in connection with the DT Notes.

4.10 Resignations. DT shall use its reasonable best efforts to cause each director of TMUS and any officer or director of any of TMUS’s Subsidiaries to resign in such capacity other than individuals who will continue as officers of TMUS or any of its Subsidiaries after the Closing, such resignations to be effective as of the Closing. MetroPCS shall use its reasonable best efforts to cause each director of MetroPCS and any officer or director of any of MetroPCS’s Subsidiaries to resign in such capacity other than individuals who will continue as directors or officers of MetroPCS or any of its Subsidiaries after the Closing, such resignations to be effective as of the Closing.

4.11 Filings; Other Actions; Notification.

(a) Subject to Sections 4.11(b) and 4.11(c), DT and MetroPCS shall cooperate with each other and use, and shall cause their respective Subsidiaries to use, their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate the Transaction as promptly as reasonably practicable, including (i) preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings (including by filing promptly after the date hereof on a date agreed by the parties the notification and required form under the HSR Act and all applications and necessary and appropriate filings and any necessary and appropriate amendments thereto required to be filed with the FCC (including any petition for declaratory ruling regarding foreign ownership and any applications and filings pertaining to the transfer of the TMUS FCC Licenses pursuant to the Transaction that could be considered pro forma by the FCC), any PUCs or similar state or foreign regulatory bodies; provided, however, that the failure to file within such applicable periods will not constitute a breach of this Agreement); (ii) subject to the foregoing, obtaining as promptly as reasonably practicable all Governmental Consents; (iii) furnishing all information required or reasonably requested for any application or other filing to be made pursuant to any applicable Laws in connection with the Transaction; (iv) keeping the other parties informed in all material respects of any material communication received by such party from, or given by such party to, any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case relating to the Transaction; (v) (A) negotiating, proposing and/or agreeing to the sale, divestiture, license, disposition or hold separate of any asset and other actions, restrictions, limitations or conditions required to obtain any consents, registrations, approvals, permits or authorizations in connection with the Transaction, (B) conducting or agreeing to conduct its business post-Closing in any manner as necessary to obtain any consents, registrations, approvals, permits or authorizations in connection with the Transaction or (C) agreeing to any order, action or regulatory condition of any regulatory body, whether in an approval proceeding or another regulatory proceeding; and (vi) defending against the entry of any decree, order, or judgment that would restrain, prevent or delay the Closing, including defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transaction. Without limiting the foregoing, prior to the Closing, DT and MetroPCS shall not, and DT shall cause Global and its Subsidiaries not to, and MetroPCS shall cause its Subsidiaries not to, knowingly take any action, or knowingly fail to take any action, that would reasonably be likely to materially delay or interfere with the parties’ ability to consummate the Transaction.

(b) Neither MetroPCS nor its Subsidiaries shall be permitted to agree to any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits or authorizations in connection with the Transaction without the prior written consent of DT. Subject to applicable Laws relating to the exchange of information and to the extent reasonably practicable, DT and MetroPCS shall have the right to review in advance and each will consult the other on, all of the information relating to DT or MetroPCS, as the case may be, and any of their respective Subsidiaries that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction. To the extent permitted by Law, each such party shall provide the other with copies of all material correspondence between it (or its advisors) and any Governmental Entity relating to the Transaction and, to the extent reasonably practicable and permitted by such Governmental Entity, all telephone calls and meetings with a Governmental Entity regarding the Transaction shall include Representatives of DT and MetroPCS. In exercising the foregoing rights, each of DT and MetroPCS shall act and DT shall cause TMUS to act reasonably and as promptly as practicable.

(c) Nothing in this Section 4.11 or otherwise in this Agreement shall require MetroPCS or DT to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets (including FCC Licenses), businesses or product lines of MetroPCS, DT, TMUS, any of their respective Subsidiaries, or any combination thereof, that would have a material adverse effect (for the avoidance of doubt, without giving effect to the carveouts (A) through (G) contained in the definition of “TMUS Material Adverse Effect” or “MetroPCS Material Adverse Effect”) on the business, assets, liabilities, financial condition or results of operations of MetroPCS, TMUS and their respective Subsidiaries, taken as a whole (the effect of any such action, restriction, limitation or condition meeting these requirements, a “Regulatory Material Adverse Condition”).

4.12 Financial Working Group. Promptly after the date hereof, DT and MetroPCS shall establish, and DT shall cause TMUS to designate the appropriate employees to participate with employees of MetroPCS in, a joint working group to prepare for the integration of TMUS and its Subsidiaries after the Closing into MetroPCS’s internal control structure and procedures for financial reporting compliance with the requirements of Rule 404 of the Sarbanes-Oxley Act and MetroPCS’s financial reporting structure.

4.13 Financing.

(a) DT and MetroPCS shall consult with each other and mutually cooperate in good faith to effect the MetroPCS Finance Transactions.

(b) Prior to or on the Closing Date, unless an alternative structure shall have been agreed by the Parties in good faith, (i) DT shall cause TMUS and its Subsidiaries to assign, and DT or one of its Subsidiaries designated by DT shall assume and procure the release of TMUS and its Subsidiaries from all obligations under, all Intercompany Indebtedness owed by TMUS and its Subsidiaries to DT or one of its Subsidiaries (other than TMUS and its Subsidiaries) (which has an aggregate principal amount of approximately $14.4 billion as of the date hereof), including any accrued interest thereon and all other amounts payable by, and other obligations (including contingent obligations) of, TMUS and its Subsidiaries thereunder and all related documentation, in exchange for an obligation of TMUS to disburse to DT or one of its Subsidiaries designated by DT the principal amount of and all accrued interest on the Intercompany Indebtedness so assumed and all other amounts payable by, and other obligations (including contingent obligations) of, TMUS and its Subsidiaries thereunder and all related documentation; (ii) DT shall cause TMUS to issue and deliver to DT or one of its Subsidiaries designated by DT, and DT shall purchase or cause such designated Subsidiaries to purchase, notes in the aggregate principal amount of $15,000,000,000 (together with any Additional DT Notes issued pursuant to Section 4.13(c) below, the “DT Notes”), which shall have, and be issued pursuant to an indenture containing, the terms set forth on Exhibit F and Exhibit G, respectively, and otherwise reasonably acceptable to DT and MetroPCS, in exchange for an obligation of DT or one of its Subsidiaries to disburse to TMUS an amount equal to the aggregate principal amount of such DT Notes; (iii) DT or one of its Subsidiaries designated by DT shall have an obligation to pay TMUS an amount equal to the excess, determined on an arm’s length basis (as reasonably determined by TMUS and DT taking into account the respective interest rates, maturity profile and other relevant factors and supported by an investment bank fair market value analysis), of the fair market value of (A) the portion of the DT Notes having an aggregate principal amount equal to the amount of the Intercompany Indebtedness assumed by DT or one of its Subsidiaries over (B) the Intercompany Indebtedness assumed by DT or one of its Subsidiaries; and (iv) TMUS and DT or one of its Subsidiaries designated by DT shall set off the payment obligations described in clauses (i), (ii) and (iii) against each other and TMUS shall distribute as a dividend to Holding, prior to the Closing Date, the net receivable resulting from such setoff. As of 12:01 a.m., prevailing Eastern Time, on the Closing Date, there shall be no Intercompany Indebtedness outstanding owed by TMUS and its Subsidiaries to DT or one of its Subsidiaries (other than TMUS and its Subsidiaries), the DT Notes shall be issued and outstanding, and DT shall have no further obligation to disburse to TMUS all or any portion of the purchase price of the DT Notes.

(c) DT shall cause TMUS to issue and deliver to DT or one of its Subsidiaries designated by DT, and DT shall purchase or cause such designated Subsidiaries to purchase, additional notes (“Additional DT Notes”) which shall have, and be issued pursuant to an indenture containing, the terms, set forth on Exhibit G in accordance with and subject to the terms and conditions set forth on Exhibit I. In connection with the foregoing, TMUS shall pay to DT, in U.S. dollars in immediately available funds, such applicable fees as are set forth on Exhibit I (and, except as set forth on Exhibit I any such fees shall not be refundable for any reason whatsoever and shall be in addition to any other amounts payable to DT pursuant to this Agreement or otherwise in connection with the Transaction).

(d) DT and TMUS shall, and shall cause each issuer of DT Notes or any Affiliate of DT that holds any DT Notes to, enter into an agreement at or prior to the Closing reflecting the terms set forth on Exhibit J.

(e) On or prior to the Closing Date, DT shall cause TMUS to enter into and cause to become effective the TMUS Working Capital Facility with DT or one of its Subsidiaries designated by DT.

(f) From and after the date hereof until the Closing Date, and without limiting any other rights of MetroPCS or its Subsidiaries hereunder, MetroPCS shall be permitted to offer and sell the Permitted MetroPCS Notes on the terms described in the definition thereof.

4.14 Regulatory Compliance.

(a) TMUS and MetroPCS shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to (i) cure no later than the Closing any material violations and material defaults by any of them under any applicable rules and regulations of the FCC (“FCC Rules”) and the FAA Rules, (ii) comply in all material respects with the terms of their respective FCC Licenses and the FAA Rules, and (iii) file or cause to be filed with the FCC and the FAA all material reports and other material filings required to be filed under applicable FCC Rules and FAA Rules.

(b) During the period from the date hereof through the earlier of the Closing and the date this Agreement is terminated pursuant to the terms hereof, each of TMUS and MetroPCS shall, and shall cause its respective Subsidiaries to, use their reasonable best efforts to (i) take such actions as are reasonably necessary to maintain and preserve the Material TMUS Licenses or Material MetroPCS Licenses, respectively, except as expressly permitted under Section 4.1 or 4.2, respectively, and (ii) refrain from taking any action that would reasonably be expected to cause the FCC or any other Governmental Entity with jurisdiction over such party or any of its Subsidiaries to institute proceedings for the suspension, revocation or adverse modification of any TMUS Communications Licenses or MetroPCS Communications Licenses, respectively.

(c) During the period from the date hereof through the earlier of the Closing and the date this Agreement is terminated pursuant to the terms hereof, each of TMUS and MetroPCS shall, and shall cause its respective Subsidiaries to, take such steps as are necessary to renew any expiring TMUS Communications Licenses or MetroPCS Communications Licenses, respectively, including preparing and filing with the appropriate Governmental Entities all necessary applications in connection therewith as soon as reasonably practicable after the commencement of the period during which such applications may be made.

(d) During the period from the date hereof through the earlier of the Closing and the date this Agreement is terminated pursuant to the terms hereof, each of TMUS and MetroPCS shall, and shall cause its respective Subsidiaries to, continue to use reasonable best efforts to complete the relocation of incumbent licensees and the satisfaction of any cost-sharing obligations as required by Subpart L, Part 27 of Title 47 of the Code of Federal Regulations and applicable FCC orders and as such requirements apply to any of TMUS FCC Licenses or MetroPCS FCC Licenses, respectively.

4.15 Further Action.

(a) Subject to the terms and conditions hereof, each of the parties shall use their reasonable best efforts to (i) take or cause to be taken all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law and to execute and deliver such documents and other papers, as may be required to carry out the provisions hereof and consummate the Transaction and (ii) refrain from taking or causing to be taken any action that would be reasonably expected to prevent, materially delay or materially impair the consummation of the Transaction.

(b) From time to time after the Closing, without additional consideration, each party will (or, if appropriate, will cause its Subsidiaries to) execute and deliver such further instruments and take such other action as may be necessary or reasonably requested by another party to make effective the Transaction.

4.16 Intercompany Arrangements. Following the date hereof, DT and MetroPCS shall agree, acting reasonably and in good faith, as to which Intercompany Contracts shall continue in effect following the Closing and which shall be terminated on or prior to the Closing Date, without any post-Closing Liability of TMUS or any of its Subsidiaries; provided, that nothing in this Section 4.16 shall require MetroPCS to agree to any action by TMUS or its Subsidiaries that is proscribed in Section 4.1(l).

4.17 Customer Communications. Subject to applicable Laws, DT and MetroPCS shall cooperate in developing language for a program of communications or notices relating to the Transaction to be sent to customers of MetroPCS, TMUS and their respective Subsidiaries on or after the date hereof and prior to the Closing. Each party shall not, and shall cause its Subsidiaries not to, send any communications or notices primarily relating to the Transaction to customers of TMUS, MetroPCS or their respective Subsidiaries on or after the date hereof and prior to the Closing other than (a) in accordance with any program of communications or notices adopted in writing by DT and MetroPCS, (b) with the prior written approval of the other party, not to be unreasonably withheld, conditioned or delayed, (c) as required by Law, or (d) as expressly permitted hereunder.

4.18 Employee Matters.

(a) For at least the one-year period immediately following the Closing, MetroPCS shall, and DT shall cause MetroPCS to, continue to provide to those employees of MetroPCS and its Subsidiaries who are employed by MetroPCS or its Subsidiaries both immediately before the Closing and immediately after the Closing (“MetroPCS Employees”) compensation (other than equity compensation), severance pay and benefits, and other employee benefits that are substantially comparable, in the aggregate, to the compensation (other than equity compensation), severance pay and benefits, and other employee benefits provided by MetroPCS as of the date hereof. MetroPCS shall, and DT shall cause MetroPCS to, use its reasonable best efforts to (x) make a decision regarding whether to continue the employment of each MetroPCS Employee in a position and on terms of employment comparable to such MetroPCS Employee’s position and terms of employment as of the Closing and (y) communicate such decision to each MetroPCS Employee and carry out such decision during the one year period immediately following the Closing. Notwithstanding the foregoing, nothing contained herein shall (i) be treated as the creation or an amendment of any particular compensation and benefit plan provided by DT, MetroPCS, or any of their respective Subsidiaries, (ii) give any third party any right to enforce the provisions of this Section 4.18, or (iii) obligate DT, MetroPCS or any of their respective Subsidiaries to (A) maintain any particular compensation and benefit plan provided by MetroPCS or its Subsidiaries, or (B) retain the employment of any particular employee.

(b) Following the Closing, to the extent that any of the MetroPCS Benefit Plans are replaced, each MetroPCS Employee shall receive service credit under any new benefit plans to the extent credited under the MetroPCS Benefit Plans immediately prior to the Closing for all purposes of determining eligibility to participate, vesting and level of benefits for purposes of vacation, severance and paid time off (but not for benefit accrual purposes, for the purpose of qualifying a subsidized early retirement benefit, or as would result in a duplication of benefits) for the same purposes under the replacement employee benefit plans in which such MetroPCS Employee participates following the Closing. To the extent a MetroPCS Employee participates in a new welfare plan or arrangement (a “Replacement Welfare Plan”) following the Closing, MetroPCS will, and DT will cause MetroPCS to, cause all (i) pre-existing condition limitations which otherwise would be applicable to such MetroPCS Employee and his or her covered dependents to be waived to the extent satisfied under a MetroPCS Benefit Plan in which such MetroPCS Employee participated and that is comparable to such Replacement Welfare Plan, in each case immediately prior to the Closing or, if later, immediately prior to such MetroPCS Employee’s commencement of participation in such Replacement Welfare Plan, and (ii) participation waiting periods under each Replacement Welfare Plan that would otherwise be applicable to such MetroPCS Employee to be waived to the same extent waived or satisfied under the MetroPCS Benefit Plan in which such MetroPCS Employee participated and that is comparable to such Replacement Welfare Plan immediately prior to the Closing or, if later, immediately prior to such MetroPCS Employee’s commencement of participation in such Replacement Welfare Plan. In addition, MetroPCS and its Subsidiaries will, and DT will cause MetroPCS to, honor or cause to be honored any expenditures incurred by MetroPCS Employees and their covered dependents in satisfying the deductible, co-payment and out-of-pocket maximums under the MetroPCS Benefit Plans during the portion of the applicable plan year that includes the Closing in satisfying any deductibles, co-payments or out-of-pocket maximums under any comparable Replacement Welfare Plans in which they are eligible to participate after the Closing for the portion of the applicable plan year that includes the Closing.

(c) DT, TMUS and MetroPCS shall cooperate in developing any written or material oral communications to the directors, officers or employees of MetroPCS, TMUS, or any of their respective Subsidiaries pertaining to the effect of the Transaction on compensation or benefit matters. TMUS and DT shall provide MetroPCS with any proposed employee communications relating to the effect of the Transaction on any employment, compensation or benefit matters and provide MetroPCS a reasonable opportunity to comment on the same. MetroPCS shall provide DT and TMUS with any proposed employee communications relating to the effect of the Transaction on any employment, compensation or benefit matters and provide DT and TMUS a reasonable opportunity to comment on the same. Without limiting the foregoing, for purposes of this paragraph, provision of a proposed employee communication at least three Business Days prior to its use shall be deemed to be a reasonable opportunity to comment.

4.19 MetroPCS Directors and Officers; Name.

(a) MetroPCS shall, and DT shall cooperate to, take all actions necessary to cause the MetroPCS Board, effective as of the Closing, to consist of eleven individuals that MetroPCS and DT shall cooperate in good faith to identify prior to the Closing, consistent with the principles set forth on Exhibit K and Section 3.1 of the Stockholders’ Agreement.

(b) MetroPCS shall, and DT shall cooperate to, take all actions necessary to cause the executive officers of MetroPCS, effective as of the Closing, to be the individuals set forth on Exhibit K as MetroPCS officers (or their replacements as determined pursuant to the following sentences) and, to the extent not specified on Exhibit K, the individuals that MetroPCS and DT shall cooperate in good faith to identify prior to the Closing, and DT and TMUS shall, and MetroPCS shall cooperate to, take all actions necessary to cause the executive officers of TMUS, effective as of the Closing to be the individuals set forth on Exhibit K as TMUS officers (or their replacements as determined pursuant to the following sentences) and, to the extent not specified on Exhibit K, the individuals that MetroPCS and DT shall cooperate in good faith to identify prior to the Closing. Prior to the Closing, in the event that one or more of the executive officers set forth on Exhibit K are unwilling or unable to serve in that capacity, DT and MetroPCS will discuss in good faith a replacement for each such individual. If DT and MetroPCS are unable to reach agreement on any replacement for an individual specified on Exhibit K or on any officer not specified on Exhibit K, DT shall designate such replacement or officer. For the avoidance of doubt, any executive officer of TMUS or MetroPCS not set forth on Exhibit K, and not otherwise identified prior to Closing pursuant to this Section 4.19(b) to be an executive officer of MetroPCS effective as of the Closing, shall be deemed to not be an executive officer of MetroPCS following the Closing.

(c) On the Closing Date, MetroPCS shall, as part of the amendment of its certificate of incorporation, change its name to “T-Mobile US, Inc.” (or such other name as selected by DT prior to the Closing Date) and reflect such name in the New MetroPCS Certificate. On or promptly following the Closing Date, MetroPCS shall request the assignment of a new ticker symbol to be determined by DT.

(d) At or prior to the Closing, the MetroPCS Board shall pass such resolutions and take such other actions as may be necessary to effectuate the provisions of this Section  4.19.

4.20 Transition Arrangements. Promptly following the date hereof and subject to applicable Laws, MetroPCS and DT shall cooperate to develop a procedure such that as of no later than the Closing Date, (x) TMUS, MetroPCS and their respective Subsidiaries will not require in order to conduct the Business, or have access to, any IT Assets, networks or electronic data of DT and its Subsidiaries (other than TMUS and its Subsidiaries) and (y) DT and its Subsidiaries will not have access to any IT Assets, networks or electronic data of MetroPCS and its Subsidiaries (including TMUS and its Subsidiaries), in each case other than as provided in Intercompany Contracts with obligations remaining on the Closing Date.

4.21 Intellectual Property. DT hereby covenants not to assert against MetroPCS or its Subsidiaries any Intellectual Property owned by DT and used by TMUS or any of its Subsidiaries immediately prior to the Closing Date, provided that (i) MetroPCS does not use such Intellectual Property for any activities, products and services or for any other purposes other than those for which TMUS used the respective Intellectual Property immediately prior to the Closing Date, (ii) this covenant is limited to the territory of the United States, Puerto Rico and the territories and protectorates of the United States, and (iii) this covenant shall not be assignable and not extend to MetroPCS’s legal successors and assignees. The covenant of the preceding sentence shall not apply to any Intellectual Property with respect to which TMUS and DT or, as the case may be, MetroPCS and DT have made a written agreement, including the Trademark License. Except as set forth in the preceding sentence, no license or other right is granted by this Section 4.21.

4.22 Confidentiality. For a period of three years following the later of the Closing and the date of disclosure, and five years following the Closing with respect to customer information, DT and each of its Subsidiaries shall treat as confidential and shall safeguard any and all confidential or proprietary information, knowledge and data about TMUS, its Subsidiaries and the Business by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as DT or its Subsidiaries used with respect thereto prior to the execution of this Agreement.

4.23 Indemnification; Release.

(a) MetroPCS, DT and TMUS agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, now existing in favor of the current or former directors, officers or employees, as the case may be, of MetroPCS, TMUS or their respective Subsidiaries as provided in their respective Organizational Documents or in any agreement as in effect on the date hereof and which has prior to the date hereof been made available to the other parties hereto shall survive the Closing and shall continue in full force and effect to the extent provided in the following sentence. DT shall cause MetroPCS and TMUS to maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of MetroPCS’s, TMUS’s and any of their respective Subsidiaries’ Organizational Documents or in any indemnification agreements of MetroPCS, TMUS or their respective Subsidiaries with any of their respective current or former directors, officers or employees, in each case in effect as of the date hereof and which has been provided to DT prior to the date hereof, for acts or omissions occurring on or prior to the Closing. DT, for and on behalf of itself and on behalf of its Affiliates, hereby acquits, releases and discharges each of the current or former directors and officers of TMUS from any and all Liabilities that arise out of or are connected with such directors’ and officers’ position or services to TMUS and each of its Subsidiaries on or prior to the Closing.

(b) For six years after the Closing, MetroPCS (or a Subsidiary thereof) shall, and DT shall cause MetroPCS (or a Subsidiary thereof) to, maintain in effect for the benefit of the current and former directors, officers, fiduciaries, agents and employees of MetroPCS and its Subsidiaries an insurance and indemnification policy with an insurer with the same or better credit rating as the current carrier for MetroPCS that provides coverage for acts or omissions occurring at or prior to the Closing (the “D&O Tail Policy”) covering each such Person covered by the officers’ and directors’ liability insurance policies of MetroPCS (the “Insured Parties”) on terms with respect to coverage and advancement of expenses, and in amounts, no less favorable to the Insured Parties than those of MetroPCS’s directors’ and officers’ insurance policy in effect on the date of this Agreement; provided, however, that MetroPCS shall not be required to pay an annual premium for the D&O Tail Policy in excess of 250% of the annual premium currently paid by MetroPCS for such coverage; and provided, further, that if any annual premium for such insurance coverage exceeds 250% of such annual premium, MetroPCS shall obtain as much coverage as practicable for a cost not exceeding such amount. MetroPCS’s and DT’s obligations under this Section 4.23(b) may be satisfied by MetroPCS, with the approval, not to be unreasonably withheld, conditioned or delayed, of DT, by purchasing a “tail” policy from an insurer with substantially the same or better credit rating as the current carrier for MetroPCS’s existing directors’ and officers’ insurance policy, which (i) has an effective term of six years from the Closing, (ii) covers each Insured Party for actions and omissions occurring at or prior to the Closing (including with respect to acts or omissions by directors or officers of MetroPCS or its Subsidiaries in their capacities as such arising in connection with the entry into, performance under, or the transactions contemplated by, this Agreement), and (iii) contains terms with respect to coverage and advancement of expenses, and in amounts, that are no less favorable to the Insured Parties than those of MetroPCS’s directors’ and officers’ insurance policy in effect on the date of this Agreement. If such “tail” policy has been obtained by MetroPCS prior to the Closing, MetroPCS shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by MetroPCS.

(c) In the event MetroPCS or TMUS or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of MetroPCS or TMUS, as applicable, shall assume all of the obligations set forth in this Section 4.23.

(d) Effective as of the Closing, DT, for and on behalf of itself and on behalf of its Subsidiaries, hereby acquits, releases and discharges each of TMUS and its Subsidiaries from any and all Liabilities as of the Closing to DT or any of its Subsidiaries (other than TMUS and its Subsidiaries), except in respect of obligations under Intercompany Contracts or under this Agreement that are not terminated as of the Closing Date. DT shall cause its other Affiliates to use their reasonable best efforts to take, or cause to be taken, all appropriate action and to execute and deliver such documents and other papers, as may be required to effect the release set forth in this Section 4.23(d).

(e) Notwithstanding anything to the contrary contained in this Agreement, the current and former directors, officers and employees of MetroPCS, TMUS and their respective Subsidiaries are intended to be, and shall be, third party beneficiaries of this Section 4.23.

4.24 MetroPCS Common Stock. During the period from the date hereof to the Closing, DT shall not, and shall cause each of its Affiliates not to, directly or indirectly, alone or in concert with any other Person acquire, offer to acquire or agree to acquire Beneficial Ownership of any shares of MetroPCS Common Stock.

4.25 Sale of Towers. From and after the date hereof until the Closing Date, and without limiting any other rights of DT or TMUS hereunder, DT shall be permitted to cause TMUS to sell, lease, transfer, or otherwise dispose of the Tower Assets, including by selling or transferring an entity holding such Tower Assets (and no other material assets) (a “Tower Holdco”) on terms that TMUS has made available to MetroPCS prior to the date hereof (or other terms which, taken as a whole, have an equivalent or more favorable economic cost to TMUS and its Subsidiaries with respect the use of the Tower Assets by TMUS). On or prior to the Closing Date, any and all actual proceeds (net of fees and expenses other than Taxes) from such sale, lease, transfer or disposition (or, to the extent such proceeds are not received on or prior to the Closing Date, a note, contingent value right or other obligation or security for the amount of any reasonably expected proceeds), may be distributed to DT or any of its Subsidiaries. From and after the Closing Date, if any or all of the Tower Assets have not been so sold, leased, transferred or otherwise disposed of, MetroPCS shall, and cause its Subsidiaries (including TMUS and Subsidiaries) to, use their reasonable best efforts to sell, lease, transfer, or otherwise dispose of such Tower Assets on terms acceptable to DT in its sole discretion, and shall transfer any proceeds thereof to DT promptly after the receipt of such proceeds (net of fees and expenses other than Taxes), including pursuant to any note, contingent value right or other obligation or security distributed to DT on or prior to the Closing Date.

4.26 Notification of Certain Matters. Each of TMUS and MetroPCS shall promptly advise the other party of any Circumstance (a) having or reasonably expected to have a TMUS Material Adverse Effect or MetroPCS Material Adverse Effect, respectively, or (b) that it believes would or would be reasonably likely to cause or constitute a breach of any of its representations, warranties or covenants contained in this Agreement such that it would cause a failure of the applicable condition related to such breach in Article V if the Closing were otherwise to occur on the date the Circumstance occurs; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided, further, that a failure to comply with this Section 4.26 shall not constitute the failure of any condition set forth in Article V to be satisfied unless the underlying TMUS Material Adverse Effect or MetroPCS Material Adverse Effect, respectively, or breach would independently result in the failure of a condition set forth in Article V to be satisfied.

4.27 Litigation. Notwithstanding anything to the contrary set forth herein, each of DT and MetroPCS shall notify the other party promptly if and after it receives notice of any action or proceeding instituted or threatened in writing against it or any of its stockholders, directors, officers or Affiliates before any court or other Governmental Entity relating to, or seeking damages or other relief or discovery in connection with, this Agreement or the Transaction. Until the earlier of the termination of this Agreement in accordance with its terms or the Closing, to the extent legally permissible, each of DT and MetroPCS shall give the other party the opportunity to reasonably participate in the defense or settlement of any action or proceeding relating to this Agreement or the Transaction, and shall not settle any such action or proceeding without the other party’s written consent, which will not be unreasonably withheld, conditioned or delayed.

4.28 Anti-Takeover Statutes. If any other potentially applicable anti-takeover or similar Law or provision in MetroPCS’s or TMUS’s governing documents is or becomes applicable to this Agreement or the Transaction, MetroPCS or DT, as applicable, shall, and shall cause its and its Subsidiaries’ directors, officers and Affiliates to, grant such approvals and take such other actions as may be required so that the Transaction may be consummated as promptly as practicable on the terms and subject to the satisfaction of conditions set forth in this Agreement.

4.29 Control of Operations. Without in any way limiting and subject to the parties’ rights and obligations under this Agreement, the parties understand and agree that nothing contained in this Agreement shall give any party, directly or indirectly, the right to exercise de facto or de jure control over the operations, licenses, spectrum or other assets of any other party prior to the Closing.

4.30 Listing of TMUS Stock Consideration. MetroPCS shall use its reasonable best efforts to cause the TMUS Stock Consideration to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing.

ARTICLE V

CONDITIONS

5.1 Conditions to Each Party’s Obligation to Effect the Transaction. The respective obligations of each party to effect the Transaction are subject to the satisfaction or waiver (if permissible under applicable Laws) at or prior to the Closing of each of the following conditions:

(a) MetroPCS Stockholder Approval. The MetroPCS Stockholder Approval shall have been obtained.

(b) Required Regulatory Consents. (i) The waiting period (and any extensions thereof) applicable to the consummation of the Transaction under the HSR Act shall have expired or been earlier terminated, and (ii) all Governmental Consents required to be obtained from the FCC in connection with the consummation of the Transaction shall have been granted by the FCC by Final Order, in each of cases (i) and (ii) without requiring DT or MetroPCS to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets (including FCC Licenses), business or product lines of MetroPCS, DT, TMUS, or any of their respective Subsidiaries, or any combination thereof, that would cause a Regulatory Material Adverse Condition; provided, however, that the Governmental Consents to be granted from the FCC in connection with the consummation of the Transaction shall not be required to have been granted by the FCC by

Final Order in the event that (A) the Governmental Consents required to be granted by the FCC in connection with the consummation of the Transaction shall have been granted but not pursuant to a Final Order, (B) neither party shall have appealed or sought reconsideration of the authorizations granted by the FCC in connection with the consummation of the Transaction, (C) all other conditions pursuant to this Article V shall have been met or waived (except for those conditions that, by their nature, cannot be satisfied until the Closing Date but would be capable of satisfaction if the Closing Date were the same day that the Governmental Consents required to be granted by the FCC were granted), and (D) either party would have the right to terminate this Agreement pursuant to Section 6.1(c) before such Governmental Consents granted by the FCC would become a Final Order.

(c) Other Governmental Consents. (i) All Governmental Consents (other than those described in Section 5.1(b) and clauses (ii) and (iii) of this Section 5.1(c)), including those required to be made or obtained (A) with or from any PUCs or similar state regulatory bodies in connection with the consummation of the Transaction, and (B) with or from any foreign regulatory bodies under any foreign antitrust, competition or similar Laws or any foreign public service or foreign public utility commissions or similar foreign regulatory bodies in connection with the consummation of the Transaction, shall have been made or obtained by Final Order, (ii) the Committee on Foreign Investment in the United States terminates its review under 31 C.F.R. Part 800 and, where applicable, investigation, without unresolved national security concerns with respect to the Transaction, and (iii) all Governmental Consents set forth on Schedule 5.1(c) of the MetroPCS Disclosure Letter shall have been obtained by Final Order, in each of cases (i) and (ii), except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of MetroPCS and its Subsidiaries, taken as a whole (after giving effect to the Transaction), or the ability of either party to consummate the Transaction, and in each of cases (i), (ii) and (iii), without requiring DT or MetroPCS to take, or cause to be taken, any action, or to agree to any restriction, limitation or condition, in each case with respect to any of the assets (including FCC Licenses), business or product lines of MetroPCS, DT, TMUS, or any of their respective Subsidiaries, or any combination thereof, that would cause a Regulatory Material Adverse Condition.

(d) No Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, injunction, decree or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Transaction (collectively, an “Order”).

5.2 Conditions to Obligations of MetroPCS. The obligations of MetroPCS to effect the Transaction are also subject to the satisfaction or waiver by MetroPCS at or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of DT, Global, Holding or TMUS, as applicable, set forth in Sections 3.1(d) (Ownership of Global, Holding and TMUS Shares), 3.1(g)(i) (Ownership of MetroPCS Common Stock), 3.2(b) (Capitalization) and 3.2(c)(ii) (Subsidiaries) shall be true and correct (A) on the date hereof and (B) at the Closing (except to the extent that such representation and warranty speaks only as of a particular date, in which case such representation and warranty shall be true and correct as of such earlier date, and except where the failure of such representations and warranties to be true and correct as of the date hereof and at the Closing, or such particular date, as applicable, is de minimis); (ii) the other representations and warranties of DT, Global, Holding or TMUS, as applicable, set forth in this Agreement shall be true and correct (A) on the date hereof and (B) at the Closing (except to the extent that any such representation and warranty speaks only as of a particular date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 5.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of DT, Global, Holding or TMUS are not so true and correct unless the failure of such representations and warranties to be so true and correct (read for purposes of this Section 5.2(a)(ii) without any materiality or TMUS Material Adverse Effect qualification), individually or in the aggregate, has had or would reasonably be likely to have a TMUS Material Adverse Effect; and (iii) MetroPCS shall have received at the Closing a certificate signed on behalf of DT by an executive officer of DT to the effect that the condition set forth in this

Section 5.2(a) has been satisfied as to the representations and warranties of DT, Global, and Holding, and a certificate signed on behalf of TMUS by an executive officer of TMUS to the effect that the condition set forth in this Section 5.2(a) has been satisfied as to the representations and warranties of TMUS.

(b) Performance of Obligations of DT, Holding and TMUS. DT, Global, Holding and TMUS (i) shall have performed in all respects all obligations required to be performed by them under this Agreement pursuant to Sections 2.2(a) and 2.2(c) at the Closing, (ii) shall have made available the DT Notes (including Additional DT Notes, if any) and the TMUS Working Capital Facility in compliance with Sections 4.13(b), (c) and (e), and (iii) shall have performed in all material respects all other obligations required to be performed by them under this Agreement at or prior to the Closing (provided that, for the avoidance of doubt, the determination regarding whether such parties shall have performed such obligations in all material respects shall be made with respect to all such obligations in the aggregate for all such parties), and MetroPCS shall have received a certificate signed on behalf of DT, Global and Holding by an executive officer of DT, to the effect that the condition set forth in this Section 5.2(b) has been satisfied as to the obligations of DT, Global and Holding, and a certificate signed on behalf of TMUS by an executive officer of TMUS, to the effect that the condition set forth in this Section 5.2(b) has been satisfied as to the obligations of TMUS.

(c) No TMUS Material Adverse Effect. Since the date hereof, there shall not have occurred any Circumstance that, individually or in the aggregate, has had, or is reasonably likely to have, a TMUS Material Adverse Effect, and MetroPCS shall have received at the Closing a certificate signed on behalf of DT by an executive officer of DT to the effect that the condition set forth in this Section 5.2(c) has been satisfied.

(d) Ancillary Agreements. MetroPCS shall have received an executed counterpart of each of the Ancillary Agreements, signed by each party other than MetroPCS.

(e) FIRPTA Certificate. TMUS shall have issued to MetroPCS a certificate described in Treasury Regulation Section 1.1445-2(c)(3) to the effect that TMUS Shares are not “United States real property interests” within the meaning of Section 897(c)(1) of the Code; provided, that if TMUS fails to deliver such certificate, MetroPCS shall be permitted to withhold from the consideration otherwise payable to DT pursuant to Section 2.2 any amounts required to be withheld pursuant to Section 1445 of the Code.

5.3 Conditions to Obligations of DT, Holding and TMUS. The obligations of DT, Holding and TMUS to effect the Transaction are also subject to the satisfaction or waiver by DT at or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of MetroPCS set forth in Sections 3.3(b) (Capitalization), 3.3(c)(ii) (Subsidiaries) and 3.3(u) (TMUS Stock Consideration) shall be true and correct (A) on the date hereof and (B) at the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such date, and except where the failure of such representations and warranties to be true and correct as of the date hereof and at the Closing, or such particular date, as applicable, is de minimis); and (ii) the other representations and warranties of MetroPCS set forth in this Agreement shall be true and correct on the date hereof and at the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 5.3(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of MetroPCS are not so true and correct unless the failure of such representations and warranties of MetroPCS to be so true and correct (read for purposes of this Section 5.3(a)(ii) without any materiality or MetroPCS Material Adverse Effect qualification), individually or in the aggregate, has had or would reasonably be likely to have a MetroPCS Material Adverse Effect; and (iii) DT shall have received at the Closing a certificate signed on behalf of MetroPCS by an executive officer of MetroPCS to the effect that the condition set forth in this Section 5.3(a) has been satisfied.

(b) Performance of Obligations of MetroPCS. MetroPCS (i) shall have performed in all respects all obligations required to be performed by it under this Agreement pursuant to Sections 2.1 and 2.2(b) at the Closing, and (ii) shall have performed in all material respects all other obligations required to be performed by it under this Agreement at or prior to the Closing (provided that, for the avoidance of doubt, the determination regarding whether MetroPCS shall have performed such obligations in all material respects shall be made with respect to all such obligations in the aggregate), and DT shall have received a certificate signed by an executive officer of MetroPCS to such effect.

(c) No MetroPCS Material Adverse Effect. Since the date hereof, there shall not have occurred any Circumstance that, individually or in the aggregate, has had, or is reasonably likely to have, a MetroPCS Material Adverse Effect, and DT shall have received at the Closing a certificate signed on behalf of MetroPCS by an executive officer of MetroPCS to the effect that the condition set forth in this Section 5.3(c) has been satisfied.

(d) Ancillary Agreements. DT shall have received an executed counterpart of each of the Ancillary Agreements, signed by each party other than DT.

(e) MetroPCS Existing Credit Agreement. DT shall have received a payoff letter reasonably acceptable to it with respect to the termination of the MetroPCS Existing Credit Agreement and all commitments or other extensions of credit thereunder and the satisfaction and discharge of all principal, premium, if any, interest, fees and other amounts then due or outstanding thereunder and the satisfaction, release and discharge of all security interests, mortgages, liens and other Encumbrances over MetroPCS and its Subsidiaries’ properties and assets over MetroPCS and its Subsidiaries’ properties and assets securing such obligations (and such payoff letter shall require the administrative agent under the MetroPCS Existing Credit Agreement to deliver all instruments necessary or desirable to evidence or effect the foregoing).

(f) MetroPCS Existing Notes. Except to the extent refinanced pursuant to a change of control offer on or prior to the Closing with Permitted MetroPCS Notes or Additional DT Notes, the MetroPCS Existing Notes shall remain outstanding, there shall be no event of default in respect of any of the MetroPCS Existing Notes, and the consummation of the Transaction alone shall not give rise to any fact, event, circumstance or effect that with notice or lapse of time would constitute an event of default in respect of any of the MetroPCS Existing Notes.

(g) Listing of MetroPCS Shares. The TMUS Stock Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.

ARTICLE VI

TERMINATION

6.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing, whether before or after the MetroPCS Stockholder Approval:

(a) by mutual written consent of MetroPCS and DT;

(b) by either MetroPCS or DT, by written notice to the other party, if any Governmental Entity of competent jurisdiction shall have issued a final and non-appealable Order or taken any other final and non-appealable action permanently enjoining, restraining, denying or otherwise prohibiting the consummation of Transaction; provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts to have such Order lifted if and to the extent required by Section 4.11;

(c) by either MetroPCS or DT, by written notice to the other party, if the Transaction shall not have been consummated on or before October 3, 2013; provided, however, that if the conditions set forth in Sections 5.1(b) and 5.1(c) shall not have been satisfied by October 3, 2013, either party may extend the Termination Date from time to time, by written notice to the other party given prior to the Termination Date in effect prior to such notice, to a date not later than January 3, 2014 (such date as it may be extended from time to time pursuant to this Section 6.1(c), the “Termination Date”);

(d) by DT (provided that none of DT, Global, Holding and TMUS is then in material breach of any representation, warranty, covenant or other agreement herein), by written notice to MetroPCS, in the event that (i) assuming all conditions set forth in Article V (other than Sections 5.3(a) and (b)) were satisfied and the Closing were otherwise to occur on the date DT delivers such notice, a breach by MetroPCS of any representation, warranty, covenant or other agreement contained herein would result in a failure of a condition set forth in Section 5.3(a) or (b), and (ii) such breach (A) if curable, has not been cured within 30 calendar days following MetroPCS’s receipt of such notice, or if the Termination Date is less than 30 calendar days from such notice, has not been or cannot reasonably be expected to be cured by the Termination Date or (B) is not curable;

(e) by MetroPCS (provided that MetroPCS is not then in material breach of any representation, warranty, covenant or other agreement herein), by written notice to DT, in the event that (i) assuming all conditions set forth in Article V (other than Section 5.2(a) and (b)) were satisfied and the Closing were otherwise to occur on the date MetroPCS delivers such notice, a breach by DT, Global, Holding or TMUS of any representation, warranty, covenant or other agreement contained herein would result in a failure of a condition set forth in Section 5.2(a) or (b), and (ii) such breach (A) if curable, has not been cured within 30 calendar days following DT’s receipt of such notice, or if the Termination Date is less than 30 calendar days from such notice, has not been or cannot reasonably be expected to be cured by the Termination Date or (B) is not curable;

(f) by either DT or MetroPCS, by written notice to the other party, if the MetroPCS Stockholder Approval shall not have been obtained at the MetroPCS Stockholders Meeting, or at any adjournment or postponement thereof, at which a vote seeking the MetroPCS Stockholder Approval was taken; provided, however, that no party may terminate this Agreement pursuant to this Section 6.1(f) if such party has breached in any material respect any of its obligations under this Agreement in any manner that would reasonably be expected to cause the failure to obtain the MetroPCS Stockholder Approval at the MetroPCS Stockholders Meeting or at any adjournment or postponement thereof;

(g) by DT, by written notice to MetroPCS prior to receipt of the MetroPCS Stockholder Approval, if there shall have been a MetroPCS Adverse Recommendation Change, whether or not in compliance with Section 4.5;

(h) by DT, by written notice to MetroPCS, if since the date hereof there shall have been a MetroPCS Material Adverse Effect and such MetroPCS Material Adverse Effect is not curable or, if curable, (i) is not cured within 30 calendar days after such notice is given by DT to MetroPCS or (ii) if the Termination Date is less than 30 calendar days from such notice, has not been or cannot reasonably be expected to be cured by the Termination Date; or

(i) by MetroPCS, by written notice to DT, if since the date hereof there shall have been a TMUS Material Adverse Effect and such TMUS Material Adverse Effect is not curable or, if curable, (i) is not cured within 30 calendar days after such notice is given by MetroPCS to DT or (ii) if the Termination Date is less than 30 calendar days from such notice, has not been or cannot reasonably be expected to be cured by the Termination Date.

6.2 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and the abandonment of the Transaction pursuant to this Article VI, this Agreement (other than Section 4.9 (Expenses), this Section 6.2 (Effect of Termination and

Abandonment) and Article VII (Miscellaneous and General)) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other Representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of any material provision of this Agreement, the Confidentiality Agreement or any other agreement delivered in connection herewith prior to the termination of this Agreement.

(b) If (i) DT terminates this Agreement pursuant to Section 6.1(g), or (ii) DT or MetroPCS terminates this Agreement pursuant to Section 6.1(f) following (A) a material breach by MetroPCS of Section 4.3, 4.4 or 4.5 that is reasonably related to the failure to obtain the MetroPCS Stockholder Approval or (B) a MetroPCS Adverse Recommendation Change, MetroPCS shall make a cash payment to DT in the amount of $150,000,000 (the “MetroPCS Termination Amount”) in immediately available funds, as directed by DT in writing, within two Business Days after such termination by DT or concurrently with or prior to a termination by MetroPCS.

(c) If DT or MetroPCS terminates this Agreement pursuant to Section 6.1(f) in circumstances other than those described in Section 6.2(b)(ii) or pursuant to Section 6.1(c) and (i) (A) at or prior to the termination of this Agreement, a Person or group shall have publicly made a MetroPCS Acquisition Proposal or a MetroPCS Acquisition Proposal shall have otherwise become publicly announced or shall have been communicated to MetroPCS, the MetroPCS Board or MetroPCS’s management and shall not have been publicly withdrawn or rescinded (if publicly made or announced) prior to the MetroPCS Stockholders Meeting, and (B) no later than 12 months after the termination of this Agreement, MetroPCS enters into, publicly approves or submits to the MetroPCS Stockholders for approval, an agreement with respect to a MetroPCS Acquisition Proposal , or a MetroPCS Acquisition Proposal is consummated (which in each case need not be the same MetroPCS Acquisition Proposal as the MetroPCS Acquisition Proposal described in clause (A), or made by the same Person or group as the MetroPCS Acquisition Proposal described in clause (A)), or (ii) (x) at or prior to the termination of this Agreement, one or more Persons or groups shall have publicly made one or more MetroPCS Acquisition Proposals or one or more MetroPCS Acquisition Proposals shall have otherwise become publicly announced or shall have been communicated to MetroPCS, the MetroPCS Board or MetroPCS’s management, all of which have been publicly withdrawn or rescinded (if publicly made or announced) prior to the MetroPCS Stockholders Meeting, and (y) no later than 12 months after the termination of this Agreement, MetroPCS enters into, publicly approves or submits to the MetroPCS Stockholders for approval, an agreement with respect to a MetroPCS Acquisition Proposal , or a MetroPCS Acquisition Proposal is consummated, which MetroPCS Acquisition Proposal is made by any of the same Persons or groups as the MetroPCS Acquisition Proposal(s) described in clause (x), then in either case of clauses (i) or (ii), MetroPCS will pay to DT, on the date of the consummation of the transaction in respect of such MetroPCS Acquisition Proposal described in clause (i)(B) or (ii)(y), the MetroPCS Termination Amount in immediately available funds, as directed by DT in writing (for purposes of this Section 6.2(c), all references in the term MetroPCS Acquisition Proposal to “20% or more” shall be deemed to be references to “more than 50%”).

(d) If (i) DT or MetroPCS terminates this Agreement pursuant to Section 6.1(b) as a result of an Order or action under Regulatory Law or (ii) DT or MetroPCS terminates this Agreement pursuant to Section 6.1(c) and, in each case, at the time of such termination all of the conditions set forth in Article V (other than (A) the conditions set forth in Sections 5.1(b), 5.1(c), and 5.1(d), and (B) those other conditions that, by their nature, cannot be satisfied until the Closing Date but would be capable of satisfaction if the Closing Date were the date of such termination) have been satisfied or waived on or prior to the date of such termination, DT shall make a cash payment to MetroPCS in the amount of $250,000,000 (the “DT Termination Amount”) in immediately available funds, as directed by MetroPCS in writing, within two Business Days after such termination by MetroPCS or concurrently with or prior to a termination by DT.

(e) Each of MetroPCS and DT acknowledges that, in the event of a termination of this Agreement as described in Section 6.2(b), 6.2(c), or 6.2(d), (i) Damages would be extremely difficult to calculate, (ii) the provisions regarding the MetroPCS Termination Amount or the DT Termination Amount, as applicable, represent the parties’ best estimate of such Damages and as such are an integral part of the Transaction, and (iii) the MetroPCS Termination Amount or the DT Termination Amount, as applicable, is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate and reimburse DT or MetroPCS, as applicable, in the circumstances in which the MetroPCS Termination Amount or the DT Termination Amount, as applicable, is required for the efforts, costs and expenses expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transaction, which amount would otherwise be impossible to calculate with precision. Accordingly, and notwithstanding anything to the contrary in this Agreement other than the immediately preceding sentence, if this Agreement is terminated in accordance with its terms and such termination gives rise to the obligation of MetroPCS to pay the MetroPCS Termination Amount or DT to pay the DT Termination Amount, as applicable, the sole and exclusive remedy of the other party and its Subsidiaries and their respective officers, directors and Affiliates against such paying party and its Subsidiaries and their respective officers, directors and Affiliates for any Damages resulting from, arising out of, or incurred in connection with, this Agreement (including termination thereof) or any transactions ancillary hereto shall be the MetroPCS Termination Amount or the DT Termination Amount, as applicable, and no Person shall have, except as provided herein, any rights or claims against such paying party and its Subsidiaries and their respective officers, directors and Affiliates under this Agreement or otherwise, whether at law or equity, in contract, in tort or otherwise, and neither the paying party, nor any of its Subsidiaries nor their respective officers, directors or Affiliates shall have any further liability or obligation resulting from, arising out of, or incurred in connection with, this Agreement; provided, that nothing in this Section 6.2(e) shall apply to any party’s rights to seek equitable remedies, including injunctive relief or specific performance, with respect to the surviving provisions of and obligations under this Agreement, or to limit DT’s, Global’s, Holding’s, TMUS’s or MetroPCS’s rights with respect to any Damages incurred or suffered by DT, Global, Holding, TMUS or MetroPCS, as applicable, as a result of the willful breach by DT, Global, Holding, TMUS or MetroPCS, as applicable, of any provision of this Agreement, the Confidentiality Agreement or any other agreement delivered in connection herewith prior to the termination of this Agreement. In no event shall MetroPCS be required to pay the MetroPCS Termination Amount, or DT be required to pay the DT Termination Amount, on more than one occasion.

ARTICLE VII

MISCELLANEOUS AND GENERAL

7.1 Survival. None of the representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. Except for any covenant or agreement that by its terms contemplates performance after the Closing, none of the covenants and agreements of the parties contained in this Agreement shall survive the Effective Time.

7.2 Amendment; Waivers, Etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, and no extension of time for the performance of any of the obligations hereunder, shall be valid or binding unless set forth in writing and duly executed by (a) MetroPCS where enforcement of the amendment, modification, discharge, waiver or extension is sought against MetroPCS or (b) DT where enforcement of the amendment, modification, discharge, waiver or extension is sought against DT, Holding or TMUS. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by MetroPCS or DT of a breach of, or a default under, any of the provisions hereof, or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except as expressly provided in this Agreement, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity. Notwithstanding anything to the contrary contained herein, after the MetroPCS Stockholder Approval is obtained, no amendment, modification, discharge or waiver of this Agreement or any portion hereof shall be made that by Law requires further approval by the MetroPCS Stockholders without obtaining such approval.

7.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

7.4 Governing Law; Jurisdiction; Forum; Waiver of Trial by Jury. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THEREOF. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of, or related to, this Agreement or the Transaction, exclusively in the Delaware Court of Chancery, New Castle County, or solely if that court does not have jurisdiction, a federal court sitting in the State of Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the Transaction (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 7.5. Each party hereto irrevocably designates C.T. Corporation as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the Chosen Courts and each party hereto stipulates that such consent and appointment is irrevocable and coupled with an interest. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTION.

7.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile (providing confirmation of such facsimile transmission):

if to MetroPCS, to:

MetroPCS Communications, Inc.

2250 Lakeside Blvd.

Richardson, Texas 75082

Attention: Mark A. Stachiw

                 Melanie Stapp Klint

Fax: (866) 685-9618

with copies to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

2100 McKinney Avenue, Suite 1100

Dallas, Texas 75201

Attention: Jeffrey A. Chapman

                 Robert B. Little

                 Fax: (214) 571-2900

and

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

Attention: J. Kenneth Menges, Jr., P.C.

Fax: (214) 969-4343

if to DT, Global, Holding or TMUS, to:

c/o Deutsche Telekom AG

Friedrich-Ebert-Alle 140

53113 Bonn, Germany

Attention: General Counsel

Fax: +49-228-181-74008

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Adam O. Emmerich

Fax: (212) 403-2000

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above, and any such notice, request, instruction or other document shall be deemed to have been given as of the date received by the addressee as provided above; provided that any such notice, request, instruction or other document received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received by such addresse at 9:00 a.m. (addressee’s local time) on the next Business Day.

7.6 Entire Agreement. This Agreement (including any annexes and exhibits hereto), the TMUS Disclosure Letter, the MetroPCS Disclosure Letter, the Confidentiality Agreement and, when executed, the Ancillary Agreements, constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

7.7 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, subject to Section 6.2(e), the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any of the Chosen Courts without any requirement to post bond, in addition to any other remedy to which they are entitled at law or in equity.

7.8 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except to the extent contemplated by Section 4.23. Notwithstanding the foregoing, following the Effective Time, the provisions of Article II shall be enforceable by each holder of MetroPCS Common Stock or MetroPCS Stock Options as of the Effective Time solely to the extent necessary for any such holder to receive the cash and/or MetroPCS Common Stock, as applicable, to which it is entitled pursuant to Article II.

7.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.10 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

7.11 Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, legal representatives and permitted assigns. Neither party may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party. Any purported direct or indirect assignment in violation of this Section 7.11 shall be null and void ab initio. Notwithstanding the foregoing, DT may assign any of its rights and/or delegate any of its obligations under this Agreement to one or more of its wholly-owned Subsidiaries (but no such assignment shall relieve DT of any of its obligations hereunder).

7.12 Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, (a) neither DT, MetroPCS, their respective Subsidiaries or Affiliates, or any of their respective officers, directors, employees or attorneys shall be liable to any Person with respect to a claim under this Agreement for any punitive, indirect or exemplary damages or any damages that are not the reasonably foreseeable result of a breach hereof (other than to the extent such damages are paid to a third party), whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, and (b) this Agreement shall not create or be deemed to create any liability or obligation on the part of any Representative, Affiliate or direct, indirect or beneficial owner or holder of any securities of any party hereto (unless itself a party hereto).

7.13 Securities Matters. Each of MetroPCS and DT represents and warrants to the other party as follows:

(a) Experience; Risk. Such party has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the receipt of TMUS Shares or the TMUS Stock Consideration, respectively, and of protecting its interests in connection herewith. DT has the ability to bear the economic risk of this investment, including complete loss of the investment.

(b) Investment. Such party is acquiring TMUS Shares or the TMUS Stock Consideration, respectively, for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and has no present intention of selling, granting any participation in or otherwise distributing the same. Such party understands that TMUS Shares or the TMUS Stock Consideration, respectively, have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such party’s representations as expressed in this Section 7.13.

(c) Access to Information. Such party acknowledges that, as of the date hereof, it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the other party concerning the terms and conditions of the Transaction and TMUS Shares or the TMUS Stock Consideration, respectively, and the merits and risks of investing in TMUS Shares or the TMUS Stock Consideration, respectively, and any such questions have been answered to such party’s reasonable satisfaction;

(ii) access to information about TMUS or MetroPCS, respectively, and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the other party possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and any such additional information has been provided to such party’s reasonable satisfaction; and (iv) the opportunity to ask questions of management of the other party and any such questions have been answered to such party’s reasonable satisfaction. Such party has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of TMUS Shares or the TMUS Stock Consideration, respectively. Each party hereto acknowledges that no other party hereto nor any Affiliate or Representative of such other party has made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except or to the extent such information is covered by the representations and warranties contained herein.

(d) Accredited Investor. Such party is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC.

(e) Restricted Securities; Rule 144. Such party understands that TMUS Shares and the TMUS Stock Consideration, respectively, are characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the other party in a transaction not involving a public offering and that under such laws and applicable regulations the TMUS Stock Consideration may be resold without registration under the Securities Act only in certain limited circumstances. Such party acknowledges that TMUS Shares or the TMUS Stock Consideration, respectively, must be held indefinitely unless a sale of such TMUS Shares or TMUS Stock Consideration, respectively, is subsequently registered under the Securities Act or an exemption from such registration is available. Such party is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement or shares owned by certain Persons associated with TMUS subject to the satisfaction of certain conditions.

(f) Legends. DT understands and agrees that each certificate, if any, representing the TMUS Stock Consideration and any securities issued in respect thereof or in exchange therefor shall bear a legend in the following forms (in addition to any other legend required under applicable state and foreign securities laws) (and a comparable notation or other arrangement will be made with respect to any uncertificated TMUS Stock Consideration):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDER’S AGREEMENT, DATED AS OF [            ], 201[    ], TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”

7.14 Transfer Taxes. Any Transfer Taxes imposed with respect to the Transaction shall be borne by MetroPCS; provided, that any German value added tax payable with respect to the Stock Purchase shall be borne by DT and its Subsidiaries (other than TMUS and its Subsidiaries). The party so required by applicable Law shall file all necessary Tax Returns and other documentation with respect to all Transfer Taxes, and, if required by the applicable Law, the other parties shall, and shall cause their Affiliates to join in the execution of any such Tax Returns and other documentation.

7.15 Reliance of Other Parties. This Agreement contains representations and warranties by each of the parties hereto that are the product of negotiations between the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 7.2. These representations and warranties have been qualified by certain disclosures that were made between the parties in the TMUS Disclosure Letter and the MetroPCS Disclosure Letter, which disclosures are not reflected in this Agreement itself. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

7.16 Effect of Breaches. Notwithstanding anything to the contrary herein, for all purposes under this Agreement, a breach of any representation, warranty, covenant or agreement contained herein by DT, Global, Holding or TMUS shall be deemed to be a breach of such representation, warranty, covenant or agreement by each of DT, Global, Holding and TMUS.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

Deutsche Telekom AG

By:	/s/ Timotheus Hottges
Name: Timotheus Hottges
Title: Member of the Deutsche Telekom Board of Management, Finance

By:	/s/ Dr. Thomas Kremer
Name: Dr. Thomas Kremer
Title: Member of the Deutsche Telekom Board of Management for Data Privacy, Legal Affairs and Compliance

T-Mobile Global Zwischenholding GmbH

By:	/s/ Axel Lützner
Name: Axel Lützner
Title: Authorized Signatory

By:	/s/ Vincente Vento
Name: Vincente Vento
Title: Authorized Signatory

T-Mobile Global Holding GmbH

By:	/s/ Axel Lützner
Name: Axel Lützner
Title: Authorized Signatory

By:	/s/ Vincente Vento
Name: Vincente Vento
Title: Authorized Signatory

T-Mobile USA, Inc.

By:	/s/ John Legere
Name: John Legere
Title: Chief Executive Officer

MetroPCS Communications, Inc.

By:	/s/ Roger D. Linquist
Name: Roger D. Linquist
Title: Chief Executive Officer and Chairman of the Board

[Signature Page to Business Combination Agreement]

Exhibit A

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

T-MOBILE US, INC.

Pursuant to Sections 242 and 245

of the Delaware General Corporation Law (“DGCL”)

The undersigned, [Name], hereby certifies that,

ONE: He is the duly elected and acting [Title] of MetroPCS Communications, Inc. (the “Corporation”).

TWO: The name of the Corporation prior to the Effective Time is MetroPCS Communications, Inc..

THREE: The original certificate of incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on March 10, 2004 pursuant to the DGCL.

FOUR: The directors and the stockholders of the Corporation, in accordance with Sections 242 and 245 of the DGCL, have duly adopted and approved this Fourth Amended and Restated Certificate of Incorporation.

The certificate of incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

CORPORATE NAME

The name of the Corporation from and after the Effective Time is T-Mobile US, Inc.

ARTICLE II

REGISTERED ADDRESS AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

NATURE OF BUSINESS

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

(A) General. The Corporation is authorized to issue two (2) classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Billion One Hundred Million (1,100,000,000) shares. One Billion (1,000,000,000) shares shall be Common Stock, par value $0.00001 per share, and One Hundred Million (100,000,000) shares shall be Preferred Stock, par value $0.00001 per share.

(B) Upon the Effective Time, each share of Common Stock, par value $0.0001 per share, issued and outstanding immediately before the Effective Time automatically shall be, without any action on the part of the Corporation or the holder thereof, reclassified as, and converted into, 0.5 of a validly issued, fully paid and non-assessable share of Common Stock, par value $0.00001 per share (such reclassification and conversion, the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. Any stock certificate that, immediately before the Effective Time, represented a share or shares of Common Stock shall, from and after the Effective Time, automatically and without the presentation of such certificate to the Corporation for exchange thereof, represent such share or shares of Common Stock that result from the Reverse Stock Split, subject to the elimination of fractional shares as described below. Notwithstanding the foregoing, each Common Stock holder that would otherwise be entitled to a fraction of a share of Common Stock as a result of the Reverse Stock Split after aggregating all fractions of shares of Common Stock to be received by such holder shall in lieu thereof be entitled to receive payment in cash (rounded up to the nearest whole cent, without interest and subject to applicable withholding taxes) from the Corporation’s transfer agent in lieu of such fractional shares in accordance with Section 155 of the DGCL.

(C) Preferred Stock.

1. The Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors or by order or decree of a court of competent jurisdiction over the Corporation administering any applicable statute of the United States relating to plans of reorganization of corporations, subject to any qualifications, limitations and restrictions set forth elsewhere in this Article IV or in Article VIII. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of each series of the Preferred Stock shall be such as are fixed by the Board of Directors or fixed by such court, the authority to do so being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors or in an order or decree of such court providing for the issue of such series of Preferred Stock (herein called the “Certificate of Designation”). The Certificate of Designation as to any series shall, subject to any qualifications, limitations and restrictions set forth elsewhere in this Article IV or in Article VIII, (a) designate the series, (b) fix the dividend rate, if any, of such series, the payment dates for dividends on shares of such series and the date or dates, or the method of determining the date or dates, if any, from which dividends on shares of such series shall be cumulative, (c) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and (d) state the price or prices or rate or rates, and adjustments, if any, at which, and the time or times and the terms and conditions upon which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holder or holders of shares of such series or upon the occurrence of a specified event, and state whether such shares may be redeemed for cash, property or rights, including securities of the Corporation or other equity securities; and such Certificate of Designation may (i) limit the number of shares of such series that may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and specify the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to such series with respect to dividends or distributions of assets upon liquidation, (vi) state the time or times, the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the occurrence of a specified event, shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock or other securities of the Corporation, and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors or such court, to the extent not inconsistent with this Article IV or Article VIII and to the full extent now or hereafter permitted by the laws of the State of Delaware.

2. Preferred Stock that is redeemed, purchased or retired by the Corporation shall assume the status of authorized and unissued Preferred Stock and may thereafter, subject to the provisions of any Certificate of Designation providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized and unissued Preferred Stock.

(D) Common Stock. All shares of Common Stock shall be identical except as expressly set forth in this Article IV. Each share of Common Stock shall have attributed to it the number of votes set forth in Section (E) below.

(E) Rights of Holders of Capital Stock.

1. Holders of Preferred Stock. Except as such rights may be specifically limited herein, the rights of holders of Preferred Stock shall be as set forth in any Certificate of Designation relating thereto.

2. Holders of Common Stock. The rights of holders of Common Stock shall be as set forth in this Section (E)(2), except with respect to such rights as are set forth in Section (F) of this Article IV.

(a) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends, distributed ratably among the holders of the Common Stock in proportion to the number of shares of such Common Stock owned by each such holder, as may be declared from time to time by the Board of Directors.

(b) Liquidation Preference. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to distributions in the event of liquidation, dissolution or winding up of the Corporation, and after any and all distributions are made in accordance therewith, in such event, either voluntary or involuntary, the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares of such Common Stock owned by each such holder.

3. Redemption.

(a) Subject to Section (E)(3)(e) of this Article IV, if, at any time, a holder of shares of Common Stock or Preferred Stock acquires additional shares of Common Stock or Preferred Stock, or is otherwise attributed with ownership of such shares, that would cause the Corporation to violate (in each case, an “FCC Violation”) (A) any requirement of the Federal Communications Commission (“FCC”) regarding foreign ownership (collectively, “Foreign Ownership Requirements”) or (B) any other rule or regulation of the FCC applicable to the Corporation, then the Corporation may, at the option of the Board of Directors, redeem from the holder or holders causing such FCC Violation a sufficient number of shares of Common Stock or Preferred Stock to eliminate the FCC Violation by paying in cash therefor a sum equal to the Redemption Price. The “Redemption Price” (herein so called) shall equal such price as is mutually determined by such stockholders and the Corporation, or, if no mutually acceptable agreement can be reached, shall equal either (i) seventy-five percent (75%) of the fair market value of the Common Stock (the “Common Stock Fair Market Value”) or the Fair Market Value of the Preferred Stock, as applicable, where such holder caused the FCC Violation, or (ii) one hundred percent (100%) of the Common Stock Fair Market Value or the Fair Market Value of the Preferred Stock, as applicable, where the FCC Violation was caused by no fault of the holder; provided, however, that the determination of whether such party caused the FCC Violation shall be made, in good faith, by the disinterested members of the Board of Directors. As used in this Section (E)(3), the Common Stock Fair Market Value shall be determined as follows:

(i) if the Common Stock is publicly traded at the time of determination, the average of the closing prices for the Common Stock on all domestic securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales of the Common Stock on any such exchange on such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices for the Common Stock quoted on the NASDAQ system as of the close of trading on such day, or if on any day such security is not quoted in the NASDAQ system, the average of the highest bid and lowest asked prices for the Common Stock on such day in the domestic over-the-counter market as reported by the Pink Sheets, LLC, or any similar successor organization, in each such case averaged over the 30-day period ending three days prior to the Redemption Date (as defined in Section (E)(3)(b) of this Article IV); and

(ii) if the Common Stock is not publicly traded at the time of determination then, the fair value of the Common Stock as determined in good faith by the disinterested members of the Board of Directors.

As used in this Section (E)(3), the Preferred Stock Fair Market Value shall mean the value determined by multiplying the Common Stock Fair Market Value by the number of shares of Common Stock into which the share of Preferred Stock is then convertible.

(b) At least five (5) but no more than thirty (30) days prior to any date on which Common Stock or Preferred Stock is to be redeemed (a “Redemption Date”), written notice shall be sent by mail, first class postage prepaid, overnight mail, facsimile, or electronic mail to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the shares of Common Stock or Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Except as provided in Section (E)(3)(c) of this Article IV, on or after the Redemption Date, each holder of shares of Common Stock or Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Common Stock or Preferred Stock designated for redemption in the Redemption Notice as holders of such shares of Common Stock or Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Common Stock or Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Common Stock or Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Common Stock or Preferred Stock to be redeemed. The shares of Common Stock or Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Common Stock or Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

(d) Prior to effecting any such redemption, the Corporation shall provide any holder of Common Stock or Preferred Stock to be redeemed with reasonable prior written notice of the reason giving rise to the Corporation’s redemption right and, if requested to do so by such holder, the Corporation shall reasonably cooperate with such affected holder in arranging another method to minimize or eliminate the reason giving rise to the Corporation’s redemption right, including, but not limited to and not in any particular order of priority, preparing and filing waiver requests with the FCC, developing alternative ownership structures, assisting with a sale of such holders’ interest in the Corporation, amending the Corporation’s Certificate of Incorporation and obtaining FCC approvals for such transaction.

(e) The provisions of Sections (E)(3)(a) through (E)(3)(d) of this Article IV shall not apply to Deutsche Telekom AG (the “Stockholder”) or any of its subsidiaries, any acquisition of shares of Common Stock or Preferred Stock by the Stockholder or any of its subsidiaries, or any ownership of such shares otherwise attributed to the Stockholder or any of its subsidiaries, and the Corporation shall not have the authority under Sections (E)(3)(a) through (E)(3)(d) of this Article IV to redeem any shares of Common Stock or Preferred Stock beneficially owned, directly or indirectly, by the Stockholder or any of its subsidiaries, in each case notwithstanding anything to the contrary therein. In the event that any waivers or approvals are required from the FCC in order for the Stockholder or any of its subsidiaries to acquire or hold Common Stock or Preferred Stock, the Stockholder and its subsidiaries shall cooperate to secure such waivers or approvals and abide by any conditions related to such waivers or approvals.

(F) Voting Rights.

1. Common Stock. The holders of Common Stock shall have the right to vote on every matter submitted to a vote of the holders of capital stock of the Corporation other than any matter on which only the holders of one or more other classes or series of capital stock of the Corporation are entitled to vote separately as a class.

2. Preferred Stock. Except as specifically limited herein, the holders of Preferred Stock shall have such voting rights as shall be set forth in any Certificate of Designation relating thereto.

ARTICLE V

POWER TO AMEND BYLAWS

(A) Board of Directors. Except as otherwise provided in this Fourth Amended and Restated Certificate of Incorporation (as it may be amended from time to time, this “Certificate of Incorporation”) and subject to any additional requirements expressly set forth in the Bylaws of the Corporation, the Board of Directors is expressly authorized, upon the affirmative vote of a majority of the directors then serving, to make, adopt, alter, amend, and repeal from time to time the Bylaws of the Corporation and make from time to time new Bylaws of the Corporation (subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the Board of Directors or to make new Bylaws).

(B) Stockholders. The stockholders of the Corporation may adopt, alter, amend, or repeal Bylaws made by the Board of Directors or make new Bylaws upon the affirmative vote of the holders of shares having a majority of the aggregate voting power of all of the outstanding shares of the Corporation’s capital stock then entitled to vote thereon, subject to any additional requirements in the Bylaws of the Corporation.

ARTICLE VI

BOARD OF DIRECTORS

(A) Number, Election and Term of Directors.

1. The number of directors constituting the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, or as provided in accordance with any Certificate of Designation. All of the directors of the Corporation shall be of one class and shall be elected annually. Each director shall hold office until the next annual meeting of stockholders and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

2. At all times when the ratio, expressed as a percentage, of (i) the number of votes entitled to be cast generally in the election of directors (“Votes”) by the Common Stock and any class of capital stock or other securities of the Corporation other than the Common Stock that are entitled to vote generally in the election of directors (the “Voting Securities”) Beneficially Owned by the Stockholder to (ii) the aggregate Votes entitled to be cast by all then-outstanding Voting Securities (such ratio, the “Stockholder Voting Percentage”) is ten percent (10%) or more, the Stockholder shall have the right to designate a number of individuals to be nominees for election to the Board of Directors (“Stockholder Designees”) equal to the Stockholder Voting Percentage multiplied by the total number of directors of the Board of Directors that the Corporation would have if there were no vacancies, rounded to the nearest whole number; provided, that the number of directors on the Board of Directors who are also officers, employees, directors or affiliates of the Stockholder shall not in any event exceed a number equal to the Stockholder Voting Percentage multiplied by the total number of Directors that the Corporation would have if there were no vacancies, rounded to the nearest whole number greater than zero. In addition, the Corporation shall cause any committee of the Board of Directors to include in its membership a number of Stockholder Designees then serving as directors on the Board of Directors equal to the Stockholder Voting Percentage multiplied by the total number of members that such committee would have if there were no vacancies on such committee, rounded up to the nearest whole number, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules; provided, however, that no committee may consist solely of directors who are also officers, employees, directors or affiliates of the Stockholder. If at any time the Stockholder Voting Percentage is less than ten percent (10%), the Stockholder shall promptly cause all of the Stockholder Designees then serving as Directors to resign from the Board, and all of the rights of the Stockholder set forth in this Section (A)(2) of Article VI shall forever terminate.

3. If at any time the number of Stockholder Designees then serving as directors or as members of any committee of the Board of Directors exceeds the number of Stockholder Designees the Stockholder is entitled to designate to the Board of Directors or any committee thereof pursuant to this Section (A) of Article VI, the Stockholder shall cause the number of Stockholder Designees then serving as directors or as members of such committee of the Board of Directors representing such excess to resign immediately as directors or committee members, as applicable.

4. In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director until the expiration of his current term, or his prior death, resignation, retirement, disqualification or removal. In the event of any increase in the authorized number of directors as a result of which the Stockholder shall be entitled to designate one or more additional Stockholder Designees based upon the increased size of the Board of Directors and the then Stockholder Voting Percentage, (i) the Stockholder shall be entitled promptly to designate such Stockholder Designees, and (ii) the Corporation shall cause the prompt appointment or election of such Stockholder Designee(s) as director(s) . If at any time the Stockholder Voting Percentage is less than ten percent (10%), all of the rights of the Stockholder set forth in this Section (A)(4) of Article VI shall forever terminate.

5. The Company and the Stockholder shall use their reasonable best efforts to cause at least three of the directors to be considered “independent” under the rules of the Securities and Exchange Commission, the New York Stock Exchange and any other or additional exchange on which the securities of the Corporation are listed, including for purposes of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (or any successor rule thereto).

(B) Vacancies. Any vacancies of the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other reason may be filled as provided in the Bylaws of the Corporation; provided that upon any such vacancy resulting in any Stockholder Designee ceasing to serve as a director at a time when the Stockholder has the right under Section (A)(2) of Article VI to designate a replacement Stockholder Designee, (i) the Stockholder shall be entitled promptly to designate a replacement Stockholder Designee to fill such vacancy, and (ii) the Corporation shall cause the prompt appointment or election of such replacement Stockholder Designee as a director.

(C) Written Ballots not Required. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

(D) Removal of Directors. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of the Corporation’s capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent; provided that no Stockholder Designee may be removed under this Section (D) of Article VI without the prior written consent of the Stockholder.

(E) Corporate Opportunity Matters.

1. Except as set forth in Section (E)(2) of this Article VI, to the extent permitted by the DGCL, if any non-employee director (or any of his or her affiliates) acquires knowledge of a potential transaction or matter which may be a corporate opportunity in the same or similar activity or line of business as the Corporation, the Corporation shall have no interest or expectancy in being offered by such non-employee director any opportunity to participate in such corporate opportunity, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation and without limiting the scope of such renunciation, such person (a) shall have no duty to communicate or present such corporate opportunity to the Corporation and (b) shall have the right to hold any such corporate opportunity for its (and its officers’, directors’, agents’, stockholders’ or affiliates’) own account or to recommend, sell, assign or transfer such corporate opportunity to any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature (each, a “Person”) other than the Corporation; provided, however, that the foregoing shall not preclude or prevent the Corporation from pursuing any corporate opportunity that may be presented to it by any means.

2. Notwithstanding the provisions of Section (E)(1) of this Article VI, the Corporation does not renounce any interest or expectancy it may have in any corporate opportunity that is offered to any non-employee director, if such opportunity is expressly offered to such non-employee director (or his or her affiliates) solely in, and as a direct result of, his or her capacity as a director of the Corporation.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION WITHOUT A MEETING

(A) Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Special meetings of the stockholders of the Corporation (i) may be called, for any purpose or purposes, by the chairman of the Board of Directors or the chief executive officer and (ii) shall be called by the secretary of the Corporation at the request of (a) a majority of the Board of Directors or (b) for so long as the Stockholder Voting Percentage is twenty-five percent (25%) or greater, the holders of not less than thirty-three and one third percent (33-1/3%) of the voting power of all of the outstanding voting stock of the Corporation entitled to vote generally for the election of directors, which such request must be in writing, shall state the purpose or purposes of the proposed meeting (which shall be included in the notice of such meeting) and shall include all information required to be delivered pursuant to the notice requirements set forth in the Bylaws of the Corporation in order for nominations or business, as applicable, to be properly brought before a meeting by a stockholder. If at any time the Stockholder Voting Percentage is less than twenty-five percent (25%), the stockholders’ ability to request a special meeting of stockholders pursuant to the immediately preceding sentence shall forever terminate. Each special meeting shall be held within a reasonable time after being called in accordance with the preceding sentence. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

(B) Stockholder Action by Written Consent. For so long as the Stockholder Voting Percentage is twenty-five percent (25%) or greater, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If at any time the Stockholder Voting Percentage is less than twenty-five percent (25%), the stockholders’ ability to act by written consent pursuant to the immediately preceding sentence shall forever terminate, and, thereafter, (i) no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of such stockholders and (ii) the stockholders may not take action by written consent.

ARTICLE VIII

CONSENTS

(A) In addition to any other vote, consent or approval required by this Certificate of Incorporation, the Bylaws of the Corporation, or applicable law, for so long as the Stockholder Voting Percentage is thirty percent (30%) or greater, the Corporation shall not, and shall cause its subsidiaries not to, take or agree to take any of the following actions, in each case without the prior written consent of the Stockholder, which consent the Stockholder may withhold in its sole discretion:

1. create, incur, issue, assume or otherwise become liable for (including through a merger, acquisition or otherwise) or refinance or guarantee any Indebtedness (as defined in the stockholder’s agreement entered into on [                    ], 201[    ] by the Stockholder and the Corporation (the “Stockholder’s Agreement”)) (excluding any Permitted Debt (as defined in the Stockholder’s Agreement)) that would result in the Corporation and its subsidiaries, on a consolidated basis, having or being liable for Indebtedness (as defined in the Stockholder’s Agreement) in an aggregate principal amount that would result in the Debt to Cash Flow Ratio (as defined in the Stockholder’s Agreement) for the Corporation’s most recently ended four full fiscal quarters for which financial statements are available to be greater than 5.25 to 1.0 on a pro forma basis as if the additional Indebtedness had been incurred at the beginning of such four-quarter period;

2. take any action or enter into any transaction that would reasonably be expected to result in a breach of or default under any credit agreement, indenture, note, or similar instrument or security to which the Stockholder or any of its affiliates is a party or is bound;

3. acquire (including by way of merger, recapitalization, reorganization, liquidation or dissolution) any business, debt or equity interests, operations or assets of any Person, or make any investment in or loan to any Person, in any single transaction or series of related transactions (excluding the acquisition of products and equipment in the ordinary course of business), for consideration in excess of $1,000,000,000;

4. sell, lease, transfer, Encumber (as defined in the Stockholder’s Agreement) (other than Permitted Liens (as defined in the Stockholder’s Agreement)) or otherwise dispose of (including by way of merger, recapitalization, reorganization, liquidation or dissolution) any division, business, or operations of the Corporation or any of its subsidiaries, or any equity interests of the Corporation or any of its subsidiaries, in any single transaction or series of related transactions, for consideration in excess of $1,000,000,000;

5. change the size of the Board of Directors;

6. issue any equity or equity-linked securities or other Voting Securities of the Corporation or any of its subsidiaries, in any single transaction or series of related transactions, (i) constituting ten percent (10%) or more of the then outstanding shares of Common Stock (other than grants of incentive awards to officers or employees of the Corporation or its subsidiaries that are approved by the Board or the applicable committee thereof or issuances of securities to the Corporation or any of its wholly owned Subsidiaries) or (ii) for the purpose of redeeming or purchasing any indebtedness of the Corporation held by the Stockholder or its affiliates;

7. subject to Section (E)(3)(e) of Article IV, (i) repurchase or redeem any equity (or equity-based) securities of the Corporation or any of its non-wholly owned subsidiaries, or (ii) make any extraordinary or in-kind dividend with respect to any of the equity (or equity-based) securities of the Corporation or any of its subsidiaries, other than a dividend on a pro rata basis with respect to all stockholders of the Corporation, or a dividend to the Corporation or any of its wholly owned Subsidiaries; or

8. hire, or terminate without cause, its Chief Executive Officer, or agree to do so.

(B) In addition to any other vote, consent or approval required by this Certificate of Incorporation, the Bylaws of the Corporation, or applicable law, for so long as the Stockholder Voting Percentage is five percent (5%) or greater, the Corporation shall not amend or seek to amend this Certificate of Incorporation, the Bylaws of the Corporation or the Stockholder’s Agreement (including, for the avoidance of doubt, the creation of any shareholder rights plan or other amendment intended to limit the Stockholder’s ownership or acquisition of securities of the Corporation) in any manner that could limit, restrict or adversely affect the Stockholder or its rights thereunder without the prior written consent of the Stockholder, which consent may be withheld in its sole discretion.

(C) Notwithstanding anything contained herein to the contrary, if at any time the Stockholder Voting Percentage is less than thirty percent (30%), all of the obligation of the Corporation and rights of the Stockholder set forth in Section (A) of this Article VIII shall forever terminate.

ARTICLE IX

INDEMNIFICATION

(A) The Corporation shall, to the fullest extent permitted by the DGCL in effect on the date of the effectiveness of this Certificate of Incorporation, and to such greater extent as the DGCL may thereafter permit, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, manager, member, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, manager, member, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, liabilities, losses, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

(B) To the extent that a director, manager, member, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section (A) of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(C) Any indemnification under Section (A) of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

(D) Expenses (including attorneys’ fees) incurred by an officer, director, a manager of a Corporation limited liability company, or a member of a management committee of a Corporation limited liability company, in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, manager or member to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
(E) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(F) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, manager, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the DGCL.

(G) For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation, partnership, limited liability company, or joint venturer or other enterprise (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, members, employees or agents so that any person who is or was a director, officer, manager, member, employee or agent of such constituent corporation, partnership, limited liability company, or joint venturer or other enterprise, or is or was serving at the request of such constituent corporation, partnership, limited liability company, or joint venturer or other enterprise as a director, officer, manager, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation, partnership, limited liability company, or joint venturer or other enterprise as he would have with respect to such constituent corporation if its separate existence had continued.

(H) For purposes of this Article IX, (i) references to “other enterprises” shall include employee benefit plans, including without limitation, any plan of the Corporation which is governed by the Employee Retirement Income Security Act of 1974, as amended from time to time (collectively, “Employee Benefit Plans”),

(ii) references to “fines” shall include any excise taxes assessed on a person with respect to an Employee Benefit Plan, (iii) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any Employee Benefit Plan, its participants or beneficiaries, and (iv) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an Employee Benefit Plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

(I) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, manager, member, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(J) The provisions of this Article IX shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article IX is in effect. Any repeal or modification of this Article IX shall be prospective only, and shall not adversely affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts, whether such state of facts was then known or later known.

ARTICLE X

LIMITATION OF LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended or replaced, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after the date of filing this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this Article X shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XI

AMENDMENTS TO CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law and subject to Section C of Article VIII, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power; provided that, notwithstanding the fact that a lesser percentage may be specified by the DGCL, the affirmative vote of the holders of record of outstanding shares representing at least seventy-five percent (75%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of the Board of Directors, voting together as a single class, shall be required to amend, alter, change, repeal, or adopt any provision or provisions inconsistent with, Article IX and this Article XI of this Certificate of Incorporation unless such amendment, alteration, change, repeal or adoption of any inconsistent provision or provisions is adopted or authorized by the Board of Directors by the affirmative vote of at least seventy-five percent (75%) of all of the members of the Board of Directors.

ARTICLE XII

GOVERNING LAW; FORUM FOR ADJUDICATION OF DISPUTES

This Certificate of Incorporation and the internal affairs of the Corporation shall be governed by and interpreted under the laws of the State of Delaware, excluding its conflict of laws principles. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Corporation Law, this Certificate of Incorporation or the Bylaws of the Corporation, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

ARTICLE XIII

EFFECTIVE TIME

This Certificate of Incorporation shall become effective as of [Time] on [Date] (the “Effective Time”).

***************

IN WITNESS WHEREOF, the Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be executed by the [Title] of the Corporation on this [—] day of [—], 201[—].

MetroPCS Communications, Inc.

By:
[Name]
[Title]

Exhibit B

FIFTH AMENDED AND RESTATED BYLAWS

OF T-MOBILE US, INC.

PREAMBLE

In accordance with power conferred to the board of directors (the “Board of Directors”) of T-Mobile US, Inc., a Delaware corporation (the “Corporation”), in the Fourth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) of the Corporation, the Board of Directors approved and adopted these Fifth Amended and Restated Bylaws (these “Bylaws”), effective as of [—]. These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”) and the Certificate of Incorporation. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I

OFFICES

1. The registered office of the Corporation shall be the registered office named in the Certificate of Incorporation or such other place as shall be determined by the Board from time to time.

2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

1. All meetings of the stockholders for the election of directors shall be held at such time and place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held at such date, time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

4. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders entitled to vote in person or by proxy at any meeting of stockholders.

5. Special meetings of the stockholders, for any purpose or purposes, may be called as set forth in the Certificate of Incorporation.

6. Written notice of a special meeting stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

8. At each meeting of the stockholders, the stockholders holding issued and outstanding capital stock of the Corporation having not less than a majority of the votes of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

9. When a quorum is present at any meeting, unless otherwise required by applicable law, the Certificate of Incorporation, or these Bylaws, the election of directors and any advisory vote on the frequency of stockholder votes related to the compensation of executives required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), shall be decided by a plurality of the votes cast at a meeting in person or by proxy by the holders of stock entitled to vote therein. When a quorum is present at any meeting, unless otherwise required by applicable law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of directors and an advisory vote on the frequency of stockholder votes related to the compensation of executives required by Section 14A(a)(2) of the Exchange Act, brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the votes cast in person or by proxy in favor of such action by the holders of stock entitled to vote therein. For the avoidance of doubt, abstentions and, except as may be permitted pursuant to the rules of any exchange where the securities of the Corporation may be listed, broker non-votes, will not be counted as votes cast for such purposes.

10. Unless otherwise provided by applicable law, in the Certificate of Incorporation, or in these Bylaws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Such proxy shall be filed with the Secretary before or at the time of the meeting. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

11. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of stockholders, the chief executive officer, or in his or her absence or inability to act, the secretary, or, in his or her absence or inability to act, the person whom the chief executive officer shall appoint, shall act as chairman of, and preside at, the meeting. The secretary or, in his or her absence or inability act, the person whom the chairman of the meeting shall appoint as secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and consituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants; and (g) policies and procedures with respect to the adjournment of such meeting.

12. Unless otherwise provided in the Certificate of Incorporation, the provisions of this Section 12 shall apply to the nominations of directors to the Board of Directors. Nominations of persons for election to the Board of Directors may be made in advance of any annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected as provided in the notice of meeting delivered in accordance with Sections 3 or 6 of this Article II, respectively. Nominations for election to the Board of Directors must be made by the Board of Directors or by any Eligible Stockholder (as defined below). Nominations, other than those made by the Board of Directors of the Corporation, must be preceded by notification in writing for each nominee received by the secretary of the Corporation at the executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year’s annual meeting, regardless of whether the party or parties seeking to make the nominations are seeking to include the nominees in management’s proxy materials or in their own or other proxy materials; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notification must be received by the secretary of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting but not later than the close of business on the latter of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation, and (ii) in the case of a special meeting, not later than the close of business on the sixtieth (60th) calendar day nor earlier than the close of business on the ninetieth (90th) calendar day prior to the date of such special meeting, or if the first public announcement of the date of such special meeting is less than seventy (70) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and, if applicable, of the nominees proposed by the Board of Directors to be elected at such meeting. Such notification shall contain the following:

(a) the written consent of each proposed nominee to serve as a director if so elected;

(b) the following information as to each proposed nominee:

(1) the name, age, citizenship, residence address, and business address of each proposed nominee;

(2) the principal occupation or employment, and the name, type of business and address of the Corporation or other organization in which such employment is carried on, of such proposed nominee and of each such person nominating such proposed nominee;

(3) the qualifications of such proposed nominee to serve as a director of the Corporation;

(4) the amount of stock of the Corporation owned of record and beneficially, either directly or indirectly, by each proposed nominee;

(5) a description of any arrangement or understanding of each proposed nominee and of each person proposing such nomination with each other or any other person regarding future employment or any future transaction to which the Corporation will or may be a party; and

(6) all information required by the Corporation’s director questionnaire then in use by the Corporation for its directors and officers, a copy of which shall be available at the offices of the Corporation; and

(c) the following information with respect to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and such beneficial owner;

(2) the class and number of shares of the Corporation which are owned of record and beneficially by such stockholder and such beneficial owner;

(3) the voting rights of such stockholder; and

(4) the hedging and derivative positions of such stockholder, if any, in the Corporation’s capital stock.

The term “Eligible Stockholder” means a stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice by such stockholder provided for in this Section 12 or Section 13 (as the case may be) and on the record date for the determination of stockholders entitled to vote at the applicable annual or special meeting of the stockholders, (ii) who is entitled to vote on the business proposed in such notice to be conducted at an annual meeting of the stockholders (in the case of Section 13) or for the election of directors to be elected at an annual or special meeting of stockholders (in the case of this Section 12) and (iii) who complies with the applicable procedures set forth in this Section 12 or Section 13 (as the case may be).

Public announcement of a stockholder meeting shall be deemed to occur upon disclosure of the date of such meeting in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

13. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any Eligible Stockholder who complies with the notice procedures set forth in these Bylaws. The procedures referred to in clause (c) of the immediately preceding sentence and described in the remainder of this Section 13 shall be the exclusive means for a stockholder to submit business (other than stockholder proposals properly submitted in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) to be considered or acted upon at an annual meeting of stockholders. To be properly brought before a special meeting of the stockholders, business must be specified in the notice of meeting (or any supplement thereto), and stockholders shall not be entitled to submit business to be considered or acted upon at any special meeting except in accordance with any applicable procedures for calling a special meeting as set forth in the Certificate of Incorporation. For the avoidance of doubt, the nomination of directors and the election of directors are deemed separate and distinct items of business, and candidates eligible for election to the Board of Directors at any meeting will be limited to those candidates who have been nominated in accordance with the provisions of Section 12.

For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of this Section 13, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice to the Corporation to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting but not later than the close of business on the latter of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation, and (ii) in the case of a special meeting, not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such special meeting, or if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a precise description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made, (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business, (v) the voting rights of such stockholder; and (vi) the hedging and derivative positions of such stockholder, if any, in the Corporation’s stock. The preceding requirements must be met independently for each item of business that any stockholder proposes to bring before a meeting, regardless of whether the stockholder seeks to include the proposal in management’s proxy materials or in their own or other proxy materials.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 13. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 13, and if such person should so determine, such person shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.

14. Failure to receive notice of any meeting shall not invalidate the meeting.

15. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

ARTICLE III

DIRECTORS

1. Except as provided in the Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided in Section 2 of this Article and the Certificate of Incorporation, the directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is elected and qualified, unless he shall resign, die, become disqualified or disabled, or otherwise be removed. Directors need not be stockholders.

2. Except as provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the votes of the directors then in office, though less than a quorum, or by a sole remaining director. The term of a director elected to fill a newly created directorship or other vacancy shall expire at the next annual election of directors, and such director shall hold office until his successor is duly elected and shall qualify, or until his earlier death, resignation, retirement, disqualification or removal. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.

3. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders or by specific stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

7. Special meetings of the Board of Directors may be called by the chairman of the Board of Directors, the vice chairman of the Board of Directors, or the chief executive officer on two (2) days’ prior written notice to each director by mail or forty-eight (48) hours’ prior notice to each director either personally or by facsimile, telegram or electronic mail; special meetings shall be called by the chairman of the Board of Directors, the vice chairman of the Board of Directors, the chief executive officer, or secretary of the Corporation in like manner and on like notice on the written request of a majority of the directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the chairman of the Board of Directors, the vice chairman of the Board of Directors, the chief executive officer, or secretary of the Corporation in like manner and on like notice on the written request of the sole director.

8. At all meetings of the Board of Directors a majority of all directors then serving in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. A quorum, once established, shall not be broken by the subsequent withdrawal or departure of directors to leave less than a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference call, video conference, webcast or other means by which all persons participating in the meeting can hear or communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting.

11. At each meeting of the Board of Directors, the chairman of the Board of Directors, or, in his or her absence, the vice chairman of the Board of Directors, and in his or her absence, the presiding director, or in his absence, a director in attendance at such meeting selected by the Board of Directors shall preside. The secretary shall act as secretary at each meeting of the Board of Directors. If the secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

12. The Board of Directors may, by resolution passed by a majority of all of the directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, subject to the provisions of the Certificate of Incorporation.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to submitting any actions to the stockholders which require stockholder approval (other than the election or removal of directors), amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending these Bylaws; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of capital stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Board of Directors or the applicable committee charter provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. A quorum, once established, shall not be broken by the subsequent withdrawal or departure of directors to leave less than a quorum. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors or the committee charter provides otherwise and subject to the provisions of the Certificate of Incorporation, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

14. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors or designated committee thereof shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director payable in cash, stock, stock options, or other compensation or a combination thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and reimbursement of expenses for attending committee meetings.

REMOVAL OF DIRECTORS

15. Unless otherwise restricted or permitted by the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors at any meeting of stockholders or any adjournment thereof or by action taken by the stockholders by written consent without a meeting.

RESIGNATIONS OF DIRECTORS OR COMMITTEE MEMBERS

16. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chairman of the Board of Directors or chief executive officer and the secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

FCC ELIGIBILITY — DIRECTORS

17. The Corporation, to the extent necessary to comply with FCC reporting or disclosure requirements, shall obtain from each existing and proposed director information relating to the citizenship and foreign affiliations, if any, of the director and such other information regarding the director as is reasonable to ensure the Corporation is in compliance with applicable law.

ARTICLE IV

NOTICES

1. Whenever, under the provisions of applicable law, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but to the extent permitted by law such notice may be given in writing, personally, by overnight mail, telegram, facsimile, or electronic mail or by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given when by United States mail, at the time when the same shall be deposited in the United States mail, and upon delivery if personally delivered, sent via telegram, overnight mail, facsimile, or electronic mail.

2. Whenever any notice is required to be given under the provisions of applicable law, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE V

OFFICERS

1. Subject to the restrictions of the Certificate of Incorporation, the officers of the Corporation shall be chosen by the Board of Directors and shall include a chief executive officer, president, chief financial officer, treasurer, and secretary and may include such additional officers as may from time to time be authorized by these Bylaws or the Board. Subject to the restrictions of the Certificate of Incorporation, the Board of Directors may elect from among its members a chairman of the Board of Directors, one or more vice chairmen of the Board of Directors, and a presiding director of the Board of Directors. Subject to the restrictions of the Certificate of Incorporation, the Board of Directors may also choose one or more officers, vice-presidents, a chief operating officer, and or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

2. Subject to the restrictions of the Certificate of Incorporation, the Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a chief executive officer, president, chief financial officer, treasurer and secretary and may include such additional officers as may from time to time be authorized by these Bylaws or the Board of Directors.

3. Subject to the restrictions of the Certificate of Incorporation, the Board of Directors may appoint such other officers and agents as it shall deem necessary or appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

5. Each officer of the Corporation shall hold office until such officer’s successor is elected or appointed by the Board of Directors and shall qualify or until such officer’s death, resignation or removal in the manner hereinafter provided. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of directors comprising the whole Board of Directors. Subject to the restrictions of the Certificate of Incorporation, any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD OF DIRECTORS

6. The chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law. The Board of Directors may elect a presiding director of the Board of Directors and may elect one or more vice chairmen of the Board of Directors by majority vote.

7. In the absence of the chairman of the Board of Directors, the vice chairman of the Board of Directors, if any, or the presiding director of the Board of Directors (if the chairman of the Board of Directors and the vice chairman of the Board of Directors, if any, is not present) shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to lime, assigned to him by the Board of Directors and as may be provided by law.

THE CHIEF EXECUTIVE OFFICER, PRESIDENT, CHIEF OPERATING OFFICER

AND VICE-PRESIDENTS

8. The chief executive officer shall preside at all meetings of the stockholders; he shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

9. The president shall be the chief administrative officer of the Corporation and, in the absence of the appointment of a separate chief operating officer or in the event of his inability or refusal to act, the president shall perform the duties of the chief operating officer of the Corporation, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the chief operating officer. The president shall perform such duties as from time to time may be assigned to him by the Board of Directors or by the chief executive officer. In the absence of the chief executive officer or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the chief executive officer.

10. The chief operating officer shall be responsible for the day-to-day operations of the Corporation. The chief operating officer shall perform such duties as from time to time may be assigned to him by the Board of Directors or by the chief executive officer. In the absence of the president or in the event of his inability or refusal to act, the chief operating officer shall perform the duties of the president, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the president. In the absence of the chief executive officer and the president or in the event of their inability or refusal to act, the chief operating officer shall perform the duties of the chief executive officer and the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president and chief executive officer.

11. The chief executive officer, the president, the chief operating officer, or any vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

12. In the absence of the chief executive officer, president and chief operating officer, or in the event of their inability or refusal to act, the vice-president, if any (or in the event there be more than one vice-president, the vice-presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the chief executive officer, president, and chief operating officer, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the chief executive officer, president, and chief operating officer. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors, or the chief executive officer may from time to time prescribe.

CHIEF FINANCIAL OFFICER

13. The chief financial officer of the Corporation shall have responsibility for the general executive charge, management and control of the financial affairs and business of the Corporation and, jointly with the treasurer of the Corporation, shall have custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as from time to time may be designated in these Bylaws or assigned to him by the Board of Directors. He shall perform all acts incident to the position of chief financial officer, subject to the control of the chief executive officer and the Board of Directors.

THE SECRETARY AND ASSISTANT SECRETARIES

14. The secretary shall attend all meetings of the Board of Directors, all meetings of committees of the Board of Directors, and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

15. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

16. The treasurer, jointly with the chief financial officer, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation.

17. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATE OF STOCK

1. Upon written request, every holder of capital stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of capital stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates such certificates shall be in a form approved by the Board of Directors.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, and preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in section 202 of the Delaware Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, and preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

4. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

TRANSFER OF STOCK

5. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. Subject to Section 155 of the Delaware Corporation Law, to the extent designated by the president or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

7. Subject to Section 213 of the Delaware Corporation Law, the record date for a determination of the stockholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware (by hand or by certified or registered mail, return receipt requested), its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

REGISTERED STOCKHOLDERS

8. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

1. Dividends upon the capital stock of the Corporation, subject to applicable law and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in shares of the capital stock of the Corporation or out of any other assets of the Corporation legally available therefor, subject to the provisions of the Certificate of Incorporation and applicable law.

2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. In the absence of such a resolution, the fiscal year of the Corporation shall be the calendar year.

SEAL

5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

FCC ELIGIBILITY—STOCKHOLDERS

6. In order to enable the Corporation to establish that existing and proposed stockholders are eligible to be stockholders of the Corporation under applicable law, the officers of the Corporation, to the extent necessary, may request from each existing and proposed stockholder information relating to the citizenship and the extent, if any, of the foreign ownership of the stockholder, and such other information regarding the stockholder as is reasonable to ensure the Corporation is in compliance with applicable law.

GOVERNING LAW; FORUM FOR ADJUDICATION OF DISPUTES

7. These Bylaws and the internal affairs of the Corporation shall be governed by and interpreted under the laws of the State of Delaware, excluding its conflict of laws principals. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

ARTICLE VIII

AMENDMENTS

1. These Bylaws may be altered, amended or repealed only in accordance with the provisions of the Certificate of Incorporation.

Exhibit C

STOCKHOLDER’S AGREEMENT

by and between

DEUTSCHE TELEKOM AG

and

METROPCS COMMUNICATIONS, INC.

DATED AS OF [                    ], 201[    ]

i

STOCKHOLDER’S AGREEMENT, dated as of [                    ], 201[    ] (this “Agreement”), by and between DEUTSCHE TELEKOM AG, an Aktiengesellschaft organized and existing under the Laws of the Federal Republic of Germany (the “Stockholder”), and METROPCS COMMUNICATIONS, INC., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in that certain Business Combination Agreement, dated as of October 3, 2012 (the “Business Combination Agreement”), by and among the Stockholder, the Company, T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH (“Holding”), and T-Mobile USA, Inc. (“TMUS”).

W I T N E S S E T H:

WHEREAS, the Company and the Stockholder have entered into the Business Combination Agreement, pursuant to which, among other things, Holding desires to sell to the Company, and the Company desires to purchase from Holding, all of the issued and outstanding equity interests of TMUS in exchange for the issuance of a certain amount of shares of Common Stock (as defined below) to Holding and other consideration, all upon the terms and subject to the conditions set forth therein; and

WHEREAS, the Company and the Stockholder desire to establish in this Agreement certain rights and obligations in respect of the shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) received by Holding, and related matters concerning the Stockholder’s relationship with and investment in the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

“Acquiror Purchase Offer” shall have the meaning set forth in Section 4.2(c).

“Affiliate” shall mean with respect to any Person, a Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person, provided that the Stockholder shall not be deemed to be an Affiliate of the Company and vice versa.

“Affiliated Directors” shall mean Directors who are also officers, employees, directors or Affiliates of the Stockholder .

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficially Own” shall mean, with respect to any securities, (i) having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation), (ii) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, or (iii) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, convertible security, stock appreciation, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which Beneficial Ownership is being determined or a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which Beneficial Ownership is being determined that increases in value as the value of the securities for which Beneficial Ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which Beneficial Ownership is being determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act).

“Blackout Period” shall have the meaning set forth in Section 5.3(c).

“Board” shall mean, as of any date, the Board of Directors of the Company in office on that date.

“Business Combination Agreement” shall have the meaning set forth in the Preamble.

“Business Day” shall mean any day other than a Saturday, a Sunday, a federal holiday or a day on which banks in the City of New York or in Bonn, Germany are authorized or obligated by Law to close.

“Chosen Courts” shall have the meaning set forth in Section 7.6.

“Claim Notice” shall have the meaning set forth in Section 5.10(a).

“Claims” shall have the meaning set forth in Section 5.9(a).

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Company Information” shall have the meaning set forth in Section 3.5(b).

“Competing Business” shall have the meaning set forth in Section 6.1.

“Control” shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or voting interests, by contract or otherwise.

“Debt to Cash Flow Ratio” shall have the meaning set forth in the indenture or other instrument governing the terms of the Stockholder Notes, as in effect on the date hereof.

“Demand Registration Statement” shall have the meaning set forth in Section 5.2.

“Demand Request” shall have the meaning set forth in Section 5.2.

“Director” shall mean any member of the Board.

“EDGAR” shall have the meaning set forth in Section 5.7(a)(ii).

“Effective Period” shall have the meaning set forth in Section 5.7(a)(iii).

“Encumbrance” shall mean any lien, pledge, charge, claim, encumbrance, hypothecation, security interest, option, lease, license, mortgage, easement or other restriction or third-party right of any kind, including any right of first refusal, tag-along or drag-along rights or restriction on voting, transferring, lending, disposing or assigning, in each case other than pursuant to this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Registration Rights Agreement” shall mean the Registration Rights Agreement, effective as of April 24, 2007, by and among MetroPCS and the stockholders listed therein.

“Holding” shall have the meaning set forth in the Preamble.

“Indebtedness” shall have the meaning set forth in the indenture or other instrument governing the terms of the Stockholder Notes, as in effect on the date hereof.

“Indemnifying Party” shall have the meaning set forth in Section 5.10(a).

“Lock-Up Period” shall have the meaning set forth in Section 4.2(a).

“Maximum Number” shall have the meaning set forth in Section 5.5.

“Non-Affiliated Directors” shall mean any Directors who are not Affiliated Directors.

“NYSE” shall mean the New York Stock Exchange.

“Organizational Documents” shall mean, with respect to any Person, such Person’s articles or certificate of association, incorporation, formation or organization, by-laws, limited liability company agreement, partnership agreement or other constituent document or documents, each in its currently effective form as amended from time to time.

“Other Holder” shall have the meaning set forth in Section 5.5.

“Permitted Debt” shall have the meaning set forth in the indenture or other instrument governing the terms of the Stockholder Notes, as in effect on the date hereof.

“Permitted Liens” shall have the meaning set forth in the indenture or other instrument governing the terms of the Stockholder Notes, as in effect on the date hereof.

“Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

“Piggy-Back Registration” shall have the meaning set forth in Section 5.4.

“Piggy-Back Request” shall have the meaning set forth in Section 5.4.

“Piggy-Back Securities” shall have the meaning set forth in Section 5.4.

“Potential Default” shall have the meaning set forth in Section 3.4.

“Proposed Acquiror” shall have the meaning set forth in Section 4.2(b).

“Proposed Acquisition” shall have the meaning set forth in Section 4.1(b).

“Proposed Sale” shall have the meaning set forth in Section 4.2(b).

“Purchaser Shares” shall mean the shares of Common Stock Beneficially Owned, as of the date of determination, by the Stockholder and any other securities issued in respect thereof or into which such shares of Common Stock shall be converted or exchanged in connection with stock dividends or distributions, combinations or any similar recapitalizations on or after the date hereof.

“Registrable Debt” shall mean, at any time, notes, debentures or other debt securities of the Company or any of its Subsidiaries that are Beneficially Owned by the Stockholder.

“Registrable Securities” shall mean the Registrable Shares and the Registrable Debt.

“Registrable Securities Transferee” shall have the meaning set forth in Section 5.11(a).

“Registrable Shares” shall mean, at any time, the Purchaser Shares that are Beneficially Owned by the Stockholder.

“Required Approval” shall have the meaning set forth in Section 4.1(b).

“Representatives” shall have the meaning set forth in Section 3.5(b).

“Rule 144” shall mean Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“S-3 Eligible” shall have the meaning set forth in Section 5.1.

“Stockholder” shall have the meaning set forth in the Preamble.

“Stockholder Designees” shall have the meaning set forth in Section 3.1(b).

“Stockholder Notes” shall mean the DT Notes, as defined in the Business Combination Agreement.

“Stockholder Purchase Offer” shall have the meaning set forth in Section 4.1(b).

“Subsidiary” shall mean, with respect to any Person, any entity, whether incorporated or unincorporated, of which (i) voting power to elect a majority of the board of directors, management committee or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries, (ii) a general partnership interest is held by such first mentioned Person and/or by any one or more of its Subsidiaries (excluding partnerships where such first mentioned Person (A) does not Beneficially Own a majority of the general partnership interests or voting interests and (B) does not otherwise Control such entity, directly or indirectly, by contract, arrangement or otherwise), or (iii) at least 50% of the Equity Interests of such other Person is, directly or indirectly, owned or Controlled by such first mentioned Person and/or by any one or more of its Subsidiaries.

“Takedown Prospectus Supplement” shall have the meaning set forth in Section 5.1.

“Takedown Request” shall have the meaning set forth in Section 5.1.

“TMUS” shall have the meaning set forth in the Preamble.

“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition to any Person, including those by way of spin-off (such as through a dividend), hedging or derivative transactions or otherwise; provided, however, that any tender or exchange offer, merger (other than a merger by the Stockholder to effect a reorganization or recapitalization), amalgamation, plan of arrangement or consolidation or any similar transaction in which each holder of capital stock of the Stockholder (other than, if applicable, the Person proposing such transaction) disposes, sells, transfers or assigns or is offered the opportunity to dispose, sell, transfer or assign some or all of the capital stock of the Stockholder Beneficially Owned by each such holder or which otherwise results in the acquisition of some or all of the capital stock of the Stockholder Beneficially Owned by each such holder shall not be deemed to be the Transfer of any Purchaser Shares Beneficially Owned by the Stockholder.

“Votes” shall mean the number of votes entitled to be cast generally in the election of Directors.

“Voting Percentage” of a Person shall mean, as of the date of determination, the ratio, expressed as a percentage, of (i) the Votes entitled to be cast by the holders of the Voting Securities Beneficially Owned by such Person to (ii) the aggregate Votes entitled to be cast by all holders of the then-outstanding Voting Securities.

“Voting Securities” shall mean, together, (i) the Common Stock and (ii) any class of capital stock or other securities of the Company other than the Common Stock that are entitled to vote generally in the election of Directors.

Section 1.2 Other Definitional Provisions. Unless the express context otherwise requires:

(a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble;

(c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa;

(e) any references herein to “Dollars” and “$” are to United States Dollars;

(f) any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement;

(g) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(h) references herein to any gender includes each other gender; and

(i) the word “or” shall not be exclusive.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that, as of the date hereof:

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b) The Company has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Stockholder, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles.

(c) The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company, (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Company, or (iii) conflict with, breach or violate any Law applicable to the Company or by which its properties are bound or affected, except, in the case of clause (ii) or (iii) above, for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be likely to impair in any material respect the ability of the Company to perform its obligations under this Agreement.

(d) The Company is a “well-known seasoned issuer” (as defined in Rule 405 promulgated under the Securities Act) eligible to register the Registrable Shares for resale by the Stockholder on a registration statement on Form S-3 under the Securities Act. The Company is subject to the reporting requirements of the Exchange Act.

Section 2.2 Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company that, as of the date hereof:

(a) The Stockholder is an Aktiengesellschaft organized and existing under the Laws of the Federal Republic of Germany.

(b) The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Stockholder of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles.

(c) The execution and delivery of this Agreement by the Stockholder and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Stockholder, (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of the Stockholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Stockholder, or (iii) conflict with, breach or violate any Law applicable to the Stockholder or by which its properties are bound or affected, except, in the case of clause (ii) or (iii) above, for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be likely to impair in any material respect the ability of the Stockholder to perform its obligations under this Agreement.

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1 Board Representation. At all times when the Stockholder’s Voting Percentage is 10% or more:

(a) The Company and the Stockholder shall use their reasonable best efforts to cause at least three of the Directors to be considered “independent” under the rules of the SEC, the NYSE and any other or additional exchange on which the securities of the Company are listed, including for purposes of Rule 10A-3 promulgated under the Exchange Act (or any successor rule thereto).

(b) The Stockholder shall have the right to designate a number of individuals to be nominees for election to the Board (“Stockholder Designees”) equal to the Stockholder’s Voting Percentage multiplied by the total number of Directors that the Company would have if there were no vacancies, rounded to the nearest whole number (and in any event not less than one), and the Company and the Stockholder shall use their reasonable best efforts to cause such Stockholder Designees to be elected to the Board; provided that the number of Directors who are Affiliated Directors shall not in any event exceed a number equal to the Stockholder’s Voting Percentage multiplied by the total number of Directors that the Company would have if there were no vacancies, rounded to the nearest whole number greater than zero. If at any time the Stockholder’s Voting Percentage is less than 10%, the Stockholder shall promptly cause all of the Stockholder Designees then serving as Directors to resign from the Board, and the contractual rights of the Stockholder to designate one or more Stockholder Designees pursuant to this Article III shall forever terminate.

(c) The Company shall cause any committee of the Board to include in its membership a number of Stockholder Designees then serving as Directors equal to the Stockholder’s Voting Percentage multiplied by the total number of members that such committee would have if there were no vacancies on such committee, rounded to the nearest whole number, except to the extent that such membership would violate the rules of the SEC, the NYSE and any other or additional exchange on which the securities of the Company are listed, or any other applicable securities Laws; provided, however, that no committee may consist solely of Affiliated Directors. If at any time the number of Stockholder Designees then serving as Directors or as members of any committee of the Board exceeds the number of Stockholder Designees the Stockholder is entitled to designate to the Board or any committee thereof pursuant to this Article III, the Stockholder shall cause the number of Stockholder Designees then serving as Directors or as members of such committee of the Board representing such excess to resign immediately as Directors or committee members, as applicable.

(d) Each Stockholder Designee shall not be prohibited or disqualified from serving as a Director pursuant to any rule or regulation of the SEC, the NYSE or any other or additional exchange on which securities of the Company are listed or by applicable Law. The Stockholder shall, and shall cause the Stockholder Designees to, timely provide the Company with accurate and complete information relating to the Stockholder and the Stockholder Designees that may be required to be disclosed by the Company under the Securities Act or the Exchange Act, including such information required to be furnished by the Company with respect to the Stockholder Designees in a proxy statement pursuant to Rule 14a-101 promulgated under the Exchange Act, and the nationality of such Stockholder Designee. In addition, at the Company’s request, the Stockholder shall cause the Stockholder Designees to complete and execute the Company’s director and officer questionnaire prior to being elected to the Board or standing for reelection at an annual meeting of stockholders or at such other time as may be reasonably requested by the Company.

(e) With respect to each meeting of stockholders of the Company at which Directors are to be elected, the Company shall provide the Stockholder with notice of such meeting not less than 120 days prior to the date thereof, and the Stockholder shall provide the Company with written notice of the names (together with all other information requested by the Company pursuant to Section 3.1(d)) of the Stockholder Designees to be nominated for election at such meeting not more than 30 days following the delivery of such notice. If the Stockholder shall fail to timely provide the Company with the names of that number of Stockholder Designees equal to the number of Stockholder Designees the Stockholder is entitled to designate pursuant to this Article III, the Nominating Committee of the Board may select alternative nominees for such positions. If any Stockholder Designee is not qualified, available or eligible to stand for election, then the Stockholder may name an acceptable and available replacement Stockholder Designee and any such Stockholder Designee will be included as a nominee for election at such meeting if written notice of the name of such Stockholder Designee is provided to the Company within a reasonable period of time prior to the mailing of the proxy statement for such meeting. The Company shall cause the Stockholder Designees to be included in the slate of Directors approved and recommended by the Board for election at such meeting and shall use its reasonable best efforts to cause the election of each such Stockholder Designee, including soliciting proxies in favor of the election of such Stockholder Designees at such meeting.

(f) In the event the size of the Board is increased at any time and as a result of such increase, the Stockholder shall be entitled to designate one or more additional Stockholder Designees based upon the increased size of the Board and its then Voting Percentage pursuant to this Section 3.1, (i) the Stockholder shall be entitled promptly to designate such Stockholder Designees, and (ii) the Company shall cause the prompt appointment or election of such Stockholder Designee(s) as Director(s).

(g) Upon the resignation, retirement, death or other removal (with or without cause) from office of any Stockholder Designee serving as a Director at a time when the Stockholder has the right under this Section 3.1 to designate a replacement Stockholder Designee, (i) the Stockholder shall be entitled promptly to designate a replacement Stockholder Designee and (ii) the Company shall cause the prompt appointment or election of such replacement Stockholder Designee as a Director.

Section 3.2 Specified Actions. In addition to any other vote, consent or approval required by the Company’s Organizational Documents, this Agreement or applicable Law, for so long as the Stockholder’s Voting Percentage is 30% or greater, the Company shall not, and shall cause its Subsidiaries not to, take or agree to take any of the following actions, in each case without the prior written consent of the Stockholder, which consent the Stockholder may withhold in its sole discretion:

(a) create, incur, issue, assume or otherwise become liable for (including through a merger, acquisition or otherwise) or refinance or guarantee any Indebtedness (excluding any Permitted Debt) that would result in the Company and its subsidiaries, on a consolidated basis, having or being liable for Indebtedness in an aggregate principal amount that would result in the Debt to Cash Flow Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements are available to be greater than 5.25 to 1.0 on a pro forma basis as if the additional Indebtedness had been incurred at the beginning of such four-quarter period;

(b) take any action or enter into any transaction that would reasonably be expected to result in a breach of or default under any credit agreement, indenture, note, or similar instrument or security to which the Stockholder or any of its Affiliates is a party or is bound;

(c) acquire (including by way of merger, recapitalization, reorganization, liquidation or dissolution) any business, debt or equity interests, operations or assets of any Person, or make any investment in or loan to any Person, in any single transaction or series of related transactions (excluding the acquisition of products and equipment in the ordinary course of business), for consideration in excess of $1,000,000,000;

(d) sell, lease, transfer, Encumber (other than Permitted Liens) or otherwise dispose of (including by way of merger, recapitalization, reorganization, liquidation or dissolution) any division, business, or operations of the Company or any of its Subsidiaries, or any equity interests of the Company or any of its Subsidiaries, in any single transaction or series of related transactions, for consideration in excess of $1,000,000,000;

(e) change the size of the Board;

(f) issue any equity or equity-linked securities or other Voting Securities of the Company or any of its Subsidiaries, in any single transaction or series of related transactions, (i) constituting 10% or more of the then outstanding shares of Common Stock (other than grants of incentive awards to officers or employees of the Company or its Subsidiaries that are approved by the Board or the applicable committee thereof or issuances of securities to the Company or any of its wholly-owned Subsidiaries) or (ii) for the purpose of redeeming or purchasing any indebtedness of the Company held by the Stockholder or its Affiliates;

(g)(i) except as required in the Organizational Documents, repurchase or redeem any equity (or equity-based) securities of the Company or any of its non-wholly owned Subsidiaries, or (ii) make any extraordinary or in-kind dividend with respect to any of the equity (or equity-based) securities of the Company or any of its Subsidiaries, other than a dividend on a pro rata basis with respect to all stockholders of the Company, or a dividend to the Company or any of its wholly owned Subsidiaries; or

(h) hire, or terminate without cause, its Chief Executive Officer, or agree to do so.

Section 3.3 Organizational Documents Actions. In addition to any other vote, consent or approval required by the Company’s Organizational Documents, this Agreement or applicable Law, for so long as the Stockholder’s Voting Percentage is 5% or greater, the Company shall not amend or seek to amend its Organizational Documents (including, for the avoidance of doubt, the creation of any shareholder rights plan or other amendment intended to limit the Stockholder’s ownership or acquisition of securities of the Company) in any manner that could limit, restrict or adversely affect the Stockholder or its rights thereunder without the prior written consent of the Stockholder, which consent may be withheld in its sole discretion.

Section 3.4 Debt Defaults. The Company shall notify the Stockholder any time it is reasonably likely that the Company will default on any Indebtedness (as defined in the Business Combination Agreement) with a principal amount greater than $75 million (a “Potential Default”). Thereupon, the Stockholder shall have the right, but not the obligation, to provide new debt financing to the Company up to the amount of the Indebtedness that is the subject of the Potential Default plus any applicable prepayment or other penalties, on the same terms and conditions as such Indebtedness (together with any waiver of the Potential Default). If Stockholder elects to provide the Company with new debt financing, the Company shall take any actions reasonably requested by the Stockholder (i) to prepare documentation reflecting the terms and conditions of the new debt financing; (ii) to repay the Indebtedness that is the subject of the Potential Default; and (iii) to take any other action necessary or desirable to avert the Potential Default.

Section 3.5 Information.

(a) For so long as the Stockholder’s Voting Percentage is 10% or greater, the Stockholder shall be entitled to the information and consultation rights set forth in this Section 3.5 with respect to the Company and its Subsidiaries, in addition to any other vote, consent or approval rights set forth herein, in the Company’s Organizational Documents or otherwise: (i) the Stockholder shall be entitled to consult with the officers of the Company with respect to the Company’s business and financial matters, including management’s proposed annual operating plans, and, upon request, members of management will meet with representatives of the Stockholder at mutually agreeable times and places for such consultation, including to review progress in achieving said plans; provided that such consultation shall not unreasonably disrupt the normal operations of the Company or its Subsidiaries and the Stockholder shall be responsible for any out-of-pocket costs and expenses incurred by the Company in connection with such consultation; (ii) the Company shall furnish the Stockholder with such available financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as the Stockholder may reasonably request; provided that such request must be made through the Company’s chief financial officer or one or more individuals designated by such person, and in any event, if a Stockholder Designee is then serving as a Director, with all information provided to members of the Board; and (iii) the Stockholder shall be entitled to inspect all books and records and facilities and properties of the Company at reasonable times and intervals.

(b) Subject to the requirements of applicable Law, regulations and rules (including the regulations and rules of the NYSE and any other or additional exchange on which the securities of the Company are listed), the Stockholder shall, and shall cause its officers, directors, employees, accountants, counsel and consultants (“Representatives”) and the Stockholder Designees to, keep confidential all information and documents of the Company and its Affiliates obtained by the Stockholder and the Stockholder Designees (the “Company Information”) unless the Company Information (i) is or becomes publicly available other than as a result of a breach of this Section 3.5 by the Stockholder, including by way of actions taken by its Representatives or the Stockholder Designees; (ii) was within the possession of the Stockholder or the Stockholder Designees prior to being furnished such information by or on behalf of the Company on a non-confidential basis; provided that the source of such information was not known by the Stockholder, its Representatives or the Stockholder Designees to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any of its Subsidiaries with respect to the Company Information; (iii) was available to the Stockholder or the Stockholder Designees on a non-confidential basis from a source other than the Company, any of its Subsidiaries or any of its or their Representatives; provided that such source was not known to the Stockholder or the Stockholder Designees to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any of its Subsidiaries with respect to such Company Information; or (iv) was independently developed by or on behalf of the Stockholder without violating any of the obligations under this Section 3.5. The Stockholder shall, and shall cause its controlled Affiliates, Representatives, and the Affiliated Directors to, comply with applicable law regarding insider trading in the Company’s securities to the extent any of them is in possession of Company Information.

(c) The Stockholder hereby acknowledges that it is aware and will advise its Representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities Laws prohibit any Person who is in possession of material, non-public information concerning the matters that are the subject of this Agreement from purchasing or selling securities of the Company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities.

(d) From the date hereof until the next subsequent filing of the Company’s annual report on Form 10-K, the Stockholder agrees to use its commercially reasonable efforts to assist the Company with the integration of TMUS and its Subsidiaries into the Company’s internal control structure and procedures for financial reporting compliance with the requirements of Rule 404 of the Sarbanes-Oxley Act of 2002.

Section 3.6 Director Consent Rights.

(a) In addition to any other vote, consent or approval required by the Company’s Organizational Documents, this Agreement, applicable Law or otherwise, during the term of this Agreement, the Stockholder agrees not to, and shall cause the Stockholder Designees then serving as Directors not to, support, enter into or vote in favor of any transaction between, or involving both (A) the Company and (B) the Stockholder or an Affiliate of the Stockholder unless such transaction is approved by a majority of the Directors, which majority includes a majority of the Non-Affiliated Directors (it being understood that such approval or similar approvals in this Agreement shall not require any separate vote or consent of the Non-Affiliated Directors).

(b) From and after the Closing, the Stockholder agrees that the Non-Affiliated Directors shall direct and make any determinations with respect to the Company’s post-Closing actions under Section 2.4 of the Business Combination Agreement.

ARTICLE IV

TRANSFERS OF COMMON STOCK

Section 4.1 Certain Acquisitions. (a) The Stockholder shall not, and shall cause each of its Affiliates not to, directly or indirectly, alone or in concert with any other Person, acquire, offer to acquire or agree to acquire (including from the Company) Beneficial Ownership of any Common Stock that would cause the Stockholder’s and its Affiliates’ Voting Percentage to exceed 80.1%, except in accordance with the following provisions of this Section 4.1.

(b) If the Stockholder or its Affiliates proposes to acquire Common Stock that would cause the Stockholder’s Voting Percentage to exceed 80.1% (the “Proposed Acquisition”), the Stockholder or its Affiliates shall offer to acquire all of the then-outstanding Common Stock at the same price and on the same terms and conditions as the Proposed Acquisition (the “Stockholder Purchase Offer”). For the avoidance of doubt, the Stockholder Purchase Offer may contemplate a merger or other consolidation, a tender offer, or any other transaction that could permit the acquisition of all of the then-outstanding Common Stock. The Stockholder shall not, and shall cause its Affiliates not to, consummate, in whole or in part, any Proposed Acquisition or Stockholder Purchase Offer unless such Stockholder Purchase Offer is either (i) accepted and approved by a majority of the Directors, which majority includes a majority of the Non-Affiliated Directors, or (ii) accepted or approved by holders of a majority of the Common Stock held by stockholders of the Company other than the Stockholder and its Affiliates (either of clause (i) or (ii), the “Required Approval”). The Stockholder may, in its sole discretion, withdraw any Stockholder Purchase Offer and terminate any Proposed Acquisition at any time.

Section 4.2 Certain Dispositions. (a) The Stockholder shall not Transfer any Registrable Shares during the 183-day period commencing at the Closing (the “Lock-Up Period”) other than Transfers approved by a majority of the Directors, which majority includes a majority of the Non-Affiliated Directors.

(b) Following the Lock-Up Period, the Stockholder and its Affiliates may freely Transfer their Common Stock subject to applicable Law, provided that if the Stockholder intends to Transfer any Common Stock to a third party (the “Proposed Acquiror”), as a result of which Transfer (to the knowledge of Stockholder following reasonable inquiry) the Proposed Acquiror’s Voting Percentage would be greater than 30% (the “Proposed Sale”), then the Stockholder shall not effect such Proposed Sale other than in accordance with Section 4.2(c).

(c) No Proposed Sale shall be consummated unless the Proposed Acquiror shall contemporaneously make a binding offer to acquire all of the then-outstanding Common Stock of the Company, at the same price and on the same terms and conditions as the Proposed Sale (the “Acquiror Purchase Offer”). For the avoidance of doubt, the Acquiror Purchase Offer may contemplate a merger or other consolidation, a tender offer, or any other transaction that permits the acquisition of all of the then-outstanding Common Stock.

ARTICLE V

REGISTRATION RIGHTS

Section 5.1 Shelf Registration. As soon as reasonably practicable following the Closing, and in any event within 30 days thereof, the Company shall file, and shall thereafter use its commercially reasonable efforts to make and keep effective (including by renewing or refiling upon expiration), a shelf registration statement permitting the resale from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act by the Stockholder of the Registrable Securities, which registration statement shall be filed on (i) Form S-3, if the Company is then eligible to file a registration statement on Form S-3 (pursuant to the General Instructions to Form S-3) (“S-3 Eligible”), or (ii) any other appropriate form under the Securities Act for the type of offering contemplated by the Stockholder, if the Company is not then S-3 Eligible. Thereafter, the Company shall, as promptly as reasonably practicable following the written request of the Stockholder for a resale of Registrable Securities (a “Takedown Request”), file a prospectus supplement (a “Takedown Prospectus Supplement”) to such shelf registration statement filed under Rule 424 promulgated under the Securities Act with respect to resales of the Registrable Securities pursuant to the Stockholder’s intended method of distribution thereof, and to the extent such Takedown Prospectus Supplement is not automatically effective upon filing, shall, subject to the terms of this Article V, use its commercially reasonable efforts to cause such prospectus supplement to be declared effective under the Securities Act promptly after the filing thereof. Each Takedown Request shall specify the Registrable Securities to be registered, their aggregate amount, and the intended method or methods of distribution thereof. The Stockholder agrees to provide the Company with such information in connection with a Takedown Request as may be reasonably requested by the Company to ensure that the Takedown Prospectus Supplement complies with the requirements of the Securities Act.

Section 5.2 Demand Registration. At any time after the end of the Lock-Up Period and at which time the shelf registration statement required pursuant to Section 5.1 shall not be available for the resale of the Registrable Securities, including if for any reason the Company shall be ineligible to maintain or use a shelf registration statement, the Company shall, as promptly as reasonably practicable following the written request of the

Stockholder for registration under the Securities Act of all or part of the Registrable Securities (a “Demand Request”), file a registration statement with the SEC (a “Demand Registration Statement”) with respect to resales of the Registrable Securities pursuant to the Stockholder’s intended method of distribution thereof, and shall, subject to the terms of this Article V, use its commercially reasonable efforts to cause such Demand Registration Statement to be declared effective under the Securities Act promptly after the filing thereof; provided that such Demand Registration Statement shall be filed on (i) Form S-3, if the Company is then S-3 Eligible, or (ii) any other appropriate form under the Securities Act for the type of offering contemplated by the Stockholder, if the Company is not then S-3 Eligible. Each Demand Request shall specify the Registrable Securities to be registered, their aggregate amount, and the intended method or methods of distribution thereof. The Stockholder agrees to provide the Company with such information in connection with a Demand Request as may be reasonably requested by the Company to ensure that the Demand Registration Statement complies with the requirements of the Securities Act.

Section 5.3 Registration Obligations.

(a) Notwithstanding anything to the contrary set forth in Section 5.1 or Section 5.2, the Company shall not be obligated to prepare, file or cause a Demand Registration Statement or Takedown Prospectus Supplement to become effective:

(i) unless the expected proceeds from the sale of the Registrable Securities to be included in such Demand Registration Statement or Takedown Prospectus Supplement is $100,000,000 or greater; and

(ii) in the case of Registrable Shares, within 90 days after the effective date of a Takedown Prospectus Supplement, a Demand Registration Statement or a registration statement in which the Stockholder participated pursuant to its piggy-back rights pursuant to Section 5.4 (provided that the number of Registrable Shares included in such Piggy-Back Registration was not less than 60% of the number of Registrable Shares requested to be registered by the Stockholder pursuant to the Piggy-Back Request related to such Piggy-Back Registration), in each case with respect to Registrable Shares.

(b) Any Takedown Request or Demand Request may be revoked by notice from the Stockholder to the Company at any time prior to the effective date of the corresponding Takedown Prospectus Supplement or Demand Registration Statement; provided that (i) the Stockholder reimburses the Company for all reasonable, out-of-pocket expenses incurred by the Company in connection with such Takedown Request or Demand Request, and (ii) the Stockholder shall not make another Takedown Request or Demand Request with respect to Registrable Shares during the 45 days following the date of a revocation with respect to Registrable Shares.

(c) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to postpone and delay, for reasonable periods of time not in excess of 60 days, but in no event more than twice in any 12-month period (a “Blackout Period”), the filing or effectiveness of any Takedown Prospectus Supplement or Demand Registration Statement or the offer or sale of any Registrable Securities thereunder if one or more executive officers of the Company shall determine in good faith that any such filing or the offering or sale of any Registrable Securities thereunder would (i) impede, delay or otherwise interfere with any pending or contemplated material acquisition, disposition, corporate reorganization or other similar material transaction involving the Company, (ii) based upon advice from the Company’s investment banker or financial advisor, materially and adversely impede, delay or otherwise interfere with any pending or contemplated financing, offering or sale of any class of securities by the Company, (iii) require disclosure of material non-public information which, if disclosed at such time, would not be in the best interests of the Company and its stockholders, or (iv) have a material adverse effect on the Company; provided, that in the event that the Company proposes to register Common Stock, whether or not for sale for its own account, during a Blackout Period, the Stockholder shall have the right to exercise its rights under Section 5.4 with respect to such registration, subject to the limitations contained in this Agreement on the exercise of such rights. Upon notice by the Company to the Stockholder of any such determination, the Stockholder shall, except as required by applicable Law, including any disclosure obligations under Section 13 of the Exchange Act, keep the fact of any such notice strictly confidential, and during any Blackout Period, promptly halt any offer, sale, trading or Transfer by it of any Common Stock for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering such Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such prospectus or prospectus supplement.

(d) The Stockholder agrees that any rights granted pursuant to this Article V shall be subject to any rights pursuant to the Existing Registration Rights Agreement to the extent such rights remain in effect after the Closing.

(e) In connection with any offering pursuant to a Takedown Prospectus Supplement or a Demand Registration Statement, the managing underwriter for such offering shall be selected by the Stockholder; provided, however, that the managing underwriter must be a nationally recognized investment banking firm.

Section 5.4 Piggy-Back Registration. If the Company at any time proposes or is required to register any Common Stock or Company debt securities under the Securities Act on its behalf or on behalf of any of its stockholders, on a form and in a manner that would permit registration of the Registrable Securities (other than in connection with dividend reinvestment plans, rights offerings or a registration statement on Form S-4 or S-8 or any similar successor form), the Company shall give the Stockholder prompt written notice of its intent to do so not less than 15 Business Days prior to the contemplated filing date for such registration statement. Upon the written request of the Stockholder (a “Piggy-Back Request”), given within five Business Days following the time that the Stockholder was given any such written notice (which request shall specify the number of Registrable Securities requested to be registered on behalf of the Stockholder) (the “Piggy-Back Securities”), the Company shall include in such registration statement (a “Piggy-Back Registration”), subject to the provisions of this Section 5.4 and, in the case of a registration on behalf of any of the Company’s stockholders, subject to the rights of such stockholders, the number of Registrable Securities set forth in such Piggy-Back Request.

Section 5.5 Cutbacks. In the event that (x) the Company proposes or is required (other than pursuant to a Takedown Request or Demand Request) to register Common Stock or Company debt securities in connection with an underwritten offering, (y) the Stockholder has made a Piggy-Back Request with respect to such offering, and (z) a nationally recognized investment banking firm selected by the Company to act as managing underwriter thereof reasonably and in good faith shall have advised the Company, the Stockholder or any other holder of Common Stock or Company debt securities intending to offer Common Stock or Company debt securities in the offering, as applicable (each, an “Other Holder”) in writing that, in its opinion, the inclusion in the registration statement of some or all of the Common Stock or Company debt securities sought to be registered by the Company, the Stockholder or the Other Holder(s) would adversely affect the price or success of the offering, the Company shall include in such registration statement such number of shares of Common Stock or principal amount of Company debt securities as the Company is advised can be sold in such offering without such an effect (the “Maximum Number”) as follows and in the following order of priority:

(a) if such registration is by the Company for its own account, (i) first, such number of shares of Common Stock or principal amount of Company debt securities as the Company proposes to register for its own account, (ii) second, to the extent the number of shares of Common Stock or Company debt securities to be included in the registration pursuant to clause (i) is less than the Maximum Number, such number of Piggy-Back Securities as the Stockholder proposes to be included pursuant to a Piggy-Back Request, and (iii) third, to the extent the number of shares of Common Stock or Company debt securities to be included in the registration pursuant to clauses (i) and (ii) is less than the Maximum Number, such number of shares of Common Stock or principal amount of Company debt securities as all Other Holders request to be included for their own account, on a pro rata basis; or

(b) if such registration is pursuant to the demand registration rights of one or more Other Holders, (i) first, such number of shares of Common Stock or principal amount of Company debt securities as such Other Holder(s) and the Stockholder propose to be included on a pro rata basis, and (ii) second, to the extent the number of shares of Common Stock or Company debt securities to be included in the registration pursuant to clause (i) is less than the Maximum Number, such number of shares of the Company Common Stock or principal amount of Company debt securities as the Company requests to be included, on a pro rata basis.

Section 5.6 Termination of Registration Obligation. The obligation of the Company to register Registrable Securities pursuant to this Article V and maintain the effectiveness of any shelf registration statement filed pursuant to Section 5.1 and Section 5.2 shall terminate (a) solely with respect to Registrable Shares, on the first date on which the Stockholder Voting Percentage is less than 5% and (b) solely with respect to Registrable Debt, on the first date on which the Stockholder no longer beneficially owns any Registrable Debt.

Section 5.7 Registration Procedures. (a) In connection with each registration statement prepared pursuant to this Article V pursuant to which Registrable Securities will be offered and sold, and in accordance with the intended method or methods of distribution of the Registrable Securities as described in such registration statement, the Company shall:

(i) use its commercially reasonable efforts to, as promptly as reasonably practicable, prepare and file with the SEC a registration statement on an appropriate registration form of the SEC and cause such registration statement to become effective under the Securities Act promptly after the filing thereof, which registration statement shall comply as to form in all materials respects with the requirements of the applicable form and include all financial statements required by such form to be filed therewith; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the Stockholder draft copies of all such documents proposed to be filed at least five Business Days prior to such filing, which documents will be subject to the reasonable review and comment of the Stockholder and its agents and Representatives and the underwriters, if any, and the Company shall not file any amendment or supplement to a Takedown Prospectus Supplement or Demand Registration Statement to which the Stockholder or the underwriters, if any, shall reasonably object;

(ii) use its commercially reasonable efforts to, as promptly as reasonably practicable, furnish without charge to the Stockholder, and the underwriters, if any, at least one conformed copy of the registration statement and each post-effective amendment or supplement thereto (including all schedules and exhibits but excluding all documents incorporated or deemed incorporated therein by reference, unless requested in writing by the Stockholder or an underwriter, except to the extent such exhibits and schedules are currently available via the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)) and such number of copies of the registration statement and each amendment or supplement thereto (excluding exhibits and schedules) and the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement as the Stockholder or such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by the Stockholder (the Company hereby consents to the use in accordance with the U.S. securities Laws of such registration statement (or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by the Stockholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(iii) use its commercially reasonable efforts to keep such registration statement effective until the date that is 45 days after the date such registration statement is initially declared effective (or such shorter period as shall terminate when all of the securities covered by the registration statement have been disposed or withdrawn, or if such registration statement relates to a firm commitment underwritten offering, such longer period as, in the opinion of counsel for the underwriters for such offering, a prospectus is required under the Securities Act to be delivered in connection with sales of Registrable Securities by an underwriter or dealer

(but not in excess of 90 days) (the “Effective Period”), prepare and file with the SEC such amendments, post-effective amendments and supplements to the registration statement and the prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period) and cause the prospectus (and any amendments or supplements thereto) to be filed with the SEC;

(iv) use its commercially reasonable efforts to, as promptly as reasonably practicable, register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as are reasonably necessary, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable the Stockholder or any underwriter to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to (A) qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this subparagraph (iv), be required to be so qualified, (B) execute or file any general consent to service of process under the Laws of any jurisdiction, (C) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement, or (D) subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this subparagraph (iv);

(v) use its commercially reasonable efforts to, as promptly as reasonably practicable, cause all Registrable Shares covered by such registration statement, if any, to be listed (after notice of issuance) on the NYSE or on the principal securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted;

(vi) use its commercially reasonable efforts to promptly notify the Stockholder and the managing underwriter or underwriters, if any, after becoming aware thereof, (A) when the registration statement or any related prospectus or any amendment or supplement thereto has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any U.S. state securities authority for amendments or supplements to the registration statement or the related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (E) within the Effective Period of the happening of any event or the existence of any fact which makes any statement in the registration statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or post-effective amendment thereto or any prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) during the Effective Period, use its commercially reasonable efforts to obtain, as promptly as practicable, the withdrawal of any order enjoining or suspending the use or effectiveness of the registration statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(viii) use its commercially reasonable efforts to deliver promptly to the Stockholder and the managing underwriters, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement (except to the extent such correspondence is currently available via EDGAR) and permit the Stockholder to do such investigation with respect to information contained in or omitted from the registration statement as it deems reasonably necessary for the purpose of conducting due diligence with respect to the Company; provided that any such investigation shall not interfere unreasonably with the Company’s business;

(ix) use its commercially reasonable efforts to, as promptly as reasonably practicable, provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

(x) use its commercially reasonable efforts to cooperate with the Stockholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the registration statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and registered in such names as the managing underwriters, if any, may request in writing or, if not an underwritten offering, in accordance with the instructions of the Stockholder, in each case at least two Business Days prior to any sale of Registrable Securities;

(xi) in the case of a firm commitment underwritten offering, use its commercially reasonable efforts to, as promptly as reasonably practicable, enter into an underwriting agreement customary in form and substance (taking into account the Company’s prior underwriting agreements) for firm commitment underwritten secondary offerings of the nature contemplated by the applicable registration statement;

(xii) use its commercially reasonable efforts to, as promptly as reasonably practicable, obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the registration statement) in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters in connection with an offering of the nature contemplated by the applicable registration statement;

(xiii) use its commercially reasonable efforts to, as promptly as reasonably practicable, provide to counsel to the Stockholder and to the managing underwriters, if any, and no later than the time of filing of any document which is to be incorporated by reference into the registration statement or prospectus (after the initial filing of such registration statement), copies of any such document;

(xiv) cause its officers to fully cooperate with the marketing of the Registered Securities covered by the registration statement, including, at the recommendation or request of the underwriters, making themselves available to participate in “road-show,” “one-on-one,” and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s);

(xv) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange; and

(xvi) use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company.

(b) In the event that the Company would be required, pursuant to Section 5.7(a)(vi)(E), to notify the Stockholder or the managing underwriter or underwriters, if any, of the happening of any event specified therein, the Company shall, subject to Section 5.3(c), as promptly as practicable, prepare and furnish to the Stockholder and to each such underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities that have been registered pursuant to this Agreement, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Stockholder agrees that, upon receipt of any notice from the Company pursuant to Section 5.7(a)(vi)(E), it shall, and shall use its reasonable best efforts to, cause any sales or placement agent or agents for the Registrable Securities and the underwriters, if any, to forthwith discontinue disposition of the Registrable Securities until such Person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Registrable Securities as soon as practicable after the Stockholder’s receipt of such notice.

(c)(i) If requested by the managing underwriter for an underwritten offering (primary or secondary) of any equity securities of the Company, the Stockholder agrees not to effect any Transfer of any Registrable Shares, including any sale pursuant to Rule 144, and not to effect any Transfer of any other equity security of the Company (in each case, other than as part of such underwritten public offering) during the ten days prior to, and during the 90-day period (or such longer period as the Stockholder agrees with the underwriter of such offering) beginning on, the consummation of any underwritten public offering covered by a registration statement referred to in Section 5.4 if the Stockholder is permitted to include Registrable Shares thereunder.

(ii) The Company hereby agrees that if it shall previously have received a request pursuant to Section 5.1 or Section 5.2 for registration of Registrable Securities in an underwritten offering, and if such previous registration shall not have been withdrawn or abandoned, the Company, if requested by the managing underwriter for such underwritten offering, shall not Transfer to a third party or third parties any Common Stock, any other equity security of the Company or any security convertible into or exchangeable for any equity security of the Company until the earlier of (A) 90 days after the effective date of such registration statement and (B) such time as all of the Registrable Securities covered by such registration statement have been distributed; provided, however, that notwithstanding the foregoing, the Company may Transfer Common Stock or such other securities (1) as part of such underwritten offering, (2) pursuant to a registration statement on Form S-8 or Form S-4 under the Securities Act or any successor or similar form, (3) as part of a transaction under Rule 145 of the Securities Act, (4) in one or more private transactions that would not interfere with the method of distribution contemplated by such registration statement, or (5) if such Transfer was publicly announced or agreed to in writing by the Company prior to the date of the receipt of such request pursuant to Section 5.1.

(d) The Stockholder shall furnish to the Company in writing such information regarding the Stockholder and its intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request in writing in order for the Company to comply with its obligations under all applicable securities and other Laws and to ensure that the prospectus relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. The Stockholder shall promptly notify the Company of any inaccuracy or change in information previously furnished by the Stockholder to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) In the case of any underwritten offering of shares of Common Stock registered under a Takedown Prospectus Supplement or a Demand Registration Statement, or in the case of a registration under Section 5.4 if the Company has entered into an underwriting agreement in connection therewith, all shares of Common Stock to be included in such offering or registration, as the case may be, shall be subject to the applicable underwriting agreement and no Person may participate in such offering or registration unless such Person agrees to sell such Person’s securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to offer or register such Person’s Common Stock.

Section 5.8 Registration Expenses. The Stockholder shall bear all agent fees and commissions, underwriting discounts and commissions and fees and disbursements of its counsel and accountants in connection with any registration and sale of any Registrable Securities, including pursuant to Section 5.1 or Section 5.4. Except as otherwise provided in this Agreement, the Company shall bear all other fees and expenses in connection with any registration statement for the registration of any Registrable Securities, including all registration and filing fees, all printing costs and all fees and expenses of counsel and accountants for the Company.

Section 5.9 Indemnification; Contribution. (a) The Company shall, and it hereby agrees to, indemnify and hold harmless the Stockholder and its controlling Persons, if any, and each underwriter and its controlling Persons, if any, in any offering or sale of the Registrable Securities, including pursuant to Section 5.1, Section 5.2 or Section 5.4, against any losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including actual out-of-pocket fees of counsel reasonably incurred) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein), or actions or proceedings in respect thereof, arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of, relate to, are in connection with, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse periodically the Stockholder or any such underwriter for any actual out-of-pocket legal or other actual out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Claims; provided, however, that the Company shall not be liable to any such Person in any such case to the extent that any such Claims arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon information furnished to the Company by the Stockholder, any underwriter or any Representative of the Stockholder, expressly for use therein, or by the Stockholder’s failure to furnish the Company, upon request, with the information with respect to the Stockholder, or any underwriter or Representative of the Stockholder, or the Stockholder’s intended method of distribution, that is the subject of the untrue statement or omission.

(b) The Stockholder shall, and hereby agrees to, (i) indemnify and hold harmless the Company, its directors, officers, employees and controlling Persons, if any, and each underwriter, its partners, officers, directors, employees and controlling Persons, if any, in any offering or sale of Registrable Securities against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of, relate to, are in connection with, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Stockholder expressly for use therein, and (ii) reimburse the Company for any actual out-of-pocket legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such Claim.

(c) The Stockholder and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 5.9(a) or Section 5.9(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the applicable offering of securities. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 5.9(c) is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.9(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 5.9(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 5.10) any actual out-of-pocket legal or other out-of-pocket fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 5.10 Indemnification Procedures. (a) If an indemnified party shall desire to assert any claim for indemnification provided for under Section 5.9 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify the Company or the Stockholder, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of Damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b) If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or substantially different defenses for the indemnified party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the actual out-of-pocket fees and expenses of counsel reasonably incurred by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the other party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and use of reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement (i) includes an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

Section 5.11 Transferee Registration Rights. Any transferee who acquires at least 5% of either the Registrable Shares or of the Registrable Debt pursuant to a transaction that is not registered under the Securities Act (each, a “Registrable Securities Transferee”) shall be entitled to enjoy the same registration and other rights pursuant to this Article V as does the Stockholder so long as the Registrable Shares or the Registrable Debt held by any such Registrable Securities Transferee may not be sold or disposed of pursuant to Rule 144 without volume limitations at the time when a Registrable Securities Transferee seeks to exercise its rights pursuant to this Agreement. Any Registrable Securities Transferee shall enjoy such right pursuant to this Section 5.11 if and to the extent the Company shall have received (x) written notice from the Stockholder stating the name and address of such Registrable Securities Transferee and identifying the amount of Registrable Shares or Registrable Debt with respect to which such rights under this Article V apply and (y) a written agreement from the Registrable Securities Transferee to be bound by all of the relevant terms of this Article V. In relation to any such Registrable Securities Transferee, the term “Stockholder” as used in this Article V shall, where appropriate, be deemed to refer to such Registrable Securities Transferee. After such Transfer, the Stockholder shall retain its rights under this Agreement with respect to all other Registrable Securities owned by the Stockholder. Upon the request of the Stockholder, the Company shall execute a registration rights agreement with such Registrable Securities Transferee or a proposed Registrable Securities Transferee substantially similar to the applicable sections of this Article V.

ARTICLE VI

NON-COMPETITION

Section 6.1 Non-Competition. The Stockholder agrees that (a) for the period commencing at the Closing and expiring on the date that is two years after the first date on which the Stockholder’s Voting Percentage is less than 10%, neither the Stockholder nor any of its controlled Affiliates shall, either directly or indirectly, alone or with others, engage in (i) providing wireless telecommunications services through a facilities based network in the Territory, (ii) hold licenses from the FCC related to or necessary to provide such services, (iii) act as a reseller, dealer or distributor in the Territory of such services, or (iv) act as a mobile virtual network operator in the Territory, and (b) for the period commencing at the Closing and expiring on the first anniversary of the termination of the Trademark License in accordance with its terms, manufacture, market or distribute any products or services under, or use in any way, the trademark T-MOBILE in connection with any of the activities described in clauses (a)(i), (ii), (iii) or (iv), other than by the Company and its Affiliates in accordance with the terms of the Trademark License (each of (a) and (b), a “Competing Business”). The Stockholder further agrees that, during the applicable period set forth in clause (a) or (b), it will not own an interest in (whether as a stockholder, member or partner, but in each case excluding any such interest not exceeding 10% of any class of security), or manage, operate, or control, or act as or have the right to appoint a director of, any Person engaged in a Competing Business (other than the Company and its Subsidiaries) (it being understood that no ownership permitted by this sentence shall be considered to be a breach of any other part of this Section 6.1). For the avoidance of doubt, neither (x) the offering or provision of products or services (including software, apps, and “over-the-top” services) on, or the conducting of transactions through, mobile or wireless devices or platforms, nor (y) the resale of wireless telecommunications services ancillary to providing information technology outsourcing services shall in any event be deemed to be engaging a Competing Business. If the final judgment of a court of competent jurisdiction declares any term or provision of this Section 6.1 invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to and shall reform this Section 6.1 to reduce the time, geographic area and/or scope of activity, to delete specific words or phrases, and/or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

Section 6.2 Reasonable Scope. The Stockholder acknowledges and agrees that the agreements and covenants set forth in Section 6.1 are (i) necessary to protect the legitimate business interests of the Company, (ii) reasonable as to time, geographic area and scope of activity and do not impose a greater restraint on the activities of the Stockholder than is reasonably necessary to protect such legitimate interests of the Company, and (iii) reasonable in light of the consideration and other value provided, directly or indirectly, to the Stockholder by the Company pursuant to this Agreement and the Business Combination Agreement. The Stockholder hereby waives any and all rights to contest the validity of the agreements and covenants set forth in Section 6.1 on the ground of the reasonableness of the length of their term or the breadth of their geographic area or scope of activity.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other party shall, in addition to any other rights or remedies which it may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by Law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

Section 7.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns. Neither party may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party other than (a) in connection with a change in control of the Stockholder or to any successor of the Company; (b) by the Stockholder in whole or in part, to one or more of its Subsidiaries so long as the Stockholder remains liable for its obligations as contained herein, or (c) in accordance with Section 5.11. Any purported direct or indirect assignment in violation of this Section 7.2 shall be null and void ab initio.

Section 7.3 Amendments; Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, and no extension of time for the performance of any of the obligations hereunder, shall be valid or binding unless set forth in writing and duly executed by (a) the Company where enforcement of the amendment, modification, discharge, waiver or extension is sought against the Company or (b) the Stockholder where enforcement of the amendment, modification, discharge, waiver or extension is sought against the Stockholder. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by the Company or the Stockholder of a breach of, or a default under, any of the provisions hereof, or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except as expressly provided in this Agreement, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 7.4 Termination. Except as otherwise provided in this Agreement (including Section 5.6(b)), this Agreement shall terminate at any time after which the Stockholder’s Voting Percentage is less than 5%; provided, however, that (a) the obligations under Section 3.2 shall terminate at any time after which the Stockholder’s Voting Percentage is less than 30%, (b) the indemnity and contribution provisions contained in Section 5.9 and Section 5.10 shall remain operative and in full force and effect regardless of any termination of this Agreement; and (c) the provisions of Article VI and this Article VII shall survive any termination of this Agreement or any provision thereof. Nothing in this Agreement shall be deemed to release any party from any liability for any willful and material breach of this Agreement occurring prior to any termination hereof or to impair the right of a party to compel specific performance by the other party of its obligations under this Agreement.

Section 7.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile (providing confirmation of such facsimile transmission):

if to MetroPCS, to:

MetroPCS Communications, Inc.

2250 Lakeside Blvd.

Richardson, Texas 75082

Attention: Mark A. Stachiw

                 Melanie Stapp Klint

Fax: (866) 685-9618

with copies to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

2100 McKinney Avenue, Suite 1100

Dallas, Texas 75201

Attention: Jeffrey A. Chapman

                 Robert B. Little Fax: (214) 571-2900

and

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

Attention: J. Kenneth Menges, Jr., P.C.

Fax: (214) 969-4343

if to the Stockholder, to:

Deutsche Telekom AG

Friedrich-Ebert-Alle 140

53113 Bonn, Germany

Attention: General Counsel

Fax: +49-228-181-74008

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Adam O. Emmerich

Fax: (212) 403-2000

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 7.6 Governing Law; Jurisdiction; Forum; Waiver of Trial by Jury.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THEREOF. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of, or related to, this Agreement or the Transaction, exclusively in the Delaware Court of Chancery, New Castle County, or solely if that court does not have jurisdiction, a federal court sitting in the State of Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the Transaction (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 7.5. Each party hereto irrevocably designates C.T. Corporation as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the Chosen Courts and each party hereto stipulates that such consent and appointment is irrevocable and coupled with an interest.

(b) EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

Section 7.7 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 7.8 Entire Agreement; No Other Representations. This Agreement and the Business Combination Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

Section 7.9 No Third-Party Beneficiaries. Except as explicitly provided for in Section 5.9, Section 5.10 and Section 5.11, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 7.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

MetroPCS Communications, Inc.

By:
Name:
Title:

Deutsche Telekom AG

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Stockholder’s Agreement]

Exhibit E

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of October 3, 2012, among Deutsche Telekom AG, an Aktiengesellschaft organized under the laws of Germany (“Deer”), and MADISON DEARBORN CAPITAL PARTNERS IV, L.P. (“Stockholder”), aDelaware limited partnership.

WHEREAS, Deer, certain subsidiaries of Deer, and MetroPCS Communications, Inc., a Delaware corporation (“Denali”) propose to enter into an Business Combination Agreement, to be dated as of or after the date hereof (the “Combination Agreement”), which provides, among other things, for Denali to effect a recapitalization and reverse split of its common stock, par value $0.0001 per share (the “Common Stock”), to make a cash payment to Denali’s stockholders as part of such recapitalization and reverse split, to issue shares of its Common Stock to Deer that will result in Deer’s ownership of approximately 74% of the outstanding shares of Common Stock, and to amend the certificate of incorporation of Denali (collectively, the “Transaction”), upon the terms and subject to the conditions set forth in the Combination Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Combination Agreement);

WHEREAS, Deer and Stockholder are executing this agreement prior to or contemporaneously with the execution of the Combination Agreement;

WHEREAS, Stockholder owns shares of Common Stock (together with any other shares of capital stock of Denali acquired (whether beneficially or of record) by Stockholder after the date hereof and prior to the earlier of the Closing and the termination of all of Stockholder’s obligations under this Agreement, including any shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Common Stock or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, receipt of stockholder approval of the issuance of shares of Common Stock to Deer and the amendment of the certificate of incorporation of Denali (the “Approval”) is a condition to the consummation of the Transaction; and

WHEREAS, as a condition to the willingness of Deer to enter into the Combination Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1 Voting. From and after the date hereof until the earlier of (a) the consummation of the Transaction, (b) the date of the Denali Stockholders Meeting and (c) the termination of the Combination Agreement pursuant to and in compliance with the terms therein (such earlier date, the “Expiration Date”), Stockholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of Denali’s stockholders, however called, or in connection with any written consent of Denali’s stockholders, the Stockholder (in such capacity and not in any other capacity) will (i) appear at such meeting or otherwise cause all of the Securities to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities, without regard to any Denali Adverse Recommendation Change:

(a) in favor of the Approval (and, in the event that the Approval is presented as more than one proposal, in favor of each proposal that is part of the Approval), and in favor of any other matter presented or proposed as to approval of the Transaction or any part or aspect thereof or any other transactions or matters contemplated by the Combination Agreement;

(b) against any Denali Acquisition Proposal, without regard to the terms of such Denali Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Combination Agreement or in competition or inconsistent with the Transaction and the other transactions or matters contemplated by the Combination Agreement,

(c) against any other action, agreement or transaction, that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Transaction or any of the other transactions contemplated by the Combination Agreement or this Agreement or the performance by Stockholder of its obligations under this Agreement, including: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Denali or any of its Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of Denali or any of its Subsidiaries (other than the Transaction) or a reorganization, recapitalization or liquidation of Denali or any of its Subsidiaries; (iii) an election of new members to the board of directors of Denali, other than nominees to the board of directors of Denali who are serving as directors of Denali on the date of this Agreement or as otherwise provided in the Combination Agreement; (iv) any material change in the present capitalization or dividend policy of Denali or any amendment or other change to Denali’s certificate of incorporation or bylaws, except if approved in writing by Deer; or (v) any other material change in Denali’s corporate structure or business, except if approved in writing by Deer,

(d) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Denali contained in the Combination Agreement, or of Stockholder contained in this Agreement, and

(e) in favor of any other matter necessary or desirable to the consummation of the transactions contemplated by the Combination Agreement, including the Transaction (clauses (a) through (e), the “Required Votes”).

Section 1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

1.2.1 From and after the date hereof until the Expiration Date, Stockholder hereby irrevocably and unconditionally grants to, and appoints, Deer and any designee thereof as Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote or cause to be voted (including by proxy or written consent, if applicable) its Securities, without regard to any Denali Adverse Recommendation Change, in accordance with the Required Votes.

1.2.2 Stockholder hereby represents that any proxies heretofore given in respect of the Securities, if any, are revocable, and hereby revokes such proxies.

1.2.3 Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Combination Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable. If for any reason the proxy granted herein is not irrevocable, then Stockholder agrees, until the Expiration Date, to vote its Covered Securities in accordance with Section 1.2.1(a) through Section 1.2.1(e) above as instructed by Deer in writing. The parties agree that the foregoing is a voting agreement.

Section 1.3 Restrictions on Transfers. Stockholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise), any Securities, (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (a) or (b).

Section 1.4 Inconsistent Agreements. Stockholder hereby covenants and agrees that, except for this Agreement, it (a) shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to its Covered Securities and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to its Covered Securities.

ARTICLE II

NO SOLICITATION

Section 2.1 Restricted Activities. Prior to the Expiration Date, Stockholder (in its capacity as a stockholder of Denali) shall not, and shall cause his agents, advisors and other representatives (in each case, acting in their capacity as such to Stockholder, the “Stockholder Representatives”) not to, (a) initiate, solicit or knowingly encourage or knowingly take or continue any other action to facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, a Denali Acquisition Proposal, (b) participate in any discussions or negotiations regarding, or that would reasonably be expected to lead to any Denali Acquisition Proposal (other than to inform a Person of the existence of this Section 2.1 and Section 4.5 of the Combination Agreement), (c) furnish any non-public information or data regarding Denali or any of its Subsidiaries to, or afford access to the properties, personnel, books and records of Denali to, any Person (other than Deer and its Subsidiaries) in connection with or in response to or in circumstances that would reasonably be expected to lead to, any Denali Acquisition Proposal, (d) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provision in Denali’s Organizational Documents or the Denali Rights Agreement, inapplicable to any Person other than Deer and its Subsidiaries or to any transactions constituting or contemplated by a Denali Acquisition Proposal, or (e) resolve or agree to do any of the foregoing (the activities specified in clauses (a) through (e) being hereinafter referred to as the “Restricted Activities”).

Section 2.2 Notification. Stockholder (in its capacity as a stockholder of Denali) shall and shall cause the Stockholder Representatives to, immediately cease and terminate any and all existing activities, discussions or negotiations with any Person with respect to a Denali Acquisition Proposal. From and after the date hereof until the Expiration Date, Stockholder shall as promptly as practicable (and in any event within 24 hours) (i) notify Deer of (x) any Denali Acquisition Proposal it receives in its capacity as a stockholder of Denali, (y) any request it receives in its capacity as a stockholder of Denali for non-public information relating to Denali or its Subsidiaries, other than requests for information not reasonably expected to be related to an Denali Acquisition Proposal, and (z) any inquiry or request for discussion or negotiation it receives in its capacity as a stockholder of Denali regarding an Denali Acquisition Proposal, (ii) if such Denali Acquisition Proposal, request or inquiry is in writing, deliver to Deer a copy of such Denali Acquisition Proposal, request or inquiry and any related draft agreements and other written material setting forth the terms and conditions of such Denali Acquisition Proposal, and (iii) if such Denali Acquisition Proposal, request or inquiry is oral, provide to Deer a detailed summary thereof. Stockholder shall keep Deer reasonably informed on a prompt and timely basis of the status and material details of any such Denali Acquisition Proposal and with respect to any material change to the terms of any such Denali Acquisition Proposal within 24 hours of any such material change. This Section 2.2 shall not apply to any Denali Acquisition Proposal received by Denali.

Section 2.3 Capacity. Stockholder is signing this Agreement solely in his capacity as a stockholder of Denali and nothing contained herein shall in any way limit or affect any actions taken by any Stockholder Representative in his capacity as an officer or director of Denali, and no action taken in any such capacity as an officer or director shall be deemed to constitute a breach of this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF STOCKHOLDER

Section 3.1 Representations and Warranties. Stockholder represents and warrants to Deer as follows: (a) Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Stockholder and the execution, delivery and performance of this Agreement by Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, (d) the execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Stockholder or the Securities, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except for filings with the Securities and Exchange Commission by Stockholder, (e) Stockholder owns, beneficially and of record, or controls 30,568,184 shares of Common Stock and (f) except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various states of the United States, Stockholder owns, beneficially and of record, or controls all of its Securities (and any additional Securities acquired by it after the date hereof) free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement) and has sole voting power with respect to the Securities and sole power of disposition with respect to all of the Securities, with no restrictions on Stockholder’s rights of voting or disposition pertaining thereto, and no person other than Stockholder has any right to direct or approve the voting or disposition of any of the Securities.

Section 3.2 Covenants. Stockholder hereby:

(a) agrees, prior to the Expiration Date, not to take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Stockholder of his obligations under this Agreement;

(b) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Transaction that Stockholder may have with respect to the Securities;

(c) agrees to promptly notify Denali and Deer of the number of any new Securities acquired by Stockholder after the date hereof and prior to the Expiration Date. Any such Securities shall be subject to the terms of this Agreement as though owned by Stockholder on the date hereof;

(d) agrees to permit Denali to publish and disclose in the Proxy Statement Stockholder’s identity and ownership of the Securities and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement; and

(e) shall and does authorize Deer or its counsel to notify Denali’s transfer agent that there is a stop transfer order with respect to all of its Securities (and that this Agreement places limits on the voting and transfer of such shares), provided that Deer or its counsel further notifies Denali’s transfer agent to lift and vacate the stop transfer order with respect to the Securities no later than the Expiration Date.

ARTICLE IV

TERMINATION

This Agreement shall terminate and be of no further force or effect (i) upon the Expiration Date or (ii) on the fifth (5th) calendar day following the date of this Agreement should the Combination Agreement not be executed by all of the parties thereto as of such date. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article V shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Expenses. Deer, on the one hand, and Stockholder, on the other hand, shall bear their respective expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Transaction is effected.

Section 5.2 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile (providing confirmation of such facsimile transmission):

To Deer:

c/o Deutsche Telekom AG

Friedrich-Ebert-Alle 140

53113 Bonn, Germany

Attention: General Counsel

Fax: +49-228-181-74008

with copies to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Adam O. Emmerich, Esq.

Facsimile: 212-403-2000

Email:       aoemmerich@wlrk.com

To Stockholder:

Madison Dearborn Capital Partners IV, L.P.

c/o Madison Dearborn Partners, LLC

Three First National Plaza, Suite 4600

Chicago, IL 60602

Attention:   Michael P. Cole

Facsimile:   312-895-1226

Email:         mcole@mdcp.com

with a copy to:

Madison Dearborn Partners, LLC

Three First National Plaza, Suite 4600

Chicago, IL 60602

Attention:   Mark B. Tresnowski, Esq.

Facsimile:   312-895-1041

Email:         mtresnowski@mdcp.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.3 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Deer and Stockholder, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.4 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other party hereto; provided that Deer may assign its rights and obligations under this Agreement to a Subsidiary of Deer, so long as Deer remains liable for its obligations hereunder.

Section 5.5 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 5.6 Entire Agreement. This Agreement and the Combination Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.7 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 5.8 Governing Law; Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THEREOF. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of, or related to, this Agreement or the Transaction, exclusively in the Delaware Court of Chancery, New Castle County, or solely if that court does not have jurisdiction, a federal court sitting in the State of Delaware (the

“Chosen Courts”), and solely in connection with claims arising under this Agreement or the Transaction (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 5.2. Deer irrevocably designates CT Corporation, and Stockholder irrevocably designates National Registered Agents, Inc., as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the Chosen Courts and each party hereto stipulates that such consent and appointment is irrevocable and coupled with an interest. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTION.

Section 5.9 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any of the Chosen Courts without any requirement to post bond, in addition to any other remedy to which they are entitled at law or in equity.

Section 5.10 Interpretation. (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; and (j) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.11 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 5.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By:	Madison Dearborn Partners IV, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Its:	Managing Director

[Signature Page to Voting and Support Agreement]

DEUTSCHE TELEKOM AG

By:
Name:
Title:

By:
Name:
Title:

Exhibit F

DT Notes Pricing Schedule1

DT Notes (Issued Regardless of Backstop)

TABLE I: PERMANENT NOTES
Tenor	Year[2]	Amount[3]	Call Protection	Call Coupon Schedule[4]	Make-Whole Call[5]
6 years	2019	$1,250	NC-2.0	1/2, 1/4, par thereafter	T+50bps
7 years	2020	$1,250	NC-3.0	1/2, 1/4, par thereafter	T+50bps
8 years	2021	$1,250	NC-4.0	1/2, 1/4, par thereafter	T+50bps
9 years	2022	$1,250	NC-4.0	1/2, 1/3, 1/6, par thereafter	T+50bps
10 years	2023	$1,250	NC-5.0	1/2, 1/3, 1/6, par thereafter	T+50bps
11 years	2024	$1,250	NC-5.0	1/2, 1/3, 1/6, par thereafter	T+50bps

Total		$7,500

TABLE II: RESET NOTES
Tenor	Year	Amount	Reset Date		Call Protection (before Reset)	Tenor after Reset	Call Protection (after Reset)	Call Coupon Schedule[6]	Make-Whole Call
6 years	2019	$1,250	Year 2 Reset Date	[7]	NC-Life	4.0 years	NC-2.0	1/2, par thereafter	T+50 bps
7 years	2020	$1,250	Year 2 Reset Date		NC-Life	5.0 years	NC-2.0	1/2, 1/4, par thereafter	T+50 bps
8 years	2021	$1,250	Year 2.5 Reset Date	[8]	NC-Life	5.5 years	NC-2.5	1/2, 1/4, par thereafter	T+50 bps
9 years	2022	$1,250	Year 2.5 Reset Date		NC-Life	6.5 years	NC-2.5	1/2, 1/4, par thereafter	T+50 bps
10 years	2023	$1,250	Year 3 Reset Date	[9]	NC-Life	7.0 years	NC-3.0	1/2, 1/4, par thereafter	T+50 bps
11 years	2024	$1,250	Year 3 Reset Date		NC-Life	8.0 years	NC-3.0	1/2, 1/4, par thereafter	T+50 bps

Total		$7,500

[1]	The pricing of all Deer Notes listed in this Exhibit shall be determined by the attached Pricing Mechanism.
[2]	Assumes closing takes place in 2013.
[3]	All dollar amounts in this Exhibit are in millions.
[4]	Call price on first day of call period and anniversaries of that date.
[5]	T means “Treasury Rate.”
[6]	Call price on first day of call period and anniversaries of that date.
[7]	“Year 2 Reset Date” means the second anniversary of the Issue Date.
[8]	“Year 2.5 Reset Date” means the date that is six months after the second anniversary of the Issue Date.
[9]	“Year 3 Reset Date” means the third anniversary of the Issue Date.

1

Additional DT Notes (Issued if Backstop Used)[10]
TABLE III: PERMANENT NOTES
Tenor	Year		Maximum Amount	Call Protection	Call Coupon Schedule[11]	Make-Whole Call
3 years[12]	2016		$500	NC-Life	—	T+50 bps
5 years[13]	2018		$1,250	NC-Life	—	T+50 bps
7 years[14]	2020		$500	NC-4.0	1/2, 1/4, par thereafter	T+50 bps
8 years	2021	[15]	$500	NC-4.0	1/2, 1/4, par thereafter	T+50 bps

Total			$2,750

TABLE IV: RESET NOTES[16]
Tenor	Year		Maximum Amount
3 years[17]	2016		$ $ $ $	500 1,250 500 500
5 years[18]	2018
7 years[19]	2020
8 years	2021	[20]

Total				$2,750

[10]

The Maximum Amount listed for Deer Notes in Tables III and IV reflect the full backstop and no commitment reductions. The allocation of Additional Deer Notes among the series of Deer Notes in Tables III and IV shall be determined, as described in Section 5 of Exhibit I (Financing Backstop Terms and Conditions).

[11]	Call price on first day of call period and anniversaries of that date.
[12]	Assumes transaction closes in 2013.
[13]	Assumes transaction closes in 2013.
[14]	Assumes transaction closes in 2013.
[15]	Assumes transaction closes in 2013.
[16]	The Reset Date, Call Protection, Call Coupon Schedule, and Make-Whole Call for each series of Additional Deer Notes in Table IV shall be as described on page 5.
[17]	Assumes transaction closes in 2013.
[18]	Assumes transaction closes in 2013.
[19]	Assumes transaction closes in 2013.
[20]	Assumes transaction closes in 2013.

2

Reset Date for Additional DT Notes in Table IV Issued on the Closing Date

(“Initial Backstop Reset Notes”)21

The Reset Date applicable to each series of Initial Backstop Reset Notes shall be determined as follows.

A. The second anniversary of the Issue Date (the “Year 2 Reset Date”)

Each series of Initial Backstop Reset Notes described by the following method shall have its price reset on the Year 2 Reset Date, according to the Pricing Mechanism.

A-1. Determine the aggregate principal amount of all Initial Backstop Reset Notes outstanding on the Closing Date.

A-2. Select a set of series of Initial Backstop Reset Notes by adding the outstanding principal amount of each series of Initial Backstop Reset Notes as of the Closing Date, in order of maturity from earliest to latest, until the sum is greater than one third of the amount calculated in Step A-1.

A-3. From the set of series of Initial Backstop Reset Notes specified by Step A-2, remove the series with the longest maturity. The remaining series of Initial Backstop Reset Notes shall have their price reset on the Year 2 Reset Date.

B. Six months after the second anniversary of the Issue Date (the “Year 2.5 Reset Date”)

Each series of Initial Backstop Reset Notes described by the following method shall have its price reset on the Year 2.5 Reset Date, according to the Pricing Mechanism.

B-1. Determine the aggregate principal amount of all Initial Backstop Reset Notes as of the Closing Date that did not have their price reset on the Year 2 Reset Date.

B-2. Select a set of series of Initial Backstop Reset Notes by adding the principal amount as of the Closing Date of each series of Initial Backstop Reset Notes identified in Step B-1, in order of maturity from earliest to latest, until the sum is greater than one half of the amount calculated in Step B-1.

B-3. From the set of series of Initial Backstop Reset Notes specified by Step B-2, remove the series with the longest maturity. The remaining series of Initial Backstop Reset Notes shall have their price reset on the Year 2.5 Reset Date.

B.4. Notwithstanding the foregoing, if there are only two series of Initial Backstop Reset Notes identified in Step B-1, the Reset Date of the series with the earlier maturity shall be the Year 2.5 Reset Date and the Reset Date of the series with the later maturity shall be the Year 3 Reset Date.

C. The third anniversary of the Issue Date (“Year 3 Reset Date”)

Each series of Initial Backstop Reset Notes that did not have its price reset on the Year 2 Reset Date or the Year 2.5 Reset Date shall have its price reset on the Year 3 Reset Date according to the Pricing Mechanism.

[21]	Includes any Additional Deer Notes in Table IV issued in respect of the Change of Control Backstop on the Closing Date.

3

Reset Date for Additional DT Notes in Table IV Issued in Respect of Change of Control Backstop after the Closing Date

If any Initial Backstop Reset Notes were issued on the Closing Date, the Reset Date applicable to each series of Additional DT Notes in Table IV issued after the Closing Date shall be determined as follows: (i) If there is one such series of Additional DT Notes, the Reset Date of such series shall be the third anniversary of the Issue Date; and (ii) if there are two such series of Additional DT Notes, the Reset Date of the series of such notes with the earlier maturity shall be the second anniversary of the Issue Date and the Reset Date of the series of such notes with the later maturity shall be the third anniversary of the Issue Date.

If no Initial Backstop Reset Notes were issued on the Closing Date, the Reset Date applicable to each series of Additional DT Notes in Table IV issued after the Closing Date shall be determined as follows: (i) If there is one such series of Additional DT Notes, the Reset Date of such series shall be the third anniversary of the Issue Date; and (ii) if there are two such series of Additional DT Notes, the Reset Date of the series of such notes with the earlier maturity shall be six months after the second anniversary of the Issue Date and the Reset Date of the series of such notes with the later maturity shall be the third anniversary of the Issue Date.

4

Potential Terms of the Additional DT Notes in Table IV

Table V provides an overview of the terms of all potential series of Additional DT Notes given the tenor (as specified in Exhibit I (Backstop Terms and Conditions) and possible Reset Dates (as specified on pages 3-4 above).

TABLE V: RESET NOTES – POTENTIAL ADDITIONAL DT NOTES IF BACKSTOP USED
A	B	C		D	E	F	G	H
Tenor	Year	Reset Date		Call Protection (before Reset)	Tenor after Reset	Call Protection (after Reset)	Call Coupon Schedule[22]	Make- Whole Call
3 years	2016	Year 2.0 Reset Date	[23]	NC-Life	1.0 years	NC-Life	—	T+50bps
3 years	2016	Year 2.5 Reset Date	[24]	NC-Life	0.5 years	NC-Life	—	T+50bps
5 years	2018	Year 2.0 Reset Date		NC-Life	3.0 years	NC-Life	—	T+50bps
5 years	2018	Year 2.5 Reset Date		NC-Life	2.5 years	NC-Life	—	T+50bps
5 years	2018	Year 3.0 Reset Date	[25]	NC-Life	2.0 years	NC-Life	—	T+50bps
7 years	2020	Year 2.0 Reset Date		NC-Life	5.0 years	NC-2	1/2, 1/4, par thereafter	T+50bps
7 years	2020	Year 2.5 Reset Date		NC-Life	4.5 years	NC-2	1/2, 1/4, par thereafter	T+50bps
7 years	2020	Year 3.0 Reset Date		NC-Life	4.0 years	NC-2	1/2, par thereafter	T+50bps
8 years	2021	Year 2.0 Reset Date		NC-Life	6.0 years	NC-3	1/2, 1/4, par thereafter	T+50bps
8 years	2021	Year 2.5 Reset Date		NC-Life	5.5 years	NC-3	1/2, 1/4, par thereafter	T+50bps
8 years	2021	Year 3.0 Reset Date		NC-Life	5.0 years	NC-2	1/2, 1/4, par thereafter	T+50bps

[22]	Call price on first day of call period and anniversaries of that date.
[23]	“Year 2 Reset Date” means the second anniversary of the Issue Date.
[24]	“Year 2.5 Reset Date” means the date that is six months after the second anniversary of the Issue Date.
[25]	“Year 3 Reset Date” means the third anniversary of the Issue Date.

5

Pricing Mechanism

See attached.

6

Pricing Mechanism

Applicable Rates

The interest rate applicable to each series of Permanent Notes shall at all times be the Permanent Rate for such series.

From the Issue Date until the applicable Reset Date, the interest rate applicable to each series of Reset Notes shall be the Initial Rate for such series.

On and after the applicable Reset Date, the interest rate applicable to each series of Reset Notes shall be the Reset Rate for such series.

“Permanent Rate” means, for Permanent Notes of any series, a rate per annum equal to the sum of:

(i) the Reference Yield as of the Issue Date, plus

(ii) 187.5 bps, plus

(iii) the Maturity Adjustment for DT Notes of such series as of the Issue Date (the sum of (i), (ii), and (iii), for purposes of this definition, the “Permanent Specified Rate”), plus

(iv) the OID Amount applicable to DT Notes of such series based on the Permanent Specified Rate.

“Initial Rate” means, for Reset Notes of any series, a rate per annum equal to the sum of:

(i) the Reference Yield as of the Issue Date, plus

(ii) 100.0 bps, plus

(iii) the Maturity Adjustment for DT Notes of such series as of the Issue Date (the sum of (i), (ii), and (iii), for purposes of this definition, the “Initial Specified Rate”), plus

(iv) the OID Amount applicable to DT Notes of such series based on the Initial Specified Rate.

“Reset Rate” means, for Reset Notes of any series, a rate per annum equal to the sum of:

(i) the Reference Yield as of the Reset Date, plus

(ii) 100.0 bps, plus

(iii) the Maturity Adjustment for DT Notes of such series as of the Reset Date, plus

(iv) the amount that was included in the calculation of the Initial Rate of such series of DT Notes on the Issue Date pursuant to clause (iv) of the definition of “Initial Rate”.

“Maturity Adjustment” means, for any series of DT Notes as of any specified date, an amount (which may be negative) equal to the product of (i)(a) the Remaining Tenor of such series of DT Notes minus (b) the number eight (8) and (ii) 12.5 basis points.

“OID Amount” means, as to DT Notes of any series for any Permanent Specified Rate or Initial Specified Rate, the difference between (i) the effective yield to maturity that would be applicable to newly-issued notes having the same Remaining Tenor as such series of DT Notes, with a coupon equal to the Permanent Specified Rate or Initial Specified Rate (as applicable), that were issued with 200 bps of original issue discount, and (ii) such Permanent Specified Rate or Initial Specified Rate (as applicable), .

“Reference Yield” means, as of any date of determination, a rate per annum, as determined by the Calculation Agent in a commercially reasonable manner, equal to the sum of:

(i) the product of (a) the Index Weight and (b) the Average Adjusted Index Yield as of such date; plus,

1

(ii) the product of (a) the Comparable Bond Weight and (b) the Average Adjusted Comparable Bond Yield as of such date; plus,

(iii) the product of (a) the Company Bond Weight and (b) the Average Adjusted Company Bond Yield as of such date.

Notice of Rates

Within five business days of the Issue Date, Issuer will send a notice to each holder and the trustee, specifying the Permanent Rate and the Initial Rate, and setting forth in reasonable detail the manner in which each such rate was calculated. Within five business days of each Reset Date, Issuer will send a notice to each holder and the trustee, specifying the Reset Rate for such Reset Date, and setting forth in reasonable detail the manner in which each such rate was calculated.

2

Telecom HY Index Definitions

“Average Adjusted Index Yield” means, as of any date of determination, the arithmetic average of the Adjusted Index Yield for each Component Index as of such date.

“Index Weight” means: (i) if the number of Qualified Comparable Bonds is one or more and the number of Qualified Company Bonds is one or more, one-half; and (ii) if (a) the number of Qualified Comparable Bonds is zero and the number of Qualified Company Bonds is one or more, or (b) the number of Qualified Company Bonds is zero and the number of Qualified Comparable Bonds is one or more, two-thirds; and (iii) if the number of Qualified Comparable Bonds is zero and the number of Qualified Company Bonds is zero, one.

“JPM HY Index” means the “JP Morgan Domestic Telecom High Yield Index”; provided, that (i) if the sponsor of such index discontinues calculation of such index, and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such index (such comparable index, the “Successor Index”), then the Calculation Agent shall substitute the Successor Index for such index for all purposes hereunder; and (ii) in the event that the sponsor of such index discontinues publication of such index and the Calculation Agent determines that no suitable successor or substitute index is available for such index, the Calculation Agent will calculate the Daily Yield to Worst and Effective Yield to Worst Time for such index in accordance with the formula for and method of calculation last in effect as to such index prior to its discontinuance, but using only those securities with such weightings as comprised such index immediately prior to its discontinuance.

“CS HY Index” means the “Credit Suisse US Liquid High Yield Telecom Index”; provided, that (i) if the sponsor of such index discontinues calculation of such index, and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such index (such comparable index, the “CS Successor Index”), then the Calculation Agent shall substitute the CS Successor Index for such index for all purposes hereunder; and (ii) in the event that the sponsor of such index discontinues publication of such index and the Calculation Agent determines that no suitable successor or substitute index is available for such index, the Calculation Agent will calculate the Daily Yield to Worst and Effective Yield to Worst Time for such index in accordance with the formula for and method of calculation last in effect as to such index prior to its discontinuance, but using only those securities with such weightings as comprised such index immediately prior to its discontinuance.

“BAML HY Index” means the “Bank of America Merrill Lynch US High Yield Telecommunications (H0TC) Index”; provided, that (i) if the sponsor of such index discontinues calculation of such index, and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such index (such comparable index, the “BAML Successor Index”), then the Calculation Agent shall substitute the BAML Successor Index for such index for all purposes hereunder; and (ii) in the event that the sponsor of such index discontinues publication of such index and the Calculation Agent determines that no suitable successor or substitute index is available for such index, the Calculation Agent will calculate the Daily Yield to Worst and Effective Yield to Worst Time for such index in accordance with the formula for and method of calculation last in effect as to such index prior to its discontinuance, but using only those securities with such weightings as comprised such index immediately prior to its discontinuance.

3

Comparable Bond Definitions

“Average Adjusted Comparable Bond Yield” means, as of any date of determination, the arithmetic average of the Adjusted Bond Yields for each of the Qualified Comparable Bonds as of such date.

“Comparable Bond Weight” means: (i) if the number of Qualified Comparable Bonds is one or more and the number of Qualified Company Bonds is zero, one-third; (ii) if the number of Qualified Comparable Bonds is one or more and the number of Qualified Company Bonds is one or more, one-quarter; and (iii) if the number of Qualified Comparable Bonds is zero, zero.

“Comparable Issuer” means Sprint Nextel Corporation or any successor or assign.

“Qualified Comparable Bonds” means, as of any date of determination, each series of publicly-traded unsecured notes that:

(i) is issued by the Comparable Issuer;

(ii) has a minimum aggregate principal amount outstanding as of such date of at least $1.0 billion;

(iii) has an Average Bond Price during the Calculation Period of not less than 800.00 or greater than 1200.00 (per $1000.00 of principal amount);

(iv) for which the date that results in the yield to worst is not less than four (4) and not greater than ten (10) years from such date of determination;

(v) for which there are at least five Trading Days in the Calculation Period on which there is a reported trade of such Qualified Comparable Bond in an amount greater than $500,000 of principal amount; and

(vi) which was not subject, on any date during the Calculation Period, to a publicly announced tender offer, exchange offer, or any transaction that would result or has resulted in a change of control.

4

Company Bond Definitions

“Average Adjusted Company Bond Yield” means, as of any date of determination, the arithmetic average of the Adjusted Bond Yields for each of the Qualified Company Bonds as of such date.

“Company Bond Weight” means: (i) if the number of Qualified Company Bonds is one or more and the number of Qualified Comparable Bonds is zero, one-third; (ii) if the number of Qualified Comparable Bonds is one or more and the number of Qualified Company Bonds is one or more, one-quarter; and (iii) if the number of Qualified Company Bonds is zero, zero.

“Qualified Company Bonds” means, as of any date of determination, each series of publicly-traded unsecured notes that:

(i) is issued by the Issuer;

(ii) has a minimum aggregate principal amount outstanding as of such date of at least $1.0 billion;

(iii) has an Average Bond Price during the Calculation Period of not less than 800.00 or greater than 1200.00 (per $1000.00 of principal amount);

(iv) for which the date that results in the yield to worst is not less than four (4) and not greater than (10) years from such date of determination;

(v) for which there are at least five Trading Days in the Calculation Period on which there is a reported trade of such Qualified Comparable Bond in an amount greater than $500,000 of principal amount; and

(vi) which was not subject, on any date during the Calculation Period, to a publicly announced tender offer, exchange offer, or any transaction that would result or has resulted in a change of control.

5

General Definitions

“Adjusted Bond Yield” means, for any Component Bond as of any date of determination:

(i) the Average Yield to Worst of such Component Bond as of such date, plus

(ii) an amount (which may be negative) equal to the product of (a)(1) the number of days until a date that is eight (8) years from such date of determination, minus (2) the number of days until the date that results in the yield to worst of such Component Bond, and (b) the fraction 12.5 basis points divided by three hundred sixty-five (365); plus

(iii) an amount (which may be negative) equal to the product of (a)(1) the score set forth in the definition of “Composite Rating” for the Composite Rating of the applicable series of DT Notes, minus (2) the score set forth in the definition of “Composite Rating” for the Composite Rating of such Component Bond, and (b) 50 basis points.

“Adjusted Index Yield” means, for any Component Index as of any date of determination:

(i) the Average Yield to Worst of such Component Index as of such date, plus

(ii) an amount (which may be negative) equal to the product of (a)(1) the number of days until a date that is eight (8) years from such date of determination, minus (2) Effective Yield to Worst Time of such Component Index, and (b) the fraction 12.5 basis points divided by three hundred sixty-five (365).

“Average Yield to Worst” means, as to any Component on any date of determination, the arithmetic average of the Daily Yield to Worst of such Component on each Trading Day in the Calculation Period.

“Average Bond Price” means, as to any Component Bond on any date of determination, the arithmetic average of the Daily Bond Price of such Component on each Trading Day in the Calculation Period.

“Bloomberg” means Bloomberg Financial Markets.

“Calculation Agent” means [—], or such other nationally recognized investment bank as is selected by DT.

“Calculation Period” means, as to any date of determination, the period that begins on the first Trading Day on or following the day that is 45 days prior to such date and ends on such date.

“Component” means any Component Bond or any Component Index.

“Component Bond” means any Qualified Comparable Bond or any Qualified Company Bond.

“Component Index” means the JPM HY Index, the CS HY Index, and the BAML HY Index.

6

“Composite Rating” means (i) if such Security is rated by either S&P or Moody’s, but not both, the composite rating indicated on the chart below as corresponding to the rating given to such Security by S&P or Moody’s; and (ii) if such Security is rated by both S&P and Moody’s, the composite rating indicated on the chart below as corresponding to a score equal to the average (rounded up to the nearest integer) of the scores assigned on the chart below to such Security’s S&P rating and such Security’s Moody’s rating.

Moody’s	S&P	Score	Composite Rating
Baa1	BBB+	1	BBB+
Baa2	BBB	2	BBB
Baa3	BBB-	3	BBB-
Ba1	BB+	4	BB+
Ba2	BB	5	BB
Ba3	BB-	6	BB-
B1	B+	7	B+
B2	B	8	B
B3	B-	9	B-
Caa1	CCC+	10	CCC+
Caa2	CCC	11	CCC
Caa3	CCC-	12	CCC-

“Daily Yield to Worst” means:

(i) as to any Component Bond on any date of determination, the arithmetic average of the yield to worst of each reported trade of such Component Bond in an amount greater than $500,000 of principal amount on such date (or, if there are no reported trades of such Component Bond in an amount greater than $500,000 of principal amount on such date, the arithmetic average of the yield to worst of each reported trade of such Component Bond in an amount greater than $500,000 of principal amount on the next preceding Trading Day during the Calculation Period on which there was such a trade), determined by reference to the Pricing Source; and

(ii) as to any Component Index on any date of determination, the yield to worst of such Component Index for such date as reported by the Pricing Source.

“Daily Bond Price” means, as to any Component Bond on any date of determination, the arithmetic average of the price of each reported trade of such Component Bond in an amount greater than $500,000 of principal amount on such date (or, if there are no reported trades of such Component Bond in an amount greater than $500,000 of principal amount on such date, the arithmetic average of the price of each reported trade of such Component Bond in an amount greater than $500,000 of principal amount on the next preceding Trading Day during the Calculation Period on which there was such a trade), determined by reference to the Pricing Source.

“Effective Yield to Worst Time” means, as to any Component Index, the number of days to the date that results in the yield to worst implied by such Component Index, as reported by the Pricing Source, or if not reported by the Pricing Source, as calculated by the Calculation Agent in good faith.

“Issue Date” means, as to any series of DT Notes, the date on which such series of DT Notes were initially issued.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Pricing Source” means (i) with respect to any Component Index, the index sponsor; and (ii) with respect to any Component Bond, TRACE as provided by Bloomberg. Except where another source or method is specified, the

7

Pricing Source shall be used for all applicable purposes hereunder. If the Pricing Source for any Component is unavailable at any time for any reason, and an alternative source or method is not expressly provided herein, the Calculation Agent shall determine a suitable substitute source in good faith.

“Relevant Exchange” means, for any Component Bond, the primary exchange or quotation system on which such Component Bond is traded or quoted, as determined by the Calculation Agent.

“Reset Date” means the date that is [24] [30] [36] months after the Issue Date.

“Remaining Tenor” means, for any series of DT Notes as of any specified date, the number of days from such specified date to the Stated Maturity for such series of DT Notes, divided by three hundred sixty-five (365).

“Security” means any series of DT Notes or any Component Bond.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Trading Day” means (i) with respect to any Component Index, any date on which the sponsor of such index reports an updated value for such index; and (ii) with respect to any Component Bond, a day, as determined by the Calculation Agent, on which the Relevant Exchange with respect to such Component Bond is scheduled to be open for trading for their respective regular trading sessions or on which such Component Bond is quoted, as applicable.

8

Exhibit G

Form of Description of Notes

You can find the definitions of certain terms used in this description of notes under the subheading “Certain definitions” below. In this description of notes, “Issuer” refers only to T-Mobile USA, Inc., a Delaware corporation, and not to any of its Subsidiaries and “Parent” refers only to MetroPCS Communications, Inc., a Delaware corporation, and not to any of its Subsidiaries.

Issuer will issue the notes as a series of debt securities under a new indenture among itself, Parent, the Subsidiary Guarantors and [Wells Fargo Bank, N.A.], as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.1

The obligations and covenants of Issuer described hereunder are only of Issuer and not of Parent, its direct parent company. Although Parent will be a guarantor of the notes, it and its Subsidiaries, except Issuer and its Restricted Subsidiaries, are generally not subject to any of the obligations and covenants described hereunder.

[The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture in its entirety because it, and not this description of notes, defines your rights as a holder of the notes. We have filed a copy of the indenture as an exhibit to [        ], which has been incorporated by reference in this prospectus supplement. For more information on how you can obtain a copy of the indenture, see “Incorporation of documents by reference.” Certain defined terms used in this description of notes but not defined below under “—Certain definitions” have the meanings assigned to them in the indenture.]2

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief description of the notes and the note guarantees

The notes

The notes:

•	will be general unsecured obligations of Issuer;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness and other liabilities of Issuer, including Issuer’s existing senior notes;

•	will be senior in right of payment to any future subordinated Indebtedness of Issuer to the extent that such future Indebtedness provides by its terms that it is subordinated to the notes; and

•	will be unconditionally guaranteed on a senior unsecured basis by the Guarantors.

However, the notes will be effectively subordinated to all borrowings under existing and future secured Indebtedness of Issuer or any Guarantor to the extent of the assets securing such Indebtedness and to all liabilities of any of Issuer’s Subsidiaries that do not guarantee the notes to the extent of the assets of those Subsidiaries. [See “Risk Factors—Risks related to the notes—The notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness and structurally subordinated to any future indebtedness and other liabilities of our non-guarantor subsidiaries.”]

[1]	The Form of the Indenture to be customary for offerings of this type, and to include customary provisions for debt securities offered under and exception from the securities laws that are subject to registration rights.
[2]	NTD: Non-operative disclosure language has been retained and bracketed globally for reference.

The note guarantees

The notes will be guaranteed by Parent, all of Issuer’s Domestic Restricted Subsidiaries that are Wholly-Owned Subsidiaries (other than Immaterial Subsidiaries), Issuer’s Restricted Subsidiaries that guarantee any Specified Issuer Indebtedness, and any future Subsidiary of Parent that directly or indirectly owns equity interests of Issuer.

Each guarantee of the notes by a Guarantor:

•	will be a general unsecured obligation of that Guarantor;

•

will be pari passu in right of payment with all existing and future unsecured senior Indebtedness and other liabilities of that Guarantor, including its guarantee of Issuer’s existing senior notes; and

•

will be senior in right of payment to any future subordinated Indebtedness of that Guarantor to the extent that such future Indebtedness provides by its terms that it is subordinated to its guarantee of the notes.

However, the guarantees will be effectively subordinated to all existing and future secured Indebtedness of the Guarantors to the extent of the assets securing such Indebtedness. [See “Risk Factors—Risks related to the notes—The notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness and structurally subordinated to any future indebtedness and other liabilities of our non-guarantor subsidiaries.”]

Initially, all of Issuer’s existing Domestic Restricted Subsidiaries will guarantee the notes. Under the circumstances described below under the subheading “—Certain covenants—Additional note guarantees,” one or more of Issuer’s Subsidiaries together with certain newly created or acquired Subsidiaries in the future may not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay their trade creditors and holders of their debt and other obligations before they will be able to distribute any of their assets to Issuer.

Initially, all of Issuer’s Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain covenants—Designation of restricted and unrestricted subsidiaries,” Issuer will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Issuer’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Issuer’s Unrestricted Subsidiaries will not guarantee the notes.

Principal, maturity and interest

Issuer will issue $[        ]3 in aggregate principal amount of notes in this offering. Issuer may issue additional notes from time to time after this offering, and such additional notes may be issued either under the indenture or one or more supplemental indentures. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single series for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. Issuer will issue notes in minimum denominations of $2,000 and integral multiples of $1,000. The notes will mature on [                    ].4

Interest on the notes will accrue (i) at the rate of [    ]%5 per annum to and including the date that is [    ]6 months after the Closing Date and (ii) thereafter at the rate per annum equal to [    ]%,7 and will be payable semiannually

[3]	NTD: Amount of each series of DT Notes issued will be as set forth on the DT Note Pricing Schedule.
[4]	NTD: Tenor of each series of DT Notes will be as set forth on the DT Note Pricing Schedule.
[5]	NTD: Initial rate for each series of DT Notes to be determined as set forth on the DT Note Pricing Schedule.
[6]	NTD: Reset date for Reset Notes to be determined as set forth on the DT Note Pricing Schedule.
[7]	NTD: Reset rate for each series of DT Notes to be determined as set forth on the DT Note Pricing Schedule.

in arrears on [                    ] and [                    ], commencing on [                     ].8 Issuer will make each interest payment to the holders of record on the immediately preceding [                    ] and [                    ].

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360—day year comprised of twelve 30-day months. If an interest payment date or the maturity date falls on a day that is not a business day, the related payment of principal or interest will be made on the next succeeding business day as if made on the date the payment was due, and no interest shall accrue for the intervening period.

Payments of principal of and interest on the notes issued in book-entry form or definitive form, if any, will be made as described below under the caption “—Same day settlement and payment.”

The notes will initially be evidenced by one or more global notes deposited with a custodian for, and registered in the name of, Cede & Co., as nominee of The Depository Trust Company (“DTC”). Except as described below, beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants.9 We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Methods of receiving payments on the notes

If a holder of a definitive note has given wire transfer instructions to Issuer and Issuer is the paying agent, Issuer will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions until given written notice to the contrary. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the books and records of the registrar.

Paying agent and registrar for the notes

The trustee will initially act as paying agent and registrar. Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and exchange

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, as described below under the caption “—Book-entry, delivery and form.”

A holder of a definitive note may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes relating to, arising out of, or in connection with such transfer. Issuer will not be required to transfer or exchange any note selected for redemption. Also, Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

[8]

NTD: Payment and record dates for Permanent Notes to be the 1st and 15th day of the month falling 3 and 9 months after the Closing Date. Payment and record dates for Reset Notes to be the 1st and 15th day of the month falling 6 and 12 months after the Closing Date.

[9]	DT and TMUS will cooperate to take all actions reasonably required to submit the notes promptly to DTC to the extent that DTC registration is available.

Note guarantees

The notes will be guaranteed by Parent, all of Issuer’s Domestic Restricted Subsidiaries that are Wholly-Owned Subsidiaries (other than Immaterial Subsidiaries), all of Issuer’s Restricted Subsidiaries that guarantee any Specified Issuer Indebtedness, and any future Subsidiary of Parent that directly or indirectly owns equity interests of Issuer. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. [See “Risk factors—Risks related to the notes—The guarantees may not be enforceable because of fraudulent conveyance laws.”]

A Guarantor (other than Parent) may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Issuer or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	if it is not already a Guarantor, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the trustee; or

(b)	such sale or other disposition complies with the “Asset Sale” provisions of the indenture (it being understood that only such portion of the Net Proceeds as is or is required to be applied on or before the date of such release in accordance with the terms of the indenture needs to be so applied).

The Note Guarantee of a Subsidiary Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of Issuer, if the sale or other disposition is not prohibited by the “Asset Sale” provisions of the indenture;

(2)	in connection with any issuance, sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of Issuer, if the issuance, sale or other disposition does not violate the “Asset Sale” or “Restricted Investment” provisions of the indenture, and the Guarantor ceases to be a Wholly-Owned Subsidiary of Issuer as a result of such sale or other disposition and does not guarantee any Specified Issuer Indebtedness;

(3)	if such Guarantor ceases to guarantee any Specified Issuer Indebtedness and is not a Wholly-Owned Subsidiary;

(4)	if Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(5)	upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal defeasance and covenant defeasance” and “—Satisfaction and discharge”;

(6)	upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing; or

(7)	solely in the case of a Note Guarantee created pursuant to clause (b) of the covenant described below under the caption “—Additional note guarantees,” upon the release or discharge of the Guarantee that resulted in the creation of such Note Guarantee pursuant to the covenant described below under the caption “—Additional note guarantees,” except a discharge or release by or as a result of payment under such Guarantee.

See “—Repurchase at the option of holders—Asset sales.”

Optional redemption

At any time prior to [        ]10, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of [    ]11% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of notes issued under the indenture (excluding notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by Issuer or the date of contribution to Issuer’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

On or after [                     ]12, Issuer may redeem all or a part of the notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve month period beginning on [                    ] of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:

Year	Percentage[13]
[ ]	[	]%
[ ]	[	]%
[ ]	[	]%
[ ] and thereafter	[	]%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

At any time prior to [            ]14, Issuer may also redeem all or a part of the notes, upon not less than 10 nor more than 60 days’ prior notice sent electronically or mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

Mandatory redemption

Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the option of holders

Change of control triggering event

If a Change of Control Triggering Event occurs, each holder of notes will have the right to require Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a

[10]	NTD: To be the date that is three years after the Closing Date.
[11]	NTD: To be par plus the coupon for the applicable series.
[12]	NTD: Redemption dates to be as set forth in the DT Note Pricing Schedule
[13]	NTD: Percentage for each tranche of DT Notes to be a specified percentage of the Reset Price for the applicable year, as set forth on the DT Note Pricing Schedule.
[14]	NTD: Redemption dates to be as set forth in the DT Note Pricing Schedule

Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to, but not including, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such repurchase date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, Issuer will send a notice (the “Change of Control Offer”) to each holder and the trustee describing the transaction or transactions and identify the ratings decline that together constitute the Change of Control Triggering Event and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by the indenture and described in such notice. Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, or compliance with the Change of Control Triggering Event provisions of the indenture would constitute a violation of any such laws or regulations, Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such compliance. In connection with the tender of any notes with respect to a Change of Control Triggering Event, the tendering holder shall provide good title to the notes, free and clear of all liens and encumbrances, and shall represent and warrant that such holder is presenting good title, free and clear of all liens and encumbrances, and such other representations and warranties as are customary.

On the Change of Control Payment Date, Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Issuer.

The paying agent will promptly make payment to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder, a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Issuer to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders of the notes to require, or otherwise provide, that Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Notwithstanding the foregoing, Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional redemption,” unless and until there is a default in payment of the applicable redemption price.

A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement has been executed for a transaction that would constitute a Change of Control at the time of making of the Change of Control Offer.

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and Issuer purchases all of the notes held by such holders, Issuer will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

[The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Issuer and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Issuer and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.]

Asset sales

Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	at least 75% of the consideration received by Issuer or such Restricted Subsidiary in the Asset Sale and all other Asset Sales since the date of the indenture is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Issuer’s most recent consolidated balance sheet (or as would be shown on Issuer’s consolidated balance sheet as of the date of such Asset Sale), of Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a novation agreement that releases Issuer or such Restricted Subsidiary from further liability; and

(b)	any securities, notes or other obligations received by Issuer, or any such Restricted Subsidiary, from such transferee that are converted by Issuer or such Restricted Subsidiary into cash, Cash Equivalents or Replacement Assets within 90 days after such Asset Sale, to the extent of the cash, Cash Equivalents or Replacement Assets received in that conversion.

Notwithstanding the foregoing, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash, Cash Equivalents or Replacement Assets portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Issuer or a Restricted Subsidiary may apply an amount equal to such Net Proceeds:

(1)	to purchase Replacement Assets; or

(2)	to prepay, repay, defease, redeem, purchase or otherwise retire Indebtedness and other Obligations under a Credit Facility or Indebtedness secured by property that is subject to such Asset Sale and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto.

Notwithstanding the foregoing, if within 365 days after the receipt of any Net Proceeds from an Asset Sale, Issuer or a Restricted Subsidiary enters into a binding written agreement committing Issuer or such Restricted Subsidiary, subject to customary conditions, to an application of funds of the kind described in clause (1) above, Issuer or such Restricted Subsidiary shall be deemed not to be in violation of the preceding paragraph so long as such application of funds is consummated within 545 days of the receipt of such Net Proceeds.

Pending the final application of any Net Proceeds of an Asset Sale, Issuer may temporarily reduce revolving credit borrowings or otherwise use the Net Proceeds in any manner that is not prohibited by the indenture.

An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in the third paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, within 20 days thereof, Issuer shall apply the entire aggregate amount of unutilized Excess Proceeds (not only the amount in excess of $100.0 million) to make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions requiring the Issuer to make an offer to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and purchase or redeem such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the notes and such other pari passu Indebtedness that may be purchased or redeemed with Excess Proceeds, plus accrued and unpaid interest to, but not including, the date of consummation of the purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Issuer and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and Issuer will select such other pari passu Indebtedness to be purchased or redeemed on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, or compliance with the Asset Sale provisions of the indenture would constitute a violation of any such laws or regulations, Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

[The agreements governing Issuer’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and may prohibit repurchases of or other prepayments in respect of the notes. The exercise by the holders of the notes of their right to require Issuer to repurchase the notes upon a Change of Control Triggering Event or an Asset Sale could cause a default under these other agreements, even if the Change of Control Triggering Event or Asset Sale itself does not, due to the financial effect of such repurchases or other prepayments on Issuer. In the event a Change of Control Triggering Event or Asset Sale occurs at a time when Issuer is prohibited from purchasing notes, Issuer could seek the consent of the holders of such Indebtedness to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Issuer does not obtain a consent or repay those borrowings, Issuer will remain prohibited from purchasing notes. In that case, Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture that could, in turn, constitute a default under the other Indebtedness. Finally, Issuer’s ability to pay cash to the holders of notes upon a repurchase may be limited by

Issuer’s then existing financial resources. See “Risk Factors—Risks related to the notes—Our senior secured credit facility, the indenture governing the notes and the indentures governing our existing senior notes include restrictive covenants that limit our operating flexibility.”]

Selection and notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange or depository requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent electronically or mailed by first class mail at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Except as otherwise set forth in the provisions described under the captions “—Repurchase at the option of holders—Change of control triggering event,” notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. If in definitive form a new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Except to the extent that a notice of redemption is conditional as permitted in the provisions described under the captions “—Repurchase at the option of holders—Change of control triggering event,” notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain covenants

Changes in covenants when notes rated investment grade

If on any date following the Closing Date:

(1)	the notes are rated Investment Grade by two out of the three Rating Agencies; and

(2)	no Default or Event of Default shall have occurred and be continuing (other than with respect to the covenants specifically listed under the following captions),

then, beginning on that day, the covenants specifically listed under the following captions in this prospectus supplement will cease to apply and will not be later reinstated even if the ratings of the notes should subsequently decline:

(1)	“—Repurchase at the option of holders—Asset sales”;

(2)	“—Restricted payments”;

(3)	“—Incurrence of indebtedness and issuance of preferred stock”;

(4)	“—Dividend and other payment restrictions affecting subsidiaries”;

(5)	“—Transactions with affiliates”;

(6)	“—Designation of restricted and unrestricted subsidiaries”; and

(7)	clauses (3) (to the extent that a Default or Event of Default exists by reason of one or more of the covenants specifically listed in this paragraph) and (4) of the covenant described below under the caption “—Merger, consolidation or sale of assets.”

[There can be no assurance that the notes will ever achieve an Investment Grade rating.]

Restricted payments

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay (without duplication) any dividend, or make any other payment or distribution, on account of Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Issuer and other than dividends or distributions payable to Issuer or a Restricted Subsidiary of Issuer);

(2)	purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Issuer) any Equity Interests of Issuer or any direct or indirect parent of Issuer;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (excluding any intercompany Indebtedness between or among Issuer and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of indebtedness and issuance of preferred stock”; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Issuer and its Restricted Subsidiaries since the Closing Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (11), (12), (13), (14) and (15) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	100% of Issuer’s Consolidated Cash Flow for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Closing Date to the end of Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 1.4 times Issuer’s Consolidated Interest Expense for the same period; plus

(b)	100% of the aggregate net cash proceeds, and the Fair Market Value of any property other than cash, received by Issuer after the Closing Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Issuer); plus

(c)	to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or Cash Equivalents, or otherwise is liquidated or repaid for cash or Cash Equivalents, an amount equal to such cash and Cash Equivalents; plus

(d)	to the extent that any Unrestricted Subsidiary of Issuer designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date , the Fair Market Value of Issuer’s Investment in such Subsidiary as of the date of such redesignation; other than to the extent such Investment constituted a Permitted Investment; plus

(e)	100% of any cash dividends or cash distributions, and the Fair Market Value of any property other than cash, actually received directly or indirectly by Issuer or a Restricted Subsidiary of Issuer that is a Guarantor after the Closing Date from an Unrestricted Subsidiary of Issuer, in each case, to the extent that such dividends, cash distributions or other property were not otherwise included in the Consolidated Net Income of Issuer for such period and other than to the extent such Investment constituted a Permitted Investment; minus

(f)	the aggregate amount of any Net Equity Proceeds taken into account for purposes of incurring Indebtedness pursuant to clause (14) of the definition of “Permitted Debt” set forth below under the caption “—Incurrence of indebtedness and issuance of preferred stock”; plus

(g)	the amount that would be calculated immediately prior to the occurrence of the Merger and Closing Date pursuant clause (3) of the second paragraph of Section 4.07 of the Existing Notes Indenture with respect to the Existing Notes.[15]

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Issuer) of, Equity Interests of Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph; provided further that any Net Equity Proceeds (x) used for making a Restricted Investment pursuant to clause (10) of this paragraph or (y) taken into account for purposes of incurring Indebtedness pursuant to clause (14) of the definition of “Permitted Debt” set forth below under the caption “—Incurrence of indebtedness and issuance of preferred stock,” may not also be used to make a Restricted Payment pursuant to this clause (2);

(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of Issuer or any Subsidiary Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Issuer to the holders of its Equity Interests on a pro rata basis;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent, Issuer, any Restricted Subsidiary of Issuer or any direct or indirect parent of Issuer held by any current or former officer, director, employee or consultant of Parent, Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $50.0 million in any fiscal year; provided further, that such amount in any fiscal year may be increased by an amount equal to (a) the net cash proceeds from the sale of Equity Interests of Parent to current or former members of management, directors, consultants or employees that

[15]	Purpose is to start with an initial basket equal to the corresponding basket under the Existing Notes as of the Closing Date.

occurs after the Closing Date plus (b) the net cash proceeds of key man life insurance policies received by Parent or its Restricted Subsidiaries after the Closing Date; provided further, that such amount in any fiscal year shall be reduced by the amount of Indebtedness incurred in such fiscal year pursuant to clause (22) of the second paragraph of the covenant described below under the caption “—Incurrence of indebtedness and issuance of preferred stock”;

(6)	the repurchase, redemption or other acquisition or retirement of Equity Interests deemed to occur upon the exercise or exchange of stock options, warrants or other similar rights to the extent such Equity Interests represent a portion of the exercise or exchange price of those stock options, warrants or other similar rights, and the repurchase, redemption or other acquisition or retirement of Equity Interests made in lieu of withholding taxes resulting from the vesting, exercise or exchange of stock options, warrants or other similar rights;

(7)	the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Issuer or any Restricted Subsidiary of Issuer issued on or after the Closing Date in accordance with the Debt to Cash Flow Ratio test described below under the caption “—Incurrence of indebtedness and issuance of preferred stock”;

(8)	Permitted Payments to Parent;

(9)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent to the extent necessary to comply with law or to prevent the loss or secure the renewal or reinstatement of any FCC License held by Issuer or any of its Subsidiaries;

(10)	Restricted Investments in an amount equal to 100% of the aggregate amount of any Net Equity Proceeds, less the aggregate amount of any Net Equity Proceeds (x) used for making a Restricted Payment pursuant to clause (2) of this paragraph or (y) taken into account for purposes of incurring Indebtedness pursuant to clause (14) of the definition of “Permitted Debt” set forth below under the caption “—Incurrence of indebtedness and issuance of preferred stock”;

(11)	payments made to DT from the Proceeds of the Towers Transaction;

(12)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under “—Repurchase at the option of holders—Change of control” and “—Repurchase at the option of holders—Asset sales”; provided that all notes tendered by the holders of the notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or otherwise acquired for value;

(13)	Restricted Payments in connection with the Cash Payment, as defined in the Business Combination Agreement;

(14)	the making of cash payments in connection with any conversion of Convertible Debt in an aggregate amount since the date of the Closing Date not to exceed the sum of (a) the principal amount of such Convertible Debt plus (b) any payments received by Issuer or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transactions; and

(15)	other Restricted Payments in an aggregate amount since the Closing Date not to exceed $375.0 million.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of indebtedness and issuance of preferred stock

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Debt to Cash Flow Ratio for Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been no greater than 6.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”), nor will it prohibit Issuer’s Restricted Subsidiaries from issuing the following types of Preferred Stock:

(1)	the incurrence by Issuer and any Subsidiary Guarantor of (a) additional Indebtedness under Credit Facilities , provided that giving effect to such incurrence, the aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Issuer and its Restricted Subsidiaries thereunder) of all Indebtedness under Credit Facilities then outstanding under this paragraph (1), together with any Indebtedness incurred pursuant to the following clause (b), does not to exceed the greater of (x) $9.0 billion and (y) 150% of the Consolidated Cash Flow of the Issuer and its Subsidiaries for the most recently ended four full fiscal quarters for which financial statements are available, calculated on a pro forma basis in the manner described in the definition of “Debt to Cash Flow Ratio” and (b) without duplication, all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to the foregoing clause (a); provided, however, that the maximum amount permitted under this clause (1) shall not be deemed to limit additional Indebtedness under the Credit Facilities to the extent that the incurrence of such additional Indebtedness is permitted pursuant to any of the other provisions of this covenant;

(2)	the incurrence by Issuer and its Restricted Subsidiaries of any Existing Indebtedness;

(3)	the incurrence by Issuer and the Subsidiary Guarantors of Indebtedness represented by the notes to be issued on the Closing Date and the related Note Guarantees;

(4)	the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (whether prior to or within 270 days after) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment or the Capital Stock of any Person owning such assets used in the business of Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) $2.5 billion and (y) 5.0% of Issuer’s Total Assets, at the time of any such incurrence pursuant to this clause (4);

(5)	the incurrence by Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (13), (14), (15), (25) or (26) of this paragraph;

(6)	the incurrence by Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Parent, Issuer and any of its Restricted Subsidiaries and any Guarantors; provided, however, that:

(a)	if Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor; and

(b)(i)	any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent, Issuer or a Restricted Subsidiary of Issuer, or a Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Parent, Issuer or a Restricted Subsidiary of Issuer, or a Guarantor,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of Issuer’s Restricted Subsidiaries to Issuer or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than Parent, Issuer or a Restricted Subsidiary of Issuer or a Guarantor; and

(b)	any sale or other transfer of any such Preferred Stock to a Person that is not either Parent, Issuer or a Restricted Subsidiary of Issuer, or a Guarantor,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by Issuer or any of its Restricted Subsidiaries of Hedging Obligations (other than for speculative purposes);

(9)	the guarantee by Issuer or any of the Subsidiary Guarantors of Indebtedness of Issuer or a Restricted Subsidiary of Issuer that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, deposits, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds, indemnity bonds, specific performance or injunctive relief bonds or similar bonds or obligations in the ordinary course of business, and any Guarantees or letters of credit functioning as or supporting any of the foregoing;

(11)	the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness arising from (a) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered within five business days of notice to Issuer or any of its Restricted Subsidiaries, (b) in respect of netting, overdraft protection and other arrangements arising under standard business terms of any bank at which Issuer or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement or (c) in respect of the financing of insurance premiums in the ordinary course of business, provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (11)(b) and (c) shall not, at any time outstanding exceed $250 million;

(12)	the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit required to be issued in connection with any Permitted Joint Venture Investment;

(13)	the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness for relocation or clearing obligations relating to Issuer’s or any of its Restricted Subsidiary’s FCC Licenses in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), at any time outstanding not to exceed $400 million;

(14)	the incurrence by Issuer or any of its Restricted Subsidiaries of Contribution Indebtedness;

(15)

the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness (including Acquired Debt or Indebtedness) used to finance an acquisition of or a merger with another Person, provided that, Issuer or the Person formed by or surviving any such consolidation or merger (if other than Issuer or a Restricted Subsidiary), on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, would either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of this covenant or (b) have a Debt to Cash Flow Ratio no greater than the Debt to Cash Flow Ratio of Issuer immediately prior to such transaction;

(16)	the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by Issuer or any Restricted Subsidiary thereof in connection with such disposition;

(17)	the incurrence by Issuer or any Restricted Subsidiary of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(18)	the incurrence by Issuer or any Restricted Subsidiary of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the notes;

(19)	[reserved];

(20)	the incurrence by Issuer or any of the Subsidiary Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (20), not to exceed the greater of (x) $1.0 billion and (y) 2.0% of the Issuer’s Total Assets as of the time of incurrence;

(21)	the incurrence by Issuer or any Restricted Subsidiary of Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(22)	the incurrence by Issuer or any Restricted Subsidiary of Indebtedness evidenced by promissory notes subordinated to the notes and the Note Guarantees issued to current or former employees or directors of Parent, Issuer or any Subsidiary (or their respective spouses or estates) in lieu of cash payments for Capital Stock being repurchased from such Persons, not to exceed, in any twelve-month period, an amount equal to the amount of Restricted Payments that could be made during such twelve-month period pursuant to clause (5) of the third paragraph under the covenant described above under the caption “—Restricted payments,” less the amount of Restricted Payments that have been made during such twelve-month period pursuant to such clause;

(23)	the incurrence by Issuer or any Restricted Subsidiary of Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(24)	to the extent that deposits with, or payments owed to, the FCC in connection with the auction or licensing of Governmental Authorizations are deemed to be Indebtedness, the incurrence by Issuer or any Restricted Subsidiary of such Indebtedness;

(25)	Indebtedness incurred in connection with the Towers Transaction; and

(26)	the incurrence by Restricted Subsidiaries that are not Guarantors of Indebtedness; provided, however, that the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred under this clause (26), when aggregated with the principal amount (or accreted value) of all other Indebtedness then outstanding and incurred pursuant to this clause (26), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (26), does not exceed $250 million as of the time of incurrence.

Issuer will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt, but excluding Indebtedness permitted by clause (6) above) that is contractually subordinated in right of payment to any other Indebtedness of Issuer or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Issuer or any Subsidiary Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of such Indebtedness being secured on a first or junior Lien basis.

For purposes of (x) determining compliance with this “Incurrence of indebtedness and issuance of preferred stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (25) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Issuer will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant and (y) determining the amount of Indebtedness that may be incurred pursuant to clause (1)(a)(y) of Permitted Debt the Issuer may elect, pursuant to an officers’ certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness (and any refinancing with respect thereto) as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment or refinancing, as the case may be, shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles or the application thereof, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values, and in no event shall the reclassification of any lease or other liability as indebtedness due to a change in accounting principles after the Closing Date be deemed to be an incurrence of Indebtedness. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such time;

(3)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(4)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness upon any asset now owned or hereafter acquired, except

Permitted Liens, unless the notes are equally and ratably secured (except that Liens securing Indebtedness that is contractually subordinated to the notes shall be expressly subordinate to any Lien securing the notes to at least the same extent that such Indebtedness is subordinate to the notes).

Dividend and other payment restrictions affecting subsidiaries

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Issuer or any of its Restricted Subsidiaries, or pay any Indebtedness owed to Issuer or any of its Restricted Subsidiaries;

(2)	make loans or advances to Issuer or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements or instruments governing Existing Indebtedness, Equity Interests and Credit Facilities as in effect on the Closing Date and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or instruments; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are (in the good faith judgment of Board of Directors of Issuer or a senior financial officer of Issuer) not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements or instruments on the Closing Date

(2)	agreements or instruments governing Credit Facilities not in effect on the Closing Date so long as either (a) the encumbrances and restrictions contained therein do not impair the ability of any Restricted Subsidiary of Issuer to pay dividends or make any other distributions or payments directly or indirectly to Issuer in an amount sufficient to permit Issuer to pay the principal of, or interest and premium, if any, on the notes, or (b) the encumbrances and restrictions contained therein are no more restrictive, taken as a whole, than those contained in the indenture;

(3)	the indenture, the notes and the Note Guarantees;

(4)	applicable law, rule, regulation or order;

(5)	agreements or instruments with respect to a Person acquired by Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition) or as may be amended, restated, modified, renewed, extended, supplemented, refunded, replaced or refinanced from time to time (so long as the encumbrances and restrictions in any such amendment, restatement, modification, renewal, extension, supplement, refunding, replacement or refinancing are, in the good faith judgment of Issuer’s Board of Directors or a senior financial officer of Issuer, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of agreements or instruments governing Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business and customary contractual restrictions on transfers of all or substantially all assets of a Person;

(7)	any instrument governing any secured Indebtedness or Capital Lease Obligation that imposes restrictions on the assets securing such Indebtedness or the subject of such lease of the nature described in clause (3) of the preceding paragraph;

(8)	any agreement for the sale or other disposition of a Restricted Subsidiary that imposes restrictions of the nature described in clauses (1) and/or (3) of the preceding paragraph on the Restricted Subsidiary pending the sale or other disposition;

(9)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)	provisions limiting the disposition or distribution of assets or property in partnership and joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(12)	restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(13)	restrictions in other Indebtedness, Disqualified Stock or Preferred Stock incurred or issued in compliance with the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock”; provided that such restrictions, taken as a whole, are, in the good faith judgment of Issuer’s Board of Directors or a senior financial officer of Issuer, not materially more restrictive than those contained in the existing agreements referenced in clauses (1) and (3) above;

(14)	the issuance of Preferred Stock by a Restricted Subsidiary of Issuer or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock” and the terms of such Preferred Stock do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock); and

(15)	any agreement or instrument with respect to Indebtedness incurred, or Preferred Stock issued, by any Restricted Subsidiary, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or Preferred Stock (a) either (i) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (ii) will not materially affect Issuer’s ability to pay all principal, interest and premium, if any, on the notes, as determined in good faith by Issuer’s Board of Directors or a senior financial officer of Issuer, whose determination shall be conclusive; and (b) are not materially more disadvantageous to the holders of the notes than is customary in comparable financings; and

(16)	restrictions arising from the Towers Transaction.

Merger, consolidation or sale of assets

Issuer will not: (1) consolidate or merge with or into another Person (whether or not Issuer is the surviving corporation); or (2) directly or indirectly sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)

either: (a) Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Issuer) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

provided that if such Person is not a corporation, such Person immediately causes a Subsidiary that is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia to be added as a co-issuer of the notes under the indenture;

(2)	the Person formed by or surviving any such consolidation or merger (if other than Issuer) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the payment of the principal of and any premium and interest on the notes and the performance or observance of every covenant of the indenture on the part of Issuer to be performed or observed;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	Issuer or the Person formed by or surviving any such consolidation or merger (if other than Issuer), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock” or (b) have a Debt to Cash Flow Ratio no greater than the Debt to Cash Flow Ratio of Issuer immediately prior to such transaction.

Upon any merger or consolidation, or any sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the properties or assets of Issuer and its Restricted Subsidiaries, taken as a whole, in accordance with the first paragraph of this covenant, the successor Person formed by the consolidation or into which Issuer is merged or to which the sale, transfer, assignment, lease, conveyance or other disposition is made, will succeed to and be substituted for Issuer, and may exercise every right and power of Issuer under the indenture with the same effect as if the successor had been named as Issuer therein. When the successor assumes all of Issuer’s obligations under the indenture, Issuer will be discharged from those obligations.

This “Merger, consolidation or sale of assets” covenant will not apply to:

(1)	a merger of Issuer with a direct or indirect Subsidiary of Parent solely for the purpose of reincorporating Issuer in another jurisdiction in the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby;

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Issuer and its Restricted Subsidiaries; or

(3)	the Merger.

Transactions with affiliates

Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Issuer (each, an “Affiliate Transaction”), in any one or series of related transactions involving aggregate payments or consideration in excess of $50.0 million, unless:

(1)	the Affiliate Transaction is on terms that, taken as a whole, are no less favorable to Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Issuer or such Restricted Subsidiary with an unrelated Person; and

(2)	Issuer delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an officers’ certificate certifying that such Affiliate Transaction complies with this covenant; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250.0 million, a resolution of the Board of Directors of Issuer set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Issuer.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, agreement or plan relating to employee, officer or director compensation or severance, officer or director indemnification agreement or any similar arrangement entered into by Issuer, any of its Restricted Subsidiaries or Parent existing on the Closing Date, or entered into thereafter in the ordinary course of business, and any indemnitees or other transactions permitted or required by bylaw, statutory provisions or any of the foregoing agreements, plans or arrangements and payments pursuant thereto;

(2)	transactions between or among Parent, Issuer and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of Issuer) that is an Affiliate of Issuer solely because Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	[reserved];

(5)	any issuance of Equity Interests (other than Disqualified Stock) of Issuer to, or receipt of any capital contribution from, any Affiliate of Issuer;

(6)	transactions in connection with any Permitted Joint Venture Investment;

(7)	any Permitted Investments or Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted payments”;

(8)	any agreement listed (x) on Schedule 3.2(r) – Related-Party Agreements — to the “TMUS Disclosure Letter” to the Business Combination Agreement and (y) under the section entitled “Transactions with Related Persons and Approval” in the proxy statement of Parent filed with the SEC under cover of Schedule 14A on April 16, 2012;

(9)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, provided that in the good faith determination of Issuer’s Board of Directors or a senior financial officer of Issuer, such transactions are on terms, taken as a whole, not materially less favorable to Issuer or the applicable Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of Issuer;

(10)	issuances, purchases or repurchases of notes or other Indebtedness of Issuer or its Restricted Subsidiaries or solicitations of amendments, waivers or consents in respect of notes or such other Indebtedness, if such issuance, purchase, repurchase or solicitation is approved by a majority of the disinterested members of the Board of Directors of Issuer;

(11)	reasonable payments made for any financial advisory, financing, underwriting, placement or syndication services approved by Issuer’s Board of Directors or a senior financial officer of Issuer in good faith;

(12)	amendments, extensions, replacements and other modifications of transactions with Affiliates otherwise permitted by the indenture, provided that such amendments, extensions, replacements or other modifications, taken as a whole, are no less favorable in any material respect to Issuer or the applicable Restricted Subsidiary than the transaction or transactions being amended, extended, replaced or modified;

(13)	any Ancillary Agreements, as defined in the Business Combination Agreement; and

(14)	so long as 100% of the notes are held by Permitted Holders, any transactions between the Issuer or any Restricted Subsidiary, on the one hand, and DT or any Subsidiary thereof (other than Parent, Issuer or any Subsidiary thereof), on the other hand, and thereafter any agreements evidencing such transactions.

Business activities

Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Issuer and its Restricted Subsidiaries taken as a whole.

Additional note guarantees

If (a) Issuer or any of Issuer’s Domestic Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary that is a Wholly-Owned Subsidiary (other than an Immaterial Subsidiary) after the Closing Date or (b) any Subsidiary of Issuer guarantees any Specified Issuer Indebtedness of Issuer after the Closing Date or (c) Parent or any Subsidiary of Parent acquires or creates a Subsidiary that directly or indirectly owns equity interests of Issuer, then such Person will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel reasonably satisfactory to the trustee within 10 business days after the date on which it was acquired or created or guarantees such Specified Issuer Indebtedness, as applicable, or reasonably promptly thereafter.

Designation of restricted and unrestricted subsidiaries

The Board of Directors of Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, (i) the aggregate Fair Market Value of all outstanding Investments owned by Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted payments” or under one or more clauses of the definition of Permitted Investments, as determined by Issuer in its discretion, and (ii) any Guarantee by Issuer or any Restricted Subsidiary thereof of any Indebtedness of the Restricted Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation. That designation will only be permitted if the Investment and/or incurrence of Indebtedness would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted payments.” The Board of Directors of Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following, and as a result of, such designation.

Payments for consent

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Parent will file a copy of each of the reports referred to in clauses (1) and (2) below with the SEC for public availability within the time periods (including all applicable extension periods) specified in the SEC rules and regulations applicable to such reports (unless the SEC will not accept such a filing):

(1)	all quarterly and annual financial reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by its certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Parent or Issuer were required to file such reports;

provided that the availability of the foregoing reports on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy Issuer’s delivery obligations to the trustee and any holder of notes.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided that, if neither Parent nor Issuer is required under the rules and regulations of the SEC to file such reports with the SEC for public availability, such reports need not be prepared in accordance with all of the rules and regulations applicable to such reports and shall only be required to include the information or disclosure that would be required by such form to the extent that, and in the same general style of presentation as, the same or substantially similar information or disclosure is also included in this prospectus supplement. Each annual report on Form 10-K will include a report on Parent’s consolidated financial statements by Parent’s certified independent accountants. The Issuer will at all times comply with TIA §314(a).

If the SEC will not accept Parent’s or Issuer’s filings for any reason, Parent or Issuer will post the reports referred to in the preceding paragraphs on its website, on intralinks.com or another website (which may be password protected, provided that Issuer makes reasonable efforts to notify the holders of the notes of the password and other information required to access such reports on its website) within the time periods that would apply if Parent were required to file those reports with the SEC (including all applicable extension periods). If (i) Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries or (ii) the combined operations of Parent and its Subsidiaries, excluding the operations of Issuer and its Restricted Subsidiaries and excluding cash and Cash Equivalents, would, if held by a single Unrestricted Subsidiary of Issuer, constitute a Significant Subsidiary of Issuer, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of (A) in the case of (i) above, the financial condition and results of operations of Parent, Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of

Issuer and (B) in the case of (ii) above, the financial condition and results of operations of Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of Parent and its other Subsidiaries; provided however, that the requirements of this paragraph shall not apply if Parent or Issuer files with the SEC the reports referred to in clauses (1) and (2) of the first paragraph of this covenant, and any such report contains the information required in this paragraph.

In addition, Issuer and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(c)(2) under the Securities Act.

Events of default and remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by Issuer for 120 days after notice to Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the caption “—Reports”;

(4)	failure by Issuer or any of its Restricted Subsidiaries for 30 days after notice to Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the captions “—Repurchase at the option of holders—Change of control triggering event” or “—Repurchase at the option of holders—Asset sales” (in each case other than a failure to purchase notes that will constitute an Event of Default under clause (2) above), or “—Certain covenants—Merger, consolidation or sale of assets”;

(5)	failure by Issuer or any of its Restricted Subsidiaries for 90 days after notice to Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) (or the payment of which is guaranteed by Issuer or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary), whether such Indebtedness or Guarantee now exists, or is created after the Closing Date, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more, in each case for so long as such failure or acceleration is continuing;

(7)

failure by Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay or discharge final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (to the extent not covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(8)	except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Issuer, any Restricted Subsidiary of Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. However, the effect of such provision may be limited by applicable laws. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Issuer with the intention of avoiding payment of the premium that Issuer would have had to pay if

Issuer then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

No personal liability of directors, officers, employees and stockholders

No director, officer, member, manager, partner, employee, incorporator or stockholder of Issuer or any Guarantor, as such, will have any liability for any obligations of Issuer or the Guarantors under the notes, the indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal defeasance and covenant defeasance

Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)	Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, Issuer may, at its option and at any time, elect to have the obligations of Issuer and the Guarantors released with respect to the provisions of the indenture described above under “—Repurchase at the option of holders” and under the caption “—Certain covenants (other than the covenant described under the caption “—Certain covenants—Merger, consolidation or sale of assets,” except to the extent described below) and the limitation imposed by clause (4) under the caption “—Certain covenants—Merger, consolidation or sale of assets” (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs in accordance with the indenture, the Events of Default described under clauses (3) through (7) under the caption “—Events of default and remedies” and the Event of Default described under clause (9) under the caption “—Events of default and remedies” (but only with respect to Subsidiaries of Issuer), in each case, will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) confirming that (a) Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds, or the imposition of Liens in connection therewith, to be applied to such deposit, or a Default or Event of Default that will be cured by such Covenant Defeasance or Legal Defeasance) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Issuer or any of its Subsidiaries is a party or by which Issuer or any of its Subsidiaries is bound;

(6)	Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by Issuer with the intent of preferring the holders of notes over the other creditors of Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of Issuer or others;

(7)	Issuer must deliver to the trustee an officers’ certificate, stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)	Issuer must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph, as applicable, have been complied with; provided that the opinion of counsel with respect to clause (5) of this paragraph may be to the knowledge of such counsel.

Amendment, supplement and waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the option of holders”);

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the option of holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Issuer, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Issuer’s or such Guarantor’s assets, as applicable;

(4)	to effect the release of a Guarantor from its Note Guarantee and the termination of such Note Guarantee, all in accordance with the provisions of the indenture governing such release and termination;

(5)	to add any Guarantor or Note Guarantee or to secure the notes or any Note Guarantee;

(6)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder [in any material respect][16];

(7)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(8)	to conform the text of the indenture, the Note Guarantees, or the notes to any provision of this description of notes to the extent that such provision in this description of notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees, or the notes, in each case, as [conclusively][17] evidenced by an officers’ certificate;

(9)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the Closing Date; or

(10)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes.

[16]	Subject to acceptance by the trustee.
[17]	Subject to acceptance by the trustee.

The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Satisfaction and discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Issuer, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds, or the imposition of any Liens in connection therewith, to be applied to such deposit, or a Default or Event of Default that will be cured by such discharge);

(3)	such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound;

(4)	Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(5)	Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Issuer must deliver to the trustee (a) an officers’ certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied, and (b) an opinion of counsel (which opinion of counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied; provided that the opinion of counsel with respect to clause (3) above may be to the knowledge of such counsel.

Governing law

The indenture, the notes and the Note Guarantees will be governed by the laws of the State of New York.

Concerning the trustee

[We maintain ordinary banking relationships with Wells Fargo Bank, N.A. and its affiliates. Wells Fargo Bank, N.A. serves as syndication agent and Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., serves as joint lead arranger and joint book-running manager under our senior secured credit facility.]

If the trustee becomes a creditor of Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest when a Default is continuing it must eliminate such conflict within 90 days of the date such conflict arises, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.

Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-entry, delivery and form

Except as set forth below, the notes will be issued in registered, global form (“Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of global notes for certificated notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of such notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”)), which may change from time to time.

[Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Issuer that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.]

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Issuer and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes.

Consequently, neither Issuer, the trustee nor any agent of Issuer or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

[DTC has advised Issuer that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Issuer. Neither Issuer nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes and the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Issuer, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.]

Exchange of global notes for certificated notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Issuer fails to appoint a successor depositary within 120 days after the date of such notice; or

(2)	Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes and DTC has notified Issuer and the trustee of its desire to exchange the Global Notes for Certificated Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon 30 days prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of certificated notes for global notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same day settlement and payment

Issuer will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. [The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.]

[Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.]

Certain definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

The term “Acquired Debt” does not include Indebtedness of a Person that is redeemed, defeased, retired or otherwise repaid at the time of, or immediately upon, consummation of the transactions by which such Person becomes a Restricted Subsidiary or acquires such asset, as the case may be.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the note at [ ][18] (such redemption price being set forth in the table appearing above under the caption “—Optional redemption”), plus (ii) all required interest payments due on the note through such date (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note, if greater.

“Asset Acquisition” means:

(1)	an Investment by Issuer (or any predecessor thereto) or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Issuer or any of its Restricted Subsidiaries but only if (x) such Person’s primary business constitutes a Permitted Business and (y) the financial condition and results of operations of such Person are not already consolidated with those of Issuer and its Restricted Subsidiaries immediately prior to such Investment, or

(2)	an acquisition by Issuer (or any predecessor thereto) or any of its Restricted Subsidiaries of the property and assets of any Person, other than Issuer or any of its Restricted Subsidiaries, that constitute all or substantially all of a division, operating unit or line of business of such Person but only (x) if the property and assets so acquired constitute a Permitted Business and (y) the financial condition and results of operations of such Person are not already consolidated with those of Issuer and its Restricted Subsidiaries immediately prior to such acquisition.

For the avoidance of doubt, the Merger shall be deemed to be an Asset Acquisition.

“Asset Disposition” means the sale or other disposition by Issuer or any of its Restricted Subsidiaries other than to Issuer or another Restricted Subsidiary of (1) all or substantially all of the Capital Stock owned by Issuer or any of its Restricted Subsidiaries of any Restricted Subsidiary or any Person that is a Permitted Joint Venture Investment or (2) all or substantially all of the assets that constitute a division, operating unit or line of business of Issuer or any of its Restricted Subsidiaries.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the option of holders—Change of control triggering event” and/or the provisions described above under the caption “—Certain covenants—Merger, consolidation or sale of assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests in any of Issuer’s Restricted Subsidiaries or the sale by Issuer or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $100.0 million;

(2)	a sale, lease, conveyance or other disposition of assets or Equity Interests between or among Issuer and/or its Restricted Subsidiaries;

[18]	NTD: Date to reflect first call date of applicable series of DT Notes.

(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary of Issuer to Issuer or to a Restricted Subsidiary of Issuer;

(4)	the sale, lease, sub-lease, conveyance or other disposition of (a) assets, products, services or accounts receivable in the ordinary course of business, (b) equipment or other assets pursuant to a program for the maintenance or upgrading of such equipment or assets, or (c) any sale, conveyance or other disposition of damaged, worn-out, uneconomic or obsolete assets in the ordinary course of business;

(5)	the sale, conveyance or other disposition of cash or Cash Equivalents;

(6)	a surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims in the ordinary course of business or a grant of a Lien not prohibited by the indenture;

(7)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain covenants —Restricted payments”;

(8)	arms-length sales, leases or sub-leases (as lessor or sublessor), sale and leasebacks, assignments, conveyances, transfers or other dispositions of assets or rights to a Person that is a Permitted Joint Venture Investment;

(9)	licenses and sales of intellectual property or other general intangibles (other than FCC Licenses) in the ordinary course of business;

(10)	a Permitted Investment;

(11)	dispositions of assets to the ISIS Joint Venture;

(12)	a sale, conveyance, or other disposition made as part of the Towers Transaction; or

(13)	the settlement or early termination of any Permitted Bond Hedge Transaction.

“Asset Sale Offer” has the meaning assigned to that term in the provision described under the caption “—Repurchase at the option of holders—Asset sales”.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that (a) in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time and (b) in the case of a “group” pursuant to Rule 13d-5(b)(1) of the Exchange Act which group includes one or more Permitted Holders (or one or more Permitted Holders is deemed to share Beneficial Ownership with one or more other persons of any shares of Capital Stock), (i) such “group” shall be deemed not to have Beneficial Ownership of any shares held by such Permitted Holder and (ii) any person (other than such Permitted Holder) that is a member of such group (or sharing such Beneficial Ownership) shall be deemed not to have Beneficial Ownership of any shares held by such Permitted Holder (or in which any such Person shares beneficial ownership). The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of [—], by and among [—].

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;

(3)	demand deposits, certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from a Rating Agency at the date of acquisition and, in each case, maturing within one year after the date of acquisition;

(6)	securities issued and fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or agency or instrumentality thereof, rated at least “A” by a Rating Agency at the date of acquisition and having maturities of not more than two years after the date of acquisition;

(7)	auction rate securities rated at least “AA-” or “Aa3” by a Rating Agency at the time of purchase and with reset dates of one year or less from the time of purchase;

(8)	investments, classified in accordance with GAAP as current assets of Issuer or any of its Restricted Subsidiaries, in money market funds, mutual funds or investment programs registered under the Investment Company Act of 1940, at least 90% of the portfolios of which constitute investments of the character, quality and maturity described in clauses (1) through (7) of this definition;

(9)	in the case of any Person that is operating outside the United States or anticipates operating outside the United States within the next 12 months, any substantially similar investment to the kinds described in clauses (1) through (7) of this definition rated at least “P-2” by Moody’s or “A-2” by S&P or the equivalent thereof; and

(10)	deposits or payments made to the FCC in connection with the auction or licensing of Governmental Authorizations that are fully refundable.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Issuer and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than any such disposition to a Restricted Subsidiary or a Permitted Holder;

(2)	the adoption of a plan relating to the liquidation or dissolution of Issuer;

(3)	the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent (or its successor by merger, consolidation or purchase of all or substantially all of its assets or its equity), measured by voting power rather than number of shares;

(4)	during any period of 12 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of Issuer or Parent cease to be composed of individuals (i) who were members of that Board of Directors or equivalent governing body on the first day of such period, (ii) whose election or nomination to that Board of Directors or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body, (iii) whose election or nomination to that Board of Directors or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body, or (iv) in the case of Issuer, whose election or nomination to that Board of Directors or equivalent governing body was approved by Parent; or

(5)	the Issuer ceases to be a direct or indirect Wholly-Owned Subsidiary of Parent.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) , or withdrawal of the rating of the notes within the Ratings Decline Period by at least two of the Rating Agencies, as a result of which the rating of the notes on any day during such Ratings Decline Period is below the rating by each such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement), provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing during such Ratings Decline Period that such decision(s) resulted, in whole or in part, from the occurrence (or expected occurrence) of such Change of Control or the announcement of the intention to effect such Change of Control; provided, further that no Change of Control Triggering Event shall be deemed to occur if at the time of the applicable downgrade the rating of the notes by at least two out of the three Rating Agencies is Investment Grade.

“Closing Date” means the date on which the Merger occurs.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization (including non-cash impairment charges and any write-off or write-down or amortization of intangibles but excluding amortization of ordinary course prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense to the extent that it represents an ordinary course accrual of or reserve for cash expenses in any future period or amortization of any ordinary course prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(4)	any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (including all fees and expenses relating thereto), including (a) any fees, expenses and costs relating to the Towers Transaction, (b) any fees, expenses or charges related to any sale or offering of Equity Interests of such Person or Parent, any acquisition or disposition or any Indebtedness, in each case that is permitted to be incurred hereunder (in each case, whether or not successful), or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the notes, provided that Consolidated Cash Flow shall not be deemed to be increased by more than $250.0 million in any twelve-month period pursuant to this clause (b), (c) any premium, penalty or fee paid in relation to any repayment, prepayment or repurchase of Indebtedness, (d) any fees or expenses relating to the Transactions and the issuance and sale of the Permitted MetroPCS Notes”, as defined in the Business Combination Agreement, and (e) restructuring charges, integration costs (including retention, relocation and contract termination costs) and related costs and charges, provided such costs and charges under this clause (e) shall not exceed $300.0 million in any twelve-month period, plus, for the first four years after the Closing date, up to an additional $300 million in any twelve-month period related to the Transactions); plus

(5)	New Market losses, up to a maximum aggregate amount of $300 million in any twelve-month period; minus

(6)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Issuer that is not a Subsidiary Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow of Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders. For the avoidance of doubt, with respect to any period prior to the Merger, the Issuer shall be deemed to be MetroPCS Wireless, Inc., and calculations “Consolidated Cash Flow” of the Issuer for any period prior to the Closing Date for purposes of calculating the Debt to Cash Flow Ratio shall be on a pro forma basis as described in the last paragraph of the definition of “Debt to Cash Flow Ratio”.

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all Preferred Stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)	the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including amortization of debt issuance costs or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of payments (if any) pursuant to Hedging Obligations); plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on that portion of Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); plus

(4)	the product of (a) all dividend payments on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries; times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal;

in each case, on a consolidated basis and in accordance with GAAP; excluding, however, any amount of such interest of any Restricted Subsidiary of the referent Person if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (2) of the definition thereof). Notwithstanding the foregoing, if any lease or other liability is reclassified as indebtedness or as a Capital Lease Obligation due to a change in accounting principles or the application thereof after the Closing Date, the interest component of all payments associated with such lease or other liability shall be excluded from Consolidated Interest Expense.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the positive Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	solely for the purpose of determining the amount available for Restricted Payments under clause 3(A) of the second paragraph of the covenant described above under the caption “—Certain covenants—Restricted Payments” the Net Income of any Restricted Subsidiary that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)	the effect of a change in accounting principles or in the application thereof (including any change to IFRS and any cumulative effect adjustment) will be excluded;

(4)	unrealized losses and gains attributable to Hedging Obligations, including those resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, will be excluded; and

(5)	any non-cash compensation charge or expense realized from grants of stock, stock appreciation or similar rights, stock option or other rights to officers, directors and employees, will be excluded.

“Contribution Indebtedness” means, Indebtedness in an aggregate principal amount at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge such Indebtedness, not to exceed 150% of the aggregate amount of all Net Equity Proceeds.

“Convertible Debt” means Debt of the Issuer (which may be Guaranteed by the Guarantors) permitted to be incurred hereunder that is either (a) convertible or exchangeable into common stock of Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of Parent and/or cash (in an amount determined by reference to the price of such common stock).

“Credit Facilities” means, one or more debt facilities , capital leases, purchase money financings or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), capital leases, purchase money debt, debt securities or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Debt to Cash Flow Ratio” means, with respect to any Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available.

For purposes of making the computation referred to above:

(1)	pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including the Merger and including giving pro forma effect to any related financing transactions and the application of proceeds of any Asset Disposition) that occur during such four-quarter period or subsequent to such four quarter period but on or prior to the date on which the Debt to Cash Flow Ratio is to be calculated as if they had occurred and such proceeds had been applied on the first day of such four-quarter period;

(2)	pro forma effect shall be given to asset dispositions and, asset acquisitions (including giving pro forma effect to any related financing transactions and the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of Issuer or has been merged with or into Issuer (including MetroPCS Wireless, Inc.) or any Restricted Subsidiary during such four-quarter period or subsequent to such four quarter period but on or prior to the date on which the Debt to Cash Flow Ratio is to be calculated and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such four-quarter period;

(3)

to the extent that the pro forma effect of any transaction is to be made pursuant to clause (1) or (2) above, such pro forma effect shall be determined in good faith on a reasonable basis by a responsible financial or accounting officer of the specified Person, as if the subject transaction(s) had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(4)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of (without duplication of clauses (1) and (2) above) prior to the date on which the Debt to Cash Flow Ratio is to be calculated, shall be excluded;

(5)	any Person that is a Restricted Subsidiary on the date on which the Debt to Cash Flow Ratio is to be calculated will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(6)	any Person that is not a Restricted Subsidiary on the date on which the Debt to Cash Flow Ratio is to be calculated will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

For the avoidance of doubt, for any period commencing prior to the date that is four fiscal quarters after the fiscal quarter during which the Closing Date occurs, the Debt to Consolidated Cash Flow Ratio shall be calculated giving pro forma effect to the Transactions as if the Transactions had occurred on the first day of the four quarter reference period.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided that any class of Capital Stock of such Person that, by its terms, requires such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock, and that is not convertible, puttable or exchangeable for cash, Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock, so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain covenants—Restricted payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“DT” means Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means Indebtedness of Issuer and its Subsidiaries (other than Indebtedness under the notes) in existence on the Closing Date, until such amounts are repaid. For the avoidance of doubt, “Existing Indebtedness” includes the “DT Notes” and the “Permitted MetroPCS Notes” as such terms are defined in the Business Combination Agreement and in each case actually issued .

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by Issuer’s Board of Directors or a senior officer of the Issuer, which determination shall be conclusive.

“FCC” means the United States Federal Communications Commission and any successor agency that is responsible for regulating the United States telecommunications industry.

“FCC Licenses” means all licenses or permits now or hereafter issued by the FCC.

“Fitch” means Fitch Inc., a Subsidiary of Fimalac, S.A.

“Foreign Subsidiary” means any Subsidiary of Issuer other than a Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.

“GAAP” means generally accepted accounting principles as in effect on the Closing Date. At any time, Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP (or parts of the Accounting Standards Codification or “ASC”)) shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture); provided that any such election, once made, shall be irrevocable; provided further, that any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Issuer shall give notice of any such election made in accordance with this definition to the trustee and the holders of notes.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent, permission, consent order or consent decree of or from any governmental authority.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1)	Parent;

(2)	Issuer’s direct and indirect Domestic Restricted Subsidiaries (other than Immaterial Subsidiaries) that are Wholly-Owned Subsidiaries on the Closing Date;

(3)	Issuer’s direct and indirect Restricted Subsidiaries that guarantee any Specified Issuer Indebtedness;

(4)	Any future Subsidiary of Parent that directly or indirectly owns equity interests of Issuer; and

(5)	any other Subsidiary of Parent that executes a Note Guarantee in accordance with the provisions of the indenture either (a) as required pursuant to the covenant described above under the caption “—Certain covenants—Additional note guarantees” or (b) because Parent or Issuer, in its sole discretion, causes such Subsidiary to do so, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices,

and any guarantee in respect thereof.

“IFRS” means the international accounting standards promulgated by the International Accounting Standards Board and its predecessors, as adopted by the European Union, as in effect from time to time.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that at any time has less than $100.0 million in Total Assets; provided, that the aggregate Total Assets of all Immaterial Subsidiaries shall not at any time exceed $300.0 million.

“Indebtedness” means, with respect to any specified Person, without duplication, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6)	representing any Hedging Obligations; or

(7)	in respect of liabilities related to the Towers Transaction,

if and only to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing, in no event shall the reclassification of any lease or other liability as indebtedness due to a change in accounting principles or the application thereof after the Closing Date be deemed to be an incurrence of Indebtedness for any purpose under the indenture. The amount of any Indebtedness shall be determined in accordance with the last paragraph of the covenant described above under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock.”

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances (excluding commission, travel, entertainment, drawing accounts and similar advances to directors, officers and employees made in the ordinary course of business and excluding the purchase of assets, equipment, property or accounts receivables created or acquired in the ordinary course of business) or capital contributions, and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities. If Issuer or any Restricted Subsidiary of Issuer sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Issuer, Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments.” The acquisition by Issuer or any Subsidiary of Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by Issuer or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments” as of the date the acquisition of the acquired Person is consummated. Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investment Grade” means

(1)	with respect to Moody’s (or any successor company acquiring all or substantially all of its assets), a rating of Baa3 (or its equivalent under any successor rating category of Moody’s) or better;

(2)	with respect to S&P (or any successor company acquiring all or substantially all of its assets), a rating of BBB- (or its equivalent under any successor rating category of S&P) or better;

(3)	with respect to Fitch (or any successor company acquiring all or substantially all of its assets), a rating of BBB- (or its equivalent under any successor rating category of Fitch) or better; and

(4)	if any Rating Agency ceases to exist or ceases to rate the notes for reasons outside of the control of Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Issuer as a replacement agency.

“ISIS Joint Venture” means Amended and Restated LLC Agreement of JVL Ventures, LLC dated October 1, 2010, as amended.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof.

“Merger” means the merger of MetroPCS Wireless, Inc. with and into the Issuer with Issuer as the surviving Person, pursuant to the Business Combination Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Equity Proceeds” means the net cash proceeds received by Issuer since the Closing Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Issuer (other than Disqualified Stock).

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock accretion or dividends, excluding however:

(1)	any gain (or loss), together with any related provision for taxes on such gain (or loss) realized in connection with : (a) dispositions of assets (other than in the ordinary course of business); or (b) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding any items deemed to be cash pursuant to clause (2)(a) of the covenant described above under the caption “—Repurchase at the option of holders—Asset sales”), net of all costs relating to such Asset Sale, including (a) legal, accounting and investment banking fees, finder’s fees, sales commissions, employee severance costs, and any relocation expenses incurred as a result of the Asset Sale, (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and (e) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by Issuer or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Issuer or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“New Market Losses” means, for any period, to the extent such losses were deducted in computing such Consolidated Net Income during the applicable period, an amount equal to any extraordinary loss plus any net loss (without duplication) realized by the Issuer or any of its Restricted Subsidiaries incurred in connection with construction, launch and operations in any New Market for such period, so long as such net losses are incurred on or prior to the fourth anniversary after the initial commencement of commercial operations in the applicable New Market.

“New Markets” means the collective reference to any wireless telephone markets other than the metropolitan areas of Las Vegas, Nevada; ; Los Angeles, San Francisco and Sacramento California; Detroit, Michigan; Dallas, Texas; Tampa, Orlando, Miami and Jacksonville, Florida; Atlanta, Georgia; Philadelphia, Pennsylvania; New York, New York; Boston, Massachusetts; and Hartford, Connecticut.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), subject to customary “bad-boy” exceptions, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Issuer or any of its Restricted Securities.

“Note Guarantee” means the Guarantee by each Guarantor of Issuer’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, cash collateral obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Parent’s common stock purchased by the Issuer in connection with the issuance of any Convertible Debt; provided that the purchase price for such Permitted Bond Hedge Transaction, does not exceed the net cash proceeds received by the Issuer from the sale of such Convertible Debt issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Business” means those businesses in which Issuer and its Subsidiaries were engaged on the Closing Date, or any business similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof, or any business reasonably related to the telecommunications industry, and the acquisition, holding or exploitation of any license relating to the delivery of those services.

“Permitted Holder” means (i) DT and (ii) any direct or indirect Subsidiary of DT.

“Permitted Investments” means:

(1)	any Investment in Issuer or in any Restricted Subsidiary of Issuer;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Issuer or any Restricted Subsidiary of Issuer in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Issuer; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Issuer or a Restricted Subsidiary of Issuer;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the option of holders—Asset sales”;

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Issuer or Equity Interests of Parent;

(6)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)	Investments represented by Hedging Obligations;

(8)	loans or advances to employees made in the ordinary course of business of Issuer or any Restricted Subsidiary of Issuer in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

(9)	any payment on or with respect to, or purchase, redemption, defeasement or other acquisition or retirement for value of (i) the notes, or (ii) any Indebtedness that is pari passu with the notes;

(10)	advances and prepayments for asset purchases in the ordinary course of business in a Permitted Business of Issuer or any of its Restricted Subsidiaries;

(11)	Investments existing on the Closing Date, including Investments held by MetroPCS Wireless, Inc. and Issuer immediately prior to the Merger;

(12)	Investments in the ISIS Joint Venture having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Closing Date that are at that time outstanding, not to exceed $300.0 million;

(13)	Permitted Bond Hedge Transactions which constitute Investments;

(14)	(a) Permitted Joint Venture Investments, and (b) other Investments in any Person other than an Affiliate of Issuer (excluding any Person that is an Affiliate of Issuer solely by reason of Parent’s ownership, directly or indirectly, of Equity Interests, or control, of such Person or which becomes an Affiliate as a result of such Investment), to the extent such Investment under (a) or (b) has an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed 12.5% of the Issuer’s Total Assets on the date of such Investment;

(15)	Investments in a Person primarily engaged in a Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) since the Closing Date that are at that time outstanding, not to exceed $250.0 million;

(16)	guarantees permitted under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” ; and

(17)	deposits or payments made with the FCC in connection with the auction or licensing of Governmental Authorizations.

Notwithstanding any other provision to the contrary, no Permitted Investment shall be deemed to be a Restricted Payment.

“Permitted Joint Venture Investment” means, with respect to any specified Person, Investments in any other Person engaged in a Permitted Business of which at least 40% of the outstanding Capital Stock of such other Person is at the time owned directly or indirectly by the specified Person.

“Permitted Liens” means:

(1)	Liens securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations related thereto permitted by clauses (1), (8) and (20) of the second paragraph of the covenant entitled “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock”, provided that any secured Permitted Refinancing Indebtedness incurred in respect of Indebtedness or other Obligations previously secured pursuant to this clause (1) will be treated as Indebtedness secured pursuant to this clause (1) in making any determination as to whether additional Indebtedness or other Obligations may be secured pursuant to this clause (1);

(2)	Liens in favor of Issuer or the Guarantors;

(3)	Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with Issuer or any Subsidiary of Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person that becomes a Restricted Subsidiary or is merged into or consolidated with Issuer or the Subsidiary;

(4)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by Issuer or any Subsidiary of Issuer; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(5)	(a) bankers’ Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, and (b) Liens, deposits (including deposits with the FCC) or pledges to secure the performance of bids, tenders, trade or governmental contracts, leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock” covering only the assets (including the proceeds thereof, accessions thereto and upgrades thereof) acquired with or financed by such Indebtedness;

(7)	Liens existing on the Closing Date (including Liens existing on the assets of MetroPCS Wireless, Inc. and its Subsidiaries);

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)	Liens imposed by law or contract, such as carriers’, warehousemen’s, suppliers’, vendors’, construction, repairmen’s, landlord’s and mechanics’ Liens or other similar Liens, in each case, incurred in the ordinary course of business;

(10)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)	Liens arising by reason of a judgment, attachment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(12)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(13)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)	the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions of such property and assets and improvements and accessions thereto); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14)	(a) Liens contained in purchase and sale agreements or lease agreements limiting the transfer of assets pending the closing of the transactions contemplated thereby or the termination of the lease, respectively, (b) spectrum leases or other similar lease or licensing arrangements contained in, or entered into in connection with, purchase and sale agreements, and (c) Liens relating to deposits or escrows established in connection with purchase and sale agreements;

(15)	Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of Issuer or any of its Subsidiaries from granting or permitting to exist Liens on their respective assets;

(16)	Liens in favor of the trustee as provided for in the indenture on money or property held or collected by the trustee in its capacity as trustee;

(17)

Liens on cash or Cash Equivalents securing (a) workers’ compensation claims, self-insurance obligations, unemployment insurance or other social security, old age pension, bankers’ acceptances, performance bonds, completion bonds, bid bonds, appeal bonds, indemnity bonds, specific performance or injunctive relief bonds, surety bonds, public liability obligations, or other similar bonds or obligations, or securing any

Guarantees or letters of credit functioning as or supporting any of the foregoing, in each case incurred in the ordinary course of business or (b) letters of credit required to be issued for the benefit of any Person that controls a Permitted Joint Venture Investment to secure any put right for the benefit of the Person controlling the Permitted Joint Venture Investment;

(18)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into in the ordinary course of business covering only the property under lease (plus improvements and accessions to such property and proceeds or distributions of such property and improvements and accessions thereto);

(19)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense entered into in the ordinary course of business;

(20)	Liens on cash or Cash Equivalents on deposit to secure reimbursement obligations under letters of credit incurred in the ordinary course of business;

(21)	Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Person that is a Permitted Joint Venture Investment owned by Issuer or any Restricted Subsidiary to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Person;

(22)	Liens arising under operating agreements, joint venture agreements, partnership agreements, contracts for sale and other agreements arising in the ordinary course of business that are customary in the Permitted Business, and applicable only to the assets that are the subject of such agreements or contracts;

(23)	Liens securing Hedging Obligations;

(24)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(25)	Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(27)	Liens securing any arrangement for treasury, depositary or cash management services provided to Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(28)	Liens with respect to obligations that do not exceed at any time the greater of (x) $500 million and (y) 1.0% of Issuer’s Total Assets at such time;

(29)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; and

(30)	Liens, if any, incurred in connection with the Towers Transaction.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1)	payments to Parent to permit Parent to pay reasonable accounting, legal, investment banking fees and administrative expenses of Parent when due; and

(2)	for so long as Issuer is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to Issuer and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that Issuer would owe if Issuer were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Issuer and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority.

“Permitted Refinancing Indebtedness” means any Indebtedness of Issuer or any of its Restricted Subsidiaries, any Disqualified Stock of Issuer or any Preferred Stock of any Restricted Subsidiary issued (a) in exchange for, or the net proceeds of which are used to, extend the maturity, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of ((a) and (b) above, collectively, a “Refinancing”), any other Indebtedness of Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of Issuer or any Preferred Stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of Issuer or Preferred Stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

(1)	the principal amount or, in the case of Disqualified Stock or Preferred Stock, liquidation preference, of the Indebtedness, Disqualified Stock or Preferred Stock so Refinanced (plus, in the case of Indebtedness, the amount of accrued interest and premium, if any paid in connection therewith), and

(2)	if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing;

in each case, except to the extent that any such excess principal amount (or accreted value, as applicable) would be then permitted to be incurred by other provisions of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided, that such excess principal amount of Indebtedness shall be deemed to be incurred under such other provision.

Notwithstanding the preceding, no Indebtedness, Disqualified Stock or Preferred Stock will be deemed to be Permitted Refinancing Indebtedness, unless:

(1)	such Indebtedness, Disqualified Stock or Preferred Stock has a final maturity date or redemption date, as applicable, later than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced;

(2)	if the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced is contractually subordinated in right of payment to the notes, such Indebtedness, Disqualified Stock or Preferred Stock is contractually subordinated in right of payment to, the notes, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced at the time of the Refinancing; and

(3)	such Indebtedness or Disqualified Stock is incurred or issued by Issuer or such Indebtedness, Disqualified Stock or Preferred Stock is incurred or issued by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or Preferred Stock being Refinanced, or a Restricted Subsidiary of such obligor or issuer.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or payments upon liquidation.

“Rating Agency” means each of Moody’s, S&P, Fitch and, if any of Moody’s, S&P or Fitch ceases to exist or ceases to rate the notes for reasons outside of the control of Issuer, any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Issuer as a replacement agency.

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by Issuer or a shareholder of Issuer, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Replacement Assets” means: (i) capital expenditures with respect to any assets, (ii) other assets that will be used or useful in a Permitted Business, (iii) all or substantially all of the assets of a Permitted Business, (iv) Voting Stock of any Person engaged in a Permitted Business that, when taken together with all other Voting Stock of such Person owned by Issuer and its Restricted Subsidiaries, constitutes a majority of the Voting Stock of such Person and such Person will become a Restricted Subsidiary on the date of the acquisition thereof or (v) deposits or payments to acquire FCC Licenses.

“Reset Rate” means [        ].19

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Restricted Subsidiary that as of the end of the most recent fiscal quarter for which financial statements are available, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

“Specified Issuer Indebtedness” means any Indebtedness of Issuer in a principal amount of $250 million or more.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means :

(1)	with respect to the Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the notes; and

(2)	with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the such Guarantor’s Guarantee of the notes.

“Subsidiary” means, with respect to any specified Person:

(3)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(4)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantors” means, collectively, the Guarantors that are Subsidiaries of Issuer.

[19]	NTD: Reset Rate to be determined as set forth in the DT Note Pricing Schedule.

“Total Assets” means the consolidated total assets of a Person and its Subsidiaries as set forth on the most recent balance sheet of such Person prepared in accordance with GAAP.

“Towers Transaction” means the transactions contemplated by Section 4.25 of the Business Combination Agreement.

“Transactions” means (i) the Merger, (ii) the offering of the notes and all other “DT Notes”, as defined in the Business Combination Agreement, (iii) the refinancing of Existing Indebtedness on or prior to the Closing Date, and (iv) all other transactions consummated in connection therewith.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to [                     ]20; provided, however, that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Issuer will (1) calculate the Treasury Rate on the third business day preceding the applicable redemption date and (2) prior to such redemption date file with the trustee an officer’s certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of Issuer that is designated by the Board of Directors of Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that:

(1)	except as permitted by the covenant described above under the caption “—Certain covenants—Transactions with affiliates,” such Subsidiary is not party to any agreement, contract, arrangement or understanding with Issuer or any Restricted Subsidiary of Issuer unless the terms of any such agreement, contract, arrangement or understanding are, taken as a whole, no less favorable to Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Issuer;

(2)	such Subsidiary does not hold any Liens on any property of Parent, Issuer or any of its Restricted Subsidiaries; and

(3)	such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Issuer or any of its Restricted Subsidiaries, except to the extent that such guarantee or credit support would be released upon such designation.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person. Except if expressly otherwise specified, Wholly-Owned Subsidiary means a Wholly-Owned Subsidiary of the Issuer.

[20]	NTD: To match first call date for the applicable series of Notes.

Exhibit H

REVOLVING CREDIT FACILITY

Summary of Terms and Conditions

I. PARTIES

Borrower:	T-Mobile USA, Inc., a Delaware corporation (the “Borrower”).

Guarantors:	All obligations of the Borrower under the Facility (as defined below) will be unconditionally guaranteed by MetroPCS Communications, Inc. (“Parent”) and all of (a) Borrower’s existing and future (i) Domestic Restricted Subsidiaries (as defined in the “Description of DT Notes” (the “DT Notes DON”) attached as Exhibit G to the Business Combination Agreement) that are Wholly-Owned Subsidiaries (as defined in the DT Notes DON) except for Immaterial Subsidiaries (as defined in the DT Notes DON) and (ii) Restricted Subsidiaries that guarantee any Specified Issuer Indebtedness (as defined in the DT Notes DON) and (b) any entity that becomes a parent entity of the Borrower.

Initial Lender:	Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, or one or more of its affiliates (the “Lender”).

II. TYPE AND AMOUNT OF FACILITY

Type and Amount:	Senior unsecured revolving credit facility (the “Facility”, and the loans thereunder, the “Loans”) in the amount of $500 million (the “Commitment”).

Availability:	The Facility shall be available on a revolving basis for borrowings during the period from the Closing Date to but excluding the fifth anniversary thereof (the “Commitment Termination Date”).

Maturity:	All amounts outstanding under the Facility will be due and payable on the Commitment Termination Date.

Purpose:	The proceeds of the Loans shall be used for working capital and other general corporate purposes of the Borrower and its subsidiaries.

III. CERTAIN PAYMENT PROVISIONS

Upfront Fee:	50 bps on the Commitment, payable within one business day after the Closing Date.

Undrawn Commitment Fee:	An amount per annum on the undrawn portion of the Commitment, payable quarterly in arrears determined in accordance with the pricing grid below, based on the then-applicable Debt to Cash Flow Ratio (as defined in the DT Notes DON).

Interest Rate:	Each Loan under the Facility shall bear interest at a rate per annum equal to the Eurodollar Rate or the Base Rate (in each case as defined in the Existing Credit Agreement), at the Borrower’s option, in each case plus the Applicable Margin.

As used herein, “Applicable Margin” means a rate per annum determined in accordance with the following pricing grid (expressed as basis points per annum), based on the then-applicable Debt to Cash Flow Ratio (as defined in the DT Notes DON), provided that the Applicable Margin for Base Rate Loans shall be 100 basis points less than the applicable Adjusted LIBOR Margin set forth below:

Pricing Grid

Category	Debt to Cash Flow Ratio	Undrawn Commitment Fee	Adjusted LIBOR Margin
1	≤ 1.50	25.0	250
2	> 1.50 and ≤ 2.50	37.5	275
3	>2.50	50.0	300

Optional Prepayments and Commitment Reductions:	Loans under the Facility may be prepaid without premium or penalty by the Borrower (but subject to the payment of breakage costs, if any, for prepayments of any Eurodollar Loan on a day other than the last day of the interest period therefor) and commitments may be reduced at the option of the Borrower, in each case in minimum amounts of $10 million.

IV. CERTAIN CONDITIONS

Initial Conditions:	The availability of the Facility shall be conditioned upon satisfaction of the following conditions precedent (the date on which such conditions shall be satisfied and the Facility shall become effective being herein referred to as the “Closing Date”):

(a)    The Borrower shall have executed and delivered definitive financing documentation for the Facility reasonably satisfactory to the Lender, which shall be substantially similar to the existing Third Amended and Restated Credit Agreement dated as of March 17, 2011, among MetroPCS Wireless, Inc., JP Morgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto (as amended, the “Existing Credit Agreement”), except as modified hereby or otherwise to reflect the changes contemplated herein, including with adjustments to give effect to the unsecured nature of the facility and the deletion of the term facility, the swingline commitment, and the letter of credit commitment (the “Credit Documentation”).

(b)    (i) The material accuracy of all representations and warranties in the Credit Documentation and (ii) the absence of any default or event of default as of the Closing Date, and a senior officer of the Borrower shall have delivered to the Lender a certificate to that effect.

(c)    The Lender shall have received such customary legal opinions and closing certificates, together with customary certified documentation covering valid corporate existence, good standing, due authorization and incumbency, as it may reasonably request.

(d) The Lender shall have received all fees and expenses required to be paid by the Borrower in connection with the Facility on or before the Closing Date.

(e)    The Transaction (as defined in the Business Combination Agreement) shall have been consummated in accordance with the terms of the Business Combination Agreement and substantially simultaneously with the Closing Date.

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On-Going Conditions:	The making of each extension of credit shall be conditioned upon (a) the accuracy in all material respects of all representations and warranties in the Credit Documentation, (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit and (c) compliance with the financial maintenance covenant as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered, giving pro forma effect to the relevant extension of credit.

V. CERTAIN DOCUMENTATION MATTERS

The Credit Documentation shall contain representations, warranties, covenants, events of default substantially similar to those in the Existing Credit Agreement, except as set forth herein or as the parties may agree.

Collateral:	None.

Financial Covenants:

Debt to Cash Flow:	The Borrower shall not permit the Debt to Cash Flow Ratio to exceed 4.0 to 1.0 as of the last day of any fiscal quarter. Covenant to apply only when revolving loans are outstanding as of the relevant quarter-end date and (as provided above under “On-Going Conditions”) as a condition to any draw.

Representations and Warranties:	Substantially the same as the Existing Credit Agreement (with the $50 million materiality threshold applicable to certain representations to be raised to $100 million).

Affirmative Covenants:	Substantially the same as the Existing Credit Agreement (with the $50 million materiality threshold applicable to certain affirmative covenants to be raised to $100 million).

Negative Covenants:	Substantially the same as the Existing Credit Agreement, with changes to reflect the baskets and exceptions specified in the DT Notes DON.

Events of Default:	Substantially the same as the Existing Credit Agreement (with the $50 million materiality threshold applicable to certain events of default to be raised to $100 million and the cross-default provision to be revised to provide for cross-payment-default and cross-acceleration only).

Change of Control:	Substantially the same as the definition of “Change of Control” under the DT Notes DON.

Voting:	Substantially the same as the Existing Credit Agreement, provided that there shall be no restrictions on voting by affiliates of the Borrower.

Assignments and Participations:

Substantially the same as the Existing Credit Agreement, provided that there shall be no restrictions on loans or commitments being held by affiliates of the Borrower. Credit Documentation to provide that in the event Lender elects to assign any Loans or Commitments to any other lenders, the Lender and Borrower will cooperate on amending the documentation to permit such assignments.

Yield Protection:	Substantially the same as the Existing Credit Agreement.

Expenses and Indemnification:	Substantially the same as the Existing Credit Agreement.

Governing Law and Forum:	State of New York.

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Exhibit I

Financing Backstop Terms and Conditions

Capitalized terms not otherwise defined herein have the meanings set forth in the Business Combination Agreement to which this Exhibit is attached (the “BCA” or “Business Combination Agreement”).

1. Credit Facility Backstop

a.	Purpose: To backstop the payoff of the MetroPCS Existing Credit Agreement.

b.	Commitment amount: Up to $2.5 billion

c.	Commitment fee: 1.5% of the commitment, payable within one business day after the Closing Date.

d.	Commitment termination: The Credit Facility Backstop will terminate on the earliest of (i) the date that the MetroPCS Existing Credit Agreement is paid in full, which date shall be no later than date the TMUS Merger is consummated (the “Merger”, and such date the “Closing Date”), (ii) such commitment being reduced to zero pursuant to the commitment reduction terms below and (iii) the date the Business Combination Agreement is terminated.

e.	Fee reductions:

i.	100 bps on the amount of commitment reduced within 4.5 months after pro forma financials are available; and

ii.	50 bps on the amount of commitment reduced between 4.5 and 7.5 months after pro forma financials are available;

provided, that for purposes of clauses i. and ii. above, pro forma financials shall be deemed to be available after the Proxy Statement is filed with the SEC; and, provided further, that the Credit Facility Backstop commitment shall only be reduced and the commitment fee shall only be rebated to the extent MetroPCS prepays amounts outstanding under the MetroPCS Existing Credit Agreement.

f.	Terms:

i.	TMUS to issue to DT and DT to purchase from TMUS (in accordance with Section 4.13(c) of the BCA), on the Closing Date, an amount of Additional DT Notes equal to the amount required to pay off and terminate the MetroPCS Existing Credit Agreement.

ii.	Any Additional DT Notes issued to fund the Credit Facility Backstop will have principal amounts, pricing, tenor and prepayment information for such series of notes to be issued as described in Exhibit F to the BCA (the “DT Note Pricing Schedule”), determined in accordance with Section 5.

2. Change of Control Backstop

a.	Purpose: To backstop an amendment to the change of control provisions in the MetroPCS Existing Notes to provide that there will be no change of control put right in connection with the Transaction (the “Proposed Waiver”).

b.	Commitment amount: Up to $2.0 billion

c.

Commitment termination: Commitment terminated immediately upon the earliest of (i) consummation of the Proposed Waiver, (ii) the expiration of the time that any holder of MetroPCS Existing Notes would have the right to put its notes in connection with the MetroPCS Merger (the “Change of

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Control Put Right Exercise Date”), (iii) such commitment being reduced to zero pursuant to the commitment reduction terms below, and (iv) the date the Business Combination Agreement is terminated.

d.	Commitment fee: 1.50% of the commitment, payable within one business day after the Closing Date.

e.	Fee reductions:

i.	100 bps on the amount of commitment reduced within 3 months after the earlier of (a) receipt of ratings by either Moody’s or S&P and (b) 30 days after the signing date of the BCA (the “Rebate Start Date”).

ii.	50 bps on the amount of commitment reduced between 3 and 6 months after the Rebate Start Date.

f.	Terms:

i.	TMUS to issue to DT and DT to purchase from TMUS (in accordance with Section 4.13(c) of the BCA), an amount of Additional DT Notes equal to the amount required to satisfy any put obligations in the event that the Proposed Waiver is not obtained and any bondholders exercise any put right upon consummation of the Transaction, on the date such put obligation is required to be satisfied.

ii.	Any Additional DT Notes issued to fund the Change of Control Backstop will have principal amounts, pricing, tenor and prepayment information for such series of notes to be issued as described in the DT Note Pricing Schedule, determined in accordance with Section 5.

3. New Note Backstop

a.	Purpose: To backstop the issuance by MetroPCS OpCo or MetroPCS HoldCo of up to $1.0 billion in Permitted MetroPCS Notes to be used as provided in the definition thereof (the “New Note Funding Amount”).

b.	Commitment Amount: $1 billion

c.	Commitment fee: 1.50% of the commitment amount, payable within one business day after the Closing Date.

d.	Commitment termination: Commitment terminated immediately upon the earliest of (i) such commitment being reduced to zero pursuant to the commitment reduction terms below, (ii) funding of the New Note Funding Amount on the Closing Date, and (iii) and (iii) the date the Business Combination Agreement is terminated.

e.	Fee reductions:

i.	100 bps on amount of commitment reduced prior to 9 months after the signing date of the BCA.

ii.	50 bps on amount of commitment reduced between 9 and 12 months after signing date of the BCA.

f.	Terms:

i.	TMUS to issue to DT and DT to purchase from TMUS (in accordance with Section 4.13(c) of the BCA), on the Closing Date, an amount of Additional DT Notes equal to the amount of the commitment, if any, remaining on the Closing Date.

ii.	Any Additional DT Notes issued will have principal amounts, pricing, tenor and prepayment information for such series of notes to be issued as described in the DT Note Pricing Schedule, determined in accordance with Section 5.

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4. Commitment Reduction

a.	Outstanding commitments under the Credit Facility Backstop, Change of Control Backstop and New Note Backstop shall be reduced on a dollar for dollar basis by the cash proceeds received by Parent or any subsidiary of Parent (including the Issuer) from the issuance of debt securities after the date the Business Combination Agreement is entered into until such time as all of the outstanding commitments under such backstop facilities are terminated in full (the “Take-Out Proceeds”).

b.	The Take-Out Proceeds shall reduce the outstanding commitments under the backstops in reverse order of maturity of the Additional DT Notes that would be issued to fund such backstop facilities; provided, that if the Take-Out Proceeds are received prior to the Change of Control Put Right Exercise Date, then the outstanding commitments under the backstops shall be reduced without regard to the notes that would be issued to fund the Change of Control Backstop Facility.

5. Allocation of commitments to Additional DT Notes on and after the Closing Date

a.	The amount and tenor of the Additional DT Notes received by DT in exchange for satisfying its commitments under the backstop facilities on and after the Closing Date shall be determined as follows.

i.	On the Closing Date, DT shall receive Additional DT Notes of the tenors set forth on page 2 of the DT Notes Pricing Schedule, in order of maturity from earliest to latest, allocated equally among Permanent Notes and Reset Notes, up to the total amount of outstanding commitments on the Closing Date (after giving effect to the issuance and use of proceeds of any Permitted MetroPCS Notes issued on or prior to the Closing Date), excluding the amount of the Change of Control Backstop commitment that will not be funded on the Closing Date.

ii.

Additionally, to the extent that the Change of Control Backstop commitment remains outstanding on the Closing Date because a Proposed Waiver has not been obtained as to any amount of MetroPCS Existing Notes and the Change of Control put obligation is not to be funded on the Closing Date, the maturity corresponding to such MetroPCS Existing Notes (e.g., 2018 for the existing MetroPCS OpCo 7 7/8% notes due 2018) shall be skipped in like amount and allocated as if they were funded in determining the amount of Additional DT Notes of each tenor to be issued to DT on the Closing Date according to Section 5.a.i. above.

iii.	To the extent any remaining Change of Control Backstop commitment is funded by DT after the Closing Date, DT shall receive Additional DT Notes of the tenors set forth on page 2 of the DT Notes Pricing Schedule (with tenors determined from the Issue Date), in order of maturity from earliest to latest, allocated equally among Permanent Notes and Reset Notes, up to the total amount of the Change of Control Backstop so funded, but skipping the amounts and tenors of Additional DT Notes previously issued pursuant to Sections 5.a.i. and 5.a.ii.

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Exhibit J

Provisions to be in Noteholder Agreement between DT and the Issuer

Definitions

“DT” means Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany.

“DT Notes” has the meaning specified in the Business Combination Agreement.

“DT Entities” means DT or any of its Subsidiaries (other than MetroPCS or any of its Subsidiaries).

“DT Redemption Event” means the occurrence of any of the following:

(1)	a Change of Control;

(2)	so long as DT owns, directly or indirectly, more than 50% of the Voting Stock of the Issuer immediately prior to such transaction, the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that DT ceases to own, directly or indirectly, more than 50% of the voting stock of Issuer (or its successor by merger, consolidation or purchase of all or substantially all of its assets or its equity), measured by voting power rather than number of shares; or

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that the owners directly or indirectly of the voting stock of the Issuer immediately prior to such consummation cease to be the owners, directly or indirectly, of more than 50% of the voting stock of Issuer (or its successor by merger, consolidation or purchase of all or substantially all of its assets or its equity), measured by voting power rather than number of shares.

Notwithstanding the foregoing, no Specified Change of Control shall constitute a DT Redemption Event.

“MetroPCS” means MetroPCS Communications, Inc., a Delaware corporation.

“Specified Change of Control” means any direct or indirect transfer of any common stock of MetroPCS by any DT Entity to a third party the result of which (to the knowledge of DT following reasonable inquiry) is the occurrence of a DT Redemption Event, other than in connection with a transaction in which all holders of common stock of MetroPCS are required to or are entitled to participate on the same terms.

“TMUS” means T-Mobile USA, Inc., a Delaware corporation.

Terms used but not otherwise defined have the meaning set forth in the indenture governing the DT Notes, which terms shall be included in the Noteholder Agreement.

DT Redemption Event

If a DT Redemption Event occurs, any DT Entity which holds any DT Notes will have the right to require Issuer to repurchase all or any part of such DT Notes for cash equal to 101% of the aggregate principal amount of DT Notes repurchased plus accrued and unpaid interest on the DT Notes repurchased to, but not including, the date of purchase (the “DT Redemption Event Payment”).

Specified Change of Control

Notwithstanding anything to the contrary in the indenture, in case of any Change of Control Triggering Event based upon a Change of Control that is a Specified Change of Control, no DT Entity will tender any DT Notes into the related Change of Control Offer.

If a DT Entity transfers any DT Notes to any third party after the earlier of announcement or consummation of a transaction that constitutes a Specified Change of Control, and before the Change of Control Offer that the Issuer is required to make in connection therewith expires, the transferee of such DT Notes shall agree that it will not tender any such DT Notes to the Issuer in any such Change of Control offer.

Merger, consolidation or sale of assets

The Issuer will cause any person with which it consolidates or merges, or directly or indirectly transfers all or substantially all of its assets to expressly assume the obligations under the Noteholder Agreement.

Amendments

For so long as DT holds, directly or indirectly, a majority in principal amount of any series of the DT Notes, the Issuer shall not agree to any waiver or amendment of any provision or term of such series of DT Notes or the indenture or other instrument governing such series of DT Notes without the prior written consent of DT, which may be withheld in the DT’s sole discretion.

After such time as DT no longer holds, directly or indirectly, a majority in principal amount of any series of the DT Notes, the Issuer shall not agree to any waiver or amendment of any provision or term of such series of the DT Notes or the indenture or other instrument governing such series of DT Notes without the consent of holders of at least 50.1% of the aggregate principal amount of such series of DT Notes.

Restrictions on optional redemption of DT Notes

For so long as any DT Entity holds, directly or indirectly, any DT Notes, Issuer shall not (a) issue any equity interests of Issuer for the purpose of redeeming or otherwise purchasing any DT Notes, or (b) use the proceeds of any sale of equity interests of Issuer or contributions to Issuer’s common equity capital made with the proceeds of one or more sales of equity interests of MetroPCS or any other person to directly or indirectly redeem or otherwise repurchase any DT Notes.

Mutual cooperation regarding DTC

For so long as any DT Entity holds, directly or indirectly, any DT Notes, Issuer, MetroPCS, and DT shall take all actions reasonable required to submit the DT Notes for electronic book-entry delivery and settlement through DTC on the earliest possible date, including, if necessary, through the use of one or more DTC Participants, provided that the out of pocket costs of such actions shall be paid by TMUS.

Exhibit K

Denali Directors

Invitations to continue as a member of the Denali Board following the Closing have been extended to each of James Perry (as one of the three independent directors) and Roger D. Linquist.

In the event that either or both of Messrs. Perry and Linquist are unable or unwilling to continue to serve on the Denali Board following the Closing, Deer and Denali will discuss in good faith a replacement for each such individual from the members of the Denali Board as of the date hereof; provided that if Deer and Denali are unable to reach agreement on any replacement, Denali shall designate such replacement from among the members of the Denali Board as of the date hereof.

Deer and Denali will also discuss in good faith the identification of such other persons as may be mutually agreeable to serve as members of the Denali Board following the Closing; provided that if Deer and Denali are unable to reach agreement on any one or more such persons, Deer shall designate such persons; provided that such persons shall be chosen such that at least three members of the entire Denali Board are qualified to be “independent” within the meaning of applicable SEC and NYSE rules and regulations and shall not be Affiliates of Deer.

Denali Officers

John Legère, Chief Executive Officer

Braxton Carter, Chief Financial Officer

James Alling, Chief Operating Officer, T-Mobile USA

Thomas Keys, Chief Operating Officer, MetroPCS

EVERCORE GROUP L.L.C.

October 2, 2012

The Special Committee of the Board of Directors

MetroPCS Communications, Inc.

2250 Lakeside Boulevard

Richardson, TX 75082

Members of the Special Committee:

We understand that MetroPCS Communications, Inc., a Delaware corporation (the “Company”), proposes to enter into a Business Combination Agreement, dated as of the date hereof (the “Business Combination Agreement”), with Deutsche Telekom AG, an Aktiengesellschaft organized in Germany (“DT”), T-Mobile Global Zwischenholding GmbH, a Gesellschaft mit beschrankter Haftung organized in Germany and a direct wholly-owned subsidiary of DT (“Global”), T-Mobile Global Holding GmbH, a Gesellschaft mit beschrankter Haftung organized in Germany and a direct wholly-owned subsidiary of Global (“Holding”), and T-Mobile USA, Inc., a Delaware corporation and direct wholly-owned subsidiary of Holding (“T-Mobile”), pursuant to which, among other things and subject to certain adjustments set forth in the Business Combination Agreement, (i) the Company will effect a recapitalization and reverse stock split of its common stock, par value $0.0001 per share (the “Company Common Stock”), whereby each existing share of Company Common Stock will receive 0.5 shares of common stock, par value $0.00001 per share (“New Company Common Stock”), (the “Reverse Stock Split”), (ii) immediately following the effective time of the Reverse Stock Split, the Company will pay its stockholders a cash payment in the aggregate amount of $1,500,000,000 (the “Cash Payment”), (iii) the Company will acquire from Holding all of the capital stock of T-Mobile (the “T-Mobile Shares”) in consideration of the issuance by the Company to Holding (or its designee) of shares of Company Common Stock equal to 74% of the fully-diluted shares of New Company Common Stock outstanding immediately following the Cash Payment (on a grossed-up basis to take into account the number of shares of New Company Common Stock so issued to Holding or its designee) (such shares of New Company Common Stock, the “Business Combination Consideration;” the closing of the purchase and sale of the T-Mobile Shares by the Company is referred to as the “Closing” and the acquisition by the Company of T-Mobile is referred to as the “Business Combination”). We further understand that pursuant to the Business Combination Agreement, DT will purchase from T-Mobile at their face amount (w) $15,000,000,000 of senior unsecured notes to be issued by T-Mobile (the “DT Notes”) in connection with the settlement of approximately $14,400,00,000 in certain intercompany obligations existing between DT and its subsidiaries (other than T-Mobile and its subsidiaries), on the one hand, and T-Mobile and its subsidiaries, on the other hand, and the creation of a receivable of T-Mobile from Holding in the amount by which the note proceeds exceed the amount of such intercompany indebtedness, as adjusted for the difference in the discounted present values of the intercompany obligations, on the one hand, and principal amount of DT Notes equal to the principal amount of such intercompany obligations, on the other hand, which receivable is being distributed by T-Mobile to Holding immediately prior to the Closing (x) up to an additional $1,000,000,000 of senior unsecured notes to the extent that the Company does not obtain such indebtedness from other parties on agreed terms prior to the Closing, (y) up to an additional $2,500,000,000 of senior secured notes as required to repay amounts outstanding under the Company’s existing credit agreement at Closing to the extent that the Company does not obtain such indebtedness from other parties on agreed terms prior to the Closing and (z) up to an additional $2,000,000,000 of senior unsecured notes as required to redeem outstanding senior notes of the Company to the extent that holders thereof have not agreed to provide a waiver of the occurrence of a change of a control trigger under such senior notes (the note purchases described in the foregoing clauses (w), (x), (y) and (z) being referred to as the “DT Financing”), and that the Company will pay certain commitment fees to DT in connection with the DT Financing at the Closing. The terms and conditions of the of the transactions contemplated by the Business Combination Agreement are more fully set forth in the Business Combination Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Business Combination Agreement.

EVERCORE GROUP L.L.C. 55 EAST 52ND STREET NEW YORK, NY 10055 TEL: 212.857.3100 FAX: 212.857.3101

October 2, 2012

The Special Committee has asked us, assuming payment of the Cash Payment, whether in our opinion the Company’s issuance of the Business Combination Consideration to Holding in consideration for the T-Mobile Shares is fair, from a financial point of view, to the Company and its stockholders (other than DT and its affiliates).

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company and T-Mobile that we deemed to be relevant;

(ii)	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company prepared and furnished to us by the management of the Company;

(iii)	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to T-Mobile prepared by the management of DT and T-Mobile and furnished to us by the Company,

(iv)	reviewed certain non-public projected financial data relating to the Company prepared and furnished to us by the management of the Company,

(v)	reviewed certain non-public projected financial data relating to T-Mobile prepared by the management of DT and T-Mobile (the “T-Mobile Management Projected Financial Data”) furnished to us by the Company as well as certain adjustments thereto made at the direction of the Company’s management (as so adjusted, the “Adjusted T-Mobile Projected Financial Data”);

(vi)	reviewed certain non-public projected operating data relating to the Company prepared and furnished to us by the management of the Company;

(vii)	reviewed certain non-public projected operating data relating to T-Mobile prepared by the management of DT and T-Mobile (the “T-Mobile Management Projected Operating Data”) furnished to us by the Company as well as certain adjustments thereto made at the direction of the Company’s management (as so adjusted, the “Adjusted T-Mobile Projected Operating Data”);

(viii)	discussed the past and current operations, financial projections and current financial condition of the Company and T-Mobile with the management of the Company (including their views on the risks and uncertainties of achieving such projections);

(ix)	discussed the past and current operations, financial projections and current financial condition of the Company and T-Mobile with the management of DT and T-Mobile (including their views on the risks and uncertainties of achieving such projections);

(x)	reviewed the amount and timing of the cost savings and operating synergies estimated by the Company management to result from the Business Combination (the “Estimated Synergies”);

(xi)	reviewed the amount, timing and use of certain tax attributes of the combined company as estimated by management of the Company;

(xii)	reviewed the reported prices and the historical trading activity of the Company Common Stock;

(xiii)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(xiv)	reviewed certain valuation multiples relating to the Business Combination with those of certain other transactions that we deemed relevant;

(xv)	reviewed a draft of the Business Combination Agreement dated October 1, 2012; and

October 2, 2012

(xvi)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial and operating data relating to the Company, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and good faith judgments of management of the Company as to the matters covered thereby. We express no view as to any projected financial or operating data relating to the Company or the assumptions on which they are based. With respect to T-Mobile Management Projected Financial Data and the T-Mobile Management Projected Operating Data, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and good faith judgments of management of DT and T-Mobile as to the matters covered thereby. With respect to Adjusted T-Mobile Projected Financial Data and the Adjusted T-Mobile Projected Operating Data, we have assumed that the adjustments which Company management has directed us to make to the T-Mobile Management Projected Financial Data and the T-Mobile Management Projected Operating Data have been reasonably determined by Company management on bases reflecting the best available estimates and good faith judgments of management of the Company as to the matters covered thereby. We express no view as to any projected financial or operating data relating to T-Mobile (whether prepared by management of DT or T-Mobile, or as adjusted at the direction of management of the Company) or the assumptions on which they are based. We have also assumed that the Estimated Synergies are reasonably obtainable, were estimated on bases reflecting the best currently available estimates and good faith judgments of the future competitiveness, operating and regulatory environments and related financial performance of the Company and T-Mobile and will be realized in the amounts and at the times indicated thereby. We express no view as to the Estimated Synergies or the assumptions on which they are based. With respect to the amount, timing and use of the tax attributes of the combined company estimated by management of the Company, we have assumed that estimates are reasonable and will be realized, although we express no view as to such estimates or the assumptions on which they are based. For purposes of our analysis and opinion, at your request, we have relied on the projections prepared by the management of the Company with respect to projected financial and operating data of the Company, including Expected Synergies and estimates as to the amount, timing and use of tax attributes of the combined company, and on the Adjusted T-Mobile Projected Financial Data and the Adjusted T-Mobile Projected Operating Data.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the executed Business Combination Agreement will be the same as the draft dated October 1, 2012 and reviewed by us, that the representations and warranties of each party contained in the Business Combination Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Business Combination Agreement and that all conditions to the consummation of the transactions contemplated by the Business Combination Agreement will be satisfied without material waiver or modification thereof. We have also assumed with your consent that the terms of the DT Financing (including any fees payable to DT in connection therewith) are on terms no less favorable to the Company than could be obtained from an unaffiliated third party lender. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Business Combination will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company, T-Mobile or the consummation of the Business Combination or materially reduce the benefits to the Company of the Business Combination.

We have not made nor assumed any responsibility for making any physical inspection, independent valuation or appraisal of the assets or liabilities of the Company or T-Mobile, nor have we been furnished with

October 2, 2012

any such valuation or appraisals, nor have we evaluated the solvency or fair value of the Company or T-Mobile under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have assumed that the outcome of any current and pending litigation affecting the Company or T-Mobile will not be material to our analysis. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than, assuming payment of the Cash Payment, whether the Company’s issuance of the Business Combination Consideration to Holding in consideration for the T-Mobile Shares is fair, from a financial point of view, to the Company and its stockholders (other than DT and its affiliates). We do not express any view on, and our opinion does not address, any other term or aspect of the Business Combination Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Business Combination Agreement or entered into or amended in connection with the transaction contemplated by the Business Combination Agreement, including, without limitation, (i) the fairness of the Reverse Stock Split or of the Cash Payment or any other consideration to be received in connection therewith by, the holders of Company Common Stock or any other securities, creditors or constituencies of the Company, (ii) the terms of the DT Financing (including the amount and nature of the fees payable to DT in connection therewith) or (iii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Reverse Stock Split, the Cash Payment, the Business Combination Consideration or otherwise.

We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the transactions contemplated by the Business Combination Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Business Combination or any other transaction contemplated by the Business Combination Agreement, including the Reverse Stock Split and the Cash Payment. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Company Common Stock or any business combination or other extraordinary transaction involving the Company. This letter, and our opinion, does not constitute a recommendation to the Special Committee, the Board of Directors or to any other persons in respect of the Business Combination, including as to how any holder of shares of Company Common Stock should vote or act in respect of the transactions contemplated by the Business Combination Agreement. We express no opinion herein as to the price at which shares of Company Common Stock will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company, T-Mobile and their respective advisors with respect to legal, regulatory, accounting and tax matters.

We will receive a fee for our services upon the rendering of this opinion. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and DT, T-Mobile or the Company, pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to DT, T-Mobile or the Company in the future and in connection with any such services we may receive compensation.

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, DT or T-Mobile and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

October 2, 2012

This letter, and the opinion expressed herein is solely addressed to, and for the sole information and benefit of, the Special Committee, in its capacity as such, in connection with its evaluation of the proposed Business Combination. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C. This opinion may be disclosed, referred to and communicated in its entirety to the Board of Directors of the Company, in its capacity as such, in connection with the Board of Directors’ evaluation of the proposed Business Combination and the receipt of the Special Committee’s recommendation, if any.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the transactions contemplated by the Business Combination Agreement; provided, however, that all references to us or our opinion in any such document and the description or inclusion of our opinion therein shall be subject to our prior consent with respect to form and substance, which consent shall not be unreasonably withheld or delayed.

Based upon and subject to the foregoing, assuming payment of the Cash Payment, it is our opinion that, as of the date hereof, the Company’s issuance of the Business Combination Consideration to Holding in consideration for the T-Mobile Shares is fair, from a financial point of view, to the Company and its stockholders (other than DT and its affiliates).

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Michael J. Price
Michael J. Price
Senior Managing Director

SPECIAL MEETING OF STOCKHOLDERS OF

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15247

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

        ¢

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

		FOR	AGAINST	ABSTAIN

1.         To approve the issuance of shares of MetroPCS Communications, Inc. common stock in connection with the transaction contemplated by the Business Combination Agreement, dated October 3, 2012, among Deutsche Telekom AG, T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH, T-Mobile USA, Inc., and MetroPCS Communications, Inc.

		☐	☐	☐

2.         To approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc. in connection with the transaction contemplated by the Business Combination Agreement, dated October 3, 2012, among Deutsche Telekom AG, T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH, T-Mobile USA, Inc., and MetroPCS Communications, Inc.

		☐	☐	☐

3.         To cast a non-binding, advisory vote on the compensation that may be paid or become payable to MetroPCS Communications, Inc.’s named executive officers based on, or otherwise relating to, the transaction contemplated by the Business Combination Agreement, dated October 3, 2012, among Deutsche Telekom AG, T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH, T-Mobile USA, Inc., and MetroPCS Communications, Inc.

		☐	☐	☐

4.         To approve the continuation, adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve both the stock issuance proposal (Proposal #1) and the new certificate of incorporation proposal (Proposal #2)

		☐	☐	☐
The shares will be voted as recommended by the Board of Directors UNLESS otherwise indicated in which case they will be voted as marked.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:         Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING ADMISSION TICKET SPECIAL MEETING OF STOCKHOLDERS OF [ ] 10:00 A.M., CDT [Bank of America Theater at the Eisemann Center 2351 Performance Drive Richardson, TX 75082]
At the Special Meeting, stockholders will vote upon the proposals outlined in the Notice of Special Meeting of Stockholders of MetroPCS Communications, Inc. We look forward to your participation.

Upon arrival please present this Admission Ticket, together with a valid government-issued picture identification to enter the Special Meeting. This Admission Ticket only admits the stockholder identified on the reverse side and is non-transferable.

☐

SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. If the proxy card is signed, dated and returned with no specific direction, your shares will be voted in accordance with the Board of Directors’ recommendations as stated in the Proxy Statement. The proxies cannot vote your shares unless you sign and date and return this card.

The undersigned stockholder of MetroPCS Communications, Inc. (“MetroPCS”) acknowledges receipt of a Notice of Special Meeting of Stockholders and the accompanying Proxy Statement. The undersigned hereby revokes any proxy heretofore given with respect to such Special Meeting and hereby appoints Messrs. J. Braxton Carter, Vice Chairman and CFO, and Thomas C. Keys, President and COO, with full authority and power to act, which may be exercised by either one or both of them, with power of substitution, as proxies and attorneys-in fact and hereby authorizes them to represent and to vote all shares of common stock of MetroPCS (the “Common Stock”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of MetroPCS, and any continuation(s), adjournment(s) or postponement(s) thereof, as indicated on the reverse side, which shall be held in the [Bank of America Theater at the Eisemann Center located at 2351 Performance Drive, Richardson, Texas 75082] at 10:00 a.m. (CDT) on [            ] (the “Special Meeting”).

(Continued and to be marked, signed and dated on the reverse side)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

[                         ]

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15247

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

        ¢

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR

BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN

1.         To approve the issuance of shares of MetroPCS Communications, Inc. common stock in connection with the transaction contemplated by the Business Combination Agreement, dated October 3, 2012, among Deutsche Telekom AG, T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH, T-Mobile USA, Inc., and MetroPCS Communications, Inc.

		☐	☐	☐

2.         To approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc. in connection with the transaction contemplated by the Business Combination Agreement, dated October 3, 2012, among Deutsche Telekom AG, T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH, T-Mobile USA, Inc., and MetroPCS Communications, Inc.

		☐	☐	☐

3.         To cast a non-binding, advisory vote on the compensation that may be paid or become payable to MetroPCS Communications, Inc.’s named executive officers based on, or otherwise relating to, the transaction contemplated by the Business Combination Agreement, dated October 3, 2012, among Deutsche Telekom AG, T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH, T-Mobile USA, Inc., and MetroPCS Communications, Inc.

		☐	☐	☐

4.         To approve the continuation, adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve both the stock issuance proposal (Proposal #1) and the new certificate of incorporation proposal (Proposal #2)

		☐	☐	☐
The shares will be voted as recommended by the Board of Directors UNLESS otherwise indicated in which case they will be voted as marked.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:         Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.